                                               Filed Pursuant to Rule 424(b)(3)
                                               Registration File No.: 333-61783

THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES, NOR WILL WE ACCEPT OFFERS TO BUY THESE SECURITIES, PRIOR TO THE TIME A FINAL PROSPECTUS SUPPLEMENT IS DELIVERED. THIS PROSPECTUS SUPPLEMENT IS NOT AN OFFER TO SELL THESE SECURITIES, AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES, IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

               SUBJECT TO COMPLETION -- DATED SEPTEMBER 20, 2000

PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED SEPTEMBER 20, 2000)


                          APPROXIMATELY $793,450,000
        COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2000-WF2
                     CLASSES A-1, A-2, X, B, C, D, E AND F

          BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC., DEPOSITOR
                      SERIES 2000-WF2 TRUST FUND, ISSUER
          WELLS FARGO BANK, NATIONAL ASSOCIATION, SERVICER AND SELLER
                      BEAR, STEARNS FUNDING, INC., SELLER
           MORGAN STANLEY DEAN WITTER MORTGAGE CAPITAL INC., SELLER

   YOU SHOULD CAREFULLY CONSIDER THE RISK FACTORS BEGINNING ON PAGE S-31 OF THIS PROSPECTUS SUPPLEMENT AND ON PAGE 8 IN THE ACCOMPANYING PROSPECTUS PRIOR TO INVESTING IN THE OFFERED CERTIFICATES.


   Payments on the mortgage loans backing these securities represent the sole source of payment on these securities. These securities do not represent an interest in or an obligation of us or any of our affiliates.


   Neither these securities nor the underlying mortgage loans are insured or guaranteed by any governmental agency or any other person.

THE TRUST FUND:

 o The trust fund will primarily consist of a pool of conventional commercial mortgage loans.

 o The mortgage loans are secured by first priority liens on fee simple and/or leasehold interests in commercial, multifamily and manufactured housing community properties.

 o Office, retail, industrial, manufactured housing community and multifamily properties will represent security for material concentrations of the mortgage loans included in the trust fund.

THE OFFERED CERTIFICATES:
 o The offered certificates consist of eight classes of pass-through certificates described in the table below. The offered certificates are the only securities offered pursuant to this prospectus supplement and the accompanying prospectus.


              INITIAL CLASS
               CERTIFICATE
               BALANCE OR                                         EXPECTED
                NOTIONAL        INITIAL     DESCRIPTION OF          FINAL            RATED FINAL     ANTICIPATED
                 AMOUNT      PASS-THROUGH    PASS-THROUGH       DISTRIBUTION        DISTRIBUTION     RATINGS(3)
    CLASS       (+/--5%)        RATE(1)          RATE              DATE(2)             DATE(2)       FITCH   S&P
Class A-1 ..  $170,728,000          %            Fixed      September 15, 2009   October 15, 2032     AAA    AAA
Class A-2 ..  $529,432,000          %            Fixed        August 15, 2010    October 15, 2032     AAA    AAA
Class X ....  $838,510,239          %          Variable        June 15, 2020     October 15, 2032     AAA    AAA
Class B ....  $ 28,300,000          %            Fixed      September 15, 2010   October 15, 2032      AA     AA
Class C ....  $ 26,200,000          %            Fixed      September 15, 2010   October 15, 2032      A      A
Class D ....  $  8,390,000          %            Fixed      September 15, 2010   October 15, 2032      A-     A-
Class E ....  $ 23,060,000          %          Variable        June 15, 2011     October 15, 2032     BBB    BBB
Class F ....  $  7,340,000          %          Variable      October 15, 2012    October 15, 2032     BBB-   BBB-

(1) The pass-through rates for the offered certificates will be determined in accordance with the method described under "Description of the Certificates--Distributions--Pass-Through Rates" in this prospectus supplement.

(2) For a description of the assumptions and methods used to determine these dates, see "Description of the Certificates--Distributions--
      Expected Final Distribution Date; Rated Final Distribution Date" in this prospectus supplement.

(3)   See "Ratings" in this prospectus supplement.
                                ---------------
     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE OFFERED CERTIFICATES OR DETERMINED WHETHER THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


     We expect that Bear Stearns Commercial Mortgage Securities Inc. will sell the offered certificates to the underwriters listed below on or about October 5, 2000 and that they will sell the offered certificates from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Bear, Stearns & Co. Inc. and Morgan Stanley & Co. Incorporated will act as co-lead and joint book-running managers.


BEAR, STEARNS & CO. INC.                            MORGAN STANLEY DEAN WITTER

                    WELLS FARGO BROKERAGE SERVICES, L.L.C.
                               September   , 2000

         THE PHOTOGRAPHS OF THE MORTGAGED PROPERTIES INCLUDED IN THIS PROSPECTUS SUPPLEMENT ARE NOT REPRESENTATIVE OF ALL OF THE MORTGAGED
          PROPERTIES OR OF ANY PARTICULAR TYPE OF MORTGAGED PROPERTY.
                             ---------------------
        IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS
                   SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS


     We tell you about the offered certificates in two separate documents that progressively provide more detail. These documents are:


    o the prospectus, which provides general information, some of which may not apply to a particular series of certificates, including your series; and


    o this prospectus supplement, which describes the specific terms of your series of certificates.


     This prospectus supplement and the prospectus include cross-references to sections in these materials where you can find further related discussions. The table of contents in this prospectus supplement and the prospectus identify the pages where these cross-referenced sections are located.


     YOU MAY FIND THE DEFINITIONS OF CAPITALIZED TERMS THAT ARE USED IN THIS PROSPECTUS SUPPLEMENT BEGINNING ON PAGE S-131 UNDER THE CAPTION "GLOSSARY" AND UNDER THE CAPTION "GLOSSARY" BEGINNING ON PAGE 115 OF THE PROSPECTUS.
                            ---------------------
     The principal offices of Bear Stearns Commercial Mortgage Securities Inc. (the "depositor," "we" or "us") are located at 245 Park Avenue, New York, New York 10167 and its telephone number is (212) 272-2000.

                               TABLE OF CONTENTS




                                                    PAGE
                                                   ------
CERTIFICATE SUMMARY ............................    S-5
SUMMARY OF
   SUBORDINATION LEVELS ........................    S-6
SUMMARY OF PROSPECTUS
   SUPPLEMENT ..................................    S-7
   General .....................................    S-7
   The Mortgage Pool ...........................    S-9
 The Certificates ..............................   S-17
RISK FACTORS ...................................   S-31
   Risk Factors Relating to the
      Certificates .............................   S-31
   Risk Factors Relating to the
      Mortgage Loans ...........................   S-37
FORWARD LOOKING
   STATEMENTS ..................................   S-55
DESCRIPTION OF THE
   MORTGAGE POOL ...............................   S-56
   General .....................................   S-56
   Additional Debt .............................   S-57
   The ARD Loan ................................   S-57
   The Pari Passu Loans ........................   S-57
   Certain Payment Characteristics .............   S-58
   Yield Maintenance, Prepayment
      and Lockout Provisions ...................   S-59
   Defeasance ..................................   S-61
   Substitution ................................   S-61
   Other Property Releases .....................   S-61
   "Due-On-Sale" and
      "Due-On-Encumbrance"
      Provisions; Assumptions ..................   S-62
   Recent Payment History ......................   S-63
   Environmental Insurance .....................   S-63
   Additional Mortgage Loan
      Information ..............................   S-63
   Ten Largest Mortgage Loans ..................   S-76
   Underwritten Cash Flow ......................   S-76
   Assessments of Property
      Condition ................................   S-77
   The Mortgage Loan Sellers ...................   S-78
   Representations and Warranties;
      Repurchases ..............................   S-79
   Mortgaged Property Accounts .................   S-82
   Underwriting Standards ......................   S-83
   Changes in Mortgage Pool
      Characteristics ..........................   S-83
DESCRIPTION OF THE
   CERTIFICATES ................................   S-84
   General .....................................   S-84
   Book-Entry Registration and
      Definitive Certificates ..................   S-85
   Distributions ...............................   S-86
   Subordination; Allocation of
      Losses, Shortfalls and Expenses ..........   S-95
   Advances ....................................   S-96


                                                    PAGE
                                                   ------
   Appraisal Reductions ........................    S-98
   Reports to Certificateholders;
      Certain Available Information ............    S-99
   Optional Termination; Retirement
      of Certificates ..........................   S-102
   Treatment of REO Properties .................   S-102
   The Trustee .................................   S-103
   The Fiscal Agent ............................   S-103
   The Paying Agent, Certificate
      Registrar and Authenticating
      Agent ....................................   S-103
YIELD AND MATURITY
   CONSIDERATIONS ..............................   S-104
   Yield Considerations ........................   S-104
   Yield Sensitivity of the Class X
      Certificates .............................   S-107
   Weighted Average Life .......................   S-108
SERVICING OF THE
   MORTGAGE LOANS ..............................   S-113
   General .....................................   S-113
   The Servicer ................................   S-115
   Servicer Events of Default ..................   S-116
   Rights Upon Servicer Event of
      Default ..................................   S-116
   The Special Servicer ........................   S-117
   Termination of the Special
      Servicer .................................   S-118
   The Operating Advisor .......................   S-118
   Servicing and Other Compensation
      and Payment of Expenses ..................   S-119
   Modifications, Waivers and
      Amendments ...............................   S-120
   Realization Upon Defaulted
      Mortgage Loans ...........................   S-121
   Foreclosures ................................   S-122
MATERIAL FEDERAL INCOME
   TAX CONSEQUENCES ............................   S-123
METHOD OF DISTRIBUTION .........................   S-124
LEGAL MATTERS ..................................   S-125
RATINGS ........................................   S-125
LEGAL INVESTMENT
   CONSIDERATIONS ..............................   S-126
ERISA CONSIDERATIONS ...........................   S-126
GLOSSARY .......................................   S-131
Annex A -- Characteristics of the
   Mortgage Loans and Mortgaged
   Properties ..................................     A-1
Annex B -- Summary of Ten Largest
   Loans .......................................     B-1
Annex C -- Form of Distribution
   Date Statement and Operating
   Statement Analysis Report ...................     C-1

                              CERTIFICATE SUMMARY


                                    INITIAL
                                   AGGREGATE                                                     WEIGHTED
                                  CERTIFICATE       CLASS                                        AVERAGE     PRINCIPAL OR
                RATINGS            BALANCE OR      SIZE AS      PASS-THROUGH       INITIAL         LIFE        NOTIONAL
          --------------------      NOTIONAL         % OF           RATE        PASS-THROUGH     (APPROX.     PRINCIPAL
  CLASS    FITCH(1)    S&P(2)        AMOUNT         TOTAL        DESCRIPTION        RATE        YEARS)(6)     WINDOW(6)
                                    (+/-5%)
--------  ----------  --------  ---------------  -----------   --------------  --------------  -----------  -------------
 Senior Classes
--------------------------------------------------------------------------------------------------------------------------
 A-1          AAA        AAA     $170,728,000        20.36%         Fixed           %              5.75      11/00-9/09
 A-2          AAA        AAA     $529,432,000        63.14%         Fixed           %              9.61       9/09-8/10
 X            AAA        AAA     $838,510,239        N/A         Variable(3)        %(5)           9.17      11/00-6/20
 Subordinate Classes
--------------------------------------------------------------------------------------------------------------------------
 B            AA         AA      $ 28,300,000        3.375%         Fixed      %                   9.88       8/10-9/10
 C             A          A      $ 26,200,000        3.125%         Fixed      %                   9.94       9/10-9/10
 D            A-         A-      $  8,390,000         1.00%         Fixed      %                   9.94       9/10-9/10
 E            BBB        BBB     $ 23,060,000         2.75%       Variable     %                  10.22       9/10-6/11
 F           BBB-       BBB-     $  7,340,000        0.875%       Variable     %                  11.25      6/11-10/12
 G             Not Offered       $  1,050,000        0.125%         Fixed      %                  12.11     10/12-12/12
 H             Not Offered       $ 14,670,000         1.75%         Fixed      %                  13.49      12/12-4/15
 I             Not Offered       $  6,290,000         0.75%         Fixed      %                  14.74       4/15-7/15
 J             Not Offered       $  6,290,000         0.75%         Fixed      %                  14.83       7/15-8/15
 K             Not Offered       $  2,100,000         0.25%         Fixed      %                  14.87       8/15-9/15
 L             Not Offered       $  4,190,000         0.50%         Fixed      %                  15.00       9/15-3/16
 M             Not Offered       $  2,100,000         0.25%         Fixed      %                  15.97       3/16-4/17
 N             Not Offered       $  8,370,239         1.00%         Fixed      %                  18.33       4/17-6/20
 Residual Classes
--------------------------------------------------------------------------------------------------------------------------
 R-I           Not Offered            N/A            N/A             N/A       N/A                 N/A           N/A
 R-II          Not Offered            N/A            N/A             N/A       N/A                 N/A           N/A
 R-III         Not Offered            N/A            N/A             N/A       N/A                 N/A           N/A

(1)   Fitch, Inc. ("Fitch").

(2) Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. ("S&P").

(3) The Class X Certificates are interest-only certificates. Class X Certificateholders will not receive any principal. However, they will be entitled to receive interest that accrues on a notional amount that will be equal to the aggregate of the Scheduled Principal Balances (as defined in this prospectus supplement) of the mortgage loans outstanding from time to time.

(4) The pass-through rates of the Class A-1, Class A-2, Class B, Class C and Class D Certificates will be the indicated fixed rate per annum or, if a lower rate, the weighted average of the respective non-default interest rates (each net of the related Administrative Cost Rate) of the mortgage loans in the mortgage pool, each of which interest rates will be calculated (for this purpose) by making the adjustments described herein and without taking into account any reduction in the interest rate resulting from a modification of the mortgage loan or otherwise following the date of initial issuance of the certificates (such weighted average for any Distribution Date, the "NWAC Rate"). The pass-through rate of the Class E and Class F Certificates set forth in the table above are the initial pass-through rates for those classes. For interest accrual periods relating to each Distribution Date (as defined in this prospectus supplement) after November 15, 2000, the pass-through rate of the Class E
      Certificates will be the NWAC Rate for that Distribution Date minus    %
      per annum, and the pass-through rate of the Class F Certificates will be a per annum rate equal to the NWAC Rate for that Distribution Date. For purposes of the NWAC Rate for any Distribution Date after November 15, 2000, the non-default interest rates described above will be weighted according to the Scheduled Principal Balances of the mortgage loans in effect as of the close of business on the immediately preceding Distribution Date.

(5) Approximate initial pass-through rate. The Class X pass-through rate with respect to any Distribution Date after November 15, 2000 will be equal to the excess, if any, of:

     o the weighted average of the respective non-default interest rates (each net of the related Administrative Cost Rate), of the mortgage loans in the trust fund, each of which interest rates will be calculated (for this purpose) by making the adjustments described herein and taking into account any reduction to the interest rate resulting from a modification of the mortgage loan or otherwise following the date of initial issuance of the certificates, over

     o the weighted average of the pass-through rates of the classes of certificates that have certificate principal balances.


   For purposes of the pass-through rate of the Class X Certificates for any Distribution Date after November 15, 2000, the non-default interest rates described above will be weighted according to the Scheduled Principal Balances of the mortgage loans in effect as of the close of business on the immediately preceding Distribution Date.

(6) The weighted average life and the period during which distributions of principal (or, for the Class X Certificates, reductions in the notional amount) are scheduled to occur have been calculated using assumptions set forth under "Yield and Maturity Considerations--Weighted Average Life" in this prospectus supplement and assuming that there are no delinquencies, defaults, modifications (including extensions of maturity dates), losses or prepayments on or in respect of the mortgage loans (other than the prepayment in full of the ARD Loan on its Anticipated Repayment Dates, each term as defined in this prospectus supplement) and further assuming a number of other circumstances that we describe in this prospectus supplement.
                            ---------------------
                        SUMMARY OF SUBORDINATION LEVELS


     Credit support for the certificates, other than the Class M Certificates, is provided by the sequential payment of interest and principal to those classes (including reimbursement of losses allocated to those classes) in order of (other than with respect to the Class X Certificates) their alphabetical designations, and by the subordination of other classes to those classes in respect of the allocation of losses and shortfalls experienced on the assets of the trust fund (generally in reverse sequential order), as described more fully in this prospectus supplement. The following chart summarizes the protection afforded to each class of certificates by the initial principal amount of other classes, if any, that are subordinate to that class.



                                                                                                 CLASS SIZE AS A
                                                 PRINCIPAL AND       INITIAL        RATINGS        PERCENTAGE
 APPROXIMATE INITIAL        INTEREST-ONLY           INTEREST       CERTIFICATE                   OF INITIAL POOL
    CREDIT SUPPORT           CERTIFICATES         CERTIFICATES   BALANCE(+/-5%)   FITCH    S&P     BALANCE(1)
                             ------------         ------------   --------------   -----    ---     ----------
     16.50%                                     Class A-1         $170,728,000     AAA     AAA        20.36%
     16.50%                                     Class A-2         $529,432,000     AAA     AAA        63.14%
    13.125%                                     Class B           $ 28,300,000      AA     AA         3.375%
     10.00%                                     Class C           $ 26,200,000      A       A         3.125%
      9.00%                                     Class D           $  8,390,000      A-     A-          1.00%
      6.25%           Class X                   Class E           $ 23,060,000     BBB     BBB         2.75%
     5.375%           (AAA/AAA)                 Class F           $  7,340,000     BBB-   BBB-        0.875%
      5.25%           $838,510,239              Class G           $  1,050,000     Not Offered        0.125%
      3.50%           Initial Notional          Class H           $ 14,670,000     Not Offered         1.75%
      2.75%           Amount                    Class I           $  6,290,000     Not Offered         0.75%
      2.00%           (+/-5%)                   Class J           $  6,290,000     Not Offered         0.75%
      1.75%                                     Class K           $  2,100,000     Not Offered         0.25%
      1.25%                                     Class L           $  4,190,000     Not Offered         0.50%
      1.00%                                     Class M           $  2,100,000     Not Offered         0.25%
     N/A                                        Class N           $  8,370,329     Not Offered         1.00%


----------
(1) Initial pool balance means the aggregate of the Scheduled Principal Balances of the mortgage loans as of October 1, 2000.

                        SUMMARY OF PROSPECTUS SUPPLEMENT

     THIS SUMMARY PRESENTS SELECTED INFORMATION FROM THIS PROSPECTUS SUPPLEMENT. IT DOES NOT CONTAIN ALL OF THE INFORMATION YOU NEET TO CONSIDER IN MAKING YOUR INVESTMENT DECISION. TO UNDERSTAND ALL OF THE TERMS OF THE OFFERING OF THE OFFERED CERTIFICATES, YOU SHOULD READ THIS ENTIRE PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS CAREFULLY.


GENERAL


Title of Certificates.......   Bear Stearns Commercial Mortgage Securities
                               Inc., Commercial Mortgage Pass-Through
                               Certificates, Series 2000-WF2. The certificates will be issued in nineteen classes, designated as the Class A-1, Class A-2, Class X, Class B, Class
                               C, Class D, Class E, Class F, Class G, Class H,
                               Class I, Class J, Class K, Class L, Class M,
                               Class N, Class R-I, Class R-II and Class R-III
                               Certificates. Only the Class A-1, Class A-2,
                               Class X, Class B, Class C, Class D, Class E and
                               Class F Certificates are offered by this prospectus supplement.


Cut-Off Date................   October 1, 2000.

Closing Date................   On or about October 5, 2000.

Distribution Date...........   The 15th day of each month, or if the 15th day
                               is not a business day then the next succeeding business day, beginning on November 15, 2000.


Collection Period...........   For each distribution date, the period
                               beginning with the day after the determination date in the month preceding the month of distribution (or, in the case of the first distribution date, the cut-off date) and ending on the determination date occurring in the month in which the distribution date occurs. For each distribution date, the determination date is the fifth business day prior to that distribution date.


Registration of the Offered
 Certificates...............   Each class of offered certificates will be
                               represented by one or more global certificates registered in the name of Cede & Co., as nominee of DTC. You may hold your offered certificates through (i) DTC in the United States or (ii)
                               Clearstream Banking, societe anonyme or The
                               Euroclear System in Europe. If you are acquiring an interest in any class of offered certificates you will not be entitled to receive your certificate in fully registered, certificated form, except under the limited circumstances described under "Description of the
                               Certificates--Book-Entry Registration and
                               Definitive Certificates" in the prospectus.


Denominations...............   You may hold and trade the Class A-1 and Class
                               A-2 Certificates only in minimum denominations of $25,000. You may hold and trade the Class X
                               Certificates only in minimum denominations of $1,000,000 (notional amount). The remaining offered certificates will be offered in minimum denominations of $100,000.
                               Investments in excess of the minimum
                               denominations may be made in any whole dollar denomination in excess thereof.


Relevant Parties............   Depositor. Our name is Bear Stearns Commercial
                               Mortgage Securities Inc. and we are a Delaware corporation. We will purchase the mortgage loans from the mortgage loan sellers and deposit the mortgage loans into the trust fund.

                               Servicer. Wells Fargo Bank, National
                               Association, a national banking association, is the servicer of the mortgage loans for the certificateholders.

                               Special Servicer. GMAC Commercial Mortgage
                               Corporation, a California corporation, is the special servicer of the mortgage loans for the certificateholders.

                               Trustee. LaSalle Bank National Association, a nationally chartered bank, is the trustee for the certificateholders.

                               Fiscal Agent. ABN AMRO Bank N.V., a Netherlands banking corporation, is the trustee's fiscal agent.

                               Paying Agent. Wells Fargo Bank Minnesota, N.A., a national banking association, is the paying agent and will also act as certificate registrar and authenticating agent.

                               Operating Advisor. The holders of certificates representing more than 50% of the certificate balance of the most subordinate class of certificates outstanding at any time of determination (or if the certificate balance of that class of certificates is less than 25% of its initial certificate balance, the next most subordinate class of certificates) may appoint a representative who will have the rights described under "Servicing of the Mortgage Loans--The Operating Advisor" in this prospectus supplement.

                               Mortgage Loan Sellers. The mortgage loan sellers are identified under "--The Mortgage Pool--Mortgage Loan Sellers" below and "Description of the Mortgage Pool--The Mortgage Loan Sellers" in this prospectus supplement.

                               Underwriters. Bear, Stearns & Co. Inc., Morgan Stanley & Co. Incorporated and Wells Fargo Brokerage Services, L.L.C. are the underwriters with respect to this offering of certificates. Bear, Stearns & Co. Inc. and Morgan Stanley & Co. Incorporated will act as co-lead and joint book-running managers.

THE MORTGAGE POOL


Characteristics of the
 Mortgage Pool..............   The mortgage pool will consist of conventional
                               commercial mortgage loans. Each mortgage loan in the mortgage pool is secured by a first mortgage lien on a fee simple estate and/or a leasehold estate on one or more commercial, multifamily or manufactured housing community properties. Except as described below, each mortgage loan requires scheduled payments of principal and/or interest to be made monthly. One mortgage loan requires scheduled payments of principal and interest to be made semiannually and the servicer will be required to make advances of interest on that mortgage loan in each month in which a scheduled payment is not due. Without regard to grace periods, scheduled payments under the mortgage loans are due on the first day of each month (in the case of mortgage loans that require monthly payments) or the first day of every February and August (in the case of the mortgage loan that requires semiannual payments). We refer to the date when scheduled payments are due under a mortgage loan (without regard to grace periods) as the "due date" for that mortgage loan.

                               Most of the mortgage loans provide for payments of principal based on amortization schedules that are significantly longer than the remaining terms of the mortgage loans in the mortgage pool. Those mortgage loans will have a substantial principal amount due and payable on their respective maturity dates, unless they are prepaid prior to those maturity dates.

                               The following tables set forth some of the anticipated characteristics of the mortgage loans as of the cut-off date. We prepared these tables using the assumptions described in this prospectus supplement under "Description of the Mortgage Pool--Additional Mortgage Loan Information." The sum in any column may not equal the indicated total due to rounding.

                          SUMMARY OF THE MORTGAGE POOL



  Initial Pool Balance .......................    $838,510,239
  Number of Mortgage Loans ...................             145
  Number of Mortgaged Properties .............             184
  Number of Balloon Loans/ARD Loans ..........          122(1)
  Balloon Loans/ARD Loans as a Percentage
    of the Initial Pool Balance ................      89.5%(1)
  Number of Fully-Amortizing Loans ...........           23(2)
  Fully Amortizing Loans as a Percentage of
    the Initial Pool Balance ...................         10.5%
  Average Cut-Off Date Balance ...............      $5,782,829
  Weighted Average Net Mortgage Rate .........         8.1957%
  Weighted Average Original Term to
    Maturity ...................................  27 months(3)
  Weighted Average Remaining Term to
    Maturity ...................................  22 months(3)
  Weighted Average Original Amortization
    Term .......................................    320 months
  Weighted Average DSCR as of the Cut-Off
    Date .......................................      1.52x(4)
  Weighted Average LTV Ratio as of the
    Cut-Off Date ...............................      60.7%(4)
  Weighted Average LTV Ratio as of
    Maturity ...................................      48.1%(4)
  Weighted Average Current Occupancy Rate
    for Commercial (excluding the Hotel
    Property), Multifamily and Manufactured
    Housing Community Properties ...............         96.8%
  Current Occupancy Rate for the Hotel
    Property ...................................         73.9%

                               (1)   The "Trolley Square" mortgage loan
                                     described in Annex B is an "ARD Loan" (as defined in the Glossary to this prospectus supplement). For purposes of the tables and descriptions in this prospectus supplement, the ARD Loan is treated as a Balloon Loan (as defined in the Glossary to this prospectus supplement) with a maturity date on the same date as its Anticipated Repayment Date (as defined in the Glossary to this prospectus supplement).

                               (2) Substantially all of the mortgage loans identified as "fully-amortizing" provide for the accrual of interest on the basis of the actual number of days in each payment period and a year assumed to consist of 360 days. As a result, the scheduled payments due on the maturity dates for those mortgage loans will be greater than the other scheduled payments for those mortgage loans.

                               (3)   The "maturity" or "maturity date" of a
                                     mortgage loan, as used in this prospectus supplement with respect to any mortgage loan other than the ARD Loan, refers to the stated maturity of the mortgage loan and, in the case of the ARD Loan, refers to its Anticipated Repayment Date.

                               (4) "DSCR" and "LTV Ratio" are calculated as described in the Glossary to this prospectus supplement.

                               See "Risk Factors" and "Description of the
                               Mortgage Pool--Additional Mortgage Loan
                               Information" in this prospectus supplement.


                GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES




                                                      AGGREGATE          % OF
                                                       CUT-OFF         INITIAL
                                      NUMBER OF          DATE            POOL
              STATE                  PROPERTIES        BALANCE         BALANCE
---------------------------------   ------------   ---------------   -----------
  California (Northern) .........         32        $150,206,730         17.91%
  California (Southern) .........         29         134,917,756         16.09
  Florida .......................          8          87,581,689         10.44
  Texas .........................         17          73,532,885          8.77
  Illinois ......................          3          55,409,499          6.61
  New York ......................         12          46,464,775          5.54
  30 other states (including the
  District of Columbia) .........         83         290,396,905         34.63
                                          --        ------------        ------
  Totals ........................        184        $838,510,239        100.00%
                                         ===        ============        ======


                                 PROPERTY TYPE

                                                     AGGREGATE          % OF
                                                      CUT-OFF         INITIAL
                                     NUMBER OF          DATE            POOL
          PROPERTY TYPE             PROPERTIES        BALANCE         BALANCE
--------------------------------   ------------   ---------------   -----------
  Office .......................         32        $204,686,175         24.41%
  Retail .......................         48         202,280,240         24.12
  Industrial/Warehouse .........         44         138,669,675         16.54
  Manufactured Housing
    Community ..................          8         113,645,742         13.55
  Multifamily ..................         23          93,231,526         11.12
  Self-Storage .................         24          41,076,723          4.90
  Hospitality ..................          1          17,797,958          2.12
  Theater ......................          1          17,770,862          2.12
  Mixed Use ....................          1           4,343,178          0.52
  Land Subject to Ground Lease .          1           2,019,898          0.24
  Other ........................          1           2,988,263          0.36
                                         --        ------------        ------
  Totals .......................        184        $838,510,239        100.00%
                                        ===        ============        ======

                        RANGE OF CUT-OFF DATE BALANCES

                                                         AGGREGATE       % OF
                                                          CUT-OFF       INITIAL
           RANGE OF             NUMBER     NUMBER OF        DATE         POOL
    CUT-OFF DATE BALANCES      OF LOANS   PROPERTIES      BALANCE       BALANCE
----------------------------- ---------- ------------ --------------- ----------
  $         0 to $   999,999       11          11      $  9,351,620       1.12%
  $ 1,000,000 to $ 1,999,999       43          49        67,311,278       8.03
  $ 2,000,000 to $ 3,999,999       35          36       103,296,065      12.32
  $ 4,000,000 to $ 5,999,999       20          20        95,435,956      11.38
  $ 6,000,000 to $ 7,999,999        7          10        48,920,383       5.83
  $ 8,000,000 to $ 9,999,999       10          13        89,826,434      10.71
  $10,000,000 to $11,999,999        2           3        22,226,388       2.65
  $12,000,000 to $13,999,999        5           6        65,662,089       7.83
  $14,000,000 to $15,999,999        2           3        30,871,858       3.68
  $16,000,000 to $17,999,999        2           2        35,568,820       4.24
  $18,000,000 to $19,999,999        2           2        36,294,057       4.33
  $20,000,000 to $24,999,999        1           1        21,157,357       2.52
  $25,000,000 to $26,999,999        1           1        25,406,203       3.03
  $27,000,000 to $59,999,999        3          21        93,254,583      11.12
  $93,927,147 ...............       1           6        93,927,147      11.20
                                   --          --      ------------     ------
  Totals ....................     145         184      $838,510,239     100.00%
                                  ===         ===      ============     ======

                The average cut-off date balance is $5,782,829.


                     RANGE OF DSCRS AS OF THE CUT-OFF DATE




                                                      AGGREGATE       % OF
         RANGE OF                                      CUT-OFF       INITIAL
       DEBT SERVICE          NUMBER     NUMBER OF        DATE         POOL
      COVERAGE RATIOS       OF LOANS   PROPERTIES      BALANCE       BALANCE
-------------------------- ---------- ------------ --------------- ----------
  1.14x ..................       1           1      $  2,374,447       0.28%
  1.15x to 1.19x .........       3           3        15,707,554       1.87
  1.20x to 1.24x .........       3           3        11,590,656       1.38
  1.25x to 1.29x .........      12          12        59,486,149       7.09
  1.30x to 1.34x .........      19          25       114,118,364      13.61
  1.35x to 1.39x .........      16          21        52,613,267       6.27
  1.40x to 1.44x .........      27          50       241,150,608      28.76
  1.45x to 1.49x .........      10          11        58,901,577       7.02
  1.50x to 1.59x .........      11          13        51,046,840       6.09
  1.60x to 1.69x .........       9          11        40,972,556       4.89
  1.70x to 1.79x .........       8           8        55,714,594       6.64
  1.80x to 1.89x .........       9           9        44,190,685       5.27
  1.90x to 1.99x .........       4           4        24,253,658       2.89
  2.00x to 2.49x .........      11          11        64,098,612       7.64
  2.50x to 2.99x .........       1           1           998,427       0.12
  3.49x ..................       1           1         1,292,247       0.15
                                --          --      ------------     ------
  Totals .................     145         184      $838,510,239     100.00%
                               ===         ===      ============     ======

The weighted average DSCR as of the cut-off date is approximately 1.52x.

                  RANGE OF LTV RATIOS AS OF THE CUT-OFF DATE

                                                        AGGREGATE       % OF
          RANGE OF                                       CUT-OFF       INITIAL
        CUT-OFF DATE           NUMBER     NUMBER OF        DATE         POOL
         LTV RATIOS           OF LOANS   PROPERTIES      BALANCE       BALANCE
---------------------------- ---------- ------------ --------------- ----------
  25.84% ...................       1           1      $  1,292,247       0.15%
  30.01% to 40.00% .........      12          13        32,378,523       3.86
  40.01% to 45.00% .........       8          10        40,001,697       4.77
  45.01% to 50.00% .........      12          12        69,790,416       8.32
  50.01% to 55.00% .........      15          18        81,640,308       9.74
  55.01% to 60.00% .........      19          20       101,547,572      12.11
  60.01% to 65.00% .........      19          30       188,432,532      22.47
  65.01% to 70.00% .........      27          45       187,560,785      22.37
  70.01% to 75.00% .........      25          25       105,355,009      12.56
  75.01% to 80.00% .........       7          10        30,511,151       3.64
                                  --          --      ------------     ------
  Totals ...................     145         184      $838,510,239     100.00%
                                 ===         ===      ============     ======

The weighted average LTV Ratio as of the cut-off date is approximately 60.7%.


                      RANGE OF REMAINING TERMS TO MATURITY
                             AS OF THE CUT-OFF DATE

                                                    AGGREGATE      % OF
                                                     CUT-OFF      INITIAL
        RANGE OF           NUMBER     NUMBER OF       DATE         POOL
 REMAINING TERMS (MOS.)   OF LOANS   PROPERTIES      BALANCE      BALANCE
------------------------ ---------- ------------ -------------- ----------
  81 ...................       1           2     $ 11,984,978       1.43%
  101 to 120 ...........     116         149      735,961,490      87.77
  121 to 140 ...........       1           1        8,000,000       0.95
  161 to 180 ...........      19          24       55,929,261       6.67
  181 to 237 ...........       8           8       26,634,511       3.18
                             ---         ---     ------------     ------
  Totals ...............     145         184     $838,510,239     100.00%
                             ===         ===     ============     ======

                                 The weighted average remaining term to
                                 maturity as of the cut-off date is
                                 approximately 122 months.

                RANGE OF MORTGAGE RATES AS OF THE CUT-OFF DATE

                                                          AGGREGATE      % OF
                                                           CUT-OFF      INITIAL
           RANGE OF              NUMBER     NUMBER OF       DATE         POOL
        MORTGAGE RATES          OF LOANS   PROPERTIES      BALANCE      BALANCE
------------------------------ ---------- ------------ -------------- ----------
  7.2501% to 7.5000% .........       2           2     $ 10,889,617       1.30%
  7.5001% to 7.7500% .........       8           8       37,411,790       4.46
  7.7501% to 8.0000% .........      24          31      250,533,278      29.88
  8.0001% to 8.5000% .........      69          74      293,371,964      34.99
  8.5001% to 9.0000% .........      38          60      210,518,300      25.11
  9.0001% to 9.5000% .........       4           9       35,785,291       4.27
                                    --          --     ------------     ------
  Totals .....................     145         184     $838,510,239     100.00%
                                   ===         ===     ============     ======

                                 The weighted average mortgage rate as of the cut-off date is approximately 8.2490%.


                          SUMMARY OF CALL PROTECTION

                                                      AGGREGATE        % OF
                                                       CUT-OFF       INITIAL
                                          NUMBER         DATE          POOL
            CALL PROTECTION              OF LOANS      BALANCE       BALANCE
--------------------------------------- ---------- --------------- -----------
  Lockout through maturity date              42     $301,410,676       35.95%
  Lockout to six (6) months or
  less prior to maturity date .........      97      505,256,719       60.26
  YM to six (6) months or less
  prior to maturity date ..............       5       30,362,322        3.62
  Other ...............................       1        1,480,523        0.18
                                             --     ------------      ------
  Totals ..............................     145     $838,510,239      100.00%
                                            ===     ============      ======

                                 As used above, "YM" means that prepayments are permitted if they are accompanied by the payment of a yield maintenance charge.


                      SUMMARY OF INTEREST ACCRUAL METHODS

                                         AGGREGATE          % OF
                                          CUT-OFF         INITIAL
                           NUMBER           DATE            POOL
    ACCRUAL METHOD        OF LOANS        BALANCE         BALANCE
----------------------   ----------   ---------------   -----------
  Actual/360 .........       142       $779,820,812         93.00%
  30/360 .............         3         58,689,427          7.00
                             ---       ------------        ------
  Totals .............       145       $838,510,239        100.00%
                             ===       ============        ======

                               The mortgage loans were originated between August 1998 and August 2000, inclusive.

                        FREQUENCY OF SCHEDULED PAYMENTS

                                         AGGREGATE          % OF
                                          CUT-OFF         INITIAL
                           NUMBER           DATE            POOL
       FREQUENCY          OF LOANS        BALANCE         BALANCE
----------------------   ----------   ---------------   -----------
  Monthly ............       144       $806,707,538         96.21%
  Semiannual .........         1         31,802,702          3.79
                             ---       ------------        ------
  Totals .............       145       $838,510,239        100.00%
                             ===       ============        ======

Releases of
 Mortgaged Properties..  As of the cut-off date, the mortgage loans permit the release of the mortgages on the related mortgaged properties as follows:

                    o Defeasance: 139 of the mortgage loans, representing approximately 96.2% of the initial pool balance, generally permit the related borrower, at any time commencing approximately three to five years after the date of origination, but in no event before the second anniversary of the issuance of the certificates, to substitute non-callable U.S. Treasury obligations for the mortgaged property and to obtain the release of the related mortgage on the mortgaged property.

                    o Partial Release (Defeasance): Five of the mortgage loans, representing approximately 5.6% of the initial pool balance, are secured by two or more mortgaged properties and generally permit the related borrower, at any time commencing (in general) approximately three to four years after the date of origination, but in no event before the second anniversary of the issuance of the certificates, to substitute non-callable U.S. Treasury obligations for some of the mortgaged properties and to obtain the release of the related mortgage on those mortgaged properties, subject to, among other requirements, the satisfaction of a specified debt service coverage ratio test, and in some cases a loan to value ratio test, with respect to the remaining mortgaged property or properties. These partial releases of mortgaged properties are generally permitted if the substitute non-callable U.S. Treasury obligations provide for a series of payments that are equal to 125% of the scheduled cash flow allocable to the mortgaged property or mortgaged properties being released.

                    o Partial Release (Prepayment): Two of the mortgage loans, representing approximately 0.5% of the initial pool balance, are secured by two or more mortgaged properties (or one mortgaged property composed of multiple parcels) and generally permit the related borrower, at any time commencing approximately two years after the date of origination, to obtain the release of the related mortgage on one or more of those mortgaged properties (or parcels) upon the payment of 125% of the portion of the principal amount of the mortgage loan allocated to the mortgaged property or mortgaged properties (or parcels) being released, subject to, among other requirements, the satisfaction of a specified debt service coverage ratio test, and in some cases a loan to value ratio test, with respect to the remaining mortgaged property or properties (or parcels); in the case of one such mortgage loan representing approximately 0.2% of the initial pool balance, the borrower may either obtain a release by delivering a replacement property as described below under "Property Substitutions," or obtain a release of the mortgaged property as provided herein; however, such release may occur at any time during the term of the mortgage loan and must include payment of a yield maintenance charge.


                    o Property Substitutions: Two of the mortgage loans, representing approximately 11.4% of the initial pool balance, are secured by two or more mortgaged properties and generally permit the related borrower at any time to obtain a release of one or more of those mortgaged properties upon the delivery of a mortgage on one or more replacement properties, subject to, among other requirements, a specified debt service coverage ratio test and loan to value ratio test with respect to the replacement properties and the remaining properties (taken together).

                    o Other Partial Releases: Nine of the mortgage loans, representing approximately 4.3% of the initial pool balance, generally permit the borrower to obtain the release from the related mortgage of specified parcels of real estate constituting a portion of the applicable mortgaged property to which no material value was assigned or which was not considered a material source of cash flow in determining the appraised value or underwritten cash flow for that mortgaged property.

                    See "Description of the Mortgage Pool--Defeasance," "--Substitution" and "--Other Property Releases" in this prospectus supplement.


Mortgage Loan Sellers..  We will purchase 87 of the mortgage loans, representing 49.4% of the initial pool balance, from Wells Fargo Bank, National Association, 51 of the mortgage loans, representing 43.7% of the initial pool balance, from Bear, Stearns Funding, Inc., and 7 of the mortgage loans, representing 6.9% of the initial pool balance, from Morgan Stanley Dean Witter Mortgage Capital Inc. Each mortgage loan seller will make representations and warranties to us regarding the mortgage loans sold by it. We will assign those representations and warranties, and our remedies with respect to any breach thereof, to the trustee on behalf of the holders of the certificates.

THE CERTIFICATES


Description of
 the Certificates............  The certificates will be issued pursuant to a pooling and servicing agreement, to be dated as of the cut-off date, between us, the servicer, the special servicer, the trustee, the fiscal agent and the paying agent. The certificates will represent in the aggregate the entire beneficial ownership interest in a trust fund consisting of the mortgage pool and some other assets that are related to the mortgage loans.

                               THE CERTIFICATES WILL REPRESENT INTERESTS IN THE ASSETS OF THE TRUST FUND ONLY. ALL PAYMENTS TO YOU WILL COME ONLY FROM AMOUNTS RECEIVED IN CONNECTION WITH THOSE ASSETS. NO OTHER ASSETS WILL BE AVAILABLE TO MAKE PAYMENTS TO YOU.


Certificate Balance.........   The aggregate certificate balance of the
                               certificates (other than the Class X, Class R-I,
                               Class R-II and Class R-III Certificates) as of the closing date will equal the aggregate of the Cut-Off Date Balances, as defined in this prospectus supplement, of the mortgage loans, which is also referred to as the "initial pool balance." Each class of offered certificates
                               (other than the Class X Certificates) will have the initial certificate balance set forth on the cover page, subject to a permitted variance of plus or minus 5%.

                               The certificate balance of each class of certificates (other than the Class X, Class R-I, Class R-II and Class R-III Certificates) outstanding at any time represents the maximum amount that the certificateholders are entitled to receive as distributions allocable to principal from the cash flow on the mortgage loans and other assets in the trust fund. The certificate balance of each of those classes of certificates will be adjusted from time to time on each distribution date to reflect any reductions resulting from the distribution of principal to that class or any allocation of losses and expenses to that class.

                               The Class X Certificates are "interest only certificates," meaning that they do not have a principal balance and are not entitled to distributions of principal. For the purpose of calculations of the amount of interest that accrues on the Class X Certificates while they are outstanding, the Class X Certificates will have a notional amount on which interest accrues during each calendar month. The notional amount of the Class X Certificates will equal the aggregate of the Scheduled Principal Balances of the mortgage loans measured immediately after the distribution date occurring in each month during which interest accrues on the Class X Certificates.

                               We refer to the Class R-I, Class R-II and Class R-III Certificates as "residual certificates" because they represent limited rights to distributions of amounts remaining after required distributions are made to all other classes of certificates. The residual certificates do not have principal balances. The residual certificates are not offered hereby.

                               The Scheduled Principal Balance of each mortgage loan outstanding at any time represents the principal balance of that mortgage loan that is ultimately due and payable to the certificateholders. The Scheduled Principal Balance of each mortgage loan initially will equal the Cut-Off Date Balance of that mortgage loan. On each distribution date the Scheduled Principal Balance of each mortgage loan will be reduced by any payments or other collections or advances of principal of that mortgage loan that are distributed on the certificates on that date and may be reduced by realized losses on that mortgage loan.


Pass-Through Rates..........   The pass-through rates of the Class A-1, Class
                               A-2, Class B, Class C and Class D Certificates
                               for the interest accrual period relating to any
                               distribution date will be the fixed rate per
                               annum set forth on the cover of this prospectus
                               supplement or, if a lower rate, the weighted
                               average of the respective non-default interest
                               rates (each net of the related Administrative
                               Cost Rate) of the mortgage loans in the mortgage
                               pool, each of which interest rates will be
                               calculated (for this purpose) by making the
                               adjustments described herein and without taking
                               into account any reduction in the interest rate
                               resulting from a modification of the mortgage
                               loan or otherwise following the date of initial
                               issuance of the certificates (such weighted
                               average for any distribution date, the "NWAC
                               Rate"). For the interest accrual period relating
                               to each Distribution Date, the pass-through rate
                               of the Class E Certificates will be a per annum
                               rate equal to the NWAC Rate for that distribution
                               date minus    % per annum and the pass-through
                               rate of the Class F Certificates will be a per annum rate equal to the NWAC Rate. For purposes of the NWAC Rate for any distribution date, the non-default interest rates described above will be weighted according to the Scheduled Principal
                               Balances of the mortgage loans in effect as of the close of business on the immediately preceding distribution date.

                               The Class X pass-through rate with respect to the interest accrual period relating to any distribution date will be equal to the excess, if any, of:

                               o the weighted average of the respective non-default interest rates (each net of the related Administrative Cost Rate), of the mortgage loans in the trust fund, each of which interest rates will be calculated (for this purpose) by making the adjustments described herein and taking into account any reduction to the interest rate resulting from a modification of the mortgage loan or otherwise following the date of initial issuance of the certificates, over

                               o        the weighted average of the
                                        pass-through rates of the classes of
                                        certificates that have certificate
                                        principal balances.

                              For purposes of the pass-through rate of the Class X Certificates for any distribution date, the non-default interest rates described above will be weighted according to the Scheduled Principal Balances of the mortgage loans in effect as of the close of business on the immediately preceding distribution date.

                              The interest accrual period for each distribution date will be the calendar month preceding the calendar month in which that distribution date occurs. Interest on each class of offered certificates will be calculated at its pass-through rate on the basis of a 360-day year consisting of twelve 30-day months, i.e. on a 30/360 basis.


Distributions...............  Distributions of (1) interest accrued on the certificates, (2) principal thereof, and (3) reimbursements of previously allocated realized losses will be made on each distribution date to the holders of each class of certificates in sequential order based on their alphabetical designations, except that the holders of the Class A-1, Class A-2 and Class X Certificates will be paid interest on a pro rata basis before any interest or principal is paid to any other classes of certificates. You will receive your share of any distributions on your class of offered certificates ratably with all other holders of certificates of the same class. We expect that the final distribution on each class of offered certificates will be made on the "expected final distribution date" set forth on the cover page of this prospectus supplement, assuming that there are no delinquencies, modifications (including extensions of maturity dates) and other losses, repurchases and prepayments on or in respect of the mortgage loans after the date of initial issuance of the certificates and further assuming a number of other circumstances that we describe in this prospectus supplement.

                              A. Interest Distributions. You generally will receive interest distributions on each distribution date from the available distribution amount described in this prospectus supplement under "Description of the Certificates-- Distributions--Available Distribution Amount," subject to the sequential payment and subordination features described below, in amounts up to the interest accrued on your class of certificates during the preceding calendar month at the applicable pass-through rate, together with any previously accrued and unpaid interest amounts, in each case subject to reduction in connection with the allocation to your class of certificates of realized losses with respect to interest amounts and net aggregate prepayment interest shortfalls and net aggregate balloon interest shortfalls. In addition, although any appraisal reductions will not (in and of themselves) reduce the amount of interest that you are entitled to receive on your class of certificates, they may reduce the amount available to make interest payments on your class of certificates and, therefore, result in shortfalls in interest distributions on your class of certificates.

                               In general, the holders of each class of certificates entitled to receive an interest distribution on any distribution date will receive that distribution only after the holders of each class with an earlier alphabetical designation (and the Class X Certificates) have received all amounts of interest and principal (if any) distributable thereto on that distribution date. The holders of the Class A-1, Class A-2 and Class X Certificates will receive interest distributions on a pro rata basis before the holders of any other class receives interest or principal.

                               B. Principal Distributions. In general, the holders of each class of offered certificates, other than the Class X Certificates, will receive a principal distribution on any distribution date only after the holders of each class with an earlier alphabetical designation have received all amounts distributable thereto on that distribution date and the certificate balance of each class with an earlier alphabetical designation has been reduced to zero. See "Description of the
                               Certificates--Distributions--Principal
                               Distribution Amount" and "--Application of
                               Available Distribution Amount" in this
                               prospectus supplement for a more detailed description of the amount of principal available for distribution on any distribution date and the priority of distribution of that principal.


Certain Investment
 Considerations; Mortgage
 Loan Prepayments............  General. The yield on the offered certificates of any class will depend on, among other things, the pass-through rate for that class of certificates, which rate may be limited by the weighted average of the respective non-default interest rates of the mortgage loans, calculated and adjusted as described herein for such purpose. That weighted average will vary as principal is received on the mortgage loans, losses of principal are experienced on the mortgage loans or the mortgage loans are repurchased, sold or otherwise liquidated.

                               The yield on any class of offered certificates will also be affected by the rate and timing of reductions in the certificate balance or notional amount of that class of certificates, which in turn will be affected by the following:


                              1.        the rate and timing of principal
                                        payments, including voluntary and
                                        involuntary principal prepayments, on
                                        the mortgage loans;

                              2. the rate, timing and severity of losses on the mortgage loans;

                              3.        the rate and timing at which the
                                        mortgage loans are sold or mortgaged
                                        properties are liquidated following
                                        default; and

                              4. the extent to which the items described in clauses 1 and 2 and proceeds received from the events described in clause 3 are applied on any distribution date in reduction of the certificate balance or notional amount of that class of offered certificates, which in the case of losses depends on, in part, the nature of those amounts. See "Description of the
                                        Certificates--Distributions--Application
                                        of Available Distribution Amount" and
                                        "--Distributions--Principal
                                        Distribution Amount" in this prospectus
                                        supplement.

                              The rate and timing of voluntary principal prepayments on the mortgage loans will be affected by, among other things, the restrictions on prepayments set forth under the terms of the mortgage loans. Many of the mortgage loans prohibit voluntary prepayments for a specified period of time following origination. In general, the prohibition remains in effect substantially until maturity or until a specified date after which the mortgage loan permits (i) voluntary prepayments but requires payment of a yield maintenance charge in connection with prepayments that are made before a specified number of months before maturity or (ii) in the case of one mortgage loan, a voluntary partial prepayment without payment of any yield maintenance charge or prepayment premium. Other mortgage loans permit voluntary prepayments at any time but require payment of a yield maintenance charge or prepayment premium in connection with prepayments that are made before a specified number of months before maturity. We describe the restrictions on prepayments under the mortgage loans more fully under "Description of the Mortgage Pool--Yield Maintenance, Prepayment and Lockout Provisions." We describe the manner in which yield maintenance charges and prepayment premiums are allocated among the various classes of certificates under "Description of the Certificates-- Distributions--Allocation of Yield Maintenance Charges and Prepayment Premiums" in this prospectus supplement. You should be aware that a yield maintenance charge or prepayment premium may not be collected in all circumstances and, even if it is collected, may not (giving effect to the manner of allocation thereof to certificateholders or otherwise) be sufficient to offset any loss in yield on your certificates that may result from the applicable prepayment.

                              In deciding whether to purchase any offered certificates, you should make an independent decision as to the appropriate prepayment assumptions to be used.

                               Yield. If you purchase an offered certificate at an amount equal to its unpaid certificate balance (that is, at "par"), the effective yield to you (assuming that there are no interest shortfalls and assuming the full return of your investment principal) will approximate the pass-through rate in effect from time to time on that certificate. If you pay less or more than the unpaid principal balance of the certificate, then, assuming the accuracy of the assumptions set forth in the preceding sentence, the effective yield to you will be higher or lower, respectively, than the pass-through rate in effect from time to time on that certificate, because the related discount or premium will be amortized over the life of the certificate (that is, because the aggregate amount received on your investment, relative to the amount of that investment, will be greater (in the case of a purchase at a discount) or less (in the case of a purchase at a premium) than would be received in the case of a purchase at par).

                               If you purchase your certificate at a discount or premium from par, any deviation in the actual rate of prepayments or other early collections in respect of principal on the mortgage loans from the rate assumed by you may affect the period of time over which, or the rate at which, the discount or premium will be amortized and, consequently, may change your actual yield from the yield that you anticipated. In general, in the case of the purchase of a certificate at a discount, if prepayments or other early collections in respect of principal on the mortgage loans result in reductions of the principal balance of your certificate at a rate slower than you anticipated, your anticipated yield will be lower; in the case of a purchase at a premium, your anticipated yield will be lower if prepayments or other early collections in respect of principal on the mortgage loans result in reductions of the principal balance of your certificate at a rate faster than you anticipated.

                               Reinvestment Risk. As stated above, if an offered certificate is purchased at par, fluctuations in the rate of distributions of principal will generally not affect the yield to maturity of that certificate. However, the total return on any purchaser's investment, including that of an investor who purchases at par, will be reduced to the extent that principal distributions received on its certificate cannot be reinvested at a rate as high as the pass-through rate of the certificate. You should consider the risk that rapid rates of prepayments on the mortgage loans may coincide with periods of low prevailing market interest rates, when mortgagors may be expected to prepay or refinance mortgage loans that carry interest rates significantly higher than then-current interest rates for mortgage loans. Consequently, the amount of principal distributions that you will be required to reinvest at lower prevailing interest rates may be relatively large. Conversely, slower rates of prepayments on the mortgage loans are likely to coincide with periods of high prevailing market interest rates, when it is less likely that mortgagors will elect to prepay or refinance mortgage loans and, therefore, the amount of principal distributions available to you for reinvestment at higher prevailing interest rates may be relatively small.

                               Weighted Average Life Volatility. One indication of the effect of varying prepayment rates on a security is the change in its weighted average life. The "weighted average life" of an offered certificate is the weighted average amount of time that will elapse between the date of issuance of the certificate and the date on which each dollar in reduction of the principal balance of the certificate is distributed to you or, in the case of the Class X Certificates, the notional amount thereof is reduced. Slower rates of prepayment may result in an increase in the weighted average life of a certificate; faster rates may result in a decrease in the weighted average life of a certificate. In general, if the weighted average life of a certificate purchased by you at par is extended beyond that which you initially anticipate, your certificate's market value may be adversely affected, particularly, if prevailing interest rates have risen since you purchased your certificate, even though the yield to maturity on your certificate may be unaffected. The weighted average lives of the offered certificates (other than the Class X Certificates), under various prepayment scenarios, are displayed in the table appearing under the heading "Yield and Maturity Considerations--Weighted Average Life" in this prospectus supplement.

                               The Class X Certificates. The Class X
                               Certificates are interest-only certificates and are not entitled to any distributions of principal. The yield to maturity of the Class X Certificates will be especially sensitive to the prepayment, repurchase and default experience on the mortgage loans, which may fluctuate significantly from time to time. A rate of principal payments that is more rapid than you expect will have a material adverse effect on the yield to maturity of your Class X Certificates. See "Risk Factors--Risk Factors Relating to the Certificates--The Rates of Prepayment and Repurchases of the Mortgage Loans in the Mortgage Pool may Adversely Affect the Yield on Your Investment" and "Yield and Maturity Considerations--Yield Sensitivity of the Class X Certificates" in this prospectus supplement.


P&I Advances................   Subject to a determination of recoverability
                               from collections on the related mortgage loans, the servicer is required to make advances with respect to each distribution date in an amount that is generally equal to the sum of the following amounts to the extent they are not received from the respective borrowers or net income from the respective REO properties:

                     o for all mortgage loans that require scheduled payments to be made monthly, the aggregate of the following amounts:

                            1. all delinquent monthly payments of principal and interest (or interest only) scheduled to be due during the related collection period, net of related servicing fees, on the mortgage loans, other than delinquent balloon payments, default interest or excess interest accruing after an anticipated repayment date;

                            2. in the case of each mortgage loan delinquent in respect of its balloon payment, an amount equal to the scheduled monthly payment of principal and interest (or interest only) that would have been due during the related collection period if that mortgage loan had continued to amortize in accordance with the amortization schedule in effect immediately prior to the due date for its balloon payment, net of related servicing fees; and


                            3.     in the case of each REO property, the
                                   scheduled monthly payment of principal and interest (or interest only) that would have been due on the related mortgage loan on the due date during the related collection period if the mortgage loan had remained outstanding and had continued to amortize in accordance with the amortization schedule in effect on the due date immediately prior to its conversion to an REO Property, net of related servicing fees; and

                     o for the mortgage loan that requires scheduled payments to be made semiannually (which mortgage loan is a fully-amortizing loan), either:

                            1. if a scheduled payment was not due during the related collection period, or if the mortgaged property has become an REO property and a scheduled payment would not have been due during the related collection period had the mortgage loan remained outstanding, one-sixth of the interest portion (net of servicing fees) of the scheduled payment that is due or would have been due on the immediately succeeding due date for that mortgage loan; or

                            2. if a scheduled payment was due during the related collection period and is delinquent, or if the mortgaged property has become an REO Property and a scheduled payment would have been due during the related collection period had the mortgage loan remained outstanding, one-sixth of the interest portion (net of servicing fees) and the entire principal portion of the scheduled payment that is due or would have been due on the due date in the related collection period.

                            In addition, if certain adverse events or circumstances, which we describe under "Description of the Certificates--Appraisal Reductions," occur or exist with respect to a mortgage loan or the related mortgaged property, the special servicer will be required to obtain a new appraisal or, in cases involving relatively small principal balances, conduct an internal valuation of that property. If, based on that appraisal or other valuation, it is determined that--

                            o      the principal balance of, and other
                                   delinquent amounts due under, the mortgage loan, exceed

                            o the sum of 90% of the new estimated value of that property and the amount of certain escrow funds,

                            then the amount otherwise required to be advanced on that mortgage loan will be reduced. The reduction will be in the same proportion that the excess bears to the principal balance of the mortgage loan, net of related advances of principal. Any reduction in advances will generally reduce the funds available to pay interest on the most subordinate class of certificates that has a certificate balance then outstanding.

                            The servicer generally will be entitled to interest on any advances made and specified servicing expenses incurred. Such interest will be at a rate equal to the "Prime Rate" as reported in The Wall Street Journal from time to time, and will be paid contemporaneously with the reimbursement of the advance or the servicing expense, out of general collections on the mortgage pool then on deposit in the certificate account. However, in the case of the mortgage loan that pays semiannually, that interest will not accrue on any advance of the interest portion of a scheduled payment due in a month subsequent to the advance date unless and until the borrower fails to make the scheduled payment when it subsequently becomes due and payable. See "Description of the Certificates--Advances--P&I Advances" in this prospectus supplement and "Description of the Certificates--Advances in Respect of Delinquencies" and "Description of the Pooling and Servicing Agreements--Certificate Account" in the prospectus.


Credit Enhancement........  The rights of holders of certificates of classes with later alphabetical designations to receive distributions of amounts collected or advanced on the mortgage loans generally will be subordinated to the rights of holders of certificates of classes with earlier alphabetical class designations. Therefore, we describe classes with earlier alphabetical designations generally as "senior" to classes with later alphabetical designations, and classes with later alphabetical designations as "subordinated" to classes with earlier alphabetical designations. Holders of the Class A-1, Class A-2 and Class X Certificates will receive interest distributions on a pro rata basis before the holders of certificates of any other class receive interest or principal distributions. Principal will generally be paid in respect of the Class A-1 and Class A-2 Certificates in sequential order (that is, first to the holders of the Class A-1 Certificates until those certificates are retired, and then to the holders of the Class A-2 Certificates). However, the Class A-1 and Class A-2 Certificates are pari passu in right of payment of principal.

                            More senior classes of certificates are intended to be protected from losses by the application of the amount available for distribution to the certificateholders on each distribution date in the order described in this prospectus supplement under "Description of the Certificates--Distributions-- Application of Available Distribution Amount." This is referred to as "sequential payment." If the aggregate certificate balance of the certificates exceeds the aggregate principal balance of the mortgage loans, the certificate balances of the certificates that have certificate balances will be reduced in the order described in this prospectus supplement under "Description of the Certificates-- Subordination; Allocation of Losses, Shortfalls and Expenses," without a related distribution of principal, until the aggregate certificate balance of the certificates equals the aggregate principal balance of the mortgage loans. More senior classes of certificates are similarly intended to be protected by the application of those reductions of certificate balances or shortfalls in respect of the mortgage loans to the most subordinated class of outstanding certificates, as further described in this prospectus supplement under "Description of the Certificates--Subordination; Allocation of Losses; Shortfalls and Expenses." This is referred to as "subordination."

                            As a result of sequential payment, the certificate balances of the most senior class of outstanding certificates with a principal balance will amortize prior to the classes of certificates subordinate to that class. This is expected to result in the subordinate certificates evidencing an increasing percentage interest in the trust fund over time, and a corresponding increase in the protection afforded to each class of outstanding certificates by the certificates subordinate to that class. Sequential payment and subordination are intended to enhance the likelihood of timely receipt by the holders of the more senior certificates of the full amount of their interest entitlement on each distribution date and the ultimate receipt by them of principal equal to the entire certificate balance of their certificates. No other form of credit support will be available for the benefit of the holders of the offered certificates.


Optional Termination....   On any distribution date on which the aggregate
                           certificate balance of all classes of
                           certificates is less than 1% of the initial pool balance, the depositor, the servicer, the special servicer, the majority holders of the
                               controlling class, the operating advisor and any holder of a majority interest in the Class R-I Certificates, each in turn, will have the option to purchase all of the remaining mortgage loans (and all property acquired through exercise of remedies in respect of any mortgage loan), at a price that we describe in this prospectus supplement. Exercise of this option will terminate the trust fund and retire the then outstanding certificates at par plus accrued interest. See "Description of the Certificates--Optional Termination; Retirement of the Certificates" in this prospectus supplement and "Description of the Certificates--Termination" in the prospectus.


Information Available to
Certificateholders..........   On each distribution date, commencing in
                               November 2000, the paying agent will provide to you a report concerning the certificates and the mortgage loans, a form of which is included in Annex C to this prospectus supplement. These reports will be based solely on information prepared by the servicer and the special servicer and delivered to the paying agent. Each report will contain the items described in this prospectus supplement under "Description of the Certificates--Reports to Certificateholders;
                               Certain Available Information--Distribution Date
                               Statements."

Material Federal Income Tax
Consequences................   The trustee or its agent will make elections to
                               treat designated portions of the assets of the trust as three separate real estate mortgage investment conduits, or REMICs, under Section
                               860A through 860G of the Internal Revenue Code.
                               Those REMICs are as follows:

                               o REMIC I, the lowest tier REMIC, will hold the pooled mortgage loans. REMIC I will also hold various other related assets. It will not hold, however, the collections of excess interest with respect to the ARD Loan.

                               o REMIC II will hold the regular interests in REMIC I.

                               o REMIC III will hold the regular interests in REMIC II.

                               The offered certificates will be treated as regular interests in REMIC III. This means that they will be treated as newly issued debt instruments for federal income tax purposes.

                               You will be required to report income derived from the offered certificates in accordance with the accrual method of accounting. We anticipate
                               that the Class    and Class    Certificates will
                               be issued with original issue discount in an
                               amount equal to the excess of the initial class certificate balance thereof (including accrued interest) over its issue price (including accrued interest). We also anticipate that the
                               Class  , Class  , Class   and Class
                               Certificates will be issued at a premium and
                               that the Class   and Class   Certificates will
                               be issued with de minimis original issue discount for federal income tax purposes.

                               Although not free from doubt, it is anticipated that the Class X Certificates will be treated as issued with original issue discount in an amount equal to the excess of all distributions of interest expected to be received thereon over their issue price, including accrued interest, and we intend to report income in respect of the Class X Certificates in this manner. The prepayment assumption that will be used in determining the rate of accrual of original issue discount and that may be used to amortize premium, if any, for federal income tax purposes will be based on the assumption that subsequent to the date of any determination, the mortgage loans will prepay at a rate equal to a CPR of 0%, provided however, that it is further assumed that the ARD Loan prepays on its Anticipated Repayment Date. If you own an offered certificate issued with original issue discount, you may have to report original issue discount income and be subject to a tax on this income before you receive a corresponding payment. See "Material Federal Income Tax Consequences" in this prospectus supplement and the prospectus.


ERISA Considerations........   If you are a fiduciary of any employee benefit
                               plan or other retirement arrangement subject to ERISA or Section 4975 of the Internal Revenue
                               Code, you should review carefully with your legal advisors whether the purchase or holding of offered certificates could give rise to a transaction that is prohibited or is not otherwise permitted under either ERISA or Section
                               4975 of the Internal Revenue Code or whether there exists any statutory or administrative prohibited transaction exemption applicable to an investment in the offered certificates.

                               We anticipate that, subject to the satisfaction of the conditions that we describe under "ERISA Considerations" in this prospectus supplement, retirement plans and other employee benefit plans and arrangements that are subject to ERISA or Section 4975 of the Internal Revenue Code will be able to invest in the Class A-1, Class A-2 and Class X Certificates without giving rise to a prohibited transaction under ERISA or the Code. This is based on individual prohibited transaction exemptions granted to the underwriters by the U.S. Department of Labor.

                               THE CHARACTERISTICS OF THE CLASS B, CLASS C,
                               CLASS D, CLASS E AND CLASS F CERTIFICATES DO NOT SATISFY THE CONDITIONS OF THE INDIVIDUAL PROHIBITED TRANSACTION EXEMPTIONS GRANTED TO THE UNDERWRITERS. None of the Class B, Class C, Class D, Class E and Class F Certificates may be acquired by, on behalf of or with assets of a retirement plan or employee benefit plan or arrangement described above, unless either:

                               1. the transferee is an insurance company using funds in its general account and the acquisition and holding of those

                                 Certificates is exempt under prohibited
                                 transaction class exemption 95-60; or

                               2.  the transferee delivers or causes to be
                                   delivered to the paying agent and the
                                   depositor any opinions of counsel, officer's certificates or agreements that may be required by the paying agent or the depositor to the effect that the acquisition and holding of those Certificates will not
                                   (a) result in the assets of the trust being deemed to be "plan assets" under or subject to the prohibited transaction provisions of ERISA, the Code or other similar law or (b) subject the parties to the pooling and servicing agreement to any obligation in addition to those set forth in the pooling and servicing agreement.

                               For further information about considerations that are relevant to an investment in the offered certificates by employee benefit plans or other retirement arrangements subject to ERISA or Section 4975 of the Internal Revenue Code, see "ERISA Considerations" in this prospectus supplement and in the prospectus.


Ratings.....................   It is a condition of their issuance that the
                               offered certificates receive the initial ratings from Fitch, Inc. and Standard & Poor's Ratings
                               Services set forth in the table on the cover page of this prospectus supplement. A security rating on any class of offered certificates addresses the likelihood of the timely payment of interest on that class of certificates and the ultimate payment of principal thereof not later than the "rated final distribution date" indicated on the cover page of this prospectus supplement. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. A security rating does not address the frequency or likelihood of voluntary or involuntary prepayments of mortgage loans, the corresponding effect on yield to investors or the possibility that, as a result of prepayments, investors in the Class X
                               Certificates may realize a lower than anticipated yield or may fail to recover fully their initial investment. See "Ratings" in this prospectus supplement and "Risk Factors--Risks Relating to the Certificates--Ratings on Your Certificates Do
                               Not Guarantee that You Will Receive Payment under the Pooling and Servicing Agreement" in the prospectus for a further explanation of the ratings, the limitations and restrictions on the ratings and the conclusions that may not be drawn from a rating.

Legal Investment............   The offered certificates will not be "mortgage
                               related securities" within the meaning of the Secondary Mortgage Market Enhancement Act of
                               1984. As a result, the appropriate
                               characterization of the offered certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase the offered certificates, may be subject to significant interpretative uncertainties.

                               You should consult your own legal advisors to determine whether and to what extent the offered certificates may constitute legal investments for you. See "Legal Investment Considerations" in this prospectus supplement and "Legal Investment" in the prospectus.

                                  RISK FACTORS

     In deciding whether to purchase any offered certificates, you should consider the following risk factors as well as the risk factors that begin on page 8 of the prospectus.


RISK FACTORS RELATING TO THE CERTIFICATES

     LACK OF A SECONDARY MARKET FOR THE CERTIFICATES MAY MAKE IT DIFFICULT FOR YOU TO RESELL YOUR CERTIFICATES AT ALL OR AT AN ATTRACTIVE PRICE. Your certificates will not be listed on any securities exchange, and there is currently no secondary market for the offered certificates. While each underwriter currently intends to make a secondary market in the offered certificates, none of them is obligated to do so. Accordingly, you may not have an active or liquid secondary market for your certificates. Lack of liquidity could result in a substantial decrease in the market value of your certificates. The market value of your certificates also may be affected by many other factors, including the then-prevailing interest rates. Furthermore, you should be aware that the market for securities of the same type as the certificates has been volatile at times and offered very limited liquidity. See "Risk Factors--Risks Relating to the Certificates--Lack of a Secondary Market for the Certificates May Make it Difficult for You to Resell Your Certificates at All or at an Attractive Price" in the prospectus.

     THE CERTIFICATES ARE SUPPORTED BY LIMITED ASSETS. If the amount available for payments on the certificates is insufficient to make payments on your certificates in accordance with the priority of payments and the subordination arrangements described in this prospectus supplement, no other assets will be available to you for payment of the deficiency.

     The amount available for payments on the certificates will come primarily from collections on the mortgage loans. In general, the only source of payment for any mortgage loan is the mortgaged property and other assets (if any) that have been pledged to secure the mortgage loan. Accordingly, distributions on the certificates will depend upon the borrowers' abilities to repay the mortgage loans. Factors that affect a borrower's ability to repay a mortgage loan include:

    o the net cash flow of the related mortgaged property; and

    o the market value of the related mortgaged property or the ability of the related borrower to refinance the mortgaged property at maturity of the mortgage loan or upon the acceleration of maturity of the mortgage loan following an event of default.

     Delinquencies and defaults on the mortgage loans may significantly delay the receipt of distributions by you on your certificates, unless advances of scheduled payments of interest and/or principal are made by the servicer, the trustee or the fiscal agent to cover delinquent payments or the subordination of another class of certificates fully offsets the effects of any delinquency or default. For a more detailed description of factors that may affect the borrowers' abilities to repay the mortgage loans, see "--Risk Factors Relating to the Mortgage Loans" below and "Risk Factors--Risks Relating to the Mortgage Loans" and "Description of the Trust Funds--Mortgage Loans" in the prospectus.

     The rate and timing of delinquencies or defaults on the mortgage loans will affect the following yield and payment characteristics of the certificates:

    o the aggregate amount of distributions on the certificates;

    o the yields to maturity of the certificates;

    o the rates of principal payments on the certificates; and

    o the weighted average lives of the certificates.

     Even if losses on the mortgage loans are not borne by your certificates, the events resulting in those losses may affect the weighted average life and yield to maturity of your certificates. This may be so because, for example, a default and early liquidation of a mortgage loan may result in payments on the certificates that would otherwise be made over the remaining term of that loan. Such events may affect the timing of distributions on your certificates.

     THE YIELD ON YOUR CERTIFICATE WILL DEPEND UPON ITS PASS-THROUGH RATE, THE PRICE YOU PAY FOR YOUR CERTIFICATE, THE RATE AND TIMING OF COLLECTIONS AND LOSSES ON THE MORTGAGE LOANS AND THE PAYMENT PRIORITY OF YOUR CERTIFICATE. The yield on your certificate will be affected by:

    o the pass-through rate in effect from time to time for your certificate;

    o the price paid for your certificate and, if the price was other than par, the rate and timing of principal payments (including voluntary and involuntary principal prepayments and repurchases as a result of breaches of a mortgage loan seller's representations and warranties), as such rate and timing is affected by (among other things) the rate and timing of delinquencies of principal to the extent the servicer is not required to make an advance of such principal;

    o losses and shortfalls on the mortgage loans and some types of expense losses of the trust fund; and

    o the extent to which principal payments are made or losses are allocated on any distribution date in reduction of the certificate balance or notional amount of the class to which your certificate belongs or in reduction of amounts distributable thereon.

     WE CANNOT PREDICT THE YIELD ON ANY CLASS OF CERTIFICATES AND DO NOT MAKE ANY REPRESENTATIONS OR WARRANTIES REGARDING THE YIELD ON ANY CLASS OF CERTIFICATES.

     See "Description of the Certificates-- Distributions--Application of Available Distribution Amount" and "--Distributions--Principal Distribution Amount" and "Yield and Maturity Considerations" in this prospectus supplement.

     THE RATES OF PREPAYMENT AND REPURCHASES OF THE MORTGAGE LOANS IN THE MORTGAGE POOL MAY ADVERSELY AFFECT THE YIELD ON YOUR INVESTMENT. The yield to maturity on your certificate will depend, in significant part, upon the rate and timing of principal payments on the mortgage loans. For this purpose, principal payments include both voluntary prepayments, if permitted, and involuntary prepayments, including prepayments resulting from casualty or condemnation of mortgaged properties, liquidations as a result of defaults by borrowers or repurchases as a result of a seller's breaches of representations and warranties.

     If you purchase your certificates at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the mortgage loans in the pool will result in an actual yield that is lower than your expected yield. Conversely, if you purchase your certificates at a premium, you should consider the risk that a faster than anticipated rate of principal payments on the mortgage loans in the pool will result in an actual yield that is lower than your expected yield. Insofar as your initial investment in any certificate is repaid, you may not be able to reinvest your initial investment in an alternative investment with a yield comparable to the yield on your certificates.

     The investment performance of your certificates may vary materially and adversely from your investment expectations due to voluntary or involuntary prepayments on the mortgage loans being higher or lower than you anticipated. Even if the actual yield is equal to your anticipated yield, you may not realize your expected total return on your investment, and the weighted average life of your certificates may be shorter or longer than you expected.

     The rate at which voluntary prepayments occur on the mortgage loans will be affected by a variety of factors, including:

    o the terms of the mortgage loans;

    o the length of any prepayment lockout period;

    o the level of prevailing interest rates;

    o the availability of mortgage credit;

    o any applicable obligations of the borrowers to pay yield maintenance charges or prepayment premiums in connection with any voluntary prepayments;

    o the occurrence of casualties or natural disasters; and

    o economic, demographic, tax or legal factors.

     Voluntary prepayments under some of the mortgage loans require payment of a yield maintenance charge or prepayment premium. See "--Enforcement of Prepayment Restrictions Will Generally Result in a Slower Rate of Prepayment But May Not Be Effective in All Circumstances to Protect the Lender's Yield" below and "Description of the Mortgage Pool--Yield Maintenance, Prepayment and Lockout Provisions" in this prospectus supplement. Nevertheless, we cannot assure you that the related borrowers will refrain from prepaying their mortgage loans due to the existence of a yield maintenance charge.

     In addition, if a seller repurchases any mortgage loan from the trust fund due to the breach of a representation or warranty, the repurchase price paid will be passed through to the holders of the certificates with the same effect as if the mortgage loan had been prepaid in full, except that no yield maintenance charge or prepayment premium will be payable. A repurchase by a seller may, therefore, adversely affect the yield to maturity on your certificates.

     Also, if the related borrower does not repay an ARD Loan by its Anticipated Repayment Date, the effect will be to increase the weighted average life of your certificates and may reduce your yield to maturity.

     WE CANNOT PREDICT THE ACTUAL RATE OF PREPAYMENT OF PRINCIPAL OF THE MORTGAGE LOANS IN THE POOL AND MAKE NO REPRESENTATION OR WARRANTY WITH RESPECT TO THAT RATE OF PREPAYMENT. IN DECIDING WHETHER TO PURCHASE ANY OFFERED CERTIFICATE, YOU SHOULD MAKE AN INDEPENDENT DECISION AS TO THE APPROPRIATE PREPAYMENT ASSUMPTION TO BE USED.

     IF YOU PURCHASE CLASS X CERTIFICATES, YOUR YIELD TO MATURITY WILL BE EXTREMELY SENSITIVE TO THE RATE AND TIMING OF PRINCIPAL PAYMENTS, INCLUDING PREPAYMENTS, LIQUIDATIONS AND PRINCIPAL LOSSES WITH RESPECT TO THE MORTGAGE LOANS. YOU SHOULD FULLY CONSIDER THE ASSOCIATED RISKS, INCLUDING THE RISK THAT A RAPID RATE OF PRINCIPAL PAYMENTS, LIQUIDATIONS AND/OR PRINCIPAL LOSSES EXPERIENCED BY THE MORTGAGE POOL COULD RESULT IN THE FAILURE TO FULLY RECOUP YOUR INITIAL INVESTMENT IN THE CLASS X CERTIFICATES. IN ADDITION, THE YIELD ON THE CLASS X CERTIFICATES WILL BE ADVERSELY AFFECTED BY ANY REDUCTIONS TO THE NET MORTGAGE RATES ON THE MORTGAGE LOANS RESULTING FROM MODIFICATIONS AFTER DEFAULT, ALTHOUGH THE SPECIAL SERVICER WILL BE SUBJECT TO LIMITATIONS ON ITS ABILITY TO ENTER INTO SUCH MODIFICATIONS. FOR ADDITIONAL INFORMATION REGARDING THE YIELD ON CLASS X CERTIFICATES, YOU SHOULD ALSO REVIEW THE SECTIONS IN THIS PROSPECTUS SUPPLEMENT TITLED "DESCRIPTION OF THE MORTGAGE POOL," "DESCRIPTION OF THE CERTIFICATES--DISTRIBUTIONS" AND "--SUBORDINATION; ALLOCATION OF LOSSES, SHORTFALLS AND EXPENSES" AND "YIELD AND MATURITY CONSIDERATIONS."

     ENFORCEMENT OF PREPAYMENT RESTRICTIONS WILL GENERALLY RESULT IN A SLOWER RATE OF PREPAYMENT BUT MAY NOT BE EFFECTIVE IN ALL CIRCUMSTANCES TO PROTECT THE LENDER'S YIELD. Each mortgage loan restricts voluntary prepayments in one or more of the following ways:

    o by prohibiting any prepayments for a specified period of time, which we refer to as a lockout period, that generally does not expire until not less than three to five years after the date of origination of that mortgage loan and in some cases extends throughout the term of that mortgage loan until a date that is six months or less prior to its maturity; or

    o by requiring that any principal prepayment made during a specified period of time, known as a "yield maintenance period" or "prepayment premium period," after the date of origination of that mortgage loan or, in the case of a mortgage loan also subject to a lockout period, after the date of expiration of that lockout period, generally be accompanied by a yield maintenance charge or prepayment premium.

     The existence of requirements for the payment of yield maintenance charges or prepayment premiums generally will result in prepayments of the mortgage loans in the pool occurring at a slower rate than would have been the case if the borrowers were not required to pay that additional amount. However, yield maintenance charges or prepayment premiums may not be effective in all circumstances to protect the lender's yield. For example:

    o in some circumstances, including without limitation especially low interest rate environments, the terms of refinancing or sale may be so attractive that borrowers will prepay their mortgage loans notwithstanding the obligation to pay a yield maintenance charge or prepayment premium;

    o yield maintenance charges or prepayment premiums may be unenforceable under state or federal law, including federal bankruptcy law, in some cases, particularly if they are sought to be enforced following a default; and

    o state or federal laws, including federal bankruptcy law, may limit the amount that may be collected from a borrower.

     Even if the requirement to pay a yield maintenance charge or prepayment premium following default is enforceable, the foreclosure proceeds received with respect to a defaulted mortgage loan may be insufficient to make the required payment. In addition, a yield maintenance charge or prepayment premium generally will not be required for prepayments in connection with a casualty or condemnation. For a description of yield maintenance charges and prepayment premiums, see "Description of the Mortgage Pool--Yield Maintenance, Prepayment and Lockout Provisions" in this prospectus supplement.

     CHANGES IN CONCENTRATIONS IN THE TYPES AND LOCATIONS OF PROPERTIES SECURING THE MORTGAGE LOANS IN THE POOL MAY OCCUR AS A RESULT OF PREPAYMENTS, WHICH MAY AFFECT THE RISKS ASSOCIATED WITH YOUR INVESTMENT. As borrowers pay down the principal of the mortgage loans (particularly in the case of prepayments and payments made at maturity) or the mortgage loans are liquidated following any defaults, the mortgage pool may exhibit increased concentration with respect to the type of properties, property characteristics, number of borrowers and affiliated borrowers or geographic location. In general, because distributions of principal payments are made sequentially, the exposure to risks associated with increased concentration will be greater for classes with lower payment priorities.

     THE TRUST MAY BECOME LIABLE FOR THE COSTS OF ENVIRONMENTAL CLEAN-UP. Except as described below, "Phase I" environmental site assessments were performed at the mortgaged properties during the 12-month period prior to the respective dates of origination of the mortgage loans. In some cases, the environmental consultant identified a condition or circumstance:

    o that was remediated or for which an escrow for remediation costs has been established;

    o for which an entity other than the related borrower is responsible either for remediation or for paying the cost of remediation; and/or

    o for which the consultant recommended an operations and maintenance plan or periodic monitoring of the subject properties and/or nearby properties, which recommendations were required to be implemented in a manner consistent with industry-wide practices.

     50 mortgage loans, representing 9.2% of the initial pool balance, are together the subject of a group secured creditor impaired property policy providing coverage for certain losses that may arise from adverse environmental conditions that may exist at the related mortgaged properties. We describe that policy under "Description of the Mortgage Pool--Environmental Insurance" in this prospectus supplement. Environmental site assessments were not performed with respect to those mortgaged properties.

     Federal law requires owners of multifamily housing constructed prior to 1978 to disclose to potential residents or purchasers any condition on the property that could lead to exposure to lead-based paint and the related hazards to pregnant women and young children. Property owners may be liable for tenant injuries from exposure to lead-based paint under federal and state laws that impose affirmative discovery and remediation obligations on owners of multifamily housing containing lead-based paint. In those cases where the environmental assessments revealed the existence of lead-based paint at multifamily properties and recommended an operations and maintenance program, the borrowers are obligated to implement operations and maintenance programs.

     The pooling and servicing agreement requires the special servicer to obtain an environmental site assessment of a mortgaged property securing a defaulted mortgage loan prior to acquiring title to the mortgaged property or assuming its operation. This restriction may delay enforcement of the security for the related mortgage note and will interfere with the ability of the servicer or special servicer to foreclose on a mortgaged property if a satisfactory environmental site assessment is not obtained or if required remedial action is not taken. This prohibition is meant to decrease the likelihood that the trust will become liable for an environmental condition at any mortgaged property. However, we cannot assure you that the requirements of the pooling and servicing agreement will completely protect the assets of the trust from liability for an environmental condition.

     For additional information regarding environmental risks associated with mortgaged properties, you should also review the section in this prospectus supplement titled "Servicing of the Mortgage Loans--Realization Upon Defaulted Mortgage Loans" and the sections in the prospectus titled "Risk Factors--Risks Relating to the Mortgage Loans--Owners and Operators of Mortgaged Property and Mortgage Lenders May Become Liable for the Costs of Environmental Cleanup" and "Legal Aspects of Mortgage Loans--Environmental Risks."

     A TAX MAY BE IMPOSED ON THE TRUST IF THE TRUST ACQUIRES A MORTGAGED PROPERTY SUBSEQUENT TO A DEFAULT, WHICH WILL REDUCE THE NET PROCEEDS AVAILABLE TO MAKE PAYMENTS TO YOU. If the trust were to acquire a mortgaged property subsequent to a default on the related mortgage loan pursuant to a foreclosure or deed in lieu of foreclosure, the special servicer may be required to retain an independent contractor to operate and manage the REO property. Any "net income from foreclosure property" arising from that manner of operation and management, other than qualifying "rents from real property," as defined in
Section 856(d) of the Internal Revenue Code, will subject the trust to federal, and possibly state or local, tax on income derived from that source at the highest marginal corporate tax rate, currently 35%, and in some cases might subject the trust to a "prohibited transaction" tax under Section 860F of the Internal Revenue Code on any net income from foreclosure property at a rate of 100%. This tax will reduce net proceeds available for distribution to you and to other certificateholders. The trust generally will be permitted to receive taxable "net income from foreclosure property" within the meaning of Section 857(b)(4)(B) of the Internal Revenue Code if (a) the special servicer determines that the net after-tax recovery to the trust from operating the property would be greater than it would be if the related REO property were leased to a third party at a fixed rental so as to produce qualifying "rents from real property," or (b) the property could not reasonably be so leased. The risk of such a tax being imposed is particularly present with respect to the mortgaged property operated as a hotel.

     YOU HAVE VERY LIMITED RIGHTS TO PARTICIPATE IN DECISIONS REGARDING THE TRUST. Your certificates generally do not entitle you to vote, except with respect to required consents to some types of amendments to the pooling and servicing agreement and, if the conditions specified in the pooling and servicing agreement are met, with respect to votes to replace parties to the pooling and servicing agreement. Generally, you have only very limited rights to participate in decisions with respect to the administration of the trust because the pooling and servicing agreement provides that decisions are generally made by the servicer, the trustee or the special servicer, as applicable. However, the controlling class will have the right to select the operating advisor, who in turn will have the right to replace the special servicer under the circumstances described under "Servicing of the Mortgage Loans--Termination of the Special Servicer" in this prospectus supplement.

     Any decision made by one of those parties in respect of the trust, even if, as determined by that party in its good faith and reasonable judgment to be in your best interest, may be contrary to the decision that would have been made by you and may adversely affect your interests.

     IF THE SERVICER AND/OR SPECIAL SERVICER PURCHASES ALL OR A PORTION OF THE CERTIFICATES, THE SERVICER AND/OR SPECIAL SERVICER MAY BE SUBJECT TO A CONFLICT OF INTEREST. The servicer, the special servicer or one or more of their respective affiliates may purchase the certificates. If the servicer and/or special servicer purchases certificates, the servicer and/or special servicer may be subject to a conflict of interest because it would have an economic interest in the trust that is different from that of holders of other classes of certificates. However, the pooling and servicing agreement requires the servicer and the special servicer to service the mortgage loans in accordance with specified objective standards and without regard to ownership of any certificate by the servicer, the special servicer or any affiliate of either of them.

     The special servicer is given considerable latitude in determining whether and in what manner to liquidate or modify defaulted mortgage loans. The operating advisor will have the right to replace the special servicer under the circumstances described under "Servicing of the Mortgage Loans--
Termination of the Special Servicer" in this prospectus supplement. At any given time, the operating advisor will be controlled generally by the holders of the controlling class, and those holders may have interests in conflict with those of the holders of the certificates of one or more other classes. For instance, the holders of certificates of the controlling class might desire to mitigate the potential for loss to that class from a troubled mortgage loan by deferring enforcement in the hope of maximizing future proceeds. However, the interests of the trust may be better served by prompt action, since delay followed by a market downturn could result in less proceeds to the trust fund than would have been realized if earlier action had been taken. The special servicer or an affiliate may acquire some of the most subordinated certificates (including those of the initial controlling class). Under those circumstances, the special servicer itself may have interests that conflict with the interests of the other holders of the certificates. It is anticipated that the special servicer will be the initial operating advisor.

     For additional information regarding the obligations of the servicer and special servicer, you should also review the section in this prospectus supplement titled "Servicing of the Mortgage Loans."

     THE UNDERWRITERS MAY BE SUBJECT TO A CONFLICT OF INTEREST. Each underwriter is an affiliate of a mortgage loan seller and may be subject to conflicts of interest arising from the related mortgage loan seller's desire to consummate a sale of its mortgage loans to the trust.

     THE PROPERTY MANAGERS MAY BE SUBJECT TO A CONFLICT OF INTEREST. Some of the property managers for the mortgaged properties (or their affiliates) manage additional properties, including properties that may compete with the mortgaged properties. Affiliates of the managers, and some of the managers themselves, also may own other properties, including competing properties. The managers of the mortgaged properties may accordingly experience conflicts of interest in the management of those mortgaged properties.

     IF YOU HOLD SUBORDINATE CERTIFICATES, THE SEQUENTIAL PAY AND SUBORDINATION FEATURES OF THESE CERTIFICATES MAY RESULT IN DELAYS AND REDUCTIONS IN PAYMENTS TO YOU. The rights of holders of each class of subordinate certificates to receive payments of principal and interest otherwise payable on their certificates will be subordinated to the rights of the holders of the more senior certificates. Losses on the mortgage loans will be generally allocated to the Class N, Class M, Class L, Class K, Class J, Class I, Class H, Class G, Class F, Class E, Class D, Class C and Class B Certificates, in that order, reducing amounts otherwise payable to the class to which a loss is allocated. Any remaining losses would then be allocated to the Class A-1 and Class A-2 Certificates, and solely with respect to interest losses, the Class X Certificates, pro rata, in each case reducing principal and/or interest otherwise payable thereon. If losses on the mortgage loans exceed the aggregate certificate balance of the classes of certificates subordinated to a particular class, that class will suffer a loss equal to the full amount of that excess (up to the outstanding certificate balance of that class). If you calculate your anticipated yield based on assumed rates of default and losses that are lower than the default rate and losses actually experienced, and those losses are allocable to your certificates, your actual yield to maturity will be lower than your assumed yield. Under some extreme scenarios, your yield could be negative. In general, the earlier a loss borne by your certificates occurs, the greater the effect on your yield to maturity.

     The sequential pay and subordination features governing the priority of distributions to certificateholders may result in delays in the payment of interest and/or principal to any subordinated class of certificates or to the reduction of the related certificate balance in connection with the allocation of losses, shortfalls or expenses, which reduction may remain unreimbursed. Any such delay or reduction will adversely affect the yield to maturity of one or more classes of certificates. See "Description of the Certificates--Distributions--Application of Available Distribution Amount" and "Description of the Certificates--Subordination; Allocation of Losses, Shortfalls and Expenses" in this prospectus supplement for more information.

     INTEREST ON ADVANCES AND COMPENSATION FOR SPECIAL SERVICING ACTIVITIES MAY LEAD TO SHORTFALLS OR LOSSES BEING ALLOCATED TO ONE OR MORE CLASSES OF CERTIFICATES. To the extent described under "Servicing of the Mortgage Loans--Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement, the servicer, the trustee or the fiscal agent, as applicable, will be entitled to receive interest on unreimbursed advances of scheduled interest and/or principal and servicing advances on the mortgage loans. This interest will generally accrue from the date on which the related advance is made or incurred through the date of reimbursement. In addition, under some circumstances, including delinquencies in the payment of principal and interest, a mortgage loan will be serviced by the special servicer, and the special servicer is entitled to compensation for special servicing activities. The rights of those parties to receive interest on advances and special servicing compensation is senior to the rights of certificateholders to receive distributions and may lead to shortfalls or losses being allocated to one or more classes of certificates on one or more distribution dates.


RISK FACTORS RELATING TO THE MORTGAGE LOANS

     SUBSTANTIALLY ALL OF THE MORTGAGE LOANS IN THE POOL ARE NON-RECOURSE LOANS. The mortgage loans in the pool are not an obligation of, or insured or guaranteed by, any governmental entity or private mortgage insurer.

     You should consider all of the mortgage loans in the pool to be non-recourse loans, which generally means that, in the event of a default under a mortgage loan, other than a default resulting from fraud or other willful misconduct, recourse may be had only against the specific properties and other assets that have been pledged to secure the mortgage loan. Consequently, payment on each mortgage loan prior to maturity is dependent primarily on the income from, and the value of, the related mortgaged property. Moreover, even if a mortgage loan provides for recourse to a borrower or its affiliates, there can be no assurance that the trust ultimately could collect sums due under the mortgage loan.

     OFFICE PROPERTIES HAVE PARTICULAR RISKS. 32 of the mortgaged properties, which constitute security for mortgage loans (or allocated principal portion thereof) representing approximately 24.4% of the initial pool balance, are office properties. These types of properties are exposed to certain unique risks. See "Risk Factors--Risks Relating to the Mortgage Loans--Office properties have particular risks" in the prospectus.

     In addition to risks generally associated with real estate, office properties are also affected significantly by:

    o adverse changes in population and employment growth;

    o the quality of the office property's tenants;

    o the physical attributes of the building;

    o local competitive conditions, including the supply of office space or the existence or construction of new competitive office buildings;

    o the quality and management philosophy of management;

    o the attractiveness of the properties to tenants and their customers or clients;

    o the attractiveness of the surrounding neighborhood; and

    o the need to make major repairs or improvements to the property to satisfy the needs of major tenants.

     Office properties that are not equipped to accommodate the needs of modern business may become functionally obsolete, and thus non-competitive. In addition, office properties may be adversely affected by an economic decline in the businesses operated by their tenants. A decline of this sort may result in one or more significant tenants ceasing operations at the related locations, which may occur on account of:

    o a tenant's voluntary decision not to renew a lease;

    o bankruptcy or insolvency of a tenant; or

    o a tenant's general cessation of business activities.

     The risk to the performance of a mortgaged property of an economic decline as described above is greater if the property's revenue is dependent on a single tenant or if there is a significant concentration at the property of tenants in a particular business or industry.

     RETAIL PROPERTIES HAVE PARTICULAR RISKS. 48 of the mortgaged properties, which constitutes security for mortgage loans (or allocated principal portion thereof) representing approximately 24.1% of the initial pool balance, are retail properties. These types of properties are exposed to certain unique risks. See "Risk Factors--Risks Relating to the Mortgage Loans--Mortgage loans secured by retail properties may be adversely affected by changes in consumer spending patterns, alternative forms of retailing and changes in tenants occupying the retail properties" in the prospectus.

     In addition to risks generally associated with real estate, retail properties are also affected significantly by:

    o adverse changes in consumer spending patterns;

    o local competitive conditions, including the supply of retail space or the existence or construction of new competitive shopping centers or shopping malls;

    o alternative forms of retailing, which reduce the need for retail space by retail companies, including

      -- direct mail,

      -- television shopping networks, and

      -- Internet based sales;

    o the quality and management philosophy of management;

    o the attractiveness of the properties to tenants and their customers;

    o the attractiveness of the surrounding neighborhood;

    o the public perception of the safety of customers, at shopping malls and shopping centers, for example; and

    o the need to make major repairs or improvements to satisfy the needs of tenants.

     In some cases, rents on retail properties are linked to a percentage of gross sales generated by the tenant's business. These arrangements cause the value of the retail properties to correlate to the performance of tenant businesses and increase the risk that the borrower will be unable to make payments on the related mortgage loan if the tenants' businesses perform poorly. Therefore, the value of these retail properties are significantly impacted by the quality of the tenants as well as fundamental aspects of real estate such as location and market demographics.

     Anchor or significant tenants at a retail property operated as a shopping center play an important part in generating customer traffic and making the property a desirable location for other tenants at the related property. Retail properties operated as shopping centers may be adversely affected if an anchor or other significant tenant ceases operations at relevant locations, which may occur on account of:

    o a tenant's decision not to renew a lease;

    o bankruptcy or insolvency of the tenant; or

    o a tenant's general cessation of business activities.

     In addition, some tenants at retail properties may be entitled to terminate their leases or reduce their rent payments if an anchor tenant ceases operations at the related property.

     In some cases, a shopping center has a "shadow" anchor tenant, meaning that an anchor store is located in close proximity to but is not part of the mortgaged property and therefore is not under the control of the borrower or property manager.

     INDUSTRIAL PROPERTIES HAVE PARTICULAR RISKS. 44 of the mortgaged properties, which constitute security for mortgage loans (or allocated principal portion thereof) representing approximately 16.5% of the initial pool balance, are industrial properties. These types of properties are exposed to certain unique risks. See "Description of the Trust Funds--Mortgage Loans--Mortgage Loans Secured by Industrial Properties" in the prospectus.

     Significant factors that affect the value of industrial properties are:

    o the quality of tenants;

    o building design and adaptability; and

    o the location of the property.

     Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment and/or by a general slow-down in the economy, and an industrial property that suited the particular needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties. Furthermore, industrial properties may be adversely affected by the availability of labor sources or a change in the proximity of supply sources. Industrial properties frequently have a single tenant, and are therefore heavily dependent on the success of the tenant's business.

     Aspects of building site, design and adaptability affect the value of an industrial property. Site characteristics that are valuable to an industrial property include ceiling heights, column spacing, number of bays and bay depths, divisibility, floor loading capacities, truck turning radius and overall functionality and accessibility. Nevertheless, site characteristics of an industrial property suitable for one tenant may not be appropriate for other potential tenants, which may make it difficult to relet the property.

     Location is also important to the success of an industrial property because an industrial property requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels. Further, industrial properties may be adversely affected by economic declines in the industry segment of their tenants.

     MANUFACTURED HOUSING COMMUNITY PROPERTIES HAVE PARTICULAR RISKS. Eight of the mortgaged properties, which constitute security for mortgage loans (or allocated principal portion thereof) representing approximately 13.6% of the initial pool balance, are parcels of land underlying manufactured housing community properties, together with certain improvements thereon, in which the tenants rent space for their individually-owned manufactured homes. These types of properties are exposed to certain unique risks. See "Risk Factors--Risks Relating to the Mortgage Loans--Risks Particular to Manufactured Housing Community Properties and Recreational Vehicle Parks" in the prospectus.

     The successful operation of a manufactured housing community will generally depend upon the number of competing manufactured housing communities in the local market, as well as upon other factors, including its age, appearance, reputation, management and the types of facilities and services it provides.

     Manufactured housing communities also compete against alternative forms of residential housing, including multifamily rental properties, cooperatively-owned apartment buildings, condominium complexes and single-family residential developments.

     Manufactured housing community properties are "special purpose" properties that cannot be readily converted to general residential, retail or office use. Thus, if the operation of a manufactured housing community becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of the mortgaged property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the mortgaged property were readily adaptable to other uses.

     MULTIFAMILY PROPERTIES HAVE PARTICULAR RISKS. 23 of the mortgaged properties, which constitute security for mortgage loans (or allocated principal portion thereof) representing approximately 11.1% of the initial pool balance, are multifamily properties. These types of properties are exposed to certain unique risks. See "Risk Factors--Risks Relating to the Mortgage Loans--Some Risks That Affect Occupancy and Rent Levels of Multifamily Rental Properties Such as Adverse Economic Conditions, Construction of Additional Housing, Military Base Closings, Company Relocations and Rent Control Laws May Affect the Ability of the Borrower to Meet its Obligations Under the Mortgage Loan" in the prospectus.

     Adverse economic conditions, either local, regional or national, may limit the amount of rent that can be charged for rental units, may adversely affect tenants' ability to pay rent and may result in a reduction in timely rent payments or a reduction in occupancy levels without a corresponding decrease in expenses. Occupancy and rent levels may also be affected by:

    o the capability of the property manager;

    o construction of additional housing units in the surrounding area;

    o the reputation of the rental property;

    o the services provided at the rental property;

    o the deterioration of the surrounding neighborhood;

    o local military base closings;

    o interest rate levels and favorable income and economic conditions which may encourage home ownership instead of renting;

    o company relocations and closings; or

    o national and local politics, including current or future rent stabilization and rent control laws and agreements.

     Multifamily apartment units are typically leased on a short-term basis, and consequently, the occupancy rate of a multifamily rental property may be subject to rapid decline, for reasons including the foregoing. In addition, favorable mortgage interest rates may encourage tenants in multifamily rental properties to purchase single-family housing rather than continue to lease housing, or the characteristics of a neighborhood may change over time or in relation to newer developments. Further, some costs of operating a multifamily rental property may increase, including the cost of utilities and the costs of required capital expenditures. Also, multifamily rental properties may be subject to rent control laws, which could impact the future cash flows of the related properties.

     Some states strictly regulate the relationship between landlords and tenants. Commonly, these laws require a written lease, good cause for eviction and disclosure of fees, and prohibit unreasonable rules and retaliatory evictions. Apartment building owners also have been the subject of suits under state "Unfair and Deceptive Practices Acts" and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices. In those jurisdictions and potentially others, landlords are facing new and more complicated challenges to their rights to set rents and enforce lease terms, which may reduce the value of multifamily properties or increase the volatility of the related net cash flows. A few states offer especially significant protection to tenants. For example, some states limit the basis on which a landlord may terminate a tenancy or increase its rent or prohibit a landlord from terminating a tenancy solely by reason of the sale of the building.

     In addition to state regulation of the landlord-tenant relationship, numerous counties and municipalities impose rent control or rent stabilization regulations on apartment buildings. These ordinances may limit rent increases to fixed percentages, which in turn may be linked to increases in the consumer price index, schedules approved by a governmental agency, or to increases determined through mediation or binding arbitration. In many cases, rent control or rent stabilization laws do not permit vacancy decontrol or destabilization, and therefore limit the projected future net cash flows and market value of the affected multifamily properties. Any limitations on a borrower's ability to raise property rents may impair that borrower's ability to repay its mortgage loan from the property's net cash flow or from the proceeds of a sale or refinancing of the property.

     Some multifamily rental properties are eligible to receive low-income housing tax credits pursuant to Section 42 of the Internal Revenue Code. However, rent limitations associated therewith may adversely affect the ability of the applicable borrowers to increase rents to maintain the related mortgaged properties in proper condition during periods of rapid inflation or declining market value of the properties. In addition, the income restrictions on tenants imposed by Section 42 of the Internal Revenue Code may reduce the number of eligible tenants in the related mortgaged properties and result in a reduction in occupancy rates applicable thereto. Furthermore, some eligible tenants may not find any differences in rents between the multifamily rental properties eligible to receive low-income housing tax credits and other multifamily rental properties in the same area to be a sufficient economic incentive to reside at property eligible to receive those tax credits, which may have fewer amenities or otherwise be less attractive as a residence. All of these conditions and events may increase the possibility that a borrower owning such a property may be unable to meet its obligations under its mortgage loan.

     Some multifamily rental properties are believed to have tenants eligible for rental subsidy payments under federal housing assistance payment programs, including Section 8 of United States Housing Act, as amended. Under that program, administered by the Department of Housing and Urban Development, a property must satisfy requirements to qualify for inclusion in the program. These requirements relate to, among other things, income limitations on tenants. A borrower that owns such a mortgaged property may be adversely affected if the mortgaged property fails to qualify for inclusion in the program, if subsidies thereunder are reduced, or if the programs are otherwise terminated.

     SELF-STORAGE FACILITIES HAVE PARTICULAR RISKS. 24 of the mortgaged properties, which constitute security for mortgage loans (or allocated principal portion thereof) representing approximately 4.9% of the initial pool balance, are self-storage facilities. These types of properties are exposed to certain unique risks. See "Risk Factors--Risks Relating to the Mortgage Loans--Self-Storage Properties Have Particular Risks" in the prospectus.

     Self-storage properties are vulnerable to competition because they are relatively quick and inexpensive to construct, and because break-even occupancy rates are relatively low. In addition to competition, factors that affect the success of a self-storage facility include:

    o location and visibility;

    o building design;

    o proximity to apartment complexes or commercial users;

    o trends of apartment tenants in the area moving to single family homes;

    o services provided, including security, privacy and accessibility;

    o dependence upon business activities ancillary to renting units as a source of income;

    o age and appearance of the improvements; and

    o quality of management.

     Conversion of a self-storage facility to an alternate use generally would require substantial capital expenditures because of their particular building characteristics. If the operations of any of the self-storage mortgaged properties becomes unprofitable as a result of decreased demand or competition, or other factors, so that the borrower is unable to meet its obligations on the related mortgage loan, the liquidation value of that mortgaged property may be substantially reduced because of its limited adaptability to other uses.

     User privacy and ease of access to individual storage space may increase environmental risks, although lease agreements generally prohibit users from storing hazardous materials in their leased units. The environmental assessments performed in connection with self-storage mortgaged properties did not include inspections of the contents of the self-storage units. Accordingly, there can be no assurance that all of the units included in the self-storage mortgaged properties are free from hazardous materials or will remain so in the future.

     HOTEL PROPERTIES HAVE PARTICULAR RISKS. One mortgaged property, which constitutes security for a mortgage loan representing approximately 2.1% of the initial pool balance, is a limited service hotel. Hotel properties are exposed to certain unique risks. See "Risk Factors--Risks Relating to the Mortgage Loans--Hotel and Motel Properties Have Particular Risks" in the prospectus.

     Hotel properties are subject to operating risks common to the lodging industry. These risks include, among other things:

    o a high level of continuing capital expenditures to keep necessary furniture, fixtures and equipment updated;

    o competition from other hotels and hospitality properties;

    o increases in operating costs, which increases may not necessarily in the future be offset by increased room rates; and

    o dependence on business and commercial travelers and tourism, increases in energy costs and other expenses of travel and adverse effects of general and local economic conditions.

     These factors could adversely affect the related borrowers' ability to make payments on the related mortgage loans. Since limited service hotels and motels are relatively quick and inexpensive to construct, an over-building of hotels and motels could occur in any given region, which would likely adversely affect occupancy and daily room rates of the mortgaged properties that compete with them. Further, because hotel rooms are generally rented for short periods of time, hotel properties tend to be more sensitive to adverse economic conditions and competition than many other commercial properties. Furthermore, the financial strength and capabilities of the owner and operator of a hotel may have a substantial impact on that hotel's quality of service and economic performance. Additionally, the revenues of some hotels may be highly seasonal in nature.

     A hotel property may present additional risks as compared to other commercial property types in that:

    o hotels may be operated pursuant to franchise, management and operating agreements that may be terminable by the franchisor, the manager or the operator;

    o the transferability of any operating, liquor and other licenses to the entity acquiring the related hotel, either through purchase or foreclosure, is subject to local law requirements that typically restrict the transfer of those licenses;

    o it may be difficult to terminate an ineffective operator of a hotel property subsequent to a foreclosure of the related property; and

    o future occupancy rates may be adversely affected by, among other factors, any negative perception of a hotel based upon its historical reputation.

     HOTEL PROPERTIES AFFILIATED WITH A FRANCHISE OR HOTEL MANAGEMENT COMPANY HAVE PARTICULAR RISKS. The mortgaged property operated as a hotel is operated as a franchise of a national hotel chain and managed by a hotel management company. The performance of a hotel property operated in this manner depends in part on:

    o the continued existence and financial strength of the franchisor and of the hotel management company;

    o the public perception of the franchise; and

    o the duration of the franchise license and of the management agreement.

     Where a hotel property is operated pursuant to a franchise agreement, the continuation of the franchise license is typically subject to specified operating standards and other terms and conditions. The franchisor periodically inspects its licensed properties to confirm adherence to its operating standards. The failure of the hotel property to maintain these standards or adhere to other terms and conditions could result in the loss or cancellation of the franchise license. It is possible that the franchisor could condition the continuation of a franchise license on the completion of capital improvements or the making of capital expenditures that the related borrower determines are too expensive or are otherwise unwarranted in light of general economic conditions or the operating results or prospects of the affected hotels or motels. In that event, the related borrower may elect to allow the franchise license to lapse. In any case, if the franchise is terminated, the related borrower may seek to obtain a suitable replacement franchise or to operate the related hotel property independently of a franchise license. The loss of a franchise license could have a material adverse effect upon the operations or the value of the hotel covered by the franchise because of the loss of associated name recognition, marketing support and centralized reservation systems provided by the franchisor.

     The transferability of franchise license agreements may be restricted. In the event of a foreclosure, the trustee (or servicer or special servicer) may not have the right to use the franchise license without the franchisor's consent. Conversely, the trustee (or servicer or special servicer) may be unable to remove a franchisor or a hotel management company that it desires to replace following a foreclosure.

     THEATER PROPERTIES HAVE PARTICULAR RISKS. One mortgaged property, which constitutes security for a mortgage loan representing approximately 2.1% of the initial pool balance, is a theater property. These types of properties are exposed to certain unique risks.

     Significant factors determining the value of a theater property include:

    o the strength and experience of the operator;

    o its ability to secure film license agreements for first-run movies; and

    o its ability to maintain high attendance levels.

     Theater operators are also highly reliant on sales of food and beverages to attendees. Physical attributes of the building will also impact property value. These physical attributes include:

    o number of screens;

    o the size of individual auditoriums within the theater;

    o quality and modernity of sound and projection systems; and

    o quality and comfort of individual theaters and common areas (including box office, lobby and concessions area).

     The performance of a theater property can also be impacted by the quality, size and proximity of competitive theater properties and the relative appeal of films being screened at other theater properties within the market. In recent years, the theater industry has experienced a high level of construction of new theaters and an increase in competition among theater operators. This has caused some operators to experience financial difficulties, resulting in downgrades in their credit ratings and, in certain cases, bankruptcy filings. The theater industry is highly dependent on the quality and popularity of films being produced by film production companies both in the United States and overseas; a slowdown in movie production or decrease in the appeal of films being produced can negatively impact the value of a theater property. The theater industry is also subject to competitive distribution channels. These competitive distribution channels include:

    o cable and satellite television;

    o videotape and videodisk sales and rentals; and

    o electronic distribution via the Internet.

     REPAYMENT OF THE MORTGAGE LOANS IN THE POOL WILL DEPEND ON THE SUCCESSFUL OPERATION OF THE MORTGAGED PROPERTIES. The mortgaged properties consist entirely of income-producing real estate. Lending on the security of commercial, multifamily and manufactured housing community properties is generally viewed as riskier than lending on the security of single-family residential real estate. This is because commercial, multifamily and manufactured housing community real estate lending typically involves larger loans than single-family lending and because repayment is dependent on the successful operation of the related real estate project, the tenants' businesses and their creditworthiness.

     The ability of a mortgaged property to generate sufficient net operating income to pay debt service on the related mortgage loan may be adversely affected by a number of factors, including:

    o the age, design and construction quality of the property;

    o perceptions regarding the safety, convenience and attractiveness of the property;

    o the ability to convert an unsuccessful property to an alternative use;

    o the proximity and attractiveness of competing properties;

    o new construction of competing properties in the same real estate market as the property;

    o the adequacy of the property's management and maintenance;

    o an increase in operating expenses for the property;

    o an increase in the capital expenditures needed to maintain the property or make improvements;

    o a decline in the financial condition of a major tenant;

    o an increase in vacancy rates;

    o rent control laws;

    o a decline in rental rates as leases are renewed or replaced;

    o number and diversity of tenants; and

    o dependence on a single tenant or a concentration of tenants in a particular business or industry.

     Other factors that may adversely affect the ability of a mortgaged property to generate net cash flow are more general in nature, including without limitation:

    o national, regional or local economic conditions, including plant closings, industry slowdowns, unemployment rates and weaknesses in industries;

    o local real estate conditions, including without limitation, an oversupply of similar space;

    o demographic factors;

    o customer tastes and preferences; and

    o retroactive changes in building codes.

     Lenders typically look to the debt service coverage ratio (i.e., the ratio of net cash flow to debt service described more fully under "Description of the Mortgage Pool--Underwritten Cash Flow" in this prospectus supplement) and loan to value ratio (i.e., the ratio of the unpaid principal balance of a mortgage loan to the appraised value of the related mortgaged property) as measures of the risk and severity of default on a loan secured by income-producing property. Commercial, multifamily and manufactured housing community property values and cash flows are subject to volatility and may be insufficient to cover debt service on the related mortgage loans at any given time. The volatility of net cash flow generated by a mortgaged property will be influenced by many of the foregoing factors, as well as by:


    o the length of tenant leases;


    o the creditworthiness of tenants;


    o the rate at which new rentals occur;


    o the percentage of total property expenses in relation to revenues;


    o the ratio of fixed operating expenses to those that vary with revenues;
      and


    o the level of capital expenditures required to maintain the property and to maintain or replace tenants.


     Mortgaged properties with short-term or less creditworthy sources of revenue and/or relatively high operating costs, including without limitation hotel or motel properties, can be expected to have more volatile cash flows than mortgaged properties with medium to long-term leases from creditworthy tenants and/or relatively low operating costs. A decline in lease or occupancy rates will tend to have a more immediate effect on the net cash flow of those mortgaged properties with short-term revenue sources than on mortgaged properties with longer-term sources of revenue, and may lead to higher rates of delinquency or defaults than would be experienced by those properties with medium to long-term leases from creditworthy tenants.


     THE PROPERTY VALUES OF THE MORTGAGED PROPERTIES MAY BE ADVERSELY AFFECTED EVEN IF CURRENT OPERATING INCOME IS NOT. While the property values of the mortgaged properties generally will depend upon the operating income they generate, various factors may adversely affect the value of the mortgaged properties without affecting the mortgaged properties' current net operating income. These factors include, among others:


    o changes in governmental regulations;


    o fiscal policy;


    o zoning or tax laws;


    o potential environmental legislation or liabilities or other legal liabilities;


    o the availability of capital for refinancing;


    o changes in interest rate levels;


    o convertability of any property to an alternative use;


    o the proximity and attractiveness of competing properties; and


    o new construction of the same or similar type of property in the same real estate market.


     A decrease in the value of a mortgaged property could adversely affect the liquidation value of that mortgaged property and reduce the amount that can be realized if an event of default occurs on the related mortgage loan.

     MORTGAGE LOANS WITH BALLOON PAYMENTS INVOLVE A GREATER RISK TO THE LENDER BECAUSE THE ABILITY OF THE BORROWER TO MAKE THE BALLOON PAYMENT DEPENDS UPON ITS ABILITY TO REFINANCE THE LOAN OR SELL THE RELATED MORTGAGED PROPERTY. 122 of the mortgage loans in the pool, representing approximately 89.5% of the initial pool balance, do not fully amortize over their stated term to maturity and will have substantial payments of principal due at maturity, or in the case of the ARD Loan on its Anticipated Repayment Date, each as defined in the Glossary to this prospectus supplement, unless previously prepaid. Two of the mortgage loans described above, which represent approximately 2.0% of the initial pool balance, have an initial interest only period during which time they do not require the payment of principal and thereafter require partial amortization of principal prior to maturity. Two of the mortgage loans described above, representing approximately 1.8% of the initial pool balance, require payments of interest only for their entire respective terms.

     Loans that require balloon payments involve a greater risk to the lender than fully amortizing loans because the ability of a borrower to make a balloon payment will depend on its ability either:

    o to refinance the mortgage loan; or

    o to sell the related mortgaged property.

     The ability of a borrower to accomplish either of these goals will be affected by all of the factors described in this prospectus supplement affecting property value and cash flow, as well as a number of other factors at the time of attempted sale or refinancing, including:

    o prevailing economic conditions;

    o the level of available mortgage rates;

    o the availability of financing for properties of the type being financed at the time of sale or refinancing; and

    o changes in governmental regulations, zoning and tax laws.

     In order to maximize recoveries on defaulted mortgage loans, the pooling and servicing agreement authorizes the servicer or the special servicer to extend and modify mortgage loans that are in material default or as to which a payment default, including the failure to make a balloon payment, is imminent, subject to the limitations described under "Servicing of the Mortgage Loans--Modifications, Waivers and Amendments" in this prospectus supplement. We cannot assure you that any extension or modification will increase the present value of recoveries in a given case. Any delay in collection of a balloon payment that would otherwise be distributable in respect of a class of offered certificates, whether the delay is due to borrower default or to modification of the related mortgage loan by the servicer or the special servicer, will likely extend the weighted average life of that class of offered certificates. For more information, you should also review "Yield and Maturity Considerations" in this prospectus supplement and in the prospectus.

     THE SUCCESS OF EACH MORTGAGED PROPERTY DEPENDS ON THE PERFORMANCE AND VIABILITY OF THE PROPERTY MANAGER. Each mortgaged property is managed by a property manager or by the borrower itself. In many cases the property manager is an affiliate of the borrower. The successful operation of real estate is largely dependent on the performance and viability of the property manager. The property manager is responsible for responding to changes in the local market, planning and implementing the rental structure, including establishing rental rates, and advising the borrowers so that maintenance and capital improvements can be carried out in a timely fashion. Properties deriving revenues primarily from short-term sources are generally more management-intensive than properties leased to creditworthy tenants under long-term leases. A good property manager, by controlling costs, providing appropriate service to tenants and overseeing the maintenance of improvements, can improve cash flow, reduce vacancy, leasing and repair costs and preserve building value. On the other hand, management errors can, in some cases, impair short-term cash flow and the long-term viability of an income-producing property.

     We cannot give you any assurance regarding the performance of any property manager or operator that is currently in place or that may be put in place upon the expiration or termination of current management agreements or following any default or foreclosure under a mortgage loan. In addition, the non-borrower property managers generally are operating companies and, unlike limited purpose entities, may not be restricted from incurring debt and other liabilities in the ordinary course of business or otherwise. We cannot assure you that the property managers will always be in a financial condition to continue to fulfill their management responsibilities under the related management agreements throughout their respective terms or that the property managers will not be subject to conflicts of interest arising from their management of other properties that compete with those securing the mortgage loans.

     THE FILING OF BANKRUPTCY PETITIONS BY OR AGAINST BORROWERS MAY REDUCE OR DELAY COLLECTIONS ON THE RELATED MORTGAGE LOANS. Under the federal bankruptcy code, the filing of a bankruptcy petition by or against a borrower may stay the commencement or continuation of a foreclosure action. In addition, if a court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan it secures, the court may reduce the amount of secured indebtedness to the then-current value of the mortgaged property. Such an action would make the lender a general unsecured creditor for the difference between the then-current value and the amount of its outstanding mortgage indebtedness. A bankruptcy court also may:

    o grant a debtor time to cure a payment default on a mortgage loan;

    o reduce monthly payments due under a mortgage loan;

    o change the rate of interest due on a mortgage loan;

    o otherwise alter the mortgage loan's repayment schedule; or

    o change other terms of the mortgage loan.

     Additionally, the borrower's trustee or the borrower, as debtor in possession, has special powers to avoid, subordinate or disallow debts. In some circumstances, the claims of the mortgage lender may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

     The filing of a bankruptcy petition may also stay the lender from enforcing a borrower's assignment of rents and leases. The federal bankruptcy code also may interfere with the trustee's ability to enforce any lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and expensive and may significantly delay the trust fund's receipt of rents. Rents also may escape an assignment to the extent they are used by the borrower to maintain the mortgaged property or for other court authorized expenses.

     As a result of the foregoing, the trustee's recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

     In addition, a number of the borrowers under the mortgage loans are limited or general partnerships. Under some circumstances, the bankruptcy of a general partner in a partnership may result in the dissolution of that partnership. The dissolution of a borrower partnership, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligations under the related mortgage loan. See "Legal Aspects of Mortgage Loans--Bankruptcy Laws," "--Due-on-Sale and Due-on-Encumbrance Provisions" and "--Subordinate Financing" in the prospectus.

     TENANT CONCENTRATION ENTAILS RISK BECAUSE A DECLINE IN THE FINANCIAL CONDITION OF A SINGLE TENANT OR A FEW TENANTS MAY ADVERSELY AFFECT THE NET CASH FLOW GENERATED BY A MORTGAGED PROPERTY. In those cases where a mortgaged property is leased to a single tenant, or is primarily leased to a small number of major tenants, a deterioration in the financial condition or a change in the plan of operations of that single or major tenant can have a particularly significant effect on the net cash flow generated by the mortgaged property. If any such single or major tenant defaults under or fails to renew its lease, the resulting adverse financial effect on the operation of the mortgaged property will be substantially greater than would otherwise be the case with respect to a property occupied by a large number of less significant tenants.

     46 of the mortgaged properties, which constitutes security for mortgage loans (or allocated principal portion thereof) representing approximately 23.6% of the initial pool balance, are each leased to a single tenant.

     In some cases where a mortgaged property is leased to a single tenant, the property has been constructed, configured or equipped in a manner that is generally suited for the unique requirements of the business conducted by the tenant. If the tenant were to vacate, adapting the property to an alternative use would be difficult and involve a much greater expense than would otherwise be the case. Examples of these properties generally include theaters and the retail properties operated as restaurants, parking garages or other specialty facilities.

     In addition, retail, office or industrial properties also may be adversely affected if there is a concentration of tenants in a particular business or industry and that particular business or industry declines.

     These adverse financial effects could result in insufficient cash flow received by a borrower with respect to a mortgaged property which could, in turn, result in the inability of the borrower to make required payments on its mortgage loan, pay for maintenance and other operating expenses, fund capital improvements and pay other obligations it may have. Thus, where a mortgaged property is leased to a single tenant, or a small number of major tenants, the performance of the related mortgaged property will depend on the success of the business conducted by the tenant and the nature of the industry or industries in which that business is conducted to a greater extent than would otherwise be the case.

     TENANT BANKRUPTCY ENTAILS SPECIAL RISK. The bankruptcy or insolvency of a major tenant, or a number of smaller tenants, at any particular mortgaged property may adversely affect the income produced by the particular mortgaged property.

     Under the federal bankruptcy code, a tenant has the option of assuming an unexpired lease (and either retaining it or assigning it to a third party) or rejecting the lease. In general, the tenant must assume or reject the lease within 60 days after the bankruptcy filing, although the period can be extended. Tenants that file bankruptcy must pay rent until the lease is assumed or rejected, except that the tenant may be granted up to 60 days (not subject to extension) during which time rent may not be payable. If the lease is assumed, the tenant must cure any defaults under the lease, compensate the landlord for its losses and provide the landlord with "adequate assurance" of future performance. If the tenant rejects the lease, the landlord's claim for breach of the lease would be a general unsecured claim against the tenant, unless the tenant has pledged collateral to secure the landlord's claim. The claim would be limited to the unpaid rent reserved under the lease for the periods prior to the bankruptcy petition, or earlier surrender of the leased premises, plus the greater of (i) one year's rent and (ii) 15% of the remaining reserved rent, not to exceed three years' rent. A tenant may file for bankruptcy protection for a variety of reasons and on account of various circumstances that may include a desire to obtain relief from lease obligations that it considers to be at above market rates or otherwise undesirable.

     The bankruptcy or insolvency of a tenant could result in a substantial delay in receipt by the landlord of the amount of its claim, as well as a substantial delay in the ability of the landlord to relet the tenant's space. In addition, depending on the assets of the bankrupt tenant, the full amount of the landlord's claim for breach of the lease may never be ultimately paid.

     THERE ARE ADDITIONAL RISKS RELATING TO TENANTS. The mortgaged properties will be affected by the expiration of leases and the ability of the respective borrowers to renew the leases or relet the space on comparable terms. Most of the mortgaged properties are in whole or in part occupied under leases that expire during the respective terms of the related mortgage loans. Moreover, if a tenant at any mortgaged property defaults in its lease obligations, the borrower (or foreclosing lender) may incur substantial costs and experience significant delays associated with enforcing its rights and protecting its investment, potentially including costs incurred in renovating and reletting the mortgaged property. For example, this may occur if a tenant attempts to avoid paying above-market rental payments by vacating and withholding rent following a foreclosure notwithstanding its obligation to attorn to the lender.

     We cannot give you any assurance that tenants will renew leases upon expiration or, in the case of renewal, whether the renewal rent will be equal to the rent previously paid or, in the case of a commercial tenant, that it will continue to operate throughout the term of its lease. A borrower would be adversely affected if its tenants were unable to pay rent or if the borrower could not rent space on favorable terms or rent any space. In addition, upon reletting or renewing existing leases, the borrower under a mortgage loan secured by a commercial property will likely be required to pay leasing commissions and tenant improvement costs, which, in the absence of sufficient reserves, may adversely affect cash flow from the mortgaged property. We cannot give you any assurances as to whether, or to what extent, economic, legal or social factors will affect future rental or repayment patterns.

     PROPERTIES LEASED TO MULTIPLE TENANTS HAVE PARTICULAR RISKS. 81 mortgaged properties, which constitutes security for mortgage loans (or allocated principal portion thereof) representing approximately 44.4% of the initial pool balance, are leased to multiple tenants. If a mortgaged property has multiple tenants, re-leasing expenditures may be more frequent than in the case of mortgaged properties with fewer tenants, thereby reducing the cash flow available for debt service payments.

     GROUND LEASES HAVE PARTICULAR RISKS. The interest of the respective borrowers in nine mortgaged properties, which constitutes security for mortgage loans (or allocated principal portion thereof) representing approximately 9.1% of the initial pool balance, consists primarily of a leasehold interest under a ground lease where the related fee interest is not pledged as security for the mortgage loan.

     Mortgage loans secured by leasehold interests under ground leases are subject to some risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold is terminated upon a lease default, the lender will lose its security. Generally, the related ground lease requires the lessor to give the lender notice of lessee defaults and an opportunity to cure them, permits the leasehold estate to be assigned to the lender or the purchaser at a foreclosure sale, and contains other protective provisions typically included in a "mortgageable" ground lease.

     Upon the bankruptcy of a landlord or a tenant under a ground lease, federal bankruptcy law allows the debtor entity to elect to continue or terminate the ground lease. A tenant under a ground lease that has been rejected by the debtor ground lessor has the right to remain in possession of its leased premises under the rent reserved in the lease for the term, including renewals, of the ground lease, but is not entitled to enforce the obligation of the ground lessor to provide any services required under the ground lease. If a debtor tenant under a ground lease rejects the related ground lease, the holder of a mortgage secured by the leasehold interest would have the right to succeed to the ground lessee's position under the ground lease only if the ground lessor had specifically granted that right to the ground lessee. In the event of concurrent bankruptcy proceedings involving the ground lessor and the ground lessee, the trust fund may be unable to enforce the debtor ground lessee's obligation to refuse to treat a ground lease rejected by a ground lessor as having been terminated. In those circumstances, the ground lease could be terminated notwithstanding lender protection provisions contained in the ground lease or in the mortgage. Some of the ground leases securing the mortgaged properties provide that the ground rent payable thereunder increases during the term of the lease. These increases may adversely affect the cash flow and net income of the borrower from the mortgaged property.

     A mortgage loan that is secured by the borrower's leasehold interest in the mortgaged property and by the related fee interest is presented in this prospectus supplement as if the mortgage loan were secured by a fee mortgage.

     In the case of one of the mortgage loans that is secured primarily by a leasehold interest in a mortgaged property, which loan represents approximately 0.6% of the initial pool balance, the borrower's interest consists of a ground sublease estate in that property. In this case, the risks described above are associated with both the subleasehold estate of the borrower and the leasehold estate of the ground sublessor. In particular, the security for the mortgage loan may be adversely affected by a borrower bankruptcy or default under the ground sublease, a ground sublessor's default under the ground lease, a bankruptcy of the ground sublessor/ground lessee or a bankruptcy of the owner of the fee interest.

     GEOGRAPHIC CONCENTRATION OF MORTGAGED PROPERTIES IN A PARTICULAR AREA INCREASES THE EXPOSURE OF THE MORTGAGE POOL AS A WHOLE TO ADVERSE CONDITIONS IN THAT AREA. A concentration of mortgaged properties in a particular state, region or locale increases the exposure of the mortgage pool to adverse conditions in that state, region or locale that may reduce the mortgaged property's income and its liquidation value. Adverse conditions may include:

    o general economic or demographic conditions in the state, region or locale or adverse developments affecting an industry that is concentrated in the state or region;

    o real estate market conditions in the state or region;

    o state or local government regulations;

    o natural disasters, including earthquakes, floods, tornadoes and hurricanes, which may not be fully covered by insurance; and

    o other factors that are beyond the control of the related borrower.

     Some states or geographic regions may be more severely affected by the above factors than other states or regions, and to the extent that there is a concentration of mortgaged properties or borrowers in the state or region, the impact on the trust may be more significant than would be the case if the properties were more geographically diversified.

     Mortgaged properties located in California, Florida, Texas, Illinois and New York, respectively, represent security for 61, 8, 17, 3 and 12 mortgaged properties, respectively, constituting approximately 34.0%, 10.4%, 8.8%, 6.6% and 5.5%, respectively, of the initial pool balance.

     ABSENCE OR INADEQUACY OF INSURANCE COVERAGE AND THE GEOGRAPHIC CONCENTRATION OF MORTGAGED PROPERTIES IN AREAS WITH A GREATER RISK OF NATURAL DISASTERS MAY ADVERSELY AFFECT THE YIELD ON YOUR INVESTMENT. The mortgaged properties may suffer casualty losses due to risks that are not covered by insurance or for which insurance coverage is not available at commercially reasonable rates. In addition, a substantial number of mortgage loans are secured by mortgaged properties located in areas, including California and Texas and in coastal areas of Florida, that have historically been at greater risk of acts of nature for which adequate insurance may not be generally available (including earthquakes, hurricanes and floods). Some of these mortgage loans generally do not require borrowers to maintain earthquake or hurricane insurance, or flood insurance in excess of the federal limit, and we cannot assure you that borrowers will attempt or be able to obtain adequate insurance against those risks. Moreover, if reconstruction or major repairs are required following a casualty, changes in laws that have occurred since the time of original construction may materially affect the borrower's ability to effect reconstruction or major repairs or may materially increase their cost.

     THE TRUST FUND'S ABILITY TO REALIZE UPON THE MORTGAGE LOANS MAY BE LIMITED BY THE APPLICATION OF STATE LAWS. Some states (including California) have laws prohibiting more than one "judicial action" to enforce a mortgage obligation. Some courts have construed the term "judicial action" broadly. In the case of a mortgage loan secured by mortgaged properties located in multiple states, the servicer or special servicer may be required to foreclose first on mortgaged properties located in states where those "one action" rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure. As a result, the ability to realize upon the mortgage loans may be limited by the application of state laws. Violations of these statutes may result in the loss of some or all of the security under the loan. Other statutory provisions (including provisions of California law) limit any deficiency judgment (if recourse beyond the mortgaged property is otherwise permitted) against the borrower following a judicial sale to the excess of the outstanding debt over the greater of (i) the fair market value of the property at the time of the public sale and (ii) the amount of the winning bid in the foreclosure. Further, under the laws of some states, including California, once a property has been sold pursuant to a power-of-sale clause contained in a deed of trust, the lender is precluded from seeking a deficiency judgment (if otherwise permitted) against the borrower or, under some circumstances, guarantors.

     CONCENTRATIONS IN A MORTGAGE POOL OF LOANS WITH LARGER-THAN-AVERAGE BALANCES CAN RESULT IN LOSSES THAT ARE MORE SEVERE, RELATIVE TO THE SIZE OF THE POOL, THAN IF THE MORTGAGE LOAN BALANCES WERE MORE EVENLY DISTRIBUTED. Several of the mortgage loans in the pool have cut-off date balances that are substantially higher than the average cut-off date balance of the mortgage loans, which is approximately $5,782,829.

     The largest mortgage loan has a cut-off date balance of approximately $93,927,147 and represents approximately 11.2% of the initial pool balance.

     The ten largest mortgage loans have an aggregate cut-off date balance of approximately $305,608,167 and represent, in the aggregate, approximately 36.4% of the initial pool balance. See the table entitled "Ten Largest Mortgage Loans" under "Description of the Mortgage Pool--Additional Mortgage Loan Information" in this prospectus supplement and Annex B to this prospectus supplement.


     IF THERE IS A HIGH CONCENTRATION OF LOANS TO RELATED BORROWERS, THE FINANCIAL CONDITION OF THESE BORROWERS MAY HAVE A SIGNIFICANT IMPACT ON THE MORTGAGE POOL. Some groups of mortgage loans in the pool consist of non-cross-collateralized and non-cross-defaulted mortgage loans that have been made to the same borrower or to separate borrowers with common principals. One of those groups consists of the mortgage loan secured by the "Manufactured Home Communities" properties that we identify as loan number 310900140 on Annex A and describe in Annex B to this prospectus supplement and the mortgage loan that we identify by loan number 3109000195 on Annex A, which together represent 13.1% of the initial pool balance.

     If a mortgage pool has a high concentration of loans to related borrowers, the financial difficulties of a borrower could have a greater impact on the mortgage pool than would be the case if the borrower and its affiliates represented a smaller proportion of the mortgage pool.

     Mortgaged properties that are owned by a group of related borrowers are likely to have common management. To the extent that mortgaged properties owned by a group of related borrowers have common property management, any financial or other difficulties experienced by the property manager would have a greater impact on the mortgaged properties than would be the case if the properties did not have common management. In addition, if a person that owns or controls several mortgaged properties experiences financial difficulty at one of those properties, it could defer maintenance at one or more other mortgaged properties in order to satisfy current expenses with respect to the mortgaged property experiencing financial difficulty, or it could attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting monthly payments for an indefinite period on all the related mortgage loans.

     In addition, a financial failure or bankruptcy filing involving an affiliate of a group of affiliated borrowers, including a common general partner or the owner of a common general partner, would have a greater impact on the mortgage pool than a financial failure or bankruptcy filing involving a single borrower representing a smaller portion of the mortgage pool. Nonetheless, the filing of a bankruptcy petition should not invalidate the first lien position held by the trustee on the related mortgaged property, and the servicer is required to make advances of scheduled payments of principal and interest and servicing advances through liquidation unless the servicer determines that those advances will not be recoverable.

     CHANGES IN MORTGAGE POOL CONCENTRATION CAN CHANGE THE NATURE OF YOUR INVESTMENT. As mortgage loans are prepaid, repurchased or liquidated following default, the remaining mortgage loans as a group may exhibit increased concentration with respect to the type of properties, property characteristics, number of borrowers and affiliated borrowers or geographic location, and your pass-through rate may be affected if it is equal to or calculated based upon a weighted average of the Net Mortgage Rates on the mortgage loans.

     MORTGAGE LOANS WITH CROSS-COLLATERALIZATION ARRANGEMENTS MAY BE SUSCEPTIBLE TO "FRAUDULENT CONVEYANCE" RISK. One mortgage loan, representing 11.2% of the mortgage pool, is secured by several mortgaged properties and represents the indebtedness of two affiliated borrowers. This arrangement results in cross-collateralization in that each of those borrowers has pledged its interest in the properties as security for the repayment of its and the other borrower's respective shares of the loan proceeds.

     The purpose of cross-collateralization arrangements is to reduce the risk of default or ultimate loss as a result of the inability of a mortgaged property to generate sufficient net cash flow to pay debt service on the related mortgage loan. However, if a borrower under a loan that we describe above were to become a debtor in a bankruptcy case, the creditors of that borrower or the representatives of the borrower's estate could challenge as a fraudulent conveyance the pledge of the borrower's interests in one or more of the mortgaged properties as security for the repayment of the other related borrower's shares of the loan proceeds.

     In general, such a pledge may be set aside as a "fraudulent conveyance" if a court finds that the following circumstances exist:

    o Insufficient Consideration. The pledgor did not receive fair consideration or reasonably equivalent value in exchange for its agreement to pledge its interest in a mortgaged property for the benefit of the other borrower; and

    o Insolvency. The pledgor either was insolvent at the time of granting the lien on its interest in the mortgaged property, or was rendered insolvent as a result of granting the lien on its interest in the mortgaged property, or intended to or believed that it would incur debts that would be beyond its ability to pay as they matured.

     A BORROWER MAY BE MAINTAINING OTHER FINANCING THAT COULD REDUCE CASH FLOW FROM THE RELATED PROPERTY AND INCREASE THE RISK OF BORROWER DEFAULT AND BANKRUPTCY. Except as described below, the mortgage loans generally do not permit borrowers to incur additional indebtedness that is secured by the mortgaged properties. All of the mortgage loans, however, permit the related borrower to incur unsecured indebtedness in the ordinary course of business. With respect to one mortgage loan, representing approximately 0.2% of the initial pool balance, the related borrower has incurred additional debt to an affiliate, which debt is secured by the mortgaged property and which debt is subject to a subordination agreement in favor of the lender. The mortgage loan identified by loan number 310900040 permits the borrower to incur fixed-rate, fully-amortizing subordinated indebtedness secured by the mortgaged property if the combined loan-to-value ratio of the subordinated loan and the mortgage loan is not more than 56.5%, the pro forma debt service coverage ratio of those loans is greater than 1.5x, and the lender is provided with adequate protections as it may reasonably require. The mortgage loan identified by loan number 310900070 on Annex A permits subordinate indebtedness that is secured by the mortgaged property for the limited purpose of financing re-tenanting costs if the subordinated loan does not exceed $300,000, the combined loan-to- value ratio of the subordinate loan and the mortgage loan is not more than 50%, and the debt service coverage ratio for those loans is not less than 2.0x. Those two mortgage loans represent 1.0% and 0.2%, respectively, of the initial pool balance, respectively. With respect to three mortgage loans, representing approximately 1.3% of the initial pool balance, the borrower is permitted to incur additional debt that is not secured by the mortgaged property without the consent of the lender.

     In the case of the mortgage loan secured by the "FM Global Headquarters" property, which we identify by loan number 28983 on Annex A and describe in Annex B to this prospectus supplement, the borrower has incurred additional indebtedness to a third party that is secured by the related mortgaged property and which additional indebtedness is subject to a subordination agreement in favor of the lender. See "Annex B--Summary of Ten Largest Loans--FM Global--Additional Debt/Transfers."

     With respect to two mortgage loans, which we refer to as the "pari passu loans" (the mortgage loan secured by "Long Beach Marketplace," which we identify by loan number 28750 on Annex A and describe in Annex B to this prospectus supplement, and the mortgage loan that we identify by loan number 29476 on Annex A), the related mortgaged property also secures a separate loan having identical terms (including Mortgage Rate) other than principal balance, which we refer to as the "companion loan," that will not be an asset of the trust or contained in the mortgage pool. Each pari passu loan and its companion loan are together secured by a first mortgage lien on the related mortgaged property. Each companion loan has the benefit of a letter of credit that is required to be released if the related borrower satisfies certain conditions that include a loan-to-value ratio test, debt service coverage ratio test and requirements for increases in effective gross income. Under the terms of an intercreditor agreement between the holder of each pari passu loan and the holder of the related companion loan, each companion loan will be subordinated in right of payment to the related pari passu loan until the date when specified income or occupancy criteria are satisfied and the letter of credit is released or drawn upon and thereafter will be pari passu with the related pari passu loan in right of payment. The right to exercise remedies with respect to each companion loan is generally exercisable only by the holder of the related pari passu loan. The servicer and special servicer will be required and entitled to service and administer, and the servicer will be required to make advances with respect to, both the pari passu loan and the companion loan. See "Description of the Mortgage Pool--Pari Passu Loans" in this prospectus supplement.

     The existence of additional debt, even if subordinated, may increase the risk of default on a mortgage loan for several reasons, including the following:

    o Reduced Cash Flow. Additional debt service requirements may reduce cash available for property maintenance, thereby reducing the value of the mortgaged property.

    o Refinancing. A borrower with additional debt outstanding when a mortgage loan matures may have more difficulty refinancing the mortgage loan, especially if the mortgage loan requires a relatively large balloon payment at maturity.

    o Bankruptcy Risks. Additional debt increases the risk that the borrower could become insolvent or subject to bankruptcy or similar proceedings, or might complicate bankruptcy proceedings and further delay foreclosure on the mortgaged property. In addition, if the holder of additional debt becomes insolvent, the trustee's ability to foreclose on the related mortgage loan could be delayed. See "Legal Aspects of the Mortgage Loans--Due-on-Sale and Due-on-Encumbrance Provisions" and "--Subordinate Financing" in the prospectus.

    o Default Under Other Indebtedness. If another loan secured by the mortgaged property is in default, the other lender may foreclose on the mortgaged property, absent an agreement to the contrary, thereby causing a delay in payments and/or an involuntary repayment of the mortgage loan prior to maturity. The trust fund may also be subject to the costs and administrative burdens of involvement in foreclosure proceedings or related litigation.

     RECENTLY CONSTRUCTED PROPERTIES DO NOT HAVE OPERATING HISTORIES. 23 of the mortgaged properties, which constitute security for mortgage loans (or allocated principal portion thereof) representing approximately 10.7% of the initial pool balance, were constructed after 1998, and consequently do not have significant operating histories. There can be no assurance that these properties will be commercially successful. There can be no assurance that current occupancy levels of these properties will be maintained or that full occupancy will be achieved or maintained. There also can be no assurance that any as yet undiscovered physical or design problems with these properties will not adversely affect occupancy levels.

     THE APPRAISALS OBTAINED IN CONNECTION WITH THE ORIGINATION OR ACQUISITION OF THE MORTGAGE LOANS MAY NOT ACCURATELY REFLECT THE PRESENT OR FUTURE VALUES OF THE MORTGAGED PROPERTIES. An appraisal was conducted in respect of each mortgaged property in connection with the origination or acquisition of the related mortgage loan. The resulting estimates of value are the basis of the loan to value ratios referred to in this prospectus supplement. Those estimates represent the analysis and opinion of the person performing the appraisal or market analysis and are not guarantees of present or future values. Moreover, the values of the mortgaged properties may have changed significantly since the appraisals or market studies were performed. In addition, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller. That amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale. Information regarding the values of mortgaged properties available to us as of the cut-off date is presented for illustrative purposes only in Annex A and Annex B to this prospectus supplement. See "Description of the Mortgage Pool--Assessments of Property Condition" in this prospectus supplement.

     INSPECTIONS OF THE MORTGAGED PROPERTIES MAY NOT IDENTIFY ALL CONDITIONS REQUIRING REPAIR OR REPLACEMENT. Except as described below, licensed engineers or consultants inspected each mortgaged property in connection with the origination of the related mortgage loan to assess items such as structure, exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements. However, we cannot assure you that all conditions requiring repair or replacement were identified. One mortgaged property, representing security for approximately 0.6% of the initial pool balance, had been recently constructed as of the origination of the mortgage loan and therefore were not the subject of a property condition assessment. In addition, the mortgaged property that is ground leased to a third party, which mortgaged property represents security for 0.2% of the initial pool balance, was not the subject of a property condition assessment.

     CHANGES IN ZONING LAWS MAY ADVERSELY AFFECT THE BORROWER'S PROPERTY AND AS A RESULT ADVERSELY AFFECT THAT BORROWER'S ABILITY TO MEET ITS MORTGAGE LOAN OBLIGATIONS. Changes in building and zoning ordinances and codes affecting some of the mortgaged properties may have come into effect after the construction of improvements on the mortgaged properties. As a result, some of these improvements may not comply fully with current zoning laws, including density, use, parking and setback requirements, but in certain cases may qualify as permitted non-conforming uses. Changes in the applicable zoning laws may limit the ability of a borrower to rebuild its premises "as is" in the event of a substantial casualty loss and, to the extent law and ordinance insurance is not in place providing coverage against the resulting diminution in value, may adversely affect the ability of the borrower to meet its mortgage loan obligations.

     ABSENCE OF ATTORNMENT PROVISIONS IN SOME TENANT LEASES MAY REDUCE THE VALUE OF SOME OF THE MORTGAGED PROPERTIES OR THE CASH FLOW GENERATED BY THOSE MORTGAGED PROPERTIES. In some jurisdictions, if tenant leases are subordinate to the liens created by the mortgage and do not contain attornment provisions (i.e., provisions requiring the tenant to recognize a successor owner following foreclosure as landlord under the lease), the leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Not all leases were reviewed to ascertain the existence of attornment or subordination provisions. Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, that mortgaged property could experience a further decline in value if those tenants' leases were terminated. This is particularly likely if those tenants were paying above-market rents or could not be replaced.

     If a lease is not subordinate to a mortgage, the trust fund will not possess the right to dispossess the tenant upon foreclosure of the mortgaged property (unless it has otherwise agreed with the tenant). If the lease contains provisions inconsistent with the mortgage (e.g., provisions relating to application of insurance proceeds or condemnation awards) or that could affect the enforcement of the lender's rights (e.g., a right of first refusal to purchase the property), the provisions of the lease will take precedence over the provisions of the mortgage. Some of the leases of some mortgaged properties may not be subordinate to the related mortgage.

     BORROWERS THAT ARE NOT SPECIAL PURPOSE ENTITIES MAY BE MORE LIKELY TO FILE BANKRUPTCY PETITIONS AND THIS MAY ADVERSELY AFFECT YOUR CERTIFICATES. In most cases, the purposes of the borrowers are limited to owning and operating the respective mortgaged properties. In some cases, however, the respective borrower is not subject to such a limitation or is not subject to other covenants that are customarily used to cause a borrower to be a special purpose entity (such as requirements for the appointment of an independent director and the consent of that director to any voluntary bankruptcy or similar proceedings by the borrower). One purpose of such limitations and covenants is to avoid a bankruptcy or similar proceeding that is intended solely to benefit a borrower's affiliate or is not justified by the borrower's own economic circumstances (although the presence of those limitations and covenants does not assure that a bankruptcy would be avoided).


     COMPLIANCE WITH THE AMERICANS WITH DISABILITIES ACT MAY IMPOSE ADDITIONAL COSTS ON A BORROWER AND ADVERSELY AFFECT ITS ABILITY TO MEET ITS MORTGAGE LOAN OBLIGATIONS. Under the Americans with Disabilities Act of 1990, public accommodations are required to meet applicable federal requirements related to access and use by disabled persons. If a mortgaged property does not currently comply with the Americans with Disabilities Act, the related borrower may be required to incur significant costs in order to bring the property into compliance. In addition, noncompliance could result in the imposition of fines by the federal government or an award of damages to private litigants. These costs could have an adverse effect on a borrower's ability to pay debt service on the related mortgage loan.


     LITIGATION INVOLVING A BORROWER MAY HAVE AN ADVERSE EFFECT ON ITS ABILITY TO MEET ITS MORTGAGE LOAN OBLIGATIONS. There may be legal proceedings pending, from time to time, against the borrowers and their affiliates relating to the business of, or arising out of the ordinary course of business of, the borrowers and their affiliates. We cannot assure you that litigation will not have a material adverse effect on the performance of the borrower or the related mortgaged properties and, thus, the distributions to certificateholders.


                           FORWARD LOOKING STATEMENTS


     Whenever we use words like "intends," "anticipates" or "expects" or similar words in this prospectus supplement, we are making a forward-looking statement, or a projection of what we think will happen in the future. Forward-looking statements are inherently subject to a variety of circumstances, many of which are beyond our control, that could cause actual results to differ materially from what we think they will be. Any forward-looking statements in this prospectus supplement speak only as of the date of this prospectus supplement. We do not assume any responsibility to update or review any forward-looking statement contained in this prospectus supplement to reflect any change in our expectation with respect to the subject of the forward-looking statement or to reflect any change in events, conditions or circumstances on which any forward-looking statement is based.

                        DESCRIPTION OF THE MORTGAGE POOL


GENERAL

     The trust fund will consist primarily of 145 mortgage loans collectively secured by liens on 153 commercial, 23 multifamily and 8 manufactured housing community mortgaged properties. The initial pool balance is approximately $838,510,239. Each mortgage loan is evidenced by one or more promissory notes and secured by one or more mortgages, deeds of trust or other similar security instruments that collectively create a first mortgage lien on one or more of the following properties:

    o with respect to 174 mortgaged properties, which represent security for mortgage loans (or allocated principal portions thereof) representing approximately 87.1% of the initial pool balance, the property consists of a fee simple estate (i.e., the borrower owns the land and any improvements that constitute the mortgaged property or, in the case of one mortgaged property, for which the related mortgage loans (or allocated principal portions thereof) constitute 0.2% of the initial pool balance, the property is the land but not the improvements that constitute the mortgaged property);

    o with respect to nine mortgaged properties, which represent security for mortgage loans (or allocated principal portions thereof) representing approximately 9.1% of the initial pool balance, the property consists of a leasehold interest (i.e., the borrower has the interest of a tenant or subtenant in the land and improvements that constitute the related mortgaged property); or

    o with respect to one mortgaged property, which represents security for a mortgage loan representing approximately 3.8% of the initial pool balance, the property consists of (a) a leasehold interest in land or land and improvements and (b) a fee interest (i.e., the mortgage loan is secured by a leasehold interest and a fee interest in the land and improvements).

     Unless the related mortgage loan is also secured by the lessor's fee interest in a property, each ground lease that is security for a mortgage loan, in whole or in part, that is not also secured by the related fee interest, extends at least 10 years (including any extension options) beyond the maturity date of that mortgage loan. Generally, when we refer to a borrower's "leasehold interest" in a mortgaged property, we mean the borrower's interest under a ground lease or ground sublease unless the context makes clear otherwise.

     Generally, whenever we refer to "mortgage loans," "mortgaged properties" and "mortgages," we are only referring to those that relate to the mortgage loans that are in the mortgage pool unless the context makes clear otherwise. All percentages of the mortgage loans, or of any specified group of mortgage loans, referred to in this prospectus supplement without further description are approximate percentages of the initial pool balance.

     The mortgage loans will be acquired by us, on the date the certificates are issued to the underwriters, from Wells Fargo Bank, National Association, Bear, Stearns Funding, Inc. and Morgan Stanley Dean Witter Mortgage Capital Inc., the mortgage loan sellers, which either originated the mortgage loans or acquired them from their respective originators. We will assign our interests in the mortgage loans, without recourse, to the trust fund on the date on which we acquire the mortgage loans from the mortgage loan sellers. See "--The Mortgage Loan Sellers" and "--Representations and Warranties; Repurchases" below and "Description of the Pooling and Servicing Agreements--
Assignment of Mortgage Loans; Repurchases" in the prospectus.

     The mortgage loans are not insured or guaranteed by the mortgage loan sellers or any of their affiliates, the servicer, the special servicer, any governmental entity or any private mortgage insurer. We have not undertaken any evaluation of the significance of the provisions of any of the mortgage loans that provide for recourse against the related borrower or another person in the event of a default. Accordingly, you should consider all of the mortgage loans to be non-recourse loans as to which recourse in the case of default will be limited to the specific property and such other assets, if any, pledged to secure a mortgage loan.

     The mortgage loans in the pool were originated between August 1998 and August 2000, inclusive.


ADDITIONAL DEBT

     Except as described in the immediately succeeding paragraph or "--The Pari Passu Loans" below, the mortgage loans generally do not permit borrowers to incur additional indebtedness that is secured by the mortgaged properties. All of the mortgage loans, however, permit the related borrower to incur unsecured indebtedness in the ordinary course of business. With respect to one mortgage loan, representing approximately 0.2% of the initial pool balance, the related borrower has incurred additional debt to an affiliate, which debt is secured by the mortgaged property and which debt is subject to a subordination agreement in favor of the lender under the mortgage loan. The mortgage loan identified by loan number 310900040 permits the borrower to incur fixed-rate, fully-amortizing subordinated indebtedness secured by the mortgaged property if the combined loan-to-value ratio of the subordinated loan and the mortgage loan is not more than 56.5%, the pro forma debt service coverage ratio of those loans is greater than 1.5x, and the lender is provided with adequate protections as it may reasonably require. The mortgage loan identified by loan number 310900070 on Annex A permits subordinate indebtedness that is secured by the mortgaged property for the limited purpose of financing re-tenanting costs if the subordinated loan does not exceed $300,000, the combined loan to value ratio of the subordinate loan and the mortgage loan is not more than 50%, and the debt service coverage ratio for those loans is not less than 2.0x. Those two mortgage loans represent 1.0% and 0.2%, respectively, of the initial pool balance. With respect to three mortgage loans, representing approximately 1.3% of the initial pool balance, the borrower is permitted to incur additional debt that is not secured by the mortgaged property without the consent of the lender.

     In the case of the mortgage loan secured by the "FM Global Headquarters" property, which we identify by loan number 28983 on Annex A and describe in Annex B to this prospectus supplement, the borrower has incurred additional indebtedness to a third party that is secured by the related mortgaged property and which additional debt is subject to a subordination agreement in favor of the lender. See "Annex B--Summary of Ten Largest Loans--FM Global--Additional Debt/Transfers."

     See "Legal Aspects of Mortgage Loans--Subordinate Financing" in the prospectus.


THE ARD LOAN

     The mortgage loan secured by the "Trolley Square" mortgaged property, which we identify by loan number 10006891 on Annex A and describe in Annex B, representing approximately 3.5% of the initial pool balance, provides that if the related borrower has not prepaid the mortgage loan in full on or before its Anticipated Repayment Date, any principal outstanding on that date thereafter will accrue interest at the Revised Rate for the mortgage loan rather than the Initial Rate. As described below under "--Mortgaged Property Accounts--Lock Box Accounts," funds on deposit in the Lock Box Account relating to the ARD Loan in excess of amounts required for the payment of property operating expenses and reserves will be applied to amortize the principal of the mortgage loan. The Anticipated Repayment Date of the ARD Loan is 120 months after the first due date. The Revised Rate for the ARD Loan will be equal to the sum of 5% and the greater of (i) the Initial Rate and (ii) the yield on United States Treasury obligations having a maturity set forth in the related mortgage loan documents.



THE PARI PASSU LOANS

     With respect to two mortgage loans, which we refer to as the "pari passu loans" (the mortgage loan secured by "Long Beach Marketplace," which we identify by loan number 28750 on Annex A and describe in Annex B to this prospectus supplement and the mortgage loan secured by "De Anza Plaza," which we identify by loan number 29476 on Annex A), the related mortgaged property also secures a separate mortgage loan having identical terms (including mortgage rate) other than principal balance, which we refer to as the "companion loan," that will not be an asset of the trust or contained in the mortgage pool. Each pari passu loan and its companion loan are together secured by a first mortgage lien on the related mortgaged property.

     Each companion loan (but not the related pari passu loan) has the benefit of a letter of credit that is required to be released if the related borrower satisfies certain conditions that include satisfaction of a loan-to-value ratio test, a debt service coverage ratio test and requirements for increases in effective gross income. If these criteria are satisfied, the holder of the companion loan is required to reduce the amount of the letter of credit. If the criteria are not fully satisfied on or before a specified date, the holder of the companion loan is entitled to draw on the remaining amount of the letter of credit and apply the proceeds thereof to a repayment of the companion loan.

     Under the terms of an intercreditor agreement between the holder of each pari passu loan and the holder of the related companion loan:

    o the servicer and special servicer will service and administer both the pari passu loan and the companion loan (other than the exercise of rights to draw on the letter of credit held by the holder of the companion loan) for as long as the pari passu loan is part of the trust; and

    o the pari passu loan will be senior to the companion loan in right of payment until the letter of credit has been fully released and/or drawn upon and thereafter the pari passu loan will be pari passu with the companion loan in right of payment.

     Accordingly, prior to the date on which the letter of credit for the companion loan is fully released and/or drawn upon, payments and proceeds received on or in respect of either or both of the loans (other than the proceeds of any draw on the letter of credit) on any date will generally be applied, first, to the reimbursement of the servicer (or the trustee or the fiscal agent) for any P&I Advances made in respect of the pari passu loan and any servicing advances relating to the mortgaged property or otherwise; second, to the payment of accrued and unpaid interest, principal and other amounts then due and payable under the pari passu loan; and, third, to the payment of accrued and unpaid interest, principal and other amounts then due and payable under the companion loan. After the date on which the letter of credit is fully released and/or drawn upon, payments and proceeds received on or in respect of the loans will be applied, first, to the reimbursement of any P&I Advances made in respect of the pari passu loan or advances of debt service on the companion loan, any servicing advances made in respect of the related mortgaged property; and, second, pro rata, to accrued and unpaid interest, principal and other amounts then due and payable under the pari passu loan and such amounts due and payable under the companion loan. The occurrence of a draw under a letter of credit by the holder of a companion loan will not, in and of itself, constitute a default under the related pari passu loan.

     For purposes of the information presented in this prospectus supplement, the Debt Service Coverage Ratio for each pari passu loan is presented for the aggregate indebtedness represented by the pari passu loan and the companion loan as if the related borrower has satisfied, among other things, the debt service coverage criteria that is a condition to the release of the letter of credit held by the holder of the related companion loan. In each case, however, that criteria is not less than the Debt Service Coverage Ratio that we present for the related pari passu loan.


CERTAIN PAYMENT CHARACTERISTICS

     Except as described below, each mortgage loan requires scheduled payments of principal and/or interest to be made monthly. One mortgage loan requires scheduled payments of principal and interest to be made semiannually and the servicer will be required to make advances of interest on that mortgage loan in each month in which a scheduled payment is not due. Without regard to grace periods, those scheduled payments are due on the first day of each month (in the case of mortgage loans that require monthly payments) or the first day of every February and August (in the case of the mortgage loan that requires semiannual payments). No mortgage loan has a grace period for scheduled payments that exceeds 10 days.

     All of the mortgage loans bear interest at a fixed rate per annum.

     122 mortgage loans, representing approximately 89.5% of the initial pool balance, provide for payments of principal and interest based on amortization schedules significantly longer than the remaining terms of those mortgage loans. In addition, the ARD Loan, representing approximately 3.5% of the initial pool balance, amortizes principal (prior to its Anticipated Repayment Date) at a rate that will result in a substantial principal payment being required to be paid on or after its Anticipated Repayment Date and prior to its stated maturity date. Two of the mortgage loans, representing approximately 1.8% of the initial pool balance, require payments of interest only for their entire respective terms. Two of the mortgage loans, representing approximately 2.0% of the initial pool balance, have an initial interest only period during which time they do not require the payment of principal and thereafter require partial amortization of principal prior to maturity.

     142 mortgage loans, representing approximately 93.0% of the initial pool balance, accrue interest on the basis of the actual number of days in a month, assuming a 360-day year. Three mortgage loans, representing approximately 7.0% of the initial pool balance, accrue interest on the basis of a 30-day month, assuming a 360-day year.


YIELD MAINTENANCE, PREPAYMENT AND LOCKOUT PROVISIONS

     Each mortgage loan restricts voluntary prepayments in one or more of the following ways: (i) by prohibiting any prepayments during a Lockout Period,
(ii) by requiring that any principal prepayment made during a Yield Maintenance Period be accompanied by a yield maintenance charge, or (iii) by requiring that any principal prepayment made during any Prepayment Premium Period be accompanied by a prepayment premium.

     42 mortgage loans, representing approximately 35.9% of the initial pool balance, prohibit voluntary prepayments at any time prior to the maturity date of those mortgage loans. Generally, in lieu of permitting voluntary prepayments, these mortgage loans provide for a defeasance feature described below under "--Defeasance."

     97 mortgage loans, representing approximately 60.3% of the initial pool balance, prohibit voluntary prepayments until a specified date (generally between one and six months prior to the maturity date of those mortgage loans) and thereafter permit voluntary prepayments without payment of a yield maintenance charge or prepayment premium. Generally, in lieu of permitting voluntary prepayments these mortgage loans provide for a defeasance feature described below under "--Defeasance."

     Three mortgage loans, representing approximately 1.2% of the initial pool balance, contain provisions that prohibit voluntary prepayment for a specified period of time (generally between two and four years) after origination, and permit voluntary prepayments thereafter with the payment of the greater of (a) 1.0% of the outstanding principal balance of the mortgage loan at the time of the prepayment and (b) a yield maintenance charge (except that in the case of two of these mortgage loans, representing 1.1% of the initial pool balance, prepayments are permitted without the payment of a yield maintenance charge during the three months prior to maturity).

     One mortgage loan, representing approximately 0.2% of the initial pool balance, permits the related borrower to either obtain a release of the mortgaged property by delivering a mortgage on one or more replacement properties, subject to certain other conditions, or obtain a release of the mortgaged property, at any time during the term of the mortgage loan, upon payment of 125% of the portion of the principal amount of the mortgage loan (or mortgage loan group) allocated to the mortgaged property or mortgaged properties being released and a yield maintenance charge. See "Description of the Mortgage Pool--Other Property Releases."

     One mortgage loan, representing 0.2% of the initial pool balance, contains a provision that prohibits voluntary prepayments during a Lockout Period (of approximately 5 years), then permits voluntary prepayments only if they are accompanied by a yield maintenance charge until a specified date, then permits voluntary principal prepayments only if they are accompanied by a prepayment premium until a specified date (generally six months prior to maturity), after which specified date voluntary prepayments are permitted without payment of a yield maintenance charge or a prepayment premium.

     Two mortgage loans, representing approximately 2.4% of the initial pool balance, do not provide for a Lockout Period but permit voluntary prepayment at any time with the payment of a yield maintenance charge.

     In the case of one mortgage loan representing approximately 0.3% of the initial pool balance, which generally prohibits prepayment in full prior to three months before maturity, partial prepayment is generally permitted in conjunction with the release of one parcel comprising a portion of the mortgaged property upon either (a) prepayment in an amount not less than 125% of the portion of the reappraised value of the mortgaged property that is allocable to that parcel (without payment of a yield maintenance charge or prepayment premium) or (b) the satisfaction of certain loan-to-value ratio and debt service coverage ratio tests.

     Substantially all of the mortgage loans that permit voluntary prepayments either require that any prepayment be made on a due date or provide that payments made on a date other than a due date will be deemed to be paid on the next due date, so that those prepayments are required to include one month's interest on the amount prepaid. However, five mortgage loans described in the preceding sentence, representing 2.9% of the initial pool balance, provide that any prepayments made during the final three months of their respective terms may be made other than on a due date and with payment of interest accrued only to the date of prepayment.

     Some state laws limit the amounts that a lender may collect from a borrower as an additional charge in connection with the prepayment of a mortgage loan. In addition, the enforceability of provisions that provide for prepayment fees or penalties is unclear under the laws of many states. As a result, those charges may not be recoverable in some states in the event of prepayment or foreclosure. See "Legal Aspects of Mortgage Loans--Default Interest and Limitations on Prepayments" in the prospectus.

     The yield maintenance charge contained in those mortgage loans that provide for the payment of a yield maintenance charge in connection with a principal prepayment is calculated so as to result in a payment to the lender of an amount that is generally equal to the present value of the remaining payments that would have become due had the prepayment not occurred to the extent those payments would have accrued at a rate in excess of the yield to maturity, as of the date of the prepayment, on United States Treasury securities with a maturity generally corresponding to the maturity date of the related mortgage loan (and in some cases, not less than 1% of the amount of the principal prepayment). A yield maintenance charge is determined utilizing a discount rate generally equal to the rate that, when compounded monthly, is equal to the semi-annual yield of the corresponding Treasury securities described in the preceding sentence (the "Yield Rate").

     Yield maintenance charges are distributable as described in this prospectus supplement under "Description of the Certificates--Distributions--Allocation of Yield Maintenance Charges."

     Unless a mortgage loan is relatively close to its stated maturity date or unless the sale price or the amount of the refinancing of the related mortgaged property is considerably higher than the current outstanding principal balance of the mortgage loan (due to an increase in the value of the mortgaged property and/or amortization of the mortgage loan), the yield maintenance charge may, even in a relatively low interest rate environment, offset entirely or render insignificant any economic benefit to be received by the borrower upon a refinancing or sale of the mortgaged property. The yield maintenance charge provision of a mortgage loan creates an economic disincentive for the borrower to prepay that mortgage loan voluntarily and, accordingly, the related borrower may elect not to prepay that mortgage loan. However, there can be no assurance that the imposition of a yield maintenance charge will provide a sufficient disincentive to prevent a voluntary principal prepayment. All of the mortgage loans prohibit voluntary partial prepayments other than in connection with the release of one or more but less than all of the mortgaged properties securing the mortgage loan. Notwithstanding the foregoing, as described under "General--The ARD Loan" above, the ARD Loan will be prepayable in whole or in part on and after its Anticipated Repayment Date without payment of a yield maintenance charge or a prepayment premium. You should note that the enforceability of provisions concerning yield maintenance charges has been challenged in several states.

     Involuntary prepayments due to casualty or condemnation may occur at any time without the payment of a yield maintenance charge or prepayment premium. All of the mortgage loans require payment of a yield maintenance charge in the event of a default under the mortgage loan.


DEFEASANCE

     139 mortgage loans, representing approximately 96.2% of the initial pool balance, grant the related borrower the right at any time, commencing generally three to five years after the date of origination, but in all cases not less than two years after the date of issuance of the certificates, to obtain the release of the lien of the mortgage on the mortgaged property or mortgaged properties, as applicable, by substituting for the mortgaged property or mortgaged properties, as applicable, as collateral for the related mortgage note, direct non-callable obligations of the United States of America that provide for payments on or prior to each due date and the maturity date of amounts at least equal to the amounts that would have been payable on each of those dates under the terms of the related mortgage loan. In the case of 42 of these mortgage loans, representing approximately 35.9% of the initial pool balance, this collateral substitution is the only method of obtaining a release of the lien on the mortgaged property prior to the maturity date and all voluntary prepayments are prohibited during the defeasance period. In the case of the remaining 97 of these mortgage loans representing 60.3% of the initial mortgage pool balance, this collateral substitution is the only method of obtaining a release of the lien on the mortgaged property prior to a specified date (generally three months but in no case more than six months) prior to the maturity date and all voluntary prepayments are prohibited prior to such period.

     Five mortgage loans, representing 5.6% of the initial pool balance, are cross-collateralized and/or secured by two or more mortgaged properties and grant the related borrower the right, at any time commencing generally three to four years after the date of origination, but in all cases not less than two years after the date of issuance of the certificates, (i) to obtain the release of all of those mortgaged properties from the lien of the mortgage on terms substantially similar to those described in the immediately preceding paragraph and (ii) to obtain the release of one or more (but fewer than all) of those mortgaged properties by substituting direct, non-callable obligations of the United States of America that provide for payments on or prior to each due date in an amount generally equal to 125% of the amounts payable on each due date under the terms of the related mortgage loan; provided, however, that, in the case of all of these mortgage loans, a partial release will be permitted only if other criteria, such as debt service coverage ratio and loan to value ratio tests, are satisfied by the remaining mortgaged property or properties.


SUBSTITUTION

     Two mortgage loans, representing 11.4% of the initial pool balance, entitle the related borrower to obtain the release of the related mortgage on one or more of the related mortgaged properties upon the delivery of a replacement mortgage on another similar property and the satisfaction of other conditions. These other conditions generally include the satisfaction of a debt service coverage ratio test and loan to value ratio test with respect to the replacement property and the remaining properties (taken together). One of those mortgage loans is the mortgage loan secured by "Manufactured Home Communities" properties, which we identify by loan number 310900140 on Annex A and describe in Annex B to this prospectus supplement. See Annex B--Summary of Ten Largest Loans-- Manufactured Home Communities, Inc.--Additional Debt/Transfers--Replacement Properties".


OTHER PROPERTY RELEASES

     As we describe above under "--Yield Maintenance, Prepayment and Lockout Provisions," some of the mortgage loans that are secured by two or more mortgaged properties entitle the related borrower to obtain the release of the related mortgage on one or more of those mortgaged properties upon a partial prepayment of the mortgage loan provided that, among other things, such partial prepayment is accompanied by a yield maintenance charge.

     In the case of nine mortgage loans, representing approximately 4.3% of the initial pool balance, the related mortgage loan documents provide for the release of specified parcels of real estate that secure these mortgage loans but were not assigned any material value or considered a source of any material cash flow for purposes of determining the related Appraised Value or Underwritten Cash Flow. This real estate is generally subject to release without reduction of the principal balance of the related mortgage note or substitution of additional collateral if zoning and other specified requirements are satisfied.


"DUE-ON-SALE" AND "DUE-ON-ENCUMBRANCE" PROVISIONS; ASSUMPTIONS


     The mortgage loans generally contain "due-on-sale" and "due-on-encumbrance" provisions that in each case, with limited exceptions, permit the holder of the mortgage to accelerate the maturity of the related mortgage loan if the borrower sells or otherwise transfers or encumbers the related mortgaged property without the consent of the holder of the mortgage; provided, however that, under the terms of some of the mortgage loans this consent must be granted if specified conditions are met. With respect to a mortgage loan containing a "due-on-sale" clause, the special servicer will be required either (i) to enforce the due-on-sale clause, or (ii) to waive the effect of the due-on-sale clause if it believes that the waiver would be in the best economic interest of the trust fund. However, the special servicer will not be permitted to waive enforcement of a due-on-sale clause under a mortgage loan with a principal balance greater than $2.5 million if that mortgage loan (together with all other mortgage loans that were made to the same or affiliated borrowers) represents 5% or more of the aggregate certificate principal balance without first confirming that the waiver will not result in a withdrawal, downgrade or qualification (if applicable) of the then current rating on any class of certificates. With respect to a mortgage loan with a "due-on-encumbrance" clause, the servicer (with respect to mortgage loans that are not Specially Serviced Mortgage Loans) and the special servicer (with respect to any Specially Serviced Mortgage Loan) may exercise (or waive its right to exercise) any right it may have (i) to accelerate the payments thereon, or (ii) to withhold its consent to the creation of any additional lien or other encumbrance, consistent with the Servicing Standard and the terms of the related mortgage loan; provided that the servicer will not be permitted to waive a "due-on-encumbrance" clause in connection with the creation of additional debt secured by the related mortgaged property without (i) the consent of the special servicer (except that the special servicer will be deemed to have consented if it does not respond to a written request for consent within five business days) and (ii) delivery of confirmation by each of S&P and Fitch that waiver of the "due-on-encumbrance" clause will not result in a downgrade, withdrawal or qualification (if applicable) of the then current rating on any class of certificates.


     Some of the mortgage loans expressly permit the assignment of the related mortgaged property to, and assumption of the mortgage loan by, another entity. If the servicer receives a request from a borrower to approve an assignment pursuant to these provisions for any of these mortgage loans (other than a Specially Serviced Mortgage Loan), the servicer must obtain relevant information for purposes of evaluating the request. If the servicer recommends approval of the assignment, the servicer must provide to the special servicer a copy of the recommendation and the materials upon which the recommendation is based. The special servicer will have the right to grant or withhold consent to any request for assignment and assumption in accordance with the terms of the mortgage loan and the pooling and servicing agreement, provided that the special servicer may not unreasonably withhold consent, and any decision of the special servicer to consent to an assignment and assumption is subject to the Servicing Standard. Failure of the special servicer to notify the servicer in writing of its determination to grant or withhold consent to an assignment and assumption within five business days of the servicer's delivery of the recommendation described above and the relevant loan information will be deemed to constitute a grant of that consent.

RECENT PAYMENT HISTORY

     No mortgage loan was 30 days or more delinquent in respect of any scheduled payment as of the Cut-Off Date or during the twelve-month period preceding the Cut-Off Date.


ENVIRONMENTAL INSURANCE

     In the case of 50 mortgaged properties, representing security for 9.2% of the initial mortgage pool balance, the related mortgage loan seller has obtained, or has the benefit of, and there will be assigned to the trust, a secured creditor impaired property policy covering selected environmental matters with respect to all those mortgaged properties as a group. None of the mortgage loans covered by the policy has a Cut-Off Date Balance in excess of $2,500,000, except that one of those mortgage loans has a Cut-Off Date Balance equal to $4,736,283. The premium for the group environmental policy has been or, as of the date of initial issuance of the certificates, will be, paid in full.

     In general, the secured creditor impaired property policy referred to above provides coverage for the following losses, subject to the coverage limits discussed below, and further subject to the policy's conditions and exclusions:

    o if during the term of the policy, a borrower defaults under its mortgage loan and adverse environmental conditions exist at levels above legal limits on the related underlying real property, the insurer will indemnify the insured for the outstanding principal balance of the related mortgage loan on the date of the default, together with accrued interest from the date of default until the date that the outstanding principal balance is paid;

    o if the insured becomes legally obligated to pay as a result of a claim first made against the insured and reported to the insurer during the term of the policy, for bodily injury, property damage or clean-up costs resulting from adverse environmental conditions on, under or emanating from an underlying real property, the insurer will pay that claim; and

    o if the insured enforces the related mortgage, the insurer will thereafter pay legally required clean-up costs for adverse environmental conditions at levels above legal limits which exist on or under the acquired underlying real property, provided that the appropriate party reported those conditions to the government in accordance with applicable law.

     The secured creditor impaired property policy does not cover adverse environmental conditions that the insured first became aware of before the term of the policy unless those conditions were disclosed to the insurer before the policy was issued. The policy also does not insure against any liability arising from the presence of asbestos containing materials, radon gas or lead paint. However, property condition assessments or engineering surveys were conducted for all of the mortgaged properties covered by the policy. If the report disclosed the existence of material amounts of lead based paint, asbestos containing materials or radon gas affecting such a mortgaged property, the related borrower was required to remediate the condition before the closing of the loan, establish a reserve from loan proceeds in an amount considered sufficient by the mortgage loan seller or agree to establish an operations and maintenance plan. No individual claim under the policy may exceed $6,000,000, and the total claims under the group policy may not exceed $28,000,000. There is no deductible under the policy.

     The secured creditor impaired property policy requires that the appropriate party associated with the trust report a claim during the term of the policy, which extends eight years beyond the terms of the respective mortgage loans.

     The secured creditor impaired property policy will be issued by American International Specialty Lines Insurance Company.


ADDITIONAL MORTGAGE LOAN INFORMATION

     The following tables set forth the specified characteristics of the mortgage loans. The sum in any column may not equal the indicated total due to rounding.

     The descriptions in this prospectus supplement of the mortgage loans and the mortgaged properties are based upon the mortgage pool as it is expected to be constituted as of the close of business on the Cut-Off Date, assuming that
(i) all scheduled principal and interest payments due on or before the Cut-Off Date have been or will be made, and (ii) there will be no principal prepayments on or before the Cut-Off Date. Mortgage loans may be removed from the mortgage pool (i.e., not sold by the related mortgage loan seller to us), as a result of prepayments, delinquencies, incomplete documentation or otherwise, if we deem or the related mortgage loan seller deems that removal necessary, appropriate or desirable. A limited number of other mortgage loans may be included in the mortgage pool prior to the issuance of the certificates, unless including those other mortgage loans would materially alter the characteristics of the mortgage pool as described in this prospectus supplement.

The following table sets forth information as of the Cut-Off Date with respect to the types of mortgaged properties.

                         TYPES OF MORTGAGED PROPERTIES

                                                    AGGREGATE        % OF
                                                     CUT-OFF       INITIAL
                                      NUMBER OF        DATE          POOL
           PROPERTY TYPE             PROPERTIES      BALANCE       BALANCE
----------------------------------- ------------ --------------- -----------
Office
 Suburban .........................       21      $134,318,235       16.02%
 Urban ............................        8        47,027,675        5.61
 Medical ..........................        3        23,340,266        2.78
                                          --      ------------      ------
  Subtotal ........................       32      $204,686,175       24.41%
Retail
 Anchored .........................       13      $121,373,923       14.47%
 Shadow/Weak Anchored .............       10        33,721,910        4.02
 Unanchored .......................        7        19,357,030        2.31
 Big Box ..........................        8        18,340,676        2.19
 Specialty ........................       10         9,486,701        1.13
                                          --      ------------      ------
  Subtotal ........................       48      $202,280,240       24.12%
Industrial/Warehouse
 Warehouse/Distribution ...........       22      $ 78,792,445        9.40%
 Flex Industrial ..................       13        41,814,078        4.99
 Light Industrial .................        9        18,063,153        2.15
                                          --      ------------      ------
  Subtotal ........................       44      $138,669,675       16.54%
Manufactured Housing Community.....        8      $113,645,742       13.55%
                                          --      ------------      ------
  Subtotal: .......................        8      $113,645,742       13.55%
Multifamily
 Garden ...........................       16      $ 68,692,190        8.19%
 Mid-Rise .........................        4        20,426,394        2.44
 Low-Rise .........................        3         4,112,941        0.49
                                          --      ------------      ------
  Subtotal: .......................       23      $ 93,231,526       11.12%
Self-Storage ......................       24      $ 41,076,723        4.90%
                                          --      ------------      ------
  Subtotal: .......................       24      $ 41,076,723        4.90%
Hospitality
 Limited Service ..................        1      $ 17,797,958        2.12%
                                          --      ------------      ------
  Subtotal: .......................        1      $ 17,797,958        2.12%
Theater ...........................        1      $ 17,770,862        2.12%
                                          --      ------------      ------
  Subtotal: .......................        1      $ 17,770,862        2.12%
Mixed Use .........................        1      $  4,343,178        0.52%
                                          --      ------------      ------
  Subtotal: .......................        1      $  4,343,178        0.52%
Other
 Parking Garage ...................        1      $  2,988,263        0.36%
                                          --      ------------      ------
  Subtotal: .......................        1      $  2,988,263        0.36%
Ground Leased Land ................        1      $  2,019,898        0.24%
                                          --      ------------      ------
  Subtotal: .......................        1      $  2,019,898        0.24%
                                          --      ------------      ------
Totals/Weighted Avg. ..............      184      $838,510,239      100.00%
                                         ===      ============      ======



                                                                       WEIGHTED AVERAGES
                                    ---------------------------------------------------------------------------------------
                                                    STATED      REMAINING               CUT-OFF
                                      MORTGAGE     REMAINING     AMORT.                   DATE      MATURITY
           PROPERTY TYPE                RATE      TERM (MO.)   TERM (MO.)     DSCR        LTV         LTV      OCCUPANCY(1)
----------------------------------- ------------ ------------ ------------ ---------- ----------- ----------- -------------
Office
 Suburban .........................     8.3333%  117          263              1.70x      51.13%      32.72%       99.54%
 Urban ............................     8.0329%  115          337              1.69x      56.33%      48.26%       95.67%
 Medical ..........................     8.3042%  123          345              1.29x      67.72%      58.35%       99.37%
                                        ------   ---          ---              ----       -----       -----       ------
  Subtotal ........................     8.2610%  118          292              1.66x      54.21%      39.22%       98.63%
Retail
 Anchored .........................     8.4724%  133          327              1.39x      65.57%      50.42%       95.66%
 Shadow/Weak Anchored .............     8.4962%  125          337              1.45x      65.65%      57.04%       97.91%
 Unanchored .......................     8.4777%  139          301              1.57x      56.05%      38.55%       87.62%
 Big Box ..........................     7.9674%  155          254              1.48x      56.71%      25.42%      100.00%
 Specialty ........................     8.8601%  166          252              1.35x      55.78%      30.94%      100.00%
                                        ------   ---          ---              ----       -----       -----       ------
  Subtotal ........................     8.4493%  136          316              1.42x      63.41%      47.21%       95.86%
Industrial/Warehouse
 Warehouse/Distribution ...........     8.3662%  124          319              1.34x      66.81%      53.16%       99.78%
 Flex Industrial ..................     8.4676%  116          310              1.55x      51.68%      44.18%      100.00%
 Light Industrial .................     8.0869%  128          306              1.57x      59.67%      46.72%       99.12%
                                        ------   ---          ---              ----       -----       -----       ------
  Subtotal ........................     8.3604%  122          314              1.43x      61.31%      49.61%       99.76%
Manufactured Housing Community.....     7.8304%  117          353              1.46x      62.17%      55.30%       96.26%
                                        ------   ---          ---              ----       -----       -----       ------
  Subtotal: .......................     7.8304%  117          353              1.46x      62.17%      55.30%       96.26%
Multifamily
 Garden ...........................     8.0469%  115          351              1.43x      68.36%      60.46%       94.01%
 Mid-Rise .........................     7.8777%  133          328              1.54x      58.80%      44.55%       97.68%
 Low-Rise .........................     8.1703%  117          357              1.37x      75.38%      67.79%       96.08%
                                        ------   ---          ---              ----       -----       -----       ------
  Subtotal: .......................     8.0153%  119          346              1.45x      66.57%      57.29%       94.90%
Self-Storage ......................     8.5626%  112          284              1.43x      67.68%      55.13%       85.12%
                                        ------   ---          ---              ----       -----       -----       ------
  Subtotal: .......................     8.5626%  112          284              1.43x      67.68%      55.13%       85.12%
Hospitality
 Limited Service ..................     8.1900%  108          288              2.04x      56.14%      47.02%       69.83%
                                        ------   ---          ---              ----       -----       -----       ------
  Subtotal: .......................     8.1900%  108          288              2.04x      56.14%      47.02%       69.83%
Theater ...........................     8.2350%  115          295              1.99x      49.88%      41.58%      100.00%
                                        ------   ---          ---              ----       -----       -----       ------
  Subtotal: .......................     8.2350%  115          295              1.99x      49.88%      41.58%      100.00%
Mixed Use .........................     8.3650%  114          198              1.58x      57.15%      34.72%      100.00%
                                        ------   ---          ---              ----       -----       -----       ------
  Subtotal: .......................     8.3650%  114          198              1.58x      57.15%      34.72%      100.00%
Other
 Parking Garage ...................     7.8500%  116          296              2.03x      46.69%      38.46%      100.00%
                                        ------   ---          ---              ----       -----       -----       ------
  Subtotal: .......................     7.8500%  116          296              2.03x      46.69%      38.46%      100.00%
Ground Leased Land ................     8.2700%  115          355              1.20x      78.44%      70.78%      100.00%
                                        ------   ---          ---              ----       -----       -----       ------
  Subtotal: .......................     8.2700%  115          355              1.20x      78.44%      70.78%      100.00%
                                        ------   ---          ---              ----       -----       -----       ------
Totals/Weighted Avg. ..............     8.2490%  122          315              1.52x      60.71%      48.10%       96.76%

-------
(1)   Weighted average occupancy excludes hospitality.

  .
     The following table sets forth the range of Mortgage Rates as of the
                           Cut-Off Date.


                  RANGE OF MORTGAGE RATES AS OF CUT-OFF DATE




                                                     AGGREGATE       % OF     CUM. % OF
                                                      CUT-OFF      INITIAL     CUT-OFF
                            NUMBER     NUMBER OF       DATE          POOL       DATE
 RANGE OF MORTGAGE RATES   OF LOANS   PROPERTIES      BALANCE      BALANCE     BALANCE
------------------------- ---------- ------------ -------------- ----------- ----------
7.2501% to 7.5000% ......       2           2      $ 10,889,617       1.30%      1.30%
7.5001% to 7.7500% ......       8           8        37,411,790       4.46       5.76
7.7501% to 8.0000% ......      24          31       250,533,278      29.88      35.64
8.0001% to 8.5000% ......      69          74       293,371,964      34.99      70.63
8.5001% to 9.0000% ......      38          60       210,518,300      25.11      95.73
9.0001% to 9.5000% ......       4           9        35,785,291       4.27     100.00
                               --          --      ------------     ------     ------
  Totals/Weighted Avg.        145         184      $838,510,239     100.00%    100.00%
                              ===         ===      ============     ======     ======



                                                      WEIGHTED AVERAGES
                          -------------------------------------------------------------------------
                                          STATED      REMAINING               CUT-OFF
                            MORTGAGE     REMAINING     AMORT.                   DATE      MATURITY
 RANGE OF MORTGAGE RATES      RATE      TERM (MO.)   TERM (MO.)     DSCR        LTV         LTV
------------------------- ------------ ------------ ------------ ---------- ----------- -----------
7.2501% to 7.5000% ......     7.3903%  169          291              1.62x      60.37%      30.96%
7.5001% to 7.7500% ......     7.6545%  126          252              1.83x      47.70%      35.99%
7.7501% to 8.0000% ......     7.8688%  120          333              1.53x      59.25%      49.58%
8.0001% to 8.5000% ......     8.2715%  122          326              1.56x      61.17%      50.89%
8.5001% to 9.0000% ......     8.6814%  122          284              1.41x      63.69%      44.27%
9.0001% to 9.5000% ......     9.0647%  124          341              1.37x      63.40%      55.27%
                              ------   ---          ---              ----       -----       -----
  Totals/Weighted Avg.        8.2490%  122          315              1.52x      60.71%      48.10%

  The following table sets forth the mortgaged properties by state.


                         MORTGAGED PROPERTIES BY STATE



                                               AGGREGATE        % OF
                                                CUT-OFF       INITIAL
                                 NUMBER OF        DATE          POOL
             STATE              PROPERTIES      BALANCE       BALANCE
------------------------------ ------------ --------------- -----------
California (Northern) ........       32      $150,206,730       17.91%
California (Southern) ........       29       134,917,756       16.09
Florida ......................        8        87,581,689       10.44
Texas ........................       17        73,532,885        8.77
Illinois .....................        3        55,409,499        6.61
New York .....................       12        46,464,775        5.54
Utah .........................        2        33,421,607        3.99
Rhode Island .................        1        31,802,702        3.79
Pennsylvania .................        8        28,516,207        3.40
Massachusetts ................        5        22,692,974        2.71
Maryland .....................        4        21,423,227        2.55
Virginia .....................        8        17,812,356        2.12
Colorado .....................        4        16,056,668        1.91
Arizona ......................        8        15,142,542        1.81
New Jersey ...................        1        13,350,000        1.59
Connecticut ..................        3        11,042,294        1.32
Indiana ......................        3        10,697,407        1.28
Ohio .........................        3         8,873,591        1.06
Minnesota ....................        3         8,029,060        0.96
District of Columbia .........        1         6,918,402        0.83
South Carolina ...............        4         5,655,142        0.67
Michigan .....................        2         5,584,047        0.67
North Dakota .................        2         5,375,594        0.64
Delaware .....................        1         5,352,712        0.64
Oklahoma .....................        1         4,670,429        0.56
Louisiana ....................        4         4,300,065        0.51
Nevada .......................        2         2,486,370        0.30
Georgia ......................        2         2,369,926        0.28
New Mexico ...................        1         1,692,530        0.20
Arkansas .....................        1         1,554,332        0.19
Washington ...................        1         1,321,226        0.16
North Carolina ...............        2         1,213,966        0.14
New Hampshire ................        2         1,145,614        0.14
Idaho ........................        1           994,664        0.12
Tennessee ....................        2           669,934        0.08
Mississippi ..................        1           231,315        0.03
                                     --      ------------      ------
Totals/Weighted Avg. .........      184      $838,510,239      100.00%
                                    ===      ============      ======



                                                           WEIGHTED AVERAGES
                               -------------------------------------------------------------------------
                                               STATED      REMAINING               CUT-OFF
                                 MORTGAGE     REMAINING     AMORT.                   DATE      MATURITY
             STATE                 RATE      TERM (MO.)   TERM (MO.)     DSCR        LTV         LTV
------------------------------ ------------ ------------ ------------ ---------- ----------- -----------
California (Northern) ........ 8.2379%      117          319              1.67x      53.92%      45.14%
California (Southern) ........ 8.3052%      137          305              1.43x      64.59%      45.43%
Florida ...................... 7.9029%      118          354              1.46x      62.42%      56.11%
Texas ........................ 8.2019%      122          334              1.40x      66.23%      55.26%
Illinois ..................... 8.2225%      116          337              1.55x      59.48%      52.51%
New York ..................... 8.1471%      128          315              1.56x      55.07%      44.58%
Utah ......................... 8.9852%      118          358              1.34x      65.49%      59.92%
Rhode Island ................. 8.7350%      106          106              1.73x      50.07%       0.00%
Pennsylvania ................. 8.4000%      114          349              1.36x      74.13%      66.72%
Massachusetts ................ 8.2300%      128          312              1.43x      61.86%      45.01%
Maryland ..................... 8.2995%      116          329              1.41x      64.57%      55.37%
Virginia ..................... 8.4533%      111          320              1.37x      68.73%      60.11%
Colorado ..................... 7.9927%      115          347              1.40x      74.42%      66.07%
Arizona ...................... 8.3531%      132          287              1.51x      58.08%      37.64%
New Jersey ................... 8.0800%      113          360              1.80x      47.17%      41.54%
Connecticut .................. 7.9036%      115          328              1.93x      52.19%      49.41%
Indiana ...................... 7.6848%      177          256              1.70x      58.03%      24.93%
Ohio ......................... 7.9586%      116          325              1.57x      52.83%      46.08%
Minnesota .................... 8.4649%      115          355              1.33x      73.75%      66.83%
District of Columbia ......... 7.6000%      109          289              1.85x      42.44%      34.99%
South Carolina ............... 8.4514%      110          311              1.36x      70.25%      60.91%
Michigan ..................... 7.7295%      118          272              2.03x      46.57%      37.06%
North Dakota ................. 8.1044%      115          317              1.54x      64.23%      55.03%
Delaware ..................... 8.4850%      117          357              1.41x      70.43%      63.79%
Oklahoma ..................... 8.2400%      113          293              1.66x      59.31%      49.54%
Louisiana .................... 8.5843%      108          288              1.41x      68.52%      58.04%
Nevada ....................... 9.1330%      236          236              1.77x      43.85%       2.61%
Georgia ...................... 8.6432%      132          246              1.34x      69.24%      37.68%
New Mexico ................... 8.4900%      173          173              1.27x      57.37%       1.58%
Arkansas ..................... 8.5230%      107          287              1.41x      68.99%      58.39%
Washington ................... 7.8400%      115          355              1.41x      68.10%      60.85%
North Carolina ............... 8.7566%      111          291              1.40x      67.19%      57.03%
New Hampshire ................ 8.3400%      171          171              1.68x      38.19%       0.99%
Idaho ........................ 8.3700%      114          294              1.65x      43.25%      36.21%
Tennessee .................... 9.3100%      119          299              1.36x      62.94%      53.79%
Mississippi .................. 9.3100%      119          299              1.36x      62.94%      53.79%
                               ------       ---          ---              ----       -----       -----
Totals/Weighted Avg. ......... 8.2490%      122          315              1.52x      60.71%      48.10%

  The following tables set forth the original term and the remaining term of the mortgage loans.


                       RANGE OF ORIGINAL TERMS IN MONTHS




                                                          AGGREGATE       % OF
                                                           CUT-OFF      INITIAL
    RANGE OF ORIGINAL TERMS      NUMBER     NUMBER OF       DATE          POOL
       TO MATURITY (MO.)        OF LOANS   PROPERTIES      BALANCE      BALANCE
------------------------------ ---------- ------------ -------------- -----------
84 ...........................       1           2      $ 11,984,978       1.43%
101 to 120 ...................     116         149       735,961,490      87.77
121 to 140 ...................       1           1         8,000,000       0.95
161 to 180 ...................      19          24        55,929,261       6.67
201 to 241 ...................       8           8        26,634,511       3.18
                                   ---         ---      ------------     ------
Totals/Weighted Avg. .........     145         184      $838,510,239     100.00%
                                   ===         ===      ============     ======



                                                           WEIGHTED AVERAGES
                               -------------------------------------------------------------------------
                                               STATED      REMAINING               CUT-OFF
    RANGE OF ORIGINAL TERMS      MORTGAGE     REMAINING     AMORT.                   DATE      MATURITY
       TO MATURITY (MO.)           RATE      TERM (MO.)   TERM (MO.)     DSCR        LTV         LTV
------------------------------ ------------ ------------ ------------ ---------- ----------- -----------
84 ...........................     8.7390%        81          357         1.45x      57.48%      54.41%
101 to 120 ...................     8.2423%       115          324         1.52x      61.29%      51.85%
121 to 140 ...................     7.7500%       128            0         1.80x      50.00%      50.00%
161 to 180 ...................     9.2291%       176          234         1.46x      55.81%      18.67%
201 to 241 ...................     8.4035%       234          234         1.46x      59.86%       2.81%
                                   ------        ---          ---         ----       -----       -----
Totals/Weighted Avg. .........     8.2490%       122          315         1.52x      60.71%      48.10%

                      RANGE OF REMAINING TERMS IN MONTHS




                                                          AGGREGATE       % OF
                                                           CUT-OFF      INITIAL
           RANGE OF              NUMBER     NUMBER OF       DATE          POOL
     REMAINING TERMS (MO.)      OF LOANS   PROPERTIES      BALANCE      BALANCE
------------------------------ ---------- ------------ -------------- -----------
81 ...........................       1           2      $ 11,984,978       1.43%
101 to 120 ...................     116         149       735,961,490      87.77
121 to 140 ...................       1           1         8,000,000       0.95
161 to 180 ...................      19          24        55,929,261       6.67
181 to 240 ...................       8           8        26,634,511       3.18
                                   ---         ---      ------------     ------
Totals/Weighted Avg. .........     145         184      $838,510,239     100.00%
                                   ===         ===      ============     ======



                                                           WEIGHTED AVERAGES
                               -------------------------------------------------------------------------
                                               STATED      REMAINING               CUT-OFF
           RANGE OF              MORTGAGE     REMAINING     AMORT.                   DATE      MATURITY
     REMAINING TERMS (MO.)         RATE      TERM (MO.)   TERM (MO.)     DSCR        LTV         LTV
------------------------------ ------------ ------------ ------------ ---------- ----------- -----------
81 ...........................     8.7390%        81          357         1.45x      57.48%      54.41%
101 to 120 ...................     8.2423%       115          324         1.52x      61.29%      51.85%
121 to 140 ...................     7.7500%       128            0         1.80x      50.00%      50.00%
161 to 180 ...................     8.2291%       176          234         1.46x      55.81%      18.67%
181 to 240 ...................     8.4035%       234          234         1.46x      59.86%       2.81%
                                   ------        ---          ---         ----       -----       -----
Totals/Weighted Avg. .........     8.2490%       122          315         1.52x      60.71%      48.10%

  The following table sets forth the range of original amortization periods of the mortgage loans.


                RANGE OF ORIGINAL AMORTIZATION TERMS IN MONTHS




                                                          AGGREGATE       % OF
                                                           CUT-OFF      INITIAL
       RANGE OF ORIGINAL         NUMBER     NUMBER OF       DATE          POOL
   AMORTIZATION TERMS (MO.)     OF LOANS   PROPERTIES      BALANCE      BALANCE
------------------------------ ---------- ------------ -------------- -----------
0 to 59 ......................       2           2      $ 14,950,000       1.78%
60 to 120 ....................       2           2        32,868,108       3.92
121 to 180 ...................      13          15        28,664,609       3.42
181 to 240 ...................      19          22        61,400,256       7.32
241 to 300 ...................      39          63       198,028,556      23.62
301 to 360 ...................      70          80       502,598,710      59.94
                                    --          --      ------------     ------
Totals/Weighted Avg. .........     145         184      $838,510,239     100.00%
                                   ===         ===      ============     ======



                                                            WEIGHTED AVERAGES
                               ---------------------------------------------------------------------------
                                               ORIGINAL      REMAINING               CUT-OFF
       RANGE OF ORIGINAL         MORTGAGE    AMORTIZATION     AMORT.                   DATE      MATURITY
   AMORTIZATION TERMS (MO.)        RATE       TERM (MO.)    TERM (MO.)     DSCR        LTV         LTV
------------------------------ ------------ -------------- ------------ ---------- ----------- -----------
0 to 59 ......................     7.6942%  121                   0         1.94x      49.19%      49.19%
60 to 120 ....................     8.7327%  106                 106         1.72x      49.58%       0.02%
121 to 180 ...................     8.1132%  176                 176         1.42x      54.21%       1.35%
181 to 240 ...................     8.3171%  176                 231         1.49x      58.57%      21.56%
241 to 300 ...................     8.2401%  116                 293         1.68x      54.33%      45.05%
301 to 360 ...................     8.2368%  116                 356         1.44x      64.93%      58.32%
                                   ------   ---                 ---         ----       -----       -----
Totals/Weighted Avg. .........     8.2490%  122                 315         1.52x      60.71%      48.10%

  The following table sets forth the years of scheduled maturity of the mortgage loans.


               YEARS OF SCHEDULED MATURITY OF THE MORTGAGE LOANS




                                                                              CUM.
                                                  AGGREGATE       % OF        % OF
                                                   CUT-OFF      INITIAL     CUT-OFF
      SCHEDULED        NUMBER OF    NUMBER OF       DATE          POOL        DATE
    MATURITY YEAR        LOANS     PROPERTIES      BALANCE      BALANCE     BALANCE
--------------------- ----------- ------------ -------------- ----------- -----------
2007 ................       1            2      $ 11,984,978       1.43%       1.43%
2009 ................       9           27       110,304,398      13.15       14.58
2010 ................     107          122       625,657,091      74.62       89.20
2011 ................       1            1         8,000,000       0.95       90.15
2014 ................       1            1         1,985,421       0.24       90.39
2015 ................      18           23        53,943,840       6.43       96.82
2018 ................       1            1         1,480,523       0.18       97.00
2020 ................       7            7        25,153,988       3.00      100.00
                          ---          ---      ------------     ------      ------
Totals/Weighted Avg.      145          184      $838,510,239     100.00%     100.00%
                          ===          ===      ============     ======      ======



                                                  WEIGHTED AVERAGES
                      -------------------------------------------------------------------------
                                      STATED      REMAINING               CUT-OFF
      SCHEDULED         MORTGAGE     REMAINING     AMORT.                   DATE      MATURITY
    MATURITY YEAR         RATE      TERM (MO.)   TERM (MO.)     DSCR        LTV         LTV
--------------------- ------------ ------------ ------------ ---------- ----------- -----------
2007 ................     8.7390%        81          357         1.45x      57.48%      54.41%
2009 ................     8.3231%       107          241         1.64x      58.57%      37.47%
2010 ................     8.2281%       116          339         1.50x      61.77%      54.39%
2011 ................     7.7500%       128            0         1.80x      50.00%      50.00%
2014 ................     7.8300%       168          348         2.13x      53.66%      42.91%
2015 ................     8.2438%       177          230         1.44x      55.89%      17.78%
2018 ................     8.2300%       215          215         1.29x      64.37%       0.00%
2020 ................     8.4137%       235          235         1.47x      59.60%       2.98%
                          ------        ---          ---         ----       -----       -----
Totals/Weighted Avg.      8.2490%       122          315         1.52x      60.71%      48.10%

  The following table sets forth the range of years in which the mortgaged properties were built or renovated.


            RANGE OF YEARS BUILT/RENOVATED FOR MORTGAGED PROPERTIES



                                                  AGGREGATE        % OF
                                                   CUT-OFF       INITIAL
        RANGE OF YEARS              NUMBER           DATE          POOL
        BUILT/RENOVATED         OF PROPERTIES      BALANCE       BALANCE
------------------------------ --------------- --------------- -----------
1900 to 1919 .................         1        $  2,988,263        0.36%
1920 to 1939 .................         2          12,444,237        1.48
1940 to 1959 .................         1           2,067,256        0.25
1960 to 1969 .................         8          56,270,003        6.71
1970 to 1979 .................        25         110,913,443       13.23
1980 to 1989 .................        42         173,362,293       20.68
1990 to 1999 .................        94         416,187,320       49.63
2000 .........................        11          64,277,426        7.67
                                      --        ------------      ------
Totals/Weighted Avg. .........       184        $838,510,239      100.00%
                                     ===        ============      ======



                                                           WEIGHTED AVERAGES
                               -------------------------------------------------------------------------
                                               STATED      REMAINING               CUT-OFF
        RANGE OF YEARS           MORTGAGE     REMAINING     AMORT.                   DATE      MATURITY
        BUILT/RENOVATED            RATE      TERM (MO.)   TERM (MO.)     DSCR        LTV         LTV
------------------------------ ------------ ------------ ------------ ---------- ----------- -----------
1900 to 1919 .................     7.8500%  116          296              2.03x      46.69%      38.46%
1920 to 1939 .................     8.3741%  112          338              1.42x      72.77%      64.70%
1940 to 1959 .................     8.5230%  107          287              1.41x      68.99%      58.39%
1960 to 1969 .................     7.8978%  119          342              1.47x      62.69%      54.30%
1970 to 1979 .................     8.0654%  119          338              1.46x      62.26%      53.48%
1980 to 1989 .................     8.5076%  118          333              1.43x      64.41%      54.28%
1990 to 1999 .................     8.2225%  123          296              1.59x      58.20%      43.11%
2000 .........................     8.3326%  140          328              1.44x      60.68%      45.92%
                                   ------   ---          ---              ----       -----       -----
Totals/Weighted Avg. .........     8.2490%  122          315              1.52       60.71%      48.10%

     The following table sets forth a range of Debt Service Coverage Ratios for the mortgage loans as of the Cut-Off Date.


          RANGE OF DEBT SERVICE COVERAGE RATIOS AS OF THE CUT-OFF DATE



                                                             AGGREGATE        % OF
                                                              CUT-OFF       INITIAL
         RANGE OF DEBT           NUMBER        NUMBER           DATE          POOL
    SERVICE COVERAGE RATIOS     OF LOANS   OF PROPERTIES      BALANCE       BALANCE
------------------------------ ---------- --------------- --------------- -----------
1.14x.........................       1            1        $  2,374,447        0.28%
1.15x to 1.19x ...............       3            3          15,707,554        1.87
1.20x to 1.24x ...............       3            3          11,590,656        1.38
1.25x to 1.29x ...............      12           12          59,486,149        7.09
1.30x to 1.34x ...............      19           25         114,118,364       13.61
1.35x to 1.39x ...............      16           21          52,613,267        6.27
1.40x to 1.44x ...............      27           50         241,150,608       28.76
1.45x to 1.49x ...............      10           11          58,901,577        7.02
1.50x to 1.59x ...............      11           13          51,046,840        6.09
1.60x to 1.69x ...............       9           11          40,972,556        4.89
1.70x to 1.79x ...............       8            8          55,714,594        6.64
1.80x to 1.89x ...............       9            9          44,190,685        5.27
1.90x to 1.99x ...............       4            4          24,253,658        2.89
2.00x to 2.49x ...............      11           11          64,098,612        7.64
2.50x to 2.99x ...............       1            1             998,427        0.12
3.49x ........................       1            1           1,292,247        0.15
                                    --           --        ------------      ------
Totals/Weighted Avg. .........     145          184        $838,510,239      100.00%
                                   ===          ===        ============      ======



                                                          WEIGHTED AVERAGES
                               -----------------------------------------------------------------------
                                               STATED      REMAINING               CUT-OFF
         RANGE OF DEBT           MORTGAGE     REMAINING     AMORT.                   DATE     MATURITY
    SERVICE COVERAGE RATIOS        RATE      TERM (MO.)   TERM (MO.)     DSCR        LTV        LTV
------------------------------ ------------ ------------ ------------ ---------- ----------- ---------
1.14x.........................     8.5500%  176          176              1.14x      72.17%     1.96%
1.15x to 1.19x ...............     8.5391%  200          232              1.18x      68.00%    15.81%
1.20x to 1.24x ...............     8.5313%  120          342              1.22x      75.20%    63.61%
1.25x to 1.29x ...............     8.4901%  125          346              1.27x      67.27%    56.39%
1.30x to 1.34x ...............     8.6158%  121          335              1.32x      68.68%    59.21%
1.35x to 1.39x ...............     8.3815%  147          287              1.37x      64.76%    39.57%
1.40x to 1.44x ...............     8.0848%  114          338              1.42x      65.58%    57.36%
1.45x to 1.49x ...............     8.3072%  109          349              1.47x      62.79%    56.49%
1.50x to 1.59x ...............     8.0777%  122          318              1.53x      58.41%    47.30%
1.60x to 1.69x ...............     8.1337%  117          289              1.64x      48.37%    39.04%
1.70x to 1.79x ...............     8.4743%  122          194              1.73x      50.23%    16.55%
1.80x to 1.89x ...............     7.9244%  136          313              1.82x      48.53%    36.17%
1.90x to 1.99x ...............     8.2080%  118          304              1.97x      48.71%    40.02%
2.00x to 2.49x ...............     7.9465%  118          303              2.07x      44.99%    37.82%
2.50x to 2.99x ...............     8.0100%  117          357              2.62x      32.21%    28.86%
3.49x ........................     8.5000%  113          293              3.49x      25.84%    21.74%
                                   ------   ---          ---              ----       -----     -----
Totals/Weighted Avg. .........     8.2490%  122          315              1.52x      60.71%    48.10%

  The following table sets forth the range of Cut-Off Date Balances.


                        RANGE OF CUT-OFF DATE BALANCES




                                                               AGGREGATE        % OF
            RANGE OF                                            CUT-OFF       INITIAL
             CUT-OFF               NUMBER        NUMBER           DATE          POOL
          DATE BALANCES           OF LOANS   OF PROPERTIES      BALANCE       BALANCE
-------------------------------- ---------- --------------- --------------- -----------
$         0 to $   999,999 .....      11           11        $  9,351,620        1.12%
$ 1,000,000 to $ 1,999,999 .....      43           49          67,311,278        8.03
$ 2,000,000 to $ 3,999,999 .....      35           36         103,296,065       12.32
$ 4,000,000 to $ 5,999,999 .....      20           20          95,435,956       11.38
$ 6,000,000 to $ 7,999,999 .....       7           10          48,920,383        5.83
$ 8,000,000 to $ 9,999,999 .....      10           13          89,826,434       10.71
$10,000,000 to $11,999,999 .....       2            3          22,226,388        2.65
$12,000,000 to $13,999,999 .....       5            6          65,662,089        7.83
$14,000,000 to $15,999,999 .....       2            3          30,871,858        3.68
$16,000,000 to $17,999,999 .....       2            2          35,568,820        4.24
$18,000,000 to $19,999,999 .....       2            2          36,294,057        4.33
$20,000,000 to $24,999,999 .....       1            1          21,157,357        2.52
$25,000,000 to $26,999,999......       1            1          25,406,203        3.03
$27,000,000 to $59,999,999 .....       3           21          93,254,583       11.12
$93,927,147.....................       1            6          93,927,147       11.20
                                      --           --        ------------      ------
Totals/Weighted Avg. ...........     145          184        $838,510,239      100.00%
                                     ===          ===        ============      ======



                                                             WEIGHTED AVERAGES
                                 -------------------------------------------------------------------------
            RANGE OF                             STATED      REMAINING               CUT-OFF
             CUT-OFF               MORTGAGE     REMAINING     AMORT.                   DATE      MATURITY
          DATE BALANCES              RATE      TERM (MO.)   TERM (MO.)     DSCR        LTV         LTV
-------------------------------- ------------ ------------ ------------ ---------- ----------- -----------
$         0 to $   999,999 .....     8.3873%  170          247              1.80x      47.58%      16.69%
$ 1,000,000 to $ 1,999,999 .....     8.3113%  131          291              1.54x      59.58%      41.65%
$ 2,000,000 to $ 3,999,999 .....     8.2978%  123          311              1.52x      60.83%      48.35%
$ 4,000,000 to $ 5,999,999 .....     8.1910%  129          309              1.46x      62.81%      48.54%
$ 6,000,000 to $ 7,999,999 .....     8.1447%  124          323              1.60x      57.49%      48.42%
$ 8,000,000 to $ 9,999,999 .....     8.2204%  128          323              1.46x      64.14%      52.11%
$10,000,000 to $11,999,999 .....     8.7832%  152          301              1.33x      62.46%      31.07%
$12,000,000 to $13,999,999 .....     8.1154%  117          335              1.78x      45.80%      39.99%
$14,000,000 to $15,999,999 .....     7.9551%  118          358              1.49x      65.15%      58.29%
$16,000,000 to $17,999,999 .....     8.2125%  111          291              2.02x      53.02%      44.30%
$18,000,000 to $19,999,999 .....     8.4805%  117          357              1.27x      67.76%      61.33%
$20,000,000 to $24,999,999 .....     8.4300%  116          356              1.33x      73.98%      66.95%
$25,000,000 to $26,999,999......     7.8800%  112          352              1.41x      68.67%      60.43%
$27,000,000 to $59,999,999 .....     8.7569%  110          248              1.50x      61.14%      38.73%
$93,927,147.....................     7.8200%  117          357              1.42x      62.17%      55.51%
                                     ------   ---          ---              ----       -----       -----
Totals/Weighted Avg. ...........     8.2490%  122          315              1.52x      60.71%      48.10%

     The following two tables set forth the range of LTV Ratios of the mortgage loans as of the Cut-Off Date and the maturity date of the mortgage loans. The LTV Ratio as of the maturity date referred to below and in the foregoing tables was calculated based on the principal balance of the related mortgage loan scheduled to be due on the maturity date, assuming that no mortgage loan is prepaid in whole or in part prior to its maturity date (or, in the case of the ARD Loan, its Anticipated Repayment Date). In addition, because it is based on the value of a mortgaged property determined as of loan origination, the information set forth in the table below is not necessarily a reliable measure of the related equity that the borrower will possess in each mortgaged property or of the borrower's equity in each mortgaged property as of the maturity date of the mortgage loan. In a declining real estate market, the appraised value of a mortgaged property could have decreased from the appraised value determined at origination, and the LTV Ratio of a mortgage loan as of the maturity date may be higher than its LTV Ratio at origination, even after taking into account amortization since origination.


             RANGE OF LOAN-TO-VALUE RATIOS AS OF THE CUT-OFF DATE



                                                           AGGREGATE        % OF     CUM. % OF
                                                            CUT-OFF       INITIAL     CUT-OFF
    RANGE OF CUT-OFF DATE      NUMBER        NUMBER           DATE          POOL       DATE
         LTV RATIOS           OF LOANS   OF PROPERTIES      BALANCE       BALANCE     BALANCE
---------------------------- ---------- --------------- --------------- ----------- ----------
     25.84% ................       1            1        $  1,292,247        0.15%      0.15%
30.01% to 40.00% ...........      12           13          32,378,523        3.86       4.02
40.01% to 45.00% ...........       8           10          40,001,697        4.77       8.79
45.01% to 50.00% ...........      12           12          69,790,416        8.32      17.11
50.01% to 55.00% ...........      15           18          81,640,308        9.74      26.85
55.01% to 60.00% ...........      19           20         101,547,572       12.11      38.96
60.01% to 65.00% ...........      19           30         188,432,532       22.47      61.43
65.01% to 70.00% ...........      27           45         187,560,785       22.37      83.80
70.01% to 75.00% ...........      25           25         105,355,009       12.56      96.36
75.01% to 80.00% ...........       7           10          30,511,151        3.64     100.00
                                  --           --        ------------      ------     ------
Totals/Weighted Avg. .......     145          184        $838,510,239      100.00%    100.00%
                                 ===          ===        ============      ======     ======



                                                         WEIGHTED AVERAGES
                             -------------------------------------------------------------------------
                                             STATED      REMAINING               CUT-OFF
    RANGE OF CUT-OFF DATE      MORTGAGE     REMAINING     AMORT.                   DATE      MATURITY
         LTV RATIOS              RATE      TERM (MO.)   TERM (MO.)     DSCR        LTV         LTV
---------------------------- ------------ ------------ ------------ ---------- ----------- -----------
     25.84% ................     8.5000%  113          293              3.49x      25.84%      21.74%
30.01% to 40.00% ...........     7.9722%  126          272              1.98x      33.78%      23.01%
40.01% to 45.00% ...........     8.1159%  127          286              1.69x      42.66%      31.14%
45.01% to 50.00% ...........     8.0235%  119          323              1.92x      48.22%      41.36%
50.01% to 55.00% ...........     8.3592%  137          215              1.66x      51.95%      19.15%
55.01% to 60.00% ...........     8.2366%  117          302              1.60x      57.73%      44.07%
60.01% to 65.00% ...........     8.1659%  122          347              1.42x      62.42%      53.71%
65.01% to 70.00% ...........     8.3585%  122          329              1.35x      68.15%      55.87%
70.01% to 75.00% ...........     8.4403%  117          335              1.35x      73.12%      63.28%
75.01% to 80.00% ...........     8.1481%  116          356              1.34x      77.33%      69.52%
                                 ------   ---          ---              ----       -----       -----
Totals/Weighted Avg. .......     8.2490%  122          315              1.52x      60.71%      48.10%

                   RANGE OF LOAN-TO-VALUE RATIOS AT MATURITY



                                                           AGGREGATE       % OF     CUM. % OF
                                                            CUT-OFF      INITIAL     CUT-OFF
      RANGE OF MATURITY        NUMBER        NUMBER          DATE          POOL       DATE
         LTV RATIOS           OF LOANS   OF PROPERTIES      BALANCE      BALANCE     BALANCE
---------------------------- ---------- --------------- -------------- ----------- ----------
 0.00% to 10.00% ...........      23           25        $ 88,167,227      10.51%     10.51%
10.01% to 20.00% ...........       2            2           2,865,697       0.34      10.86
20.01% to 30.00% ...........       7           10          30,520,657       3.64      14.50
30.01% to 35.00% ...........       5            5          18,434,455       2.20      16.69
35.01% to 40.00% ...........       7            8          40,002,327       4.77      21.47
40.01% to 45.00% ...........      10           10          55,961,604       6.67      28.14
45.01% to 50.00% ...........      17           17          79,302,996       9.46      37.60
50.01% to 55.00% ...........      17           24          85,637,611      10.21      47.81
55.01% to 60.00% ...........      20           43         228,079,334      27.20      75.01
60.01% to 65.00% ...........      15           15         107,078,758      12.77      87.78
65.01% to 70.00% ...........      18           18          88,456,957      10.55      98.33
70.01% to 75.00% ...........       4            7          14,002,617       1.67     100.00
                                  --           --        ------------     ------     ------
Totals/Weighted Avg. .......     145          184        $838,510,239     100.00%    100.00%
                                 ===          ===        ============     ======     ======



                                                        WEIGHTED AVERAGES
                             -----------------------------------------------------------------------
                                             STATED      REMAINING               CUT-OFF
      RANGE OF MATURITY        MORTGAGE     REMAINING     AMORT.                   DATE     MATURITY
         LTV RATIOS              RATE      TERM (MO.)   TERM (MO.)     DSCR        LTV        LTV
---------------------------- ------------ ------------ ------------ ---------- ----------- ---------
 0.00% to 10.00% ...........     8.4318%  167          167              1.55x      54.19%     1.30%
10.01% to 20.00% ...........     8.2600%  148          268              1.22x      58.61%    13.44%
20.01% to 30.00% ...........     8.1291%  132          277              1.94x      37.27%    25.48%
30.01% to 35.00% ...........     7.8816%  113          266              1.77x      44.48%    33.32%
35.01% to 40.00% ...........     8.1611%  130          299              1.70x      45.58%    35.97%
40.01% to 45.00% ...........     8.1294%  117          325              1.90x      49.07%    41.80%
45.01% to 50.00% ...........     8.0511%  117          303              1.74x      55.61%    47.83%
50.01% to 55.00% ...........     8.3188%  111          336              1.47x      60.77%    53.37%
55.01% to 60.00% ...........     8.2536%  116          342              1.40x      64.76%    57.41%
60.01% to 65.00% ...........     8.2694%  116          354              1.37x      69.02%    61.86%
65.01% to 70.00% ...........     8.3768%  115          355              1.36x      74.23%    67.15%
70.01% to 75.00% ...........     8.2235%  117          357              1.29x      78.34%    70.55%
                                 ------   ---          ---              ----       -----     -----
Totals/Weighted Avg. .......     8.2490%  122          315              1.52x      60.71%    48.10%

     The following table sets forth the mortgage loans subject to lockout/prepayment restrictions, expressed as a percentage of the outstanding principal balance at each period, assuming that each mortgage loan is repaid in accordance with its amortization schedule.


           REMAINING POOL BALANCE SUBJECT TO PREPAYMENT RESTRICTIONS



                                 (greater than)
  PERIOD   LOCKOUT/DEFEASANCE      1% OR YM(1)             5%                 4%                 3%
--------- --------------------- ------------------ ------------------ ------------------ ------------------
            $ (MM)        %      $ (MM)      %      $ (MM)      %      $ (MM)      %      $ (MM)      %
          ---------- ---------- -------- --------- -------- --------- -------- --------- -------- ---------
Current       818.2      97.6%     20.3  2.4%          --   0.0%          --   0.0%          --   0.0%
Year 1        808.0      97.5%     20.3  2.5%          --   0.0%          --   0.0%          --   0.0%
Year 2        788.1      96.5%     29.0  3.5%          --   0.0%          --   0.0%          --   0.0%
Year 3        774.5      96.3%     30.1  3.7%          --   0.0%          --   0.0%          --   0.0%
Year 4        760.4      96.1%     30.8  3.9%          --   0.0%          --   0.0%          --   0.0%
Year 5        745.8      96.1%     30.4  3.9%          --   0.0%          --   0.0%          --   0.0%
Year 6        729.7      96.1%     28.7  3.8%          1.2  0.2%          --   0.0%          --   0.0%
Year 7        700.7      96.0%     28.2  3.9%          1.1  0.2%          --   0.0%          --   0.0%
Year 8        681.6      96.0%     27.6  3.9%          1.1  0.2%          --   0.0%          --   0.0%
Year 9        599.6      95.5%     21.2  3.4%          --   0.0%          1.0  0.2%          --   0.0%
Year 10        60.5      97.7%      0.5  0.8%          --   0.0%          0.9  1.5%          --   0.0%
Year 11        48.3      97.5%      0.4  0.8%          --   0.0%          --   0.0%          0.8  1.7%
Year 12        43.7      97.7%      0.3  0.7%          --   0.0%          --   0.0%          0.7  1.7%
Year 13        38.7      97.9%      0.2  0.5%          --   0.0%          --   0.0%          --   0.0%
Year 14        31.7      98.2%      0.2  0.1%          --   0.0%          --   0.0%          --   0.0%
Year 15        10.7      96.3%      --   0.0%          --   0.0%          --   0.0%          --   0.0%
Year 16         9.0      97.0%      --   0.0%          --   0.0%          --   0.0%          --   0.0%
Year 17         7.0      98.1%      --   0.0%          --   0.0%          --   0.0%          --   0.0%
Year 18         4.9     100.0%      --   0.0%          --   0.0%          --   0.0%          --   0.0%
Year 19         2.6     100.0%      --   0.0%          --   0.0%          --   0.0%          --   0.0%
Year 20         --                  --                 --                 --                 --



  PERIOD          2%                 1%            FREE WINDOW                TOTALS
--------- ------------------ ------------------ ------------------ -----------------------------
                                                                                         % OF
           $ (MM)      %      $ (MM)      %      $ (MM)      %        %     $ (MM)      IPB(2)
          -------- --------- -------- --------- -------- --------- ------ ---------- -----------
Current       --   0.0%          --   0.0%          --   0.0%      100%       838.5      100.0%
Year 1        --   0.0%          --   0.0%          --   0.0%      100%       828.3       98.8%
Year 2        --   0.0%          --   0.0%          --   0.0%      100%       817.0       97.4%
Year 3        --   0.0%          --   0.0%          --   0.0%      100%       804.6       96.0%
Year 4        --   0.0%          --   0.0%          --   0.0%      100%       791.2       94.4%
Year 5        --   0.0%          --   0.0%          --   0.0%      100%       776.2       92.6%
Year 6        --   0.0%          --   0.0%          --   0.0%      100%       759.6       90.6%
Year 7        --   0.0%          --   0.0%          --   0.0%      100%       730.1       87.1%
Year 8        --   0.0%          --   0.0%          --   0.0%      100%       710.2       84.7%
Year 9        --   0.0%          --   0.0%          5.7  0.9%      100%       627.6       74.8%
Year 10       --   0.0%          --   0.0%          --   0.0%      100%        61.9        7.4%
Year 11       --   0.0%          --   0.0%          --   0.0%      100%        49.5        5.9%
Year 12       --   0.0%          --   0.0%          --   0.0%      100%        44.7        5.3%
Year 13       0.6  1.6%          --   0.0%          --   0.0%      100%        39.5        4.7%
Year 14       0.5  1.6%          --   0.0%          --   0.0%      100%        32.3        3.9%
Year 15       --   0.0%          0.4  3.7%          --   0.0%      100%        11.1        1.3%
Year 16       --   0.0%          0.3  3.0%          --   0.0%      100%         9.2        1.1%
Year 17       --   0.0%          0.1  1.9%          --   0.0%      100%         7.2        0.9%
Year 18       --   0.0%          --   0.0%          --   0.0%      100%         4.9        0.6%
Year 19       --   0.0%          --   0.0%          --   0.0%      100%         2.6        0.3%
Year 20       --                 --                 --                          --         0.0%

-------
(1) As used above, "YM" means that prepayments are permitted if they are accompanied by the payment of a yield maintenance charge.

(2)   As used above, "IPB" means the initial pool balance.

       The following table sets forth the mortgage loans according to the mortgage loan seller that will sell those mortgage loans to us.


                    MORTGAGE LOANS BY MORTGAGE LOAN SELLER


                                                                              % OF
                                                              AGGREGATE     INITIAL
             MORTGAGE              NUMBER OF    NUMBER OF   CUT-OFF DATE      POOL
           LOAN SELLER               LOANS     PROPERTIES      BALANCE      BALANCE
--------------------------------- ----------- ------------ -------------- -----------
Bear, Stearns Funding, Inc. .....      51           67      $366,407,815      43.70%
Wells Fargo Bank, National
 Association ....................      87          110       414,221,687      49.40
Morgan Stanley Dean Witter
 Mortgage Capital Inc. ..........       7            7        57,880,737       6.90
                                       --          ---      ------------     ------
Totals/Weighted Avg. ............     145          184      $838,510,239     100.00%
                                      ===          ===      ============     ======



                                                               WEIGHTED AVERAGES
                                  ---------------------------------------------------------------------------
                                                   STATED      REMAINING                CUT-OFF
             MORTGAGE               MORTGAGE     REMAINING       AMORT.                   DATE      MATURITY
           LOAN SELLER                RATE      TERM (MOS.)   TERM (MOS.)     DSCR        LTV         LTV
--------------------------------- ------------ ------------- ------------- ---------- ----------- -----------
Bear, Stearns Funding, Inc. .....     8.2661%  119           306               1.61x      58.42%      45.78%
Wells Fargo Bank, National
 Association ....................     8.1851%  126           318               1.45x      62.34%      48.78%
Morgan Stanley Dean Witter
 Mortgage Capital Inc. ..........     8.5974%  115           355               1.39x      63.62%      57.88%
                                      ------   ---           ---               ----       -----       -----
Totals/Weighted Avg. ............     8.2490%  122           315               1.52x      60.71%      48.10%

   The following table sets forth some of the characteristics of the ten largest mortgage loans.


                          TEN LARGEST MORTGAGE LOANS




                                             AGGREGATE
                               NUMBER OF   CUT-OFF DATE   % OF INITIAL
PROPERTY NAME                 PROPERTIES      BALANCE     POOL BALANCE
---------------------------- ------------ -------------- --------------
MHC Portfolio ..............       6       $ 93,927,147       11.20%
FM Global Headquarters .....       1         31,802,702        3.79
U-Haul Portfolio ...........      19         31,726,782        3.78
Trolley Square .............       1         29,725,099        3.54
Jefferson Hill Apartments...       1         25,406,203        3.03
Long Beach Marketplace .....       1         21,157,357        2.52
World Kitchen Warehouse.....       1         18,205,435        2.17
San Francisco Medical
 Center ....................       1         18,088,622        2.16
Hilton Garden Cupertino ....       1         17,797,958        2.12
AMC Cantera 30 .............       1         17,770,862        2.12
                                  --       ------------       -----
Totals/Weighted Avg.  ......      33       $305,608,167       36.45%
                                  ==       ============       =====



                                                        WEIGHTED AVERAGES
                             ------------------------------------------------------------------------
                                             STATED                                         MATURITY
                                           REMAINING    REMAINING               CUT-OFF       DATE
                               MORTGAGE       TERM        AMORT.                  DATE        LTV
PROPERTY NAME                    RATE        (MOS.)    TERM (MOS.)     DSCR    LTV RATIO     RATIO
---------------------------- ------------ ----------- ------------- --------- ----------- -----------
MHC Portfolio ..............     7.8200%  117         357               1.42      62.17%      55.51%
FM Global Headquarters .....     8.7350   106         106               1.73      50.07        0.00
U-Haul Portfolio ...........     8.5230   107         287               1.41      68.99       58.39
Trolley Square .............     9.0300   118         358               1.34      64.62       59.19
Jefferson Hill Apartments...     7.8800   112         352               1.41      68.67       60.43
Long Beach Marketplace .....     8.4300   116         356               1.33      73.98       66.95
World Kitchen Warehouse.....     8.6400   116         356               1.27      65.96       59.97
San Francisco Medical
 Center ....................     8.3200   119         359               1.26      69.57       62.70
Hilton Garden Cupertino ....     8.1900   108         288               2.04      56.14       47.02
AMC Cantera 30 .............     8.2350   115         295               1.99      49.88       41.58
                                 ------   ---         ---               ----      -----       -----
Totals/Weighted Avg.  ......     8.2772%  114         316               1.49      62.81%      50.98%

     Specified in Annex A to this prospectus supplement are additional characteristics of the mortgage loans and mortgaged properties set forth on a loan-by-loan basis. Additional information regarding the related mortgage loans also is contained in this prospectus supplement under "--Underwritten Cash Flow," "--Assessments of Property Condition" and "--Representations and Warranties; Repurchases" and in the prospectus under "Description of the Trust Funds" and "Legal Aspects of Mortgage Loans."


TEN LARGEST MORTGAGE LOANS

     Annex B contains a brief summary of the ten largest mortgage loans in the pool. The ten largest mortgage loans represent, in the aggregate, less than 36.5% of the initial pool balance and no single mortgage loan represents more than 11.2% of the initial pool balance.


UNDERWRITTEN CASH FLOW

     In general, the "Underwritten Cash Flow" for a mortgaged property is the estimated stabilized revenue derived from the use and operation of the mortgaged property (consisting primarily of rental income) less the sum of:

    o estimated stabilized operating expenses (such as utilities, administrative expenses, repairs and maintenance, management fees and advertising);

    o fixed expenses (such as insurance, real estate taxes and, if applicable, ground lease payments); and

    o reserves for capital expenditures, including tenant improvement costs and leasing commissions.

     Underwritten Cash Flow generally does not reflect interest expense and non-cash items such as depreciation and amortization. In determining Underwritten Cash Flow for a mortgaged property, the related mortgage loan seller relied on rent rolls and other generally unaudited financial information provided by the respective borrowers and calculated stabilized estimates of cash flow that took into consideration historical financial statements, material changes in the operating position of the mortgaged property of which the related mortgage loan seller was aware (e.g., newly signed leases or end of "free rent" periods and market data), and estimated capital expenditure, leasing commission and tenant improvement reserves. The related mortgage loan seller made changes to operating statements and operating information obtained from the respective borrowers, resulting in either an increase or decrease in the estimate of Underwritten Cash Flow derived therefrom, based upon the related mortgage loan seller's evaluation of the operating statements and operating information and the assumptions applied by the respective borrowers in preparing the statements and information. In most cases, borrower-supplied "trailing-12 months" income and/or expense information was utilized. In some cases, partial year operating income data was annualized, with adjustments for items deemed not appropriate to be annualized. In some instances, historical expenses were increased for underwriting purposes. For purposes of calculating Underwritten Cash Flow, the rents under some leases have been adjusted downward to reflect market rents for similar properties if the rent actually being paid under the lease was significantly higher than the market rent for similar properties. Several mortgage loans are secured by mortgaged properties with recently constructed improvements and, accordingly, there were no historical operating results or financial statements available with respect to these mortgaged properties. In these cases, items of revenue and expense used in calculating Underwritten Cash Flow were generally derived from rent rolls, estimates set forth in the related appraisal or from borrower-supplied information. No assurance can be given with respect to the accuracy of the information provided by any borrowers, or the adequacy of the procedures used by the related mortgage loan seller in determining the presented operating information.


ASSESSMENTS OF PROPERTY CONDITION

     Property Inspection. All of the mortgaged properties were inspected by a member of the related mortgage loan seller's professional staff or, in some cases, by a third party professional engaged by the related mortgage loan seller, to assess the mortgaged property's general condition. No inspection revealed any patent structural deficiency or any deferred maintenance considered material and adverse to the interest of the lender for which the related mortgage loan seller has not established an escrow arrangement that it deemed adequate to cover this deficiency.

     Appraisals. In connection with the origination or acquisition of each mortgage loan, the related mortgaged property was appraised by an independent appraiser who, generally, was a member of the Appraisal Institute. Each of these appraisals complied with the real estate appraisal regulations issued jointly by the federal bank regulatory agencies under the Financial Institutions Reform, Recovery, and Enforcement Act of 1989. In general, those appraisals represent the analysis and opinion of the person performing the appraisal and are not guarantees of, and may not be indicative of, present or future value. There can be no assurance that another person would not have arrived at a different valuation, even if that person used the same general approach to and same method of valuing the property. Moreover, the appraisals sought to establish the amount a typically motivated buyer would pay a typically motivated seller. This amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale. Information regarding the values of the mortgaged properties as of the Cut-Off Date is presented in this prospectus supplement for illustrative purposes only.

     Property Condition Assessments. Except as described below, in connection with the origination of each mortgage loan, a professional engineer, licensed architect or qualified consultant inspected each related mortgaged property to assess the condition of the structure, exterior walls, roofing, interior structure and mechanical and electrical systems. The resulting reports indicated deferred maintenance items on some mortgaged properties, which were generally required to be remediated, and recommended certain capital improvements, which generally were required to be made or for which reserves were established at origination. In addition, the property condition assessments provided a projection of necessary replacements and repair of structural and mechanical systems over the life of the related mortgage loan, which were used to establish replacement reserve requirements and to derive Underwritten Cash Flow.

     One mortgaged property, representing security for approximately 0.6% of the initial pool balance, had been recently constructed as of the origination of the related mortgage loan and therefore were not the subject of a property condition assessment. In addition, the mortgaged property that is ground leased to a third party, which mortgaged property represents security for 0.2% of the initial pool balance, was not the subject of a property condition assessment.

     Environmental Assessments. "Phase I" environmental site assessments were performed at the mortgaged properties during the 12-month period prior to the respective dates of origination of the mortgage loans, except in the case of mortgaged properties securing mortgage loans that are the subject of the group secured creditor impaired property policy that we describe in this prospectus supplement. See "--Environmental Insurance" above and "Risk Factors--The Trust May Become Liable for the Costs of Environmental Clean-Up."

     Seismic Review Process. For the loans to be sold by Wells Fargo Bank, National Association, requests for loans to be secured by properties located in areas classified by the United States Geological Survey as seismic zones 3 or 4 underwent a preliminary probable maximum loss (PML) analysis. Properties located in California were screened using a software system to perform a preliminary PML analysis. Properties with any one of the following characteristics underwent a third party seismic survey performed by a seismic engineering firm:

    o a property with a preliminary PML over 20% of the estimated replacement cost of the improvements;

    o a loan of more than $10,000,000;

    o a property constructed of non-reinforced masonry; or

    o a property found to exhibit indications of significant seismic stress during the completion of the property condition assessment or a property located in a county having special inspection or retrofit requirements.

     For the loans sold by Bear, Stearns Funding, Inc. and Morgan Stanley Dean Witter Mortgage Capital Inc., seismic reports were completed for each mortgaged property located in areas classified by the United States Geological Survey as seismic zones 3 or 4 in order to determine a PML estimate. For the mortgage loans sold by Bear, Stearns Funding, Inc., Bear, Stearns Funding, Inc.'s technical services director, who is not a member of its underwriting group, has reviewed all seismic, environmental and property condition reports in conjunction with the professional consultant who prepared the report.

     Generally, any of the mortgage loans as to which the property was estimated to have a PML in excess of 20% of the estimated replacement cost of the improvements would either be subject to a lower loan to value limit at origination, be conditioned on seismic upgrading, or be conditioned on satisfactory earthquake insurance.


THE MORTGAGE LOAN SELLERS

     On the date of initial issuance of the certificates, we will acquire the mortgage loans from Wells Fargo Bank, National Association, Bear, Stearns Funding, Inc. and Morgan Stanley Dean Witter Mortgage Capital Inc., as "mortgage loan sellers," in each case pursuant to a mortgage loan purchase agreement between us and the respective mortgage loan seller.

     A description of Wells Fargo Bank, National Association is contained under "Servicing of the Mortgage Loans--The Servicer" in this prospectus supplement.

     Bear, Stearns Funding, Inc. ("BSFI") is a wholly-owned subsidiary of Bear Stearns Mortgage Capital Corporation, and is a Delaware corporation and an affiliate of Bear, Stearns & Co. Inc., one of the underwriters. BSFI originated and underwrote all of the mortgage loans sold by it.

     Morgan Stanley Dean Witter Mortgage Capital Inc. ("MSDWMC"), a subsidiary of Morgan Stanley & Co. Incorporated, is a New York corporation formed to originate and acquire loans secured by mortgages on commercial and multifamily real estate. Each of the mortgage loans sold by MSDWMC was originated by one of the participants in MSDWMC's commercial and multifamily mortgage loan conduit program and was originated directly by MSDWMC. MSDWMC underwrote all of the mortgage loans sold by it.

     The information set forth in this prospectus supplement concerning each mortgage loan seller has been provided by the respective mortgage loan seller. Neither we nor any underwriter makes any representation or warranty as to the accuracy or completeness of that information.


REPRESENTATIONS AND WARRANTIES; REPURCHASES

     In each mortgage loan purchase agreement, the related mortgage loan seller will make representations and warranties with respect to each of the mortgage loans that it will sell to us, subject to the exceptions specified in that mortgage loan purchase agreement, as of the date of initial issuance of the certificates or other date specifically provided in the representation and warranty. Included in those representations and warranties are statements generally to the effect described below.

    o Mortgage Loan Schedule. The schedule attached to the related mortgage loan purchase agreement setting forth the Cut-Off Date Balance, Mortgage Rate, maturity date and other similar characteristics of the mortgage loans is true and correct in all material respects as of the Cut-Off Date.

    o Ownership of Mortgage Loans. Immediately prior to the transfer to the depositor of the mortgage loans, the mortgage loan seller had good title to, and was the sole owner of, the mortgage loan, free and clear of any and all pledges, liens and/or other encumbrances.

    o Payment Record. No scheduled payment of principal and interest under any mortgage loan was 30 days or more past due as of the Cut-Off Date, and no mortgage loan was 30 days or more delinquent in the twelve-month period immediately preceding the Cut-Off Date.

    o Lien; Valid Assignment. The related mortgage constitutes a valid and, subject to laws affecting creditors' rights generally, enforceable first priority mortgage lien (subject to certain permitted encumbrances) upon the related mortgaged property, and the assignment of the related mortgage in favor of the trustee constitutes a legal, valid and binding assignment.

    o Assignment of Leases and Rents. The assignment of leases set forth in the mortgage establishes and creates a valid and, subject to laws affecting certain creditors' rights generally, enforceable first priority lien in the related borrower's interest in all leases of the related mortgaged property.

    o Mortgage Status. The mortgage has not been satisfied, cancelled, rescinded or subordinated in whole or in part in any manner that, and the related mortgaged property has not been released from the lien of the mortgage in whole or in part in any manner that, materially and adversely affects the value of the mortgaged property.

    o Condition of Property; Condemnation. Except as set forth in a property inspection report prepared in connection with the origination of the mortgage loan, the related mortgaged property is, to the mortgage loan seller's knowledge, free and clear of any damage that would materially and adversely affect its value as security for the mortgage loan and, to the mortgage loan seller's knowledge, there is no proceeding pending for the condemnation of all or any material portion of the related mortgaged property.

    o Title Insurance. The mortgaged property is covered by a Title Policy that insures that the related mortgage is a valid, first priority lien on the mortgaged property, subject only to certain permitted encumbrances.

    o No Holdbacks. The proceeds of the mortgage loan have been fully disbursed and there is no obligation for future advances with respect to the mortgage loan.

    o Environmental Conditions. Except in the case of the mortgage loans covered by the group secured creditor impaired property policy that we describe in this prospectus supplement, the mortgage loan seller has no knowledge of any material and adverse environmental condition or circumstance affecting the mortgaged property that was not disclosed in the report of the environmental assessment that was conducted in connection with the origination of the mortgage loan.

    o Loan Document Status. Each mortgage note, mortgage and other document conveyed to the depositor with respect to the mortgage loan that evidences or secures the mortgage loan and was executed by or on behalf of the related mortgagor is the legal, valid and binding obligation of the maker thereof enforceable in accordance with its terms, and knowledge of the mortgage loan seller there is no valid defense, counterclaim or right of offset or rescission available to the related borrower with respect to any mortgage note, mortgage or other agreement.

    o Insurance. The related mortgaged property is, and is required pursuant to the related mortgage to be, insured by casualty and liability insurance policies of a type specified in the related mortgage loan purchase agreement.

    o Taxes and Assessments. To the mortgage loan seller's knowledge, there are no delinquent or unpaid taxes that are due and payable, assessments or other outstanding charges affecting the related mortgaged property that are or may become a lien of priority equal to or higher than the lien of the related mortgage.

    o Mortgagor Bankruptcy. The mortgagor is not, to the mortgage loan seller's knowledge, a debtor in any state or federal bankruptcy or insolvency proceeding.

    o Fee Simple or Leasehold Estate. The related mortgaged property consists of the related mortgagor's fee simple estate in real estate or, if the related mortgage loan is not secured by the related fee interest in the mortgaged property, then either (i) the mortgage loan is secured by the interest of a mortgagor as a lessee under a ground lease of the related mortgaged property or (ii) the mortgage loan is secured by the interest of a mortgagor as a sublessee under a ground sublease of a mortgaged property and with respect to that ground lease or ground sublease as applicable:

      -- the ground lease or ground sublease or a memorandum thereof has been or will be duly recorded and permits the interest of the lessee or sublessee under the ground lease or ground sublease to be encumbered by the related mortgage;

      -- the lessee's or sublessee's interest in the ground lease or ground sublease is not subject to any liens or encumbrances superior to, or of equal priority with, the related mortgage, other than permitted encumbrances;

      -- the mortgagor's interest in the ground lease or ground sublease is assignable to the depositor and its successors and assigns upon notice to, but (except in the case of the ground sublease where consent cannot be unreasonably withheld) without the consent of, the lessor under the ground lease or sublessor or fee owner under the ground sublease (or, if consent is required, it has been obtained);

      -- the ground lease or ground sublease is in full force and effect and, to the knowledge of the seller, no material default has occurred under the ground lease or ground sublease;

      -- the ground lease or ground sublease, or an estoppel letter related thereto, requires the lessor or sublessor under the ground lease or ground sublease to give notice of any default by the lessee or sublessee to the holder of the mortgage, and further provides that no notice of termination given under the ground lease or ground sublease is effective against the holder of the mortgage unless a copy has been delivered to that holder;

      -- the holder of the mortgage is permitted a reasonable opportunity
         (including, where necessary, sufficient time to gain possession of the interest of the lessee or sublessee under the ground lease) to cure any default under the ground lease, which is curable after the receipt of notice of any default under the ground lease, before the lessor under the ground lease may terminate the ground lease;

      -- the ground lease has an original term (including any extension options set forth therein) which extends not less than ten years beyond the maturity date of the mortgage loan; and

      -- with respect to the ground sublease, if the lessee under the ground lease is terminated, the ground sublease will become a direct lease with the lessor upon the terms and conditions contained in the ground sublease.

    o Cross-collateralization. Except in the case of the pari passu loans, no mortgage loan is cross-collateralized or cross-defaulted with any loan other than one or more other mortgage loans included in the mortgage pool.

    o Releases of Mortgaged Property. Except pursuant to the provisions that we describe under "Description of the Mortgage Pool--Defeasance," "--Substitution" and "--Other Property Releases," no mortgage note or mortgage requires the mortgagee to release all or any material portion of the related mortgaged property from the lien of the related mortgage except upon payment in full of all amounts due under the mortgage loan.

    o No Material Default. To the mortgage loan seller's knowledge, there exists no default, breach, violation or event of acceleration (and no event which, with the passage of time or the giving of notice, or both, would constitute any of the foregoing) under the related mortgage note or mortgage that materially and adversely affects the value of the mortgage loan and the related mortgaged property.

     In addition, for each mortgage loan the related mortgage loan seller is required to deliver to the trustee a mortgage file containing, among other things, the original mortgage note, the original or a copy of the mortgage and an assignment of the mortgage to the trustee, an original or a copy of the title insurance policy and various other security documents and assignments of those documents to the trustee.

     If any document that is required to be delivered to the trustee for any mortgage loan has not been delivered as and when required, has not been properly executed or is defective on its face, or if there exists a breach of any of the representations and warranties made with respect to a mortgage loan and, in either such case, either:

    o the document defect or breach materially and adversely affects the interests of the certificateholders in the related mortgage loan, or

    o both (a) the document defect or breach materially and adversely affects the value of the mortgage loan and (b) the mortgage loan is a Specially Serviced Mortgage Loan or Rehabilitated Mortgage Loan,

then the document defect or breach will constitute a "Material Document Defect" or "Material Breach" for purposes of the applicable mortgage loan purchase agreement. If a mortgage loan seller receives notice of a Material Document Defect or Material Breach with respect to the mortgage loans sold to us by that mortgage loan seller, and if the related mortgage loan seller cannot cure that Material Breach or Material Document Defect within a period of 90 days following the earlier of its receipt of that notice or its discovery of that Material Breach or Material Document Defect (as that period may be extended by up to an additional 90 days under the limited circumstances specified in the related mortgage loan purchase agreement), then the related mortgage loan seller will be obligated pursuant to the related mortgage loan purchase agreement (the relevant rights under which will be assigned, together with its interests in the mortgage loans, by us to the trustee) to (a) repurchase the affected mortgage loan within that period at a price (the "Purchase Price") equal to the sum of:

    o the outstanding principal balance of that mortgage loan as of the date of purchase;

    o all accrued and unpaid interest on that mortgage loan at the related Mortgage Rate, to but not including the due date in the Collection Period of purchase; and

    o the amount of any expenses related to that mortgage loan or REO Property (including unreimbursed Servicing Advances plus accrued and unpaid interest on related Advances at the Advance Rate, unpaid Special Servicing Fees and Liquidation Fees), or (b) at the related mortgage loan seller's option and if within the three-month period commencing on the date of initial issuance of the certificates (or within the two-year period thereafter if the related mortgage loan is a "defective obligation" within the meaning of Section 860G(a)(4)(B)(ii) of the Internal Revenue Code and Treasury Regulation Section 1.860G-2(f)), (i) replace that mortgage loan with a mortgage loan having specified payment terms comparable to the mortgage loan to be replaced and that has been the subject of a ratings confirmation from each of S&P and Fitch (a "Qualifying Substitute Mortgage Loan") and (ii) pay an amount generally equal to the excess of the applicable Purchase Price for the mortgage loan to be replaced (calculated as if it were to be repurchased instead of replaced), over the unpaid principal balance of the applicable Qualifying Substitute Mortgage Loan as of the date of substitution, after application of all payments due on or before that date, whether or not received. If a Material Breach or Material Document Defect would cause the mortgage loan to be other than a "qualified mortgage" (as defined in the Internal Revenue Code), then notwithstanding the previous sentence, repurchase must occur within 90 days from the date the related mortgage loan seller was notified of the defect and substitution must occur within the sooner of (i) 90 days from the date the related mortgage loan seller was notified of the defect or (ii) two years from the date of initial issuance of the certificates.

     On the date of initial issuance of the certificates, we will assign to the trustee the representations and warranties made by each mortgage loan seller with respect to the mortgage loans sold to us by that mortgage loan seller, the obligation of each mortgage loan seller to deliver the mortgage files with respect to those mortgage loans and our remedies in respect of those representations and warranties.

     The foregoing obligations of each mortgage loan seller to either cure a Material Document Defect or a Material Breach with respect to any of its mortgage loans within the permitted cure period or repurchase or replace the defective mortgage loan will constitute the only remedies available to the certificateholders and the trustee with respect to that Material Document Defect or Material Breach. The related mortgage loan seller will be the only party making representations and warranties in respect of the mortgage loans sold by that mortgage loan seller to us, and neither we, the servicer (other than in its capacity as a mortgage loan seller), the special servicer, the trustee, the fiscal agent, the underwriters or any of their respective affiliates (other than a mortgage loan seller that is an affiliate of an underwriter) will be obligated to repurchase any affected mortgage loan in connection with a breach of the related mortgage loan seller's representations and warranties if the related mortgage loan seller defaults on its obligation to do so. However, we will not include any mortgage loan in the mortgage pool if anything has come to our attention prior to the closing date for the sale of the offered certificates to the underwriters that causes us to believe that the representations and warranties made by the related mortgage loan seller regarding that mortgage loan, subject to the exceptions set forth in the applicable mortgage loan purchase agreement, will not be correct in all material respects when made. See "Description of the Pooling and Servicing Agreements-- Representations and Warranties; Repurchases" in the prospectus.


MORTGAGED PROPERTY ACCOUNTS

     Lock Box Accounts. With respect to 18 mortgage loans, representing approximately 23.8% of the initial pool balance, one or more accounts (collectively, the "Lock Box Accounts") have been, or may be, established in the name of the lender and on behalf of the borrower pursuant to the related loan documents (such mortgage loans, the "Lock Box Loans"). With respect to 10 Lock Box Loans, representing approximately 16.5% of the initial pool balance, the tenants, the related property manager or the borrower's bank are required to deposit property operating income directly into the related Lock Box Account. The terms of eight Lock Box Loans, representing approximately 7.3% of the initial pool balance, provide for the establishment of a Lock Box Account upon the occurrence and continuation of certain events, generally relating to the failure of major tenants to renew or extend their respective leases, or the failure of the related borrower to lease the related premises to new tenants acceptable to the lender, or the failure of the mortgaged property to meet specified DSCR requirements. The agreements that govern the Lock Box Accounts provide that the borrower has no withdrawal or transfer rights with respect thereto except to the extent that funds on deposit in the related Lock Box Account are released to the borrower in accordance with the applicable agreement. Pursuant to the terms of the agreements governing the Lock Box Account for the ARD Loan, the funds in the Lock Box Account may be released to the related borrowers prior to the Anticipated Repayment Date to the extent that those amounts are in excess of amounts needed to pay debt service and property operating expenses and reserves. After the Anticipated Repayment Dates, all funds on deposit in the Lock Box Accounts in excess of amounts needed to pay property operating expenses and reserves will be applied to repayment of the applicable mortgage loan. The Lock Box Accounts will not be assets of any REMIC.


     Escrow Requirements. In some cases, borrowers are required to fund escrows for taxes, insurance and future capital expenditures. In some cases, these escrows are not required prior to a default under the mortgage loan or upon the occurrence of some other event. Escrows for taxes and insurance typically entail a pro rated initial deposit and monthly deposits equal to 1/12 of the annual property taxes (based on the most recent property assessment and the current mill rate) and annual property insurance premiums. Escrows for future capital expenditures typically entail an initial deposit and/or monthly deposits determined at the time of origination of the mortgage loan to be sufficient to pay for anticipated capital expenditures. 134 mortgage loans, representing approximately 95.9% of the initial pool balance, require escrows for taxes; 133 mortgage loans, representing approximately 92.1% of the initial pool balance, require escrows for property insurance premiums; and 101 mortgage loans, representing approximately 84.5% of the initial pool balance, require escrows for capital expenditures.


UNDERWRITING STANDARDS


     Each mortgage loan was originated by or on behalf of the related mortgage loan seller generally in accordance with the underwriting guidelines of that mortgage loan seller.


CHANGES IN MORTGAGE POOL CHARACTERISTICS


     The description in this prospectus supplement of the mortgage pool and the mortgaged properties is based upon the mortgage pool as expected to be constituted at the time the offered certificates are issued, as adjusted for the scheduled principal payments due on or before the Cut-Off Date. Prior to the issuance of the offered certificates, a mortgage loan may be removed from the mortgage pool if we consider the removal to be necessary or appropriate or if the mortgage loan is prepaid. A limited number of other mortgage loans may be included in the mortgage pool prior to the issuance of the offered certificates, unless including the mortgage loans would materially alter the characteristics of the mortgage pool as described in this prospectus supplement. We believe that the information set forth in this prospectus supplement will be representative of the characteristics of the mortgage pool as it will be constituted at the time the offered certificates are issued, although the range of Mortgage Rates and maturities and other characteristics of the mortgage loans in the mortgage pool may vary.


     A Current Report on Form 8-K will be available to purchasers of the offered certificates on or shortly after the initial issuance of the offered certificates and will be filed, together with the pooling and servicing agreement, with the Securities and Exchange Commission thereafter. If mortgage loans are removed from or added to the mortgage pool as set forth in the preceding paragraph, the removal or addition will be disclosed in the Form 8-K.

                        DESCRIPTION OF THE CERTIFICATES


GENERAL


     The certificates will be issued pursuant to a pooling and servicing agreement, to be dated as of the Cut-Off Date, between us, the servicer, the special servicer, the trustee, the fiscal agent and the paying agent, and will represent in the aggregate the entire beneficial ownership interest in a trust fund consisting of:


    o the mortgage loans and all payments under and proceeds of the mortgage loans received after the Cut-Off Date, exclusive of payments of principal and interest due on or before the Cut-Off Date and Principal Prepayments received prior to the Cut-Off Date;


    o any REO Property the trust fund may acquire in respect of a defaulted mortgage loan;


    o the funds or assets as from time to time are deposited in the certificate account;


    o the rights of the lender under all insurance policies with respect to the mortgage loans; and


    o some of our rights under the mortgage loan purchase agreements relating to mortgage loan document delivery requirements and the representations and warranties of the mortgage loan sellers regarding the mortgage loans, including the rights to enforce the obligations of the mortgage loan sellers to repurchase defective mortgage loans or substitute Qualifying Substitute Mortgage Loans for defective mortgage loans.


     The certificates will consist of the following 19 classes: Class A-1, Class A-2, Class X, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class I, Class J, Class K, Class L, Class M, Class N, Class R-I, Class R-II and Class R-III. The certificates will have the following designations:



  Class A Certificates ...................   Class A-1 and Class A-2 Certificates

  Interest Only Certificates .............   Class X Certificates

  Senior Certificates ....................   Class A and Class X Certificates

  Subordinate Certificates ...............   Class B, Class C, Class D, Class E, Class F, Class G,
                                             Class H, Class I, Class J, Class K, Class L, Class M and
                                             Class N Certificates

  REMIC Regular Certificates .............   Senior Certificates and Subordinate Certificates

  Residual Certificates ..................   Class R-I, Class R-II and Class R-III Certificates

  Private Certificates ...................   Class G, Class H, Class I, Class J, Class K, Class L,
                                             Class M and Class N Certificates

  Principal Balance Certificates .........   Class A-1, Class A-2, Class B, Class C, Class D, Class E,
                                             Class F, Class G, Class H, Class I, Class J, Class K,
                                             Class L, Class M and Class N Certificates


     Only the Class A, Class X, Class B, Class C, Class D, Class E and Class F Certificates are offered hereby. The Private Certificates have not been registered under the Securities Act of 1933 and are not offered hereby.

     Upon initial issuance, the Principal Balance Certificates will have the following aggregate certificate balances (in each case, subject to a variance of plus or minus 5%):




                            INITIAL AGGREGATE         APPROXIMATE         APPROXIMATE
                               CERTIFICATE        PERCENT OF INITIAL       PERCENT OF
          CLASS                  BALANCE             POOL BALANCE        CREDIT SUPPORT
------------------------   -------------------   --------------------   ---------------
   Class A-1 ...........       $170,728,000              20.36%               16.50%
   Class A-2 ...........       $529,432,000              63.14%               16.50%
   Class B .............       $ 28,300,000              3.375%              13.125%
   Class C .............       $ 26,200,000              3.125%               10.00%
   Class D .............       $  8,390,000               1.00%                9.00%
   Class E .............       $ 23,060,000               2.75%                6.25%
   Class F .............       $  7,340,000              0.875%               5.375%
   Classes G-N .........       $ 45,060,239              5.375%               N/A


     The certificate balance of any Principal Balance Certificate outstanding at any time will equal the then maximum amount that the holder thereof will be entitled to receive in respect of principal out of future cash flow on the mortgage loans and other assets included in the trust fund. The initial certificate balance of each Principal Balance Certificate will be set forth on the face thereof. On each Distribution Date, the certificate balance of each Principal Balance Certificate will be reduced by any distributions of principal actually made on that certificate on that Distribution Date, and will be further reduced by any Realized Losses allocated to that certificate on that Distribution Date. See "--Distributions--Application of Available Distribution Amount" and "--Subordination; Allocation of Losses, Shortfalls and Expenses" below.

     The Interest Only Certificates will not have a certificate balance. That class of certificates will represent the right to receive distributions of interest accrued, as described in this prospectus supplement, on a notional amount equal to 100% of the aggregate Scheduled Principal Balance of the mortgage loans outstanding from time to time. The Interest Only Certificates will have an initial aggregate notional amount of $838,510,239, subject to a permitted variance of plus or minus 5%. The notional amount of each Interest Only Certificate is used solely for the purpose of determining the amount of interest to be distributed on that certificate and does not represent the right to receive any distributions of principal.

     The Residual Certificates will not have certificate balances or notional amounts.


BOOK-ENTRY REGISTRATION AND DEFINITIVE CERTIFICATES

     You may hold and trade the Class A-1 and Class A-2 Certificates only in minimum denominations of $25,000. You may hold and trade the Class X Certificates only in minimum denominations of $1,000,000 (notional amount). The remaining offered certificates will be offered in minimum denominations of $100,000. Investments in excess of the minimum denominations may be made in any whole dollar denomination in excess thereof.

     Each class of offered certificates will initially be represented by one or more global certificates registered in the name of the nominee of DTC. We have been informed by DTC that DTC's nominee initially will be Cede & Co. No Certificate Owner will be entitled to receive a Definitive Certificate representing that interest, except as set forth in the prospectus under "Description of the Certificates--Book-Entry Registration and Definitive Certificates." Unless and until Definitive Certificates are issued in respect of any class of offered certificates, all references to actions by holders of the offered certificates refer to actions taken by DTC upon instructions received from the related Certificate Owners through DTC's Participants, and all references in this prospectus supplement to payments, notices, reports and statements to holders of the offered certificates refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the offered certificates, for distribution to the related Certificate Owners through DTC's Participants in accordance with DTC procedures. Unless and until Definitive Certificates are issued in respect of any class of offered certificates, interests in those certificates will be transferred on the book-entry records of DTC (and its Participants). See "Description of the Certificates--Book-Entry Registration and Definitive Certificates" in the prospectus.

     Certificateholders must hold their offered certificates in book-entry form, and delivery of the offered certificates will be made through the facilities of DTC (in the United States) and may be made through the facilities of Clearstream or Euroclear (in Europe). Transfers within DTC, Clearstream or Euroclear, as the case may be, will be in accordance with the usual rules and operating procedures of the relevant system. Crossmarket transfers between persons holding directly or indirectly through DTC, on the one hand, and counterparties holding directly or indirectly through Clearstream or Euroclear, on the other, will be effected in DTC through Citibank, N.A. or The Chase Manhattan Bank, the relevant depositaries of Clearstream and Euroclear, respectively.

     Because of time-zone differences, credits of securities received in Clearstream or Euroclear as a result of a transaction with a DTC Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Those credits or any transactions in those securities settled during this processing will be reported to the relevant Euroclear participant or Clearstream customer on that business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream customer or a Euroclear participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

     According to DTC, the foregoing information with respect to DTC has been provided to its Participants and other members of the financial community for informational purposes only and is not intended to serve as a representation, warranty, or contract modification of any kind.

     Until the time, if any, when Definitive Certificates are issued in respect of the offered certificates, the foregoing information and access will be available to the related Certificate Owners only to the extent it is forwarded by, or otherwise available through, DTC and its Participants or otherwise made available publicly by the paying agent. The manner in which notices and other communications are conveyed by DTC to its Participants, and by the Participants to the Certificate Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. The servicer, the special servicer, the trustee, the paying agent and the depositor are required to recognize as certificateholders only those persons in whose names the certificates are registered on the books and records of the certificate registrar as of the related Record Date.


DISTRIBUTIONS

     Method, Timing and Amount. Distributions on or with respect to the certificates will be made by the paying agent, to the extent of available funds, and in accordance with the manner and priority set forth in this prospectus supplement, on the 15th day of each month, or if any such 15th day is not a business day, on the next succeeding business day, commencing in November, 2000. Except as otherwise described below, all of these distributions will be made to the persons in whose names the certificates are registered at the close of business on the related Record Date (as defined below) and, as to each of these certificateholders, will be made by wire transfer in immediately available funds to the account specified by the certificateholder at a bank or other entity having appropriate facilities therefor, if that certificateholder will have provided the paying agent with wiring instructions on or before the related Record Date, or otherwise by check mailed to that certificateholder. The final distribution on any certificate (determined without regard to any possible future reimbursement of any Realized Losses previously allocated to that certificate) will be made in a like manner, but only upon presentation and surrender of that certificate at the location that will be specified in a notice of the pendency of that final distribution. Any distribution that is to be made with respect to a certificate in reimbursement of a Realized Loss previously allocated to that certificate, which reimbursement is to occur after the date on which that certificate is surrendered as contemplated by the preceding sentence (the likelihood of any such distribution being remote), will be made by check mailed to the certificateholder that surrendered that certificate. All distributions made on or with respect to a class of certificates will be allocated pro rata among the certificates of that class based on their respective Percentage Interests (as defined below) in that class.

     Available Distribution Amount. With respect to any Distribution Date, distributions of interest on and principal of the certificates will be made from the Available Distribution Amount for that Distribution Date. The "Available Distribution Amount" for any Distribution Date will, in general, equal the sum of:

       1. all amounts on deposit in the Distribution Account (described below) as of the commencement of business on that Distribution Date, exclusive of any portion thereof that represents one or more of the following:

              o scheduled payments collected but due on a due date subsequent to the related Collection Period;

              o yield maintenance charges and prepayment premiums (which are separately distributable on the certificates as hereinafter described);

              o amounts that are payable or reimbursable to any person other than the certificateholders (including, among other things, amounts payable to the servicer, the special servicer, the paying agent and the trustee as compensation or in reimbursement of outstanding Advances);

              o      amounts deposited in the Distribution Account in error;
                     and

              o if that Distribution Date occurs during January or February of any year, the Interest Reserve Amounts with respect to the Interest Reserve Loans to be deposited into the Interest Reserve Account;

       2. to the extent not already included in the amount described in clause 1, any P&I Advances made and any Compensating Interest Payments paid with respect to that Distribution Date; and

       3. if that Distribution Date occurs during March of any year, the aggregate of the Interest Reserve Amounts then on deposit in the Interest Reserve Account in respect of each Interest Reserve Loan.

     With respect to the Distribution Date occurring in each January (other than a leap year) and each February, there will be deposited to the Interest Reserve Account in respect of the Interest Reserve Loans an amount equal to one day's interest at the related Net Mortgage Rate (without regard to any adjustment for Interest Reserve Amounts or the interest accrual basis as described above) on its principal balance as of the due date in the month in which that Distribution Date occurs, to the extent a scheduled payment or P&I Advance is timely made in respect thereof for that due date (all amounts so deposited with respect to scheduled payments due in any applicable January and February, the "Interest Reserve Amount"). With respect to the Distribution Date occurring in March of each year, an amount is required to be withdrawn from the Interest Reserve Account in respect of each Interest Reserve Loan equal to the related Interest Reserve Amount from the preceding January (if applicable) and February, and that withdrawn amount is to be included as part of the Available Distribution Amount for that Distribution Date.

     Application of Available Distribution Amount. On each Distribution Date, except as described under "Optional Termination; Retirement of Certificates" below, for so long as any class of offered certificates remains outstanding, the paying agent will apply the Available Distribution Amount (other than Excess Interest and Excess Liquidation Proceeds, if any) for that Distribution Date for the following purposes and in the following order of priority:

       1. to the holders of the Class A-1, Class A-2 and Class X Certificates, the Distributable Certificate Interest Amount in respect of each of those classes of certificates for that Distribution Date, pro rata in proportion to the Distributable Certificate Interest Amount payable in respect of each of those classes;

   2. to the holders of the Class A-1 Certificates, the Principal Distribution Amount for that Distribution Date, until the aggregate certificate balance of the Class A-1 Certificates has been reduced to zero;

   3. upon payment in full of the aggregate certificate balance of the Class A-1 Certificates, to the holders of the Class A-2 Certificates, the Principal Distribution Amount for that Distribution Date (reduced by any portion thereof distributed to the holders of the Class A-1 Certificates), until the aggregate certificate balance of the Class A-2 Certificates has been reduced to zero;

   4. to the holders of the Class A and Class X Certificates, pro rata in proportion to their respective entitlements to reimbursement described in this clause (4), to reimburse them for any Realized Losses previously allocated to those classes of certificates (in the case of the Class X Certificates, only insofar as Realized Losses have resulted in shortfalls in the amount of interest distributed thereto, other than by reason of a reduction of the notional amount thereof), plus interest on those Realized Losses at the applicable pass-through rate;

   5. to the holders of the Class B Certificates, the Distributable Certificate Interest Amount in respect of that class of certificates for that Distribution Date;

   6. upon payment in full of the aggregate certificate balance of the Class A-2 Certificates, to the holders of the Class B Certificates, the Principal Distribution Amount for that Distribution Date (reduced by any portion thereof distributed to the holders of the Class A Certificates), until the aggregate certificate balance of the Class B Certificates has been reduced to zero;

   7. to the holders of the Class B Certificates, to reimburse them for any Realized Losses previously allocated to that class of certificates, plus interest on those Realized Losses at the applicable pass-through rate;

   8. to the holders of the Class C Certificates, the Distributable Certificate Interest Amount in respect of that class of certificates for that Distribution Date;

   9.  upon payment in full of the aggregate certificate balance of the Class
       B Certificates, to the holders of the Class C Certificates, the Principal Distribution Amount for that Distribution Date (reduced by any portion thereof distributed to the holders of the Class A and Class B Certificates), until the aggregate certificate balance of the Class C Certificates has been reduced to zero;

   11. to the holders of the Class C Certificates, to reimburse them for any Realized Losses previously allocated to that class of certificates, plus interest on those Realized Losses at the applicable pass-through rate;

   12. to the holders of the Class D Certificates, the Distributable Certificate Interest Amount in respect of that class of certificates for that Distribution Date;

   13. upon payment in full of the aggregate certificate balance of the Class
       C Certificates, to the holders of the Class D Certificates, the Principal Distribution Amount for that Distribution Date (reduced by any portion thereof distributed to the holders of the Class A, Class B and Class C Certificates), until the aggregate certificate balance of the Class D Certificates has been reduced to zero;

   14. to the holders of the Class D Certificates, to reimburse them for any Realized Losses previously allocated to that class of certificates, plus interest on those Realized Losses at the applicable pass-through rate;

   15. to the holders of the Class E Certificates, the Distributable Certificate Interest Amount in respect of that class of certificates for that Distribution Date;

   16. upon payment in full of the aggregate certificate balance of the Class
       D Certificates, to the holders of the Class E Certificates, the Principal Distribution Amount for that Distribution Date (reduced by any portion thereof distributed to the holders of the Class A, Class B, Class C and Class D Certificates), until the aggregate certificate balance of the Class E Certificates has been reduced to zero;

   17. to the holders of the Class E Certificates, to reimburse them for any Realized Losses previously allocated to that class of certificates, plus interest on those Realized Losses at the applicable pass-through rate;

   18. to the holders of the Class F Certificates, the Distributable Certificate Interest Amount in respect of that class of certificates for that Distribution Date;

   19. upon payment in full of the aggregate certificate balance of the Class
       E Certificates, to the holders of the Class F Certificates, the Principal Distribution Amount for that Distribution Date (reduced by any portion thereof distributed to the holders of the Class A, Class B, Class C, Class D and Class E Certificates), until the aggregate certificate balance of the Class F Certificates has been reduced to zero;

   20. to the holders of the Class F Certificates, to reimburse them for any Realized Losses previously allocated to that class of certificates, plus interest on those Realized Losses at the applicable pass-through rate; and

   21. to make payments to the holders of the Private Certificates as contemplated below.

     Notwithstanding the foregoing, on each Distribution Date occurring on or after the date, if any, upon which the aggregate certificate balance of all classes of Subordinate Certificates has been reduced to zero or the aggregate Appraisal Reduction in effect is greater than or equal to the aggregate certificate balance of all classes of Subordinate Certificates, the Principal Distribution Amount will be distributed, first, to the Class A-1 and Class A-2 Certificates, pro rata, based on their respective certificate balances, in reduction of their respective certificate balances, until the aggregate certificate balance of each of those classes is reduced to zero; and, second, to the Class A-1 and Class A-2 Certificates to reimburse them for any Realized Losses previously allocated to those classes of certificates, pro rata, based on their respective entitlements to reimbursement, for the unreimbursed amount of Realized Losses previously allocated to those classes.

     On each Distribution Date, following the above-described distributions on the offered certificates, the paying agent will apply the remaining portion, if any, of the Available Distribution Amount for that Distribution Date to make payments to the holders of each of the respective classes of Private Certificates (other than the Residual Certificates), in alphabetical order of class designation, in each case for the following purposes and in the following order of priority (i.e., payments under clauses 1, 2, and 3 below, in that order, to the holders of the Class G Certificates, then payments under clauses 1, 2, and 3 below, in that order, to the holders of the Class H, Class I, Class J, Class K, Class L, Class M and Class N Certificates):

   1. to pay interest to the holders of the particular class of certificates, up to an amount equal to the Distributable Certificate Interest Amount in respect of that class of certificates for that Distribution Date;

   2. if the aggregate certificate balance of each other class of Subordinate Certificates, if any, with an earlier alphabetical class designation has been reduced to zero, to pay principal to the holders of the particular class of certificates, up to an amount equal to the lesser of (a) the then outstanding aggregate certificate balance of that class of certificates and (b) the aggregate of the remaining Principal Distribution Amount for that Distribution Date; and

   3. to reimburse the holders of the particular class of certificates, up to an amount equal to (a) all Realized Losses, if any, previously allocated to that class of certificates and for which no reimbursement has previously been paid, plus (b) all unpaid interest on those amounts accrued at the pass-through rate for that class.

     Any portion of the Available Distribution Amount for any Distribution Date that is not otherwise payable to the holders of REMIC Regular Certificates as contemplated above will be paid to the holders of the Class R-I Certificates.

     Excess Interest, if any, will be paid on each Distribution Date to the holders of the Class N Certificates (regardless of whether the certificate principal balance of the Class N Certificates has been reduced to zero) and Excess Liquidation Proceeds will be deposited to the Reserve Account. On each Distribution Date, amounts on deposit in the Reserve Account will be used, first, to reimburse the holders of the Principal Balance Certificates (in order of alphabetical class designation) for any, and to the extent of, Realized Losses previously allocated to them; second, to fund current shortfalls that otherwise would constitute Realized Losses reimbursable on future Distribution Dates; and third, upon the reduction of the aggregate certificate balance of the Principal Balance Certificates to zero, to pay any amounts remaining on deposit in the Reserve Account to the special servicer as additional special servicer compensation.

     Pass-Through Rates. The pass-through rates applicable to the Class A-1, Class A-2, Class B, Class C, and Class D Certificates for each Distribution Date will, at all times, be equal to %, %, %, % and % per annum, respectively; provided, however, that each of those pass-through rates will not exceed the NWAC Rate (as defined below) for that Distribution Date.

     The pass-through rates of the Class E and Class F Certificates for the initial Distribution Date will be % and % per annum, respectively. For interest periods relating to Distribution Dates after November 15, 2000, the pass-through rate of the Class E Certificates will be the NWAC Rate for that Distribution Date minus % per annum, and the pass-through rate of the Class F Certificates will be a per annum rate equal to the NWAC Rate for that Distribution Rate.

     The pass-through rate applicable to the Class G Certificates, which are Private Certificates, for each Distribution Date will be a per annum rate equal to the NWAC Rate for that Distribution Date. The pass-through rate applicable to the Class H, Class I, Class J, Class K, Class L, Class M and Class N Certificates, which are Private Certificates, for each Distribution Date will each, at all times, be equal to 6.625% per annum; provided, however, that this pass-through rate will not exceed the NWAC Rate (as defined below) for that Distribution Date.

     The pass-through rate applicable to the Class X Certificates for the initial Distribution Date will initially equal approximately % per annum. The pass-through rate applicable to the Class X Certificates for each Distribution Date subsequent to the initial Distribution Date will, in general, equal the excess, if any, of (i) the NWAC Rate for that Distribution Date, over (ii) the weighted average of the pass-through rates applicable to the respective classes of Principal Balance Certificates for that Distribution Date, the relevant weighting to be on the basis of the respective aggregate certificate balances of the Principal Balance Certificates immediately prior to that Distribution Date.

     The "NWAC Rate" for any Distribution Date is the weighted average of the Net Mortgage Rates for the mortgage loans, weighted on the basis of their respective Scheduled Principal Balances as of the close of business on the preceding Distribution Date; provided, however, that:

    o for purposes of calculating the limit on the pass-through rates for the Class A-1, Class A-2, Class B, Class C, Class D, Class H, Class I, Class J, Class K, Class L, Class M and Class N Certificates, or the pass-through rates for the Class E, Class F and Class G Certificates from time to time, the Net Mortgage Rate for any mortgage loan will be calculated without regard to any reduction to that rate resulting from any modification, waiver or amendment of the terms of that mortgage loan subsequent to the date of initial issuance of the certificates;

    o for purposes of calculating the pass-through rate for the Class X Certificates (except to the extent such rate is calculated by reference to the pass-through rates for the other classes of certificates), the Net Mortgage Rate for any mortgage loan will be calculated in a manner that takes into account any reduction to that rate resulting from any modification, waiver or amendment of the terms of that mortgage loan subsequent to the date of initial issuance of the certificates; and

    o for purposes of calculating the pass-through rates, or the limits on the pass-through rates, for the classes of certificates that have pass-through rates, if any mortgage loan does not accrue interest on the basis of a 360-day year consisting of twelve 30-day months, then the Net Mortgage Rate of that mortgage loan for any one month period preceding a related due date will be the annualized rate at which interest would have to accrue on the basis of a 360-day year consisting of twelve 30-day months in order to result in the accrual of the aggregate amount of interest actually accrued (exclusive of default interest or Excess Interest) on that mortgage loan in that month, as adjusted by the Interest Reserve Amount, if any, required to be deposited into or withdrawn from the Interest Reserve Account with respect to that loan and month.

     The "Net Mortgage Rate" for any mortgage loan is a per annum rate equal to the related Mortgage Rate minus the related Administrative Cost Rate (except as it may be adjusted for purposes of calculating the NWAC Rate).

     Interest will accrue on each class of offered certificates at its respective pass-through rate on the basis of a 360-day year consisting of twelve 30-day months.

     Distributable Certificate Interest Amount. The "Distributable Certificate Interest Amount" in respect of any class of REMIC Regular Certificates for any Distribution Date will equal the sum of (a) Accrued Certificate Interest in respect of that class of certificates for that Distribution Date, reduced (to not less than zero) by any Net Aggregate Prepayment Interest Shortfalls and Net Aggregate Balloon Interest Shortfalls and Realized Losses specifically allocated with respect to that Distribution Date to reduce the Distributable Certificate Interest Amount payable in respect of that class in accordance with the terms of the pooling and servicing agreement and (b) the portion of the Distributable Certificate Interest Amount for that class remaining unpaid as of the close of business on the preceding Distribution Date, plus interest accrued thereon at the applicable pass-through rate (such amount, "Unpaid Interest").

     Prepayment Interest Shortfalls and Prepayment Interest Excesses. For any Distribution Date, a "Prepayment Interest Shortfall" will arise with respect to any mortgage loan if the related borrower makes a full or partial Principal Prepayment (including any Balloon Payment received within 60 days after the maturity date thereof) prior to the due date for that mortgage loan in the related Collection Period. For any Distribution Date, a "Balloon Interest Shortfall" will arise with respect to any Balloon Payment (other than with respect to voluntary Balloon Payments made with respect to any Specially Serviced Mortgage Loans) made more than 60 days after its maturity date but prior to the due date for that mortgage loan in the related Collection Period. Those shortfalls arise because the amount of interest (net of the Servicing Fee and Special Servicing Fee, if applicable, and the Trustee Fee and any Excess Interest) accrued on the amount of that Principal Prepayment or Balloon Payment will be less than the corresponding amount of interest accruing on the certificates. The related Prepayment Interest Shortfall will generally equal the excess of (a) the aggregate amount of interest that would have accrued on the Scheduled Principal Balance of that mortgage loan or on that Balloon Payment for the 30 days ending on that due date if that Principal Prepayment or Balloon Payment had not been made prior to that due date (net of the Servicing Fee or the Special Servicing Fee, as applicable, and the Trustee Fee) over (b) the aggregate interest that did accrue on that mortgage loan through the date that payment was made. The related Balloon Interest Shortfall will generally equal the excess of (a) the aggregate amount of interest that would have accrued on that Balloon Payment made more than 60 days after its maturity date for the 30 days ending on the related due date if that Balloon Payment had not been made prior to that due date (net of the Servicing Fee, the Special Servicing Fee and the Trustee Fee) over (b) the aggregate interest that did so accrue on that Balloon Payment through the date that payment was made.

     In any case in which a full or partial Principal Prepayment, or Balloon Payment that is made not more than 60 days after its related due date, is made during any Collection Period after the due date for the related mortgage loan or Balloon Payment, a "Prepayment Interest Excess" will arise since the amount of interest that accrued on the amount of that Principal Prepayment or Balloon Payment will exceed the corresponding amount of interest accruing on the certificates. The amount of the Prepayment Interest Excess in any such case will generally equal the interest that accrued on the Principal Prepayment or Balloon Payment from that due date to the date that payment was made (net of the Servicing Fee and Special Servicing Fee, if applicable, and the Trustee Fee and any Excess Interest), to the extent collected.

     In any case in which a Balloon Payment is made 60 or more days after the related maturity date and after the related due date in the related Collection Period, a "Balloon Interest Excess" will arise since the amount of interest accrued on the amount of that Balloon Payment will exceed the amount of interest accruing on the corresponding principal amount of the certificates. The amount of the Balloon Interest Excess in any such case will generally equal the interest that accrued on the Balloon Payment from that due date to the date that payment was made (net of the Servicing Fee and Special Servicing Fee, if applicable, and the Trustee Fee and any Excess Interest), to the extent collected.

     To the extent that the aggregate Prepayment Interest Shortfalls on all mortgage loans other than Specially Serviced Mortgage Loans exceed the aggregate Prepayment Interest Excesses for those mortgage loans for the Collection Period related to a Distribution Date, the Servicing Fee (other than the portion thereof payable to sub-servicers) will be reduced by the amount of that excess. See "Servicing of the Mortgage Loans--Servicing and Other Compensation and Payment of Expenses--Servicer Compensation" in this prospectus supplement. Any such reduction of the Servicing Fee to cover those shortfalls will constitute a "Compensating Interest Payment" by the servicer. The aggregate of all Prepayment Interest Shortfalls incurred in respect of all of the mortgage loans during any Collection Period that are neither offset by Prepayment Interest Excesses collected on the mortgage loans during that Collection Period nor covered by a Compensating Interest Payment paid by the servicer will constitute the "Net Aggregate Prepayment Interest Shortfall" for the related Distribution Date. The aggregate of all Balloon Interest Shortfalls incurred in respect of all of the Balloon Loans during any Collection Period that are not offset by Balloon Interest Excesses or Compensating Interest Payments paid by the servicer will constitute "Net Aggregate Balloon Interest Shortfalls" for the related Distribution Date. Compensating Interest Payments will not be required to be made in connection with Prepayment Interest Shortfalls or Balloon Interest Shortfalls relating to involuntary prepayments or Specially Serviced Mortgage Loans.

     Any Net Aggregate Prepayment Interest Shortfall and any Net Aggregate Balloon Interest Shortfall for a Distribution Date will be allocated to each class of certificates, pro rata, in each case reducing interest otherwise payable thereon. The Distributable Certificate Interest Amount in respect of any class of REMIC Regular Certificates will be reduced to the extent any Net Aggregate Prepayment Interest Shortfalls and any Net Aggregate Balloon Interest Shortfalls are allocated to that class of certificates. See "Servicing of the Mortgage Loans--Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement.

     On any Distribution Date, to the extent that the aggregate Prepayment Interest Excesses on all mortgage loans other than Specially Serviced Mortgage Loans exceed the aggregate Prepayment Interest Shortfalls for those mortgage loans for that Distribution Date, the excess amount will be payable to the servicer as additional servicing compensation. Likewise, to the extent that the aggregate Prepayment Interest Excesses on all Specially Serviced Mortgage Loans exceed the aggregate Prepayment Interest Shortfalls for those mortgage loans for that Distribution Date, or to the extent that any Balloon Interest Excesses on all Balloon Loans exceed the aggregate Balloon Interest Shortfalls for those Balloon Loans for that Distribution Date, the excess amount will be payable to the special servicer as additional servicing compensation.

     Principal Distribution Amount. The "Principal Distribution Amount" for any Distribution Date will, in general, equal the aggregate of the following:

    o the principal portions of all scheduled payments (other than the principal portion of Balloon Payments) and any Assumed Scheduled Payments due or deemed due, as the case may be, in respect of the mortgage loans for their respective due dates occurring during the related Collection Period; and

    o all payments (including Principal Prepayments and the principal portion of Balloon Payments) and other collections (including Liquidation Proceeds, condemnation proceeds, Insurance Proceeds and REO Income (each as defined in this prospectus supplement) and proceeds of mortgage loan repurchases) that were received on or in respect of the mortgage loans during the related Collection Period and that were identified and applied by the servicer as recoveries of principal thereof, in each case net of any portion of that payment or other collection that represents a recovery of the principal portion of any scheduled payment (other than a Balloon Payment) due, or the principal portion of any Assumed Scheduled Payment deemed due, in respect of the related mortgage loan on a due date during or prior to the related Collection Period and not previously recovered.

     The scheduled payment for any mortgage loan on any due date will, in general, be the amount of the scheduled payment of principal and interest (or interest only) due thereon on that due date (taking into account any waiver, modification or amendment of the terms of that mortgage loan subsequent to the date of initial issuance of the certificates, whether agreed to by the special servicer or occurring in connection with a bankruptcy proceeding involving the related borrower).

     The Assumed Scheduled Payment deemed due on any Balloon Loan on its original stated maturity date and on each successive due date that it remains or is deemed to remain outstanding will equal the scheduled payment that would have been due thereon on that date if the related Balloon Payment had not come due, but rather that Balloon Loan had continued to amortize in accordance with its amortization schedule in effect immediately prior to its maturity date. With respect to any mortgage loan as to which the related mortgaged property has become an REO Property, the Assumed Scheduled Payment deemed due on each due date for so long as the REO Property remains part of the trust fund, equals the scheduled payment (or Assumed Scheduled Payment) due on the last due date prior to the acquisition of that REO Property.

     Allocation of Yield Maintenance Charges and Prepayment Premiums. On any Distribution Date, yield maintenance charges collected during the related Collection Period will be distributed by the paying agent on the classes of offered certificates as follows: to the holders of each of the Class A, Class B, Class C, Class D, Class E, Class F and Class G Certificates, an amount equal to the product of (a) a fraction, the numerator of which is the amount distributed as principal to the holders of that class on that Distribution Date, and the denominator of which is the total amount distributed as principal to the holders of all classes of certificates on that Distribution Date, (b) the Base Interest Fraction for the related principal prepayment and that class of offered certificates and (c) the aggregate amount of yield maintenance charges collected on that principal prepayment during the related Collection Period. Any yield maintenance charges collected during the related Collection Period remaining after those distributions will be distributed to the holders of the Class X Certificates.

     The "Base Interest Fraction" with respect to any Principal Prepayment of any mortgage loan that provides for payment of a yield maintenance charge and with respect to any class of offered certificates is a fraction (A) whose numerator is the greater of (x) zero and (y) the difference between (i) the pass-through rate on that class of offered certificates and (ii) the Yield Rate used in calculating the yield maintenance charge with respect to that principal prepayment and (B) whose denominator is the difference between (i) the Mortgage Rate on the related mortgage loan and (ii) the Yield Rate used in calculating the yield maintenance charge with respect to that principal prepayment; provided, however, that under no circumstances will Base Interest Fraction be greater than one. If that Yield Rate is greater than the Mortgage Rate on the related mortgage loan, then the Base Interest Fraction will equal zero.

     On each Distribution Date, any prepayment premiums collected during the related Collection Period will be distributed by the paying agent as follows: to the holders of the class of offered certificates or Class G Certificates then entitled to distributions of principal (or if the holders of two such classes are so entitled, pro rata to such holders according to the amount of principal distributable to each), if any, an amount equal to 25% of such prepayment premiums and to the holders of the Class X Certificates the remainder of such prepayment premiums.

     No yield maintenance charges or prepayment premiums will be distributed to holders of the Private Certificates (other than the Class G Certificates) or Residual Certificates. Any yield maintenance charges or prepayment premiums distributed to holders of a class of certificates may not be sufficient to compensate those holders for any loss in yield attributable to the related Principal Prepayments.

     For a description of yield maintenance charges and prepayment premiums, see "Description of the Mortgage Pool--Yield Maintenance, Prepayment and Lockout Provisions" in this prospectus supplement. See also "Legal Aspects of Mortgage Loans--Default Interest and Limitations on Prepayments" in the prospectus regarding the enforceability of yield maintenance charges.

     Expected Final Distribution Date; Rated Final Distribution Date. The "Expected Final Distribution Date" with respect to any class of offered certificates is the Distribution Date on which the aggregate certificate balance of that class of certificates would be reduced to zero based on the assumptions set forth below. That Expected Final Distribution Date for each class of offered certificates is set forth below:




                                  EXPECTED FINAL
CLASS                           DISTRIBUTION DATE
----------------------------   -------------------
  Class A-1 ................   September 15, 2009
  Class A-2 ................   August 15, 2010
  Class B ..................   September 15, 2010
  Class C ..................   September 15, 2010
  Class D ..................   September 15, 2010
  Class E ..................   June 15, 2011
  Class F ..................   October 15, 2012
  Class X ..................   June 15, 2020


     The Expected Final Distribution Dates set forth above were calculated on the basis of (a) the assumptions that each borrower timely makes all scheduled payments on its mortgage loan, none of the mortgage loans is prepaid and the ARD Loan is prepaid on its Anticipated Repayment Date and (b) the other Maturity Assumptions that we describe under "Yield and Maturity
Considerations". See "Yield and Maturity Considerations" herein.

     The "Rated Final Distribution Date" for each class of offered certificates will be October 15, 2032. which is the first Distribution Date after the 24th month following the end of the amortization term for the mortgage loan that, as of the Cut-Off Date, has the longest remaining amortization term. See "Ratings" in this prospectus supplement.

     Examples of Distributions. The following chart sets forth an example of distributions on the certificates for the first month of the trust fund's existence, assuming the certificates are issued in October 2000:



   The close of business on
   October 1                   (A)       Cut-Off Date.
   October 31                  (B)       Record Date for all classes of certificates.
   October 1 -- November 8     (C)       The Collection Period. The Servicer receives
                                         scheduled payments due on November 1 and any
                                         Principal Prepayments made after the Cut-Off Date
                                         and on or prior to November 8.
   November 8                  (D)       Determination Date.
   November 14                 (E)       Servicer Remittance Date.
   November 15                 (F)       Distribution Date.


     Succeeding monthly periods follow the pattern of (B) through (F) (except as described below).

     (A) The outstanding principal balance of the mortgage loans will be the aggregate scheduled outstanding principal balance of the mortgage loans at the close of business on October 1, 2000 (after deducting principal payments due on or before that date, whether or not received). Principal payments due on or before that date, and the accompanying interest payments, are not part of the trust fund.

     (B) Distributions on the next Distribution Date will be made to those persons that are certificateholders of record on this date. Each subsequent Record Date will be the last business day of the month preceding the related Distribution Date.

     (C) Any scheduled payments due and collected and Principal Prepayments collected, after the Cut-Off Date and on or prior to November 8, 2000 will be deposited in the Certificate Account. Each subsequent Collection Period will begin on the day after the Determination Date in the month preceding the month of each Distribution Date and will end on the Determination Date in the month in which the Distribution Date occurs.

     (D) As of the close of business on the Determination Date, the servicer will have determined the amounts of principal and interest that will be remitted with respect to the related Collection Period.

     (E) The servicer will remit to the paying agent on the business day preceding the related Distribution Date all amounts held by the servicer, and any P&I Advances required to be made by the servicer, that together constitute the Available Distribution Amount for that Distribution Date.

     (F) The paying agent will make distributions to certificateholders on the 15th day of each month or, if that day is not a business day, the next succeeding business day.


SUBORDINATION; ALLOCATION OF LOSSES, SHORTFALLS AND EXPENSES

     As and to the extent described in this prospectus supplement, the rights of holders of the Subordinate Certificates to receive distributions of amounts collected or advanced on the mortgage loans will be subordinated to the rights of holders of the Senior Certificates, and to the rights of the holders of each other class of Subordinate Certificates with an earlier alphabetical class designation. This subordination is intended to enhance the likelihood of timely receipt by the holders of the Senior Certificates of the full amount of all interest payable in respect of the Senior Certificates on each Distribution Date, and the ultimate receipt by the holders of each class of Class A Certificates of principal in an amount equal to the entire certificate balance of their Class A Certificates. Similarly, but to decreasing degrees (in alphabetical order of class designation), this subordination is also intended to enhance the likelihood of timely receipt by the holders of the Subordinate Certificates (other than the Class N Certificates, which do not have the benefit of any effective subordination) of the full amount of interest payable in respect of those classes of certificates on each Distribution Date, and the ultimate receipt by those holders of principal equal to, in each case, the entire certificate balance of that class of certificates. This subordination will be accomplished by the application of the Available Distribution Amount on each Distribution Date in accordance with the order of priority described above under "Distributions--Application of the Available Distribution Amount" and by the allocation of Realized Losses as described below. No other form of credit support will be available for the benefit of the holders of the certificates.

     Allocation to the Class A-1 Certificates, for so long as they are outstanding, and then to the Class A-2 Certificates, for so long as they are outstanding, of the entire Principal Distribution Amount for each Distribution Date will generally have the effect of reducing the certificate balances of those classes at a faster rate than would be the case if principal payments were allocated pro rata to all classes of certificates with certificate balances. Thus, as principal is distributed to the holders of the Class A Certificates, the percentage interest in the trust fund evidenced first by the Class A-1 Certificates, for so long as they are outstanding, and then by the Class A-2 Certificates will be decreased (with a corresponding increase in the percentage interest in the trust fund evidenced by the Subordinate Certificates), thereby increasing, relative to their respective certificate balances, the subordination afforded the Class A Certificates by the Subordinate Certificates. Following retirement of the Class A Certificates, the herein described successive allocation to the Subordinate Certificates, in alphabetical order of class designation, in each case until that class is paid in full, of the entire Principal Distribution Amount for each Distribution Date will provide a similar benefit to each of those classes of certificates as regards the relative amount of subordination afforded thereto by the other classes of certificates with later alphabetical class designations.

     Realized Losses of principal and interest on the mortgage loans for any Distribution Date (to the extent not previously allocated and net of amounts, if any, on deposit in the Reserve Account) will be allocated to the Class N, Class M, Class L, Class K, Class J, Class I, Class H, Class G, Class F, Class E, Class D, Class C and Class B Certificates, in that order, and then to the Class A-1 and Class A-2 Certificates and, solely with respect to Realized Losses that reduce the amount of interest otherwise distributable to the holders of the Class X Certificates (other than as a reduction of the notional amount thereof), pro rata, in each case reducing principal and/or interest otherwise payable thereon.

     "Realized Losses" are losses arising from the inability of the servicer, the trustee or the special servicer to collect all amounts due and owing under any defaulted mortgage loan, including by reason of any modifications to the terms of a mortgage loan, bankruptcy of the related borrower or a casualty of any nature at the related mortgaged property, to the extent not covered by insurance. The Realized Loss, if any, in respect of a liquidated mortgage loan (or related REO Property) will generally equal the excess, if any, of:

    o the outstanding principal balance of that mortgage loan as of the date of liquidation, together with all accrued and unpaid interest thereon at the related Mortgage Rate; over

    o the aggregate amount of Liquidation Proceeds, if any, recovered in connection with that liquidation (net of any portion of those liquidation proceeds that is payable or reimbursable in respect of related liquidation and other servicing expenses), plus any Expense Losses.

     If the Mortgage Rate on any mortgage loan is reduced or a portion of the debt due under any mortgage loan is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by the special servicer or in connection with a bankruptcy or similar proceeding involving the related borrower, the resulting reduction in interest paid and the principal amount so forgiven, as the case may be, also will be treated as a Realized Loss.

     "Expense Losses," which are included among Realized Losses, include, among other things:

    o any interest paid to the servicer, trustee, fiscal agent in respect of unreimbursed Advances;

    o all Special Servicer Compensation payable to the special servicer from amounts that are part of the trust fund;

    o certain other expenses of the trust fund specified in the pooling and servicing agreement, including, but not limited to, reimbursements and indemnification payments to the trustee, the paying agent and related persons, reimbursements and indemnification payments to us, the servicer, the special servicer and related persons, taxes payable from the assets of the trust fund, the costs and expenses of any tax audits with respect to the trust fund and other tax-related expenses and the cost of various opinions of counsel required to be obtained in connection with the servicing of the mortgage loans and administration of the trust fund; and

    o Servicing Advances and any other expense of the trust fund not otherwise specifically included in the calculation of "Realized Loss" for which there is no corresponding collection from the borrower.

     Any shortfall in the amount of the Distributable Certificate Interest Amount paid to the certificateholders of any class of certificates on any Distribution Date will result in Unpaid Interest for that class which, together with interest thereon accrued at the applicable pass-through rate, will be distributable in subsequent periods to the extent of funds available therefor.


ADVANCES

     P&I Advances. On the business day prior to each Distribution Date, the servicer will generally be obligated to make an advance (each a "P&I Advance") in an amount that is equal to the sum of: (a) for mortgage loans that pay monthly, the sum of the following amounts: (1) all scheduled payments (net of the related Servicing Fees), other than the principal portion of any balloon payment, due on such mortgage loans during the related Collection Period that are delinquent as of the close of business on the Determination Date for such Distribution Date, and (2) any Assumed Scheduled Payments (net of related Servicing Fees) due or deemed due, as the case may be, in respect of such mortgage loans during the related Collection Period, to the extent such amount was not paid by or on behalf of the borrowers or otherwise collected as of the close of business on the Determination Date for such Distribution Date; and (b) for the mortgage loan that pays semiannually, either (1) if a scheduled payment was not due or an Assumed Scheduled Payment was not deemed due, as the case may be, on the mortgage loan during the related Collection Period, one-sixth of the interest portion of the scheduled payment that will be due or the Assumed Scheduled Payment that would be deemed due on the immediately succeeding due date for the mortgage loan, to the extent such amount was not paid by or on behalf of the related borrower as of the close of business on the Determination Date for such Distribution Date, or (2) if a scheduled payment is due or an Assumed Scheduled Payment was deemed due, as the case may be, on the mortgage loan during the Collection Period for such Distribution Date, one-sixth of the interest portion (net of related Servicing Fees) and the entire principal portion of such scheduled payment or Assumed Scheduled Payment, to the extent such amount was not paid by or on behalf of the related borrower or otherwise collected as of the close of business on the Determination Date for such Distribution Date. Notwithstanding the provisions described above, the amount of any P&I Advance required to be made by the servicer with respect to a mortgage loan as to which there has been an Appraisal Reduction will be an amount equal to the product of
(i) the amount required to be advanced by the servicer without giving effect to this sentence and (ii) a fraction, the numerator of which is the principal balance of that mortgage loan as of the immediately preceding Determination Date less any Appraisal Reduction in effect with respect to that mortgage loan and the denominator of which is the Scheduled Principal Balance of the mortgage loan as of that Determination Date; and provided, further, that with respect to scheduled payments on any mortgage loan that has been modified and as to which the servicer is obligated to make a P&I Advance, the amount of that P&I Advance shall be adjusted in conformity with the modification.

     With respect to any mortgage loan that is delinquent in respect of its Balloon Payment (including any REO Property as to which the related mortgage loan provided for a Balloon Payment), P&I Advances will be required in an amount equal to the Assumed Scheduled Payment, less the related Servicing Fee, subject to the same conditions and limitations (as described above) that apply to P&I Advances of other scheduled payments. The servicer will not be required to advance interest accrued above the non-default Mortgage Rate as a result of the imposition of any default rate.

     The servicer will generally be entitled to interest on P&I Advances, which interest will accrue at a rate equal to the Advance Rate. However, in the case of the mortgage loan that pays semiannually, that interest will not accrue on any such advance of the interest portion of a scheduled payment due in a month subsequent to the advance date unless and until the borrower fails to make the scheduled payment when it subsequently becomes due and payable.

     P&I Advances (and interest accrued thereon at the Advance Rate) will be reimbursable (or payable) from recoveries on the related mortgage loans and, to the extent the servicer determines in its sole discretion, exercised in good faith, that a P&I Advance will not be ultimately recoverable from related recoveries, from any funds on deposit in the Certificate Account and Distribution Account. In no event will the servicer be required to make aggregate P&I Advances with respect to any mortgage loan that, when including the amount of interest accrued thereon at the Advance Rate, equals an amount greater than the principal balance (plus all overdue amounts) thereof, less any Appraisal Reductions with respect thereto. This right of the servicer to reimbursement (or payment) out of recoveries will be prior to the right of the certificateholders to receive any amounts recovered with respect to any mortgage loan. If the servicer fails to make a required P&I Advance, the trustee is required to make that P&I Advance, and if the trustee fails to make any required P&I Advance, the fiscal agent is required to make that P&I Advance, in each case subject to a determination of recoverability.

     Servicing Advances. In general, customary, reasonable and necessary "out-of-pocket" costs and expenses required to be incurred by the servicer in connection with the servicing of a mortgage loan after a default (whether or not a payment default), delinquency or other unanticipated event, or in connection with the administration of any REO Property, will constitute "Servicing Advances" and, in all cases, will be reimbursable as described below. The servicer will be permitted to pay, or to direct the payment of, certain servicing expenses directly out of the Certificate Account or Distribution Account and under some circumstances without regard to the relationship between the expense and the funds from which it is being paid.

     With respect to mortgage loans, the servicer will be obligated to make Servicing Advances for real estate taxes and insurance premiums not paid by the related borrower on a timely basis and for collection or foreclosure costs (including reasonable attorneys fees). With respect to REO Properties, the servicer will be obligated, following the request of the special servicer, to make Servicing Advances, if necessary and to the extent that funds from the operation of the related REO Property are unavailable to pay any amounts due and payable, for:

    o  insurance premiums;

    o real estate taxes and assessments in respect of that REO Property that may result in the imposition of a lien; and

    o costs and expenses necessary to maintain, manage or operate that REO Property.

     Notwithstanding the foregoing, the servicer will be obligated to make Servicing Advances only to the extent that the servicer determines that the amount so advanced will be recoverable from subsequent payments or collections (including Insurance Proceeds, Liquidation Proceeds and REO Income) in respect of the mortgage loan or REO Property for which the Servicing Advances will be made. Servicing Advances (including interest accrued thereon at the Advance
Rate) will be reimbursable from recoveries or collections on the related mortgage loan or REO Property. However, if the servicer determines (as described below) that any Servicing Advance previously made (and accrued interest thereon at the Advance Rate) will not be ultimately recoverable from related recoveries, those advances will be reimbursable from any amounts on deposit in the Certificate Account or Distribution Account. If the servicer fails to make a required Servicing Advance, the trustee is required to make that Servicing Advance, and if the trustee fails to make any required Servicing Advance, the fiscal agent is required to make that Servicing Advance, in each case subject to a recoverability determination.

     Nonrecoverable Advances. The determination by the servicer that any P&I Advance or Servicing Advance, previously made or proposed to be made, would not be recoverable will be made in the sole discretion of the servicer, exercising good faith, and is required to be accompanied by an officer's certificate delivered to the trustee and the paying agent and setting forth the reasons for that determination, with copies of appraisals or internal valuations, if any, or other information that supports that determination. The servicer's determination of nonrecoverability will be conclusive and binding upon the certificateholders, the trustee and the fiscal agent. The trustee and the fiscal agent will be entitled to rely conclusively on any determination by the servicer of nonrecoverability with respect to that Advance and will have no obligation (but will be entitled) to make a separate determination of recoverability.


APPRAISAL REDUCTIONS

   Not later than the earliest of:

   1. the date 120 days after the occurrence of any delinquency in payment with respect to a mortgage loan if that delinquency remains uncured;

   2. the date 30 days after receipt of notice that the related borrower has filed a bankruptcy petition or a receiver is appointed in respect of the related mortgaged property, provided that the petition or appointment remains in effect;

   3. the effective date of any modification to a Money Term of a mortgage loan, other than an extension of the date that a Balloon Payment is due for a period of less than six months; and

   4. the date 30 days following the date a mortgaged property becomes an REO Property (each of 1, 2, 3 and 4, an "Appraisal Event"),

the special servicer is required to obtain an MAI appraisal (if the Scheduled Principal Balance of the mortgage loan is greater than $2,000,000) or an internal valuation (if the Scheduled Principal Balance of the mortgage loan is equal to or less than $2,000,000) of the related mortgaged property or REO Property, as the case may be, unless such an appraisal or valuation had been obtained within the prior twelve months; provided, that if the special servicer is required to obtain an MAI appraisal of a mortgaged property after receipt of the notice described in 2 above, that appraisal must be obtained no later than 60 days after receipt of the notice described in 2 above and an internal valuation must be obtained no later than 30 days after receipt of that notice. As a result of that appraisal or internal valuation, an "Appraisal Reduction" may be created.

     The "Appraisal Reduction" for any mortgage loan, including a mortgage loan as to which the related mortgaged property has become an REO Property, will be an amount, calculated as of the first Determination Date that is at least fifteen days after the date on which the appraisal is obtained or the internal valuation is performed, equal to the excess, if any, of the sum of:

    o  the Scheduled Principal Balance of that mortgage loan;

    o to the extent not previously advanced by the servicer, the trustee or the fiscal agent, all accrued and unpaid interest on that mortgage loan;


    o all related unreimbursed Advances and interest on those Advances at the Advance Rate (as defined in this prospectus supplement); and

    o to the extent not previously advanced by the servicer, the trustee or the fiscal agent, all currently due and unpaid real estate taxes and assessments, insurance premiums and, if applicable, ground rents and other amounts in respect of the related mortgaged property or REO Property, as the case may be (in each case, net of any amounts escrowed for that item, including, but not limited to maintenance reserves, replacement reserves and environmental reserves);

over 90% of the value (net of any prior mortgage liens) of the related mortgaged property or REO Property, as determined by the appraisal or internal valuation, or with respect to the pari passu loans, the pro rata portion of the value allocable thereto. An Appraisal Reduction will be reduced to zero as of the date the related mortgage loan is brought current under the then current terms of the mortgage loan for at least three consecutive months (and no Appraisal Reduction will exist as to any mortgage loan after it has been paid in full, liquidated, repurchased or otherwise disposed of). An appraisal for any mortgage loan that has not been brought current for at least three consecutive months (or paid in full, liquidated, repurchased or otherwise disposed of) must be updated annually, with a corresponding adjustment to the amount of the related Appraisal Reduction.

     The existence of an Appraisal Reduction will proportionately reduce the servicer's, the trustee's or the fiscal agent's, as the case may be, obligation to make P&I Advances in respect of the related mortgage loan, which will generally result in a reduction in current distributions of interest in respect of the then most subordinate class of Principal Balance Certificates. See "Advances--P&I Advances" above.


REPORTS TO CERTIFICATEHOLDERS; CERTAIN AVAILABLE INFORMATION

     Distribution Date Statements. Based solely on information provided in monthly reports prepared by the servicer and the special servicer and delivered to the trustee and the paying agent, the paying agent will be required to provide or make available to each certificateholder on each Distribution Date a distribution date statement, in the form of Annex C to this prospectus supplement, setting forth, to the extent applicable:

   1. the amount of the distribution made on that Distribution Date to the holders of each class of Principal Balance Certificates applied to reduce the aggregate certificate balance thereof;

   2. the amount of the distribution made on that Distribution Date to holders of each class of REMIC Regular Certificates allocable to (a) interest and (b) yield maintenance charges and prepayment premiums;

   3. the number of outstanding mortgage loans and the aggregate principal balance and Scheduled Principal Balance of the mortgage loans at the close of business on the related Determination Date;

   4. as of the related Determination Date, the number, the aggregate principal balance and aggregate Scheduled Principal Balance of mortgage loans (a) delinquent 30 to 59 days, (b) delinquent 60 to 89 days, (c) delinquent 90 days or more, or (d) as to which foreclosure proceedings have been commenced;

   5. with respect to any REO Property included in the trust fund, the principal balance of the related mortgage loan as of the date of acquisition of the REO Property, and the Scheduled Principal Balance thereof;

   6. as of the related Determination Date (a) as to any REO Property sold during the related Collection Period, the date of the related determination by the special servicer or servicer, as the case may be, that it has recovered all payments that it expects to be finally recoverable and the amount of the proceeds of that sale deposited into the Certificate Account, and (b) the aggregate amount of other revenues collected by the special servicer with respect to each REO Property during the related Collection Period and credited to the Certificate Account, in each case identifying the REO Property by the loan number of the related mortgage loan;

   7. the aggregate certificate balance or notional amount of each class of REMIC Regular Certificates before and after giving effect to the distribution made on that Distribution Date;

   8. the aggregate amount of Principal Prepayments made during the related Collection Period;

   9. the pass-through rate applicable to each class of REMIC Regular Certificates for that Distribution Date;

   10. the aggregate amount of servicing fees paid to the servicer and the special servicer;

   11. the amount of Unpaid Interest and Realized Losses, if any, incurred with respect to the mortgage loans;

   12. the aggregate amount of Servicing Advances and P&I Advances outstanding that have been made by the servicer, the trustee and the fiscal agent separately stated;

   13. the amount of any Appraisal Reductions effected during the related Collection Period on a loan-by-loan basis and the total Appraisal Reductions in effect as of the related Determination Date; and

   14. any other information as is specified in the pooling and servicing agreement.

     In the case of information furnished pursuant to items 1, 2 and 11 above, the amounts will be expressed as a dollar amount per $1,000 of original actual principal amount of the certificates for all certificates of each applicable class.

     The paying agent will be required to make available each month, to any interested party, the foregoing distribution date reports, the CMSA bond file and the CMSA collateral summary file via its website, initially located at "www.ctslink.com/cmbs." The distribution date reports will also be required to be made available via the paying agent's fax on demand service to any interested party. The paying agent's fax-on-demand service may be accessed by calling (301) 815-6610. For assistance with the above-mentioned services, you may call (301) 815-6600.

     The paying agent will also be required to make the following CMSA reports available via its website, to the extent timely received from the servicer: the loan setup file, the loan periodic update file, the property file, the comparative financial status report, the delinquent loan status report, the historical loan modification report, the historical liquidation report, the REO status report and the servicer watch list. The paying agent will be required to make these reports available each month to any Privileged Person via its website. The comparative financial status report, the delinquent loan status report, the historical loan modification report, the historical liquidation report, the REO status report and the servicer watch list will be substantially in the form included in Annex C to this prospectus supplement. The paying agent will not be required to make the property file available until the Distribution Date in December 2000. In addition, pursuant to the pooling and servicing agreement, the paying agent will be required to make available to Privileged Persons as a convenience (and not in furtherance of the distribution of the prospectus or the prospectus supplement under the securities laws), the pooling and servicing agreement, the prospectus and the prospectus supplement via the paying agent's website. We may, at any time, direct the paying agent to make any or all of the foregoing reports available to any interested party. The paying agent will make no representations or warranties as to the accuracy or completeness of those documents and will assume no responsibility therefor. In addition, the paying agent may disclaim responsibility for any information of which it is not the original source.

     In connection with providing access to the paying agent's website, the paying agent may require registration and the acceptance of a disclaimer. The paying agent will not be liable for the dissemination of information in accordance with the pooling and servicing agreement.

     Operating Statement Analysis Reports. On an annual basis, the servicer will be required to deliver to the trustee and the paying agent an operating statement analysis report (in CMSA format) for each mortgage loan based on the most recently available year-end financial statements and most recently available rent rolls of each applicable borrower (to the extent that information is provided to the servicer) containing the information and analyses required by the pooling and servicing agreement, including, without limitation, debt service coverage ratios, to the extent available. This report will be substantially in the form included in Annex C to this prospectus supplement. Subject to satisfaction of the conditions described above under "--Distribution Date Statements," the paying agent will be required to make the most recent operating statement analysis report available to Privileged Persons via its website, initially located at "www.ctslink.com/cmbs."

     Other Information. The pooling and servicing agreement generally will require that the servicer make available, at its offices primarily responsible for servicing the mortgage loans or at any other office as it may reasonably designate, during normal business hours and upon reasonable advance notice, for review by any holder of a certificate, each rating agency or us, originals or copies of, among other things, the following items (except to the extent not permitted by applicable law or under any of the mortgage loan documents):

    o  the pooling and servicing agreement and any amendments thereto;

    o all reports or statements delivered to the paying agent since the date of initial issuance of the certificates;

    o all officer's certificates delivered to the trustee or the paying agent since the date of initial issuance of the certificates;

    o all accountants' reports delivered to the trustee or the paying agent since the date of initial issuance of the certificates;

    o the most recent property inspection report prepared by or on behalf of the servicer or the special servicer in respect of each mortgaged property and any appraisal or internal valuation obtained or performed by the special servicer;

    o the most recent mortgaged property annual operating statements and rent rolls, if any, collected by or on behalf of the servicer or the special servicer;

    o any and all modifications, waivers and amendments of the terms of a mortgage loan entered into by the servicer and/or the special servicer; and

    o any and all officer's certificates and other evidence delivered to the trustee or the paying agent to support the servicer's determination that any Advance was not or, if made, would not be, recoverable.

     Copies of any and all of the foregoing items and any servicer reports will be available from the servicer upon request; however, the servicer will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing these copies. Recipients of this information will generally be required to acknowledge that the information may be used only in connection with an evaluation of the certificates by the recipient.


OPTIONAL TERMINATION; RETIREMENT OF CERTIFICATES

     We, the servicer, the special servicer, the majority of the holders of the Controlling Class, the operating advisor and the holder of the majority interest in the Class R-I Certificates, each in turn, will have the option to purchase, in whole but not in part, the mortgage loans and any other property remaining in the trust fund on any Distribution Date on or after the Distribution Date on which the aggregate certificate balance of all classes of Principal Balance Certificates then outstanding is less than or equal to 1% of the initial pool balance. The purchase price for any such purchase will be:

    o 100% of the aggregate unpaid principal balances of the mortgage loans (other than any mortgage loans as to which the servicer has determined that all payments or recoveries with respect thereto have been made), plus accrued and unpaid interest at the Mortgage Rate (or the Mortgage Rate less the Servicing Fee Rate if the servicer is the purchaser) to the due date for each mortgage loan ending in the Collection Period with respect to which the purchase occurs; plus

    o  unreimbursed Advances, with interest thereon at the Advance Rate; plus

    o the fair market value of any other property remaining in the trust fund.

     The optional termination of the trust fund must be conducted so as to constitute a "qualified liquidation" of each REMIC under Section 860F of the Internal Revenue Code. Upon any such termination, the purchase price for the mortgage loans and the other property in the trust fund will be applied to pay accrued and unpaid interest on and reduce the certificate balance of all outstanding classes to zero in the manner provided under "Description of the Certificates--Distributions--Application of Available Distribution Amount" in this prospectus supplement. Notice of any optional termination must be mailed by the paying agent on behalf of the trustee to the certificateholders and the Rating Agencies upon the receipt of written notice of the optional termination by the paying agent on behalf of the trustee.


TREATMENT OF REO PROPERTIES

     Notwithstanding that any mortgaged property may be acquired as part of the trust fund through foreclosure, deed in lieu of foreclosure or otherwise, the related mortgage loan will, for purposes of, among other things, determining pass-through rates of, distributions on and allocations of Realized Losses to the certificates, as well as the amount of Servicing Fees, Trustee Fees and Special Servicing Fees payable under the pooling and servicing agreement, be treated as having remained outstanding until that REO Property is liquidated. In connection therewith, operating revenues and other proceeds derived from that REO Property (exclusive of related operating costs) will be "applied" by the servicer as principal, interest and other amounts "due" on the related mortgage loan and, subject to the recoverability determination described under "--Advances" above and the effect of any Appraisal Reductions described under "--Appraisal Reductions" above, the servicer will be required to make P&I Advances in respect of the related mortgage loan, in all cases as if the related mortgage loan had remained outstanding. References to "mortgage loan" and "mortgage loans" in the definitions of "NWAC Rate" and "Principal Distribution Amount" are intended to include any mortgage loan or mortgage loans as to which the related mortgaged property has become an REO Property.

THE TRUSTEE

     LaSalle Bank National Association will act as trustee. LaSalle Bank National Association is a subsidiary of LaSalle National Corporation, which, in turn, is a subsidiary of the fiscal agent. The trustee is at all times required to be, and will be required to resign if it fails to be:

    o  an institution insured by the FDIC;

    o a corporation or national bank, organized and doing business under the laws of the United States of America or any state thereof, authorized under those laws to exercise corporate trust powers, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by federal or state authority; and

    o an institution whose short-term debt obligations are at all times rated not less than "A-1" by S&P and whose long-term senior unsecured debt (or that of its fiscal agent, if applicable) is rated not less than "AA" by each of S&P and Fitch (or any other ratings as each of S&P and Fitch would permit without resulting in a withdrawal, downgrade or qualification (if applicable) of the then current rating on any class of certificates).

     The corporate trust office of the trustee responsible for administration of the trust fund is located at 135 South LaSalle Street, Suite 1625, Chicago, Illinois 60603, Attention: Asset-Backed Securities Trust Services Group--Bear Stearns Commercial Mortgage Securities Inc., Commercial Mortgage Pass-Through Certificates, Series 2000-WF2. See "Description of the Pooling and Servicing Agreements--The Trustee", "--Duties of the Trustee", "--Regarding the Fees, Indemnities and Powers of the Trustee" and "--Resignation and Removal of the Trustee" in the prospectus.

     As compensation for the performance of its duties, the trustee will be paid the Trustee Fee.


THE FISCAL AGENT

     ABN AMRO Bank N.V., a Netherlands banking corporation and the indirect corporate parent of the trustee, will act as fiscal agent for the trust fund and will be obligated to make any Advance required to be made, and not made, by the servicer and the trustee under the pooling and servicing agreement, provided that the fiscal agent will not be obligated to make any Advance that it determines, in its sole discretion, exercised in good faith, to be a Nonrecoverable Advance. The fiscal agent will be entitled to rely conclusively on any determination by the servicer, the special servicer (solely in the case of Servicing Advances) or the trustee that an Advance, if made, would be a Nonrecoverable Advance. The fiscal agent will be entitled to reimbursement for each Advance made by it in the same manner and to the same extent as, but prior to, the servicer and the trustee. See "--Advances" above. The fiscal agent will be entitled to various rights, protections and indemnities similar to those afforded the trustee. The trustee will be responsible for payment of the compensation of the fiscal agent. As of December 31, 1999, the fiscal agent had consolidated assets of approximately $460.1 billion. In the event that LaSalle Bank National Association, for any reason, ceases to act as trustee under the pooling and servicing agreement, ABN AMRO Bank N.V. likewise will no longer serve in the capacity of fiscal agent thereunder.


THE PAYING AGENT, CERTIFICATE REGISTRAR AND AUTHENTICATING AGENT

     Wells Fargo Bank Minnesota, N.A. will serve as the paying agent. In addition, Wells Fargo Bank Minnesota, N.A. will serve as registrar for purposes of recording and otherwise providing for the registration of the offered certificates and of transfers and exchanges of the Definitive Certificates, if issued, and as authenticating agent of the certificates. Wells Fargo Bank Minnesota, N.A.'s principal office is located at Wells Fargo Center, Sixth and Marquette, Minneapolis, Minnesota 55479-0113. Wells Fargo Bank Minnesota, N.A. is an affiliate of the servicer. As compensation for the performance of its duties as paying agent, certificate registrar and authenticating agent, Wells Fargo Bank Minnesota, N.A. will be paid a portion of the monthly Trustee Fee as set forth in the pooling and servicing agreement.

                       YIELD AND MATURITY CONSIDERATIONS


YIELD CONSIDERATIONS

     General. The yield on any offered certificate will be affected by:

    o the pass-through rate in effect from time to time for that offered certificate;

    o the price paid for that offered certificate and, if the price was other than par, the rate and timing of principal payments (including voluntary and involuntary principal prepayments, repurchases as a result of breaches of a mortgage loan seller's representations and warranties and delinquent payments);

    o losses and shortfalls on the mortgage loans and expenses of the trust fund; and

    o the extent to which principal payments or losses are applied or losses are allocated on any Distribution Date in reduction of the certificate balance or notional amount of the class to which that certificate belongs or in reduction of amounts distributable thereon. See "Description of the Certificates--Distributions--Application of Available Distribution Amount" and "--Distributions--Principal Distribution Amount" in this prospectus supplement.

     Pass-Through Rates. The pass-through rates applicable to the Class A-1 Class A-2, Class B, Class C and Class D Certificates for each Distribution Date will, at all times, be equal to %, %, %, % and % per annum, respectively; provided, however, that each of these pass-through rates will not exceed the NWAC Rate for that Distribution Date. The initial pass-through rates for the Class E, and Class F Certificates will be % and %, respectively. For interest accrual periods relating to Distribution Dates after November 15, 2000, the pass-through rate of the Class E Certificates will be the NWAC Rate for that Distribution Date minus % per annum, and the pass-through rate of the Class F Certificates will be a per annum rate equal to the NWAC Rate for that Distribution Date. Because the pass-through rate for the Class A, Class B, Class C and Class D Certificates are limited by the NWAC Rate, those classes may be sensitive to changes in the relative composition of the mortgage pool as a result of scheduled amortization, voluntary and involuntary prepayments and liquidations of the mortgage loans following default. Because the pass-through rates for the Class E and Class F Certificates will adjust with the NWAC Rate, the yield on each of those classes of certificates will be sensitive to changes in the relative composition of the mortgage pool as a result of scheduled amortization, voluntary and involuntary prepayments and liquidations of the mortgage loans following default. The pass-through rate of the Class X Certificates for each Distribution Date will be based in part on the NWAC Rate. Accordingly, the yield on the Class X Certificates will also be sensitive to changes in the relative composition of the mortgage pool as a result of scheduled amortization, voluntary and involuntary prepayments and liquidations of the mortgage loans following default. In addition, the yield on the Class X Certificates will be adversely affected by any reductions to the Net Mortgage Rates resulting from modifications of the mortgage loans following default, although the special servicer will be subject to limitations on its ability to enter into such modifications. See "Description of the Mortgage Pool" in this prospectus supplement and "--Rate and Timing of Principal Payments" below.

     Rate and Timing of Principal Payments. The yield to holders of offered certificates that are purchased at a discount or premium will be affected by the rate and timing of principal payments on the mortgage loans (including principal prepayments on the mortgage loans resulting from both voluntary prepayments by the mortgagors and involuntary liquidations and repurchases as a result of breaches of representations and warranties made by the mortgage loan sellers). The rate and timing of principal payments on the mortgage loans will in turn be affected by the amortization schedules thereof, the dates on which Balloon Payments are due, any extensions of maturity dates by the special servicer and the rate and timing of principal prepayments and other unscheduled collections thereon (including for this purpose, collections made in connection with liquidations of mortgage loans due to defaults, casualties or condemnations affecting the mortgaged properties, or purchases of mortgage loans out of the trust fund). In addition, although the borrower under the ARD Loan may have incentives to prepay that mortgage loan on its related Anticipated Repayment Date, there can be no assurance that the borrower under the ARD Loan will be able to prepay that mortgage loan on its related Anticipated Repayment Date. The failure of the related borrower to prepay the ARD Loan on its Anticipated Repayment Date will not be an event of default under the terms of that Mortgage Loan. However, the servicer or the special servicer, as the case may be, will be required under the pooling and servicing agreement to take action to enforce the trust fund's right to apply excess cash flow to principal in accordance with the terms of the related mortgage loan documents.

     Prepayments and, assuming the respective maturity dates therefor have not occurred, liquidations and purchases of the mortgage loans, will result in distributions on the offered certificates of amounts that would otherwise be distributed over the remaining terms of the mortgage loans. Defaults on the mortgage loans, particularly at or near their stated maturity dates, may result in significant delays in payments of principal on the mortgage loans (and, accordingly, on the offered certificates) while work-outs are negotiated or foreclosures are completed. See "Servicing of the Mortgage Loans--Modifications, Waiver and Amendments" and "--Realization Upon Defaulted Mortgage Loans" in this prospectus supplement and "Legal Aspects of Mortgage Loans--Foreclosure" in the prospectus. Because the rate of principal payments on the mortgage loans will depend on future events and a variety of factors (as described below), no assurance can be given as to that rate or the rate of principal prepayments in particular. We are not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of mortgage loans comparable to the mortgage loans in the mortgage pool.

     The extent to which the yield to maturity of any class of offered certificates may vary from the anticipated yield will depend upon, among other things, the degree to which those certificates are purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans are in turn distributed on those certificates. You should consider, in the case of any offered certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans will result in an actual yield to you that is lower than the anticipated yield and, in the case of any offered certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on the mortgage loans will result in an actual yield to you that is lower than the anticipated yield. In general, the earlier a payment of principal is distributed on an offered certificate purchased at a discount or premium, the greater will be the effect on your yield to maturity. As a result, the effect on your yield of principal payments distributed on offered certificates purchased by you occurring at a rate higher (or lower) than the rate anticipated by you during any particular period would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

     Losses and Shortfalls. The yield to holders of the offered certificates will also depend on the extent to which those holders are required to bear the effects of any losses or shortfalls on the mortgage loans or shortfalls or losses otherwise resulting in the reduction of the assets of the trust fund. Losses and other shortfalls on the mortgage loans will generally be borne by the holders of the Class N, Class M, Class L, Class K, Class J, Class I, Class H, Class G, Class F, Class E, Class D, Class C and Class B Certificates, in that order, and in each case to the extent of amounts otherwise distributable in respect of that class of certificates. In the event of the reduction of the certificate balances of all those classes of certificates to zero, losses and shortfalls will then be borne, pro rata, by the Class A-1 and Class A-2 Certificates (and Class X Certificates with respect to shortfalls of interest). As more fully described in this prospectus supplement under "Description of the Certificates--Distributions-- Prepayment Interest Shortfalls and Prepayment Interest Excesses," Net Aggregate Prepayment Interest Shortfalls and Net Aggregate Balloon Interest Shortfalls will be allocated to each class of certificates, pro rata, in each case reducing interest otherwise distributable thereon.

     Certain Relevant Factors. The rate and timing of principal payments and defaults and the severity of losses on the mortgage loans may be affected by a number of factors, including, without limitation:

    o  prevailing interest rates;


    o the terms of the mortgage loans (for example, due-on-sale and due-on-encumbrance clauses, Lockout Periods, yield maintenance charges and amortization terms that require Balloon Payments);


    o the demographics and relative economic vitality of the areas in which the mortgaged properties are located and the general supply and demand for rental properties in those areas;


    o  the quality of management of the mortgaged properties;


    o  the servicing of the mortgage loans; and


    o  possible changes in tax laws and other opportunities for investment.


     See "Risk Factors" and "Description of the Mortgage Pool" in this prospectus supplement and "Risk Factors" and "Yield and Maturity
Considerations--Yield and Prepayment Considerations" in the prospectus.


     The rate of prepayment on the mortgage pool is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level as the mortgage loans. When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to refinance its mortgage loan. However, voluntary prepayments are in all cases subject to Lockout Periods, Yield Maintenance Periods and/or Prepayment Premium Periods, although the enforceability of those provisions is, in many states, subject to certain equitable principles even outside of bankruptcy proceedings. See "Description of the Mortgage Pool--Yield Maintenance, Prepayment and Lockout Provisions" in this prospectus supplement.


     Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell mortgaged properties in order to realize their equity therein, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell mortgaged properties prior to the exhaustion of tax depreciation benefits.


     We make no representation as to the particular factors that will affect the rate and timing of prepayments and defaults on the mortgage loans, as to the relative importance of those factors, as to the percentage of the principal balance of the mortgage loans that will be prepaid or as to which a default will have occurred as of any date or as to the overall rate of prepayment or default on the mortgage loans.


     Delay in Payment of Distributions. Because each monthly distribution is made on each Distribution Date, which is at least 15 days after the end of the related interest accrual period, the effective yield to the holders of the offered certificates will be lower than the yield that would otherwise be produced by the applicable pass-through rates and purchase prices in the absence of such delay.


     Unpaid Distributable Certificate Interest. As described under "Description of the Certificates-- Distributions--Application of Available Distribution Amount" in this prospectus supplement, if the portion of the Available Distribution Amount distributable in respect of interest on any class of offered certificates on any Distribution Date is less than the Distributable Certificate Interest then payable for that class, the shortfall will be distributable to holders of that class of certificates on subsequent Distribution Dates, to the extent of available funds. Any such shortfall (which would not include interest shortfalls in connection with a principal prepayment accompanied by less than a full month's interest) will bear interest at the applicable pass-through rate, however, and will therefore adversely affect the yield to maturity of that class of certificates for so long as it is outstanding.

YIELD SENSITIVITY OF THE CLASS X CERTIFICATES


     The table below indicates the sensitivity of the pre-tax corporate bond equivalent yields to maturity of the Class X Certificates at various prices (expressed as a percentage of notional amount) and constant prepayment rates. The allocations and calculations do not take into account any yield maintenance charges (but do take into account prepayment premiums). The yields set forth in the table were calculated by determining the monthly discount rates that, when applied to the assumed stream of cash flows to be paid on the Class X Certificates, would cause the discounted present value of that assumed stream of cash flows to equal the assumed purchase prices plus accrued interest of that class of certificates and converting those monthly rates to corporate bond equivalent rates. These calculations do not take into account variations that may occur in the interest rates at which you may be able to reinvest funds received as distributions on the Class X Certificates and, consequently, do not purport to reflect the return on any investment in that class of certificates when those reinvestment rates are considered.


     Prepayments on mortgage loans may be measured by a prepayment standard or model. The model used in this prospectus supplement is the "Constant Prepayment Rate" or "CPR" model. The CPR model represents an assumed constant rate of prepayment each month, expressed as a per annum percentage of the then-Scheduled Principal Balance of the pool of mortgage loans. As used in each of the following tables, the column headed "0% CPR" assumes that none of the mortgage loans is prepaid before its maturity date. The columns headed "3% CPR", "6% CPR", "9% CPR" and "12% CPR" assume that prepayments on the mortgage loans are made at those levels of CPR following the expiration of any Lockout Period and/or Yield Maintenance Period. There is no assurance, however, that prepayments of the mortgage loans will conform to any level of CPR, and no representation is made that the mortgage loans will prepay at the levels of CPR shown or at any other prepayment rate.


     The following table has been prepared on the basis of the following assumptions (collectively, the "Maturity Assumptions"), among others:


    o scheduled monthly payments of principal and/or interest on the mortgage loans, in each case prior to any prepayment of the mortgage loan, will be timely received (with no defaults) and will be distributed on the 15th day of each month;


    o the Mortgage Rate in effect for a mortgage loan as of the Cut-Off Date will remain in effect until the maturity date of that mortgage loan;


    o the scheduled payment of principal and interest due for each mortgage loan on the first due date following the Cut-Off Date will continue to be due on each due date until the maturity date of such mortgage loan;


    o any Principal Prepayments on the mortgage loans will be received on their respective due dates after the expiration of any applicable Lockout Period and/or Yield Maintenance Period at the respective levels of CPR set forth in the tables;


    o the mortgage loan sellers will not be required to repurchase any mortgage loan, and no party will exercise its option to purchase all the mortgage loans and thereby cause an early termination of the trust fund;



    o no yield maintenance charges are paid to the holders of the Class X Certificates;


    o  no Expense Losses will be incurred;


    o the closing date for the sale of the certificates to the underwriters is October 5, 2000; and


    o  the ARD Loan prepays in full on its Anticipated Repayment Date.

 SENSITIVITY TO PRINCIPAL PREPAYMENTS OF THE PRE-TAX YIELDS TO MATURITY OF THE
                             CLASS X CERTIFICATES



   ASSUMED
  PURCHASE
    PRICE      0% CPR        3% CPR        6% CPR        9% CPR       12% CPR
----------  -----------   -----------   -----------   -----------   -----------
 5.600%         9.699%        9.698%        9.698%        9.697%        9.697%
 5.725%         9.150%        9.150%        9.149%        9.148%        9.148%
 5.850%         8.620%        8.620%        8.619%        8.618%        8.618%


     There can be no assurance that the mortgage loans will prepay at any of the rates shown in the table or at any other particular rate, that the cash flows on the Class X Certificates will correspond to the cash flows assumed for purposes of the above table or that the actual purchase price of the Class X Certificates will be as assumed. In addition, it is unlikely that the mortgage loans will prepay at any of the specified percentages of CPR until maturity or that all the mortgage loans will so prepay at the same rate. Timing of changes in the rate of prepayments may significantly affect your actual yield to maturity, even if the average rate of principal prepayments is consistent with your expectations. You must make your own decisions as to the appropriate prepayment assumption to be used in deciding whether to purchase the Class X Certificates.

     THE YIELD TO MATURITY ON THE CLASS X CERTIFICATES WILL BE SENSITIVE TO THE RATE AND TIMING OF PRINCIPAL PAYMENTS (INCLUDING PREPAYMENTS), PRINCIPAL LOSSES AND INTEREST RATE DECREASES DUE TO MODIFICATIONS ON THE MORTGAGE LOANS AND TO OTHER FACTORS SET FORTH IN THIS PROSPECTUS SUPPLEMENT. YOU SHOULD FULLY CONSIDER THE ASSOCIATED RISKS, INCLUDING THE RISK THAT A RAPID RATE OF PRINCIPAL PAYMENTS AND/OR PRINCIPAL LOSSES ON THE MORTGAGE POOL COULD RESULT IN YOUR FAILURE TO FULLY RECOUP YOUR INVESTMENT IN THE CLASS X CERTIFICATES.


WEIGHTED AVERAGE LIFE

     The weighted average life of an offered certificate (other than a Class X Certificate) refers to the average amount of time that will elapse from the date of its issuance until each dollar allocable to principal of that certificate is distributed to the investor. The weighted average life of any Class of Principal Balance Certificates is determined by (i) multiplying the amount of each principal distribution thereon by the number of years from the date of issuance of the certificates to the related Distribution Date, (ii) summing the results and (iii) dividing the sum by the aggregate amount of the reductions in the principal balance of such class of certificates. For purposes of the table presented under "Certificate Summary" in this prospectus supplement, the weighted average life of the Class X Certificates is determined by (i) multiplying the amount of each reduction in the notional amount of the Class X Certificates by the number of years from the date of issuance of the Class X Certificates to the related Distribution Date, (ii) summing the results and (iii) dividing the sum by the aggregate amount of reductions in the notional amount of the Class X Certificates. The weighted average life of any certificate will be influenced by, among other things, the rate at which principal on the mortgage loans is paid or otherwise collected, which may be in the form of scheduled amortization, voluntary prepayments, condemnation proceeds, Insurance Proceeds and Liquidation Proceeds.

     Prepayments on mortgage loans may be measured by a prepayment standard or model. The model used in this prospectus supplement is the "Constant Prepayment Rate" or "CPR" model. The CPR model represents an assumed constant rate of prepayment each month, expressed as a per annum percentage of the then-outstanding principal balance of the pool of mortgage loans. As used in each of the following tables, the column headed "0% CPR" assumes that none of the mortgage loans is prepaid before its maturity date. The columns headed "3% CPR", "6% CPR", "9% CPR" and "12% CPR" assume that prepayments on the mortgage loans are made at those levels of CPR following the expiration of any Lockout Period and/or Yield Maintenance Period. There is no assurance, however, that prepayments of the mortgage loans will conform to any level of CPR, and no representation is made that the mortgage loans will prepay at the levels of CPR shown or at any other prepayment rate.

     The following tables indicate the percentage of the initial certificate balance of each class of the offered certificates (other than the Class X Certificates) that would be outstanding after each of the dates shown at various CPRs and the corresponding weighted average life of each of those classes of certificates. The tables have been prepared on the basis of the Maturity Assumptions, among others. To the extent that the mortgage loans have characteristics that differ from those assumed in preparing the tables set forth below (and the weighted average lives and principal or notional windows set forth under "Certificate Summary" in this prospectus supplement), a class of offered certificates may mature earlier (or later) than indicated therein and experience a corresponding decrease (or increase) in weighted average life. It is highly unlikely that the mortgage loans will prepay at any constant rate until maturity or that all the mortgage loans will prepay at the same rate. In addition, variations in the actual prepayment experience and the balance of the mortgage loans that prepay may increase or decrease the percentages of initial certificate balances (and weighted average lives) shown in the following tables and the weighted average lives and principal or notional windows set forth under "Certificate Summary" in this prospectus supplement. These variations may occur even if the average prepayment experience of the mortgage loans were to equal any of the specified CPR percentages. You are urged to conduct your own analyses of the rates at which the mortgage loans may be expected to prepay. Based on the foregoing assumptions, the following tables indicate the resulting weighted average lives of each class of offered certificates (other than the Class X Certificates) and set forth the percentage of the initial certificate balance of that class of offered certificate that would be outstanding after each of the dates shown at the indicated CPRs.

                 PERCENTAGE OF THE INITIAL CERTIFICATE BALANCE
             OF THE CLASS A-1 CERTIFICATES AT THE RESPECTIVE CPRS




DATE                                        0% CPR     3% CPR     6% CPR     9% CPR     12% CPR
----------------------------------------   --------   --------   --------   --------   --------
Initial Percentage .....................      100        100        100        100        100
October 15, 2001 .......................       94         94         94         94         94
October 15, 2002 .......................       87         87         87         87         87
October 15, 2003 .......................       80         80         80         80         80
October 15, 2004 .......................       72         72         72         72         72
October 15, 2005 .......................       63         63         63         63         63
October 15, 2006 .......................       54         54         54         54         54
October 15, 2007 .......................       36         36         36         36         36
October 15, 2008 .......................       25         25         25         25         25
October 15, 2009 .......................        0          0          0          0          0
Weighted Average Life (Years) ..........     5.75       5.75       5.75       5.75       5.75

                 PERCENTAGE OF THE INITIAL CERTIFICATE BALANCE
             OF THE CLASS A-2 CERTIFICATES AT THE RESPECTIVE CPRS




DATE                                        0% CPR     3% CPR     6% CPR     9% CPR     12% CPR
----------------------------------------   --------   --------   --------   --------   --------
Initial Percentage .....................      100        100        100        100        100
October 15, 2001 .......................      100        100        100        100        100
October 15, 2002 .......................      100        100        100        100        100
October 15, 2003 .......................      100        100        100        100        100
October 15, 2004 .......................      100        100        100        100        100
October 15, 2005 .......................      100        100        100        100        100
October 15, 2006 .......................      100        100        100        100        100
October 15, 2007 .......................      100        100        100        100        100
October 15, 2008 .......................      100        100        100        100        100
October 15, 2009 .......................       92         92         92         92         92
October 15, 2010 .......................        0          0          0          0          0
Weighted Average Life (Years) ..........     9.61       9.61       9.61       9.60       9.60

                 PERCENTAGE OF THE INITIAL CERTIFICATE BALANCE
              OF THE CLASS B CERTIFICATES AT THE RESPECTIVE CPRS




DATE                                        0% CPR     3% CPR     6% CPR     9% CPR     12% CPR
----------------------------------------   --------   --------   --------   --------   --------
Initial Percentage .....................      100        100        100        100        100
October 15, 2001 .......................      100        100        100        100        100
October 15, 2002 .......................      100        100        100        100        100
October 15, 2003 .......................      100        100        100        100        100
October 15, 2004 .......................      100        100        100        100        100
October 15, 2005 .......................      100        100        100        100        100
October 15, 2006 .......................      100        100        100        100        100
October 15, 2007 .......................      100        100        100        100        100
October 15, 2008 .......................      100        100        100        100        100
October 15, 2009 .......................      100        100        100        100        100
October 15, 2010 .......................        0          0          0          0          0
Weighted Average Life (Years) ..........     9.88       9.87       9.87       9.87       9.87

                 PERCENTAGE OF THE INITIAL CERTIFICATE BALANCE
              OF THE CLASS C CERTIFICATES AT THE RESPECTIVE CPRS




DATE                                        0% CPR     3% CPR     6% CPR     9% CPR     12% CPR
----------------------------------------   --------   --------   --------   --------   --------
Initial Percentage .....................      100        100        100        100        100
October 15, 2001 .......................      100        100        100        100        100
October 15, 2002 .......................      100        100        100        100        100
October 15, 2003 .......................      100        100        100        100        100
October 15, 2004 .......................      100        100        100        100        100
October 15, 2005 .......................      100        100        100        100        100
October 15, 2006 .......................      100        100        100        100        100
October 15, 2007 .......................      100        100        100        100        100
October 15, 2008 .......................      100        100        100        100        100
October 15, 2009 .......................      100        100        100        100        100
October 15, 2010 .......................        0          0          0          0          0
Weighted Average Life (Years) ..........     9.94       9.94       9.94       9.94       9.94

                 PERCENTAGE OF THE INITIAL CERTIFICATE BALANCE
              OF THE CLASS D CERTIFICATES AT THE RESPECTIVE CPRS




DATE                                        0% CPR     3% CPR     6% CPR     9% CPR     12% CPR
----------------------------------------   --------   --------   --------   --------   --------
Initial Percentage .....................      100        100        100        100        100
October 15, 2001 .......................      100        100        100        100        100
October 15, 2002 .......................      100        100        100        100        100
October 15, 2003 .......................      100        100        100        100        100
October 15, 2004 .......................      100        100        100        100        100
October 15, 2005 .......................      100        100        100        100        100
October 15, 2006 .......................      100        100        100        100        100
October 15, 2007 .......................      100        100        100        100        100
October 15, 2008 .......................      100        100        100        100        100
October 15, 2009 .......................      100        100        100        100        100
October 15, 2010 .......................        0          0          0          0          0
Weighted Average Life (Years) ..........     9.94       9.94       9.94       9.94       9.94

                 PERCENTAGE OF THE INITIAL CERTIFICATE BALANCE
              OF THE CLASS E CERTIFICATES AT THE RESPECTIVE CPRS




DATE                                         0% CPR       3% CPR       6% CPR       9% CPR       12% CPR
----------------------------------------   ----------   ----------   ----------   ----------   ----------
Initial Percentage .....................        100          100          100          100          100
October 15, 2001 .......................        100          100          100          100          100
October 15, 2002 .......................        100          100          100          100          100
October 15, 2003 .......................        100          100          100          100          100
October 15, 2004 .......................        100          100          100          100          100
October 15, 2005 .......................        100          100          100          100          100
October 15, 2006 .......................        100          100          100          100          100
October 15, 2007 .......................        100          100          100          100          100
October 15, 2008 .......................        100          100          100          100          100
October 15, 2009 .......................        100          100          100          100          100
October 15, 2010 .......................         41           41           40           40           40
October 15, 2011 .......................          0            0            0            0            0
Weighted Average Life (Years) ..........      10.22        10.22        10.21        10.21        10.20

                 PERCENTAGE OF THE INITIAL CERTIFICATE BALANCE
              OF THE CLASS F CERTIFICATES AT THE RESPECTIVE CPRS




DATE                                         0% CPR       3% CPR       6% CPR       9% CPR       12% CPR
----------------------------------------   ----------   ----------   ----------   ----------   ----------
Initial Percentage .....................        100          100          100          100          100
October 15, 2001 .......................        100          100          100          100          100
October 15, 2002 .......................        100          100          100          100          100
October 15, 2003 .......................        100          100          100          100          100
October 15, 2004 .......................        100          100          100          100          100
October 15, 2005 .......................        100          100          100          100          100
October 15, 2006 .......................        100          100          100          100          100
October 15, 2007 .......................        100          100          100          100          100
October 15, 2008 .......................        100          100          100          100          100
October 15, 2009 .......................        100          100          100          100          100
October 15, 2010 .......................        100          100          100          100          100
October 15, 2011 .......................         61           59           58           56           55
October 15, 2012 .......................          0            0            0            0            0
Weighted Average Life (Years) ..........      11.25        11.23        11.21        11.20        11.18

                        SERVICING OF THE MORTGAGE LOANS


GENERAL

     The servicer and the special servicer, either directly or through sub-servicers, will be required to service and administer the mortgage loans in the best interests of and for the benefit of the certificateholders, as determined by the servicer or the special servicer, as the case may be, in its good faith and reasonable judgment, in accordance with applicable law, the terms of the pooling and servicing agreement and to the extent consistent with the foregoing, further as follows:

       o with the same care, skill and diligence as is normal and usual in its general mortgage servicing and property management activities on behalf of third parties or on behalf of itself, whichever is higher, with respect to mortgage loans and REO properties that are comparable to those for which it is responsible under the pooling and servicing agreement;

       o with a view to the timely collection of all scheduled payments of principal and interest under the mortgage loans or, if a mortgage loan comes into and continues in default and if, in the good faith and reasonable judgment of the special servicer, no satisfactory arrangements can be made for the collection of delinquent payments, the maximization of the recovery on the mortgage loan on a present value basis; and

       o      without regard to any of the following:

              o any relationship that the servicer or the special servicer, as the case may be, or any affiliate thereof may have with the related mortgagor;


              o the ownership of any certificate by the servicer or the special servicer, as the case may be, or any affiliate thereof;

              o if the servicer or the special servicer, as the case may be, or any affiliate thereof owns any junior indebtedness with respect to the related mortgaged property, such ownership;

              o the servicer's or special servicer's right to receive compensation for services under the pooling and servicing agreement or with respect to any particular transaction;

              o the servicing of the mortgage loans that are not Specially Serviced Mortgage Loans by the servicer;

              o the servicer's obligation to make Advances or repurchase any mortgage loan that it has sold to the depositor under the related mortgage loan purchase agreement.

     Notwithstanding the provisions described above, no provision of the pooling and servicing agreement may be construed as an express or implied guarantee by the servicer or the special servicer of the collectability of payments on the mortgage loans or as impairing or adversely affecting any rights or benefits specifically provided by the pooling and servicing agreement to the servicer or special servicer.

     We refer to the standards described above collectively as the "Servicing Standard."

     Each of the servicer and the special servicer may become the owner or pledgee of certificates with the same rights as each would have if it were not the servicer or the special servicer, as the case may be. Any such interest of the servicer or the special servicer in the certificates will not be taken into account when evaluating whether actions of the servicer or the special servicer are consistent with their respective obligations in accordance with the Servicing Standard, regardless of whether those actions may have the effect of benefiting the class or classes of certificates owned by the servicer or the special servicer. In addition, the servicer or the special servicer may, under some limited circumstances, lend money on an unsecured basis, accept deposits from, and otherwise generally engage in any kind of business or dealings with, any borrower as though the servicer or the special servicer were not a party to the transactions contemplated hereby.

     Each of the servicer and the special servicer is permitted to enter into a sub-servicing agreement with a sub-servicer, and any such sub-servicer will receive a fee for the services specified in that sub-servicing agreement. However, the servicer or the special servicer, as the case may be, will remain liable for its servicing obligations under the pooling and servicing agreement. The servicer or the special servicer, as the case may be, will be required to pay any servicing compensation due to any sub-servicer out of its own funds.

     The servicer or the special servicer may resign from the obligations and duties imposed on it under the pooling and servicing agreement, upon 30 days notice to the trustee, provided that:

    o a successor servicer or special servicer is available and willing to assume the obligations of the servicer or special servicer on substantially the same terms and conditions, and for not more than equivalent compensation;

    o the successor servicer or special servicer has assets of at least $15 million;

    o the servicer or special servicer bears all costs associated with its resignation and the transfer of servicing; and

    o each Rating Agency has confirmed in writing that the servicing transfer will not result in a withdrawal, downgrade or qualification (if applicable) of the then current rating on any class of certificates.

     Furthermore, the servicer or special servicer may resign as servicer or special servicer if it determines that its duties are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it.

     No such resignation shall become effective until a successor servicer or special servicer designated by the trustee, with the consent of the depositor, has assumed the servicer's or special servicer's responsibilities and obligations under the pooling and servicing agreement. The relationship of each of the servicer and the special servicer to the trustee is intended to be that of an independent contractor and not that of a joint venturer, partner or agent.

     The servicer will have no responsibility for the performance by the special servicer of its duties under the pooling and servicing agreement, and the special servicer will have no responsibility for the performance by the servicer of its duties under the pooling and servicing agreement.

     The servicer initially will be responsible for the servicing and administration of the entire mortgage pool. However, the special servicer will be responsible for servicing and administering:

    o any mortgage loan as to which a Balloon Payment is past due, and the servicer has determined that payment is unlikely to be made on or before the second due date succeeding the date the Balloon Payment was due, or any other payment is more than 60 days past due or has not been made on or before the second due date following the date that payment was due;

    o any mortgage loan as to which, to the servicer's knowledge, the related borrower has consented to the appointment of a receiver or conservator in any insolvency or similar proceeding of or relating to that borrower or to all or substantially all of its property, or that borrower has become the subject of a decree or order issued under a bankruptcy, insolvency or similar law and the decree or order shall have remained undischarged or unstayed for a period of 60 days;

    o any mortgage loan as to which the servicer shall have received notice of the foreclosure or proposed foreclosure of any other lien on the mortgaged property;

    o any mortgage loan as to which the servicer has knowledge of a default (other than a failure by the related borrower to pay principal or interest) that, in the judgment of the servicer, materially and adversely affects the interests of the certificateholders and that, has occurred and remains unremedied for the applicable grace period specified in the loan documents for that mortgage loan (or, if no grace period is specified, 60 days);

    o any mortgage loan as to which the related borrower admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors or voluntarily suspends payment of its obligations; and

    o any mortgage loan as to which, in the judgment of the servicer, a default has occurred or in the judgment of the servicer is imminent or is likely to occur within 60 days (any of the foregoing events, a "Servicing Transfer Event").

     In the event of any of the foregoing with respect to any mortgage loan, the servicer will be required to transfer its principal servicing responsibilities with respect thereto to the special servicer in accordance with certain procedures set forth in the pooling and servicing agreement. Notwithstanding this transfer, the servicer will continue to receive payments on the mortgage loan (including amounts collected by the special servicer), to make required calculations with respect to such mortgage loan, to make remittances to the paying agent and to prepare required reports to the trustee and the paying agent with respect to such mortgage loan. If title to the related mortgaged property is acquired by the trust fund, whether through foreclosure, deed-in-lieu of foreclosure or otherwise, the special servicer will be responsible for the operation and management of the related REO Property.

     A mortgage loan will cease to be a Specially Serviced Mortgage Loan (and will become a "Rehabilitated Mortgage Loan" as to which the servicer will re-assume all servicing responsibilities) when:

    o three consecutive scheduled payments have been made (in the case of any mortgage loan that was modified, based on the modified terms);

    o no other Servicing Transfer Event has occurred and is continuing with respect to that mortgage loan; and

    o the trust fund has been reimbursed for all costs incurred as a result of the occurrence of the Servicing Transfer Event or those amounts have been forgiven.

     The servicer and the special servicer will, in general, each be required to pay all ordinary expenses incurred by it in connection with its servicing activities under the pooling and servicing agreement and will not be entitled to reimbursement therefor except as expressly provided in the pooling and servicing agreement. See "Description of The Certificates--Advances--Servicing Advances" in this prospectus supplement.

     The servicer and the special servicer and any director, officer, employee or agent of either of them will be entitled to indemnification from the trust fund against any loss, liability or expense incurred in connection with any legal action relating to the pooling and servicing agreement, the mortgage loans or the certificates other than any loss, liability or expense incurred by reason of the servicer's or special servicer's willful misfeasance, bad faith or negligence in the performance of their respective duties under the pooling and servicing agreement.


THE SERVICER

     Wells Fargo Bank, National Association, in its capacity as servicer under the pooling and servicing agreement, will be responsible for servicing the mortgage loans (other than the Specially Serviced Mortgage Loans and REO Properties). Although the servicer is authorized to employ agents, including sub-servicers, to directly service the mortgage loans for which it is responsible, the servicer will remain liable for its servicing obligations under the pooling and servicing agreement. Wells Fargo Bank, National Association provides a full range of banking services to individual, agribusiness, real estate, commercial and small business customers. Wells Fargo Bank, National Association is an affiliate of the paying agent and one of the underwriters. See "Servicing of the Mortgage Loans--General" above.

     The servicer's principal servicing offices are presently located at 420 Montgomery Street, San Francisco, California 94104.

     As of June 30, 2000, Wells Fargo Bank, National Association was responsible for servicing approximately 2,168 commercial and multifamily mortgage loans, totaling approximately $12.51 billion in aggregate outstanding principal amounts, including loans securitized in securitization transactions.

     Wells Fargo & Company is the holding company for the servicer. Wells Fargo & Company files reports with the Securities and Exchange Commission that are required under the Securities Exchange Act of 1934. Those reports include information regarding the servicer and may be obtained at the website maintained by the Securities and Exchange Commission at http://www.sec.gov.

     The information set forth in this prospectus supplement concerning the servicer has been provided by Wells Fargo Bank, National Association. Accordingly, we make no representations or warranties as to the accuracy or completeness of that information.


SERVICER EVENTS OF DEFAULT

     An "Event of Default" with respect to the servicer under the pooling and servicing agreement will include any one or more of the following events:

   1. (a) any failure by the servicer to remit to the paying agent any payment required to be remitted by the servicer under the terms of the pooling and servicing agreement, including any required Advances, or (b) any failure of the servicer to make any deposit into the Certificate Account within two business days following the date on which such deposit was required to be made;

   2. any failure on the part of the servicer duly to observe or perform in any material respect any other of the duties, covenants or agreements on the part of the servicer contained in the pooling and servicing agreement which continues unremedied for a period of 30 days after the date on which notice shall have been given by us or the trustee; provided, however, that if the servicer certifies to the trustee and to us that the servicer is in good faith attempting to remedy that failure, the cure period will be extended to the extent necessary to permit the servicer to cure that failure; provided, further that the cure period may not exceed 90 days;

   3. any breach of the representations and warranties of the servicer in the pooling and servicing agreement that materially and adversely affects the interest of any holder of any class of certificates and that continues unremedied for a period of 30 days after notice shall have been given to the servicer by us or the trustee, provided, however, that if the servicer certifies to the trustee and to us that the servicer is in good faith attempting to remedy that breach, the cure period will be extended to the extent necessary to permit the servicer to cure that breach; provided, further that the cure period may not exceed 90 days;

   4. the trustee shall have received written notice from Fitch that the continuation of the servicer in that capacity would result in a withdrawal, downgrade or qualification (if applicable) of the then current rating assigned by Fitch to any class of certificates;

   5. the servicer is removed from S&P's approved servicer list and the ratings then assigned by S&P to any class of certificates are downgraded, qualified or withdrawn (including, without limitation, being placed on "negative credit watch") in connection with such removal; or

   6. events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and actions by or on behalf of the servicer indicating its insolvency or inability to pay its obligations, in each case as specified in the pooling and servicing agreement.


RIGHTS UPON SERVICER EVENT OF DEFAULT

     If an Event of Default described in clauses 2, 3, 4 or 5 above has occurred, the obligations and responsibilities of the servicer under the pooling and servicing agreement will terminate on the date which is 60 days following the date on which we or the trustee give written notice to the servicer that the servicer is terminated. If an Event of Default described in clauses 1 or 6 above has occurred, the obligations and responsibilities of the servicer under the pooling and servicing agreement will terminate immediately upon the date on which we or the trustee give written notice to the servicer that the servicer is terminated. After any Event of Default, the trustee may elect to terminate the servicer by providing notice to the servicer of its termination, and must provide notice to the servicer of its termination if holders of certificates representing more than 25% of the aggregate certificate balance of all certificates so direct the trustee. On the date the servicer is terminated, all authority, power and rights of the servicer under the pooling and servicing agreement, whether with respect to the mortgage loans or otherwise, will terminate; provided that in no event will the termination of the servicer be effective until a successor servicer has succeeded the servicer as successor servicer, notified the servicer of its designation, and assumed the servicer's obligations and responsibilities with respect to the mortgage loans, as set forth in an agreement substantially in the form of the pooling and servicing agreement. The trustee may not succeed the servicer as servicer until and unless it has satisfied the provisions specified in the pooling and servicing agreement. However, if the servicer is terminated as a result of an Event of Default described in clause 6 of the definition thereof, the trustee must act as successor servicer immediately and must use its best efforts to either satisfy the conditions specified in the pooling and servicing agreement or transfer the duties of the servicer to a successor servicer who has satisfied those conditions.


     If the servicer is terminated on the basis of an Event of Default described in clause 4 or 5 of the definition thereof and the servicer provides the trustee appropriate "request for proposal" materials, then the trustee will solicit good faith bids for the right to service the mortgage loans from at least three persons that are qualified to act as servicers under the pooling and servicing agreement and as to whom each Rating Agency has delivered written confirmation that the appointment of that person as successor servicer would not result in a withdrawal, downgrade or qualification (if applicable) of the then current rating on any class of certificates (any such person so qualified, a "Qualified Bidder"), or, if three Qualified Bidders cannot be located, then from as many persons as the trustee can determine are Qualified Bidders. The trustee will select the Qualified Bidder that makes the highest cash bid or any other Qualified Bidder as the terminated servicer may direct to act as successor servicer (the "Successful Bidder"). The trustee will direct the Successful Bidder to enter into the pooling and servicing agreement as successor servicer pursuant to the terms thereof. Upon the assignment and acceptance of the servicing rights under the pooling and servicing agreement by the Successful Bidder, the trustee will remit to the terminated servicer the amount of the cash bid received from the Successful Bidder (net of out-of-pocket expenses incurred in connection with obtaining that bid and transferring servicing). If a Successful Bidder has not entered into the pooling and servicing agreement as successor servicer within a specified period of time, the trustee may select another successor to act as servicer under the pooling and servicing agreement.


THE SPECIAL SERVICER


     The initial special servicer will be GMAC Commercial Mortgage Corporation. GMAC Commercial Mortgage Corporation will oversee the resolution of Specially Serviced Mortgage Loans, act as disposition manager of REO Properties acquired on behalf of the trust fund through foreclosure or deed in lieu of foreclosure, maintain insurance with respect to REO Properties and provide monthly reports to the servicer, the trustee and the paying agent. As of June 30, 2000, GMAC Commercial Mortgage Corporation was responsible for performing certain special servicing functions with respect to commercial and multifamily loans with an aggregate principal balance of approximately $43 billion. It is anticipated that GMAC Commercial Mortgage Corporation or one of its affiliates will purchase all or a significant portion of certain classes of the Subordinate Certificates on or about the closing date. GMAC Commercial Mortgage Corporation's principal offices are located at 200 Witmer Road, Horsham, Pennsylvania 19044.


     The information set forth in this prospectus supplement concerning GMAC Commercial Mortgage Corporation has been provided by GMAC Commercial Mortgage Corporation. Accordingly, we make no representations or warranties as to the accuracy or completeness of that information.

TERMINATION OF THE SPECIAL SERVICER

     An "Event of Default" with respect to the special servicer under the pooling and servicing agreement will include any one or more of the following events:

   1. any failure by the special servicer to remit to the paying agent, the servicer, the trustee, the fiscal agent or to us within one business day of the date when due any amount required to be so remitted under the terms of the pooling and servicing agreement;

   2. any failure on the part of the special servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the special servicer contained in the pooling and servicing agreement which continues unremedied for a period of 30 days after the date on which written notice of that failure, requiring the same to be remedied, shall have been given to the special servicer by the servicer or the trustee; provided, however, that to the extent that the special servicer certifies to the trustee and us that the special servicer is in good faith attempting to remedy that failure and the certificateholders shall not be materially and adversely affected thereby, the cure period will be extended to the extent necessary to permit the special servicer to cure such failure by not more than an additional 90 days;

   3. any breach by the special servicer of the representations and warranties contained in the pooling and servicing agreement that materially and adversely affects the interests of the holders of any class of certificates and that continues unremedied for a period of 30 days after the date on which notice of that breach, requiring the same to be remedied, shall have been given to the special servicer by the servicer or the trustee;

   4. the trustee shall have received written notice from Fitch that the continuation of the special servicer in that capacity would result in the withdrawal, downgrade or qualification (if applicable) of the then current rating assigned by Fitch to any class of certificates;

   5. the special servicer is removed from S&P's approved special servicer list and the ratings then assigned by S&P to any class of certificates are downgraded, qualified or withdrawn (including, without limitation, being placed on "negative credit watch") in connection with such removal; or

   6. events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and actions by or on behalf of the special servicer indicating its insolvency or inability to pay its obligations, in each case as specified in the pooling and servicing agreement.

     The trustee will be entitled to terminate the special servicer upon the occurrence of an Event of Default with respect to the special servicer.

     In addition to the above events of termination, upon the direction of the operating advisor, subject to the satisfaction of the conditions specified in the pooling and servicing agreement, the trustee will remove the special servicer from its duties as special servicer at any time upon the appointment and acceptance of that appointment by a successor special servicer appointed by the operating advisor. The operating advisor will have the right to appoint any successor special servicer provided that, prior to the effectiveness of that appointment, the trustee shall have received a letter from each Rating Agency to the effect that the appointment of that successor special servicer would not result in a withdrawal, downgrade or qualification (if applicable) of the then current rating assigned by that Rating Agency to any class of certificates.


THE OPERATING ADVISOR

     An operating advisor appointed by the holders of a majority of the Controlling Class will have the right to receive notification from the special servicer and advise the special servicer in regard to some actions of the special servicer. The special servicer will be required to notify the operating advisor of, among other things:

    o any proposed modification of a Money Term of a mortgage loan other than an extension of the original maturity date for two years or less;

    o any foreclosure or comparable conversion of the ownership of a Mortgaged Property;

    o any proposed sale of a defaulted mortgage loan (other than in connection with the termination of the trust fund as described in this prospectus supplement under "Description of the Certificate--Optional Termination; Retirement of the Certificates");

    o any proposal to bring an REO Property into compliance with applicable environmental laws; and

    o any acceptance of substitute or additional collateral for a mortgage loan.

     In addition, subject to the satisfaction of the conditions specified in the pooling and servicing agreement, the operating advisor will have the right to direct the trustee to remove the special servicer at any time upon the appointment and acceptance of that appointment by a successor special servicer appointed by the operating advisor; provided that, prior to the effectiveness of that appointment, the trustee must have received a letter from each Rating Agency to the effect that the appointment of that successor special servicer would not result in a withdrawal, downgrade or qualification (if applicable) of the then current rating assigned by that Rating Agency to any class of certificates.

     At any time, the holders representing of a majority of the certificate balance of the certificates of the then Controlling Class may direct the trustee in writing to hold an election for an operating advisor, which election will be held commencing as soon as practicable thereafter or upon the resignation or removal of the person acting as operating advisor. After receipt of that direction or upon that resignation or removal, the trustee is required to call a meeting of the holders of the Controlling Class (which may be held by telephone) in the manner specified in the pooling and servicing agreement. The meeting will be held in accordance with the procedures specified in the pooling and servicing agreement. At the meeting, each holder of the Controlling Class will be entitled to nominate one person to act as operating advisor.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

     Servicer Compensation. The servicer will be entitled to receive each month a servicing fee (the "Servicing Fee") equal to the portion of a specified rate per annum (the "Servicing Fee Rate") applicable to that month (determined in the same manner as the applicable Mortgage Rate is determined for each mortgage loan for that month) applied to the outstanding Scheduled Principal Balance of each mortgage loan (including REO Properties) as compensation for servicing the mortgage loans.

     The servicer will be entitled to retain as additional servicing compensation all investment income earned on amounts on deposit in the Certificate Account, and (in each case to the extent not payable to the special servicer or any sub-servicer as provided in the pooling and servicing agreement or any sub-servicing agreement) assumption fees, modification fees, extension fees, defeasance fees, partial defeasance fees and default interest payable at a rate above the related Mortgage Rate. The servicer will also be entitled to retain as additional servicing compensation any late payment charges paid by any one or more mortgagors with respect to the mortgage loans (other than the Specially Serviced Mortgage Loans) to the extent such late fees exceed outstanding and unpaid Advance Interest on Advances previously made in respect of the mortgage loans (other than the Specially Serviced Mortgage Loans. However, the amount of the related Servicing Fee (but not the fee payable to the trustee or, in general, the portion of the Servicing Fee payable to sub-servicers) will be reduced (to not less than zero) on each Distribution Date by the amount (if any) of Compensating Interest paid by the servicer on that Distribution Date.

     Any Net Aggregate Prepayment Interest Shortfall will be allocated as set forth under "Description of the Certificates--Distributions--Prepayment Interest Shortfalls and Prepayment Interest Excesses" in this prospectus supplement. If Prepayment Interest Excesses for all mortgage loans other than Specially Serviced Mortgage Loans exceed Prepayment Interest Shortfalls for those mortgage loans as of any Distribution Date, that excess amount will be payable to the servicer as additional servicing compensation.

   Special Servicer Compensation. The special servicer will be entitled to receive:

    o a special servicing fee (the "Special Servicing Fee") equal to, in any month, the portion of a rate equal to 0.25% per annum applicable to that month (determined in the same manner as the applicable Mortgage Rate is determined for each Specially Serviced Mortgage Loan for that month) of the outstanding Scheduled Principal Balance of each Specially Serviced Mortgage Loan;

    o a fee (the "Workout Fee"), payable with respect to any Rehabilitated Mortgage Loan equal to the product of (x) 1.0% and (y) the amount of each collection of interest (other than default interest and Excess Interest) and principal received on that mortgage loan for so long as it remains a Rehabilitated Mortgage Loan; and

    o a fee (the "Liquidation Fee") equal to the product of (x) 1.0% and (y) the related Liquidation Proceeds in connection with a final disposition of, and any condemnation proceeds received in connection with, a specially serviced mortgage loan or REO Property (collectively, such fees payable to the special servicer, the "Special Servicer Compensation").

     The Workout Fee with respect to any Rehabilitated Mortgage Loan will cease to be payable if that loan again becomes a Specially Serviced Mortgage Loan or if the related Mortgaged Property becomes an REO Property. The special servicer is also permitted to retain, in general, assumption fees, modification fees and extension fees collected on Specially Serviced Mortgage Loans, borrower-paid fees and investment income earned on amounts on deposit in any accounts maintained for REO Property collections to the extent such income for any month exceeds the sum of any Unpaid Interest on the certificates and any Realized Losses previously allocated and not reimbursed to any class of certificates. The special servicer will also be entitled retain certain other charges specified in the pooling and servicing agreement. The Special Servicing Fee, the Liquidation Fee and the Workout Fee will be obligations of the trust fund and will represent Expense Losses. The Special Servicer Compensation will be payable in addition to the Servicing Fee payable to the servicer. The special servicer will be entitled to 100% of any fees collected in connection with the assumption of Specially Serviced Mortgage Loans. The special servicer is entitled to 50% of any other assumption fees. If Prepayment Interest Excesses for all Specially Serviced Mortgage Loans exceed Prepayment Interest Shortfalls for those mortgage loans as of any Distribution Date, that excess amount will be payable to the special servicer as additional servicing compensation. The special servicer will be entitled to approve assumptions with respect to all Specially Serviced Mortgage Loans and mortgage loans which are not specially serviced, but contain "due-on-sale" provisions or require the consent of the lender.

     As described in this prospectus supplement under "--The Operating Advisor," the operating advisor will have the right to receive notification of certain actions of the special servicer, subject to the limitations described in this prospectus supplement.


MODIFICATIONS, WAIVERS AND AMENDMENTS

     Subject to any restrictions applicable to REMICs, and to the limitations imposed by the pooling and servicing agreement, the servicer may modify, waive, amend or consent to any term, other than a Money Term, of a mortgage loan that is not a Specially Serviced Mortgage Loan and may extend the maturity date of any Balloon Loan (other than a Specially Serviced Mortgage Loan) to a date not more than 60 days beyond the original maturity date.

     Subject to any restrictions applicable to REMICs, the special servicer will be permitted to enter into a modification, waiver or amendment of the terms of any Specially Serviced Mortgage Loan, including any modification, waiver or amendment to:

    o reduce the amounts owing under any Specially Serviced Mortgage Loan by forgiving principal, accrued interest and/or any prepayment premium or yield maintenance charge;

    o reduce the amount of the scheduled payment on any Specially Serviced Mortgage Loan, including by way of a reduction in the related Mortgage Rate;

    o forbear in the enforcement of any right granted under any Mortgage Note or Mortgage relating to a Specially Serviced Mortgage Loan;

    o extend the maturity date of any Specially Serviced Mortgage Loan; and/or


    o accept a Principal Prepayment during any Lockout Period;

provided in each case that (i) the related borrower is in default with respect to the Specially Serviced Mortgage Loan or, in the reasonable judgment of the special servicer, default is reasonably foreseeable, and (ii) in the reasonable judgment of the special servicer, modification, waiver or amendment would increase the recovery to certificateholders on a net present value basis, as demonstrated in writing to the trustee and the paying agent.

     In no event, however, will the special servicer be permitted to:

    o extend the maturity date of a Specially Serviced Mortgage Loan beyond a date that is two years prior to the Rated Final Distribution Date;

    o if the Specially Serviced Mortgage Loan is secured by a ground lease, extend the maturity date of that Specially Serviced Mortgage Loan beyond a date that is ten (10) years prior to the expiration of the term of that ground lease;

    o reduce the related Mortgage Rate to a rate such that the resulting Net Mortgage Rate is less than the lesser of (i) the original Net Mortgage Rate and (ii) the highest pass-through rate on any class of certificates (other than the Class X Certificates); or

    o defer interest due on any Specially Serviced Mortgage Loan in excess of 10% of the Scheduled Principal Balance of that Specially Serviced Mortgage Loan or defer the collection of interest on any Specially Serviced Mortgage Loan without accruing interest on that deferred interest at a rate at least equal to the related Mortgage Rate.

     Notwithstanding the foregoing, if a borrower fails to make a Balloon Payment at scheduled maturity, and the mortgage loan is not a Specially Serviced Mortgage Loan (other than by reason of failure to make the Balloon Payment) and has not been delinquent in the preceding 12 months (other than with respect to the Balloon Payment), then in addition to the other alternatives specified above, the special servicer may agree to one or more extensions of the maturity of the mortgage loan in the aggregate not exceeding five years, in each case at the existing Mortgage Rate.

     Modifications that forgive principal or interest of a mortgage loan will result in Realized Losses on that mortgage loan and those Realized Losses will be allocated among the various classes of certificates in the manner described under "Description of the Certificates--Subordination; Allocation of Losses, Shortfalls and Expenses" in this prospectus supplement.

     The modification of a mortgage loan may tend to reduce prepayments by avoiding liquidations and therefore may extend the weighted average life of one or more classes of certificates beyond that which might otherwise be the case. See "Yield and Maturity Considerations" in this prospectus supplement.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

     The special servicer may, with notification to the operating advisor, offer to sell for cash to any person, for an amount equal to the Purchase Price, any REO Property or any mortgage loan that is in default or as to which the special servicer has made a determination that default is imminent. The special servicer is required to give the operating advisor, the trustee and the paying agent not less than five days' prior written notice of its intention to sell any such defaulted mortgage loan or REO Property, to offer such defaulted mortgage loan or REO Property for sale in a fair auction or other manner as is consistent with the Servicing Standard, and to accept the highest cash bid received in that auction or other procedure from any person other than an interested person (as described in the pooling and servicing agreement) for any defaulted mortgage loan or REO Property in an amount, except as otherwise provided in the pooling and servicing agreement in the case of REO Property, at least equal to the Purchase Price.

     In the absence of any bid in the amount of the Purchase Price, the special servicer may accept the highest cash bid, if the special servicer determines, consistent with the Servicing Standard and with notification to the operating advisor, that the sale at that price is in the best interest of certificateholders; provided that the special servicer may not accept that bid if made by the trustee in its individual capacity, any of the trustee's affiliates, or any interested person (as described in the pooling and servicing agreement), except in limited circumstances described in the pooling and servicing agreement, including the ability of the special servicer to purchase a defaulted mortgage loan or REO Property only if it is the highest bidder and at least three offers are received from independent third parties.



FORECLOSURES


     The special servicer may at any time, with notification to the operating advisor and in accordance with the pooling and servicing agreement, institute foreclosure proceedings, exercise any power of sale contained in any mortgage, accept a deed in lieu of foreclosure or otherwise acquire title to a mortgaged property, by operation of law or otherwise, if that action is consistent with the Servicing Standard and a default on the related mortgage loan has occurred, but subject, in all cases, to limitations concerning environmental matters and, in some cases, the receipt of an opinion of counsel relating to REMIC requirements.


     If any mortgaged property is acquired as described in the preceding paragraph, the special servicer is required to sell the REO Property within three years after the end of the year in which it was acquired, or any applicable extension period, unless the special servicer has previously delivered to the trustee an opinion of counsel to the effect that the holding of the REO Property by the trust fund subsequent to three years after the end of the year in which it was acquired, or to the expiration of that extension period, will not result in the failure of that REO Property to qualify as "foreclosure property" under the REMIC provisions of the Internal Revenue Code. In addition, the special servicer is required to use its best efforts to sell any REO Property prior to the Rated Final Distribution Date.


     In general, the special servicer will be obligated to, or may contract with a third party to, operate and manage any mortgaged property acquired as REO Property in a manner that would, to the extent commercially feasible, maximize the trust fund's net after-tax proceeds from that property. After the special servicer reviews the operation of that property and consults with the trustee to determine the trust fund's federal income tax reporting position with respect to income it is anticipated that the trust fund would derive from that property, the special servicer could determine that it would not be commercially feasible to manage and operate that property in a manner that would avoid the imposition of an REO Tax. To the extent that income the trust fund receives from an REO Property is subject to a tax on (i) "net income from foreclosure property", that income would be subject to federal tax at the highest marginal corporate tax rate (currently 35%) and (ii) "prohibited transactions," that income would be subject to federal tax at a 100% rate. The determination as to whether income from an REO Property would be subject to an REO Tax will depend on the specific facts and circumstances relating to the management and operation of each REO Property, but is particularly an issue as to an REO Property operated as a hotel. Generally, income from an REO Property that is directly operated by the special servicer would be apportioned and classified as "service" or "non-service" income. The "service" portion of that income could be subject to federal tax either at the highest marginal corporate tax rate or, although it appears unlikely, at the 100% rate applicable to "prohibited transactions." Any REO Tax imposed on the trust fund's income from an REO Property would reduce the amount available for distribution to certificateholders. We advise you to consult your own tax advisors regarding the possible imposition of REO Taxes in connection with the operation of commercial REO Properties by REMICs.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

     Upon the issuance of the offered certificates, Shearman & Sterling, New York, New York, our special tax counsel, will deliver its opinion that, assuming (a) the making of appropriate elections, (b) compliance with the provisions of the pooling and servicing agreement and (c) compliance with applicable changes in the Internal Revenue Code, including the REMIC Provisions, for federal income tax purposes, the trust fund will qualify as three separate REMICs, REMIC I, REMIC II and REMIC III, within the meaning of Sections 860A through 860G (the "REMIC Provisions") of the Internal Revenue Code, and (i) the Class A-1, Class A-2, Class X, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class I, Class J, Class K, Class L and Class M Certificates will evidence "regular interests" in REMIC III, (ii) the Class N Certificates will evidence ownership of both a "regular interest" in a REMIC and the right to receive the Excess Interest, if any, on the ARD Loan and
(iii) each of the Class R-I, Class R-II and Class R-III Certificates will be the sole class of "residual interests" in REMIC I, REMIC II and REMIC III, respectively, within the meaning of the REMIC Provisions in effect on the date hereof. The offered certificates are "REMIC Regular Certificates" as defined in the prospectus.

     Each class of offered certificates represents regular interests in a REMIC and generally will be treated as newly originated debt instruments for federal income tax purposes. Certificateholders will be required to include in income all interest on those certificates in accordance with the accrual method of accounting, regardless of a certificateholder's usual method of accounting. It
is anticipated that the Class X and Class   Certificates will be issued with
more than de minimis OID for federal income tax purposes in an amount equal to the excess of the initial certificate balances thereof over their respective issue prices (including accrued interest) or, in the case of the Class X Certificates, the excess of all distributions of interest expected to be received thereon over the issue price (including accrued interest). We also
anticipate that the Class  , Class   and Class   Certificates will be issued at
a premium and that the Class   and Class   Certificates will be issued with de
minimus OID for federal income tax purposes. The prepayment assumption that will be used in determining the rate of accrual of OID and that may be used to amortize premium, if any, for federal income tax purposes will be based on the assumption that subsequent to the date of any determination the mortgage loans will prepay at a rate equal to a CPR of 0%; provided, however, that it is further assumed that the ARD Loan prepays on its Anticipated Repayment Date (the "Prepayment Assumption"). No representation is made that the mortgage loans will prepay at that rate or at any other rate. See "Material Federal Income Tax Consequences--Taxation of Regular Certificates--Original Issue Discount" and "--Premium" in the prospectus.

     Yield maintenance charges and prepayment premiums actually collected will be distributed among the holders of the respective classes of certificates as described under "Description of the Certificates--Distributions-- Allocation of Yield Maintenance Charges and Prepayment Premiums" in this prospectus supplement. It is not entirely clear under the Internal Revenue Code when the amount of yield maintenance charges and prepayment premiums so allocated should be taxed to the certificateholder, but it is not expected, for federal income tax reporting purposes, that yield maintenance charges and prepayment premiums will be treated as giving rise to any income to the certificateholder prior to the certificateholder's actual receipt thereof. The IRS may nevertheless seek to require that an assumed amount of yield maintenance charges and prepayment premiums be included in payments projected to be made on the offered certificates and that taxable income be reported based on the projected constant yield to maturity of the offered certificates. Therefore, the projected yield maintenance charges and prepayment premiums would be included prior to their actual receipt by holders of the offered certificates. If the projected yield maintenance charges and prepayment premiums were not actually received, presumably the holder of an offered certificate would be allowed to claim a deduction or reduction in gross income at the time the unpaid prepayment premiums and yield maintenance charges had been projected to be received. It appears that yield maintenance charges and prepayment premiums, if any, will be treated as ordinary income rather than capital gain. However, that result is not entirely clear and certificateholders should consult their own tax advisors concerning the treatment of yield maintenance charges and prepayment premiums.

     The offered certificates will be treated as "real estate assets" within the meaning of Section 856(c)(5)(B) of the Internal Revenue Code in the same proportion that the assets of the trust would be so treated, and interest (including OID, if any) on the offered certificates will be interest described in Section 856(c)(3)(B) of the Internal Revenue Code to the extent these assets are "real estate assets" within the meaning of Section 856(c)(5)(B) of the Internal Revenue Code. Moreover, the offered certificates will be "qualified mortgages" within the meaning of Section 860G(a)(3) of the Internal Revenue Code. The offered certificates generally will be treated as "loans . . . secured by an interest in real property which is . . . residential real property" within the meaning of Section 7701(a)(19)(C)(v) of the Internal Revenue Code to the extent the mortgage loans are secured by multifamily properties. In the case of the mortgage loans secured by multifamily properties, however, if the related mortgaged properties are used in part for nonresidential purposes, each of those mortgage loans will qualify for the treatment described in the preceding sentence in their entirety only if the planned residential use with respect to the related mortgaged property exceeds 80 percent of the mortgaged property's planned use, determined as of the time the mortgage loan was originated. According to the legislative history of this provision, Congress intended that this determination be based on the usable space in the building. You should consult your own tax advisor regarding whether mortgage loans secured by manufactured housing communities would also constitute qualifying assets under Section 7701(a)(19)(C)(v) of the Internal Revenue Code. Mortgage loans secured by manufactured housing communities represented approximately 13.5% of the initial pool balance. Mortgage loans secured by multifamily properties represented approximately 11.0% of the initial pool balance. See "Material Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Status of REMIC Certificates" in the prospectus.

     The Treasury Department has issued new regulations which modify the withholding and backup withholding rules. The new regulations generally are effective for payments made after December 31, 2000. You should consult your tax advisors regarding those regulations.

     For further information regarding the federal income tax consequences of investing in the offered certificates, See "Material Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates" in the prospectus.


                             METHOD OF DISTRIBUTION

     We have entered into an underwriting agreement with Bear, Stearns & Co. Inc., Morgan Stanley & Co. Incorporated and Wells Fargo Brokerage Services, L.L.C., the underwriters. Bear, Stearns & Co. Inc. and Morgan Stanley & Co. Incorporated will act as co-lead and joint book-running managers. Each of the underwriters is an affiliate of a mortgage loan seller. Subject to the terms and conditions set forth in the underwriting agreement, the offered certificates will be purchased from us by the underwriters upon issuance, in the percentages of the respective aggregate certificate balance or notional amount of each class of offered certificates set forth below.




UNDERWRITER                          CLASS A-1   CLASS A-2   CLASS X   CLASS B   CLASS C   CLASS D   CLASS E   CLASS F
----------------------------------- ----------- ----------- --------- --------- --------- --------- --------- --------
Bear, Stearns & Co. Inc. ..........        %           %          %         %         %         %         %        %
Morgan Stanley & Co.
 Incorporated .....................        %           %          %         %         %         %         %        %
Wells Fargo Brokerage
 Services, L.L.C. .................        %           %          %         %         %         %         %        %
                                         ---         ---        ---       ---       ---       ---       ---      ---
  Total ...........................      100%        100%       100%      100%      100%      100%      100%     100%
                                         ===         ===        ===       ===       ===       ===       ===      ===

     Proceeds to us from the sale of offered certificates, before deducting
expenses payable by us, estimated to be approximately $       , will be      %
of the initial aggregate certificate balance of the offered certificates, plus accrued interest on the offered certificates from the Cut-Off Date. We have been advised by the underwriters that they propose to offer the offered certificates from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. The underwriters may effect those transactions by selling offered certificates to or through dealers, and those dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriters. In connection with their purchase and sale of the offered certificates, the underwriters may be deemed to have received compensation from us in the form of underwriting discounts.

     There can be no assurance that a secondary market for the offered certificates will develop or, if it does develop, that it will continue. The underwriters expect to make, but are not obligated to make, a secondary market in the offered certificates. The primary source of ongoing information available to you concerning the offered certificates will be the distribution date statements discussed in the prospectus under "Description of the Certificates--Reports to Certificateholders," which will include information as to the outstanding principal balance of the offered certificates. Except as described under "Description of the Certificates--Reports to Certificateholders; Certain Available Information" in this prospectus supplement, there can be no assurance that any additional information regarding the offered certificates will be available through any other source. In addition, we are not aware of any source through which price information about the offered certificates will be generally available on an ongoing basis. The limited nature of the information regarding the offered certificates may adversely affect the liquidity of the offered certificates, even if a secondary market for the offered certificates becomes available.

     If and to the extent required by applicable law or regulation, this prospectus supplement and the prospectus will be used by the underwriters in connection with offers and sales related to market-making transactions in the offered certificates with respect to which the underwriter acts as principal. The underwriters may also act as agent in these transactions. Sales may be made at negotiated prices determined at the time of sale.


                                 LEGAL MATTERS

     Certain legal matters will be passed upon for us and the underwriters, as special counsel, and for Wells Fargo Bank, National Association, by Sidley & Austin, New York, New York. Certain legal matters will be passed upon for us and the underwriters by Shearman & Sterling, New York, New York.


                                    RATINGS

     It is a condition to issuance that the offered certificates be rated not lower than the following ratings by the Rating Agencies:




CLASS                       FITCH      S&P
------------------------   -------   ------
  A-1 ..................     AAA       AAA
  A-2 ..................     AAA       AAA
  X ....................     AAA       AAA
  B ....................      AA       AA
  C ....................      A         A
  D ....................      A--       A--
  E ....................      BBB       BBB
  F ....................      BBB--     BBB--

     A securities rating on mortgage pass-through certificates addresses the likelihood of the timely payment of interest on the certificates and ultimate payment of principal thereof by the Rated Final Distribution Date. The rating takes into consideration the credit quality of the mortgage pool, structural and legal aspects associated with the certificates, and the extent to which the payment stream from the mortgage pool is adequate to make payments required under the certificates.

     There can be no assurance as to whether any rating agency not requested to rate the offered certificates will nonetheless issue a rating to any class thereof and, if so, what that rating would be. A rating assigned to any class of offered certificates by a rating agency that has not been requested by us to do so may be lower than the rating assigned thereto by either Rating Agency.

   The ratings of the certificates do not represent any assessment of:

    o the likelihood or frequency of principal prepayments, voluntary or involuntary, on the mortgage loans;

    o the degree to which those prepayments might differ from those originally anticipated;

    o whether and to what extent yield maintenance charges, prepayment premiums, default interest or Excess Interest will be received or the corresponding effect on yield to investors; or

    o whether and to what extent Net Aggregate Prepayment Interest Shortfalls or Net Aggregate Balloon Interest Shortfalls will occur.

     A security rating does not represent any assessment of the yield to maturity that investors may experience or the possibility that the holders of Class X Certificates might not fully recover their investments in the event of rapid prepayments (voluntary or involuntary). In general, the ratings thus address credit risk and not prepayment risk.

     As described in this prospectus supplement, the amounts payable with respect to the Class X Certificates consist only of interest. If the entire pool were to prepay in the initial month, with the result that the holders of the Class X Certificates receive only a single month's interest and thus suffer a nearly complete loss of their investment, all amounts "due" to holders of the Class X Certificates nevertheless will have been paid, and this result is consistent with the "AAA" rating received on the Class X Certificates. The notional amount upon which interest is calculated for the Class X Certificates is reduced by the allocation of Realized Losses and prepayments, whether voluntary or involuntary. The rating does not address the timing or magnitude of reductions of that notional amount, but only the obligation to pay interest timely on the notional amount as so reduced from time to time. Accordingly, the ratings of the Class X Certificates should be evaluated independently from similar ratings on other types of securities.

     The ratings on the other offered certificates should also be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency.


                        LEGAL INVESTMENT CONSIDERATIONS

     The offered certificates will not constitute "mortgage related securities" within the meaning of the Secondary Mortgage Market Enhancement Act of 1984. As a result, the appropriate characterization of the offered certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase the offered certificates, is subject to significant interpretive uncertainties.

     We make no representation as to the proper characterization of any class of offered certificates for legal investment or other purposes, or as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions. All institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered certificates constitute legal investments for them or are subject to investment, capital or other restrictions. See "Legal Investment" in the prospectus.


                              ERISA CONSIDERATIONS

     A fiduciary of any employee benefit plan or other retirement plan or arrangement (including individual retirement accounts and annuities, Keogh plans and collective investment funds and insurance company general and separate accounts in which any such plans, annuities, accounts or arrangements are invested), that is subject to Title I of ERISA or Section 4975 of the Internal Revenue Code should carefully review with its legal advisors whether the purchase or holding of offered certificates could give rise to a transaction that is prohibited or is not otherwise permitted under either ERISA or Section 4975 of the Internal Revenue Code or whether there exists any statutory or administrative exemption applicable to an investment in the offered certificates. Moreover, each Plan fiduciary should determine whether an investment in the offered certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

     The U.S. Department of Labor has issued individual prohibited transaction exemptions to each of the underwriters, which generally exempt from the application of the prohibited transaction provisions of Section 406 of ERISA, and the excise taxes imposed on the related prohibited transactions pursuant to Sections 4975(a) and (b) of the Internal Revenue Code, certain transactions, among others, relating to the servicing and operation of mortgage pools, including the mortgage pool, and the purchase, sale and holding of mortgage pass-through certificates, including the Class A and Class X Certificates, underwritten by an "underwriter," as defined below, provided that certain conditions set forth in the individual exemptions are satisfied. For purposes of this "ERISA Considerations" section, the term "underwriter" includes:

   1. each of the underwriters;

   2. any person, directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with any of the underwriters; and

   3. any member of the underwriting syndicate or selling group of which a person described in clause 1 or 2 is a manager or co-manager with respect to the Class A and Class X Certificates.

     The individual exemptions set forth six general conditions which must be satisfied for a transaction involving the purchase, sale and holding of the Class A or Class X Certificates to be eligible for exemptive relief under the exemptions.

    o First, the acquisition of those certificates by a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party.

    o Second, the rights and interests evidenced by those certificates must not be subordinated to the rights and interests evidenced by other certificates of the same trust.

    o Third, those certificates at the time of acquisition by the Plan must be rated in one of the three highest generic rating categories by Moody's Investors Service, Inc., S&P or Fitch.

    o Fourth, the trustee cannot be an affiliate of any other member of the "Restricted Group," which consists of:

       o any underwriter;

       o the depositor;

       o the servicer;

       o the special servicer;

       o the trustee;

       o any sub-servicer; and

       o any mortgagor with respect to mortgage loans constituting more than 5% of the aggregate unamortized principal balance of the mortgage loans as of the date of initial issuance of the Senior Certificates.

    o Fifth, the following additional requirements must be met:

       o the sum of all payments made to and retained by the underwriter must represent not more than reasonable compensation for underwriting the Senior Certificates;

       o the sum of all payments made to and retained by us pursuant to the assignment of the mortgage loans to the trust fund must represent not more than the fair market value of the related obligations; and

              o the sum of all payments made to and retained by the servicer, the special servicer and any sub-servicer must represent not more than reasonable compensation for that person's services under the pooling and servicing agreement and reimbursement of that person's reasonable expenses in connection therewith.

       o Sixth, the investing Plan must be an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the SEC under the Securities Act of 1933, as amended.

     Because the Class A and Class X Certificates are not subordinated to any other class of certificates, the second general condition set forth above is satisfied with respect to those certificates. With respect to the third general condition, it is a condition of the issuance of the Class A and Class X Certificates that they be rated not lower than "AAA" by each of S&P and Fitch. As of the closing date, the fourth general condition set forth above will be satisfied with respect to the Class A and Class X Certificates. A fiduciary of a Plan contemplating purchasing a Class A or Class X Certificate in the secondary market must make its own determination that, at the time of the purchase, those certificates continue to satisfy the third and fourth general conditions set forth above. A fiduciary of a Plan contemplating purchasing a Class A or Class X Certificate, whether in the initial issuance of the certificates or in the secondary market, must make its own determination that the first, fifth and sixth general conditions set forth above will be satisfied with respect to that certificate.

     The individual exemptions also require that the trust fund meet the following requirements:

    o the trust fund must consist solely of assets of the type that have been included in other investment pools;

    o certificates in the other investment pools must have been rated in one of the three highest categories of Moody's Investors Service, Inc., S&P or Fitch for at least one year prior to the Plan's acquisition of Class A or Class X Certificates; and

    o certificates in the other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of Class A or Class X Certificates.

     If the general conditions of the individual exemptions are satisfied, the individual exemptions may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Internal Revenue Code by reason of Sections 4975(c)(1) (A) through (D) of the Internal Revenue Code) in connection with:

    o the direct or indirect sale, exchange or transfer of Class A or Class X Certificates in the initial issuance of Certificates between us or an underwriter and a Plan when we, the underwriter, the trustee, the servicer, a sub-servicer or a mortgagor is a Party in Interest with respect to the investing Plan;

    o the direct or indirect acquisition or disposition in the secondary market of the Class A or Class X Certificates by a Plan; and

    o the holding of Class A or Class X Certificates by a Plan.

     However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of a Class A or Class X Certificate on behalf of an Excluded Plan by any person who has discretionary authority or renders investment advice with respect to the assets of the Excluded Plan.

     If certain specific conditions of the individual exemption are also satisfied, the individual exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Internal Revenue Code by reason of Section 4975(c)(1)(E) of the Internal Revenue Code) in connection with:

    o the direct or indirect sale, exchange or transfer of Class A and Class X Certificates in the initial issuance of certificates between us or an underwriter and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan assets in the certificates is either a mortgagor with respect to 5% or less of the fair market value of the mortgage loans or an affiliate of that person;

    o the direct or indirect acquisition or disposition in the secondary market of Class A or Class X Certificates by a Plan; and

    o the holding of Class A or Class X Certificates by a Plan.

     Further, if certain specific conditions of the individual exemption are satisfied, the individual exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Internal Revenue Code by reason of Section 4975(c) of the Internal Revenue Code) for transactions in connection with the servicing, management and operation of the mortgage pool.

     Before purchasing a Class A or Class X Certificate, a fiduciary of a Plan should itself confirm that the specific and general conditions and the other requirements set forth in the individual exemptions would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in the individual exemptions, the Plan fiduciary should consider the availability of any other individual or class prohibited transaction exemptions. See "ERISA Considerations" in the prospectus. A purchaser of a Class A or Class X Certificate should be aware, however, that even if the conditions specified in one or more exemptions are satisfied, the scope of relief provided by an exemption may not cover all acts which might be construed as prohibited transactions.

     The U.S. Department of Labor has proposed amendments (the "Proposed Amendments") to the individual prohibited transaction exemptions described above that, if adopted as proposed, would among other things:

    o modify the "second" general condition of the exemptions to make them inapplicable to the securities generally of the same type as the certificates; and

    o modify the "third" general condition of the exemptions to require a rating in one of the four highest generic rating categories by Fitch, S&P or Moody's Investors Service, Inc. at the time of acquisition by a Plan.

     The Proposed Amendments, if adopted as proposed, would be effective as of August 23, 2000. Thus, it is anticipated that, if the Proposed Amendments are adopted as proposed, they would permit Plans (subject to the satisfaction of the terms and conditions of the exemptions as modified) to acquire Class B, Class C, Class D, Class E and Class F Certificates and, in connection with those classes of Certificates, afford substantially the same relief as that described above with respect to the Class A and Class X Certificates.

     It is not certain whether or when the Proposed Amendments may be adopted or whether or to what extent they may be adopted as proposed or, if adopted, afford the same relief as currently proposed. Plan fiduciaries should, and other potential investors who may be analyzing the potential liquidity of their investment may wish to, consult with their advisors regarding the Proposed Amendments.

     Because the characteristics of the subordinate offered certificates currently do not meet the requirements of the individual exemptions, the purchase or holding of those certificates by a Plan may result in prohibited transactions and the imposition of excise taxes or civil penalties. As a result, no transfer of a subordinate offered certificate or any interest in a subordinate offered certificate may be made to a Plan or to any person who is directly or indirectly purchasing a subordinate offered certificate or interest in a subordinate offered certificate on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, unless either (i) the transfer will be exempt from the prohibited transaction provisions of Section 406 of ERISA and
Section 4975 of the Internal Revenue Code under Section III of Prohibited Transaction Class Exemption 95-60, which provides an exemption from the prohibited transaction rules for certain transactions involving an insurance company general account or (ii) the transferee delivers or causes to be delivered to the paying agent and the depositor any opinions of counsel, officer's certificates or agreements that may be required by the paying agent or the depositor to the effect that the acquisition and holding of those certificates will not (a) result in the assets of the trust being deemed to be "plan assets" under or subject to the prohibited transaction provisions of ERISA, the Code or other similar law or (b) subject the parties to the pooling and servicing agreement to any obligation in addition to those set forth in the pooling and servicing agreement. Any such Plan or person to whom a transfer of any subordinate offered certificate or interest therein is made will be deemed to have represented to us, the servicer, the special servicer, the trustee, the paying agent, the underwriters, any sub-servicer and each borrower that the purchase and holding of that certificate or interest is exempt on the basis of Prohibited Transaction Class Exemption 95-60. See "ERISA Considerations" in the prospectus.


     The Small Business Job Protection Act of 1996 added a new Section 401(c) to ERISA, to define whether assets held by an insurance company general account constitute plan assets by reason of the insurance company issuing one or more policies to employee benefit plans. Pursuant to Section 401(c), the Department of Labor published final regulations on January 5, 2000, but these final regulations are not generally applicable until July 5, 2001. These regulations provide guidance for the purpose of determining, in cases where insurance policies or annuity contracts supported by an insurer's general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets constitute plan assets. Section 401(c) of ERISA generally provides that, until the date which is 18 months after the regulations issued by the Department of Labor become final, no person will be subject to liability under Part 4 of Title I of ERISA, including the prohibited transaction provisions of Sections 406 and 407 of ERISA, or Section 4975 of the Internal Revenue Code on the basis of a claim that the assets of an insurance company general account constitute plan assets, except as otherwise provided by the Secretary of Labor in regulations intended to prevent avoidance of the regulations proposed by the Department of Labor or in an action brought by the Secretary of Labor for certain breaches of fiduciary duty which would also constitute a violation of federal or state criminal law. Absent further changes to the law, any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998, or issued to Plans on or before December 31, 1998 for which the insurance company does not comply with the regulations issued by the Department of Labor 18 months after those regulations become final, may be treated as plan assets. In addition, because
Section 401(c) does not relate to insurance company separate accounts, separate account assets are treated as plan assets of any Plan invested in the separate account. Insurance companies contemplating the investment of general account assets in the offered certificates should consult with their legal counsel with respect to the applicability of Section 401(c) of ERISA, including the general account's ability to continue to hold the offered certificates after the date which is 18 months after the regulations issued by the Department of Labor become final.


     Any Plan fiduciary considering whether to purchase an offered certificate on behalf of or with assets of a Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Internal Revenue Code to the related investment.


     The sale of certificates to a Plan is in no respect a representation by us or the underwriters that this investment meets all relevant legal requirements with respect to investments by Plans generally or to any particular Plan, or that this investment is appropriate for Plans generally or any particular Plan.

                                    GLOSSARY

     "Accrued Certificate Interest" means, in respect of each class of REMIC Regular Certificates for each Distribution Date, the amount of interest for the calendar month immediately preceding the month in which that Distribution Date occurs accrued at the applicable pass-through rate on the aggregate certificate balance or notional amount, as the case may be, of that class of certificates outstanding immediately prior to that Distribution Date. Accrued Certificate Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

     "Administrative Cost Rate" means, for any mortgage loan in any month, an amount equal to the sum of the related Servicing Fee Rate and the Trustee Fee Rate for that month (in each case, expressed as a per annum rate). The Administrative Cost Rate for each mortgage loan is set forth in Annex A to this prospectus supplement. The Administrative Cost Rate will be payable on the Scheduled Principal Balance of each mortgage loan outstanding from time to time. The Administrative Cost Rate applicable to a mortgage loan in any month will be determined using the same interest accrual basis (i.e., a 360-day year consisting of twelve 30-day months or a 360-day year and the actual number of days elapsed) on which interest accrues under the terms of that mortgage loan.

     "Advance Rate" means the "Prime Rate" as reported in The Wall Street Journal from time to time.

     "Advances" means all Servicing Advances and P&I Advances.

     "Anticipated Repayment Date" means, with respect to any ARD Loan, the date upon which any principal outstanding thereunder shall begin to accrue interest at an increased interest rate.

     "Appraisal Event" has the meaning set forth under "Description of the Certificates--Appraisal Reductions" in this prospectus supplement.

     "Appraisal Reduction" has the meaning set forth under "Description of the Certificates--Appraisal Reductions" in this prospectus supplement.

     "ARD Loan" means a mortgage loan that provides for the automatic imposition of rapid amortization features and an interest rate increase beginning on a date substantially prior to the maturity date for the mortgage loan such that the borrower is expected to repay the mortgage loan on that earlier date.

     "Assumed Scheduled Payment" means an amount deemed due in respect of (i) any Balloon Loan that is delinquent in respect of its Balloon Payment beyond the first Determination Date that follows its original stated maturity date or
(ii) any mortgage loan as to which the related mortgaged property has become an REO Property.

     "Available Distribution Amount" has the meaning set forth under "Description of the Certificates--Distributions--Available Distribution Amount" in this prospectus supplement.

     "Balloon Interest Excess" has the meaning set forth under "Description of the Certificates--Distributions--Prepayment Interest Shortfalls and Prepayment Interest Excesses" in this prospectus supplement.

     "Balloon Interest Shortfall" has the meaning set forth under "Description of the Certificates--Distributions--Prepayment Interest Shortfalls and Prepayment Interest Excesses" in this prospectus supplement.

     "Balloon Loan" is a mortgage loan that does not fully amortize over its stated term to maturity and has substantial payments of principal due at maturity unless previously prepaid.

     "Balloon Payment" is the principal payment that is due at maturity of a Balloon Loan, unless previously prepaid.

     "Base Interest Fraction" has the meaning set forth under "Description of the Certificates--Distributions--Allocation of Yield Maintenance Charges" in this prospectus supplement.

     "BSFI" has the meaning set forth under "Description of the Mortgage Pool--The Mortgage Loan Sellers" in this prospectus supplement.

     "Certificate Account" means the account established and maintained by the servicer in the name of the trustee for the benefit of the holders of the certificates for the deposit of collections on the mortgage loans.

     "Certificate Owner" means any person acquiring an interest in a certificate.

     "Class A Certificates" means, collectively, the Class A-1 and Class A-2 Certificates.

     "Clearstream" means Clearstream Banking, societe anonyme.

     "CMSA" means the Commercial Mortgage Securities Association.

     "Collection Period" means, with respect to any Distribution Date, the period beginning with the day after the Determination Date in the month preceding that Distribution Date (or, in the case of the first Distribution Date, the Cut-Off Date) and ending with the Determination Date occurring in the month in which that Distribution Date occurs.

     "Compensating Interest Payment" has the meaning set forth under "Description of the Certificates--Distributions--Prepayment Interest Shortfalls and Prepayment Interest Excesses."

     "Constant Prepayment Rate" means an assumed constant rate of prepayment each month, expressed as a per annum percentage of the then-Scheduled Principal Balance of the pool of mortgage loans.

     "Controlling Class" means the most subordinate class of Subordinate Certificates outstanding at any time of determination; provided, however, that if the aggregate certificate balance of that class of certificates is less than 25% of the initial aggregate certificate balance of that class, the Controlling Class shall be the next most subordinate class of certificates. Appraisal Reductions will not affect the certificate balances of any class for purposes of determining the Controlling Class.

     "CPR" means the Constant Prepayment Rate.

     "Cut-Off Date" means October 1, 2000.

     "Cut-Off Date Balance" generally means, with respect to any mortgage loan, its scheduled principal balance outstanding as of the Cut-Off Date, after application of all payments of principal due on or before that date, whether or not received.

     "Cut-Off Date LTV" means the LTV Ratio based on the scheduled Cut-Off Date Balance.

     "Debt Service Coverage Ratio" means, for any mortgage loan means, the ratio of (i) Underwritten Cash Flow produced by the related mortgaged property or mortgaged properties to (ii) the aggregate amount of the scheduled payments due for the 12-month period immediately following the Cut-Off Date (or, in the case of the mortgage loan that pays semiannually, the aggregate amount of the scheduled payments due on the two due dates that occur immediately following the Cut-Off Date).

     "DSCR" means Debt Service Coverage Ratio.

     "Definitive Certificate" means a fully registered physical certificate representing an interest in a certificate.

     "Determination Date" means, with respect to any Distribution Date, the 5th business day prior to that Distribution Date.

     "Distributable Certificate Interest Amount" has the meaning set forth under "Description of the Certificates--Distributions--Distributable Certificate Interest Amount" in this prospectus supplement.

     "Distribution Account" means the account established and maintained by the paying agent in the name of the trustee for the benefit of the holders of the certificates for the deposit of amounts remitted by the servicer in respect to the mortgage loans prior to distribution to the certificateholders.

     "Distribution Date" means the 15th day of each month or, if the 15th day is not a business day then the next succeeding business day, beginning on November 15, 2000.

     "Document Defect" has the meaning set forth under "Description of the Mortgage Pool--Representations and Warranties; Repurchases" in this prospectus supplement.

     "DTC" means The Depository Trust Company.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "Euroclear" means The Euroclear System.

     "Event of Default" has the meaning set forth under "Servicing of the Mortgage Loans--Servicer Events of Default" in this prospectus supplement.

     "Excess Interest" means, with respect to an ARD Loan that does not repay on its Anticipated Repayment Date, the excess, if any, of interest accrued at the Revised Rate for that ARD Loan over interest accrued at the Initial Rate for that ARD Loan. Excess Interest on an ARD Loan is not due and payable until that ARD Loan is paid in full.

     "Excess Liquidation Proceeds" are the excess of (i) proceeds from the sale or liquidation of a mortgage loan or related REO Property, net of expenses and any related Advances and interest thereon over (ii) the amount that would have been received if a prepayment in full had been made with respect to that mortgage loan on the date those proceeds were received.

     "Excluded Plan" means a Plan sponsored by any member of the Restricted
Group.

     "Expected Final Distribution Date" has the meaning set forth under "Description of the Certificates--Distributions--Expected Final Distribution Date; Rated Final Distribution Date" in this prospectus supplement.

     "Expense Losses" has the meaning set forth under "Description of the Certificates--Subordination; Allocation of Losses, Shortfalls and Expenses" in this prospectus supplement.

     "Fitch" means Fitch, Inc.

     "Initial Rate" means, with respect to an ARD Loan, the Mortgage Rate for that ARD Loan before the Anticipated Repayment Date for that ARD Loan.

     "Insurance Proceeds" means, with respect to any mortgage loan, all amounts paid by an insurer in connection with that mortgage loan, other than any amounts required to be paid to the related borrower; provided that, with respect to the trust fund's interest in a pari passu loan, Insurance Proceeds means any portion of those amounts allocable to the pari passu loan.

     "Interest Only Certificates" means the Class X Certificates.

     "Interest Reserve Account" means the account, which may be a subaccount of the Collection Account, established and maintained by the servicer in the name of the trustee for the benefit of the holders of the certificates for the deposit of Interest Reserve Amounts.

     "Interest Reserve Amount" has the meaning set forth under "Description of the Certificates--Distributions--Available Distribution Amount" in this prospectus supplement.

     "Interest Reserve Loans" means those mortgage loans that accrue interest on the basis of the actual number of days elapsed each month in a year assumed to consist of 360 days (an "actual/360 basis") as set forth in Annex A to this prospectus supplement.

     "Liquidation Fee" has the meaning set forth under "Servicing of the Mortgage Loans--Servicing and Other Compensation and Payment of
Expenses--Special Servicer Compensation" in this prospectus supplement.

     "Liquidation Proceeds" means proceeds from the sale or liquidation of a mortgage loan or related REO Property (exclusive of Excess Liquidation Proceeds), net of expenses and any related Advances and interest thereon; provided that, with respect to the sale or liquidation of a pari passu loan or any related REO Property, Liquidation Proceeds means any portion of those amounts allocable to the pari passu loan.

     "Lock Box Accounts" has the meaning set forth under "Description of the Mortgage Pool--Mortgaged Property Accounts--Lock Box Accounts" in this prospectus supplement.

     "Lock Box Loans" has the meaning set forth under "Description of the Mortgage Pool--Mortgaged Property Accounts--Lock Box Accounts" in this prospectus supplement.

     "Lockout Period" means, with respect to any mortgage loan, a specified period of time, after the date of origination of that mortgage loan during which time voluntary prepayments are prohibited.

     "LTV Ratio" means, for any mortgage loan as of any date of determination, a fraction, expressed as a percentage, the numerator of which is the principal balance of that mortgage loan as of that date (assuming no defaults or prepayments on that mortgage loan prior to that date), and the denominator of which is the appraised value of the related mortgaged property or mortgaged properties as determined by an appraisal thereof obtained in connection with the origination of that mortgage loan.

     "Material Breach" has the meaning set forth under "Description of the Mortgage Pool--Representations and Warranties; Repurchases" in this prospectus supplement.

     "Material Document Defect" has the meaning set forth under "Description of the Mortgage Pool--Representations and Warranties; Repurchases" in this prospectus supplement.

     "Maturity Assumptions" has the meaning set forth under "Yield and Maturity Considerations--Yield Sensitivity of the Class X Certificates" in this prospectus supplement.

     "Maturity LTV" means the LTV Ratio as of the maturity date of the mortgage loan based on the principal balance of the mortgage loan that will be due on its maturity date (assuming no prepayments and that all scheduled payments have been made as of the date due) and the original appraised value of the mortgaged property.

     "Money Term" means, with respect to any mortgage loan, the maturity date, Mortgage Rate, principal balance, amortization term or payment frequency thereof or any provision thereof requiring the payment of a prepayment premium or yield maintenance charge in connection with a Principal Prepayment (but shall not include late fees or default interest provisions).

     "Mortgage Rate" means, with respect to any mortgage loan, the stated annual rate of interest that accrues on the principal amount of the mortgage loan.

     "MSDWMC" has the meaning set forth under "Description of the Mortgage Pool--The Mortgage Loan Sellers" in this prospectus supplement.

     "Net Aggregate Balloon Interest Shortfall" has the meaning set forth under "Description of the Certificates--Distributions--Prepayment Interest Shortfalls and Prepayment Interest Excesses" in this prospectus supplement.

     "Net Aggregate Prepayment Interest Shortfall" has the meaning set forth under "Description of the Certificates--Distributions--Prepayment Interest Shortfalls and Prepayment Interest Excesses" in this prospectus supplement.

     "Net Mortgage Rate" has the meaning set forth under "Description of the Certificates--Distributions--Pass-Through Rates" in this prospectus supplement.

     "NWAC Rate" has the meaning set forth under "Description of the Certificates--Distributions--Pass-Through Rates" in this prospectus supplement.

     "Participants" means DTC's participating organizations.

     "Percentage Interest" evidenced by any REMIC Regular Certificate in the class to which it belongs means a fraction, expressed as a percentage, the numerator of which is equal to the initial certificate balance or notional amount, as the case may be, of that certificate as set forth on the face thereof, and the denominator of which is equal to the initial aggregate certificate balance or notional amount, as the case may be, of that class.

     "P&I Advance" has the meaning set forth under "Description of the Certificates--Advances--P&I Advances" in this prospectus supplement.

     "Plan" means any plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code.


     "PML" means probable maximum loss.

     "Prepayment Assumption" has the meaning set forth under "Material Federal Income Tax Consequences" in this prospectus supplement.

     "Prepayment Interest Excess" has the meaning set forth under "Description of the Certificates--Distributions--Prepayment Interest Shortfalls and Prepayment Interest Excesses" in this prospectus supplement.

     "Prepayment Interest Shortfall" has the meaning set forth under "Description of the Certificates--Distributions--Prepayment Interest Shortfalls and Prepayment Interest Excesses" in this prospectus supplement.

     "Prepayment Premium Period" means, with respect to any mortgage loan, a specified period of time after the date of origination of that mortgage loan, or in the case of a mortgage loan also subject to a Lockout Period, after the expiration of that Lockout Period, during which time voluntary prepayments must be accompanied by a prepayment premium.

     "Principal Balance Certificates" means, collectively, the Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class I, Class J, Class K, Class L, Class M and Class N Certificates.

     "Principal Distribution Amount" has the meaning set forth under "Description of the Certificates--Distributions--Principal Distribution Amount" in this prospectus supplement.

     "Principal Prepayments" means, with respect to the mortgage loans, all voluntary and involuntary prepayments of principal made thereon prior to their scheduled due dates.

     "Private Certificates" means, collectively, the Class G, Class H, Class I, Class J, Class K, Class L, Class M and Class N Certificates.

     "Privileged Person" means (i) any certificateholder, (ii) each of the parties to the pooling and servicing agreement, (iii) each Rating Agency, (iv) each of the underwriters, (v) any person identified to the paying agent as a Certificate Owner or prospective purchaser of a certificate that delivers to the paying agent an investor certification (which may be in electronic form) in the form prescribed by the pooling and servicing agreement, and (vi) any other party designated by the depositor.

     "Purchase Price" has the meaning set forth under "Description of the Mortgage Pool--Representations and Warranties; Repurchases" in this prospectus supplement.

     "Qualified Bidder" has the meaning set forth under "Servicing of the Mortgage Loans--Rights Upon Event of Default" in this prospectus supplement.

     "Qualified Mortgage" has the meaning set forth under "Description of the Mortgage Pool--Representations and Warranties; Repurchases" in this prospectus supplement.

     "Qualifying Substitute Mortgage Loan" has the meaning set forth under "Description of the Mortgage Pool--Representations and Warranties; Repurchases" in this prospectus supplement.

     "Rated Final Distribution Date" has the meaning set forth under "Description of the Certificates--Distributions--Expected Final Distribution Date; Rated Final Distribution Date" in this prospectus supplement.

     "Rating Agency" means, either of Fitch and S&P, in each case for so long as such rating agency has assigned a rating to any class of certificates.

     "Realized Losses" has the meaning set forth under "Description of the Certificates--Subordination; Allocation of Losses, Shortfalls and Expenses" in this prospectus supplement.

     "Record Date" means, with respect to each class of offered certificates for each Distribution Date, the last business day of the calendar month immediately preceding the month in which that Distribution Date occurs.

     "Rehabilitated Mortgage Loan" has the meaning set forth under "Servicing of the Mortgage Loans--General" in this prospectus supplement.

     "REMIC" means a real estate mortgage investment conduit within the meaning of Sections 860A through 860G of the Internal Revenue Code.

     "REMIC Regular Certificates" means, collectively, the Senior Certificates and the Subordinate Certificates.

     "REO Income" means income received in connection with the operation of an REO Property, or in the case of REO Income received in connection with a pari passu loan, the portion thereof allocable to the pari passu loan, in each case net of the expenses specified in the pooling and servicing agreement.

     "REO Property" means any mortgaged property (or an interest therein, in the case of the mortgaged property related to a pari passu loan) acquired by the trust fund through foreclosure, deed-in-lieu of foreclosure or otherwise.

     "REO Tax" means either a tax on "net income from foreclosure property" within the meaning of the REMIC provisions of the Internal Revenue Code or a tax on "prohibited transactions" under Section 860F of the Internal Revenue Code.

     "Reserve Account" means the account established in the name of the trustee by the paying agent for the deposit of any Excess Liquidation Proceeds.

     "Residual Certificates" means, collectively, the Class R-I, Class R-II and Class R-III Certificates.

     "Restricted Group" has the meaning set forth under "ERISA Considerations" in this prospectus supplement.

     "Revised Rate" means, with respect to an ARD Loan, the Mortgage Rate for that ARD Loan on and after the Anticipated Repayment Date for that ARD Loan.

     "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

     "Scheduled Principal Balance" means, with respect to any mortgage loan on any Distribution Date, a principal amount equal to the Cut-Off Date Balance thereof, reduced (to not less than zero) by (a) any payments or other collections of principal (or Advances in lieu thereof) on that mortgage loan that have been collected or received during any preceding Collection Period, other than any scheduled payments due in any subsequent Collection Period, and
(b) the principal portion of any Realized Loss incurred in respect of that mortgage loan during any preceding Collection Period.

     "Senior Certificates" means, collectively, the Class A and Class X Certificates.

     "Servicing Advances" has the meaning set forth under "Description of the Certificates--Advances--Servicing Advances" in this prospectus supplement.

     "Servicing Fee" has the meaning set forth under "Servicing of the Mortgage Loans--Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement.

     "Servicing Fee Rate" has the meaning set forth under "Servicing of the Mortgage Loans--Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement.

     "Servicing Standard" has the meaning set forth under "Servicing of the Mortgage Loans--General" in this prospectus supplement.


     "Servicing Transfer Event" has the meaning set forth under "Servicing of the Mortgage Loans--General" in this prospectus supplement.


     "Specially Serviced Mortgage Loan" means any mortgage loan as to which a Servicing Transfer Event has occurred.


     "Special Servicer Compensation" has the meaning set forth under "Servicing of the Mortgage Loans--Servicing and Other Compensation and Payment of Expenses--Special Servicer Compensation" in this prospectus supplement.


     "Special Servicing Fee" has the meaning set forth under "Servicing of the Mortgage Loans--Servicing and Other Compensation and Payment of
Expenses--Special Servicer Compensation" in this prospectus supplement.


     "Subordinate Certificates" means, collectively, the Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class I, Class J, Class K, Class L, Class M and Class N Certificates.


     "Successful Bidder" has the meaning set forth under "Servicing of the Mortgage Loans--Rights Upon Servicer Event of Default" in this prospectus supplement.


     "Title Policy" means, with respect to any mortgaged property, an American Land Title Association (or an equivalent form of) lender's title insurance policy or marked-up title insurance commitment (on which the required premium has been paid) which evidences that title insurance policy.


     "Trustee Fee" means a monthly fee as set forth in the pooling and servicing agreement, which fee will include the paying agent's fee.


     "Trustee Fee Rate" means the portion of a rate per annum set forth in the pooling and servicing agreement applied to the Scheduled Principal Balance of the mortgage loans each month to calculate the Trustee Fee for that month.


     "Underwritten Cash Flow" has the meaning set forth under "Description of the Mortgage Pool--Underwritten Cash Flow" in this prospectus supplement.


     "Unpaid Interest" has the meaning set forth under "Description of the Certificates--Distributions--Distributable Certificate Interest Amount" in this prospectus supplement.


     "Workout Fee" has the meaning set forth under "Servicing of the Mortgage Loans--Servicing and Other Compensation and Payment of Expenses--Special Servicer Compensation" in this prospectus supplement.


     "Yield Maintenance Period" means, with respect to any mortgage loan, a specified period of time after the date of origination of that mortgage loan, or in the case of a mortgage loan also subject to a Lockout Period, after the expiration of that Lockout Period, during which time voluntary prepayments must be accompanied by a yield maintenance charge intended to compensate the lender for foregone interest.


     "Yield Rate" has the meaning set forth under "Description of the Mortgage Pool--Yield Maintenance, Prepayment and Lockout Provisions" in this prospectus supplement

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]


                                        Mortgage
   Loan Number          Count         Loan Seller                           Loan Name
---------------------------------------------------------------------------------------------------------------------------
310900140                 1              WFBNA         MHC Portfolio
          310900140A
          310900140B
          310900140C
          310900140D
          310900140E
          310900140F
---------------------------------------------------------------------------------------------------------------------------
28983                     2              BSFI          FM Global Headquarters
310851623                 3              WFBNA         U-Haul Storage Portfolio
          310851623A
          310851623B
          310851623C
          310851623D
          310851623E
          310851623F
          310851623G
          310851623H
          310851623I
          310851623J
          310851623K
          310851623L
          310851623M
          310851623N
          310851623O
          310851623P
          310851623Q
          310851623R
          310851623S
---------------------------------------------------------------------------------------------------------------------------
10006891                  4              MSMCI         Trolley Square
28326                     5              BSFI          Jefferson Hill Apartments
28750                     6              BSFI          Long Beach Marketplace
310900049                 7              WFBNA         World Kitchen Warehouse
310900130                 8              WFBNA         San Francisco Medical Center
---------------------------------------------------------------------------------------------------------------------------
26908                     9              BSFI          Hilton Garden Cupertino
29198                    10              BSFI          AMC Cantera 30
310900195                11              WFBNA         MHC- Date Palm Country Club
29083                    12              BSFI          17 East 13th, 18-20 East 14th, 58-60 West 14th
              29083A
              29083B
---------------------------------------------------------------------------------------------------------------------------
29106                    13              BSFI          Festival At Woodholme
28225                    14              BSFI          Kwasha Lipton Building
29453                    15              BSFI          410 Jessie Street
310900170                16              WFBNA         Shoreline Investments III
26188                    17              BSFI          855 Publishers Parkway & 655 ABC Basket Rd
              26188A
              26188B
---------------------------------------------------------------------------------------------------------------------------
29476                    18              BSFI          DeAnza Plaza
              29476A
              29476B
310900086                19              WFBNA         Mary's Vineyard
310900112                20              WFBNA         Golden Town Center
---------------------------------------------------------------------------------------------------------------------------
310900190                21              WFBNA         West Valley Corporate Center
27752                    22              BSFI          230 South Broad Street
29028                    23              BSFI          L&S Portfolio
              29028A
              29028B
              29028C
              29028D
---------------------------------------------------------------------------------------------------------------------------
310900040                24              WFBNA         Winepress Shopping Center
29136                    25              BSFI          Solectron Building
310900044                26              WFBNA         IDC Building
29676                    27              BSFI          161 Nortech Parkway
310851554                28              WFBNA         Plaza Del Obispo
28636                    29              BSFI          HomeSide Lending Building
---------------------------------------------------------------------------------------------------------------------------
29458                    30              BSFI          Centennial Portfolio
              29458A
              29458B
              29458C
              29458D
---------------------------------------------------------------------------------------------------------------------------
10006313                 31              MSMCI         Zocallo Plaza
26301                    32              BSFI          The Gelman Building
29003                    33              BSFI          Hacienda Isbell Apartments
28935                    34              BSFI          Carrier World Headquarters
28431                    35              BSFI          Miami Gardens Plaza
---------------------------------------------------------------------------------------------------------------------------
310900090                36              WFBNA         Golden Van Building
9905316                  37              MSMCI         Green Arbor Apartments
310900055                38              WFBNA         Natrol Building No. 2
310900073                39              WFBNA         Wal-Mart Land
26508                    40              BSFI          Pencader IV
---------------------------------------------------------------------------------------------------------------------------
9905051                  41              MSMCI         121 High Street Office Building
28244                    42              BSFI          Pier Plaza
310851629                43              WFBNA         South City Business Center
310900123                44              WFBNA         South Point Village Apartments
310900009                45              WFBNA         Live Oak Drive
---------------------------------------------------------------------------------------------------------------------------
310900176                46              WFBNA         Pacific Rim Business Centre
310900082                47              WFBNA         LAX Logistics Center
310900056                48              WFBNA         Ponca City Shopping Center
310900158                49              WFBNA         El Dorado Hills Business Park
28686                    50              BSFI          Giant Eagle Shopping Center
---------------------------------------------------------------------------------------------------------------------------
28835                    51              BSFI          Crestwood Apartments
310900074                52              WFBNA         Currell Centre
28387                    53              BSFI          450 Post Street
310851537                54              WFBNA         Coaster of America Building
28919                    55              BSFI          Staples Costa Mesa
---------------------------------------------------------------------------------------------------------------------------
28850                    56              BSFI          Space Plus Storage Center
28995                    57              BSFI          Capitol Hills Mobile Home Park
310900084                58              WFBNA         Terminal Corporation Warehouse
310900106                59              WFBNA         Office Depot - Anaheim
29987                    60              BSFI          Logan Crossing
---------------------------------------------------------------------------------------------------------------------------
10006546                 61              MSMCI         Town Center Office Building
310900057                62              WFBNA         Monterey Townhouse Apartments
29720                    63              BSFI          Garden Grove Center
28494                    64              BSFI          Kings Supermarket
29643                    65              BSFI          The Vineyard at Palm Springs
---------------------------------------------------------------------------------------------------------------------------
28009                    66              BSFI          Med Park Mall
10006364                 67              MSMCI         Remington Health Center
25310                    68              BSFI          981 Worcester Street
28002                    69              BSFI          Brownsburg Square
28104                    70              BSFI          100 Jersey Street
---------------------------------------------------------------------------------------------------------------------------
29570                    71              BSFI          Linden Oaks/Parkway Commons
              29570A
              29570B
310900045                72              WFBNA         Jorgensen Steel
28868                    73              BSFI          The Shoppes at Albrecht's
---------------------------------------------------------------------------------------------------------------------------
29267                    74              BSFI          360 West Broadway
310900065                75              WFBNA         48th Avenue
310900094                76              WFBNA         Luminate Building
10006389                 77              MSMCI         Roseburg Square
310900053                78              WFBNA         Orange Grove Avenue / Roseville Road
---------------------------------------------------------------------------------------------------------------------------
310900147                79              WFBNA         Countryview Apartments
310900097                80              WFBNA         Social Security Building
310900118                81              WFBNA         Lee Park Center
310900153                82              WFBNA         The Shops at Hampden Crossing
310900120                83              WFBNA         Core-Mark Building
---------------------------------------------------------------------------------------------------------------------------
310900126                84              WFBNA         Fabian Way
310851628                85              WFBNA         Washington Plaza
310900039                86              WFBNA         Treasure Hills Plaza
310928353                87              WFBNA         Otterson Drive
310900111                88              WFBNA         Willard Road
---------------------------------------------------------------------------------------------------------------------------
29512                    89              BSFI          Walgreens Amarillo
28762                    90              BSFI          405 Queen Street
25481                    91              BSFI          1885 Hylan Boulevard
26777                    92              BSFI          CVS Staten Island
26216                    93              BSFI          Park Circle Apartments
---------------------------------------------------------------------------------------------------------------------------
28353                    94              BSFI          Bagby Restaurant Portfolio
              28353A
              28353B
              28353C
              28353D
              28353E
              28353F
---------------------------------------------------------------------------------------------------------------------------
28550                    95              BSFI          1415 Beacon Street
29397                    96              BSFI          A1 Self Storage
310900062                97              WFBNA         Minolta Building
310900113                98              WFBNA         Maple Trails Apartments
310900121                99              WFBNA         Otis Spunkmeyer Building
---------------------------------------------------------------------------------------------------------------------------
29914                    100             BSFI          The Meadows
310900116                101             WFBNA         Fort Wayne Pools
310900042                102             WFBNA         Staples-Oroville
310900131                103             WFBNA         8215 Dorsey Run Road
310900119                104             WFBNA         Liberace Plaza
---------------------------------------------------------------------------------------------------------------------------
310900069                105             WFBNA         Office Max
310900096                106             WFBNA         Margay Avenue
310900114                107             WFBNA         Ninth Street
310900127                108             WFBNA         Eckerd Drug Store
310900066                109             WFBNA         Alcosta Boulevard
---------------------------------------------------------------------------------------------------------------------------
310900080                110             WFBNA         Raley's Annex
310900091                111             WFBNA         Ramsey Building
310900138                112             WFBNA         Village East Apartments
310851150                113             WFBNA         Bellcrest Shops
310900048                114             WFBNA         River Park Drive
---------------------------------------------------------------------------------------------------------------------------
310900085                115             WFBNA         East Maple Avenue
310900122                116             WFBNA         Ford Industrial
310900132                117             WFBNA         Walgreens
310900152                118             WFBNA         5508 S. Nogales Highway
310900161                119             WFBNA         Alamo Self Storage
---------------------------------------------------------------------------------------------------------------------------
310900107                120             WFBNA         Sacramento Road
310900060                121             WFBNA         Technology Drive
310900092                122             WFBNA         Walnut Estates Apartments
310900144                123             WFBNA         Forming Specialties Building
28578                    124             BSFI          Curtis Park Warehouse
---------------------------------------------------------------------------------------------------------------------------
310900070                125             WFBNA         Bubb Road
310900095                126             WFBNA         Staples (Red Bluff)
310900093                127             WFBNA         Edward Avenue Industrial
310900108                128             WFBNA         Motorola Industrial Building
26843                    129             BSFI          Prince Haven & Hillside Apartments
              26843A
              26843B
---------------------------------------------------------------------------------------------------------------------------
310900081                130             WFBNA         Washington Mutual Bank
310900148                131             WFBNA         A-Atlas - E. 22nd Street
310900157                132             WFBNA         East Pointe Apartments
310900143                133             WFBNA         Highland Park Industrial
310900117                134             WFBNA         Oak Creek Apartments
---------------------------------------------------------------------------------------------------------------------------
310900087                135             WFBNA         Steelhead Way
310900100                136             WFBNA         Bernoulli Circle
310900104                137             WFBNA         New Park West Office Building
310900136                138             WFBNA         65 Mitchell Boulevard
310900159                139             WFBNA         Tatum & Greenway Shops
---------------------------------------------------------------------------------------------------------------------------
310900110                140             WFBNA         50 East Great Southwest Parkway
310900103                141             WFBNA         Pine Avenue Industrial
310900134                142             WFBNA         Juniper Building
310900150                143             WFBNA         A-Atlas -N. Romero Road
310900179                144             WFBNA         Barclay Office Building
310900101                145             WFBNA         Bermuda Road Industrial
---------------------------------------------------------------------------------------------------------------------------

Totals/Weighted Avg.

Notes / Footnotes

*** As Used above, "WFBNA" represents Wells Fargo Bank, National Association; "BSFI" represents Bear Stearns, Funding Inc.; "MSMCI" represents Morgan Stanley Mortgage Capital, Inc.

*** Due to fluctuations in actual day count, interest only payments may be approximate in the case of loans that accrue on an Actual/360 basis.

*** Loan #28225 amortizes pursuant to a fixed schedule. Annual debt service and the corresponding DSCR have been approximated to reflect average over the term.

*** Loan #28983 pays pursuant to a fixed semi-annual schedule. Annual debt service and the corresponding DSCR are based on the first year of full payments scheduled under the mortgage loan.

*** Loan #28353 permits limited property substitution at any time. No lockout period applies.

*** Loan #28750 provides pre-defeasance lockout tied to the securitization of the companion loan - which has not yet occurred. No assurance can be provided that the companion loan will be sold pursuant to a securitization.

*** In certain limited cases, the Annual Replacement Reserve Per Square Foot or Unit may represent a single initial deposit made by the borrower at the closing of the related mortgage loan.

*** As Used above, "WFBNA" represents Wells Fargo Bank, National Association; "BSFI" represents Bear Stearns, Funding Inc.; "MSMCI" represents Morgan Stanley Mortgage Capital, Inc.

*** In the case of certain loans, the interest rate, balance or loan terms may have been subject to a one time modification under the related mortgage note following origination.

     As a result, for analytical purposes, it may be difficult to derive the actual Cut-Off Date Balance (detailed herein) using the actual applicable loan terms.

(a) 1999 / T-12 Net Operating Income may reflect the property's historical operating performance over the most recent 12 month period for which operating statements are available. 1999 Net Operating Income reflects the property's historical Net Operating Performance for a previous 12 month period which, in most cases, is equivalent to calendar year 1999.

                                                                                                                           % of
                                                                                    Original              Cut-Off       Initial Pool
     Loan Number            Count            Property Name                           Balance              Balance         Balance
------------------------------------------------------------------------------------------------------------------------------------
310900140                     1                                                     94,250,000           93,927,147       11.20%
              310900140A             MHC- Mid Florida Lakes                         24,000,000
              310900140B             MHC- Colonies of Margate                       20,500,000
              310900140C             MHC- Willow Lake Estates                       19,500,000
              310900140D             MHC- Buccaneer Estates                         19,300,000
              310900140E             MHC- DeAnza Santa Cruz                          6,160,000
              310900140F             MHC- Bay Lake Estates                           4,790,000
------------------------------------------------------------------------------------------------------------------------------------
28983                         2      FM Global Headquarters                         32,676,000           31,802,702       3.79%
310851623                     3                                                     32,100,000           31,726,782       3.78%
              310851623A             U-Haul Storage Belt Boulevard                   2,260,549
              310851623B             U-Haul Storage Cactus & 51st                    1,211,723
              310851623C             U-Haul Storage Boone                              863,662
              310851623D             U-Haul Storage Highland Avenue.                 2,359,560
              310851623E             U-Haul Storage Marietta Street                  2,132,080
              310851623F             U-Haul Storage Decker Park Road                 1,630,286
              310851623G             U-Haul Storage Jamil Road                       1,466,505
              310851623H             U-Haul Storage Holland Road                     1,058,385
              310851623I             U-Haul Storage Elm Drive                        1,300,402
              310851623J             U-Haul Storage Washington Road                  1,516,658
              310851623K             U-Haul Storage Asher Avenue                     1,572,616
              310851623L             U-Haul Storage Myrtle Beach                       605,545
              310851623M             U-Haul Storage North Boulevard                  2,091,574
              310851623N             U-Haul Storage Odenton                          1,853,234
              310851623O             U-Haul Storage Sterling                         2,541,950
              310851623P             U-Haul Storage Westwood                           962,106
              310851623Q             U-Haul Storage Marrero                            917,767
              310851623R             U-Haul Storage Carlsbad                         4,471,372
              310851623S             U-Haul Storage Rialto                           1,284,026
------------------------------------------------------------------------------------------------------------------------------------
10006891                      4      Trolley Square                                 29,750,000           29,725,099       3.54%
28326                         5      Jefferson Hill Apartments                      25,550,000           25,406,203       3.03%
28750                         6      Long Beach Marketplace                         21,200,000           21,157,357       2.52%
310900049                     7      World Kitchen Warehouse                        18,240,000           18,205,435       2.17%
310900130                     8      San Francisco Medical Center                   18,100,000           18,088,622       2.16%
------------------------------------------------------------------------------------------------------------------------------------
26908                         9      Hilton Garden Cupertino                        18,000,000           17,797,958       2.12%
29198                        10      AMC Cantera 30                                 17,850,000           17,770,862       2.12%
310900195                    11      MHC- Date Palm Country Club                    15,750,000           15,732,127       1.88%
29083                        12                                                     15,150,000           15,139,731       1.81%
                  29083A             17 E. 13th Street & 18-20 E. 14th Street        7,550,000
                  29083B             58-60 E. 14th Street                            7,600,000
------------------------------------------------------------------------------------------------------------------------------------
29106                        13      Festival At Woodholme                          13,800,000           13,780,483       1.64%
28225                        14      Kwasha Lipton Building                         13,350,000           13,350,000       1.59%
29453                        15      410 Jessie Street                              13,000,000           12,978,880       1.55%
310900170                    16      Shoreline Investments III                      13,000,000           12,974,896       1.55%
26188                        17                                                     12,600,000           12,577,829       1.50%
                  26188A             855 Publishers Parkway                          9,326,000
                  26188B             655 A, B, C Basket Road                         3,274,000
------------------------------------------------------------------------------------------------------------------------------------
29476                        18                                                     12,000,000           11,984,978       1.43%
                  29476A             10001 N. DeAnza Boulevard                       5,500,000
                  29476B             10101 N. DeAnza Boulevard                       6,500,000
310900086                    19      Mary's Vineyard                                10,300,000           10,241,410       1.22%
310900112                    20      Golden Town Center                             10,000,000            9,976,206       1.19%
------------------------------------------------------------------------------------------------------------------------------------
310900190                    21      West Valley Corporate Center                    9,875,000            9,864,583       1.18%
27752                        22      230 South Broad Street                          9,500,000            9,457,968       1.13%
29028                        23                                                      9,300,000            9,286,309       1.11%
                  29028A             Drexel View Club Apartments                     2,640,000
                  29028B             Lansdowne Station Apartments                    2,680,000
                  29028C             Glenmore Place Apartments                       2,049,000
                  29028D             Springfield Green Apartments                    1,931,000
------------------------------------------------------------------------------------------------------------------------------------
310900040                    24      Winepress Shopping Center                       8,870,000            8,745,550       1.04%
29136                        25      Solectron Building                              8,750,000            8,738,941       1.04%
310900044                    26      IDC Building                                    8,720,000            8,699,856       1.04%
29676                        27      161 Nortech Parkway                             8,600,000            8,584,094       1.02%
310851554                    28      Plaza Del Obispo                                8,500,000            8,472,929       1.01%
28636                        29      HomeSide Lending Building                       8,000,000            8,000,000       0.95%
------------------------------------------------------------------------------------------------------------------------------------
29458                        30                                                      7,500,000            7,488,395       0.89%
                  29458A             4000 Paige Road/State Highway 121               1,440,000
                  29458B             10967 & 10969 Walnut Hill Lane                  1,715,000
                  29458C             15055-15065 Inwood Road                         3,450,000
                  29458D             8123 Preston Road                                 895,000
------------------------------------------------------------------------------------------------------------------------------------
10006313                     31      Zocallo Plaza                                   7,500,000            7,476,495       0.89%
26301                        32      The Gelman Building                             7,000,000            6,918,402       0.83%
29003                        33      Hacienda Isbell Apartments                      7,000,000            6,984,954       0.83%
28935                        34      Carrier World Headquarters                      6,950,000            6,950,000       0.83%
28431                        35      Miami Gardens Square                            6,800,000            6,778,394       0.81%
------------------------------------------------------------------------------------------------------------------------------------
310900090                    36      Golden Van Building                             6,340,000            6,323,743       0.75%
9905316                      37      Green Arbor Apartments                          5,590,000            5,536,028       0.66%
310900055                    38      Natrol Building No. 2                           5,400,000            5,323,562       0.63%
310900073                    39      Wal-Mart Land                                   5,400,000            5,353,589       0.64%
26508                        40      Pencader IV                                     5,360,000            5,352,712       0.64%
------------------------------------------------------------------------------------------------------------------------------------
9905051                      41      121 High Street Office Building                 5,330,000            5,286,688       0.63%
28244                        42      Pier Plaza                                      5,125,000            5,102,701       0.61%
310851629                    43      South City Business Center                      5,000,000            4,928,142       0.59%
310900123                    44      South Point Village Apartments                  4,946,000            4,936,735       0.59%
310900009                    45      Live Oak Drive                                  4,840,000            4,823,970       0.58%
------------------------------------------------------------------------------------------------------------------------------------
310900176                    46      Pacific Rim Business Centre                     4,800,000            4,794,744       0.57%
310900082                    47      LAX Logistics Center                            4,750,000            4,736,283       0.56%
310900056                    48      Ponca City Shopping Center                      4,700,000            4,670,429       0.56%
310900158                    49      El Dorado Hills Business Park                   4,600,000            4,588,925       0.55%
28686                        50      Giant Eagle Shopping Center                     4,500,000            4,487,157       0.54%
------------------------------------------------------------------------------------------------------------------------------------
28835                        51      Crestwood Apartments                            4,450,000            4,445,523       0.53%
310900074                    52      Currell Centre                                  4,450,000            4,437,884       0.53%
28387                        53      450 Post Street                                 4,400,000            4,343,178       0.52%
310851537                    54      Coaster of America Building                     4,200,000            4,122,650       0.49%
28919                        55      Staples Costa Mesa                              4,125,000            4,118,759       0.49%
------------------------------------------------------------------------------------------------------------------------------------
28850                        56      Space Plus Storage Center                       4,050,000            4,046,296       0.48%
28995                        57      Capitol Hills Mobile Home Park                  4,000,000            3,986,468       0.48%
310900084                    58      Terminal Corporation Warehouse                  3,925,000            3,893,841       0.46%
310900106                    59      Office Depot - Anaheim                          3,905,000            3,873,910       0.46%
29987                        60      Logan Crossing                                  3,700,000            3,696,508       0.44%
------------------------------------------------------------------------------------------------------------------------------------
10006546                     61      Town Center Office Building                     3,640,000            3,635,399       0.43%
310900057                    62      Monterey Townhouse Apartments                   3,575,000            3,562,056       0.42%
29720                        63      Garden Grove Center                             3,550,000            3,546,746       0.42%
28494                        64      Kings Supermarket                               3,500,000            3,495,750       0.42%
29643                        65      The Vineyard at Palm Springs                    3,500,000            3,496,479       0.42%
------------------------------------------------------------------------------------------------------------------------------------
28009                        66      Med Park Mall                                   3,425,000            3,402,721       0.41%
10006364                     67      Remington Health Center Office                  3,425,000            3,425,000       0.41%
25310                        68      981 Worcester Street                            3,400,000            3,395,101       0.40%
28002                        69      Brownsburg Square                               3,400,000            3,396,366       0.41%
28104                        70      100 Jersey Street                               3,350,000            3,301,242       0.39%
------------------------------------------------------------------------------------------------------------------------------------
29570                        71                                                      3,300,000            3,272,488       0.39%
                  29570A             Linden Oaks                                     1,842,000
                  29570B             Parkway Commons                                 1,458,000
310900045                    72      Jorgensen Steel                                 3,300,000            3,287,603       0.39%
28868                        73      The Shoppes at Albrecht's                       3,000,000            2,994,282       0.36%
------------------------------------------------------------------------------------------------------------------------------------
29267                        74      360 West Broadway                               3,000,000            2,988,263       0.36%
310900065                    75      48th Avenue                                     3,000,000            2,986,269       0.36%
310900094                    76      Luminate Building                               3,000,000            2,993,769       0.36%
10006389                     77      Roseburg Square                                 2,800,000            2,796,028       0.33%
310900053                    78      Orange Grove Avenue / Roseville Road            2,600,000            2,585,317       0.31%
------------------------------------------------------------------------------------------------------------------------------------
310900147                    79      Countryview Apartments                          2,500,000            2,497,091       0.30%
310900097                    80      Social Security Building                        2,400,000            2,374,447       0.28%
310900118                    81      Lee Park Center                                 2,400,000            2,395,057       0.29%
310900153                    82      The Shops at Hampden Crossing                   2,400,000            2,397,728       0.29%
310900120                    83      Core-Mark Building                              2,350,000            2,345,661       0.28%
------------------------------------------------------------------------------------------------------------------------------------
310900126                    84      Fabian Way                                      2,300,000            2,291,893       0.27%
310851628                    85      Washington Plaza                                2,215,000            2,185,045       0.26%
310900039                    86      Treasure Hills Plaza                            2,200,000            2,171,854       0.26%
310928353                    87      Otterson Drive                                  2,200,000            2,189,395       0.26%
310900111                    88      Willard Road                                    2,200,000            2,196,721       0.26%
------------------------------------------------------------------------------------------------------------------------------------
29512                        89      Walgreens Amarillo                              2,125,000            2,123,693       0.25%
28762                        90      405 Queen Street                                2,100,000            2,095,975       0.25%
25481                        91      1885 Hylan Boulevard                            2,025,000            2,019,898       0.24%
26777                        92      CVS Staten Island                               2,025,000            1,999,125       0.24%
26216                        93      Park Circle Apartments                          2,000,000            1,985,421       0.24%
------------------------------------------------------------------------------------------------------------------------------------
28353                        94                                                      2,000,000            1,998,306       0.24%
                  28353A             Hardee's - 300 Cumberland Street                  335,042
                  28353B             Hardee's - 1602 Roane Street                      337,864
                  28353C             Hardee's - 2621 Ellisville Boulevard              231,511
                  28353D             Hardee's - 3926 Asheville Highway                 332,638
                  28353E             Hardee's - 324 W. John C. Sims Parkway            402,294
                  28353F             Hardee's - 210 Praley Street NW                   360,651
------------------------------------------------------------------------------------------------------------------------------------
28550                        95      1415 Beacon Street                              2,000,000            1,971,002       0.24%
29397                        96      A1 Self Storage                                 2,000,000            1,996,319       0.24%
310900062                    97      Minolta Building                                2,000,000            1,979,359       0.24%
310900113                    98      Maple Trails Apartments                         2,000,000            1,995,583       0.24%
310900121                    99      Otis Spunkmeyer Building                        2,000,000            1,995,852       0.24%
------------------------------------------------------------------------------------------------------------------------------------
29914                        100     The Meadows                                     1,975,000            1,972,874       0.24%
310900116                    101     Fort Wayne Pools                                1,960,000            1,947,451       0.23%
310900042                    102     Staples-Oroville                                1,955,000            1,945,462       0.23%
310900131                    103     8215 Dorsey Run Road                            1,920,000            1,917,216       0.23%
310900119                    104     Liberace Plaza                                  1,900,000            1,890,031       0.23%
------------------------------------------------------------------------------------------------------------------------------------
310900069                    105     Office Max                                      1,725,000            1,692,530       0.20%
310900096                    106     Margay Avenue                                   1,700,000            1,693,850       0.20%
310900114                    107     Ninth Street                                    1,700,000            1,695,935       0.20%
310900127                    108     Eckerd Drug Store                               1,650,000            1,646,385       0.20%
310900066                    109     Alcosta Boulevard                               1,625,000            1,615,065       0.19%
------------------------------------------------------------------------------------------------------------------------------------
310900080                    110     Raley's Annex                                   1,610,000            1,592,234       0.19%
310900091                    111     Ramsey Building                                 1,600,000            1,595,593       0.19%
310900138                    112     Village East Apartments                         1,600,000            1,597,579       0.19%
310851150                    113     Bellcrest Shops                                 1,550,000            1,480,523       0.18%
310900048                    114     River Park Drive                                1,500,000            1,488,331       0.18%
------------------------------------------------------------------------------------------------------------------------------------
310900085                    115     East Maple Avenue                               1,500,000            1,491,778       0.18%
310900122                    116     Ford Industrial                                 1,500,000            1,497,689       0.18%
310900132                    117     Walgreens                                       1,500,000            1,489,930       0.18%
310900152                    118     5508 S. Nogales Highway                         1,500,000            1,491,996       0.18%
310900161                    119     Alamo Self Storage                              1,500,000            1,497,563       0.18%
------------------------------------------------------------------------------------------------------------------------------------
310900107                    120     Sacramento Road                                 1,402,000            1,395,803       0.17%
310900060                    121     Technology Drive                                1,370,000            1,360,555       0.16%
310900092                    122     Walnut Estates Apartments                       1,325,000            1,321,226       0.16%
310900144                    123     Forming Specialties Building                    1,325,000            1,323,671       0.16%
28578                        124     Curtis Park Warehouse                           1,300,000            1,296,408       0.15%
------------------------------------------------------------------------------------------------------------------------------------
310900070                    125     Bubb Road                                       1,300,000            1,292,247       0.15%
310900095                    126     Staples (Red Bluff)                             1,300,000            1,273,463       0.15%
310900093                    127     Edward Avenue Industrial                        1,200,000            1,196,045       0.14%
310900108                    128     Motorola Industrial Building                    1,200,000            1,195,787       0.14%
26843                        129                                                     1,175,000            1,145,614       0.14%
                  26843A             Prince Haven Apartments                           519,943
                  26843B             Hillside Apartments                               655,057
------------------------------------------------------------------------------------------------------------------------------------
310900081                    130     Washington Mutual Bank                          1,100,000            1,065,406       0.13%
310900148                    131     A-Atlas - E. 22nd Street                        1,100,000            1,094,414       0.13%
310900157                    132     East Pointe Apartments                          1,100,000            1,098,832       0.13%
310900143                    133     Highland Park Industrial                        1,075,000            1,072,299       0.13%
310900117                    134     Oak Creek Apartments                            1,020,000            1,018,526       0.12%
------------------------------------------------------------------------------------------------------------------------------------
310900087                    135     Steelhead Way                                   1,000,000              994,664       0.12%
310900100                    136     Bernoulli Circle                                1,000,000              993,589       0.12%
310900104                    137     New Park West Office Building                   1,000,000              991,937       0.12%
310900136                    138     65 Mitchell Boulevard                           1,000,000              998,427       0.12%
310900159                    139     Tatum & Greenway Shops                          1,000,000              997,138       0.12%
------------------------------------------------------------------------------------------------------------------------------------
310900110                    140     50 East Great Southwest Parkway                   880,000              870,902       0.10%
310900103                    141     Pine Avenue Industrial                            760,000              755,468       0.09%
310900134                    142     Juniper Building                                  760,000              758,222       0.09%
310900150                    143     A-Atlas -N. Romero Road                           719,000              715,349       0.09%
310900179                    144     Barclay Office Building                           680,000              679,586       0.08%
310900101                    145     Bermuda Road Industrial                           600,000              596,339       0.07%
------------------------------------------------------------------------------------------------------------------------------------

Totals/Weighted Avg.                                                                                        $838,510,239


                                      Cumulative                              Gross            Interest
                                     % of Initial        Number of          Mortgage           Accrual         Administrative
      Loan Number        Count       Pool Balance        Properties           Rate              Method           Cost Rate
-----------------------------------------------------------------------------------------------------------------------------
310900140                  1            11.20%               6               7.8200%          Actual/360          0.0432%
           310900140A                                        1
           310900140B                                        1
           310900140C                                        1
           310900140D                                        1
           310900140E                                        1
           310900140F                                        1
-----------------------------------------------------------------------------------------------------------------------------
28983                      2            14.99%               1               8.7350%            30/360            0.0532%
310851623                  3            18.78%               19              8.5230%          Actual/360          0.0432%
           310851623A                                        1
           310851623B                                        1
           310851623C                                        1
           310851623D                                        1
           310851623E                                        1
           310851623F                                        1
           310851623G                                        1
           310851623H                                        1
           310851623I                                        1
           310851623J                                        1
           310851623K                                        1
           310851623L                                        1
           310851623M                                        1
           310851623N                                        1
           310851623O                                        1
           310851623P                                        1
           310851623Q                                        1
           310851623R                                        1
           310851623S                                        1
-----------------------------------------------------------------------------------------------------------------------------
10006891                   4            22.32%               1               9.0300%          Actual/360          0.0532%
28326                      5            25.35%               1               7.8800%            30/360            0.0532%
28750                      6            27.88%               1               8.4300%          Actual/360          0.0532%
310900049                  7            30.05%               1               8.6400%          Actual/360          0.0432%
310900130                  8            32.20%               1               8.3200%          Actual/360          0.0432%
-----------------------------------------------------------------------------------------------------------------------------
26908                      9            34.33%               1               8.1900%          Actual/360          0.0532%
29198                     10            36.45%               1               8.2350%          Actual/360          0.0532%
310900195                 11            38.32%               1               7.9600%          Actual/360          0.0432%
29083                     12            40.13%               2               7.9500%          Actual/360          0.0532%
               29083A                                        1
               29083B                                        1
-----------------------------------------------------------------------------------------------------------------------------
29106                     13            41.77%               1               8.3600%          Actual/360          0.0532%
28225                     14            43.36%               1               8.0800%          Actual/360          0.0532%
29453                     15            44.91%               1               7.9000%          Actual/360          0.0532%
310900170                 16            46.46%               1               7.8800%          Actual/360          0.0432%
26188                     17            47.96%               2               8.3500%          Actual/360          0.0532%
               26188A                                        1
               26188B                                        1
-----------------------------------------------------------------------------------------------------------------------------
29476                     18            49.39%               2               8.7390%          Actual/360          0.0532%
               29476A                                        1
               29476B                                        1
310900086                 19            50.61%               1               8.8350%          Actual/360          0.0432%
310900112                 20            51.80%               1               7.8090%          Actual/360          0.0432%
-----------------------------------------------------------------------------------------------------------------------------
310900190                 21            52.98%               1               7.9800%          Actual/360          0.0432%
27752                     22            54.10%               1               8.4670%          Actual/360          0.0532%
29028                     23            55.21%               4               8.2300%          Actual/360          0.0532%
               29028A                                        1
               29028B                                        1
               29028C                                        1
               29028D                                        1
-----------------------------------------------------------------------------------------------------------------------------
310900040                 24            56.25%               1               7.9550%          Actual/360          0.0432%
29136                     25            57.30%               1               8.7100%          Actual/360          0.0532%
310900044                 26            58.33%               1               8.5600%          Actual/360          0.0432%
29676                     27            59.36%               1               8.1000%          Actual/360          0.0532%
310851554                 28            60.37%               1               8.6850%          Actual/360          0.0432%
28636                     29            61.32%               1               7.7500%          Actual/360          0.0532%
-----------------------------------------------------------------------------------------------------------------------------
29458                     30            62.22%               4               8.7400%          Actual/360          0.0532%
               29458A                                        1
               29458B                                        1
               29458C                                        1
               29458D                                        1
-----------------------------------------------------------------------------------------------------------------------------
10006313                  31            63.11%               1               8.3200%          Actual/360          0.0532%
26301                     32            63.93%               1               7.6000%          Actual/360          0.0532%
29003                     33            64.77%               1               8.1900%          Actual/360          0.0532%
28935                     34            65.59%               1               7.6300%          Actual/360          0.0532%
28431                     35            66.40%               1               8.2700%          Actual/360          0.0532%
-----------------------------------------------------------------------------------------------------------------------------
310900090                 36            67.16%               1               8.2100%          Actual/360          0.0432%
9905316                   37            67.82%               1               7.3520%          Actual/360          0.0532%
310900055                 38            68.45%               1               8.3200%          Actual/360          0.0432%
310900073                 39            69.09%               1               7.4300%          Actual/360          0.0432%
26508                     40            69.73%               1               8.4850%          Actual/360          0.0532%
-----------------------------------------------------------------------------------------------------------------------------
9905051                   41            70.36%               1               8.0300%          Actual/360          0.0532%
28244                     42            70.97%               1               8.8800%          Actual/360          0.0532%
310851629                 43            71.56%               1               7.7700%          Actual/360          0.0432%
310900123                 44            72.14%               1               8.6800%          Actual/360          0.0432%
310900009                 45            72.72%               1               8.5550%          Actual/360          0.0432%
-----------------------------------------------------------------------------------------------------------------------------
310900176                 46            73.29%               1               7.7500%          Actual/360          0.0432%
310900082                 47            73.86%               1               7.7900%          Actual/360          0.0432%
310900056                 48            74.41%               1               8.2400%          Actual/360          0.0432%
310900158                 49            74.96%               1               8.5800%          Actual/360          0.0432%
28686                     50            75.50%               1               7.7800%          Actual/360          0.0532%
-----------------------------------------------------------------------------------------------------------------------------
28835                     51            76.03%               1               8.4000%          Actual/360          0.0532%
310900074                 52            76.55%               1               8.8150%          Actual/360          0.0432%
28387                     53            77.07%               1               8.3650%          Actual/360          0.0532%
310851537                 54            77.56%               1               7.8600%          Actual/360          0.0432%
28919                     55            78.06%               1               8.1400%          Actual/360          0.0532%
-----------------------------------------------------------------------------------------------------------------------------
28850                     56            78.54%               1               8.8500%          Actual/360          0.0532%
28995                     57            79.01%               1               7.5650%          Actual/360          0.0532%
310900084                 58            79.48%               1               7.9900%          Actual/360          0.0432%
310900106                 59            79.94%               1               7.9700%          Actual/360          0.0432%
29987                     60            80.38%               1               8.6250%          Actual/360          0.0532%
-----------------------------------------------------------------------------------------------------------------------------
10006546                  61            80.81%               1               8.7100%          Actual/360          0.0532%
310900057                 62            81.24%               1               8.2500%          Actual/360          0.0432%
29720                     63            81.66%               1               8.7250%          Actual/360          0.0532%
28494                     64            82.08%               1               8.8300%          Actual/360          0.0532%
29643                     65            82.50%               1               8.4000%          Actual/360          0.0532%
-----------------------------------------------------------------------------------------------------------------------------
28009                     66            82.90%               1               8.0750%          Actual/360          0.0532%
10006364                  67            83.31%               1               8.4200%          Actual/360          0.0532%
25310                     68            83.72%               1               8.3000%          Actual/360          0.0532%
28002                     69            84.12%               1               7.9000%          Actual/360          0.0532%
28104                     70            84.51%               1               7.5750%          Actual/360          0.0532%
-----------------------------------------------------------------------------------------------------------------------------
29570                     71            84.90%               2               7.9300%          Actual/360          0.0532%
               29570A                                        1
               29570B                                        1
310900045                 72            85.30%               1               8.1200%          Actual/360          0.0432%
28868                     73            85.65%               1               8.6200%          Actual/360          0.0532%
-----------------------------------------------------------------------------------------------------------------------------
29267                     74            86.01%               1               7.8500%          Actual/360          0.0532%
310900065                 75            86.37%               1               8.0800%          Actual/360          0.0432%
310900094                 76            86.72%               1               8.3150%          Actual/360          0.0432%
10006389                  77            87.06%               1               8.3500%          Actual/360          0.0532%
310900053                 78            87.36%               1               8.7600%          Actual/360          0.0432%
-----------------------------------------------------------------------------------------------------------------------------
310900147                 79            87.66%               1               7.8650%          Actual/360          0.0432%
310900097                 80            87.95%               1               8.5500%          Actual/360          0.0432%
310900118                 81            88.23%               1               8.3450%          Actual/360          0.0432%
310900153                 82            88.52%               1               8.6140%          Actual/360          0.0432%
310900120                 83            88.80%               1               8.7300%          Actual/360          0.0432%
-----------------------------------------------------------------------------------------------------------------------------
310900126                 84            89.07%               1               8.3800%          Actual/360          0.0432%
310851628                 85            89.33%               1               8.0900%          Actual/360          0.0432%
310900039                 86            89.59%               1               9.0400%          Actual/360          0.0432%
310928353                 87            89.85%               1               8.8700%          Actual/360          0.0432%
310900111                 88            90.11%               1               8.1900%          Actual/360          0.0432%
-----------------------------------------------------------------------------------------------------------------------------
29512                     89            90.37%               1               8.4250%          Actual/360          0.0532%
28762                     90            90.62%               1               8.6000%          Actual/360          0.0532%
25481                     91            90.86%               1               8.2700%          Actual/360          0.0532%
26777                     92            91.10%               1               8.2600%          Actual/360          0.0532%
26216                     93            91.33%               1               7.8300%          Actual/360          0.0532%
-----------------------------------------------------------------------------------------------------------------------------
28353                     94            91.57%               6               9.3100%          Actual/360          0.3032%
               28353A                                        1
               28353B                                        1
               28353C                                        1
               28353D                                        1
               28353E                                        1
               28353F                                        1
-----------------------------------------------------------------------------------------------------------------------------
28550                     95            91.81%               1               7.6150%          Actual/360          0.0532%
29397                     96            92.04%               1               8.1250%          Actual/360          0.0532%
310900062                 97            92.28%               1               8.5800%          Actual/360          0.1032%
310900113                 98            92.52%               1               8.0900%          Actual/360          0.1032%
310900121                 99            92.76%               1               8.3200%          Actual/360          0.1032%
-----------------------------------------------------------------------------------------------------------------------------
29914                     100           92.99%               1               8.1550%          Actual/360          0.0532%
310900116                 101           93.22%               1               8.0100%          Actual/360          0.1032%
310900042                 102           93.46%               1               8.3150%          Actual/360          0.1032%
310900131                 103           93.68%               1               8.2800%          Actual/360          0.1032%
310900119                 104           93.91%               1               9.3800%          Actual/360          0.1032%
-----------------------------------------------------------------------------------------------------------------------------
310900069                 105           94.11%               1               8.4900%          Actual/360          0.1032%
310900096                 106           94.31%               1               8.2500%          Actual/360          0.1032%
310900114                 107           94.52%               1               7.7900%          Actual/360          0.1032%
310900127                 108           94.71%               1               8.1200%          Actual/360          0.1032%
310900066                 109           94.90%               1               8.3800%          Actual/360          0.1032%
-----------------------------------------------------------------------------------------------------------------------------
310900080                 110           95.09%               1               8.0200%          Actual/360          0.1032%
310900091                 111           95.28%               1               7.9600%          Actual/360          0.1032%
310900138                 112           95.48%               1               8.1400%          Actual/360          0.1032%
310851150                 113           95.65%               1               8.2300%            30/360            0.1032%
310900048                 114           95.83%               1               8.1100%          Actual/360          0.1032%
-----------------------------------------------------------------------------------------------------------------------------
310900085                 115           96.01%               1               8.2350%          Actual/360          0.1032%
310900122                 116           96.19%               1               8.0800%          Actual/360          0.1032%
310900132                 117           96.36%               1               7.6700%          Actual/360          0.1032%
310900152                 118           96.54%               1               8.4500%          Actual/360          0.1032%
310900161                 119           96.72%               1               8.7400%          Actual/360          0.1032%
-----------------------------------------------------------------------------------------------------------------------------
310900107                 120           96.89%               1               8.2500%          Actual/360          0.1032%
310900060                 121           97.05%               1               8.7500%          Actual/360          0.1032%
310900092                 122           97.21%               1               7.8400%          Actual/360          0.1032%
310900144                 123           97.36%               1               8.4100%          Actual/360          0.1032%
28578                     124           97.52%               1               8.7650%          Actual/360          0.0532%
-----------------------------------------------------------------------------------------------------------------------------
310900070                 125           97.67%               1               8.5000%          Actual/360          0.1032%
310900095                 126           97.82%               1               8.5600%          Actual/360          0.1032%
310900093                 127           97.97%               1               8.7100%          Actual/360          0.1032%
310900108                 128           98.11%               1               8.4000%          Actual/360          0.1032%
26843                     129           98.25%               2               8.3400%          Actual/360          0.0532%
               26843A                                        1
               26843B                                        1
-----------------------------------------------------------------------------------------------------------------------------
310900081                 130           98.37%               1               8.6650%          Actual/360          0.1032%
310900148                 131           98.50%               1               8.9500%          Actual/360          0.1032%
310900157                 132           98.64%               1               8.2050%          Actual/360          0.1032%
310900143                 133           98.76%               1               8.3850%          Actual/360          0.1032%
310900117                 134           98.88%               1               8.2900%          Actual/360          0.1032%
-----------------------------------------------------------------------------------------------------------------------------
310900087                 135           99.00%               1               8.3700%          Actual/360          0.1032%
310900100                 136           99.12%               1               8.0000%          Actual/360          0.1032%
310900104                 137           99.24%               1               8.2650%          Actual/360          0.1032%
310900136                 138           99.36%               1               8.0100%          Actual/360          0.1032%
310900159                 139           99.48%               1               8.1100%          Actual/360          0.1032%
-----------------------------------------------------------------------------------------------------------------------------
310900110                 140           99.58%               1               8.8500%          Actual/360          0.1032%
310900103                 141           99.67%               1               8.5100%          Actual/360          0.1032%
310900134                 142           99.76%               1               8.7100%          Actual/360          0.1032%
310900150                 143           99.85%               1               8.9500%          Actual/360          0.1032%
310900179                 144           99.93%               1               8.4700%          Actual/360          0.1032%
310900101                 145          100.00%               1               8.3500%          Actual/360          0.1032%
-----------------------------------------------------------------------------------------------------------------------------

Totals/Weighted Avg.

                                                                             Remaining
                                         Net               Stated             Term to            Original           Interest
                                       Mortgage         Original Term         Maturity         Amortization           Only
         Loan Number     Count           Rate        to Maturity (mos.)        (mos.)             (mos.)             Months
----------------------------------------------------------------------------------------------------------------------------------
310900140                  1           7.7768%               120                117                360
           310900140A
           310900140B
           310900140C
           310900140D
           310900140E
           310900140F
----------------------------------------------------------------------------------------------------------------------------------
28983                      2           8.6818%               109                106                109
310851623                  3           8.4798%               120                107                300
           310851623A
           310851623B
           310851623C
           310851623D
           310851623E
           310851623F
           310851623G
           310851623H
           310851623I
           310851623J
           310851623K
           310851623L
           310851623M
           310851623N
           310851623O
           310851623P
           310851623Q
           310851623R
           310851623S
----------------------------------------------------------------------------------------------------------------------------------
10006891                   4           8.9768%               120                118                360
28326                      5           7.8268%               120                112                360
28750                      6           8.3768%               120                116                360
310900049                  7           8.5968%               120                116                360
310900130                  8           8.2768%               120                119                360
----------------------------------------------------------------------------------------------------------------------------------
26908                      9           8.1368%               120                108                300
29198                     10           8.1818%               120                115                300
310900195                 11           7.9168%               119                117                360
29083                     12           7.8968%               120                119                360
               29083A
               29083B
----------------------------------------------------------------------------------------------------------------------------------
29106                     13           8.3068%               120                117                360
28225                     14           8.0268%               120                113                360                 22
29453                     15           7.8468%               120                117                360
310900170                 16           7.8368%               120                118                300
26188                     17           8.2968%               120                118                300
               26188A
               26188B
----------------------------------------------------------------------------------------------------------------------------------
29476                     18           8.6858%               84                  81                360
               29476A
               29476B
310900086                 19           8.7918%               240                236                240
310900112                 20           7.7658%               120                116                360
----------------------------------------------------------------------------------------------------------------------------------
310900190                 21           7.9368%               120                119                300
27752                     22           8.4138%               120                111                360
29028                     23           8.1768%               120                117                360
               29028A
               29028B
               29028C
               29028D
----------------------------------------------------------------------------------------------------------------------------------
310900040                 24           7.9118%               180                175                180
29136                     25           8.6568%               120                117                360
310900044                 26           8.5168%               120                115                360
29676                     27           8.0468%               180                178                300
310851554                 28           8.6418%               120                113                360
28636                     29           7.6968%               132                128                 0                 132
----------------------------------------------------------------------------------------------------------------------------------
29458                     30           8.6868%               180                179                240
               29458A
               29458B
               29458C
               29458D
----------------------------------------------------------------------------------------------------------------------------------
10006313                  31           8.2668%               120                114                360
26301                     32           7.5468%               120                109                300
29003                     33           8.1368%               120                116                360
28935                     34           7.5768%               120                114                 0                 120
28431                     35           8.2168%               120                114                360
----------------------------------------------------------------------------------------------------------------------------------
310900090                 36           8.1668%               120                115                360
9905316                   37           7.2988%               120                106                360
310900055                 38           8.2768%               240                231                240
310900073                 39           7.3868%               240                235                240
26508                     40           8.4318%               120                117                360
----------------------------------------------------------------------------------------------------------------------------------
9905051                   41           7.9768%               120                106                360
28244                     42           8.8268%               120                115                288
310851629                 43           7.7268%               120                106                300
310900123                 44           8.6368%               120                116                360
310900009                 45           8.5118%               120                113                360
----------------------------------------------------------------------------------------------------------------------------------
310900176                 46           7.7068%               120                119                300
310900082                 47           7.7468%               120                115                360
310900056                 48           8.1968%               120                113                300
310900158                 49           8.5368%               120                117                300
28686                     50           7.7268%               120                117                300
----------------------------------------------------------------------------------------------------------------------------------
28835                     51           8.3468%               120                118                360
310900074                 52           8.7718%               120                114                360
28387                     53           8.3118%               120                114                204
310851537                 54           7.8168%               120                102                300
28919                     55           8.0868%               180                177                360
----------------------------------------------------------------------------------------------------------------------------------
28850                     56           8.7968%               120                119                300
28995                     57           7.5118%               120                118                240
310900084                 58           7.9468%               120                115                240
310900106                 59           7.9268%               120                115                240
29987                     60           8.5718%               120                118                360
----------------------------------------------------------------------------------------------------------------------------------
10006546                  61           8.6568%               120                117                360
310900057                 62           8.2068%               120                113                360
29720                     63           8.6718%               120                118                360
28494                     64           8.7768%               180                177                360
29643                     65           8.3468%               120                118                360
----------------------------------------------------------------------------------------------------------------------------------
28009                     66           8.0218%               120                113                300
10006364                  67           8.3668%               120                114                360                 12
25310                     68           8.2468%               120                117                360
28002                     69           7.8468%               120                119                300
28104                     70           7.5218%               180                175                180
----------------------------------------------------------------------------------------------------------------------------------
29570                     71           7.8768%               180                177                180
               29570A
               29570B
310900045                 72           8.0768%               120                113                360
28868                     73           8.5668%               120                116                360
----------------------------------------------------------------------------------------------------------------------------------
29267                     74           7.7968%               120                116                300
310900065                 75           8.0368%               120                115                300
310900094                 76           8.2718%               120                116                360
10006389                  77           8.2968%               120                117                360
310900053                 78           8.7168%               120                113                300
----------------------------------------------------------------------------------------------------------------------------------
310900147                 79           7.8218%               120                118                360
310900097                 80           8.5068%               180                176                180
310900118                 81           8.3018%               120                116                360
310900153                 82           8.5708%               120                118                360
310900120                 83           8.6868%               120                116                360
----------------------------------------------------------------------------------------------------------------------------------
310900126                 84           8.3368%               120                116                300
310851628                 85           8.0468%               120                106                300
310900039                 86           8.9968%               120                111                240
310928353                 87           8.8268%               120                114                300
310900111                 88           8.1468%               120                117                360
----------------------------------------------------------------------------------------------------------------------------------
29512                     89           8.3718%               120                119                360
28762                     90           8.5468%               120                116                360
25481                     91           8.2168%               120                115                360
26777                     92           8.2068%               120                112                240
26216                     93           7.7768%               180                168                360
----------------------------------------------------------------------------------------------------------------------------------
28353                     94           9.0068%               120                119                300
               28353A
               28353B
               28353C
               28353D
               28353E
               28353F
----------------------------------------------------------------------------------------------------------------------------------
28550                     95           7.5618%               180                175                180
29397                     96           8.0718%               120                118                300
310900062                 97           8.4768%               120                113                240
310900113                 98           7.9868%               120                116                360
310900121                 99           8.2168%               120                116                360
----------------------------------------------------------------------------------------------------------------------------------
29914                     100          8.1018%               120                118                360
310900116                 101          7.9068%               120                116                240
310900042                 102          8.2118%               120                111                360
310900131                 103          8.1768%               120                117                360
310900119                 104          9.2768%               240                236                240
----------------------------------------------------------------------------------------------------------------------------------
310900069                 105          8.3868%               180                173                180
310900096                 106          8.1468%               120                116                300
310900114                 107          7.6868%               120                116                360
310900127                 108          8.0168%               120                116                360
310900066                 109          8.2768%               120                113                300
----------------------------------------------------------------------------------------------------------------------------------
310900080                 110          7.9168%               180                175                204
310900091                 111          7.8568%               120                115                360
310900138                 112          8.0368%               120                117                360
310851150                 113          8.1268%               240                215                240
310900048                 114          8.0068%               120                112                300
----------------------------------------------------------------------------------------------------------------------------------
310900085                 115          8.1318%               120                114                300
310900122                 116          7.9768%               120                117                360
310900132                 117          7.5668%               120                116                240
310900152                 118          8.3468%               180                178                180
310900161                 119          8.6368%               120                118                300
----------------------------------------------------------------------------------------------------------------------------------
310900107                 120          8.1468%               120                115                300
310900060                 121          8.6468%               120                112                300
310900092                 122          7.7368%               120                115                360
310900144                 123          8.3068%               120                118                360
28578                     124          8.7118%               120                114                360
----------------------------------------------------------------------------------------------------------------------------------
310900070                 125          8.3968%               120                113                300
310900095                 126          8.4568%               120                115                360
310900093                 127          8.6068%               120                116                300
310900108                 128          8.2968%               120                116                300
26843                     129          8.2868%               180                171                180
               26843A
               26843B
----------------------------------------------------------------------------------------------------------------------------------
310900081                 130          8.5618%               120                114                120
310900148                 131          8.8468%               180                178                180
310900157                 132          8.1018%               120                118                360
310900143                 133          8.2818%               120                117                300
310900117                 134          8.1868%               120                117                360
----------------------------------------------------------------------------------------------------------------------------------
310900087                 135          8.2668%               120                114                300
310900100                 136          7.8968%               240                236                240
310900104                 137          8.1618%               180                177                180
310900136                 138          7.9068%               120                117                360
310900159                 139          8.0068%               180                179                180
----------------------------------------------------------------------------------------------------------------------------------
310900110                 140          8.7468%               180                176                180
310900103                 141          8.4068%               240                236                240
310900134                 142          8.6068%               120                117                300
310900150                 143          8.8468%               180                178                180
310900179                 144          8.3668%               120                119                360
310900101                 145          8.2468%               240                236                240
----------------------------------------------------------------------------------------------------------------------------------

Totals/Weighted Avg.                                                            122                320

                                        First                                                                              1999 Net
                                       Payment          Maturity Date             Annual          Monthly Interest        Operating
         Loan Number     Count           Date              or ARD                  P&I              Only Payment          Income (a)
------------------------------------------------------------------------------------------------------------------------------------
310900140                  1            8/1/00             7/1/10                8,146,575                                12,399,622
           310900140A                                                                                                      3,089,705
           310900140B                                                                                                      2,849,312
           310900140C                                                                                                      2,481,362
           310900140D                                                                                                      2,576,873
           310900140E                                                                                                        764,663
           310900140F                                                                                                        637,707
------------------------------------------------------------------------------------------------------------------------------------
28983                      2            8/1/00             8/1/09                4,673,391                                 5,528,950
310851623                  3            10/1/99            9/1/09                3,107,707                                 4,478,182
           310851623A                                                                                                        305,766
           310851623B                                                                                                        165,741
           310851623C                                                                                                        116,843
           310851623D                                                                                                        310,174
           310851623E                                                                                                        299,548
           310851623F                                                                                                        217,651
           310851623G                                                                                                        201,602
           310851623H                                                                                                        154,797
           310851623I                                                                                                        183,668
           310851623J                                                                                                        214,725
           310851623K                                                                                                        217,616
           310851623L                                                                                                         99,829
           310851623M                                                                                                        286,368
           310851623N                                                                                                        257,324
           310851623O                                                                                                        401,271
           310851623P                                                                                                        130,166
           310851623Q                                                                                                        126,297
           310851623R                                                                                                        614,391
           310851623S                                                                                                        174,405
------------------------------------------------------------------------------------------------------------------------------------
10006891                   4            9/1/00             8/1/10                2,880,212                                 3,968,758
28326                      5            3/1/00             2/1/10                2,224,127                                 2,400,444
28750                      6            7/1/00             6/1/10                1,943,509                                 2,611,869
310900049                  7            7/1/00             6/1/10                1,704,763
310900130                  8            10/1/00            9/1/10                1,642,452                                 2,225,184
------------------------------------------------------------------------------------------------------------------------------------
26908                      9            11/1/99           10/1/09                1,695,761                                 3,773,078
29198                      10           6/1/00             5/1/10                1,686,714
310900195                  11           9/1/00             7/1/10                1,381,548                                 2,025,971
29083                      12           10/1/00            9/1/10                1,327,653
               29083A
               29083B
------------------------------------------------------------------------------------------------------------------------------------
29106                      13           8/1/00             7/1/10                1,256,927                                 2,086,936
28225                      14           4/1/00             3/1/10                1,120,058             91,138
29453                      15           8/1/00             7/1/10                1,133,816
310900170                  16           9/1/00             8/1/10                1,191,659                                 2,750,081
26188                      17           9/1/00             8/1/10                1,202,258                                 2,242,950
               26188A                                                                                                      1,606,094
               26188B                                                                                                        636,856
------------------------------------------------------------------------------------------------------------------------------------
29476                      18           8/1/00             7/1/07                1,131,717                                 1,529,762
               29476A                                                                                                        701,091
               29476B                                                                                                        828,671
310900086                  19           7/1/00             6/1/20                1,098,979                                 1,342,316
310900112                  20           7/1/00             6/1/10                  864,592                                 1,343,992
------------------------------------------------------------------------------------------------------------------------------------
310900190                  21           10/1/00            9/1/10                  913,033                                   916,250
27752                      22           2/1/00             1/1/10                  874,554                                 1,012,600
29028                      23           8/1/00             7/1/10                  836,845                                   891,264
               29028A                                                                                                        275,069
               29028B                                                                                                        279,367
               29028C                                                                                                        230,502
               29028D                                                                                                        106,326
------------------------------------------------------------------------------------------------------------------------------------
310900040                  24           6/1/00             5/1/15                1,014,433                                   967,834
29136                      25           8/1/00             7/1/10                  823,038
310900044                  26           6/1/00             5/1/10                  809,045
29676                      27           9/1/00             8/1/15                  803,363
310851554                  28           4/1/00             3/1/10                  797,704                                 1,068,267
28636                      29           7/1/00             6/1/11                  628,611             52,384
------------------------------------------------------------------------------------------------------------------------------------
29458                      30           10/1/00            9/1/15                  794,766                                 1,210,859
               29458A                                                                                                        209,424
               29458B                                                                                                        283,385
               29458C                                                                                                        568,141
               29458D                                                                                                        149,909
------------------------------------------------------------------------------------------------------------------------------------
10006313                   31           5/1/00             4/1/10                  680,574
26301                      32           12/1/99           11/1/09                  626,227                                 1,129,809
29003                      33           7/1/00             6/1/10                  627,524                                 1,132,430
28935                      34           5/1/00             4/1/10                  537,650             44,804
28431                      35           5/1/00             4/1/10                  614,181                                 1,099,656
------------------------------------------------------------------------------------------------------------------------------------
310900090                  36           6/1/00             5/1/10                  569,426
9905316                    37           9/1/99             8/1/09                  462,254                                   522,004
310900055                  38           2/1/00             1/1/20                  554,989
310900073                  39           6/1/00             5/1/20                  519,254                                 1,439,802
26508                      40           8/1/00             7/1/10                  493,882                                   666,156
------------------------------------------------------------------------------------------------------------------------------------
9905051                    41           9/1/99             8/1/09                  470,654                                   531,514
28244                      42           6/1/00             5/1/10                  516,942                                   718,308
310851629                  43           9/1/99             8/1/09                  453,985                                   536,672
310900123                  44           7/1/00             6/1/10                  463,958                                   575,654
310900009                  45           4/1/00             3/1/10                  448,851                                   797,838
------------------------------------------------------------------------------------------------------------------------------------
310900176                  46           10/1/00            9/1/10                  435,069                                   774,937
310900082                  47           6/1/00             5/1/10                  409,932
310900056                  48           4/1/00             3/1/10                  444,309                                   878,574
310900158                  49           8/1/00             7/1/10                  447,465                                   588,139
28686                      50           8/1/00             7/1/10                  408,942                                   444,415
------------------------------------------------------------------------------------------------------------------------------------
28835                      51           9/1/00             8/1/10                  406,821                                   245,718
310900074                  52           5/1/00             4/1/10                  422,579
28387                      53           5/1/00             4/1/10                  485,831                                 1,019,267
310851537                  54           5/1/99             4/1/09                  384,333                                   690,716
28919                      55           8/1/00             7/1/15                  368,056
------------------------------------------------------------------------------------------------------------------------------------
28850                      56           10/1/00            9/1/10                  402,869                                   570,237
28995                      57           9/1/00             8/1/10                  388,595                                   974,053
310900084                  58           6/1/00             5/1/10                  393,670                                   335,413
310900106                  59           6/1/00             5/1/10                  391,081
29987                      60           9/1/00             8/1/10                  345,339                                   275,451
------------------------------------------------------------------------------------------------------------------------------------
10006546                   61           8/1/00             7/1/10                  342,384                                   529,494
310900057                  62           4/1/00             3/1/10                  322,293                                   534,973
29720                      63           9/1/00             8/1/10                  334,374                                   479,379
28494                      64           8/1/00             7/1/15                  332,817
29643                      65           9/1/00             8/1/10                  319,972                                   565,198
------------------------------------------------------------------------------------------------------------------------------------
28009                      66           4/1/00             3/1/10                  319,261                                   677,855
10006364                   67           5/1/00             4/1/10                  313,696             24,366                351,381
25310                      68           8/1/00             7/1/10                  307,952
28002                      69           10/1/00            9/1/10                  312,203                                   665,374
28104                      70           6/1/00             5/1/15                  374,374                                   501,028
------------------------------------------------------------------------------------------------------------------------------------
29570                      71           8/1/00             7/1/15                  376,840                                   679,883
               29570A                                                                                                        406,543
               29570B                                                                                                        273,340
310900045                  72           4/1/00             3/1/10                  293,890
28868                      73           7/1/00             6/1/10                  279,876                                   398,724
------------------------------------------------------------------------------------------------------------------------------------
29267                      74           7/1/00             6/1/10                  274,286                                   726,593
310900065                  75           6/1/00             5/1/10                  279,764
310900094                  76           7/1/00             6/1/10                  272,103                                   699,476
10006389                   77           8/1/00             7/1/10                  254,792                                   416,755
310900053                  78           4/1/00             3/1/10                  256,721                                   468,762
------------------------------------------------------------------------------------------------------------------------------------
310900147                  79           9/1/00             8/1/10                  217,313                                   455,744
310900097                  80           7/1/00             6/1/15                  284,450
310900118                  81           7/1/00             6/1/10                  218,291                                   445,772
310900153                  82           9/1/00             8/1/10                  223,778                                   345,005
310900120                  83           7/1/00             6/1/10                  221,447                                   330,013
------------------------------------------------------------------------------------------------------------------------------------
310900126                  84           7/1/00             6/1/10                  220,015                                   332,221
310851628                  85           9/1/99             8/1/09                  206,736                                   164,917
310900039                  86           2/1/00             1/1/10                  238,207                                   376,732
310928353                  87           5/1/00             4/1/10                  219,202                                   285,404
310900111                  88           8/1/00             7/1/10                  197,222                                   230,508
------------------------------------------------------------------------------------------------------------------------------------
29512                      89           10/1/00            9/1/10                  194,719
28762                      90           7/1/00             6/1/10                  195,555                                   209,798
25481                      91           6/1/00             5/1/10                  182,900                                   230,000
26777                      92           3/1/00             2/1/10                  207,204                                   113,934
26216                      93           11/1/99           10/1/14                  173,268                                   345,420
------------------------------------------------------------------------------------------------------------------------------------
28353                      94           10/1/00            9/1/10                  206,526                                   296,281
               28353A                                                                                                         52,597
               28353B                                                                                                         49,450
               28353C                                                                                                         33,884
               28353D                                                                                                         48,685
               28353E                                                                                                         58,880
               28353F                                                                                                         52,785
------------------------------------------------------------------------------------------------------------------------------------
28550                      95           6/1/00             5/1/15                  224,054                                   252,122
29397                      96           9/1/00             8/1/10                  187,228                                   318,503
310900062                  97           4/1/00             3/1/10                  209,494
310900113                  98           7/1/00             6/1/10                  177,612                                   284,394
310900121                  99           7/1/00             6/1/10                  181,486                                   282,025
------------------------------------------------------------------------------------------------------------------------------------
29914                     100           9/1/00             8/1/10                  176,470                                    71,421
310900116                 101           7/1/00             6/1/10                  196,877
310900042                 102           2/1/00             1/1/10                  177,320                                   247,454
310900131                 103           8/1/00             7/1/10                  173,578                                   274,669
310900119                 104           7/1/00             6/1/20                  210,742                                    97,202
------------------------------------------------------------------------------------------------------------------------------------
310900069                 105           4/1/00             3/1/15                  203,720                                   278,192
310900096                 106           7/1/00             6/1/10                  160,844                                   299,459
310900114                 107           7/1/00             6/1/10                  146,712                                   302,866
310900127                 108           7/1/00             6/1/10                  146,945
310900066                 109           4/1/00             3/1/10                  155,446                                   244,092
------------------------------------------------------------------------------------------------------------------------------------
310900080                 110           6/1/00             5/1/15                  173,774                                   320,172
310900091                 111           6/1/00             5/1/10                  140,348                                   186,618
310900138                 112           8/1/00             7/1/10                  142,761                                   204,062
310851150                 113           10/1/98            9/1/18                  158,251                                   227,656
310900048                 114           3/1/00             2/1/10                  140,241                                   287,679
------------------------------------------------------------------------------------------------------------------------------------
310900085                 115           5/1/00             4/1/10                  141,741
310900122                 116           8/1/00             7/1/10                  133,083                                   228,595
310900132                 117           7/1/00             6/1/10                  146,884                                   286,443
310900152                 118           9/1/00             8/1/15                  176,726                                   234,841
310900161                 119           9/1/00             8/1/10                  147,864                                   193,282
------------------------------------------------------------------------------------------------------------------------------------
310900107                 120           6/1/00             5/1/10                  132,649                                   251,127
310900060                 121           3/1/00             2/1/10                  135,160                                    45,703
310900092                 122           6/1/00             5/1/10                  114,900                                   170,237
310900144                 123           9/1/00             8/1/10                  121,245                                   167,379
28578                     124           5/1/00             4/1/10                  122,892                                   148,308
------------------------------------------------------------------------------------------------------------------------------------
310900070                 125           4/1/00             3/1/10                  125,615                                   466,461
310900095                 126           6/1/00             5/1/10                  176,283
310900093                 127           7/1/00             6/1/10                  117,998                                   149,614
310900108                 128           7/1/00             6/1/10                  114,984                                   232,212
26843                     129           2/1/00             1/1/15                  137,529                                   309,958
               26843A                                                                                                        133,741
               26843B                                                                                                        176,217
------------------------------------------------------------------------------------------------------------------------------------
310900081                 130           5/1/00             4/1/10                  164,828
310900148                 131           9/1/00             8/1/15                  133,491                                   211,832
310900157                 132           9/1/00             8/1/10                   98,750                                   151,466
310900143                 133           8/1/00             7/1/10                  102,876                                   133,534
310900117                 134           8/1/00             7/1/10                   92,299                                   185,581
------------------------------------------------------------------------------------------------------------------------------------
310900087                 135           5/1/00             4/1/10                   95,578                                   208,917
310900100                 136           7/1/00             6/1/20                  100,373                                   203,471
310900104                 137           8/1/00             7/1/15                  116,522                                   176,125
310900136                 138           8/1/00             7/1/10                   88,135                                   214,464
310900159                 139           10/1/00            9/1/15                  115,442                                   281,807
------------------------------------------------------------------------------------------------------------------------------------
310900110                 140           7/1/00             6/1/15                  106,166
310900103                 141           7/1/00             6/1/20                   79,203                                   192,245
310900134                 142           8/1/00             7/1/10                   74,732                                   123,533
310900150                 143           9/1/00             8/1/15                   87,254                                   136,634
310900179                 144           10/1/00            9/1/10                   62,570
310900101                 145           7/1/00             6/1/20                   61,801                                   101,786
------------------------------------------------------------------------------------------------------------------------------------

Totals/Weighted Avg.


                                        1999 / T-12           Underwritten            Underwritten                    Debt Service
                                       Net Operating          Net Operating             Net Cash                        Coverage
     Loan Number          Count         Income (a)               Income                   Flow        Lockbox            Ratio
------------------------------------------------------------------------------------------------------------------------------------
310900140                   1           12,484,597              11,829,116             11,602,442                         1.42
           310900140A                    3,055,266               2,983,118              2,921,818
           310900140B                    2,834,033               2,632,150              2,591,200
           310900140C                    2,583,711               2,507,856              2,456,032
           310900140D                    2,596,051               2,351,281              2,302,731
           310900140E                      752,888                 767,725                755,075
           310900140F                      662,648                 586,986                575,586
------------------------------------------------------------------------------------------------------------------------------------
28983                       2                                    8,062,340              8,062,340     In Place            1.73
310851623                   3            5,067,964               4,522,392              4,383,542                         1.41
           310851623A                      339,581                 333,279                324,249     In Place
           310851623B                      185,984                 166,791                160,723     In Place
           310851623C                      126,597                 122,187                117,732     In Place
           310851623D                      461,121                 411,214                400,639     In Place
           310851623E                      386,633                 345,508                334,505     In Place
           310851623F                      219,979                 195,097                187,823     In Place
           310851623G                      220,082                 202,173                194,579     In Place
           310851623H                      188,691                 168,805                163,495     In Place
           310851623I                      212,334                 188,710                183,400     In Place
           310851623J                      247,614                 209,390                201,117     In Place
           310851623K                      269,928                 248,239                238,158     In Place
           310851623L                       68,212                  43,220                 38,015     In Place
           310851623M                      339,744                 338,485                330,773     In Place
           310851623N                      230,335                 213,056                207,018     In Place
           310851623O                      338,823                 226,787                220,453     In Place
           310851623P                      170,927                 147,665                140,709     In Place
           310851623Q                      133,308                 110,500                106,384     In Place
           310851623R                      715,752                 652,729                641,638     In Place
           310851623S                      212,319                 198,560                192,135     In Place
------------------------------------------------------------------------------------------------------------------------------------
10006891                    4            4,056,976               4,293,799              3,859,179     In Place            1.34
28326                       5            3,563,995               3,227,448              3,126,648                         1.41
28750                       6                                    2,680,507              2,583,157     Springing           1.33
310900049                   7            2,449,223               2,314,795              2,157,250                         1.27
310900130                   8            2,243,684               2,197,602              2,069,359                         1.26
------------------------------------------------------------------------------------------------------------------------------------
26908                       9            4,329,026               3,842,724              3,467,291     Springing           2.04
29198                       10                                   3,512,965              3,362,227     In Place            1.99
310900195                   11           2,503,614               2,085,871              2,058,971                         1.49
29083                       12                                   2,020,248              1,988,071                         1.50
               29083A                                            1,002,687                989,280
               29083B                                            1,017,561                998,792
------------------------------------------------------------------------------------------------------------------------------------
29106                       13                                   1,881,767              1,800,156                         1.43
28225                       14                                   2,170,914              2,011,365                         1.80
29453                       15                                   2,498,192              2,318,808                         2.05
310900170                   16           2,914,764               2,578,083              2,419,848                         2.03
26188                       17                                   2,103,193              1,923,816                         1.60
               26188A                                            1,598,229              1,458,800
               26188B                                              504,965                465,015
------------------------------------------------------------------------------------------------------------------------------------
29476                       18           1,570,217               1,740,836              1,645,634                         1.45
               29476A                      719,631                 797,825                755,330
               29476B                      850,586                 943,011                890,304
310900086                   19           1,415,422               1,390,931              1,302,774                         1.19
310900112                   20           1,278,284               1,262,801              1,229,440                         1.42
------------------------------------------------------------------------------------------------------------------------------------
310900190                   21           1,160,176               1,704,999              1,505,602                         1.65
27752                       22                                   1,406,501              1,262,514                         1.44
29028                       23           1,199,749               1,170,630              1,084,880                         1.30
               29028A                      354,541                 314,552                293,552
               29028B                      360,081                 352,104                330,604
               29028C                      252,291                 263,147                240,647
               29028D                      232,837                 240,827                220,077
------------------------------------------------------------------------------------------------------------------------------------
310900040                   24           1,052,891               1,526,415              1,412,133                         1.39
29136                       25                                   1,180,107              1,079,624     In Place            1.31
310900044                   26           1,057,689               1,057,689                995,773                         1.23
29676                       27                                   1,489,649              1,372,673                         1.71
310851554                   28           1,179,361               1,161,126              1,103,024                         1.38
28636                       29                                   1,243,706              1,131,405                         1.80
------------------------------------------------------------------------------------------------------------------------------------
29458                       30                                   1,087,899              1,066,289                         1.34
               29458A                                              208,972                204,248
               29458B                                              249,153                243,970
               29458C                                              499,682                490,981
               29458D                                              130,093                127,090
------------------------------------------------------------------------------------------------------------------------------------
10006313                    31             418,554               1,044,026                986,234                         1.45
26301                       32                                   1,392,978              1,160,731                         1.85
29003                       33           1,638,052               1,130,198                946,598                         1.51
28935                       34                                   1,153,005              1,129,365                         2.10
28431                       35                                   1,012,003                902,472     Springing           1.47
------------------------------------------------------------------------------------------------------------------------------------
310900090                   36             929,863                 887,000                835,801     Springing           1.47
9905316                     37             652,511                 726,103                663,103                         1.43
310900055                   38             804,195                 812,048                764,405                         1.38
310900073                   39             563,500               1,083,301                940,464     In Place            1.81
26508                       40                                     755,052                696,842                         1.41
------------------------------------------------------------------------------------------------------------------------------------
9905051                     41             623,263                 742,884                679,516                         1.44
28244                       42                                     797,330                733,150                         1.42
310851629                   43             827,990                 824,901                742,942                         1.64
310900123                   44             606,444                 652,242                608,242                         1.31
310900009                   45             783,848                 636,465                573,025                         1.28
------------------------------------------------------------------------------------------------------------------------------------
310900176                   46             751,284                 720,997                657,279                         1.51
310900082                   47             741,891                 655,518                617,940                         1.51
310900056                   48             827,693                 816,373                736,304                         1.66
310900158                   49             671,364                 656,752                585,692     In Place            1.31
28686                       50                                     795,010                710,905                         1.74
------------------------------------------------------------------------------------------------------------------------------------
28835                       51                                     558,300                517,050                         1.27
310900074                   52             597,860                 603,035                550,812                         1.30
28387                       53             864,617                 806,227                768,025                         1.58
310851537                   54             580,482                 567,076                543,302                         1.41
28919                       55                                     521,661                504,222                         1.37
------------------------------------------------------------------------------------------------------------------------------------
28850                       56             617,130                 590,102                574,965                         1.43
28995                       57           1,022,076                 918,488                901,988                         2.32
310900084                   58             580,787                 571,050                513,550                         1.30
310900106                   59             472,681                 463,132                458,932                         1.17
29987                       60             387,006                 490,896                469,418                         1.36
------------------------------------------------------------------------------------------------------------------------------------
10006546                    61             542,531                 587,814                509,738                         1.49
310900057                   62             577,483                 576,358                550,078                         1.71
29720                       63                                     511,544                481,097                         1.44
28494                       64                                     442,320                424,981     In Place            1.28
29643                       65             231,926                 627,536                598,878                         1.87
------------------------------------------------------------------------------------------------------------------------------------
28009                       66                                     542,637                506,437                         1.59
10006364                    67             414,339                 460,195                425,185                         1.36
25310                       68                                     589,323                551,118     Springing           1.79
28002                       69                                     581,204                521,164                         1.67
28104                       70             492,135                 516,435                506,435                         1.35
------------------------------------------------------------------------------------------------------------------------------------
29570                       71                                     645,996                566,346                         1.50
               29570A                                              357,881                316,095
               29570B                                              288,114                250,252
310900045                   72             471,407                 439,921                411,128     In Place            1.40
28868                       73                                     394,697                379,844                         1.36
------------------------------------------------------------------------------------------------------------------------------------
29267                       74             743,684                 562,684                556,834                         2.03
310900065                   75             391,065                 390,096                374,796                         1.34
310900094                   76             486,417                 569,047                519,388                         1.91
10006389                    77             421,495                 440,630                403,616     Springing           1.58
310900053                   78             486,844                 470,176                392,643                         1.53
------------------------------------------------------------------------------------------------------------------------------------
310900147                   79             454,396                 431,593                412,843                         1.90
310900097                   80             329,891                 335,901                324,596                         1.14
310900118                   81             466,771                 430,480                344,238                         1.58
310900153                   82             348,332                 336,811                320,108                         1.43
310900120                   83             318,840                 308,563                288,413                         1.30
------------------------------------------------------------------------------------------------------------------------------------
310900126                   84             349,742                 332,836                321,605                         1.46
310851628                   85             296,431                 296,167                274,543                         1.33
310900039                   86             431,670                 401,724                338,867                         1.42
310928353                   87             319,699                 316,412                297,611                         1.36
310900111                   88             232,980                 282,731                261,157                         1.32
------------------------------------------------------------------------------------------------------------------------------------
29512                       89                                     257,613                256,115                         1.32
28762                       90                                     290,843                274,426                         1.40
25481                       91                                     218,638                218,638     In Place            1.20
26777                       92                                     359,972                343,806                         1.66
26216                       93                                     392,150                369,150                         2.13
------------------------------------------------------------------------------------------------------------------------------------
28353                       94             296,281                 281,012                281,012                         1.36
               28353A                       52,597                  47,076                 47,076
               28353B                       49,450                  47,472                 47,472
               28353C                       33,884                  32,529                 32,529
               28353D                       48,685                  46,738                 46,738
               28353E                       58,880                  56,525                 56,525
               28353F                       52,785                  50,674                 50,674
------------------------------------------------------------------------------------------------------------------------------------
28550                       95                                     348,492                321,958                         1.44
29397                       96             357,475                 355,076                350,663                         1.87
310900062                   97             283,443                 292,338                278,738                         1.33
310900113                   98             258,001                 245,748                234,498                         1.32
310900121                   99             271,518                 258,317                229,173                         1.26
------------------------------------------------------------------------------------------------------------------------------------
29914                      100             286,524                 269,112                255,612                         1.45
310900116                  101             312,076                 311,313                284,900                         1.45
310900042                  102             252,504                 234,966                225,347     Springing           1.27
310900131                  103             267,820                 274,500                249,399                         1.44
310900119                  104             454,188                 423,169                388,598                         1.84
------------------------------------------------------------------------------------------------------------------------------------
310900069                  105             287,715                 268,592                259,192                         1.27
310900096                  106             325,203                 307,712                284,926                         1.77
310900114                  107             277,151                 289,857                272,587                         1.86
310900127                  108             224,487                 213,596                211,960                         1.44
310900066                  109             246,443                 255,690                224,339                         1.44
------------------------------------------------------------------------------------------------------------------------------------
310900080                  110             339,378                 230,511                203,891                         1.17
310900091                  111             215,174                 214,809                197,788                         1.41
310900138                  112             204,539                 197,602                185,902                         1.30
310851150                  113             221,521                 228,601                204,268                         1.29
310900048                  114             406,656                 348,843                284,920                         2.03
------------------------------------------------------------------------------------------------------------------------------------
310900085                  115             203,093                 206,262                194,312                         1.37
310900122                  116             217,525                 194,913                182,913                         1.37
310900132                  117             286,443                 274,004                271,919                         1.85
310900152                  118             245,165                 266,223                238,754                         1.35
310900161                  119             222,294                 213,279                203,075                         1.37
------------------------------------------------------------------------------------------------------------------------------------
310900107                  120             262,597                 233,168                218,907                         1.65
310900060                  121             202,246                 197,830                176,626                         1.31
310900092                  122             161,971                 174,286                161,786                         1.41
310900144                  123             165,129                 163,891                152,487                         1.26
28578                      124             141,915                 189,357                168,795                         1.37
------------------------------------------------------------------------------------------------------------------------------------
310900070                  125             446,153                 478,145                438,666                         3.49
310900095                  126             237,252                 234,443                224,824     Springing           1.28
310900093                  127             243,983                 221,533                203,494                         1.72
310900108                  128             246,711                 252,787                235,969                         2.05
26843                      129             307,551                 255,694                230,694                         1.68
               26843A                      132,353                 102,105                 89,605
               26843B                      175,198                 153,590                141,090
------------------------------------------------------------------------------------------------------------------------------------
310900081                  130             235,224                 232,800                232,800                         1.41
310900148                  131             226,197                 182,040                174,255                         1.31
310900157                  132             150,331                 156,475                138,475                         1.40
310900143                  133             153,043                 155,312                141,156                         1.37
310900117                  134             147,164                 141,341                131,741                         1.43
------------------------------------------------------------------------------------------------------------------------------------
310900087                  135             142,718                 177,472                157,524                         1.65
310900100                  136             199,552                 200,882                179,540                         1.79
310900104                  137             228,378                 243,992                222,618                         1.91
310900136                  138             250,609                 258,467                231,015                         2.62
310900159                  139             333,843                 284,733                265,673                         2.30
------------------------------------------------------------------------------------------------------------------------------------
310900110                  140             145,873                 143,325                128,482                         1.21
310900103                  141             198,263                 192,578                177,726                         2.24
310900134                  142             139,069                 128,872                109,681                         1.47
310900150                  143             142,097                 114,120                109,117                         1.25
310900179                  144              97,386                  95,003                 88,889                         1.42
310900101                  145             105,849                 104,396                 95,078                         1.54
------------------------------------------------------------------------------------------------------------------------------------

Totals/Weighted Avg                                                                                                      1.52x

                                                                                                  Effective
                                                                                                   Lockout           Effective
                                               Appraised      Cut-Off           Maturity            Period            Lockout
         Loan Number      Count                  Value          LTV                LTV              (mos.)            End Date
------------------------------------------------------------------------------------------------------------------------------------
310900140                   1                                  62.17%            55.51%              117              4/30/10
           310900140A                         35,800,000       66.81%            59.65%
           310900140B                         32,300,000       63.25%            56.47%
           310900140C                         33,600,000       57.84%            51.64%
           310900140D                         32,675,000       58.86%            52.55%
           310900140E                          8,800,000       69.76%            62.28%
           310900140F                          7,900,000       60.43%            53.95%
------------------------------------------------------------------------------------------------------------------------------------
28983                       2                 63,520,000       50.07%             0.00%              109              7/31/09
310851623                   3                                  68.99%            58.39%              117              6/30/09
           310851623A                          3,130,000       71.38%            60.42%
           310851623B                          1,590,000       75.32%            63.76%
           310851623C                            970,000       88.00%            74.49%
           310851623D                          3,760,000       62.02%            52.50%
           310851623E                          3,060,000       68.87%            58.29%
           310851623F                          1,790,000       90.02%            76.20%
           310851623G                          1,820,000       79.64%            67.41%
           310851623H                          1,730,000       60.47%            51.18%
           310851623I                          1,940,000       66.25%            56.08%
           310851623J                          2,150,000       69.72%            59.02%
           310851623K                          2,530,000       61.44%            52.00%
           310851623L                            630,000       95.00%            80.41%
           310851623M                          3,360,000       61.53%            52.08%
           310851623N                          2,470,000       74.16%            62.77%
           310851623O                          3,520,000       71.37%            60.42%
           310851623P                          1,370,000       69.41%            58.75%
           310851623Q                          1,300,000       69.78%            59.06%
           310851623R                          6,900,000       64.05%            54.21%
           310851623S                          1,970,000       64.42%            54.53%
------------------------------------------------------------------------------------------------------------------------------------
10006891                    4                 46,000,000       64.62%            59.19%              117              4/30/10
28326                       5                 37,000,000       68.67%            60.43%              120              1/31/10
28750                       6                 28,600,000       73.98%            66.95%              120              5/31/10
310900049                   7                 27,600,000       65.96%            59.97%              117              3/31/10
310900130                   8                 26,000,000       69.57%            62.70%              117              6/30/10
------------------------------------------------------------------------------------------------------------------------------------
26908                       9                 31,700,000       56.14%            47.02%              120              9/30/09
29198                       10                35,625,000       49.88%            41.58%              120              4/30/10
310900195                   11                22,650,000       69.46%            62.20%              116              4/30/10
29083                       12                                 60.68%            54.22%              120              8/31/10
               29083A                         12,750,000       59.18%            52.88%
               29083B                         12,200,000       62.25%            55.63%
------------------------------------------------------------------------------------------------------------------------------------
29106                       13                23,000,000       59.92%            54.12%              119              5/31/10
28225                       14                28,300,000       47.17%            41.54%               0               2/29/00
29453                       15                28,100,000       46.19%            41.28%              120              6/30/10
310900170                   16                40,900,000       31.72%            26.10%              117              5/31/10
26188                       17                                 43.00%            35.85%              120              7/31/10
               26188A                         22,500,000       41.38%            34.50%
               26188B                          6,750,000       48.42%            40.37%
------------------------------------------------------------------------------------------------------------------------------------
29476                       18                                 57.48%            54.41%               84              6/30/07
               29476A                          9,382,500       58.55%            55.42%
               29476B                         11,467,500       56.61%            53.59%
310900086                   19                15,000,000       68.28%             3.76%              237              3/31/20
310900112                   20                13,000,000       76.74%            68.47%              117              3/31/10
------------------------------------------------------------------------------------------------------------------------------------
310900190                   21                23,000,000       42.89%            35.36%              117              6/30/10
27752                       22                13,000,000       72.75%            66.04%              119              11/30/09
29028                       23                                 78.04%            70.27%              120              6/30/10
               29028A                          2,900,000       90.90%            81.86%
               29028B                          3,400,000       78.71%            70.88%
               29028C                          2,700,000       75.78%            68.24%
               29028D                          2,900,000       66.49%            59.88%
------------------------------------------------------------------------------------------------------------------------------------
310900040                   24                15,700,000       55.70%             1.34%              174              11/30/14
29136                       25                13,200,000       66.20%            60.26%              120              6/30/10
310900044                   26                11,600,000       75.00%            68.11%              117              2/28/10
29676                       27                16,300,000       52.66%            35.32%              180              7/31/15
310851554                   28                12,170,000       69.62%            63.46%              117              12/31/09
28636                       29                16,000,000       50.00%            50.00%              129              2/28/11
------------------------------------------------------------------------------------------------------------------------------------
29458                       30                                 53.87%            24.84%              180              8/31/15
               29458A                          2,600,000       55.30%            25.50%
               29458B                          3,000,000       57.08%            26.32%
               29458C                          5,500,000       62.63%            28.88%
               29458D                          2,800,000       31.91%            14.72%
------------------------------------------------------------------------------------------------------------------------------------
10006313                    31                12,500,000       59.81%            54.06%              117              12/31/09
26301                       32                16,300,000       42.44%            34.99%               24              10/31/01
29003                       33                11,200,000       62.37%            56.14%              120              5/31/10
28935                       34                14,400,000       48.26%            48.26%               0               3/31/00
28431                       35                 9,100,000       74.49%            67.25%              120              3/31/10
------------------------------------------------------------------------------------------------------------------------------------
310900090                   36                10,200,000       62.00%            55.87%              114              11/30/09
9905316                     37                 8,350,000       66.30%            58.94%              117              4/30/09
310900055                   38                 8,650,000       61.54%             2.95%              237              10/31/19
310900073                   39                 9,870,000       54.24%             2.04%              237              2/28/20
26508                       40                 7,600,000       70.43%            63.79%              120              6/30/10
------------------------------------------------------------------------------------------------------------------------------------
9905051                     41                 8,000,000       66.08%            59.65%              117              4/30/09
28244                       42                 7,150,000       71.37%            59.23%              120              4/30/10
310851629                   43                 8,300,000       59.38%            49.34%              117              5/31/09
310900123                   44                 6,500,000       75.95%            69.12%              117              3/31/10
310900009                   45                 7,150,000       67.47%            61.33%              117              12/31/09
------------------------------------------------------------------------------------------------------------------------------------
310900176                   46                 8,350,000       57.42%            47.02%              117              6/30/10
310900082                   47                 8,100,000       58.47%            52.18%              117              2/28/10
310900056                   48                 7,875,000       59.31%            49.54%              117              12/31/09
310900158                   49                 7,600,000       60.38%            50.71%              117              4/30/10
28686                       50                12,100,000       37.08%            30.46%              120              6/30/10
------------------------------------------------------------------------------------------------------------------------------------
28835                       51                 6,200,000       71.70%            64.78%              120              7/31/10
310900074                   52                 6,100,000       72.75%            66.46%              117              1/31/10
28387                       53                 7,600,000       57.15%            34.72%              120              3/31/10
310851537                   54                 7,630,000       54.03%            45.21%              114              10/31/08
28919                       55                 6,700,000       61.47%            49.51%              180              6/30/15
------------------------------------------------------------------------------------------------------------------------------------
28850                       56                 5,700,000       70.99%            59.94%              120              8/31/10
28995                       57                12,000,000       33.22%            23.15%              120              7/31/10
310900084                   58                 5,230,000       74.45%            52.92%              117              2/28/10
310900106                   59                 5,750,000       67.37%            47.85%              117              2/28/10
29987                       60                 5,100,000       72.48%            65.81%              120              7/31/10
------------------------------------------------------------------------------------------------------------------------------------
10006546                    61                 7,200,000       50.49%            45.96%              117              3/31/10
310900057                   62                 6,100,000       58.39%            52.73%              116              11/30/09
29720                       63                 5,200,000       68.21%            62.07%              120              7/31/10
28494                       64                 5,000,000       69.92%            57.90%              180              6/30/15
29643                       65                 6,600,000       52.98%            47.86%              120              7/31/10
------------------------------------------------------------------------------------------------------------------------------------
28009                       66                 5,400,000       63.01%            52.40%              120              2/28/10
10006364                    67                 4,760,000       71.95%            65.98%              117              12/31/09
25310                       68                 6,000,000       56.59%            51.04%              120              6/30/10
28002                       69                 6,100,000       55.68%            45.79%              117              5/31/10
28104                       70                 6,200,000       53.25%             1.16%              180              4/30/15
------------------------------------------------------------------------------------------------------------------------------------
29570                       71                                 41.42%             0.98%              180              6/30/15
               29570A                          4,200,000       43.49%             1.03%
               29570B                          3,700,000       39.08%             0.92%
310900045                   72                 5,000,000       65.75%            59.20%              117              12/31/09
28868                       73                 4,050,000       73.93%            67.19%              120              5/31/10
------------------------------------------------------------------------------------------------------------------------------------
29267                       74                 6,400,000       46.69%            38.46%              120              5/31/10
310900065                   75                 4,100,000       72.84%            60.46%              117              2/28/10
310900094                   76                 7,050,000       42.46%            38.33%              117              3/31/10
10006389                    77                 4,650,000       60.13%            54.30%              117              3/31/10
310900053                   78                 4,300,000       60.12%            50.92%              117              12/31/09
------------------------------------------------------------------------------------------------------------------------------------
310900147                   79                 4,800,000       52.02%            46.42%              117              5/31/10
310900097                   80                 3,290,000       72.17%             1.96%              177              3/31/15
310900118                   81                 4,637,000       51.65%            46.66%              117              3/31/10
310900153                   82                 3,550,000       67.54%            61.31%              117              5/31/10
310900120                   83                 3,400,000       68.99%            62.85%              117              3/31/10
------------------------------------------------------------------------------------------------------------------------------------
310900126                   84                 7,200,000       31.83%            26.61%              117              3/31/10
310851628                   85                 3,075,000       71.06%            59.55%              117              5/31/09
310900039                   86                 3,300,000       65.81%            48.69%              117              10/31/09
310928353                   87                 3,205,000       68.31%            57.96%              117              1/31/10
310900111                   88                 2,950,000       74.47%            67.00%              117              4/30/10
------------------------------------------------------------------------------------------------------------------------------------
29512                       89                 3,100,000       68.51%            61.89%              120              8/31/10
28762                       90                 3,300,000       63.51%            57.70%              120              5/31/10
25481                       91                 2,575,000       78.44%            70.78%              120              4/30/10
26777                       92                 4,100,000       48.76%            35.13%              120              1/31/10
26216                       93                 3,700,000       53.66%            42.91%              180              9/30/14
------------------------------------------------------------------------------------------------------------------------------------
28353                       94                                 62.94%            53.79%               24              8/31/02
               28353A                            470,000       71.23%            60.87%
               28353B                            550,000       61.38%            52.46%
               28353C                            375,000       61.68%            52.72%
               28353D                            540,000       61.55%            52.60%
               28353E                            655,000       61.37%            52.45%
               28353F                            585,000       61.60%            52.64%
------------------------------------------------------------------------------------------------------------------------------------
28550                       95                 3,600,000       54.75%             1.21%              180              4/30/15
29397                       96                 3,700,000       53.95%            44.71%              120              7/31/10
310900062                   97                 3,450,000       57.37%            41.71%              117              12/31/09
310900113                   98                 2,700,000       73.91%            66.38%              117              3/31/10
310900121                   99                 2,750,000       72.58%            65.52%              117              3/31/10
------------------------------------------------------------------------------------------------------------------------------------
29914                      100                 2,975,000       66.32%            59.58%              120              7/31/10
310900116                  101                 2,685,000       72.53%            51.49%              117              3/31/10
310900042                  102                 3,000,000       64.85%            58.71%              117              10/31/09
310900131                  103                 2,600,000       73.74%            66.48%              117              4/30/10
310900119                  104                 4,500,000       42.00%             2.68%              237              3/31/20
------------------------------------------------------------------------------------------------------------------------------------
310900069                  105                 2,950,000       57.37%             1.58%              177              12/31/14
310900096                  106                 3,390,000       49.97%            41.62%              117              3/31/10
310900114                  107                 3,040,000       55.79%            49.75%              117              3/31/10
310900127                  108                 2,600,000       63.32%            56.91%              117              3/31/10
310900066                  109                 3,060,000       52.78%            44.25%              117              12/31/09
------------------------------------------------------------------------------------------------------------------------------------
310900080                  110                 2,350,000       67.75%            15.41%              177              2/28/15
310900091                  111                 2,090,000       76.34%            68.40%              117              2/28/10
310900138                  112                 2,000,000       79.88%            71.79%              117              4/30/10
310851150                  113                 2,300,000       64.37%             0.00%               59              7/31/03
310900048                  114                 4,300,000       34.61%            28.84%              117              11/30/09
------------------------------------------------------------------------------------------------------------------------------------
310900085                  115                 2,300,000       64.86%            54.11%              117              1/31/10
310900122                  116                 2,000,000       74.88%            67.20%              117              4/30/10
310900132                  117                 3,470,000       42.94%            30.13%              117              3/31/10
310900152                  118                 2,250,000       66.31%             1.74%              177              5/31/15
310900161                  119                 2,450,000       61.13%            51.51%              117              5/31/10
------------------------------------------------------------------------------------------------------------------------------------
310900107                  120                 2,600,000       53.68%            44.77%              117              2/28/10
310900060                  121                 2,150,000       63.28%            53.62%              117              11/30/09
310900092                  122                 1,940,000       68.10%            60.85%              117              2/28/10
310900144                  123                 2,000,000       66.18%            59.81%              117              5/31/10
28578                      124                 1,940,000       66.83%            60.98%              120              3/31/10
------------------------------------------------------------------------------------------------------------------------------------
310900070                  125                 5,000,000       25.84%            21.74%              117              12/31/09
310900095                  126                 2,700,000       47.17%            10.97%              117              2/28/10
310900093                  127                 2,475,000       48.33%            40.76%              117              3/31/10
310900108                  128                 3,000,000       39.86%            33.34%              117              3/31/10
26843                      129                                 38.19%             0.99%               48              12/31/03
               26843A                          1,300,000       39.00%             1.02%
               26843B                          1,700,000       37.57%             0.98%
------------------------------------------------------------------------------------------------------------------------------------
310900081                  130                 3,050,000       34.93%             0.47%              117              1/31/10
310900148                  131                 1,925,000       56.85%             1.68%              177              5/31/15
310900157                  132                 1,400,000       78.49%            70.60%              117              5/31/10
310900143                  133                 1,500,000       71.49%            59.72%              117              4/30/10
310900117                  134                 1,360,000       74.89%            67.53%              117              4/30/10
------------------------------------------------------------------------------------------------------------------------------------
310900087                  135                 2,300,000       43.25%            36.21%              117              1/31/10
310900100                  136                 2,180,000       45.58%             1.99%              237              3/31/20
310900104                  137                 2,590,000       38.30%             0.98%              177              4/30/15
310900136                  138                 3,100,000       32.21%            28.86%              117              4/30/10
310900159                  139                 3,040,000       32.80%             0.78%              177              6/30/15
------------------------------------------------------------------------------------------------------------------------------------
310900110                  140                 1,250,000       69.67%             2.03%              177              3/31/15
310900103                  141                 2,075,000       36.41%             1.83%              237              3/31/20
310900134                  142                 1,300,000       58.32%            49.16%              117              4/30/10
310900150                  143                 1,200,000       59.61%             1.76%              177              5/31/15
310900179                  144                   940,000       72.30%            65.38%              117              6/30/10
310900101                  145                 1,200,000       49.69%             2.39%              237              3/31/20
------------------------------------------------------------------------------------------------------------------------------------

Totals/Weighted Avg.                                           60.71%            48.10%


                                                                           Call          Free Prepay
         Loan Number      Count             Call Protection              Protection          Window
                                                                          End Date           (mos.)
--------------------------------------------------------------------------------------------------------
310900140                   1        Defeasance                            4/30/10             3
           310900140A
           310900140B
           310900140C
           310900140D
           310900140E
           310900140F
--------------------------------------------------------------------------------------------------------
28983                       2        Defeasance                            7/31/09             0
310851623                   3        Defeasance                            6/30/09             3
           310851623A
           310851623B
           310851623C
           310851623D
           310851623E
           310851623F
           310851623G
           310851623H
           310851623I
           310851623J
           310851623K
           310851623L
           310851623M
           310851623N
           310851623O
           310851623P
           310851623Q
           310851623R
           310851623S
--------------------------------------------------------------------------------------------------------
10006891                    4        Defeasance                            4/30/10             3
28326                       5        Defeasance                            1/31/10             0
28750                       6        Defeasance                            5/31/10             0
310900049                   7        Defeasance                            3/31/10             3
310900130                   8        Defeasance                            6/30/10             3
--------------------------------------------------------------------------------------------------------
26908                       9        Defeasance                            9/30/09             0
29198                       10       Defeasance                            4/30/10             0
310900195                   11       Defeasance                            4/30/10             3
29083                       12       Defeasance                            8/31/10             0
               29083A
               29083B
--------------------------------------------------------------------------------------------------------
29106                       13       Defeasance                            5/31/10             1
28225                       14       >1% or Yield Maintenance              2/28/10             0
29453                       15       Defeasance                            6/30/10             0
310900170                   16       Defeasance                            5/31/10             3
26188                       17       Defeasance                            7/31/10             0
               26188A
               26188B
--------------------------------------------------------------------------------------------------------
29476                       18       Defeasance                            6/30/07             0
               29476A
               29476B
310900086                   19       Defeasance                            3/31/20             3
310900112                   20       Defeasance                            3/31/10             3
--------------------------------------------------------------------------------------------------------
310900190                   21       Defeasance                            6/30/10             3
27752                       22       Defeasance                           11/30/09             1
29028                       23       Defeasance                            6/30/10             0
               29028A
               29028B
               29028C
               29028D
--------------------------------------------------------------------------------------------------------
310900040                   24       Defeasance                           11/30/14             6
29136                       25       Defeasance                            6/30/10             0
310900044                   26       Defeasance                            2/28/10             3
29676                       27       Defeasance                            7/31/15             0
310851554                   28       Defeasance                           12/31/09             3
28636                       29       Defeasance                            2/28/11             3
--------------------------------------------------------------------------------------------------------
29458                       30       Defeasance                            8/31/15             0
               29458A
               29458B
               29458C
               29458D
--------------------------------------------------------------------------------------------------------
10006313                    31       Defeasance                           12/31/09             3
26301                       32       >1% or Yield Maintenance              7/31/09             3
29003                       33       Defeasance                            5/31/10             0
28935                       34       >1% or Yield Maintenance              3/31/10             0
28431                       35       Defeasance                            3/31/10             0
--------------------------------------------------------------------------------------------------------
310900090                   36       Defeasance                           11/30/09             6
9905316                     37       Defeasance                            4/30/09             3
310900055                   38       Defeasance                           10/31/19             3
310900073                   39       Defeasance                            2/28/20             3
26508                       40       Defeasance                            6/30/10             0
--------------------------------------------------------------------------------------------------------
9905051                     41       Defeasance                            4/30/09             3
28244                       42       Defeasance                            4/30/10             0
310851629                   43       Defeasance                            5/31/09             3
310900123                   44       Defeasance                            3/31/10             3
310900009                   45       Defeasance                           12/31/09             3
--------------------------------------------------------------------------------------------------------
310900176                   46       Defeasance                            6/30/10             3
310900082                   47       Defeasance                            2/28/10             3
310900056                   48       Defeasance                           12/31/09             3
310900158                   49       Defeasance                            4/30/10             3
28686                       50       Defeasance                            6/30/10             0
--------------------------------------------------------------------------------------------------------
28835                       51       Defeasance                            7/31/10             0
310900074                   52       Defeasance                            1/31/10             3
28387                       53       Defeasance                            3/31/10             0
310851537                   54       Defeasance                           10/31/08             6
28919                       55       Defeasance                            6/30/15             0
--------------------------------------------------------------------------------------------------------
28850                       56       Defeasance                            8/31/10             0
28995                       57       Defeasance                            7/31/10             0
310900084                   58       Defeasance                            2/28/10             3
310900106                   59       Defeasance                            2/28/10             3
29987                       60       Defeasance                            7/31/10             0
--------------------------------------------------------------------------------------------------------
10006546                    61       Defeasance                            3/31/10             3
310900057                   62       Defeasance                           11/30/09             4
29720                       63       Defeasance                            7/31/10             0
28494                       64       Defeasance                            6/30/15             0
29643                       65       Defeasance                            7/31/10             0
--------------------------------------------------------------------------------------------------------
28009                       66       Defeasance                            2/28/10             0
10006364                    67       Defeasance                           12/31/09             3
25310                       68       Defeasance                            6/30/10             0
28002                       69       Defeasance                            5/31/10             3
28104                       70       Defeasance                            4/30/15             0
--------------------------------------------------------------------------------------------------------
29570                       71       Defeasance                            6/30/15             0
               29570A
               29570B
310900045                   72       Defeasance                           12/31/09             3
28868                       73       Defeasance                            5/31/10             0
--------------------------------------------------------------------------------------------------------
29267                       74       Defeasance                            5/31/10             0
310900065                   75       Defeasance                            2/28/10             3
310900094                   76       Defeasance                            3/31/10             3
10006389                    77       Defeasance                            3/31/10             3
310900053                   78       Defeasance                           12/31/09             3
--------------------------------------------------------------------------------------------------------
310900147                   79       Defeasance                            5/31/10             3
310900097                   80       Defeasance                            3/31/15             3
310900118                   81       Defeasance                            3/31/10             3
310900153                   82       Defeasance                            5/31/10             3
310900120                   83       Defeasance                            3/31/10             3
--------------------------------------------------------------------------------------------------------
310900126                   84       Defeasance                            3/31/10             3
310851628                   85       Defeasance                            5/31/09             3
310900039                   86       Defeasance                           10/31/09             3
310928353                   87       Defeasance                            1/31/10             3
310900111                   88       Defeasance                            4/30/10             3
--------------------------------------------------------------------------------------------------------
29512                       89       Defeasance                            8/31/10             0
28762                       90       Defeasance                            5/31/10             0
25481                       91       Defeasance                            4/30/10             0
26777                       92       Defeasance                            1/31/10             0
26216                       93       Defeasance                            9/30/14             0
--------------------------------------------------------------------------------------------------------
28353                       94       >1% or Yield Maintenance              5/31/10             3
               28353A
               28353B
               28353C
               28353D
               28353E
               28353F
--------------------------------------------------------------------------------------------------------
28550                       95       Defeasance                            4/30/15             0
29397                       96       Defeasance                            7/31/10             0
310900062                   97       Defeasance                           12/31/09             3
310900113                   98       Defeasance                            3/31/10             3
310900121                   99       Defeasance                            3/31/10             3
--------------------------------------------------------------------------------------------------------
29914                      100       Defeasance                            7/31/10             0
310900116                  101       Defeasance                            3/31/10             3
310900042                  102       Defeasance                           10/31/09             3
310900131                  103       Defeasance                            4/30/10             3
310900119                  104       Defeasance                            3/31/20             3
--------------------------------------------------------------------------------------------------------
310900069                  105       Defeasance                           12/31/14             3
310900096                  106       Defeasance                            3/31/10             3
310900114                  107       Defeasance                            3/31/10             3
310900127                  108       Defeasance                            3/31/10             3
310900066                  109       Defeasance                           12/31/09             3
--------------------------------------------------------------------------------------------------------
310900080                  110       Defeasance                            2/28/15             3
310900091                  111       Defeasance                            2/28/10             3
310900138                  112       Defeasance                            4/30/10             3
310851150                  113       YM and Declining Fee                  3/31/18             6
310900048                  114       Defeasance                           11/30/09             3
--------------------------------------------------------------------------------------------------------
310900085                  115       Defeasance                            1/31/10             3
310900122                  116       Defeasance                            4/30/10             3
310900132                  117       Defeasance                            3/31/10             3
310900152                  118       Defeasance                            5/31/15             3
310900161                  119       Defeasance                            5/31/10             3
--------------------------------------------------------------------------------------------------------
310900107                  120       Defeasance                            2/28/10             3
310900060                  121       Defeasance                           11/30/09             3
310900092                  122       Defeasance                            2/28/10             3
310900144                  123       Defeasance                            5/31/10             3
28578                      124       Defeasance                            3/31/10             0
--------------------------------------------------------------------------------------------------------
310900070                  125       Defeasance                           12/31/09             3
310900095                  126       Defeasance                            2/28/10             3
310900093                  127       Defeasance                            3/31/10             3
310900108                  128       Defeasance                            3/31/10             3
26843                      129       >1% or Yield Maintenance             12/31/14             0
               26843A
               26843B
--------------------------------------------------------------------------------------------------------
310900081                  130       Defeasance                            1/31/10             3
310900148                  131       Defeasance                            5/31/15             3
310900157                  132       Defeasance                            5/31/10             3
310900143                  133       Defeasance                            4/30/10             3
310900117                  134       Defeasance                            4/30/10             3
--------------------------------------------------------------------------------------------------------
310900087                  135       Defeasance                            1/31/10             3
310900100                  136       Defeasance                            3/31/20             3
310900104                  137       Defeasance                            4/30/15             3
310900136                  138       Defeasance                            4/30/10             3
310900159                  139       Defeasance                            6/30/15             3
--------------------------------------------------------------------------------------------------------
310900110                  140       Defeasance                            3/31/15             3
310900103                  141       Defeasance                            3/31/20             3
310900134                  142       Defeasance                            4/30/10             3
310900150                  143       Defeasance                            5/31/15             3
310900179                  144       Defeasance                            6/30/10             3
310900101                  145       Defeasance                            3/31/20             3
--------------------------------------------------------------------------------------------------------

Totals/Weig.


         Loan Number      Count                                          Address                                  City
------------------------------------------------------------------------------------------------------------------------------------
310900140                   1
           310900140A                201 Forest Drive                                                    Leesburg
           310900140B                6603 Colonoial Drive                                                Margate
           310900140C                161 Tollview Road                                                   Elgin
           310900140D                2210 North Tamiami Trail, N.E.                                      North Fort Meyers
           310900140E                2395 Delaware Avenue                                                Santa Cruz
           310900140F                1200 East Colonia Lane                                              Nokomis
------------------------------------------------------------------------------------------------------------------------------------
28983                       2        333 Central Avenue                                                  Johnston
310851623                   3
           310851623A                 351 East Belt Boulevard                                            Richmond
           310851623B                12280 N. 51st Avenue                                                Glendale
           310851623C                849 Highway 105 Bypass                                              Boone
           310851623D                1600 Highland Avenue                                                Chester
           310851623E                2828 Marietta Street                                                Kenner
           310851623F                125 Decker Park Road                                                Columbia
           310851623G                156 Jamil Road                                                      Columbia
           310851623H                1325 Holland Road                                                   Suffolk
           310851623I                971 Elm Drive                                                       Mechanicsville
           310851623J                4540 Washington Road                                                College Park
           310851623K                6224 Asher Avenue                                                   Little Rock
           310851623L                5604 S. Kings Highway                                               Myrtle Beach
           310851623M                2930 North Boulevard                                                Richmond
           310851623N                1480 Annapolis Road                                                 Odenton
           310851623O                45715 Old Ox Road                                                   Sterling
           310851623P                5919 Financial Plaza                                                Shreveport
           310851623Q                7201 Westbank Expressway                                            Marrero
           310851623R                6175 Paseo Del Norte                                                Carlsbad
           310851623S                2775 W. Foothill Boulevard                                          Rialto
------------------------------------------------------------------------------------------------------------------------------------
10006891                    4        700 East and 600 South Streets                                      Salt Lake City
28326                       5        7902 MacArthur Boulevard                                            Irving
28750                       6        6451 East Pacific Coast Highway                                     Long Beach
310900049                   7        5800 Industrial Drive                                               Monee
310900130                   8        1635 Divisadero Street                                              San Francisco
------------------------------------------------------------------------------------------------------------------------------------
26908                       9        10741 N. Wolfe Road                                                 Cupertino
29198                       10       28250 Diehl Road                                                    Warrenville
310900195                   11       36 Date Palm Drive                                                  Cathedral City
29083                       12
               29083A                17 E. 13th Street & 18-20 E. 14th Street                            New York
               29083B                58-60 W. 14th Street                                                New York
------------------------------------------------------------------------------------------------------------------------------------
29106                       13       1809 Reisterstown Road                                              Pikesville
28225                       14       2100 North Central Road                                             Fort Lee
29453                       15       410 Jessie Street                                                   San Francisco
310900170                   16       1200, 1202, 1206, 1210, 1220 & 1230 Charleston Road                 Mountain View
26188                       17
               26188A                855 Publishers Parkway                                              Webster
               26188B                655 A, B, C Basket Road                                             Webster
------------------------------------------------------------------------------------------------------------------------------------
29476                       18
               29476A                10001 N. DeAnza Boulevard                                           Cupertino
               29476B                10101 N. DeAnza Boulevard                                           Cupertino
310900086                   19       1305-1699 E. Noble Avenue                                           Visalia
310900112                   20       17211, 17205, 17121, 17171 South Golden Road                        Golden
------------------------------------------------------------------------------------------------------------------------------------
310900190                   21       1684-1700 Dell Avenue                                               Campbell
27752                       22       230 South Broad Street                                              Philadelphia
29028                       23
               29028A                3206 Township Line Road                                             Drexel Hill
               29028B                504 South Lansdowne Avenue                                          Yeadon
               29028C                312 East Baltimore Pike                                             Clifton Heights
               29028D                144 South Morton Avenue                                             Delaware County
------------------------------------------------------------------------------------------------------------------------------------
310900040                   24       3050 West Shaw Avenue                                               Fresno
29136                       25       125 Fisher Street                                                   Westborough
310900044                   26       13103 Bay Park Drive                                                Pasadena
29676                       27       161 Nortech Parkway                                                 San Jose
310851554                   28       31863 & 31878-31882 Del Obispo Street                               San Juan Capistrano
28636                       29       7255 Baymeadows Way                                                 Jacksonville
------------------------------------------------------------------------------------------------------------------------------------
29458                       30
               29458A                4000 Paige Road/State Highway 121                                   The Colony
               29458B                10967 & 10969 Walnut Hill Lane                                      Dallas
               29458C                15055-15065 Inwood Road                                             Addison
               29458D                8123 Preston Road                                                   Dallas
------------------------------------------------------------------------------------------------------------------------------------
10006313                    31       15505-15507 N. Scottsdale Road                                      Scottsdale
26301                       32       2120 L Street NW                                                    Washington
29003                       33       1705 Jenkins Road                                                   Pasadena
28935                       34       One Carrier Corporation                                             Farmington
28431                       35       18201 NW 2nd Avenue                                                 Miami
------------------------------------------------------------------------------------------------------------------------------------
310900090                   36       180 Redwood Street                                                  San Francisco
9905316                     37       10601 Sabo Road                                                     Houston
310900055                   38       9453 Owensmouth Avenue & 9454 Jordan Avenue                         Chatsworth
310900073                   39       7325 N Keystone Avenue                                              Indianapolis
26508                       40       Pencader Corporate Center                                           New Castle
------------------------------------------------------------------------------------------------------------------------------------
9905051                     41       121 High Street                                                     Boston
28244                       42       103-131 West Torrance Boulevard                                     Redondo Beach
310851629                   43       2240 Main Street                                                    Chula Vista
310900123                   44       6808 IH-35 S.                                                       Austin
310900009                   45       815 & 821 Live Oak Drive                                            Chesapeake
------------------------------------------------------------------------------------------------------------------------------------
310900176                   46       9543 & 9565 Heinrich Hertz Drive & 2220 Neils Bohr                  San Diego
310900082                   47       5220 W. 102nd Street & 5235 W. 104th Street                         Los Angeles
310900056                   48       2101 North 14th Street                                              Ponca City
310900158                   49       1115 & 1117 Windfield Way                                           El Dorado Hills
28686                       50       6300-7106 Biddulph Road                                             Cleveland
------------------------------------------------------------------------------------------------------------------------------------
28835                       51       3241 Hulmeville Road                                                Bensalem
310900074                   52       7600 Currell Boulevard                                              Woodbury
28387                       53       448-460 Post Street                                                 San Francisco
310851537                   54       12909 Sandoval Street                                               Santa Fe Springs
28919                       55       241 E17th Street                                                    Costa Mesa
------------------------------------------------------------------------------------------------------------------------------------
28850                       56       2951 S.W. 14th Street Place                                         Boynton Beach
28995                       57       6300 West Adams Street                                              Van Buren Township
310900084                   58       2010 Reservoir Road                                                 Baltimore
310900106                   59       1120 S. Anaheim Boulevard                                           Anaheim
29987                       60       1427 North Main Street                                              Logan
------------------------------------------------------------------------------------------------------------------------------------
10006546                    61       30131 Town Center Drive                                             Laguna Niguel
310900057                   62       825 Casanova Avenue                                                 Monterey
29720                       63       13004-13112 Harbor Boulevard                                        Garden Grove
28494                       64       2291 Merrick Road                                                   Merrick
29643                       65       245-285 S. Palm Canyon Drive                                        Palm Springs
------------------------------------------------------------------------------------------------------------------------------------
28009                       66       1375 & 1395 South Columbia Road                                     Grand Forks
10006364                    67       500 East Remington Drive                                            Sunnyvale
25310                       68       981 Worcester Street                                                Wellesley
28002                       69       95-975 N. Green Street                                              Brownsburg
28104                       70       100 Jersey Street                                                   Boston
------------------------------------------------------------------------------------------------------------------------------------
29570                       71
               29570A                220 Linden Oaks                                                     Pittsford
               29570B                4400 Dewey Avenue                                                   Pittsford
310900045                   72       601 Redna Terrace                                                   Cincinnati
28868                       73       701 Montgomery Avenue                                               Narberth
------------------------------------------------------------------------------------------------------------------------------------
29267                       74       360 West Broadway                                                   New York
310900065                   75       30-40 48th Avenue                                                   Long Island City
310900094                   76       2750 El Camino Real                                                 Redwood City
10006389                    77       801-917 West Roseburg Avenue                                        Modesto
310900053                   78       3000 Orange Grove Avenue                                            North Highlands
------------------------------------------------------------------------------------------------------------------------------------
310900147                   79       #1 Doeskin Drive                                                    Boerne
310900097                   80       22600 Crenshaw Boulevard                                            Torrance
310900118                   81       3141 Hood Street                                                    Dallas
310900153                   82       18121 East Hampden Avenue                                           Aurora
310900120                   83       3970 Pell Drive                                                     Sacramento
------------------------------------------------------------------------------------------------------------------------------------
310900126                   84       3780 - 3788 Fabian Way                                              Palo Alto
310851628                   85       800 East 64th Avenue                                                Denver
310900039                   86       1514 South 77 Sunshine Strip                                        Harlingen
310928353                   87       311-A and 311-B Otterson Drive                                      Chico
310900111                   88       13913-13933 Willard Road                                            Chantilly
------------------------------------------------------------------------------------------------------------------------------------
29512                       89       1600 S. Western Street                                              Amarillo
28762                       90       405 Queen Street                                                    Southington
25481                       91       1885 Hylan Boulevard                                                Staten Island
26777                       92       1955 Victory Boulevard                                              Staten Island
26216                       93       3990 Bronx Boulevard                                                Bronx
------------------------------------------------------------------------------------------------------------------------------------
28353                       94
               28353A                300 Cumberland Street                                               Bogalusa
               28353B                1602 Roane Street (US 27 & I-40)                                    Harriman, Roane Cty
               28353C                2621 Ellisville Boulevard                                           Laurel
               28353D                3926 Asheville Highway                                              Knoxville
               28353E                324 W. John C. Sims Parkway                                         Niceville
               28353F                210 Praley Street NW                                                Valdese
------------------------------------------------------------------------------------------------------------------------------------
28550                       95       1415 Beacon Street                                                  Brookline
29397                       96       99 Hamilton Avenue                                                  Stamford
310900062                   97       6001 De Soto Avenue                                                 Woodland Hills
310900113                   98       2005 Jefferson Road                                                 Northfield
310900121                   99       167 Overland Drive                                                  Columbia
------------------------------------------------------------------------------------------------------------------------------------
29914                      100       615 10th Street Northeast                                           Jamestown
310900116                  101       6930 Gettysburg Pike                                                Ft. Wayne
310900042                  102       2150 Feather River Boulevard                                        Oroville
310900131                  103       8215 Dorsey Run Road                                                Jessup
310900119                  104       1775 East Tropicana Avenue                                          Las Vegas
------------------------------------------------------------------------------------------------------------------------------------
310900069                  105       4901 E. Main Street                                                 Farmington
310900096                  106       17050 & 17100 Margay Avenue                                         Carson
310900114                  107       2501 Ninth Street                                                   Berkeley
310900127                  108       3701 Kecoughtan Road                                                Hampton
310900066                  109       12919 & 12925 Alcosta Boulevard                                     San Ramon
------------------------------------------------------------------------------------------------------------------------------------
310900080                  110       681 W. Capitol Avenue                                               West Sacramento
310900091                  111       6230 McKinley St. NW                                                Ramsey
310900138                  112       610-614 Orion Road                                                  Lake Orion
310851150                  113       10600 Bellaire Boulevard                                            Houston
310900048                  114       1515 River Park Drive                                               Sacramento
------------------------------------------------------------------------------------------------------------------------------------
310900085                  115       1924 East Maple Avenue                                              El Segundo
310900122                  116       920-960 Ford Street                                                 Colorado Springs
310900132                  117       3431 West Union Hills Drive                                         Phoenix
310900152                  118       5508 S. Nogales Highway                                             Tucson
310900161                  119       3707 North Buckner Boulevard                                        Dallas
------------------------------------------------------------------------------------------------------------------------------------
310900107                  120       8014 Lower Sacramento Road                                          Stockton
310900060                  121       18440 Technology Drive                                              Morgan Hill
310900092                  122       3102-3120 14th Avenue NW                                            Olympia
310900144                  123       1309 W. Walnut Parkway                                              Compton
28578                      124       7311 Old Galveston Road                                             Houston
------------------------------------------------------------------------------------------------------------------------------------
310900070                  125       10131 Bubb Road                                                     Cupertino
310900095                  126       580 South Main Street                                               Red Bluff
310900093                  127       3310, 3314 & 3320 Edward Ave                                        Santa Clara
310900108                  128       12 Upper Ragsdale Drive                                             Monterey
26843                      129
               26843A                20-58 Prince Haven Road                                             Plymouth
               26843B                23 Gould Avenue                                                     Meredith
------------------------------------------------------------------------------------------------------------------------------------
310900081                  130       1201 Market Street                                                  San Francisco
310900148                  131       8125 E. 22nd Street                                                 Tucson
310900157                  132       743 Harshman Road                                                   Riverside
310900143                  133       130-138 North Avenue 61                                             Highland Park
310900117                  134       801-832 Oak Hill Drive                                              Ennis
------------------------------------------------------------------------------------------------------------------------------------
310900087                  135       255 North Steelhead Way                                             Boise
310900100                  136       201 Bernoulli Circle                                                Oxnard
310900104                  137       39675 Cedar Boulevard                                               Newark
310900136                  138       65 Mitchell Boulevard                                               San Rafael
310900159                  139       4737-4757 East Greenway Road                                        Phoenix
------------------------------------------------------------------------------------------------------------------------------------
310900110                  140       50 East Great Southwest Parkway                                     Atlanta
310900103                  141       375 Pine Avenue                                                     Goleta
310900134                  142       333 S. Juniper Street                                               Escondido
310900150                  143       3939 N. Romero Road                                                 Tucson
310900179                  144       8145 N. 86th Place                                                  Scottsdale
310900101                  145       7115 & 7135 Bermuda Road                                            Las Vegas
------------------------------------------------------------------------------------------------------------------------------------

Totals/Weighted Avg.


         Loan Number     Count          State       Zip Code               Property Type                      Property Sub-Type
------------------------------------------------------------------------------------------------------------------------------------
310900140                   1                                    Manufactured Housing Community       Manufactured Housing Community
           310900140A                    FL           34788      Manufactured Housing Community       Manufactured Housing Community
           310900140B                    FL           33063      Manufactured Housing Community       Manufactured Housing Community
           310900140C                    IL           60123      Manufactured Housing Community       Manufactured Housing Community
           310900140D                    FL           33903      Manufactured Housing Community       Manufactured Housing Community
           310900140E                  CA (N)         95060      Manufactured Housing Community       Manufactured Housing Community
           310900140F                    FL           34275      Manufactured Housing Community       Manufactured Housing Community
------------------------------------------------------------------------------------------------------------------------------------
28983                       2            RI           02919      Office                               Suburban
310851623                   3                                    Self-Storage                         Self-Storage
           310851623A                    VA           23224      Self-Storage                         Self-Storage
           310851623B                    AZ           85304      Self-Storage                         Self-Storage
           310851623C                    NC           28607      Self-Storage                         Self-Storage
           310851623D                    PA           19013      Self-Storage                         Self-Storage
           310851623E                    LA           70062      Self-Storage                         Self-Storage
           310851623F                    SC           29206      Self-Storage                         Self-Storage
           310851623G                    SC           29210      Self-Storage                         Self-Storage
           310851623H                    VA           23434      Self-Storage                         Self-Storage
           310851623I                    VA           23111      Self-Storage                         Self-Storage
           310851623J                    GA           30349      Self-Storage                         Self-Storage
           310851623K                    AR           72205      Self-Storage                         Self-Storage
           310851623L                    SC           29575      Self-Storage                         Self-Storage
           310851623M                    VA           23220      Self-Storage                         Self-Storage
           310851623N                    MD           21113      Self-Storage                         Self-Storage
           310851623O                    VA           20166      Self-Storage                         Self-Storage
           310851623P                    LA           71129      Self-Storage                         Self-Storage
           310851623Q                    LA           70072      Self-Storage                         Self-Storage
           310851623R                   CA-S          92009      Self-Storage                         Self-Storage
           310851623S                   CA-S          92375      Self-Storage                         Self-Storage
------------------------------------------------------------------------------------------------------------------------------------
10006891                    4            UT           84102      Retail                               Anchored
28326                       5            TX           75063      Multifamily                          Garden
28750                       6           CA-S          90803      Retail                               Anchored
310900049                   7            IL           60449      Industrial/Warehouse                 Warehouse/Distribution
310900130                   8          CA (N)         94115      Office                               Medical
------------------------------------------------------------------------------------------------------------------------------------
26908                       9          CA (N)         95014      Hospitality                          Limited Service
29198                       10           IL           60555      Theater                              Theater
310900195                   11          CA-S          92234      Manufactured Housing Community       Manufactured Housing Community
29083                       12                                   Multifamily                          Mid-Rise
               29083A                    NY           10003      Multifamily                          Mid-Rise
               29083B                    NY           10003      Multifamily                          Mid-Rise
------------------------------------------------------------------------------------------------------------------------------------
29106                       13           MD           21208      Retail                               Anchored
28225                       14           NJ           07024      Office                               Suburban
29453                       15         CA (N)         94103      Office                               Urban
310900170                   16         CA (N)         94043      Office                               Suburban
26188                       17                                   Industrial/Warehouse                 Flex Industrial
               26188A                    NY           14580      Industrial/Warehouse                 Flex Industrial
               26188B                    NY           14580      Industrial/Warehouse                 Flex Industrial
------------------------------------------------------------------------------------------------------------------------------------
29476                       18                                   Office                               Suburban
               29476A                  CA (N)         95014      Office                               Suburban
               29476B                  CA (N)         95014      Office                               Suburban
310900086                   19         CA (S)         93292      Retail                               Anchored
310900112                   20           CO           80401      Retail                               Anchored
------------------------------------------------------------------------------------------------------------------------------------
310900190                   21         CA (N)         95008      Office                               Suburban
27752                       22           PA           19102      Office                               Urban
29028                       23                                   Multifamily                          Garden
               29028A                    PA           19026      Multifamily                          Garden
               29028B                    PA           19050      Multifamily                          Garden
               29028C                    PA           19018      Multifamily                          Garden
               29028D                    PA           19070      Multifamily                          Garden
------------------------------------------------------------------------------------------------------------------------------------
310900040                   24         CA (S)         93711      Retail                               Anchored
29136                       25           MA           01581      Industrial/Warehouse                 Flex Industrial
310900044                   26           TX           77507      Industrial/Warehouse                 Warehouse/Distribution
29676                       27         CA (N)         95134      Office                               Suburban
310851554                   28         CA (S)         92675      Retail                               Shadow/Weak Anchored
28636                       29           FL           32256      Office                               Suburban
------------------------------------------------------------------------------------------------------------------------------------
29458                       30                                   Retail                               Specialty
               29458A                    TX           75056      Retail                               Specialty
               29458B                    TX           75235      Retail                               Specialty
               29458C                    TX           75001      Retail                               Specialty
               29458D                    TX           75225      Retail                               Specialty
------------------------------------------------------------------------------------------------------------------------------------
10006313                    31           AZ           85254      Retail                               Unanchored
26301                       32           DC           20037      Office                               Urban
29003                       33           TX           77506      Multifamily                          Garden
28935                       34           CT           06032      Office                               Suburban
28431                       35           FL           33169      Retail                               Anchored
------------------------------------------------------------------------------------------------------------------------------------
310900090                   36         CA (N)         94102      Office                               Urban
9905316                     37           TX           77089      Multifamily                          Garden
310900055                   38         CA (S)         91311      Industrial/Warehouse                 Warehouse/Distribution
310900073                   39           IN           46240      Retail                               Big Box
26508                       40           DE           19720      Office                               Suburban
------------------------------------------------------------------------------------------------------------------------------------
9905051                     41           MA           02110      Office                               Urban
28244                       42         CA (S)         90277      Office                               Suburban
310851629                   43         CA (S)         91911      Industrial/Warehouse                 Light Industrial
310900123                   44           TX           78745      Multifamily                          Garden
310900009                   45           VA           23320      Industrial/Warehouse                 Warehouse/Distribution
------------------------------------------------------------------------------------------------------------------------------------
310900176                   46         CA (S)         92154      Industrial/Warehouse                 Warehouse/Distribution
310900082                   47         CA (S)         90045      Industrial/Warehouse                 Light Industrial
310900056                   48           OK           74601      Retail                               Anchored
310900158                   49         CA (N)         95762      Industrial/Warehouse                 Flex Industrial
28686                       50           OH           44144      Retail                               Anchored
------------------------------------------------------------------------------------------------------------------------------------
28835                       51           PA           19020      Multifamily                          Garden
310900074                   52           MN           55125      Office                               Suburban
28387                       53         CA (N)         94120      Mixed Use                            Mixed Use
310851537                   54         CA (S)         90670      Industrial/Warehouse                 Warehouse/Distribution
28919                       55         CA (S)         92627      Retail                               Shadow/Weak Anchored
------------------------------------------------------------------------------------------------------------------------------------
28850                       56           FL           33426      Self-Storage                         Self-Storage
28995                       57           MI           48111      Manufactured Housing Community       Manufactured Housing Community
310900084                   58           MD           21219      Industrial/Warehouse                 Warehouse/Distribution
310900106                   59         CA (S)         92805      Retail                               Big Box
29987                       60           UT           84341      Retail                               Shadow/Weak Anchored
------------------------------------------------------------------------------------------------------------------------------------
10006546                    61         CA (S)         92677      Office                               Suburban
310900057                   62         CA (S)         93940      Multifamily                          Garden
29720                       63         CA (S)         92843      Retail                               Shadow/Weak Anchored
28494                       64           NY           11566      Retail                               Anchored
29643                       65         CA (S)         92264      Retail                               Unanchored
------------------------------------------------------------------------------------------------------------------------------------
28009                       66           ND           58201      Retail                               Shadow/Weak Anchored
10006364                    67         CA (N)         94087      Office                               Medical
25310                       68           MA           23669      Office                               Suburban
28002                       69           IN           46112      Retail                               Anchored
28104                       70           MA           02215      Multifamily                          Mid-Rise
------------------------------------------------------------------------------------------------------------------------------------
29570                       71
               29570A                    NY           14625      Office                               Medical
               29570B                    NY           14616      Retail                               Unanchored
310900045                   72           OH           45215      Industrial/Warehouse                 Warehouse/Distribution
28868                       73           PA           19066      Retail                               Shadow/Weak Anchored
------------------------------------------------------------------------------------------------------------------------------------
29267                       74           NY           10013      Other                                Parking Garage
310900065                   75           NY           11101      Industrial/Warehouse                 Warehouse/Distribution
310900094                   76         CA (N)         94061      Industrial/Warehouse                 Flex Industrial
10006389                    77         CA (N)         95350      Retail                               Anchored
310900053                   78         CA (N)         95660      Industrial/Warehouse                 Warehouse/Distribution
------------------------------------------------------------------------------------------------------------------------------------
310900147                   79           TX           78006      Multifamily                          Garden
310900097                   80         CA (S)         90505      Office                               Suburban
310900118                   81           TX           75219      Office                               Urban
310900153                   82           CO           80013      Retail                               Shadow/Weak Anchored
310900120                   83         CA (N)         95838      Industrial/Warehouse                 Warehouse/Distribution
------------------------------------------------------------------------------------------------------------------------------------
310900126                   84         CA (N)         94303      Industrial/Warehouse                 Flex Industrial
310851628                   85           CO           80229      Industrial/Warehouse                 Flex Industrial
310900039                   86           TX           78550      Retail                               Unanchored
310928353                   87         CA (N)         95928      Industrial/Warehouse                 Light Industrial
310900111                   88           VA           20151      Industrial/Warehouse                 Warehouse/Distribution
------------------------------------------------------------------------------------------------------------------------------------
29512                       89           TX           79106      Retail                               Anchored
28762                       90           CT           06489      Retail                               Shadow/Weak Anchored
25481                       91           NY           10304      Ground Leased Land                   Ground Leased Land
26777                       92           NY           10314      Retail                               Shadow/Weak Anchored
26216                       93           NY           10466      Multifamily                          Mid-Rise
------------------------------------------------------------------------------------------------------------------------------------
28353                       94                                   Retail                               Specialty
               28353A                    LA           70427      Retail                               Specialty
               28353B                    TN           37748      Retail                               Specialty
               28353C                    MS           39440      Retail                               Specialty
               28353D                    TN           37914      Retail                               Specialty
               28353E                    FL           32578      Retail                               Specialty
               28353F                    NC           28690      Retail                               Specialty
------------------------------------------------------------------------------------------------------------------------------------
28550                       95           MA           02446      Office                               Urban
29397                       96           CT           06902      Self-Storage                         Self-Storage
310900062                   97         CA (S)         91367      Industrial/Warehouse                 Flex Industrial
310900113                   98           MN           55057      Multifamily                          Low-Rise
310900121                   99           SC           29172      Industrial/Warehouse                 Warehouse/Distribution
------------------------------------------------------------------------------------------------------------------------------------
29914                      100           ND           58401      Multifamily                          Garden
310900116                  101           IN           46804      Industrial/Warehouse                 Warehouse/Distribution
310900042                  102         CA (N)         95965      Retail                               Big Box
310900131                  103           MD           20794      Industrial/Warehouse                 Warehouse/Distribution
310900119                  104           NV           89119      Retail                               Unanchored
------------------------------------------------------------------------------------------------------------------------------------
310900069                  105           NM           87402      Retail                               Big Box
310900096                  106         CA (S)         90746      Industrial/Warehouse                 Warehouse/Distribution
310900114                  107         CA (N)         94710      Office                               Urban
310900127                  108           VA           23669      Retail                               Big Box
310900066                  109         CA (N)         94583      Industrial/Warehouse                 Flex Industrial
------------------------------------------------------------------------------------------------------------------------------------
310900080                  110         CA (N)         95605      Office                               Suburban
310900091                  111           MN           55303      Industrial/Warehouse                 Light Industrial
310900138                  112           MI           48362      Multifamily                          Garden
310851150                  113           TX           77072      Retail                               Unanchored
310900048                  114         CA (N)         95815      Office                               Suburban
------------------------------------------------------------------------------------------------------------------------------------
310900085                  115         CA (S)         90245      Industrial/Warehouse                 Warehouse/Distribution
310900122                  116           CO           80915      Industrial/Warehouse                 Warehouse/Distribution
310900132                  117           AZ           85027      Retail                               Big Box
310900152                  118           AZ           85706      Industrial/Warehouse                 Warehouse/Distribution
310900161                  119           TX           75228      Self-Storage                         Self-Storage
------------------------------------------------------------------------------------------------------------------------------------
310900107                  120         CA (N)         95210      Retail                               Unanchored
310900060                  121         CA (N)         95037      Industrial/Warehouse                 Flex Industrial
310900092                  122           WA           98502      Multifamily                          Garden
310900144                  123         CA (S)         90220      Industrial/Warehouse                 Warehouse/Distribution
28578                      124           TX           77034      Industrial/Warehouse                 Warehouse/Distribution
------------------------------------------------------------------------------------------------------------------------------------
310900070                  125         CA (N)         95014      Industrial/Warehouse                 Flex Industrial
310900095                  126         CA (N)         96080      Retail                               Big Box
310900093                  127         CA (N)         95054      Industrial/Warehouse                 Light Industrial
310900108                  128         CA (S)         93940      Industrial/Warehouse                 Flex Industrial
26843                      129                                   Multifamily                          Garden
               26843A                    NH           03264      Multifamily                          Garden
               26843B                    NH           03253      Multifamily                          Garden
------------------------------------------------------------------------------------------------------------------------------------
310900081                  130         CA (N)         94103      Retail                               Big Box
310900148                  131           AZ           85710      Self-Storage                         Self-Storage
310900157                  132           OH           45431      Multifamily                          Low-Rise
310900143                  133         CA (S)         90042      Industrial/Warehouse                 Light Industrial
310900117                  134           TX           75119      Multifamily                          Low-Rise
------------------------------------------------------------------------------------------------------------------------------------
310900087                  135           ID           83704      Industrial/Warehouse                 Flex Industrial
310900100                  136         CA (S)         93030      Industrial/Warehouse                 Light Industrial
310900104                  137         CA (N)         94560      Office                               Suburban
310900136                  138         CA (N)         94903      Office                               Suburban
310900159                  139           AZ           85032      Retail                               Shadow/Weak Anchored
------------------------------------------------------------------------------------------------------------------------------------
310900110                  140           GA           30336      Industrial/Warehouse                 Warehouse/Distribution
310900103                  141         CA (S)         93117      Industrial/Warehouse                 Light Industrial
310900134                  142         CA (S)         92025      Office                               Suburban
310900150                  143           AZ           85705      Self-Storage                         Self-Storage
310900179                  144           AZ           85258      Office                               Suburban
310900101                  145           NV           89119      Industrial/Warehouse                 Light Industrial
------------------------------------------------------------------------------------------------------------------------------------

Totals/Weighted Avg.

                                                                                       Cut-Off                Cut-Off
                                           Year            Square        Number      Balance Per              Balance
         Loan Number      Count       Built/Renovated       Feet        of Units     Square Foot              Per Unit
-------------------------------------------------------------------------------------------------------------------------
310900140                   1
           310900140A                      1968                              1226                              19,508.80
           310900140B                      1974                               819                              24,944.78
           310900140C                      1961                               616                              31,547.41
           310900140D                      1974                               971                              19,808.33
           310900140E                      1970                               198                              31,004.54
           310900140F                      1972                               228                              20,936.81
-------------------------------------------------------------------------------------------------------------------------
28983                       2              1997                328,359                  96.85
310851623                   3
           310851623A                      1988                 60,200        593       37.11                   3,767.73
           310851623B                      1980                 40,455        442       29.60                   2,709.58
           310851623C                      1985                 29,700        317       28.74                   2,692.81
           310851623D                      1989                 70,500        583       33.08                   4,000.22
           310851623E                      1990                 73,350        845       28.73                   2,493.84
           310851623F                      1986                 48,496        460       33.23                   3,502.89
           310851623G                      1988                 50,625        485       28.63                   2,988.57
           310851623H                      1988                 35,400        334       29.55                   3,131.97
           310851623I                      1989                 35,400        337       36.31                   3,813.89
           310851623J                      1985                 55,150        583       27.18                   2,571.23
           310851623K                      1980                 67,206        750       23.13                   2,072.44
           310851623L                      1987                 34,700        346       17.25                   1,729.78
           310851623M                      1946                 51,414        643       40.21                   3,215.02
           310851623N                      1988                 40,255        479       45.50                   3,823.98
           310851623O                      1988                 42,225        348       59.50                   7,219.53
           310851623P                      1986                 46,375        412       20.51                   2,308.06
           310851623Q                      1985                 27,438        288       33.06                   3,149.64
           310851623R                      1996                 73,940       1006       59.77                   4,393.03
           310851623S                      1988                 42,835        344       29.63                   3,689.24
-------------------------------------------------------------------------------------------------------------------------
10006891                    4              1986                220,451                 134.84
28326                       5              1998                               504                              50,409.13
28750                       6              1996                156,343                 135.33
310900049                   7              2000                700,200                 26.00
310900130                   8              1989                 66,122                 273.56
-------------------------------------------------------------------------------------------------------------------------
26908                       9              1998                               165                             107,866.41
29198                       10             1997                130,757                 135.91
310900195                   11             1971                               538                              29,241.87
29083                       12
               29083A                      2000                 29,446         30      256.23                 251,496.08
               29083B                      1999                 27,200         32      279.22                 237,339.02
-------------------------------------------------------------------------------------------------------------------------
29106                       13             1989                 81,027                 170.07
28225                       14             1982                146,000                  91.44
29453                       15             1999                 72,617                 178.73
310900170                   16             1999                123,293                 105.24
26188                       17
               26188A                      1998                371,835                  25.04
               26188B                      1995                 92,256                  35.43
-------------------------------------------------------------------------------------------------------------------------
29476                       18
               29476A                      1984                 26,610                 206.43
               29476B                      1984                 47,988                 135.28
310900086                   19             1990                157,283                  65.11
310900112                   20             1998                112,101                  88.99
-------------------------------------------------------------------------------------------------------------------------
310900190                   21             1997                 71,648                 137.68
27752                       22             1925                215,070                 43.98
29028                       23
               29028A                      1965                                84                              31,382.30
               29028B                      1976                                86                              31,116.91
               29028C                      1965                                90                              22,733.15
               29028D                      1999                                83                              23,230.81
-------------------------------------------------------------------------------------------------------------------------
310900040                   24             1999                120,068                  72.84
29136                       25             2000                198,000                  44.14
310900044                   26             1999                315,896                  27.54
29676                       27             2000                 72,600                 118.24
310851554                   28             1989                 80,425                 105.35
28636                       29             1999                136,798                  58.48
-------------------------------------------------------------------------------------------------------------------------
29458                       30
               29458A                      1997                  9,000                 159.75
               29458B                      1997                  9,163                 186.88
               29458C                      1996                 12,008                 286.86
               29458D                      1996                  5,938                 150.49
-------------------------------------------------------------------------------------------------------------------------
10006313                    31             1999                 51,289                 145.77
26301                       32             1998                110,710                  62.49
29003                       33             1999                               612                              11,413.32
28935                       34             1990                118,201                  58.80
28431                       35             1987                183,927                  36.85
-------------------------------------------------------------------------------------------------------------------------
310900090                   36             1999                 37,999                 166.42
9905316                     37             1998                204,838        252       27.03                  21,968.37
310900055                   38             1981                132,600                  40.15
310900073                   39             2000                219,750                  24.36
26508                       40             1988                 74,706                  71.65
-------------------------------------------------------------------------------------------------------------------------
9905051                     41             1987                 44,912                  117.71
28244                       42             1998                 66,380                  76.87
310851629                   43             1975                167,741                  29.38
310900123                   44             1984                               176                              28,049.63
310900009                   45             1979                158,600                  30.42
-------------------------------------------------------------------------------------------------------------------------
310900176                   46             1999                135,571                  35.37
310900082                   47             1999                 76,800                  61.67
310900056                   48             1978                178,831                  26.12
310900158                   49             1999                 69,067                  66.44
28686                       50             2000                203,194                  22.08
-------------------------------------------------------------------------------------------------------------------------
28835                       51             1997                               165                              26,942.56
310900074                   52             1999                 43,674                 101.61
28387                       53             1997                127,729                  34.00
310851537                   54             1998                120,800                  34.13
28919                       55             1998                 25,500                 161.52
-------------------------------------------------------------------------------------------------------------------------
28850                       56             1980                184,158       1041       21.97                   3,886.93
28995                       57             1994                               330                              12,080.21
310900084                   58             1964                200,000                  19.47
310900106                   59             1999                 28,000                 138.35
29987                       60             1997                 58,290                  63.42
-------------------------------------------------------------------------------------------------------------------------
10006546                    61             1979                 50,049                  72.64
310900057                   62             1995                                90                              39,578.40
29720                       63             1983                 37,091                  95.62
28494                       64             2000                 20,000                 174.79
29643                       65             1999                 38,131                  91.70
-------------------------------------------------------------------------------------------------------------------------
28009                       66             1989                 59,177                  57.50
10006364                    67             1999                 23,340                 146.74
25310                       68             1998                 27,200                 124.82
28002                       69             1992                113,793                  29.85
28104                       70             1990                                40                              82,531.06
-------------------------------------------------------------------------------------------------------------------------
29570                       71
               29570A                      1992                 23,423                  77.99
               29570B                      1991                 54,282                  26.64
310900045                   72             1995                125,188                  26.26
28868                       73             1994                 15,833                 189.12
-------------------------------------------------------------------------------------------------------------------------
29267                       74             1918                 39,000                  76.62
310900065                   75             1926                 68,000                  43.92
310900094                   76             1999                 24,798                  120.73
10006389                    77             1999                 72,577                  38.52
310900053                   78             1971                174,861                  14.78
-------------------------------------------------------------------------------------------------------------------------
310900147                   79             1993                                75                              33,294.54
310900097                   80             2000                 19,295                 123.06
310900118                   81             1999                 68,900                  34.76
310900153                   82             1999                 20,020                 119.77
310900120                   83             1970                108,450                  21.63
-------------------------------------------------------------------------------------------------------------------------
310900126                   84             1973                 30,174                  75.96
310851628                   85             1999                 40,800                  53.56
310900039                   86             1998                 96,985                  22.39
310928353                   87             1997                 90,000                  24.33
310900111                   88             1988                 49,200                  44.65
-------------------------------------------------------------------------------------------------------------------------
29512                       89             2000                 14,976                  141.81
28762                       90             2000                 29,489                  71.08
25481                       91             1993                 55,465                  36.42
26777                       92             1981                 14,088                 141.90
26216                       93             1965                                92                              21,580.66
-------------------------------------------------------------------------------------------------------------------------
28353                       94
               28353A                      1999                  3,666                  91.31
               28353B                      1999                  3,500                  96.45
               28353C                      1999                  3,548                  65.20
               28353D                      1999                  3,574                  92.99
               28353E                      1999                  3,869                 103.89
               28353F                      1999                  2,740                 131.51
-------------------------------------------------------------------------------------------------------------------------
28550                       95             1984                 24,628                  80.03
29397                       96             1997                 29,419                  67.86
310900062                   97             1999                 14,500                 136.51
310900113                   98             1999                                45                              44,346.29
310900121                   99             1995                109,625                  18.21
-------------------------------------------------------------------------------------------------------------------------
29914                      100             1999                                54                              36,534.70
310900116                  101             1972                161,126                  12.09
310900042                  102             1999                 24,048                  80.90
310900131                  103             1986                 88,339                  21.70
310900119                  104             1977                 50,237                  37.62
-------------------------------------------------------------------------------------------------------------------------
310900069                  105             1998                 23,500                  72.02
310900096                  106             1981                 72,853                  23.25
310900114                  107             1999                 16,348                 103.74
310900127                  108             1999                 10,908                 150.93
310900066                  109             1978                 35,813                  45.10
-------------------------------------------------------------------------------------------------------------------------
310900080                  110             1991                 21,290                  74.79
310900091                  111             1998                 50,194                  31.79
310900138                  112             1979                                39                              40,963.57
310851150                  113             1983                 37,435                  39.55
310900048                  114             1977                 32,122                  46.33
-------------------------------------------------------------------------------------------------------------------------
310900085                  115             1999                 28,131                  53.03
310900122                  116             1973                 45,000                  33.28
310900132                  117             1998                 13,905                 107.15
310900152                  118             1977                105,647                  14.12
310900161                  119             1997                 63,775        597       23.48                   2,508.48
-------------------------------------------------------------------------------------------------------------------------
310900107                  120             1999                 17,075                  81.75
310900060                  121             1999                 18,000                  75.59
310900092                  122             1988                                50                              26,424.52
310900144                  123             1979                 40,041                  33.06
28578                      124             1999                 56,078                  23.12
-------------------------------------------------------------------------------------------------------------------------
310900070                  125             1968                 18,000                  71.79
310900095                  126             2000                 24,049                  52.95
310900093                  127             1970                 25,770                  46.41
310900108                  128             1995                 17,592                  67.97
26843                      129
               26843A                      1978                                50                              10,138.79
               26843B                      1980                                50                              12,773.48
-------------------------------------------------------------------------------------------------------------------------
310900081                  130             1964                 13,794                  77.24
310900148                  131             1997                 51,895        442       21.09                   2,476.05
310900157                  132             1971                                60                              18,313.86
310900143                  133             1988                 24,407                  43.93
310900117                  134             1999                                32                              31,828.93
-------------------------------------------------------------------------------------------------------------------------
310900087                  135             1978                 60,340                  16.48
310900100                  136             1999                 35,914                  27.67
310900104                  137             1982                 22,738                  43.62
310900136                  138             1996                 15,723                  63.50
310900159                  139             1990                 17,600                  56.66
-------------------------------------------------------------------------------------------------------------------------
310900110                  140             1980                 59,624                  14.61
310900103                  141             1997                 25,200                  29.98
310900134                  142             1991                 13,966                  54.29
310900150                  143             1996                 33,348        303       21.45                   2,360.89
310900179                  144             1997                  5,067                 134.12
310900101                  145             1994                 16,754                  35.59
-------------------------------------------------------------------------------------------------------------------------

Totals/Weighted Avg.

                                                                                Annual                Annual
                                                                             Replacement           Replacement
                                                          Occupancy          Reserves Per            Reserves
     Loan Number         Count          Occupancy            Date             Square Foot            Per Unit
---------------------------------------------------------------------------------------------------------------------
310900140                  1
          310900140A                      93.5%            4/20/00                                     50.00
          310900140B                      96.1%            4/20/00                                     50.00
          310900140C                      97.1%            4/20/00                                     84.13
          310900140D                      99.4%            4/20/00                                     50.00
          310900140E                     100.0%            4/20/00                                     63.89
          310900140F                      99.6%            4/20/00                                     50.00
---------------------------------------------------------------------------------------------------------------------
28983                      2             100.0%             4/1/00
310851623                  3
          310851623A                      85.3%            5/31/00               0.15                  15.23
          310851623B                      77.4%            5/31/00               0.15                  13.73
          310851623C                      75.1%            5/31/00               0.15                  14.05
          310851623D                      93.1%            5/31/00               0.15                  18.14
          310851623E                      73.2%            5/31/00               0.15                  13.02
          310851623F                      74.1%            5/31/00               0.15                  15.81
          310851623G                      82.5%            5/31/00               0.15                  15.66
          310851623H                      87.4%            5/31/00               0.15                  15.90
          310851623I                      81.4%            5/31/00               0.15                  15.76
          310851623J                      86.6%            5/31/00               0.15                  14.19
          310851623K                      68.9%            5/31/00               0.15                  13.44
          310851623L                      57.8%            5/31/00               0.15                  15.04
          310851623M                      83.5%            5/31/00               0.15                  11.99
          310851623N                      86.2%            5/31/00               0.15                  12.61
          310851623O                      94.2%            5/31/00               0.15                  18.20
          310851623P                      86.9%            5/31/00               0.15                  16.88
          310851623Q                      84.8%            5/31/00               0.15                  14.29
          310851623R                      95.3%            5/31/00               0.15                  11.02
          310851623S                      93.3%            5/31/00               0.15                  18.68
---------------------------------------------------------------------------------------------------------------------
10006891                   4              93.8%            8/24/00               0.59
28326                      5              90.9%            4/15/00
28750                      6              93.3%             1/1/00               0.15
310900049                  7             100.0%             4/1/00               0.10
310900130                  8             100.0%            4/13/00               0.20
---------------------------------------------------------------------------------------------------------------------
26908                      9              73.9%            7/31/00                                   1,989.35
29198                      10            100.0%             5/1/00
310900195                  11             92.6%            4/20/00                                     50.00
29083                      12
              29083A                     100.0%            8/10/00               0.29                 285.77
              29083B                      93.8%            8/10/00               0.32                 268.75
---------------------------------------------------------------------------------------------------------------------
29106                      13            100.0%             4/1/00               0.17
28225                      14            100.0%             2/1/00
29453                      15             94.0%            5/15/00               0.15
310900170                  16            100.0%             7/1/00
26188                      17
              26188A                     100.0%            7/14/00               0.12
              26188B                     100.0%            7/14/00               0.10
---------------------------------------------------------------------------------------------------------------------
29476                      18
              29476A                     100.0%            6/15/00               0.15
              29476B                     100.0%            6/15/00               0.15
310900086                  19             96.4%            5/20/00               0.16
310900112                  20            100.0%            5/15/00
---------------------------------------------------------------------------------------------------------------------
310900190                  21            100.0%            5/20/00               0.49
27752                      22             92.5%             6/1/00               0.20
29028                      23
              29028A                     100.0%            5/15/00                                    230.00
              29028B                      94.8%            5/12/00                                    230.00
              29028C                      93.3%            5/12/00                                    230.00
              29028D                      86.7%            5/15/00                                    230.00
---------------------------------------------------------------------------------------------------------------------
310900040                  24             91.6%             7/1/00               0.20
29136                      25            100.0%            5/23/00               0.15
310900044                  26            100.0%             4/3/00
29676                      27            100.0%            4/15/00               0.20
310851554                  28            100.0%            7/13/00
28636                      29            100.0%            3/31/00
---------------------------------------------------------------------------------------------------------------------
29458                      30
              29458A                     100.0%            7/31/00               0.15
              29458B                     100.0%            7/31/00               0.15
              29458C                     100.0%             7/1/00               0.15
              29458D                     100.0%            7/31/00               0.25
---------------------------------------------------------------------------------------------------------------------
10006313                   31             80.9%            6/30/00               0.15
26301                      32            100.0%             5/1/00
29003                      33             94.0%            6/28/00                                    250.00
28935                      34            100.0%            3/15/00
28431                      35             95.5%             8/1/00               0.15
---------------------------------------------------------------------------------------------------------------------
310900090                  36            100.0%            4/20/00               0.20
9905316                    37             95.2%            7/31/00               0.28                 226.00
310900055                  38            100.0%            7/31/00
310900073                  39            100.0%
26508                      40             94.0%            3/29/00               0.24
---------------------------------------------------------------------------------------------------------------------
9905051                    41             93.0%             8/1/00               0.20
28244                      42             97.7%            6/16/00               0.15
310851629                  43             97.7%             7/7/00               0.15
310900123                  44             98.9%            6/19/00                                    250.00
310900009                  45            100.0%             8/3/00               0.15
---------------------------------------------------------------------------------------------------------------------
310900176                  46            100.0%             6/8/00               0.10
310900082                  47            100.0%            4/30/00               0.15
310900056                  48             98.6%             7/7/00               0.19
310900158                  49            100.0%             5/5/00               0.15
28686                      50             90.5%             6/5/00
---------------------------------------------------------------------------------------------------------------------
28835                      51             90.9%            5/24/00                                    250.00
310900074                  52             98.3%            6/27/00               0.20
28387                      53            100.0%            5/31/00               0.24
310851537                  54            100.0%            3/27/00               0.10
28919                      55            100.0%            4/10/00               0.10
---------------------------------------------------------------------------------------------------------------------
28850                      56             77.3%             8/9/00               0.08                  14.54
28995                      57             99.7%             8/7/00
310900084                  58            100.0%            5/31/00               0.10
310900106                  59            100.0%            4/30/00               0.15
29987                      60            100.0%             7/1/00               0.14
---------------------------------------------------------------------------------------------------------------------
10006546                   61             98.4%            3/31/00
310900057                  62             98.9%            7/28/00                                    291.90
29720                      63             91.4%            4/26/00               0.15
28494                      64            100.0%            3/31/00               0.15
29643                      65             84.0%            4/24/00               0.15
---------------------------------------------------------------------------------------------------------------------
28009                      66            100.0%            6/27/00
10006364                   67             95.7%             3/1/00               0.07
25310                      68            100.0%             7/1/00               0.20
28002                      69            100.0%            6/27/00
28104                      70            100.0%            5/15/00                                    250.00
---------------------------------------------------------------------------------------------------------------------
29570                      71
              29570A                     100.0%             6/2/00               0.14
              29570B                     100.0%             6/2/00               0.15
310900045                  72            100.0%            7/31/00
28868                      73            100.0%             4/4/00               0.15
---------------------------------------------------------------------------------------------------------------------
29267                      74            100.0%            2/29/00               0.15
310900065                  75            100.0%            4/24/00               0.51
310900094                  76            100.0%            7/11/00               0.20
10006389                   77             96.3%            4/30/00               0.15
310900053                  78             95.8%            7/13/00               0.15
---------------------------------------------------------------------------------------------------------------------
310900147                  79             97.3%            6/15/00
310900097                  80            100.0%            4/21/00               0.20
310900118                  81             97.5%            5/22/00               0.24
310900153                  82            100.0%            7/31/00
310900120                  83            100.0%             8/3/00
---------------------------------------------------------------------------------------------------------------------
310900126                  84            100.0%            5/23/00
310851628                  85            100.0%            6/21/00
310900039                  86             97.9%             6/1/00               0.15
310928353                  87            100.0%            6/12/00
310900111                  88            100.0%            5/18/00               0.15
---------------------------------------------------------------------------------------------------------------------
29512                      89            100.0%             7/1/00               0.10
28762                      90             81.0%            4/26/00               0.15
25481                      91            100.0%             3/1/00
26777                      92            100.0%             7/1/00               0.15
26216                      93            100.0%            5/17/00
---------------------------------------------------------------------------------------------------------------------
28353                      94
              28353A                     100.0%             7/1/00
              28353B                     100.0%             7/1/00
              28353C                     100.0%             7/1/00
              28353D                     100.0%             7/1/00
              28353E                     100.0%             7/1/00
              28353F                     100.0%             7/1/00
---------------------------------------------------------------------------------------------------------------------
28550                      95             94.3%            3/31/00               0.15
29397                      96             92.5%            5/25/00               0.15
310900062                  97            100.0%             4/1/00               0.20
310900113                  98             95.6%            4/11/00                                    250.00
310900121                  99            100.0%            5/30/00
---------------------------------------------------------------------------------------------------------------------
29914                     100            100.0%            6/21/00
310900116                 101            100.0%             5/9/00               0.10
310900042                 102            100.0%            12/14/99
310900131                 103            100.0%            6/21/00               0.18
310900119                 104            100.0%            5/17/00
---------------------------------------------------------------------------------------------------------------------
310900069                 105            100.0%            2/23/00
310900096                 106            100.0%             5/8/00
310900114                 107            100.0%            6/30/00
310900127                 108            100.0%            4/28/00
310900066                 109            100.0%            5/20/00
---------------------------------------------------------------------------------------------------------------------
310900080                 110            100.0%            7/31/00
310900091                 111            100.0%            2/14/00
310900138                 112            100.0%             3/1/00                                    300.00
310851150                 113             81.6%             6/1/00
310900048                 114            100.0%            5/19/00
---------------------------------------------------------------------------------------------------------------------
310900085                 115            100.0%            7/17/00               0.14
310900122                 116            100.0%             6/2/00
310900132                 117            100.0%             4/4/00
310900152                 118            100.0%             6/7/00               0.10
310900161                 119             85.0%            5/31/00               0.16                  16.92
---------------------------------------------------------------------------------------------------------------------
310900107                 120             93.5%            5/23/00               0.15
310900060                 121            100.0%             8/1/00
310900092                 122            100.0%            6/12/00                                    250.00
310900144                 123            100.0%            4/19/00               0.10
28578                     124             95.0%            4/24/00               0.15
---------------------------------------------------------------------------------------------------------------------
310900070                 125            100.0%            4/30/00
310900095                 126            100.0%            2/19/00
310900093                 127            100.0%            2/16/00
310900108                 128            100.0%             5/1/00
26843                     129
              26843A                      98.0%            6/30/00                                    250.00
              26843B                     100.0%            6/30/00                                    250.00
---------------------------------------------------------------------------------------------------------------------
310900081                 130            100.0%            3/14/00
310900148                 131             99.5%            5/17/00               0.15                  17.61
310900157                 132             93.4%             8/3/00                                    300.00
310900143                 133             96.1%            6/13/00               0.18
310900117                 134            100.0%             8/2/00                                    300.00
---------------------------------------------------------------------------------------------------------------------
310900087                 135            100.0%            3/22/00
310900100                 136            100.0%             8/1/00
310900104                 137             99.5%            7/17/00
310900136                 138            100.0%            3/30/00
310900159                 139            100.0%             8/1/00               0.23
---------------------------------------------------------------------------------------------------------------------
310900110                 140            100.0%            4/14/00               0.15
310900103                 141            100.0%             5/9/00
310900134                 142             94.2%             6/1/00
310900150                 143             99.2%            6/27/00               0.15                  16.71
310900179                 144            100.0%            8/23/00
310900101                 145            100.0%            7/31/00
---------------------------------------------------------------------------------------------------------------------

Totals/Weighted Avg.

                                                                                            Largest
                                                                                             Tenant         Largest Tenant
         Loan Number              Count                 Largest Tenant                    Square Feet         Expiration
-------------------------------------------------------------------------------------------------------------------------
310900140                           1
                   310900140A
                   310900140B
                   310900140C
                   310900140D
                   310900140E
                   310900140F
-------------------------------------------------------------------------------------------------------------------------
28983                               2        FM Global                                         328,359           7/31/09
310851623                           3
                   310851623A
                   310851623B
                   310851623C
                   310851623D
                   310851623E
                   310851623F
                   310851623G
                   310851623H
                   310851623I
                   310851623J
                   310851623K
                   310851623L
                   310851623M
                   310851623N
                   310851623O
                   310851623P
                   310851623Q
                   310851623R
                   310851623S

-------------------------------------------------------------------------------------------------------------------------
10006891                            4        Cineplex Odeon                                     16,686           1/31/09
28326                               5
28750                               6        United Artists Theatre                             20,032          12/31/01
310900049                           7        World Kitchen Inc.                                700,200           2/28/15
310900130                           8        Kaiser Foundation Hospitals, Inc.                  32,474          12/31/02
-------------------------------------------------------------------------------------------------------------------------
26908                               9
29198                               10       AMC                                               130,757           3/31/13
310900195                           11
29083                               12
                       29083A                Wendy's                                             3,200           2/15/20
                       29083B                Vinocur's                                           4,000            7/1/20
-------------------------------------------------------------------------------------------------------------------------
29106                               13       Sutton Place Gourmet                               14,207           9/30/06
28225                               14       PricewaterhouseCoopers                            146,000           1/24/12
29453                               15       Venture Factory, Inc.                              16,162          10/31/05
310900170                           16       Acuson                                            123,293           5/31/10
26188                               17
                       26188A                Boulter Carting Co.                               245,543           4/30/15
                       26188B                Fritz Companies                                    50,000           2/28/05
-------------------------------------------------------------------------------------------------------------------------
29476                               18
                       29476A                Exemplary Software                                 10,145          12/31/04
                       29476B                Trend Micro                                        24,796           6/30/03
310900086                           19       Save Mart                                          44,865           7/31/15
310900112                           20       King Soopers                                       69,693           1/19/19
-------------------------------------------------------------------------------------------------------------------------
310900190                           21       Portera Systems                                    24,479            6/9/01
27752                               22       Orth Rogers                                        14,958           8/31/01
29028                               23
                       29028A
                       29028B
                       29028C
                       29028D
-------------------------------------------------------------------------------------------------------------------------
310900040                           24       Stein Mart                                         36,000           2/28/15
29136                               25       Solectron                                         198,000           3/31/05
310900044                           26       Industrial Distribution Corp.                     315,896          12/31/19
29676                               27       Chameleon Systems, Inc.                            39,300           5/14/06
310851554                           28       Marshall's                                         25,480           1/31/05
28636                               29       HomeSide Lending                                  136,798          12/31/08
-------------------------------------------------------------------------------------------------------------------------
29458                               30
                       29458A                Centennial Liquor Stores                            5,500           7/31/20
                       29458B                Centennial Liquor Stores                            5,000           7/31/20
                       29458C                Centennial Liquor Stores                            8,408           7/31/20
                       29458D                Centennial Liquor Stores                            5,938           7/31/20
-------------------------------------------------------------------------------------------------------------------------
10006313                            31       Legacy Lighting                                     5,705           3/31/05
26301                               32       Hobs, Strauss, Dean & Walk                         13,881           4/30/09
29003                               33
28935                               34       United Technologies Corporation                   118,201           2/28/15
28431                               35       B.J.'s Wholesale Club                             112,896            4/1/07
-------------------------------------------------------------------------------------------------------------------------
310900090                           36       DataWay, Inc                                       10,655           1/31/05
9905316                             37
310900055                           38       Natrol, Inc.                                       81,291          12/31/19
310900073                           39       Wal-Mart                                          219,750            1/1/25
26508                               40       Coventry Health Care                               41,771           8/31/04
-------------------------------------------------------------------------------------------------------------------------
9905051                             41       Wells Fargo                                         6,020           5/14/05
28244                               42       Litton Consulting                                  16,105           8/31/03
310851629                           43       Job Options, Inc.                                  11,816           9/30/07
310900123                           44
310900009                           45       Marconi Systems                                    81,800          10/31/04
-------------------------------------------------------------------------------------------------------------------------
310900176                           46       Rohm Electronics USA                               46,299           6/30/05
310900082                           47       Mid-America Overseas, Inc.                         48,000           3/31/05
310900056                           48       Albertson's                                        49,158           2/28/13
310900158                           49       Hayes Medical                                      28,500           11/5/08
28686                               50       Giant Eagle                                        80,021            4/1/21
-------------------------------------------------------------------------------------------------------------------------
28835                               51
310900074                           52       Executive Suites of Woodbury                       11,531           9/30/09
28387                               53       Kensington Park Hotel                              49,198           8/31/13
310851537                           54       COA, Inc.                                         120,800           3/31/14
28919                               55       Staples, Inc.                                      25,500           2/28/15
-------------------------------------------------------------------------------------------------------------------------
28850                               56
28995                               57
310900084                           58       Terminal Corporation                              200,000           5/31/05
310900106                           59       Office Depot                                       28,000           3/31/15
29987                               60       Staples                                            24,500           1/20/12
-------------------------------------------------------------------------------------------------------------------------
10006546                            61       Helen Condas                                        2,240           2/28/01
310900057                           62
29720                               63       Family Christian Books                              5,851          10/15/08
28494                               64       Kings Supermarket                                  20,000            9/1/19
29643                               65       St. James                                           6,629          12/31/13
-------------------------------------------------------------------------------------------------------------------------
28009                               66       Scheels All Sports                                 37,849            9/1/14
10006364                            67       Dr. Ang                                             2,467           2/28/05
25310                               68       Renaissance Insurance                              27,200           4/30/09
28002                               69       Big K                                              82,924          11/30/07
28104                               70
-------------------------------------------------------------------------------------------------------------------------
29570                               71
                       29570A                Panorama Pediatric                                  8,140           4/30/02
                       29570B                Bingo World                                        17,000           9/30/04
310900045                           72       Earle M. Jorgensen Company                        125,188          12/14/23
28868                               73       Philadelphia Lobster Co.                            2,602          11/30/00
-------------------------------------------------------------------------------------------------------------------------
29267                               74
310900065                           75       Hugh O'Kane Electric Co. LLC                       68,000           4/30/10
310900094                           76       Luminate                                           15,987           8/31/04
10006389                            77       O'Briens' Market                                   28,000           8/31/09
310900053                           78       Glit Disco                                         20,584           4/30/01
-------------------------------------------------------------------------------------------------------------------------
310900147                           79
310900097                           80       United States of America                           19,295           3/12/15
310900118                           81       Lockwood, Andrews & Newman                         18,583            1/1/01
310900153                           82       Hampden Liquors                                     4,940          10/31/09
310900120                           83       Core-Mark Distributors, Inc.                      108,450           1/31/08
-------------------------------------------------------------------------------------------------------------------------
310900126                           84       Southwall Technology                               16,160           7/31/02
310851628                           85       Western Building Services                          28,800           4/30/06
310900039                           86       SOL Communications                                 20,000           2/28/04
310928353                           87       Alternative Materials Technology                   45,000          12/31/07
310900111                           88       Big Jim's House of Printing                        18,400           4/30/05
-------------------------------------------------------------------------------------------------------------------------
29512                               89       Walgreen's                                         15,120           5/13/60
28762                               90       Kinko's                                             6,580           5/31/09
25481                               91       Staples (Ground Lease)                             55,465           1/31/13
26777                               92       CVS                                                14,088           6/30/09
26216                               93
-------------------------------------------------------------------------------------------------------------------------
28353                               94
                       28353A                Hardee's                                            3,666           3/14/12
                       28353B                Hardee's                                            3,500           3/14/12
                       28353C                Hardee's                                            3,548           3/14/12
                       28353D                Hardee's                                            3,574           3/14/12
                       28353E                Hardee's                                            3,869           3/14/12
                       28353F                Hardee's                                            2,740           3/14/12
-------------------------------------------------------------------------------------------------------------------------
28550                               95       Boston Institute for Psychotherapy                  5,264          11/14/09
29397                               96
310900062                           97       Minolta Business Systems, Inc.                     14,500           9/30/06
310900113                           98
310900121                           99       Otis Spunkmeyer                                   109,625           8/31/09
-------------------------------------------------------------------------------------------------------------------------
29914                              100
310900116                          101       Fort Wayne Pools, Inc.                            161,126           5/31/15
310900042                          102       Staples The Office Superstore, Inc.                24,048           7/31/14
310900131                          103       Sterling Moving & Storage                          51,390           7/31/10
310900119                          104       Liberace Foundation                                28,560           4/30/20
-------------------------------------------------------------------------------------------------------------------------
310900069                          105       Office Max                                         23,500          10/31/13
310900096                          106       Manhattan Transportation Co.                       38,160           1/31/04
310900114                          107       Economic & Planning Systems                         8,831           6/11/10
310900127                          108       Eckerd Corporation                                 10,908           1/24/20
310900066                          109       Prestige Printing (Bruce Fornoff Soreson)           4,884           3/14/04
-------------------------------------------------------------------------------------------------------------------------
310900080                          110       Raley's                                            22,000           7/31/14
310900091                          111       QED Manufacturing                                  13,032          10/31/01
310900138                          112
310851150                          113       Lucky Dragon III                                    7,560            8/1/05
310900048                          114       Commerce Security Bank                             23,258           3/31/04
-------------------------------------------------------------------------------------------------------------------------
310900085                          115       New Group, LLC                                     16,760          12/31/09
310900122                          116       System Technology Associates                       13,700           1/31/05
310900132                          117       Walgreen Arizona Drug Co.                          13,905          10/31/18
310900152                          118       Westmed, Inc.                                      53,639           8/31/04
310900161                          119
-------------------------------------------------------------------------------------------------------------------------
310900107                          120       PAQ, Inc. - Food 4 Less Office                      5,966          10/31/14
310900060                          121       Digital View, Inc.                                 12,000           4/30/04
310900092                          122
310900144                          123       Forming Specialties Inc.                           40,041          12/31/03
28578                              124       Cates Control Systems                              18,298           8/31/09
-------------------------------------------------------------------------------------------------------------------------
310900070                          125       Silicon Image                                      18,000          12/14/02
310900095                          126       Staples The Office Superstore, Inc.                24,049           2/28/15
310900093                          127       Bettcher Process Services                          12,770          11/30/03
310900108                          128       Motorola, Inc.                                     17,592           6/30/06
26843                              129
                       26843A
                       26843B
-------------------------------------------------------------------------------------------------------------------------
310900081                          130       Washington Mutual Bank                             13,794          12/31/09
310900148                          131
310900157                          132
310900143                          133       Kenco Graphics                                      5,003          12/31/00
310900117                          134
-------------------------------------------------------------------------------------------------------------------------
310900087                          135       SCP Global Technologies                            60,340          12/31/04
310900100                          136       SPW, Inc.                                           6,153           9/30/02
310900104                          137       Clickservice.com                                    2,636           1/31/01
310900136                          138       Totally Games                                       7,954          10/14/00
310900159                          139       Video Update                                        5,800          11/21/00
-------------------------------------------------------------------------------------------------------------------------
310900110                          140       IEM Atlanta                                        59,624           5/31/15
310900103                          141       Artisan (John Avila)                                1,800             M-T-M
310900134                          142       Springer & Anderson                                 1,800           6/30/00
310900150                          143
310900179                          144       Barclay                                             5,067           7/31/20
310900101                          145       Coin Controls, Inc.                                 8,432           9/30/01
-------------------------------------------------------------------------------------------------------------------------

Totals/Weighted Avg.

                                                                                    Second          Second
                                                                                    Largest         Largest
                                                                                     Tenant          Tenant               Cross-
         Loan Number      Count                 Second Largest Tenant              Square Feet     Expiration         Collateralized
------------------------------------------------------------------------------------------------------------------------------------
10900140                   1                                                                                                Yes
           310900140A                                                                                                        Yes
           310900140B                                                                                                        Yes
           310900140C                                                                                                        Yes
           310900140D                                                                                                        Yes
           310900140E                                                                                                        Yes
           310900140F                                                                                                        Yes
------------------------------------------------------------------------------------------------------------------------------------
28983                       2                                                                                                No
310851623                   3                                                                                                Yes
           310851623A                                                                                                        Yes
           310851623B                                                                                                        Yes
           310851623C                                                                                                        Yes
           310851623D                                                                                                        Yes
           310851623E                                                                                                        Yes
           310851623F                                                                                                        Yes
           310851623G                                                                                                        Yes
           310851623H                                                                                                        Yes
           310851623I                                                                                                        Yes
           310851623J                                                                                                        Yes
           310851623K                                                                                                        Yes
           310851623L                                                                                                        Yes
           310851623M                                                                                                        Yes
           310851623N                                                                                                        Yes
           310851623O                                                                                                        Yes
           310851623P                                                                                                        Yes
           310851623Q                                                                                                        Yes
           310851623R                                                                                                        Yes
           310851623S                                                                                                        Yes
------------------------------------------------------------------------------------------------------------------------------------
10006891                    4        Restoration Hardware                                 14,000          1/31/11            No
28326                       5                                                                                                No
28750                       6        Claim Jumper                                         11,630          4/30/15            No
310900049                   7                                                                                                No
310900130                   8        HealthSouth Surgery Center                           13,218          4/30/09            No
------------------------------------------------------------------------------------------------------------------------------------
26908                       9                                                                                                No
29198                       10                                                                                               No
310900195                   11                                                                                               No
29083                       12                                                                                               Yes
               29083A                14th Street Foods (Taco Bell)                         2,000          9/1/14             Yes
               29083B                                                                                                        Yes
------------------------------------------------------------------------------------------------------------------------------------
29106                       13       Pier One Imports                                      8,683          4/30/04            No
28225                       14                                                                                               No
29453                       15       MyPrime Time                                         13,918          1/31/05            No
310900170                   16                                                                                               No
26188                       17                                                                                               Yes
               26188A                Xerox                                                126,292         9/30/08            Yes
               26188B                Ryder Dedicated                                      42,256          8/31/04            Yes
------------------------------------------------------------------------------------------------------------------------------------
29476                       18                                                                                               Yes
               29476A                General Bank                                          6,638         10/31/04            Yes
               29476B                Communities.com                                      23,192          2/28/04            Yes
310900086                   19       Longs Drugs                                          31,472          9/30/15            No
310900112                   20       Paper Warehouse                                       9,798          2/28/10            No
------------------------------------------------------------------------------------------------------------------------------------
310900190                   21       Peelle                                               12,259          8/31/04            No
27752                       22       Piazza Square Trio                                   14,105         12/31/04            No
29028                       23                                                                                               Yes
               29028A                                                                                                        Yes
               29028B                                                                                                        Yes
               29028C                                                                                                        Yes
               29028D                                                                                                        Yes
------------------------------------------------------------------------------------------------------------------------------------
310900040                   24       Fashion Q                                            12,000         12/31/09            No
29136                       25                                                                                               No
310900044                   26                                                                                               No
29676                       27       TekEdge                                              33,300          4/15/05            No
310851554                   28       Wherehouse Records                                    7,000          1/31/01            No
28636                       29                                                                                               No
------------------------------------------------------------------------------------------------------------------------------------
29458                       30                                                                                               Yes
               29458A                Quik Shop Convenience Store                           3,500          7/31/20            Yes
               29458B                Quik Shop Convenience Store                           4,163          7/31/20            Yes
               29458C                Quik Shop Convenience Store                           3,600          7/31/20            Yes
               29458D                                                                                                        Yes
------------------------------------------------------------------------------------------------------------------------------------
10006313                    31       A Touch of History                                    5,026          4/1/04             No
26301                       32       Universal Service Admin                              13,381         12/31/03            No
29003                       33                                                                                               No
28935                       34                                                                                               No
28431                       35       Happy Floors                                         45,000          8/1/04             No
------------------------------------------------------------------------------------------------------------------------------------
310900090                   36       Uproar                                                8,856          2/28/05            No
9905316                     37                                                                                               No
310900055                   38       Walking Company                                      51,309          3/31/04            No
310900073                   39                                                                                               No
26508                       40       Octel America, Inc.                                  13,306         12/31/01            No
------------------------------------------------------------------------------------------------------------------------------------
9905051                     41       Excaliber                                             5,802          3/15/03            No
28244                       42       County of LA                                         11,559          8/31/02            No
310851629                   43       Aker Leather                                          8,930          7/31/00            No
310900123                   44                                                                                               No
310900009                   45       Cox Communications                                   76,800         10/31/07            No
------------------------------------------------------------------------------------------------------------------------------------
310900176                   46       Konka USA                                            22,416          3/14/05            No
310900082                   47       Lynden Air Freight, Inc.                             28,800         12/31/04            No
310900056                   48       JC Penney                                            38,720          2/28/04            No
310900158                   49       Powerwave Technologies, Inc.                         20,558          1/31/05            No
28686                       50       Kronheims Furniture                                  25,778          1/7/02             No
------------------------------------------------------------------------------------------------------------------------------------
28835                       51                                                                                               No
310900074                   52       LGI Entertainment, Inc.                               5,183         12/31/04            No
28387                       53       Elks Club Lodge                                      45,476          3/31/13            No
310851537                   54                                                                                               No
28919                       55                                                                                               No
------------------------------------------------------------------------------------------------------------------------------------
28850                       56                                                                                               No
28995                       57                                                                                               No
310900084                   58                                                                                               No
310900106                   59                                                                                               No
29987                       60       Michaels                                             23,715          2/28/09            No
------------------------------------------------------------------------------------------------------------------------------------
10006546                    61       Roger Carlton & Associates                            2,121          6/30/02            No
310900057                   62                                                                                               No
29720                       63       Sizes Unlimited                                       5,075          1/30/03            No
28494                       64                                                                                               No
29643                       65       LG's Prime Steakhouse                                 6,559         11/30/12            No
------------------------------------------------------------------------------------------------------------------------------------
28009                       66       Dagwoods On and Offsale                               3,216          1/1/06             No
10006364                    67       Larry Hooper                                          2,390          8/31/09            No
25310                       68                                                                                               No
28002                       69       Ace Hardware (Kroger)                                10,069          7/31/01            No
28104                       70                                                                                               No
------------------------------------------------------------------------------------------------------------------------------------
29570                       71                                                                                               Yes
               29570A                Greater Rochester                                     5,354          6/30/02            Yes
               29570B                Amos Karate                                           6,168           M-T-M             Yes
310900045                   72                                                                                               No
28868                       73       Charles Kremp Florist                                 2,000         10/31/04            No
------------------------------------------------------------------------------------------------------------------------------------
29267                       74                                                                                               No
310900065                   75                                                                                               No
310900094                   76       Echo Online                                           8,811          9/30/01            No
10006389                    77       Valley Hill Dental                                    5,040          8/31/03            No
310900053                   78       Buttes Pipe and Supply                               20,000          8/31/02            No
------------------------------------------------------------------------------------------------------------------------------------
310900147                   79                                                                                               No
310900097                   80                                                                                               No
310900118                   81       ECOM                                                 15,005          9/1/01             No
310900153                   82       American Greetings                                    4,420          12/3/05            No
310900120                   83                                                                                               No
------------------------------------------------------------------------------------------------------------------------------------
310900126                   84       Maxpeed Corporation                                  14,014          6/30/02            No
310851628                   85       Vortex Doors                                          4,800          7/31/05            No
310900039                   86       Valley Design                                        13,314         11/30/01            No
310928353                   87       Cascade Orthopedic Supply                             9,000          3/31/02            No
310900111                   88       United Healthcare Services                           17,600          4/30/03            No
------------------------------------------------------------------------------------------------------------------------------------
29512                       89                                                                                               No
28762                       90       Music Shop                                            4,510          12/1/05            No
25481                       91                                                                                               No
26777                       92                                                                                               No
26216                       93                                                                                               No
------------------------------------------------------------------------------------------------------------------------------------
28353                       94                                                                                               Yes
               28353A                                                                                                        Yes
               28353B                                                                                                        Yes
               28353C                                                                                                        Yes
               28353D                                                                                                        Yes
               28353E                                                                                                        Yes
               28353F                                                                                                        Yes
------------------------------------------------------------------------------------------------------------------------------------
28550                       95       GLS, Inc.                                             3,554         10/31/09            No
29397                       96                                                                                               No
310900062                   97                                                                                               No
310900113                   98                                                                                               No
310900121                   99                                                                                               No
------------------------------------------------------------------------------------------------------------------------------------
29914                      100                                                                                               No
310900116                  101                                                                                               No
310900042                  102                                                                                               No
310900131                  103       Resource Recycling                                   18,929          8/31/02            No
310900119                  104       Charles & Helen Harris                                6,600          10/1/02            No
------------------------------------------------------------------------------------------------------------------------------------
310900069                  105                                                                                               No
310900096                  106       Easterday Janitorial Supply Co.                      34,693          3/31/10            No
310900114                  107       The Pacific Firm                                      3,966         12/27/04            No
310900127                  108                                                                                               No
310900066                  109       Calcon Systems                                        3,853          1/14/02            No
------------------------------------------------------------------------------------------------------------------------------------
310900080                  110                                                                                               No
310900091                  111       Plateworks, Inc.                                     12,000          3/31/05            No
310900138                  112                                                                                               No
310851150                  113       Amer Choice Children                                  3,566          5/1/05             No
310900048                  114       CA Department of Transportation                       8,864         12/31/02            No
------------------------------------------------------------------------------------------------------------------------------------
310900085                  115       Transportation Management Inc.                       13,500          2/28/05            No
310900122                  116       Libby-Owens-Ford Company                             13,300          9/20/01            No
310900132                  117                                                                                               No
310900152                  118       R&S Chackel Enterprises                              43,008         12/31/06            No
310900161                  119                                                                                               No
------------------------------------------------------------------------------------------------------------------------------------
310900107                  120       Royal Beauty                                          1,920         12/31/04            No
310900060                  121       Intercon Tool                                         3,000          4/15/01            No
310900092                  122                                                                                               No
310900144                  123                                                                                               No
28578                      124       Prism Resources                                      12,850          9/30/03            No
------------------------------------------------------------------------------------------------------------------------------------
310900070                  125                                                                                               No
310900095                  126                                                                                               No
310900093                  127       Top Gun Industrial Finishing, Inc.                    8,000         12/31/05            No
310900108                  128                                                                                               No
26843                      129                                                                                               Yes
               26843A                                                                                                        Yes
               26843B                                                                                                        Yes
------------------------------------------------------------------------------------------------------------------------------------
310900081                  130                                                                                               No
310900148                  131                                                                                               No
310900157                  132                                                                                               No
310900143                  133       Bachtuyet Trinh                                       1,982          3/31/02            No
310900117                  134                                                                                               No
------------------------------------------------------------------------------------------------------------------------------------
310900087                  135                                                                                               No
310900100                  136       Louis Neukirch GMBH                                   6,153          1/31/03            No
310900104                  137       BARTA                                                 1,996          2/28/02            No
310900136                  138       Streamline Solutions                                  3,765         10/14/04            No
310900159                  139       Fitness For Life                                      2,400         10/31/03            No
------------------------------------------------------------------------------------------------------------------------------------
310900110                  140                                                                                               No
310900103                  141       JAE Auto Parts                                        1,800           M-T-M             No
310900134                  142       Biffar                                                1,087          7/31/01            No
310900150                  143                                                                                               No
310900179                  144                                                                                               No
310900101                  145       RKS Transport, Inc.                                   8,322          2/28/03            No
------------------------------------------------------------------------------------------------------------------------------------

Totals/Weighted Avg.

                                             Cross Collateral              Release
         Loan Number       Count                Description              Provisions               Release Provision Terms
------------------------------------------------------------------------------------------------------------------------------------
310900140                    1              Multiple Properties              Yes
            310900140A                      Multiple Properties              Yes        30% max substitution over life - subject to
                                                                                        DSCR & LTV; No prepayment.
            310900140B                      Multiple Properties              Yes        30% max substitution over life - subject to
                                                                                        DSCR & LTV; No prepayment.
            310900140C                      Multiple Properties              Yes        30% max substitution over life - subject to
                                                                                        DSCR & LTV; No prepayment.
            310900140D                      Multiple Properties              Yes        30% max substitution over life - subject to
                                                                                        DSCR & LTV; No prepayment.
            310900140E                      Multiple Properties              Yes        30% max substitution over life - subject to
                                                                                        DSCR & LTV; No prepayment.
            310900140F                      Multiple Properties              Yes        30% max substitution over life - subject to
                                                                                        DSCR & LTV; No prepayment.
------------------------------------------------------------------------------------------------------------------------------------
28983                        2                                               No
310851623                    3              Multiple Properties              No
            310851623A                      Multiple Properties              No
            310851623B                      Multiple Properties              No
            310851623C                      Multiple Properties              No
            310851623D                      Multiple Properties              No
            310851623E                      Multiple Properties              No
            310851623F                      Multiple Properties              No
            310851623G                      Multiple Properties              No
            310851623H                      Multiple Properties              No
            310851623I                      Multiple Properties              No
            310851623J                      Multiple Properties              No
            310851623K                      Multiple Properties              No
            310851623L                      Multiple Properties              No
            310851623M                      Multiple Properties              No
            310851623N                      Multiple Properties              No
            310851623O                      Multiple Properties              No
            310851623P                      Multiple Properties              No
            310851623Q                      Multiple Properties              No
            310851623R                      Multiple Properties              No
            310851623S                      Multiple Properties              No
------------------------------------------------------------------------------------------------------------------------------------
10006891                     4                                               No
28326                        5                                               No
28750                        6                                               No
310900049                    7                                               No
310900130                    8                                               No
------------------------------------------------------------------------------------------------------------------------------------
26908                        9                                               No
29198                        10                                              No
310900195                    11                                              No
29083                        12             Multiple Properties              Yes
                29083A                      Multiple Properties              Yes        125% Defeasance; 1.45x DSCR; 70% LTV
                29083B                      Multiple Properties              Yes        125% Defeasance; 1.45x DSCR; 70% LTV
------------------------------------------------------------------------------------------------------------------------------------
29106                        13                                              No
28225                        14                                              No
29453                        15                                              No
310900170                    16                                              No
26188                        17             Multiple Properties              No
                26188A                      Multiple Properties              No
                26188B                      Multiple Properties              No

------------------------------------------------------------------------------------------------------------------------------------
29476                        18             Multiple Properties              Yes
                29476A                      Multiple Properties              Yes        125% Defeasance; 1.45x DSCR; 70% LTV
                29476B                      Multiple Properties              Yes        125% Defeasance; 1.45x DSCR; 70% LTV
310900086                    19                                              No
310900112                    20                                              No
------------------------------------------------------------------------------------------------------------------------------------
310900190                    21                                              No
27752                        22                                              No
29028                        23             Multiple Properties              Yes
                29028A                      Multiple Properties              Yes        125% Defeasance; 1.30x DSCR; 80%LTV
                29028B                      Multiple Properties              Yes        125% Defeasance; 1.30x DSCR; 80%LTV
                29028C                      Multiple Properties              Yes        125% Defeasance; 1.30x DSCR; 80%LTV
                29028D                      Multiple Properties              Yes        125% Defeasance; 1.30x DSCR; 80%LTV
------------------------------------------------------------------------------------------------------------------------------------
310900040                    24                                              No
29136                        25                                              Yes        Outparcel - no allocated  value
310900044                    26                                              No
29676                        27                                              No
310851554                    28                                              No
28636                        29                                              Yes        Outparcel - no allocated  value
------------------------------------------------------------------------------------------------------------------------------------
29458                        30             Multiple Properties              Yes
                29458A                      Multiple Properties              Yes        125% Defeasance; 1.32x DSCR; 72% LTV
                29458B                      Multiple Properties              Yes        125% Defeasance; 1.32x DSCR; 72% LTV
                29458C                      Multiple Properties              Yes        125% Defeasance; 1.32x DSCR; 72% LTV
                29458D                      Multiple Properties              Yes        125% Defeasance; 1.32x DSCR; 72% LTV
------------------------------------------------------------------------------------------------------------------------------------
10006313                     31                                              No
26301                        32                                              No
29003                        33                                              No
28935                        34                                              No
28431                        35                                              No
------------------------------------------------------------------------------------------------------------------------------------
310900090                    36                                              No
9905316                      37                                              No
310900055                    38                                              No
310900073                    39                                              No
26508                        40                                              No
------------------------------------------------------------------------------------------------------------------------------------
9905051                      41                                              No
28244                        42                                              No
310851629                    43                                              No
310900123                    44                                              Yes        Outparcel - no allocated  value
310900009                    45                                              No
------------------------------------------------------------------------------------------------------------------------------------
310900176                    46                                              No
310900082                    47                                              No
310900056                    48                                              No
310900158                    49                                              No
28686                        50                                              No
------------------------------------------------------------------------------------------------------------------------------------
28835                        51                                              No
310900074                    52                                              No
28387                        53                                              No
310851537                    54                                              No
28919                        55                                              No
------------------------------------------------------------------------------------------------------------------------------------
28850                        56                                              No
28995                        57                                              No
310900084                    58                                              No
310900106                    59                                              No
29987                        60                                              Yes        Outparcel - no allocated  value
------------------------------------------------------------------------------------------------------------------------------------
10006546                     61                                              No
310900057                    62                                              No
29720                        63                                              No
28494                        64                                              No
29643                        65                                              No
------------------------------------------------------------------------------------------------------------------------------------
28009                        66                                              No
10006364                     67                                              No
25310                        68                                              No
28002                        69                                              No
28104                        70                                              No
------------------------------------------------------------------------------------------------------------------------------------
29570                        71             Multiple Properties              Yes
                29570A                      Multiple Properties              Yes        125% Defeasance; 1.46x DSCR; 55% LTV;
                                                                                        Outparcel - no allocated value.
                29570B                      Multiple Properties              Yes        125% Defeasance; 1.46x DSCR; 55% LTV
310900045                    72                                              No
28868                        73                                              No
------------------------------------------------------------------------------------------------------------------------------------
29267                        74                                              No
310900065                    75                                              No
310900094                    76                                              No
10006389                     77                                              No
310900053                    78                                              No
------------------------------------------------------------------------------------------------------------------------------------
310900147                    79                                              No
310900097                    80                                              No
310900118                    81                                              No
310900153                    82                                              Yes        Outparcel - no allocated  value; Subject to
                                                                                        rent/LTV constraints.
310900120                    83                                              No
------------------------------------------------------------------------------------------------------------------------------------
310900126                    84                                              No
310851628                    85                                              No
310900039                    86                                              No
310928353                    87                                              Yes        125% of appraised value or free release
                                                                                        subject to DSCR & LTV tests.
310900111                    88                                              No
------------------------------------------------------------------------------------------------------------------------------------
29512                        89                                              No
28762                        90                                              Yes        Outparcel - no allocated  value
25481                        91                                              No
26777                        92                                              No
26216                        93                                              No
------------------------------------------------------------------------------------------------------------------------------------
28353                        94             Multiple Properties              Yes
                28353A                      Multiple Properties              Yes        125% YM; 1.30x DSCR; 75% LTV
                28353B                      Multiple Properties              Yes        125% YM; 1.30x DSCR; 75% LTV
                28353C                      Multiple Properties              Yes        125% YM; 1.30x DSCR; 75% LTV
                28353D                      Multiple Properties              Yes        125% YM; 1.30x DSCR; 75% LTV
                28353E                      Multiple Properties              Yes        125% YM; 1.30x DSCR; 75% LTV
                28353F                      Multiple Properties              Yes        125% YM; 1.30x DSCR; 75% LTV
------------------------------------------------------------------------------------------------------------------------------------
28550                        95                                              No
29397                        96                                              No
310900062                    97                                              No
310900113                    98                                              No
310900121                    99                                              No
------------------------------------------------------------------------------------------------------------------------------------
29914                       100                                              Yes        Outparcel - no allocated  value
310900116                   101                                              No
310900042                   102                                              No
310900131                   103                                              No
310900119                   104                                              No
------------------------------------------------------------------------------------------------------------------------------------
310900069                   105                                              No
310900096                   106                                              No
310900114                   107                                              No
310900127                   108                                              No
310900066                   109                                              No
------------------------------------------------------------------------------------------------------------------------------------
310900080                   110                                              No
310900091                   111                                              No
310900138                   112                                              No
310851150                   113                                              No
310900048                   114                                              No
------------------------------------------------------------------------------------------------------------------------------------
310900085                   115                                              No
310900122                   116                                              No
310900132                   117                                              No
310900152                   118                                              No
310900161                   119                                              No
------------------------------------------------------------------------------------------------------------------------------------
310900107                   120                                              No
310900060                   121                                              No
310900092                   122                                              No
310900144                   123                                              No
28578                       124                                              No
------------------------------------------------------------------------------------------------------------------------------------
310900070                   125                                              No
310900095                   126                                              Yes        Outparcel - no allocated  value
310900093                   127                                              No
310900108                   128                                              No
26843                       129             Multiple Properties              No
                26843A                      Multiple Properties              No
                26843B                      Multiple Properties              No

------------------------------------------------------------------------------------------------------------------------------------
310900081                   130                                              No
310900148                   131                                              No
310900157                   132                                              No
310900143                   133                                              No
310900117                   134                                              No
------------------------------------------------------------------------------------------------------------------------------------
310900087                   135                                              No
310900100                   136                                              No
310900104                   137                                              No
310900136                   138                                              No
310900159                   139                                              No
------------------------------------------------------------------------------------------------------------------------------------
310900110                   140                                              No
310900103                   141                                              No
310900134                   142                                              No
310900150                   143                                              No
310900179                   144                                              No
310900101                   145                                              No
------------------------------------------------------------------------------------------------------------------------------------

Totals/Weighted Avg.

                                                                                              Deferred
                                         Tax         Insurance         Replacement          Maintenance         TI/LC
         Loan Number      Count         Escrow        Escrow             Escrow                Escrow           Escrow
---------------------------------------------------------------------------------------------------------------------------
310900140                    1            Yes            Yes                Yes                  Yes               No
            310900140A                    Yes            Yes                Yes                  Yes               No
            310900140B                    Yes            Yes                Yes                  Yes               No
            310900140C                    Yes            Yes                Yes                   No               No
            310900140D                    Yes            Yes                Yes                   No               No
            310900140E                    Yes            Yes                Yes                  Yes               No
            310900140F                    Yes            Yes                Yes                   No               No
---------------------------------------------------------------------------------------------------------------------------
28983                        2             No            No                 No                    No               No
310851623                    3            Yes            No                 Yes                  Yes               No
            310851623A                    Yes            No                 Yes                  Yes               No
            310851623B                    Yes            No                 Yes                  Yes               No
            310851623C                    Yes            No                 Yes                  Yes               No
            310851623D                    Yes            No                 Yes                  Yes               No
            310851623E                    Yes            No                 Yes                  Yes               No
            310851623F                    Yes            No                 Yes                  Yes               No
            310851623G                    Yes            No                 Yes                  Yes               No
            310851623H                    Yes            No                 Yes                  Yes               No
            310851623I                    Yes            No                 Yes                  Yes               No
            310851623J                    Yes            No                 Yes                  Yes               No
            310851623K                    Yes            No                 Yes                  Yes               No
            310851623L                    Yes            No                 Yes                  Yes               No
            310851623M                    Yes            No                 Yes                  Yes               No
            310851623N                    Yes            No                 Yes                  Yes               No
            310851623O                    Yes            No                 Yes                  Yes               No
            310851623P                    Yes            No                 Yes                  Yes               No
            310851623Q                    Yes            No                 Yes                  Yes               No
            310851623R                    Yes            No                 Yes                   No               No
            310851623S                    Yes            No                 Yes                  Yes               No
---------------------------------------------------------------------------------------------------------------------------
10006891                     4            Yes            No                 Yes                   No              Yes
28326                        5            Yes            Yes                Yes                   No               No
28750                        6            Yes            No                 Yes                  Yes              Yes
310900049                    7             No            No                 Yes                   No               No
310900130                    8            Yes            Yes                Yes                   No              Yes
---------------------------------------------------------------------------------------------------------------------------
26908                        9            Yes            Yes                Yes                   No               No
29198                        10            No            No                 No                    No               No
310900195                    11           Yes            Yes                Yes                   No               No
29083                        12           Yes            Yes                Yes                  Yes              Yes
                29083A                    Yes            Yes                Yes                  Yes               No
                29083B                    Yes            Yes                Yes                   No              Yes
---------------------------------------------------------------------------------------------------------------------------
29106                        13           Yes            No                 Yes                  Yes               No
28225                        14            No            No                 No                    No               No
29453                        15           Yes            Yes                Yes                   No               No
310900170                    16            No            No                 No                    No               No
26188                        17           Yes            No                 Yes                  Yes              Yes
                26188A                    Yes            No                 Yes                  Yes              Yes
                26188B                    Yes            No                 Yes                  Yes              Yes
---------------------------------------------------------------------------------------------------------------------------
29476                        18           Yes            Yes                Yes                  Yes              Yes
                29476A                    Yes            Yes                Yes                  Yes              Yes
                29476B                    Yes            Yes                Yes                  Yes              Yes
310900086                    19           Yes            Yes                Yes                   No               No
310900112                    20           Yes            Yes                No                    No               No
---------------------------------------------------------------------------------------------------------------------------
310900190                    21           Yes            Yes                Yes                  Yes              Yes
27752                        22           Yes            No                 Yes                  Yes              Yes
29028                        23           Yes            Yes                Yes                  Yes               No
                29028A                    Yes            Yes                Yes                  Yes               No
                29028B                    Yes            Yes                Yes                  Yes               No
                29028C                    Yes            Yes                Yes                  Yes               No
                29028D                    Yes            Yes                Yes                  Yes               No
---------------------------------------------------------------------------------------------------------------------------
310900040                    24           Yes            No                 Yes                   No               No
29136                        25           Yes            No                 Yes                   No               No
310900044                    26           Yes            Yes                No                    No               No
29676                        27           Yes            Yes                Yes                   No               No
310851554                    28            No            No                 No                    No               No
28636                        29           Yes            Yes                No                    No               No
---------------------------------------------------------------------------------------------------------------------------
29458                        30           Yes            Yes                Yes                  Yes               No
                29458A                    Yes            Yes                Yes                   No               No
                29458B                    Yes            Yes                Yes                   No               No
                29458C                    Yes            Yes                Yes                  Yes               No
                29458D                    Yes            Yes                Yes                  Yes               No
---------------------------------------------------------------------------------------------------------------------------
10006313                     31           Yes            Yes                Yes                   No              Yes
26301                        32            No            No                 No                    No               No
29003                        33           Yes            Yes                Yes                  Yes               No
28935                        34            No            No                 No                    No               No
28431                        35           Yes            Yes                Yes                  Yes              Yes
---------------------------------------------------------------------------------------------------------------------------
310900090                    36           Yes            Yes                Yes                   No              Yes
9905316                      37           Yes            Yes                Yes                   No               No
310900055                    38            No            No                 No                    No               No
310900073                    39            No            No                 No                    No               No
26508                        40           Yes            Yes                Yes                  Yes              Yes
---------------------------------------------------------------------------------------------------------------------------
9905051                      41           Yes            Yes                Yes                  Yes              Yes
28244                        42           Yes            No                 Yes                  Yes               No
310851629                    43           Yes            Yes                Yes                   No               No
310900123                    44           Yes            Yes                Yes                  Yes               No
310900009                    45           Yes            No                 Yes                   No              Yes
---------------------------------------------------------------------------------------------------------------------------
310900176                    46           Yes            Yes                Yes                   No               No
310900082                    47           Yes            No                 Yes                   No               No
310900056                    48           Yes            Yes                Yes                   No               No
310900158                    49           Yes            Yes                Yes                   No              Yes
28686                        50           Yes            No                 No                   Yes               No
---------------------------------------------------------------------------------------------------------------------------
28835                        51           Yes            Yes                Yes                  Yes               No
310900074                    52           Yes            Yes                Yes                   No              Yes
28387                        53           Yes            Yes                Yes                  Yes               No
310851537                    54           Yes            No                 Yes                   No               No
28919                        55            No            No                 Yes                   No               No
---------------------------------------------------------------------------------------------------------------------------
28850                        56           Yes            Yes                Yes                  Yes               No
28995                        57           Yes            No                 No                    No               No
310900084                    58           Yes            Yes                Yes                  Yes              Yes
310900106                    59           Yes            Yes                Yes                   No               No
29987                        60           Yes            Yes                Yes                  Yes               No
---------------------------------------------------------------------------------------------------------------------------
10006546                     61           Yes            Yes                No                    No               No
310900057                    62           Yes            Yes                Yes                   No               No
29720                        63           Yes            Yes                Yes                  Yes              Yes
28494                        64           Yes            No                 Yes                   No              Yes
29643                        65           Yes            Yes                Yes                  Yes               No
---------------------------------------------------------------------------------------------------------------------------
28009                        66           Yes            Yes                Yes                   No               No
10006364                     67           Yes            Yes                Yes                   No               No
25310                        68           Yes            Yes                Yes                   No              Yes
28002                        69            No            No                 No                   Yes               No
28104                        70           Yes            No                 Yes                   No               No
---------------------------------------------------------------------------------------------------------------------------
29570                        71           Yes            Yes                Yes                  Yes               No
                29570A                    Yes            Yes                Yes                   No               No
                29570B                    Yes            Yes                Yes                  Yes               No
310900045                    72            No            No                 No                    No               No
28868                        73           Yes            No                 Yes                   No              Yes
---------------------------------------------------------------------------------------------------------------------------
29267                        74           Yes            Yes                Yes                  Yes               No
310900065                    75           Yes            Yes                Yes                  Yes              Yes
310900094                    76           Yes            No                 Yes                   No              Yes
10006389                     77           Yes            Yes                Yes                  Yes               No
310900053                    78           Yes            Yes                Yes                  Yes               No
---------------------------------------------------------------------------------------------------------------------------
310900147                    79           Yes            Yes                No                    No               No
310900097                    80           Yes            Yes                Yes                   No               No
310900118                    81            No            Yes                Yes                   No              Yes
310900153                    82           Yes            Yes                No                    No               No
310900120                    83            No            No                 No                    No               No
---------------------------------------------------------------------------------------------------------------------------
310900126                    84           Yes            Yes                No                    No              Yes
310851628                    85           Yes            Yes                No                    No               No
310900039                    86           Yes            Yes                Yes                   No               No
310928353                    87           Yes            No                 No                    No               No
310900111                    88           Yes            Yes                Yes                   No              Yes
---------------------------------------------------------------------------------------------------------------------------
29512                        89            No            No                 Yes                   No               No
28762                        90            No            Yes                Yes                   No               No
25481                        91            No            No                 No                    No               No
26777                        92           Yes            Yes                Yes                  Yes               No
26216                        93           Yes            Yes                Yes                  Yes               No
---------------------------------------------------------------------------------------------------------------------------
28353                        94            No            No                 No                    No               No
                28353A                     No            No                 No                    No               No
                28353B                     No            No                 No                    No               No
                28353C                     No            No                 No                    No               No
                28353D                     No            No                 No                    No               No
                28353E                     No            No                 No                    No               No
                28353F                     No            No                 No                    No               No
---------------------------------------------------------------------------------------------------------------------------
28550                        95           Yes            Yes                Yes                   No               No
29397                        96           Yes            Yes                Yes                  Yes               No
310900062                    97           Yes            Yes                Yes                   No               No
310900113                    98           Yes            Yes                Yes                   No               No
310900121                    99            No            No                 No                    No               No
---------------------------------------------------------------------------------------------------------------------------
29914                       100           Yes            Yes                Yes                   No               No
310900116                   101           Yes            Yes                Yes                   No               No
310900042                   102            No            No                 No                    No               No
310900131                   103           Yes            Yes                Yes                   No              Yes
310900119                   104           Yes            Yes                No                    No               No
---------------------------------------------------------------------------------------------------------------------------
310900069                   105           Yes            Yes                No                    No               No
310900096                   106            No            No                 No                    No               No
310900114                   107           Yes            Yes                No                    No               No
310900127                   108            No            No                 No                    No               No
310900066                   109           Yes            Yes                No                    No               No
---------------------------------------------------------------------------------------------------------------------------
310900080                   110            No            No                 No                    No               No
310900091                   111           Yes            Yes                No                    No              Yes
310900138                   112           Yes            Yes                Yes                   No               No
310851150                   113           Yes            Yes                No                    No               No
310900048                   114           Yes            Yes                No                    No               No
---------------------------------------------------------------------------------------------------------------------------
310900085                   115           Yes            Yes                Yes                   No              Yes
310900122                   116            No            No                 No                    No               No
310900132                   117            No            No                 No                    No               No
310900152                   118           Yes            Yes                Yes                   No               No
310900161                   119           Yes            Yes                Yes                   No               No
---------------------------------------------------------------------------------------------------------------------------
310900107                   120           Yes            Yes                Yes                   No              Yes
310900060                   121           Yes            Yes                No                    No              Yes
310900092                   122           Yes            Yes                Yes                  Yes               No
310900144                   123           Yes            Yes                Yes                   No               No
28578                       124           Yes            Yes                Yes                  Yes               No
---------------------------------------------------------------------------------------------------------------------------
310900070                   125            No            No                 No                    No               No
310900095                   126            No            No                 No                    No               No
310900093                   127           Yes            Yes                No                    No               No
310900108                   128           Yes            Yes                No                    No              Yes
26843                       129           Yes            Yes                Yes                  Yes               No
                26843A                    Yes            Yes                Yes                  Yes               No
                26843B                    Yes            Yes                Yes                  Yes               No
---------------------------------------------------------------------------------------------------------------------------
310900081                   130            No            No                 No                   Yes               No
310900148                   131           Yes            Yes                Yes                   No               No
310900157                   132           Yes            Yes                Yes                   No               No
310900143                   133           Yes            Yes                Yes                   No              Yes
310900117                   134           Yes            Yes                Yes                   No               No
---------------------------------------------------------------------------------------------------------------------------
310900087                   135            No            No                 No                    No               No
310900100                   136            No            No                 No                    No               No
310900104                   137           Yes            Yes                No                    No               No
310900136                   138           Yes            Yes                No                    No               No
310900159                   139           Yes            Yes                Yes                   No               No
---------------------------------------------------------------------------------------------------------------------------
310900110                   140           Yes            Yes                Yes                   No              Yes
310900103                   141            No            No                 No                    No               No
310900134                   142           Yes            Yes                No                    No              Yes
310900150                   143           Yes            Yes                Yes                   No               No
310900179                   144           Yes            Yes                No                    No               No
310900101                   145            No            No                 No                    No               No
---------------------------------------------------------------------------------------------------------------------------

Totals/Weighted Avg.


                                         Environmental         Other
         Loan Number      Count             Escrow            Escrow                               Springing Escrow Description
------------------------------------------------------------------------------------------------------------------------------------
310900140                   1                  No                No
           310900140A                          No                No
           310900140B                          No                No
           310900140C                          No                No
           310900140D                          No                No
           310900140E                          No                No
           310900140F                          No                No
------------------------------------------------------------------------------------------------------------------------------------
28983                       2                  No                No      Tax, Insurance, Replacement Reserves
310851623                   3                  No                No
           310851623A                          No                No      Insurance
           310851623B                          No                No      Insurance
           310851623C                          No                No      Insurance
           310851623D                          No                No      Insurance
           310851623E                          No                No      Insurance
           310851623F                          No                No      Insurance
           310851623G                          No                No      Insurance
           310851623H                          No                No      Insurance
           310851623I                          No                No      Insurance
           310851623J                          No                No      Insurance
           310851623K                          No                No      Insurance
           310851623L                          No                No      Insurance
           310851623M                          No                No      Insurance
           310851623N                          No                No      Insurance
           310851623O                          No                No      Insurance
           310851623P                          No                No      Insurance
           310851623Q                          No                No      Insurance
           310851623R                          No                No      Insurance
           310851623S                          No                No      Insurance
------------------------------------------------------------------------------------------------------------------------------------
10006891                    4                  No                No
28326                       5                  No                No      Tax, Insurance, Replacement Reserves
28750                       6                  No               Yes      Insurance
310900049                   7                  No                No      Tax, Insurance
310900130                   8                  No                No      Other
------------------------------------------------------------------------------------------------------------------------------------
26908                       9                  No                No
29198                       10                 No                No      Tax, Insurance, Replacement Reserves
310900195                   11                 No                No
29083                       12                 No               Yes
               29083A                          No               Yes
               29083B                          No               Yes

------------------------------------------------------------------------------------------------------------------------------------
29106                       13                 No               Yes      Insurance
28225                       14                 No                No      Tax, Insurance
29453                       15                 No                No
310900170                   16                 No                No      Tax, Insurance
26188                       17                 No                No
               26188A                          No                No      Insurance
               26188B                          No                No

------------------------------------------------------------------------------------------------------------------------------------
29476                       18                 No                No
               29476A                          No                No
               29476B                          No                No

310900086                   19                Yes                No
310900112                   20                 No                No
------------------------------------------------------------------------------------------------------------------------------------
310900190                   21                 No               Yes
27752                       22                 No               Yes      Insurance
29028                       23                 No               Yes
               29028A                          No               Yes
               29028B                          No               Yes
               29028C                          No                No
               29028D                          No                No

------------------------------------------------------------------------------------------------------------------------------------
310900040                   24                 No               Yes      Insurance
29136                       25                Yes                No      Tax, Insurance, TI/LC, Other
310900044                   26                 No                No
29676                       27                 No                No
310851554                   28                 No                No
28636                       29                 No                No      Replacement Reserves
------------------------------------------------------------------------------------------------------------------------------------
29458                       30                 No                No
               29458A                          No                No
               29458B                          No                No
               29458C                          No                No
               29458D                          No                No
------------------------------------------------------------------------------------------------------------------------------------
10006313                    31                 No               Yes
26301                       32                 No                No      Tax, Insurance, Replacement Reserves
29003                       33                 No                No
28935                       34                 No                No      Tax, Insurance
28431                       35                 No                No
------------------------------------------------------------------------------------------------------------------------------------
310900090                   36                 No               Yes
9905316                     37                 No                No
310900055                   38                 No                No
310900073                   39                 No                No
26508                       40                 No               Yes
------------------------------------------------------------------------------------------------------------------------------------
9905051                     41                 No                No      TI/LC
28244                       42                 No                No      Insurance, Other
310851629                   43                 No                No
310900123                   44                 No                No
310900009                   45                 No                No      Insurance
------------------------------------------------------------------------------------------------------------------------------------
310900176                   46                 No                No
310900082                   47                 No                No      Insurance
310900056                   48                 No                No
310900158                   49                 No                No      TI/LC or Letter of Credit
28686                       50                 No               Yes      Insurance, Replacement Reserves
------------------------------------------------------------------------------------------------------------------------------------
28835                       51                 No               Yes
310900074                   52                 No                No
28387                       53                 No                No      Tax, Insurance
310851537                   54                 No                No
28919                       55                 No                No      Tax, Insurance, TI/LC
------------------------------------------------------------------------------------------------------------------------------------
28850                       56                 No               Yes
28995                       57                 No               Yes      Insurance, Replacement Reserves
310900084                   58                 No                No
310900106                   59                 No                No
29987                       60                 No               Yes
------------------------------------------------------------------------------------------------------------------------------------
10006546                    61                 No                No
310900057                   62                 No                No
29720                       63                 No               Yes
28494                       64                 No               Yes      Insurance
29643                       65                 No                No
------------------------------------------------------------------------------------------------------------------------------------
28009                       66                 No                No      Tax, Insurance, Replacement Reserves
10006364                    67                 No                No
25310                       68                 No                No      Insurance
28002                       69                 No                No      Tax, Insurance, Replacement Reserves
28104                       70                 No                No      Insurance
------------------------------------------------------------------------------------------------------------------------------------
29570                       71                 No                No
               29570A                          No                No
               29570B                          No                No
310900045                   72                 No               Yes
28868                       73                 No                No      Insurance
------------------------------------------------------------------------------------------------------------------------------------
29267                       74                Yes                No      Insurance
310900065                   75                 No                No
310900094                   76                 No                No      Insurance, TI/LC
10006389                    77                 No                No      TI/LC
310900053                   78                 No                No
------------------------------------------------------------------------------------------------------------------------------------
310900147                   79                 No                No
310900097                   80                 No                No
310900118                   81                 No                No      Tax
310900153                   82                 No                No
310900120                   83                 No                No      Tax, Insurance, TI/LC
------------------------------------------------------------------------------------------------------------------------------------
310900126                   84                 No                No
310851628                   85                 No                No
310900039                   86                 No                No
310928353                   87                 No                No      Insurance
310900111                   88                 No                No
------------------------------------------------------------------------------------------------------------------------------------
29512                       89                 No                No      Tax, Insurance
28762                       90                 No               Yes
25481                       91                 No               Yes
26777                       92                 No               Yes      Tax, Insurance
26216                       93                Yes               Yes       Replacement Reserves
------------------------------------------------------------------------------------------------------------------------------------
28353                       94                 No                No
               28353A                          No                No      Tax, Insurance, Replacement Reserves
               28353B                          No                No      Tax, Insurance, Replacement Reserves
               28353C                          No                No      Tax, Insurance, Replacement Reserves
               28353D                          No                No      Tax, Insurance, Replacement Reserves
               28353E                          No                No      Tax, Insurance, Replacement Reserves
               28353F                          No                No      Tax, Insurance, Replacement Reserves
------------------------------------------------------------------------------------------------------------------------------------
28550                       95                 No                No
29397                       96                 No                No
310900062                   97                 No                No
310900113                   98                 No                No
310900121                   99                 No                No      TI/LC
------------------------------------------------------------------------------------------------------------------------------------
29914                      100                 No                No      Tax, Insurance, Replacement Reserves
310900116                  101                 No                No
310900042                  102                 No                No
310900131                  103                 No                No
310900119                  104                 No                No
------------------------------------------------------------------------------------------------------------------------------------
310900069                  105                 No                No
310900096                  106                 No                No      Tax, Insurance
310900114                  107                 No                No      TI/LC
310900127                  108                 No                No      Tax, Insurance
310900066                  109                 No                No
------------------------------------------------------------------------------------------------------------------------------------
310900080                  110                 No                No
310900091                  111                 No                No
310900138                  112                 No                No
310851150                  113                 No                No
310900048                  114                 No                No
------------------------------------------------------------------------------------------------------------------------------------
310900085                  115                 No                No
310900122                  116                 No                No
310900132                  117                 No                No      Tax, Insurance
310900152                  118                 No                No      Real Property Lien and Contract for Improvements in
                                                                         Public Right of Way
310900161                  119                 No                No
------------------------------------------------------------------------------------------------------------------------------------
310900107                  120                 No                No
310900060                  121                 No                No
310900092                  122                 No                No
310900144                  123                 No                No
28578                      124                 No               Yes
------------------------------------------------------------------------------------------------------------------------------------
310900070                  125                 No                No      Tax, Insurance
310900095                  126                 No                No      Tax, Insurance, Replacement Reserves
310900093                  127                 No                No
310900108                  128                 No                No
26843                      129                 No                No
               26843A                          No                No
               26843B                          No                No

------------------------------------------------------------------------------------------------------------------------------------
310900081                  130                 No                No      Tax, Insurance
310900148                  131                 No                No
310900157                  132                 No                No
310900143                  133                 No                No
310900117                  134                 No                No
------------------------------------------------------------------------------------------------------------------------------------
310900087                  135                 No               Yes
310900100                  136                 No                No      Tax, Insurance
310900104                  137                 No                No
310900136                  138                 No                No
310900159                  139                 No                No
------------------------------------------------------------------------------------------------------------------------------------
310900110                  140                 No                No
310900103                  141                 No                No      Tax, Insurance
310900134                  142                 No                No      Other
310900150                  143                 No                No
310900179                  144                 No                No
310900101                  145                 No                No      Tax, Insurance
------------------------------------------------------------------------------------------------------------------------------------

Totals/Weighted Avg.

                                                                        ANNEX B


           LOAN NO. 310900140 -- MANUFACTURED HOME COMMUNITIES, INC.


OVERVIEW

     This mortgage loan is secured by first mortgages on the borrowers' fee interests in six age-restricted manufactured housing communities located in three states (Florida, California and Illinois) and containing a total of 4,058 sites. As of April 20, 2000, the mortgaged properties were 96.7% occupied, which is consistent with the portfolio occupancy since 1995. Each community offers a full amenity package and substantially all of each community's sites are able to accommodate a doublewide home. The mortgage loan was originated by Wells Fargo Bank, National Association on June 30, 2000. The information in the table immediately set forth below is presented on a combined basis for all six properties.



  CUT-OFF DATE BALANCE:       $93,927,147      PROPERTY TYPE:            Manufactured
                                                                         Housing Community
  GROSS MORTGAGE RATE:            7.8200%      LOCATION:                 See Below
  INTEREST ACCRUAL METHOD:    Actual/360       YEAR BUILT/RENOVATED:     See Below
  FIRST PAYMENT DATE:           8/1/2000       UNITS:                          4,058
  MATURITY DATE:                7/1/2010       CUT-OFF DATE
                                               BALANCE/UNIT:             $  23,146.17
  ORIGINAL AMORTIZATION:             360
  ANNUAL DEBT SERVICE:        $8,146,575       OCCUPANCY:                      96.7%
  LOCKOUT END DATE:            4/30/2010       OCCUPANCY DATE:             4/20/2000
  CALL PROTECTION:            Defeasance
  CALL PROTECTION END DATE:    4/30/2010       APPRAISED VALUE:          $151,075,000
  ESCROWS                                      CUT-OFF DATE LTV:               62.2%
   REAL ESTATE TAXES:         Yes              BALLOON LTV:                    55.5%
   INSURANCE:                 Yes
   REPLACEMENT RESERVES:      Yes              UNDERWRITTEN CASH FLOW:   $ 11,602,442
                                               DSCR:                           1.42x

THE PROPERTIES

     Set forth below is certain summary information with respect to the mortgaged properties:



                                              ALLOCATED                                                              NO. OF
     MHC PROPERTY            LOCATION         LOAN AMT.             PROPERTY TYPE           YEAR BUILT   OCC.% (1)   SITES
---------------------- ------------------- -------------- -------------------------------- ------------ ----------- -------
Mid Florida Lakes .... Leesburg, FL         $24,000,000   Manufactured Housing Community   1968             93.5%    1,226
Colonies of Margate .. Margate, FL          $20,500,000   Manufactured Housing Community   1974             96.1%      819
Willow Lake Estates .. Elgin, IL            $19,500,000   Manufactured Housing Community   1961             97.1%      616
Buccaneer Estates .... N. Ft. Meyers, FL    $19,300,000   Manufactured Housing Community   1974             99.4%      971
DeAnza Santa Cruz .... Santa Cruz, CA       $ 6,160,000   Manufactured Housing Community   1970            100.0%      198
Bay Lake Estates ..... Nokomis, FL          $ 4,790,000   Manufactured Housing Community   1972             99.6%      228

----------
(1)   Occupancy percentages are as of April 2000.


     Set forth below is a general description and certain other information with respect to each related mortgaged property.

     Mid Florida Lakes. Mid Florida Lakes is located in Leesburg, Florida and contains 1,226 sites. The community was developed in 1968, with an additional 31 sites added in 1999. Mid Florida Lakes is an age-restricted community, with 95% of the residents being 55 years of age or older. 100% of the sites in the community can accommodate doublewide homes. The community offers a full amenity package including gated access, a clubhouse, two swimming pools, laundry room, storage, tennis court, 18 shuffleboard courts, bocce courts, horseshoe pits, fitness center, fishing ponds and a lake with boat docks. All homes have brick skirting, carports, concrete drives and screened porches.


     According to the appraisal, occupancy rates for manufactured housing communities in the local market range from 94% to 100%. As of April 2000, Mid Florida Lakes had an occupancy rate of 93.5%, which includes 31 sites added in 1999; excluding the new 31 sites, the occupancy rate is 96%. Mid Florida Lakes has an appraised value of $35,800,000 based on an appraisal as of May 18, 2000. The underwritten cash flow for the property is $2,921,818.


                         SUMMARIZED OPERATING RESULTS




                                    YEAR ENDING       YEAR ENDING     TRAILING 12 MONTHS
                                  12/31/98 ACTUAL   12/31/99 ACTUAL    THROUGH 7/31/00      APPRAISAL    UNDERWRITTEN
                                 ----------------- ----------------- ------------------- -------------- -------------
Occupancy % ....................          95.6%             95.7%              94.3%             94.0%         94.0%
Effective gross income .........    $4,238,575        $4,413,966         $4,467,718        $4,572,954    $4,632,851
Total expenses .................    $1,266,600        $1,324,262         $1,412,452        $1,587,695    $1,649,733
Net operating income ...........    $2,971,975        $3,089,704         $3,055,266        $2,985,259    $2,983,118
Net cash flow ..................    $2,954,351        $3,086,692         $3,055,266        $2,954,659    $2,921,818

     Colonies of Margate. Colonies of Margate is located in Margate, Florida and contains 819 sites. The community was developed in 1974, with additional sites added in 1981. Colonies of Margate is an age-restricted community, with 95% of the residents being 55 years of age or older. 100% of the sites in the community can accommodate doublewide homes. The community offers a full amenity package including gated access, two clubhouses, laundry rooms, two swimming pools, tennis courts, bocce court, pentanque courts, spa, fitness center, racquetball and basketball courts and a RV/boat storage area. All homes have brick skirting, carports, concrete drives and screened porches.


     According to the appraisal, occupancy rates for manufactured housing communities in the local market range from 94% to 100%. As of April 2000, Colonies of Margate had an occupancy rate of 96.1%. Colonies of Margate has an appraised value of $32,300,000 based on an appraisal as of May 22, 2000. The underwritten cash flow for the property is $2,591,200.


                         SUMMARIZED OPERATING RESULTS




                                    YEAR ENDING       YEAR ENDING     TRAILING 12 MONTHS
                                  12/31/98 ACTUAL   12/31/99 ACTUAL    THROUGH 7/31/00      APPRAISAL    UNDERWRITTEN
                                 ----------------- ----------------- ------------------- -------------- -------------
Occupancy % ....................          97.7%             96.1%              96.2%             96.0%         95.0%
Effective gross income .........    $4,177,236        $4,204,178         $4,235,609        $4,293,462    $4,219,899
Total expenses .................    $1,403,350        $1,354,866         $1,401,576        $1,517,509    $1,587,749
Net operating income ...........    $2,773,886        $2,849,312         $2,834,033        $2,775,953    $2,632,150
Net cash flow ..................    $2,763,240        $2,822,526         $2,834,033        $2,755,478    $2,591,200

     Willow Lake Estates. Willow Lake Estates is located in Elgin, Illinois and contains 616 sites. The community was developed in 1961, and underwent renovations in 1999. Willow Lake Estates is an age-restricted community, with 95% of the residents being 55 years of age or older. 100% of the sites in the community can accommodate doublewide homes. The community offers a full amenity package including a pool, laundry facility, clubhouse, billiard room, fitness center, horseshoe pits, shuffleboard and a 22-acre private fresh water fishing lake with a picnic area and boats. All homes have brick skirting, carports, concrete drives and screened porches.

     According to the appraisal, occupancy rates for manufactured housing communities in the local market range from 95% to 98%. As of April 2000, Willow Lake Estates had an occupancy rate of 97.1%. Willow Lake Estates has an appraised value of $33,600,000 based on an appraisal as of May 16, 2000. The underwritten cash flow for the property is $2,456,032.


                         SUMMARIZED OPERATING RESULTS




                                    YEAR ENDING       YEAR ENDING     TRAILING 12 MONTHS
                                  12/31/98 ACTUAL   12/31/99 ACTUAL    THROUGH 7/31/00      APPRAISAL    UNDERWRITTEN
                                 ----------------- ----------------- ------------------- -------------- -------------
Occupancy % ....................          98.2%             97.0%              97.3%             96.9%         95.0%
Effective gross income .........    $4,025,090        $4,068,492         $4,172,863        $4,406,303    $4,141,184
Total expenses .................    $1,352,665        $1,587,129         $1,589,152        $1,674,552    $1,633,328
Net operating income ...........    $2,672,425        $2,481,363         $2,583,711        $2,731,751    $2,507,856
Net cash flow ..................    $2,662,139        $2,437,991         $2,583,711        $2,700,951    $2,456,032

     Buccaneer Estates. Buccaneer Estates is located in North Fort Myers, Florida and contains 971 sites. The community was developed in 1974. Buccaneer Estates is an age-restricted community, with 95% of the residents being 55 years of age or older. 99% of the sites in the community can accommodate doublewide homes. The community offers a full amenity package including gated access, two clubhouses, two swimming pools, two exercise rooms, putting green, jacuzzi, sauna, billiards, 12 shuffleboard courts, six horseshoe courts, two laundry rooms and a RV/boat storage area. All homes have brick skirting, carports, concrete drives, and screened porches.


     According to the appraisal, occupancy rates for manufactured housing communities in the local market range from 92% to 100%. As of April 2000, Buccaneer Estates had an occupancy rate of 99.4%. Buccaneer Estates has an appraised value of $32,675,000 based on an appraisal as of May 17, 2000. The underwritten cash flow for the property is $2,302,731.


                         SUMMARIZED OPERATING RESULTS

                                    YEAR ENDING       YEAR ENDING     TRAILING 12 MONTHS
                                  12/31/98 ACTUAL   12/31/99 ACTUAL    THROUGH 7/31/00      APPRAISAL    UNDERWRITTEN
                                 ----------------- ----------------- ------------------- -------------- -------------
Occupancy % ....................          99.8%             99.5%              99.3%             96.9%         95.0%
Effective gross income .........    $3,521,681        $3,574,584         $3,635,761        $3,662,525    $3,523,330
Total expenses .................    $1,109,365        $  997,711         $1,039,710        $1,203,904    $1,172,049
Net operating income ...........    $2,412,316        $2,576,873         $2,596,051        $2,458,621    $2,351,281
Net cash flow ..................    $2,397,436        $2,550,468         $2,596,051        $2,434,121    $2,302,731

     DeAnza Santa Cruz. DeAnza Santa Cruz is located in Santa Cruz, California and contains 198 sites. The community was developed in 1970. DeAnza Santa Cruz is an age-restricted community, with residents being 55 years of age or older. 100% of the sites in the community can accommodate doublewide homes. The community offers a full amenity package including a clubhouse, heated outdoor pool, exercise room, hot tub, saunas, laundry buildings and a RV/boat storage area. All homes have brick skirting, carports, concrete drives and screened porches.


     According to the appraisal, the occupancy rate for manufactured housing communities in the local market is 100%. As of April 2000, DeAnza Santa Cruz had an occupancy rate of 100%. DeAnza Santa Cruz has an appraised value of $8,800,000 based on an appraisal as of May 18, 2000. The underwritten cash flow for the property is $755,075.

                         SUMMARIZED OPERATING RESULTS

                                    YEAR ENDING       YEAR ENDING     TRAILING 12 MONTHS
                                  12/31/98 ACTUAL   12/31/99 ACTUAL    THROUGH 7/31/00      APPRAISAL    UNDERWRITTEN
                                 ----------------- ----------------- ------------------- -------------- -------------
Occupancy % ....................       100%              100%               100%                 98.8%         95.0%
Effective gross income .........     $1,368,895        $1,370,909         $1,383,323       $1,395,819    $1,344,547
Total expenses .................     $  652,684        $  606,246         $  630,435       $  599,633    $  576,822
Net operating income ...........     $  716,211        $  764,663         $  752,888       $  796,186    $  767,725
Net cash flow ..................     $  710,237        $  762,052         $  752,888       $  791,236    $  755,075

     Bay Lake Estates. Bay Lake Estates is located in Nokomis, Florida and contains 228 sites. The community was developed in 1972. Bay Lake Estates is an age-restricted community, with 95% of the residents being 55 years of age or older. 100% of the sites in the community can accommodate doublewide homes. The community offers a full amenity package including a clubhouse (consisting of a large meeting hall with stage area, full kitchen, library and billiard room), a heated swimming pool, sun deck, 8 shuffleboard courts, bocce court, laundry facilities, a fishing lake and RV/boat storage area. All homes have brick skirting, carports, concrete drives and screened porches.

     According to the appraisal, the occupancy rate for manufactured housing communities in the local market is 100%. As of April 2000, Bay Lake Estates had an occupancy rate of 99.6%. Bay Lake Estates has an appraised value of $7,900,000 based on an appraisal as of May 17, 2000. The underwritten cash flow for the property is $575,586.


                         SUMMARIZED OPERATING RESULTS




                                    YEAR ENDING       YEAR ENDING     TRAILING 12 MONTHS
                                  12/31/98 ACTUAL   12/31/99 ACTUAL    THROUGH 7/31/00      APPRAISAL    UNDERWRITTEN
                                 ----------------- ----------------- ------------------- -------------- -------------
Occupancy % ....................         99.7%             99.0%               99.1%             96.8%        95.0%
Effective gross income .........     $956,999          $982,011          $1,007,658        $1,056,679     $981,226
Total expenses .................     $345,870          $344,305          $  345,010        $  395,384     $394,240
Net operating income ...........     $611,129          $637,706          $  662,648        $  661,295     $586,986
Net cash flow ..................     $601,465          $628,819          $  662,648        $  655,595     $575,586

THE BORROWER

     The borrowers are MHC-DeAnza Financing Limited Partnership, an Illinois limited partnership ("DeAnza"), and Snowbirdland Vistas, Inc., an Illinois corporation ("Snowbirdland"). The borrowers are affiliates of Manufactured Home Communities, Inc., a real estate investment trust whose shares are publicly traded. Each borrower is a single purpose entity whose organizational documents do not permit it to engage in any business unrelated to the mortgaged properties or to have any assets, other than its interest in the mortgaged properties, or any indebtedness (subject to limited exceptions such as trade payables incurred in the ordinary course of business) other than the mortgage loan. The general partner of DeAnza is MHC-QRS DeAnza, Inc., an Illinois corporation that is required to have at least one independent party whose consent is required for, among other things, the filing of a bankruptcy petition by DeAnza. Snowbirdland is required to have at least one independent party who is required to approve, among other things, the filing of a bankruptcy petition by Snowbirdland. In connection with the closing of the mortgage loan, the lender received an opinion from the borrowers' counsel to the effect that, among other things, the assets of the borrowers would not be consolidated with the assets of any party having a controlling interest in either borrower in the event of a bankruptcy or insolvency of that party.


MANAGEMENT

     The properties are managed by MHC Management Limited Partnership, an Illinois limited partnership that is an affiliate of the borrowers.

ESCROWS

     The borrowers funded the following reserve accounts upon the origination of the mortgage loan: (a) a real estate tax and insurance premium account in the initial amount of $1,606,379 and (b) a repair and remediation reserve in the initial amount of $78,410. The loan documents require the borrowers to make monthly deposits to the tax and insurance premium account in an amount sufficient to pay real estate taxes and insurance premiums when due. The loan documents also require the borrowers to make monthly deposits to a replacement reserve until the balance on deposit therein equals $760,722 and thereafter to make additional monthly deposits as are necessary to maintain such amount.


ADDITIONAL DEBT/TRANSFERS

     Except as described below, the loan documents provide that the mortgage loan will become immediately due and payable upon (i) any transfer of the borrowers' interest in any of the mortgaged properties or any transfer of an interest in either borrower or (ii) any additional encumbrance of any of the properties, in each case without the prior written consent of the lender.

     Defeasance. At any time after the second anniversary of the date of initial issuance of the certificates, the borrower is entitled to obtain a release of one or more of the mortgaged properties from the lien of the mortgages upon the substitution of non-callable United States Treasury securities that provide for the payment of the remaining scheduled cash flow attributable to 125% of the portion of the indebtedness allocable to the mortgaged properties to be released.

     Property Transfer to Unaffiliated Third Party. The borrowers have a right, which right is exercisable one time only, to sell all (but not fewer than all) of the properties to and cause an assumption of the mortgage loan by a third party, subject to the satisfaction of various terms and conditions. Conditions to an assignment and assumption include, among other things, (a) the absence of a default under the mortgage loan, (b) a satisfactory credit and underwriting review by the lender, (c) the lender's determination that the transferee has recent experience in the ownership and operation of properties comparable to the mortgaged properties, (d) delivery of an endorsement to the title insurance policy confirming that the liens of the related mortgages will not be impaired by reason of the transfer, (e) organization of the transferee in a manner that conforms to the special purpose and entity separateness covenants set forth in the mortgage loan and delivery of a non-consolidation opinion if required by the lender, and (f) payment of an assumption fee in an amount equal to 0.5% or the then unpaid principal balance of the mortgage loan.

     Property Transfer to an Affiliate. The borrowers have a right with respect to each of the mortgaged properties, which right is exercisable one time only with respect to any mortgaged property, to transfer the mortgaged property to an affiliate of the borrowers, subject to the satisfaction of various terms and conditions. Conditions to a transfer include, among other things, (a) the absence of a default under the mortgage loan, (b) the lender's reasonable determination that the mortgaged property's cash flow will not be materially and adversely affected by any increase in real property taxes resulting from such transfer, (c) delivery of an endorsement to the title insurance policy confirming that the liens of the related mortgages will not be impaired by reason of the transfer, and (d) organization of the transferee in a manner that conforms to the special purpose and entity separateness covenants set forth in the mortgage loan and delivery of a non-consolidation opinion if required by the lender.

     Replacement Properties. The borrowers are entitled to obtain a release of one or more of the mortgaged properties from the lien of the mortgages upon delivery of a mortgage on one or more replacement manufactured housing communities, provided that the borrowers are not entitled to the release of any mortgaged property whose allocated portion of the indebtedness, together with that of any and all other properties previously released, represents more than 30% of the original principal balance of the mortgage loan. Other terms and conditions to a release and substitution include, among other things, (a) the absence of a default under the mortgage loan; (b) delivery of an appraisal of the replacement property and, if required by the holder of the mortgage loan, the remaining properties, reflecting an aggregate loan-to-value ratio that is not more than 63%; (c) a determination that the replacement property and remaining properties have a pro forma debt service coverage ratio that is not less than 1.4x; (d) delivery of a "Phase I" environmental assessment report (and, if recommended by the "Phase I" environmental assessment report, a "Phase II" environmental assessment report) that that does not identify any violations of any applicable environmental laws; (e) delivery of an engineering report that states that the replacement property complies with all applicable building laws and does not recommend the performance of deferred maintenance estimated to cost in excess of $50,000 (and establishment of a reserve in the amount of 150% of the estimated costs of any deferred maintenance that is recommended); and (f) delivery of a title insurance policy for the replacement property.


     See Loan no. 310900140 in the mortgage loan schedule.

                    LOAN NO. 28983 -- FM GLOBAL HEADQUARTERS


OVERVIEW

     This mortgage loan is secured by a first mortgage on the borrower's leasehold interest under a ground lease on a 328,359 square foot suburban office building located in Johnston, Rhode Island, that is 100% sub-leased to Factory Mutual Insurance Company, and is also secured by a first mortgage on the ground lessor's fee interest in the mortgaged property. This mortgage loan is scheduled to amortize fully by its maturity on August 1, 2009 pursuant to a semi-annual payment schedule. This mortgage loan was originated by Bear, Stearns Funding, Inc. on July 31, 2000.


 CUT-OFF DATE BALANCE:       $31,802,702      PROPERTY TYPE:          Office, Suburban
 GROSS MORTGAGE RATE:            8.7350%      LOCATION:               Johnston, Rhode
                                                                      Island
 INTEREST ACCRUAL METHOD:        30/360       YEAR BUILT/RENOVATED:     1973/1997
 FIRST PAYMENT DATE:           8/1/2000       SQUARE FEET:                328,359
 MATURITY DATE:                8/1/2009       CUT-OFF DATE            $    96.85
                                              BALANCE/SQ.FT.:
 ORIGINAL AMORTIZATION:             109
 ANNUAL DEBT SERVICE:        $4,673,391       OCCUPANCY:                  100.0%
 LOCKOUT END DATE:            7/31/2009       OCCUPANCY DATE:           4/1/2000
 CALL PROTECTION:            Defeasance
 CALL PROTECTION END DATE:    7/31/2009       APPRAISED VALUE:        $63,520,000
 ESCROWS                                      CUT-OFF DATE LTV:            50.1%
  REAL ESTATE TAXES:         Springing        BALLOON LTV:                  0.0%
  INSURANCE:                 Springing
  REPLACEMENT RESERVES:      Springing        UNDERWRITTEN CASH       $ 8,062,340
                                              FLOW:
                                              DSCR:                        1.73x

THE PROPERTY

     The mortgaged property, which consists of one low-rise office building on a 25.84 acre site in Johnston, Rhode Island, is located approximately 10 minutes from the Providence central business district and less than three miles from the Interstate 295 interchange. The mortgaged property was constructed in 1973 and was renovated in 1997. As a result of a sale-leaseback transaction, the fee interest in the mortgaged property is owned by Factory Mutual Insurance Company and is ground-leased to the borrower, PREFCO II Limited Partnership. The borrower is 80% owned by Pitney Bowes Credit Corporation, the limited partner, and 20% owned by PREFCO II, INC., the general partner. PREFCO II Limited Partnership subleases the building to Factory Mutual Insurance Company pursuant to a triple net lease that expires July 31, 2009. Factory Mutual Insurance Company is obligated to pay ground rent as additional rent and to otherwise perform all obligations of the borrower under the ground lease. Rent payments are due semi-annually in arrears on the same dates and in at least the same amounts that payments are due under the mortgage loan and the ground lease. The ground lease expires on July 31, 2019, but can be extended for up to 20 additional years. The fee owner has granted the lender a mortgage on the fee estate as additional security for the mortgage loan. The fee mortgage, however, may only be foreclosed following an event of default by the tenant under the sublease to Factory Mutual Insurance Company.

     The sublease with Factory Mutual Insurance allows the tenant to terminate the sublease following a substantial casualty or condemnation upon payment of an amount calculated pursuant to a formula in the sublease, which amount is at least equal to the outstanding principal balance of the mortgage loan plus accrued interest, if any. In such event, the mortgage loan will be prepaid at par without any yield maintenance or prepayment premium. The sublease tenant also has both an additional option to terminate for uneconomic use and an option to purchase, both exercisable beginning August 1, 2004 (which date is after the defeasance lockout period of the mortgage loan). If the tenant exercises either the termination or purchase option, it must pay the borrower an amount calculated pursuant to a formula in the sublease, which amount is at least equal to the outstanding principal balance of the mortgage loan and accrued interest, if any. In such event, the borrower is required to defease the mortgage loan.


THE BORROWER

     The borrower, PREFCO II Limited Partnership, is owned by Pitney Bowes Credit Corporation as the 99% limited partner and the indirect owner of the 1% general partner. Pitney Bowes Credit Corporation is a wholly-owned subsidiary of Pitney Bowes Corporation. The borrower is a single purpose entity whose organizational documents do not permit it to engage in any business unrelated to the mortgaged property, or to have any assets other than the mortgaged property or any indebtedness (subject to limited exceptions such as trade payables incurred in the ordinary course of business) other than the mortgage loan. Additionally, the borrower's organizational documents require two independent directors of the general partner and the unanimous vote of the directors of the general partner in order to file a bankruptcy petition related to the borrower. In connection with the closing of the mortgage loan, the lender received an opinion from borrower's counsel to the effect that, among other things, the assets of the borrower would not be consolidated with the assets of any party having a controlling interest in the borrower in the event of a bankruptcy or insolvency of that party.


MANAGEMENT

     The property is managed by Factory Mutual Insurance Company pursuant to the sublease.


ESCROWS

     Under the sublease, Factory Mutual Insurance Company is required to pay all real estate taxes and property insurance premiums and to maintain the property. If the borrower at any time fails to provide the lender with satisfactory evidence of payment of real estate taxes and property insurance premiums in accordance with the loan documents, the lender may require the borrower to thereafter fund escrows for those items. If the property is not maintained in accordance with the loan documents, the lender may require the borrower to thereafter fund an additional escrow for future capital expenditures.


SECONDARY DEBT

     There is a second mortgage loan encumbering the borrower's leasehold interest in the property which will remain outstanding for the entire term of the mortgage loan. The second mortgage loan is 75% owned by GA Dekalb, Inc., an affiliate of Shearson Lehman Holdings, Inc., and 25% owned by Factory Mutual Insurance Company (collectively, the "Subordinate Lender"). The current principal amount of the second mortgage loan is approximately $14,000,000, which is scheduled to increase to approximately $17,000,000 as a result of negative amortization over the next four years, and to then fully amortize over 15 years. The second mortgage loan is scheduled to mature on August 1, 2019, ten years after the maturity of the self-liquidating first mortgage loan. The second mortgage loan requires payments of principal and interest, but 75% of such payments (the portion owed to GA DeKalb, Inc.), have been prepaid through August 1, 2009 (the maturity date of the mortgage loan). Current payments of principal and/or interest on the second mortgage loan are made from payments of rent due to the borrower under the Factory Mutual Insurance Company net lease that are in excess of payments of principal and interest due under the mortgage loan and ground lease payments.

     The Subordinate Lender has entered into a subordination agreement with the lender under the first mortgage loan which may not contain all customary provisions for such an agreement. However, Pitney Bowes Credit Corporation (whose long term unsecured debt is currently rated Aa3 by Moody's and AA by Standard & Poor's) has executed a guaranty in favor of the holder of the mortgage loan holding it harmless for losses incurred as a result of (i) the failure of any amounts due under the first mortgage loan to be senior to sums due under the second mortgage loan, (ii) the absence of certain representations and warranties by the Subordinate Lender relating to the second mortgage loan, and (iii) modifications of the second mortgage loan made without the consent of the holder of the mortgage loan contained in the mortgage pool.


     Pitney Bowes Credit Corporation has also agreed to indemnify the holder of the mortgage loan contaned in the mortgage pool for any losses resulting from the Subordinate Lender's attempt to exercise any rights in a bankruptcy proceeding involving the borrower. The amount of the indemnity is capped at $2,500,000, which amount decreases to $700,000 pursuant to a schedule as the mortgage loan amortizes.


ADDITIONAL DEBT/TRANSFERS


     The loan documents provide that the mortgage loan will become immediately due and payable upon (i) any transfer of the borrower's interest in the property or any transfer of more than 49% of the interest in the borrower or
(ii) any additional encumbrance of the property other than the existing second mortgage loan, in each case without the prior written consent of the lender.


     See Loan No. 28983 in the mortgage loan schedule.

                    LOAN NO. 310851623 -- U-HAUL PORTFOLIO


OVERVIEW


     This mortgage loan is secured by 18 first mortgages on the borrower's leasehold interests in 18 self-storage facilities and by one first mortgage on the borrower's fee interest in one self-storage facility. The fee interests in those leasehold mortgaged properties are owned by a borrower affiliate that has subjected those fee interests to the lien of the related mortgage. Accordingly, this mortgage loan is presented in the other sections of this prospectus supplement as if the borrower's leasehold interests in those mortgaged properties consisted of a fee interest. All of the borrower's leasehold interests were created pursuant to ground leases that expire in 2098. The mortgaged properties are located in the following states: five in Virginia, three in Louisiana, three in South Carolina, two in California, and one in each of Arizona, North Carolina, Pennsylvania, Arkansas, Georgia and Maryland. The 19 self-storage facilities include 9,595 units totaling 925,664 square feet. The mortgage loan was originated by Wells Fargo Bank, National Association on August 10, 1999. The information in the box immediately below is presented on a combined basis for all 19 properties.



 CUT-OFF DATE BALANCE:       $31,726,782      PROPERTY TYPE:               Self-Storage
 GROSS MORTGAGE RATE:            8.5230%      LOCATION:                    See below
 INTEREST ACCRUAL METHOD:    Actual/360       YEAR BUILT/RENOVATED:        See below
 FIRST PAYMENT DATE:          10/1/1999       NO. OF UNITS                      9,595
 MATURITY DATE:                9/1/2009       CUT-OFF DATE BALANCE/UNIT:   $  3,306.60
 ORIGINAL AMORTIZATION:             300       WEIGHTED AVERAGE
 ANNUAL DEBT SERVICE:        $3,107,707       OCCUPANCY:                        84.8%
 LOCKOUT END DATE:            6/30/2009       OCCUPANCY DATE:               5/31/2000
 CALL PROTECTION             Defeasance
 CALL PROTECTION END DATE:    6/30/2009       APPRAISED VALUE:             $45,990,000
 ESCROWS                                      CUT-OFF DATE LTV:                 69.0%
  REAL ESTATE TAXES:         Yes              BALLOON LTV:                      58.4%
  INSURANCE:                 No
  REPLACEMENT RESERVES:      Yes              UNDERWRITTEN CASH FLOW:      $ 4,383,542
                                              DSCR:                             1.41x

THE PROPERTIES

     Set forth below is certain summary information with respect to the mortgaged properties:



                                                                       YEAR    NUMBER     SQUARE
   LOAN NO.             PROPERTY NAME                 LOCATION        BUILT   OF UNITS     FEET
 310851623A   U-Haul Storage Belt Boulevard     Richmond, VA         1988         593     60,200
 310851623B   U-Haul Storage Cactus & 51st      Glendale, AZ         1980         442     40,455
 310851623C   U-Haul Storage Boone              Boone, NC            1985         317     29,700
 310851623D   U-Haul Storage Highland Avenue    Chester, PA          1989         583     70,500
 310851623E   U-Haul Storage Marietta Street    Kenner, LA           1990         845     73,350
 310851623F   U-Haul Storage Decker Park Road   Columbia, SC         1986         460     48,496
 310851623G   U-Haul Storage Jamil Road         Columbia, SC         1988         485     50,625
 310851623H   U-Haul Storage Holland Road       Suffolk, VA          1988         334     35,400
 310851623I   U-Haul Storage Elm Drive          Mechanicsville, VA   1989         337     35,400
 310851623J   U-Haul Storage Washington Road    College Park, GA     1985         583     55,150
 310851623K   U-Haul Storage Asher Avenue       Little Rock, AR      1980         750     67,206
 310851623L   U-Haul Storage Myrtle Beach       Myrtle Beach, SC     1987         346     34,700
 310851623M   U-Haul Storage North Boulevard    Richmond, VA         1946         643     51,414
 310851623N   U-Haul Storage Odenton            Odenton, MD          1988         479     40,255
 310851623O   U-Haul Storage Sterling           Sterling, VA         1988         348     42,225
 310851623P   U-Haul Storage Westwood           Shreveport, LA       1986         412     46,375
 310851623Q   U-Haul Storage Marrero            Marrero, LA          1985         288     27,438
 310851623R   U-Haul Storage Carlsbad           Carlsbad, CA         1996       1,006     73,940
 310851623S   U-Haul Storage Rialto             Rialto, CA           1988         344     42,835
 Total                                                                          9,595    925,664

     Set forth below is a general description and certain other information with respect to each related mortgaged property.

     U-Haul Storage Belt Boulevard consists of eight single-story warehouse storage buildings and one single-story office/manager's residence situated on
5.8 acres. The improvements were constructed in 1988 and include 593 self-storage units and 25 parking spaces. The mortgaged property consists of the borrower's interest as a tenant under a ground lease that expires August 31, 2098. The mortgaged property was 85.3% occupied as of May 31, 2000.

     U-Haul Storage Cactus & 51st consists of six single-story warehouse storage buildings and one two-story office/manager's residence situated on 2.5 acres. The improvements were constructed in 1980 and include 442 self-storage units and 10 parking spaces. The mortgaged property consists of the borrower's interest as a tenant under a ground lease that expires August 31, 2098. The mortgaged property was 77.4% occupied as of May 31, 2000.

     U-Haul Storage Boone consists of nine single-story warehouse storage buildings with a rental office and apartment attached to one of the buildings situated on 4.2 acres. The improvements were constructed in 1985 and include 317 self-storage units and three parking spaces. The mortgaged property consists of the borrower's interest as a tenant under a ground lease that expires August 31, 2098. The mortgaged property was 75.1% occupied as of May 31, 2000.

     U-Haul Storage Highland Avenue consists of eight single-story warehouse storage buildings and one two-story office/manager's residence situated on 3.5 acres. The improvements were constructed in 1989 and include 583 self-storage units and nine parking spaces. The mortgaged property consists of the borrower's interest as a tenant under a ground lease that expires August 8, 2029. The mortgaged property was 93.1% occupied as of May 31, 2000.

     U-Haul Storage Marietta Street consists of six two-story storage buildings and one office/manager's apartment attached to one of the buildings situated on
2.3 acres. The improvements were constructed in 1990 and include 845 self-storage units and five parking spaces. The mortgaged property consists of the borrower's interest as a tenant under a ground lease that expires August 31, 2098. The mortgaged property was 73.2% occupied as of May 31, 2000.


     U-Haul Storage Decker Park Road consists of 13 single-story warehouse storage buildings and a two-story office/manager's residence situated on 2.9 acres. The improvements were constructed in 1986 and include 460 self-storage units and 10 parking spaces. The mortgaged property consists of the borrower's interest as a tenant under a ground lease that expires August 31, 2098. The mortgaged property was 74.1% occupied as of May 31, 2000.

     U-Haul Storage Jamil Road consists of nine single-story warehouse storage buildings and one single-story office/manager's residence situated on 2.7 acres. The improvements were constructed in 1988 and include 485 self-storage units and three parking spaces. The mortgaged property consists of the borrower's interest as a tenant under a ground lease that expires August 31, 2098. The mortgaged property was 82.5% occupied as of May 31, 2000.

     U-Haul Storage Holland Road consists of seven single-story warehouse storage buildings and one two-story office/manager's residence situated on 4.3 acres. The improvements were constructed in 1988 and include 334 self-storage units and four parking spaces. The mortgaged property consists of the borrower's interest as a tenant under a ground lease that expires August 31, 2098. The mortgaged property was 87.4% occupied as of May 31, 2000.

     U-Haul Storage Myrtle Beach consists of 14 single-story warehouse storage buildings and one single-story office/manager's residence situated on 2.7 acres. The improvements were constructed in 1987 and include 346 self-storage units. The mortgaged property consists of the borrower's interest as a tenant under a ground lease that expires August 31, 2098. The mortgaged property was 57.8% occupied as of May 31, 2000.

     U-Haul Storage Asher Avenue consists of three single-story warehouse storage buildings and one two-story office/manager's residence situated on 3.3 acres. The improvements were constructed in 1980 and include 750 self-storage units, eight of which are climate-controlled, and five parking spaces. The mortgaged property consists of the borrower's interest as a tenant under a ground lease that expires August 31, 2098. The mortgaged property was 68.9% occupied as of May 31, 2000.

     U-Haul Storage Elm Drive consists of eight single-story warehouse storage buildings and one two-story office/manager's residence situated on 2.5 acres. The improvements were constructed in 1989 and include 337 self-storage units and 10 parking spaces. The mortgaged property consists of the borrower's interest as a tenant under a ground lease that expires August 31, 2098. The mortgaged property was 81.4% occupied as of May 31, 2000.

     U-Haul Storage Washington Road consists of 22 single-story warehouse storage buildings and one two-story office/manager's residence situated on 3.1 acres. The improvements were constructed in 1985 and include 583 self-storage units and four parking spaces. The mortgaged property consists of the borrower's interest as a tenant under a ground lease that expires August 31, 2098. The mortgaged property was 86.6% occupied as of May 31, 2000.

     U-Haul Storage North Boulevard consists of seven single-story warehouse storage buildings situated on 2.8 acres. The improvements were constructed in 1946 and include 643 self-storage units and 21 parking spaces. The mortgaged property consists of the borrower's interest as a tenant under a ground lease that expires August 31, 2098. The mortgaged property was 83.5% occupied as of May 31, 2000.

     U-Haul Storage Odenton consists of three two-story warehouse storage buildings, one single-story office/manager's residence, and one RV storage space situated on 2.7 acres. The improvements were constructed in 1988 and include 479 self-storage units and four parking spaces. The mortgage loan is secured by the borrower's fee interest in the mortgaged property. The mortgaged property was 86.2% occupied as of May 31, 2000.

     U-Haul Storage Sterling consists of six single-story warehouse storage buildings and one single-story office/manager's residence situated on 3.0 acres. The improvements were constructed in

1988 and include 348 self-storage units and six parking spaces. The mortgaged property consists of the borrower's interest as a tenant under a ground lease that expires August 31, 2098. The mortgaged property was 94.2% occupied as of May 31, 2000.

     U-Haul Storage Westwood consists of five single-story warehouse storage buildings and one two-story office/manager's residence situated on 2.8 acres. The improvements were constructed in 1986 and include 412 self-storage units and three parking spaces. The mortgaged property consists of the borrower's interest as a tenant under a ground lease that expires August 31, 2098. The mortgaged property was 86.9% occupied as of May 31, 2000.


     U-Haul Storage Marrero consists of one single-story building situated on
2.1 acres. The improvements were constructed in 1985 and include 288 self-storage units, a rental office, a manager's apartment, three retail tenant spaces and five parking spaces. The mortgaged property consists of borrower's interest as a tenant under a ground lease that expires August 31, 2098. The mortgaged property was 84.8% occupied as of May 31, 2000.

     U-Haul Storage Carlsbad consists of seven interconnecting and one freestanding warehouse storage buildings and is situated on 3.5 acres. Six buildings are two-story, one building is one-story, and one building, which contains the office/manager's residence, has both one-story and two-story portions. The improvements were constructed in 1996 and include 1,006 self-storage units and six parking spaces. The mortgaged property consists of the borrower's interest as a tenant under a ground lease that expires August 31, 2098. The mortgaged property was 95.3% occupied as of May 31, 2000.

     U-Haul Storage Rialto consists of four single-story and two two-story warehouse storage buildings, and one two-story office/manager's residence situated on 1.7 acres. The improvements were constructed in 1988 and include 344 self-storage units and eight parking spaces. The mortgaged property consists of the borrower's interest as a tenant under a ground lease that expires August 31, 2098. The mortgaged property was 93.3% occupied as of May 31, 2000.


THE BORROWER

     The borrower is XI SAC Self Storage Corporation, a wholly-owned subsidiary of SAC Holdings Corporation. The borrower is a single purpose entity whose organizational documents do not permit it to engage in any business unrelated to the mortgaged property or to have any assets other than the mortgaged property or any indebtedness (subject to limited exceptions such as trade payables incurred in the ordinary course of business) other than the mortgage loan. Additionally, the borrower's organizational documents require an independent director and the unanimous vote of directors of the borrower in connection with the filing of a petition of bankruptcy related to the borrower. In connection with the closing of the mortgage loan, the lender received an opinion from borrower's counsel to the effect that, among other things, the assets of the borrower would not be consolidated with the assets of any party having a controlling interest in the borrower in the event of a bankruptcy or insolvency of that party.


MANAGEMENT

     The mortgaged properties are managed by U-Haul International.


ESCROWS

     The loan documents require the borrower to fund monthly escrow deposits in an amount sufficient to pay real estate taxes when due. In addition, the loan documents require the borrower to fund monthly escrow deposits in an amount equal to $11,570.80 for future capital expenditures.


ADDITIONAL DEBT/TRANSFERS

     The loan documents provide that the mortgage loan will become immediately due and payable upon (i) any transfer of the borrower's interest in any mortgaged property or any transfer of an interest in the borrower or (ii) any additional encumbrance of any mortgaged property, in each case without the prior written consent of the lender.

     See Loan No. 310851623 in the mortgage loan schedule.

                      LOAN NO. 10006891 -- TROLLEY SQUARE


OVERVIEW

     This mortgage loan is secured by a first mortgage on the borrower's fee interest in a 220,451 square foot anchored shopping center located in Salt Lake City, Utah. The mortgage loan was originated by or on behalf of Morgan Stanley Dean Witter Mortgage Capital Inc. on July 13, 2000.


 CUT-OFF DATE BALANCE:           $29,725,099        PROPERTY TYPE:                   Retail, Anchored
 GROSS MORTGAGE RATE:                9.0300%        LOCATION:                        Salt Lake City, Utah
 INTEREST ACCRUAL METHOD:        Actual/360         YEAR BUILT/RENOVATED:             1908/1986
 FIRST PAYMENT DATE:               9/1/2000         SQUARE FEET:                        220,451
 ANTICIPATED REPAYMENT DATE:       8/1/2010         CUT-OFF DATE BALANCE/SQ.FT.:     $    134.84
 ORIGINAL AMORTIZATION:                 360
 ANNUAL DEBT SERVICE:            $2,880,212         OCCUPANCY:                            93.8%
 LOCKOUT END DATE:                4/30/2010         OCCUPANCY DATE:                   8/24/2000
 CALL PROTECTION:                Defeasance
 CALL PROTECTION END DATE:        4/30/2010         APPRAISED VALUE:                 $46,000,000
 ESCROWS                                            CUT-OFF DATE LTV:                     64.6%
  REAL ESTATE TAXES:             Yes                BALLOON LTV:                          59.2%
  INSURANCE:                     No
  REPLACEMENT RESERVES:          Yes                UNDERWRITTEN CASH FLOW:          $ 3,859,179
                                                    DSCR:                                 1.34x

THE PROPERTY

     The mortgaged property, which consists of four buildings, is located on the eastern periphery of downtown Salt Lake City. The buildings, which were originally constructed to store, build, repair and maintain Salt Lake City's trolley cars, were converted to retail use between 1970 and 1972. The mortgaged property was substantially renovated in 1986 and was added to the National Register of Historical Places in 1996. Additional retail space was added in 1998, when two of the four buildings were converted from theater use. Major tenants at the property include Cineplex Odeon (16,686 square feet) under a lease expiring January 2009, Restoration Hardware (14,000 square feet) under a lease expiring January 2011, Hard Rock Cafe (10,000 square feet) under a lease expiring December 2008, Pottery Barn (10,000 square feet) under a lease expiring January 2009, and Banana Republic (7,246 square feet) under a lease expiring May 2006.


THE BORROWER

     The borrower is Trolley Holdings, LLC, a Delaware limited liability company. Trolley Holdings, LLC is owned by TS1 Partnership Limited Partnership, a Delaware limited partnership, which is owned by Simon Property Group, L.P. and Wally Wright. The borrower is a single purpose entity whose organizational documents do not permit it to engage in any business unrelated to the mortgaged property, or to have any assets other than the mortgaged property or any indebtedness (subject to limited exceptions such as trade payables incurred in the ordinary course of business) other than the mortgage loan. Additionally, the borrower's organizational documents require an independent director and the unanimous vote of directors of the borrower in connection with the filing of a petition of bankruptcy related to the borrower. In connection with the closing of the mortgage loan, the lender received an opinion from borrower's counsel to the effect that, among other things, the assets of the borrower would not be consolidated with the assets of any party having a controlling interest in the borrower in the event of a bankruptcy or insolvency of that party.


MANAGEMENT

     The mortgaged property is managed by Simon Property Group, which is affiliated with the borrower.

ESCROWS


     The loan documents require the borrower to fund the following monthly escrow deposits: (a) an amount sufficient to pay real estate taxes when due;
(b) $10,839 for future capital expenditures; and (c) $31,674 to cover any expenses associated with lease roll-over, subject to a cap in the amount of $500,000. The borrower is required to pay property insurance premiums when they become due. If the borrower at any time fails to provide the lender with satisfactory evidence of the payment of property insurance premiums or of the completion of certain required repairs, the lender may require the borrower to thereafter fund an escrow to provide for the payment of property insurance premiums or the completion of these repairs.


ADDITIONAL DEBT/TRANSFERS


     The loan documents provide that the mortgage loan will become immediately due and payable upon (i) any transfer of the borrower's interest in the mortgaged property or any transfer of an interest in the borrower or (ii) any additional encumbrance of the mortgaged property, in each case without the prior written consent of the lender.


     The loan documents permit (without payment to the lender of any assumption fee) transfers of interests in the borrower among any existing interest holders or their affiliates provided that certain conditions are satisfied, including, among other conditions, that certain principals continue to own at least 50% of the total ownership interests in the borrower, directly or indirectly, and continue to control the management of the borrower and (if any transferee will hold more than 49% of the interests in the borrower) the lender receives confirmation from the rating agencies that the transfer would not result in the downgrade, qualification (if applicable) or withdrawal of the then current ratings assigned to any class of certificates.


AMORTIZATION


     During the period prior to August 1, 2010, the loan documents require the borrower to make monthly payments of principal and interest, in arrears, in the combined amount of $240,017.69, which amount was calculated on the basis of a 360-month amortization schedule. In addition to the foregoing payments, if the interest rate resets on August 1, 2010 because the loan did not pay off on its Anticipated Repayment Date, the loan documents also require the borrower to pay to the lender all of the borrower's excess cash flow, monthly, to further amortize the loan.


     See Loan No. 10006891 in the mortgage loan schedule.

                  LOAN NO. 28326 -- JEFFERSON HILL APARTMENTS


OVERVIEW


     This mortgage loan is secured by a first mortgage on the borrower's fee interest in a 504 unit multifamily property located in Irving, Texas. The mortgage loan was originated by Bear, Stearns Funding, Inc. on February 1, 2000.


 CUT-OFF DATE BALANCE:       $25,406,203      PROPERTY TYPE:            Multifamily, Garden
 GROSS MORTGAGE RATE:            7.8800%      LOCATION:                 Irving, Texas
 INTEREST ACCRUAL METHOD:        30/360       YEAR BUILT/RENOVATED:           1998
 FIRST PAYMENT DATE:           3/1/2000       UNITS:                           504
 MATURITY DATE:                2/1/2010       CUT-OFF DATE              $ 50,409.13
                                              BALANCE/UNIT:
 ORIGINAL AMORTIZATION:             360
 ANNUAL DEBT SERVICE:        $2,224,127       OCCUPANCY:                     90.9%
 LOCKOUT END DATE:            1/31/2010       OCCUPANCY DATE:            4/15/2000
 CALL PROTECTION:            Defeasance
 CALL PROTECTION END DATE:    1/31/2010       APPRAISED VALUE:          $37,000,000
 ESCROWS                                      CUT-OFF DATE LTV:              68.7%
  REAL ESTATE TAXES:         Yes              BALLOON LTV:                   60.4%
  INSURANCE:                 Yes
  REPLACEMENT RESERVES:      Yes              UNDERWRITTEN CASH FLOW:   $ 3,126,648
                                              DSCR:                           1.41x

THE PROPERTY


     The mortgaged property is a 504 unit multifamily property consisting of 24 three-story wood frame and stucco buildings. The mortgaged property, which was completed in 1998, is located on MacArthur Boulevard and is approximately 10 miles from Downtown Dallas, five miles from the Las Colinas Business District and eight miles form the Dallas/Fort Worth International Airport. Amenities at the complex include a clubhouse, media theater, spa and dry sauna, fitness center, steam room, and resort style swimming pools.


THE BORROWER


     The borrower is Dakota Hill Properties, a Texas limited partnership with Dakota-IRET Inc., a Texas Corporation, as its sole general partner. Dakota-IRET Inc. is a subsidiary of Investors Real Estate Trust, a business trust whose shares are traded on NASDAQ. The borrower is a single purpose entity whose organizational documents do not permit it to engage in any business unrelated to the mortgaged property, nor have any assets other than the mortgaged property or any indebtedness (subject to limited exceptions such as trade payables incurred in the ordinary course of business) other than the mortgage loan. In connection with the closing of the mortgage loan, the lender received an opinion from borrower's counsel to the effect that, among other things, the assets of the borrower would not be consolidated with the assets of any party having a controlling interest in the borrower in the event of a bankruptcy or insolvency of that party.


MANAGEMENT


     The mortgaged property is managed by ConAm Management Corporation, which is unaffiliated with the borrower.

ESCROWS


     The borrower funded real estate tax, property insurance premium and replacement reserve escrows at closing, in each case equal to half of one year's payment (in the case of replacement reserves, based on an annual requirement of $200 per unit), which will be held for the term of the mortgage loan. The borrower is required to pay real estate taxes and property insurance premiums as they become due from time to time. If the borrower at any time fails to provide the lender with satisfactory evidence of payment of real estate taxes and property insurance premiums, the lender may require the borrower to thereafter fund escrows to provide for such items. If the mortgaged property is not maintained as required by the loan documents, the lender may require the borrower to fund an additional escrow for future capital expenditures.


ADDITIONAL DEBT/TRANSFERS


     The loan documents provide that the mortgage loan will become immediately due and payable upon (i) any transfer of the borrower's interest in the mortgaged property or a transfer of more than 49% of the interests in the borrower to an unrelated third party or (ii) any additional encumbrance of the mortgaged property, in each case without the prior written consent of the lender.


     See Loan No. 28326 in the mortgage loan schedule.

                    LOAN NO. 28750 -- LONG BEACH MARKETPLACE


OVERVIEW

     This mortgage loan is secured by a first mortgage on the borrower's fee interest in a 156,343 square foot anchored shopping center located in Long Beach, California. The mortgage loan was originated by Bear, Stearns Funding, Inc. on May 15, 2000.


 CUT-OFF DATE BALANCE:       $21,157,357      PROPERTY TYPE:                 Retail, Anchored
 GROSS MORTGAGE RATE:            8.4300%      LOCATION:                      Long Beach,
                                                                             California
 INTEREST ACCRUAL METHOD:    Actual/360       YEAR BUILT/RENOVATED:           1974/1996
 FIRST PAYMENT DATE:           7/1/2000       SQUARE FEET:                      156,343
 MATURITY DATE:                6/1/2010       CUT-OFF DATE BALANCE/SQ.FT.:   $    135.33
 ORIGINAL AMORTIZATION:             360
 ANNUAL DEBT SERVICE:        $1,943,509       OCCUPANCY:                          93.3%
 LOCKOUT END DATE:            5/31/2010       OCCUPANCY DATE:                  1/1/2000
 CALL PROTECTION:            Defeasance
 CALL PROTECTION END DATE:    5/31/2010       APPRAISED VALUE:               $28,600,000
 ESCROWS                                      CUT-OFF DATE LTV:                   74.0%
  REAL ESTATE TAXES:         Yes              BALLOON LTV:                        67.0%
  INSURANCE:                 No
  REPLACEMENT RESERVES:      Yes              UNDERWRITTEN CASH FLOW:        $ 2,583,157
                                              DSCR:                                133.x

THE PROPERTY

     The mortgaged property is a 156,343 square foot shopping center, which consists of seven multi-tenant retail shop buildings and five free-standing pads. The mortgaged property, which was constructed in 1974 and renovated in 1996, is located on an 18.89 acre parcel located at the intersection of Pacific Coast Highway and Westminster Avenue. Major tenants at the property include United Artists Theater (20,032 square feet) under a lease expiring December 2001, Claim Jumper (11,630 square feet) under a lease expiring April 2015, El Torito (10,041 square feet) under a lease expiring December 2003, Trader Joe's (10,000 square feet) under a lease expiring January 2013, and Lone Star Restaurant (6,656 square feet) under a lease expiring July 2008.


PARI PASSU LOAN

     The mortgage that secures this mortgage loan, which we refer to as this "pari passu loan," also secures a separate mortgage loan in the amount of $1,400,000, which we refer to as the "companion loan." The companion loan has substantially similar payment terms (other than principal balance) but is not included in the trust fund or part of the mortgage pool.

     This pari passu loan and the companion loan are subject to an intercreditor agreement that provides that, until the Earnout Date described below, this pari passu loan will be senior in right of payment to the companion loan and after such Earnout Date will be pari passu with the companion loan in right of payment. The servicer and the special servicer of the mortgage pool will service and administer both this pari passu loan and the related companion loan. The holder of this pari passu loan, however, will generally be able to exercise any rights and remedies with respect to the mortgaged property and both the pari passu loan and the companion loan, including post default workout and foreclosure (but will not have the right to draw upon the letter of credit described below).

     The companion loan has the benefit of a $1,400,000 letter of credit (the "letter of credit"). To the extent the borrower satisfies certain criteria (the "Earnout Criteria"), on or before May 15, 2002 (the "Earnout Date"), the borrower has the right to have the letter of credit released, or within the first year, the right to request periodic reductions in the amount of the letter of credit. The Earnout Criteria include (a) new leases acceptable to the lender (as described in the loan agreement) and (b) certain financial criteria including (i) a specified increase in effective gross income (as defined in the loan agreement) over the effective gross income as of the closing of the mortgage loan, (ii) a minimum required debt service coverage ratio of 1.31x, or
(iii) a minimum loan-to-value ratio of approximately 80%, based on an updated appraisal of the mortgaged property.

     If the borrower has not achieved the Earnout Criteria by the Earnout Date, the holder of the companion loan is required to draw on the letter of credit and apply the proceeds thereof to the repayment of the companion loan (up to the amount of the letter of credit) in an amount calculated to cause the combined amount of this pari passu loan and the companion loan to satisfy the financial component of the Earnout Criteria set forth below. The amount of the repayment from the proceeds of the letter of credit must be equal to the greater of (A) the amount such that the combined principal amount of this pari passu loan plus the companion loan (as reduced) results in a combined debt service coverage ratio that is no less than 1.31x and a combined loan-to-value ratio of no more than 80% and (B) an amount equal to $1,400,000 less the product of (x) $1,400,000 and (y) a fraction, the numerator of which is the excess of the current effective gross income over $3,496,000 and the denominator of which is $220,000.


THE BORROWER

     The borrower is Long Beach Marketplace, LLC, a Delaware limited liability company. The borrower is owned by RPP Long Beach LLC, a Delaware limited liability company, which is controlled by RPP Properties LLC (which is controlled by Stuart Rubin and Richard Pachulski) and by FL Long Beach, Inc. (which is controlled by Marty Oliner). The borrower is a single purpose entity whose organizational documents do not permit it to engage in any business unrelated to the mortgaged property, or to have any assets other than the mortgaged property or any indebtedness (subject to limited exceptions such as trade payables incurred in the ordinary course of business) other than the mortgage loan. Additionally, the borrower's organizational documents require an independent director as a special member and the unanimous vote of directors of all members of the borrower in connection with the filing of a petition of bankruptcy related to the borrower. In connection with the closing of the mortgage loan, the lender received an opinion from borrower's counsel to the effect that, among other things, the assets of the borrower would not be consolidated with the assets of either RPP Properties, LLC or FL Long Beach, Inc. in the event of a bankruptcy or insolvency of that party.


MANAGEMENT

     The property is managed by Rubin Pachulski Properties 36, LLC, which is an affiliate of the borrower.


ESCROWS

     The loan documents require the borrower to fund monthly escrow deposits in an amount sufficient to pay real estate taxes when due except for the portion of the mortgaged property that is leased to Coco's restaurant under a lease that requires Coco's to pay those taxes directly to the taxing authority (such portion being a separate tax parcel). In addition, the loan documents require the borrower to fund escrow deposits for (i) future capital expenditures by making monthly deposits based on an annual reserve amount of $0.15 per square foot and (ii) tenant improvements and leasing commissions by making monthly deposits of $6,250. Upon the occurrence of an event of default, or if the borrower at any time fails to provide the lender with satisfactory evidence of payment of property insurance premiums, the lender may require the borrower to thereafter fund an escrow to provide for the payment of property insurance premiums. The borrower is required to post a letter of credit in the amount of $500,000 as additional credit support for the United Artists Theater lease.

ADDITIONAL DEBT/TRANSFERS


     The loan documents provide that the lender may declare the mortgage loan immediately due and payable upon (i) any transfer of the borrower's interest in the mortgaged property, provided that in certain instances the borrower may transfer its interest in the mortgaged property upon satisfaction of criteria specified in the loan documents, or a transfer of more than 49% of the interests in the borrower to an unrelated third party or (ii) any additional encumbrance of the mortgaged property, in each case without the prior written consent of the lender.


     See Loan No. 28750 in the mortgage loan schedule.

                 LOAN NO. 310900049 -- WORLD KITCHEN WAREHOUSE


OVERVIEW

     This mortgage loan is secured by a first mortgage on the borrower's fee interest in a 700,200 square foot warehouse/distribution building located in Monee, Illinois. The mortgage loan was originated by Wells Fargo Bank, National Association on May 5, 2000.



 CUT-OFF DATE BALANCE:       $18,205,435      PROPERTY TYPE:                  Industrial/Warehouse,
                                                                              Warehouse/Distribution
 GROSS MORTGAGE RATE:            8.6400%      LOCATION:                       Monee, Illinois
 INTEREST ACCRUAL METHOD:    Actual/360       YEAR BUILT/RENOVATED:                  2000
 FIRST PAYMENT DATE:           7/1/2000       SQUARE FEET:                        700,200
 MATURITY DATE:                6/1/2010       CUT-OFF DATE BALANCE/SQ. FT.:   $    26.00
 ORIGINAL AMORTIZATION:             360
 ANNUAL DEBT SERVICE:        $1,704,763       OCCUPANCY:                          100.0%
 LOCKOUT END DATE:            3/31/2010       OCCUPANCY DATE:                   4/1/2000
 CALL PROTECTION             Defeasance
 CALL PROTECTION END DATE:    3/31/2010       APPRAISED VALUE:                $27,600,000
 ESCROWS                                      CUT-OFF DATE LTV:                    66.0%
  REAL ESTATE TAXES:         Springing        BALLOON LTV:                         60.0%
  INSURANCE:                 Springing
  REPLACEMENT RESERVES:      Yes              UNDERWRITTEN CASH FLOW:         $ 2,157,250
                                              DSCR:                                1.27x

THE PROPERTY

     The mortgaged property is a single-tenant, bulk warehouse/distribution building situated on approximately 34.6 acres and located approximately 45 miles south of Chicago, in Monee, Illinois. The mortgaged property was constructed in 2000 and is 100% occupied by World Kitchen, Inc. under a lease expiring February 2015. World Kitchen, Inc. is a major manufacturer and marketer of oven/bakeware, dinnerware and kitchenware products, including Corning, Pyrex, Corelle and Revere.


THE BORROWER

     The borrower is Will Partners LLC, a Delaware limited liability company whose managing member is Will Acquisitions, Inc. World Kitchen Inc. has an ownership interest as a "special member" in the borrower which is limited to a priority entitlement to approximately 77% of cash flow distributions and the present value of those distributions over the remaining lease term if the property is sold during the term of the lease. The lease is non-cancelable (other than in the case of condemnation), with no abatement or offset from any casualty.

     The borrower is a single purpose entity whose organizational documents do not permit it to engage in any business unrelated to the mortgaged property, or to have any assets other than the mortgaged property or any indebtedness (subject to limited exceptions such as trade payables incurred in the ordinary course of business) other than the mortgage loan. In connection with the closing of the mortgage loan, the lender received an opinion from borrower's counsel to the effect that, among other things, the assets of the borrower would not be consolidated with the assets of any party having a controlling interest in the borrower in the event of a bankruptcy or insolvency of that party.


MANAGEMENT

     The mortgaged property is managed by World Kitchen, Inc., a member of the borrower.

ESCROWS


     If the borrower at any time fails to provide the lender with satisfactory evidence of payment of real estate taxes and property insurance premiums in accordance with the loan documents, the lender may require the borrower to thereafter fund escrows for those items. The loan documents require the borrower to fund monthly deposits into an escrow account for future capital expenditures in the amount of $5,835 monthly ($70,020 annually).


ADDITIONAL DEBT/TRANSFERS


     The loan documents provide that the mortgage loan will become immediately due and payable upon (i) any transfer of the borrower's interest in the mortgaged property or any transfer of an interest in the borrower or (ii) any additional encumbrance of the mortgaged property, in each case without the prior written consent of the lender.


     See Loan No. 310900049 in the mortgage loan schedule.

               LOAN NO. 310900130 -- SAN FRANCISCO MEDICAL CENTER


OVERVIEW

     This mortgage loan is secured by a first mortgage on the borrower's leasehold interest in a 66,122 square foot medical office building located in San Francisco, California. The mortgage loan was originated by Wells Fargo Bank, National Association on August 15, 2000.


 CUT-OFF DATE BALANCE:         $18,088,622        PROPERTY TYPE:                   Office, Medical
 GROSS MORTGAGE RATE:              8.3200%        LOCATION:                        San Francisco,
                                                                                   California
 INTEREST ACCRUAL METHOD:      Actual/360         YEAR BUILT/RENOVATED:                  1989
 FIRST PAYMENT DATE:            10/1/2000         SQUARE FEET:                         66,122
 MATURITY DATE:                  9/1/2010         CUT-OFF DATE BALANCE/SQ.FT.:     $    273.56
 ORIGINAL AMORTIZATION:               360
 ANNUAL DEBT SERVICE:          $1,642,452         OCCUPANCY:                           100.0%
 LOCKOUT END DATE:              6/30/2010         OCCUPANCY DATE:                   4/13/2000
 CALL PROTECTION:              Defeasance
 CALL PROTECTION END DATE:      6/30/2010         APPRAISED VALUE:                 $26,000,000
 ESCROWS                                          CUT-OFF DATE LTV:                     69.6%
  REAL ESTATE TAXES:           Yes                BALLOON LTV:                          62.7%
  INSURANCE:                   Yes
  REPLACEMENT RESERVES:        Yes                UNDERWRITTEN CASH FLOW:          $ 2,069,359
                                                  DSCR:                                 1.26x

THE PROPERTY

     The mortgaged property is a six-story medical office building with an adjoining four-story parking garage which contains 530 spaces. Both the office building and the garage were built in 1989. The buildings are located in a dense urban neighborhood with a concentration of medical service establishments. The buildings are located directly across the street from UCSF/Mount Zion Hospital and the new Clinical Cancer Center, scheduled to open in September 2000, and three blocks north of Kaiser Permanente Hospital. Major tenants at the property include Kaiser Foundation Hospitals, Inc. (32,474 square feet) under a lease expiring December 2002, HealthSouth Surgery Center (13,218 square feet) under a lease expiring April 2009, and University of California San Francisco (Regents of the University of California) (12,389 square feet) under leases expiring November 2001 (1,954 square feet), September 2007 (9,517 square feet) and May 2003 (918 square feet).

     The borrower leases the mortgaged property pursuant to two ground leases that expire on January 4, 2059. The medical office building is leased from Mount Zion Hospital, and the parking garage is leased from Medical Center, a California non-profit corporation.


THE BORROWER

     The borrower is WDG III San Francisco Medical Center, a California limited liability company with WDG San Francisco Medical Center, Inc. as its managing member. WDG San Francisco Medical Center, Inc. is a special purpose corporation that is wholly owned by Charles M. Collins, Paula R. Collins, Edward J. Collins and Hallie A. Beacham, together with UNC Realty, Inc. (owning a 0.833% interest), who will be liable for the carveout guarantees. The borrower is a single purpose entity whose organizational documents do not permit it to engage in any business unrelated to the mortgaged property, or to have any assets other than the mortgaged property or any indebtedness (subject to limited exceptions such as trade payables incurred in the ordinary course of business) other than the mortgage loan. In connection with the closing of the mortgage loan, the lender received an opinion from the borrower's counsel to the effect that, among other things, the assets of the borrower would not be consolidated with the assets of any party having a controlling interest in the borrower in the event of a bankruptcy or insolvency of that party.

MANAGEMENT


     The medical office building is managed by the Western Development Group, an affiliate of the borrower. The parking garage is managed by Central Parking Corporation, which is unaffiliated with the borrower.


ESCROWS


     The loan documents require the borrower to fund the following monthly escrow deposits: (a) an amount sufficient to pay real estate taxes and property insurance premiums when due; (b) $1,102 for future capital expenditures; and
(c) $9,585 to cover lease roll-over expenses. In addition, $1,650,000 was withheld from loan proceeds at funding, and is currently held in escrow. The borrower has the right to obtain these withheld funds, during the period from April 1, 2001 through December 31, 2001, upon satisfaction of a debt service coverage ratio loan-to-value ratio specified in the loan agreement. If the borrower fails to achieve these criteria by December 31, 2001, the amount in escrow will be applied toward a partial prepayment of the mortgage and any yield maintenance charge imposed by the loan documents. Upon any such prepayment, the mortgage loan will be reamortized to reflect any reduction in the principal balance resulting from the prepayment.


ADDITIONAL DEBT/TRANSFERS


     The loan documents provide that the mortgage loan will become immediately due and payable upon (i) any transfer of the borrower's interest in the mortgaged property or any transfer of an interest in the borrower or (ii) any additional encumbrance of the mortgaged property, in each case without the prior written consent of the lender.


     See Loan No. 310900130 in the mortgage loan schedule.

                   LOAN NO. 26908 -- HILTON GARDEN CUPERTINO


OVERVIEW

     This mortgage loan is secured by a first mortgage on the borrower's fee interest in a hotel located in Cupertino, California. The mortgage loan was originated by Bear, Stearns Funding, Inc. on September 15, 1999.


 CUT-OFF DATE BALANCE:       $17,797,958      PROPERTY TYPE:               Hospitality,
                                                                           Limited Service
 GROSS MORTGAGE RATE:            8.1900%      LOCATION:                    Cupertino,
                                                                           California
 INTEREST ACCRUAL METHOD:    Actual/360       YEAR BUILT/RENOVATED:               1998
 FIRST PAYMENT DATE:          11/1/1999       NO. OF ROOMS:                        165
 MATURITY DATE:               10/1/2009       CUT-OFF DATE BALANCE/ROOM:   $ 107,866.41
 ORIGINAL AMORTIZATION:             300
 ANNUAL DEBT SERVICE:        $1,659,761       OCCUPANCY:                         73.9%
 LOCKOUT END DATE:            9/30/2009       OCCUPANCY DATE:                7/31/2000
 CALL PROTECTION:            Defeasance       AVERAGE DAILY RATE:          $     167.46
 CALL PROTECTION END DATE:    9/30/2009       APPRAISED VALUE:             $ 31,700,000
 ESCROWS                                      CUT-OFF DATE LTV:                  56.1%
  REAL ESTATE TAXES:         Yes              BALLOON LTV:                       47.0%
  INSURANCE:                 Yes
  REPLACEMENT RESERVES:      Yes              UNDERWRITTEN CASH FLOW:      $  3,467,291
                                              DSCR:                               2.04x

THE PROPERTY

     The mortgaged property is a 165 room Hilton Garden hotel situated on 2.17 acres. The mortgaged property, which was constructed in 1998, is a limited service hotel located directly across from the Hewlett-Packard Americas Headquarters, in the heart of Silicon Valley. The mortgaged property contains one 1,500 square foot meeting room, which is divisible into three 500 square foot rooms. In addition, the mortgaged property has an outdoor pool and jacuzzi, as well as an indoor fitness center.


THE BORROWER

     The borrower is Cupertino Hotel Associates, LLC, a California limited liability company whose managing member is Cupertino Hotel Management, LLC, an entity controlled by Peter Pau. The borrower is a single purpose entity whose organizational documents do not permit it to engage in any business unrelated to the mortgaged property, or to have any assets other than the mortgaged property or any indebtedness (subject to limited exceptions such as trade payables incurred in the ordinary course of business) other than the mortgage loan. In connection with the closing of the mortgage loan, the lender received an opinion from borrower's counsel to the effect that, among other things, the assets of the borrower would not be consolidated with the assets of any party having a controlling interest in the borrower in the event of a bankruptcy or insolvency of that party.


MANAGEMENT

     The mortgaged property is managed by Fred K. Reed & Associates, which is unaffiliated with the borrower.


ESCROWS

     The loan documents require the borrower to fund monthly escrow deposits in an amount sufficient to pay real estate taxes and property insurance premiums when due. In addition, the loan documents require the borrower to make monthly deposits of $27,353.50 to a furniture, fixtures and equipment escrow account until a balance of $750,000 is achieved and thereafter to make monthly contributions of $27,353.50 or such lesser amount as is necessary to maintain that balance.


ADDITIONAL DEBT/TRANSFERS


     The loan documents provide that the mortgage loan will become immediately due and payable upon (i) any transfer of the borrower's interest in the mortgaged property or a transfer of more than 49% of the interests in the borrower to an unrelated third party or (ii) any additional encumbrance of the mortgaged property, in each case without the prior written consent of the lender.


     See Loan No. 26908 in the mortgage loan schedule.

                        LOAN NO. 29198 -- AMC CANTERA 30


OVERVIEW


     This mortgage loan is secured by a first mortgage on the borrower's fee interest in a 130,757 square foot megaplex theater located in Warrenville, Illinois. The mortgage loan was originated by Bear, Stearns Funding, Inc. on April 27, 2000.


 CUT-OFF DATE BALANCE:       $17,770,862      PROPERTY TYPE:                 Theater
 GROSS MORTGAGE RATE:            8.2350%      LOCATION:                      Warrenville,
                                                                             Illinois
 INTEREST ACCRUAL METHOD:    Actual/360       YEAR BUILT/RENOVATED:           1997-1998
 FIRST PAYMENT DATE:           6/1/2000       SQUARE FEET:                      130,757
 MATURITY DATE:                5/1/2010       CUT-OFF DATE BALANCE/SQ.FT.:   $    135.91
 ORIGINAL AMORTIZATION:             300
 ANNUAL DEBT SERVICE:        $1,686,714       OCCUPANCY:                         100.0%
 LOCKOUT END DATE:            4/30/2010       OCCUPANCY DATE:                  5/1/2000
 CALL PROTECTION:            Defeasance
 CALL PROTECTION END DATE:    4/30/2010       APPRAISED VALUE:               $35,625,000
 ESCROWS                                      CUT-OFF DATE LTV:                   49.9%
  REAL ESTATE TAXES:         Springing        BALLOON LTV:                        41.6%
  INSURANCE:                 Springing
  REPLACEMENT RESERVES:      Springing        UNDERWRITTEN CASH FLOW:        $ 3,362,227
                                              DSCR:                               1.99x

THE PROPERTY


     The mortgaged property is a 130,757 square foot, 30-screen two-story megaplex theater and is located in the western portion of the greater Chicago Metropolitan Statistical Area. AMC Cantera 30, which was constructed in 1998, seats 5,883 and includes stadium seating throughout. In addition, the property contains 18 box office stations, 40 concession registers and 2,398 parking spaces. The property is 100% leased to American Multi-Cinema, Inc. under a lease expiring in March 2013.


THE BORROWER


     The borrower is Cantera 30 Theatre, L.P., which is controlled by Entertainment Properties Trust, a Maryland real estate investment trust whose common shares of beneficial interest are traded on the New York Stock Exchange. The borrower is a single purpose entity whose organizational documents do not permit it to engage in any business unrelated to the mortgaged property, to have any assets other than the mortgaged property or any indebtedness (subject to limited exceptions such as trade payables incurred in the ordinary course of business) other than the mortgage loan. In addition, the borrower's organizational documents require an independent director and the unanimous vote of directors of the borrower in connection with the filing of a petition of bankruptcy related to the borrower. In connection with the closing of the mortgage loan, the lender received an opinion from borrower's counsel to the effect that, among other things, the assets of the borrower would not be consolidated with the assets of any party having a controlling interest in the borrower in the event of a bankruptcy or insolvency of that party.


MANAGEMENT


     The mortgaged property is managed by the borrower.

ESCROWS


     The borrower is required to pay real estate taxes and insurance premiums as they become due. If the borrower at any time fails to provide the lender with satisfactory evidence of payment of real estate taxes and property insurance premiums, the lender may require the borrower to thereafter fund escrows to provide for the payment of such items. If the mortgaged property is not maintained in accordance with the loan documents, the lender may require the borrower to fund an additional escrow for future capital expenditures.


ADDITIONAL DEBT/TRANSFERS


     The loan documents provide that the mortgage loan will become immediately due and payable upon (i) any transfer of the borrower's interest in the mortgaged property or any transfer of more than 49% of the shares in the borrower to an unrelated third party or (ii) any additional encumbrance of the mortgaged property, in each case without the prior written consent of the lender.


     The borrower has the right to transfer the property upon the payment of an assumption fee in the amount of 1% of the then unpaid principal balance of the mortgage loan, confirmation from Fitch and S&P that the transfer would not result in a downgrade, qualification (if applicable) or withdrawal of the then current ratings assigned to any class of certificates, and satisfaction of other conditions specified in the loan documents.


     See Loan No. 29198 in the mortgage loan schedule.

                                                                         ANNEX C

[WELLS FARGO LOGO]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
11000 BROKEN LAND PARKWAY
COLUMBIA, MD 21044

                                      For Additional Information, please contact
                                              CTSLink Customer Service
                                                  (301) 815-6600
                                       Reports Available on the World Wide Web
                                               @ www.ctslink.com/cmbs

                                                  PAYMENT DATE:  11/15/2000
                                                  RECORD DATE:   10/31/2000


                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2000-WF2



                          DISTRIBUTION DATE STATEMENT

                               TABLE OF CONTENTS

STATEMENT SECTIONS                                          PAGE(S)
------------------                                          -------
Certificate Distribution Detail                                2
Certificate Factor Detail                                      3
Reconciliation Detail                                          4
Other Required Information                                     5
Ratings Detail                                                 6
Current Mortgage Loan and Property Stratification Tables      7-9
Mortgage Loan Detail                                          10
Principal Prepayment Detail                                   11
Historical Detail                                             12
Delinquency Loan Detail                                       13
Specially Serviced Loan Detail                               14-15
Modified Loan Loan                                            16
Liquidated Loan Detail                                        17


        UNDERWRITER
        -----------
Bear, Stearns & Co. Inc.
245 Park Avenue
New York, NY 10019


Contact:      General Information Number
Phone Number: (212) 272-2000

        UNDERWRITER
        -----------
Morgan Stanley & Co. Incorporated
1585 Broadway
New York, NY 10036


Contact:      General Information Number
Phone Number: (212) 761-4700

        MASTER SERVICER
        ---------------
Wells Fargo Bank, National Association
555 Montgomery Street, 17th Floor
San Francisco, CA 94111


Contact:      Stewart McAdams
Phone Number: (415) 396-7208

        SPECIAL SERVICER
        ----------------
GMAC Commercial Mortgage
650 Dresher Road
Horsham, PA 10944-8015


Contact:      Darri Cunningham
Phone Number: (215) 328-1784     Ext


This report has been compiled from information provided to Wells Fargo Bank MN, N.A. by various third parties, which may include the Servicer, Master Servicer, Special Servicer and others. Wells Fargo Bank MN, N.A. has not independently confirmed the accuracy of information received from these third parties and assumes no duty to do so. Wells Fargo Bank MN, N.A. expressly disclaims any responsibility for the accuracy or completeness of information furnished by third parties.

Copyright 1997, Wells Fargo Bank MN, N.A.                        Page 1 of 17

[WELLS FARGO LOGO]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
11000 BROKEN LAND PARKWAY
COLUMBIA, MD 21044

                                      For Additional Information, please contact
                                              CTSLink Customer Service
                                                  (301) 815-6600
                                       Reports Available on the World Wide Web
                                               @ www.ctslink.com/cmbs

                                                  PAYMENT DATE:  11/15/2000
                                                  RECORD DATE:   10/31/2000


                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2000-WF2

                        CERTIFICATE DISTRIBUTION DETAIL


                                                                                             Realized Loss/
 Class\           Pass-Through  Original  Beginning   Principal     Interest     Prepayment  Additional Trust    Total
Component  CUSIP      Rate       Balance   Balance   Distribution  Distribution    Premium     Fund Expenses   Distribution
---------  -----  ------------  --------  ---------  ------------  ------------  ----------  ----------------  ------------
  A-1              0.000000%        0.00       0.00          0.00          0.00        0.00             0.00           0.00
  A-2              0.000000%        0.00       0.00          0.00          0.00        0.00             0.00           0.00
   B               0.000000%        0.00       0.00          0.00          0.00        0.00             0.00           0.00
   C               0.000000%        0.00       0.00          0.00          0.00        0.00             0.00           0.00
   D               0.000000%        0.00       0.00          0.00          0.00        0.00             0.00           0.00
   E               0.000000%        0.00       0.00          0.00          0.00        0.00             0.00           0.00
   F               0.000000%        0.00       0.00          0.00          0.00        0.00             0.00           0.00
   G               0.000000%        0.00       0.00          0.00          0.00        0.00             0.00           0.00
   H               0.000000%        0.00       0.00          0.00          0.00        0.00             0.00           0.00
   I               0.000000%        0.00       0.00          0.00          0.00        0.00             0.00           0.00
   J               0.000000%        0.00       0.00          0.00          0.00        0.00             0.00           0.00
   K               0.000000%        0.00       0.00          0.00          0.00        0.00             0.00           0.00
   L               0.000000%        0.00       0.00          0.00          0.00        0.00             0.00           0.00
   M               0.000000%        0.00       0.00          0.00          0.00        0.00             0.00           0.00
  R-I              0.000000%        0.00       0.00          0.00          0.00        0.00             0.00           0.00
  R-II             0.000000%        0.00       0.00          0.00          0.00        0.00             0.00           0.00
  R-III            0.000000%        0.00       0.00          0.00          0.00        0.00             0.00           0.00
 Totals


                        Current
 Class\      Ending   Subordination
Component    Balance    Balance
---------   --------  -------------
  A-1           0.00       0.00%
  A-2           0.00       0.00%
   B            0.00       0.00%
   C            0.00       0.00%
   D            0.00       0.00%
   E            0.00       0.00%
   F            0.00       0.00%
   G            0.00       0.00%
   H            0.00       0.00%
   I            0.00       0.00%
   J            0.00       0.00%
   K            0.00       0.00%
   L            0.00       0.00%
   M            0.00       0.00%
  R-I           0.00       0.00%
  R-II          0.00       0.00%
  R-III         0.00       0.00%
 Totals


                                Original  Beginning                                              Ending
                  Pass-Through  Notional  Notional     Interest    Prepayment       Total        Notional
  Class    CUSIP      Rate       Amount    Amount    Distribution    Premium     Distribution     Amount
---------  -----  ------------  --------  ---------  ------------  ----------  ----------------  ---------
   X               0.000000%        0.00       0.00          0.00        0.00             0.00        0.00

(1) Calculated by taking (A) the sum of the ending certificate balance of all classes less (B) the sum of (i) the ending certificate balance of the designated class and (ii) the ending certificate balance of all classes which are not subordinate to the designated class and dividing the result by (A).

Copyright 1997, Wells Fargo Bank MN, N.A.                        Page 2 of 17

[WELLS FARGO LOGO]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
11000 BROKEN LAND PARKWAY
COLUMBIA, MD 21044

                                      For Additional Information, please contact
                                              CTSLink Customer Service
                                                  (301) 815-6600
                                       Reports Available on the World Wide Web
                                               @ www.ctslink.com/cmbs

                                                  PAYMENT DATE:  11/15/2000
                                                  RECORD DATE:   10/31/2000


                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2000-WF2

                           CERTIFICATE FACTOR DETAIL



                                                                       Realized Loss/
                   Beginning    Principal     Interest     Prepayment  Additional Trust     Ending
  Class    CUSIP    Balance    Distribution  Distribution    Premium     Fund Expenses      Balance
---------  -----   ----------  ------------  ------------  ----------  ----------------   ----------
  A-1              0.00000000    0.00000000    0.00000000  0.00000000        0.00000000   0.00000000
  A-2              0.00000000    0.00000000    0.00000000  0.00000000        0.00000000   0.00000000
   B               0.00000000    0.00000000    0.00000000  0.00000000        0.00000000   0.00000000
   C               0.00000000    0.00000000    0.00000000  0.00000000        0.00000000   0.00000000
   D               0.00000000    0.00000000    0.00000000  0.00000000        0.00000000   0.00000000
   E               0.00000000    0.00000000    0.00000000  0.00000000        0.00000000   0.00000000
   F               0.00000000    0.00000000    0.00000000  0.00000000        0.00000000   0.00000000
   G               0.00000000    0.00000000    0.00000000  0.00000000        0.00000000   0.00000000
   H               0.00000000    0.00000000    0.00000000  0.00000000        0.00000000   0.00000000
   I               0.00000000    0.00000000    0.00000000  0.00000000        0.00000000   0.00000000
   J               0.00000000    0.00000000    0.00000000  0.00000000        0.00000000   0.00000000
   K               0.00000000    0.00000000    0.00000000  0.00000000        0.00000000   0.00000000
   L               0.00000000    0.00000000    0.00000000  0.00000000        0.00000000   0.00000000
   M               0.00000000    0.00000000    0.00000000  0.00000000        0.00000000   0.00000000
  R-I              0.00000000    0.00000000    0.00000000  0.00000000        0.00000000   0.00000000
  R-II             0.00000000    0.00000000    0.00000000  0.00000000        0.00000000   0.00000000
  R-III            0.00000000    0.00000000    0.00000000  0.00000000        0.00000000   0.00000000


                    Beginning                               Ending
                    Notional     Interest    Prepayment     Notional
  Class    CUSIP     Amount    Distribution    Premium       Amount
---------  -----   ----------  ------------  ----------    ----------
   X               0.00000000    0.00000000  0.00000000    0.00000000


Copyright 1997, Wells Fargo Bank MN, N.A.                        Page 3 of 17

[WELLS FARGO LOGO]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
11000 BROKEN LAND PARKWAY
COLUMBIA, MD 21044

                                      For Additional Information, please contact
                                              CTSLink Customer Service
                                                  (301) 815-6600
                                       Reports Available on the World Wide Web
                                               @ www.ctslink.com/cmbs

                                                  PAYMENT DATE:  11/15/2000
                                                  RECORD DATE:   10/31/2000


                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2000-WF2

                             RECONCILIATION DETAIL

                                ADVANCE SUMMARY

P&I Advances Outstanding                                           0.00

Servicing Advances Outstanding                                     0.00

Reimbursement for Interest on P&I                                  0.00
Advances paid from general collections

Reimbursement for Interest on Servicing                            0.00
Advances paid from general collections


                          MASTER SERVICING FEE SUMMARY

Current Period Accrued Master Servicing Fees                       0.00

Less Master Servicing Fees on Delinquent Payments                  0.00

Less Reductions to Master Servicing Fees                           0.00

Plus Master Servicing Fees for Delinquent Payments Received        0.00

Plus Adjustments for Prior Master Servicing Calculation            0.00

Total Master Servicing Fees Collected                              0.00



CERTIFICATE INTEREST RECONCILIATION


          Accrued       Uncovered                             Certificate         Unpaid         Optimal Interest   Interest
        Certificate    Prepayment         Indemnification   Deferred Interest     Interest         Distribution     Shortfall
Class     Interest   Interest Shortfall       Expenses            Amount       Shortfall Amount        Amount         Amount
-----   -----------  ------------------   ---------------   -----------------  ----------------   ---------------   ---------
  A-1
  A-2
   B
   C
   D
   E
   F
   G
   H
   I
   J
   K
   L
   M
 Total




                        Appraisal
          Interest      Reduction
Class   Distribution     Amount
-----   ------------   ----------
  A-1
  A-2
   B
   C
   D
   E
   F
   G
   H
   I
   J
   K
   L
   M
 Total




Copyright 1997, Wells Fargo Bank MN, N.A.                        Page 4 of 17

[WELLS FARGO LOGO]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
11000 BROKEN LAND PARKWAY
COLUMBIA, MD 21044

                                      For Additional Information, please contact
                                              CTSLink Customer Service
                                                  (301) 815-6600
                                       Reports Available on the World Wide Web
                                               @ www.ctslink.com/cmbs

                                                  PAYMENT DATE:  11/15/2000
                                                  RECORD DATE:   10/31/2000


                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2000-WF2

                           OTHER REQUIRED INFORMATION


Available Distribution Amount                                    0.00



Aggregate Number of Outstanding Loans                               0

Aggregate Unpaid Principal Balance of Loans                      0.00

Aggregate Stated Principal Balance of Loans                      0.00



Aggregate Amount of Servicing Fee                                0.00

Aggregate Amount of Special Servicing Fee                        0.00

Aggregate Amount of Trustee Fee                                  0.00

Aggregate Amount of Primary Servicing Fee                        0.00

Aggregate Trust Fund Expenses                                    0.00



Specially Serviced Loans not Delinquent

     Number of Outstanding Loans                                    0

     Aggregate Unpaid Principal Balance                          0.00



Appraisal Reduction Amount

                         Cumulative
 Loan      Appraisal        ASER       Most Recent
Number     Reduction       Amount       App. Red.
------     ---------     ----------    -----------















Total



Copyright 1997, Wells Fargo Bank MN, N.A.                        Page 5 of 17

[WELLS FARGO LOGO]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
11000 BROKEN LAND PARKWAY
COLUMBIA, MD 21044

                                      For Additional Information, please contact
                                              CTSLink Customer Service
                                                  (301) 815-6600
                                       Reports Available on the World Wide Web
                                               @ www.ctslink.com/cmbs

                                                  PAYMENT DATE:  11/15/2000
                                                  RECORD DATE:   10/31/2000


                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2000-WF2


                                 RATINGS DETAIL


                         Original Ratings              Current Ratings (1)
                    --------------------------      ----------------------------
Class     CUSIP     Fitch     Moody's     S&P       Fitch     Moody's      S&P
-----     -----     -----     -------    -----      -----     -------     ------
  A-1
  A-2
   X
   B
   C
   D
   E
   F
   G
   H
   I
   J
   K
   L
   M




NR  - Designates that the class was not rated by the above agency at the time of original issuance.
X   - Designates that the above rating agency did not rate any classes in this transaction at the time of original issuance.
N/A - Data not available this period.

1) For any class not rated at the time of original issuance by any particular rating agency, no request has been made subsequent to issuance to obtain rating information, if any, from such rating agency. The current ratings were obtained directly from the applicable rating agency within 30 days of the payment date listed above. The ratings may have changed since they were obtained. Because the ratings may have changed, you may want to obtain current ratings directly from the rating agencies.

Fitch, Inc.                   Moody's Investors Service    Standard & Poor's Rating Services
One State Street Plaza        99 Church Street             55 Water Street
New York, New York 10004      New York, New York 10007     New York, New York 10041
(212) 908-0500                (212) 553-0300               (212) 438-2000



Copyright 1997, Wells Fargo Bank MN, N.A.                        Page 6 of 17

[WELLS FARGO LOGO]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
11000 BROKEN LAND PARKWAY
COLUMBIA, MD 21044

                                      For Additional Information, please contact
                                              CTSLink Customer Service
                                                  (301) 815-6600
                                       Reports Available on the World Wide Web
                                               @ www.ctslink.com/cmbs

                                                  PAYMENT DATE:  11/15/2000
                                                  RECORD DATE:   10/31/2000


                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2000-WF2

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES

                               SCHEDULED BALANCE


                                      % of
Scheduled     # of       Scheduled    Agg.     WAM                 Weighted
 Balance      Loans       Balance     Bal.     (2)      WAC       Avg DSCR (1)
---------     -----      ---------    ----     ---      ---       ------------









Totals




                                   STATE (3)


                                      % of
              # of       Scheduled    Agg.     WAM                 Weighted
  State       Props       Balance     Bal.     (2)      WAC       Avg DSCR (1)
---------     -----      ---------    ----     ---      ---       ------------









Totals




See footnotes on last page of this section.

Copyright 1997, Wells Fargo Bank MN, N.A.                        Page 7 of 17

[WELLS FARGO LOGO]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
11000 BROKEN LAND PARKWAY
COLUMBIA, MD 21044

                                      For Additional Information, please contact
                                              CTSLink Customer Service
                                                  (301) 815-6600
                                       Reports Available on the World Wide Web
                                               @ www.ctslink.com/cmbs

                                                  PAYMENT DATE:  11/15/2000
                                                  RECORD DATE:   10/31/2000


                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2000-WF2


            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES

                        DEBT SERVICE COVERAGE RATIO (1)


                                         % of
 Debt Service    # of       Scheduled    Agg.     WAM                 Weighted
Coverage Ratio   Loans       Balance     Bal.     (2)      WAC       Avg DSCR (1)
--------------   -----      ---------    ----     ---      ---       ------------









Totals



                               PROPERTY TYPE (3)


                                      % of
 Property     # of       Scheduled    Agg.     WAM                 Weighted
   Type       Loans       Balance     Bal.     (2)      WAC       Avg DSCR (1)
---------     -----      ---------    ----     ---      ---       ------------









Totals



                                   NOTE RATE


                                      % of
  Note        # of       Scheduled    Agg.     WAM                 Weighted
  Rate        Loans       Balance     Bal.     (2)      WAC       Avg DSCR (1)
---------     -----      ---------    ----     ---      ---       ------------









Totals




                                   SEASONING


                                      % of
              # of       Scheduled    Agg.     WAM                 Weighted
Seasoning     Loans       Balance     Bal.     (2)      WAC       Avg DSCR (1)
---------     -----      ---------    ----     ---      ---       ------------









Totals


See footnotes on last page of this section.


Copyright 1997, Wells Fargo Bank MN, N.A.                        Page 8 of 17

[WELLS FARGO LOGO]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
11000 BROKEN LAND PARKWAY
COLUMBIA, MD 21044

                                      For Additional Information, please contact
                                              CTSLink Customer Service
                                                  (301) 815-6600
                                       Reports Available on the World Wide Web
                                               @ www.ctslink.com/cmbs

                                                  PAYMENT DATE:  11/15/2000
                                                  RECORD DATE:   10/31/2000


                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2000-WF2

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES

               ANTICIPATED REMAINING TERM (ARD AND BALLOON LOANS)



                                                % of
Anticipated Remaining   # of       Scheduled    Agg.     WAM                 Weighted
        Term (2)        Loans       Balance     Bal.     (2)      WAC       Avg DSCR (1)
---------------------   -----      ---------    ----     ---      ---       ------------









Totals



                 REMAINING STATED TERM (FULLY AMORTIZING LOANS)

                                             % of
Remaining Stated     # of       Scheduled    Agg.     WAM                 Weighted
     Term            Loans       Balance     Bal.     (2)      WAC       Avg DSCR (1)
----------------     -----      ---------    ----     ---      ---       ------------









Totals



              REMAINING AMORTIZATION TERM (ARD AND BALLOON LOANS)


                                                % of
Remaining Amortization  # of       Scheduled    Agg.     WAM                 Weighted
        Term            Loans       Balance     Bal.     (2)      WAC       Avg DSCR (1)
---------------------   -----      ---------    ----     ---      ---       ------------









Totals





                             AGE OF MOST RECENT NOI



                                           % of
  Age of Most      # of       Scheduled    Agg.     WAM                 Weighted
  Recent NOI       Loans       Balance     Bal.     (2)      WAC       Avg DSCR (1)
--------------     -----      ---------    ----     ---      ---       ------------









Totals



(1) Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most current DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The Trustee makes no representations as to the accuracy of the data provided by the borrower for this calculation.

(2) Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the Maturity Date.

(3) Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-off Date balance of each property as disclosed in the offering document.

Copyright 1997, Wells Fargo Bank MN, N.A.                        Page 9 of 17

[WELLS FARGO LOGO]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
11000 BROKEN LAND PARKWAY
COLUMBIA, MD 21044

                                      For Additional Information, please contact
                                              CTSLink Customer Service
                                                  (301) 815-6600
                                       Reports Available on the World Wide Web
                                               @ www.ctslink.com/cmbs

                                                  PAYMENT DATE:  11/15/2000
                                                  RECORD DATE:   10/31/2000

                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2000-WF2


                              MORTGAGE LOAN DETAIL

                                                                                      Anticipated              Neg.    Beginning
 Loan               Property                        Interest    Principal    Gross     Repayment    Maturity   Amort   Scheduled
Number    ODCR      Type (1)     City      State     Payment     Payment     Coupon      Date         Date     (Y/N)    Balance
------    ----      --------     ----      -----    --------    ---------    ------   -----------   --------   -----   ----------













           Ending       Paid    Appraisal   Appraisal    Res.    Mod.
 Loan     Scheduled     Thru    Reduction   Reduction   Strat.   Code
Number     Balance      Date       Date       Amount     (2)      (3)
------    ---------     ----    ---------   ---------   ------   ----











                             (1) Property Type Code
                             ----------------------


MF - Multi-Family                                 OF - Office
RT - Retail                                       MU - Mixed Use
HC - Health Care                                  LO - Lodging
IN - Industrial                                   SS - Self Storage
WH - Warehouse                                    OT - Other
MH - Mobile Home Park


                          (2) Resolution Strategy Code
                          ----------------------------

1 - Modification         6 - DPO                    10 - Deed in Lieu Of
2 - Foreclosure          7 - REO                          Foreclosure
3 - Bankruptcy           8 - Resolved               11 - Full Payoff
4 - Extension            9 - Pending Return         12 - Reps and Warranties
5 - Note Sale                 to Master Servicer    13 - Other or TBD


                             (3) Modification Code
                             ---------------------

1 - Maturity Date Extension
2 - Amortization Change
3 - Principal Write-Off
4 - Combination

Copyright 1997, Wells Fargo Bank MN, N.A.                        Page 10 of 17

[WELLS FARGO LOGO]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
11000 BROKEN LAND PARKWAY
COLUMBIA, MD 21044

                                      For Additional Information, please contact
                                              CTSLink Customer Service
                                                  (301) 815-6600
                                       Reports Available on the World Wide Web
                                               @ www.ctslink.com/cmbs

                                                  PAYMENT DATE:  11/15/2000
                                                  RECORD DATE:   10/31/2000


                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2000-WF2


                          PRINCIPAL PREPAYMENT DETAIL



                                        Principal Prepayment Amount                   Prepayment Premium
               Offering Document     ------------------------------------------------------------------------------------
Loan Number     Cross-Reference      Payoff Amount   Curtailment Amount    Precentage Premium    Yield Maintenance Charge
-----------    -----------------     -------------   ------------------    ------------------    ------------------------










Totals



Copyright 1997, Wells Fargo Bank MN, N.A.                        Page 11 of 17

[WELLS FARGO LOGO]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
11000 BROKEN LAND PARKWAY
COLUMBIA, MD 21044

                                      For Additional Information, please contact
                                              CTSLink Customer Service
                                                  (301) 815-6600
                                       Reports Available on the World Wide Web
                                               @ www.ctslink.com/cmbs

                                                  PAYMENT DATE:  11/15/2000
                                                  RECORD DATE:   10/31/2000


                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2000-WF2



                               HISTORICAL DETAIL


                                                Delinquencies                                                  Prepayments
--------------------------------------------------------------------------------------------------------   -------------------------
Distribution   30-59 Days     60-89 Days    90 Days or More   Foreclosure      REO         Modifications   Curtailments     Payoff
    Date       #   Balance    #   Balance     #   Balance     #   Balance   #   Balance     #   Balance     #   Amount    #   Amount
------------   -----------    -----------   ---------------   -----------   -----------    -------------   ------------   ----------













     Rate and Maturities
-------------------------------
Next Weighted Avg.
Coupon       Remit         WAM
------       -----         ---














Note: Foreclosure and REO Totals are excluded from the delinquencies aging categories.


Copyright 1997, Wells Fargo Bank MN, N.A.                        Page 12 of 17

[WELLS FARGO LOGO]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
11000 BROKEN LAND PARKWAY
COLUMBIA, MD 21044

                                      For Additional Information, please contact
                                              CTSLink Customer Service
                                                  (301) 815-6600
                                       Reports Available on the World Wide Web
                                               @ www.ctslink.com/cmbs

                                                  PAYMENT DATE:  11/15/2000
                                                  RECORD DATE:   10/31/2000


                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2000-WF2

                             DELINQUENCY LOAN DETAIL


-----------------------------------------------------------------------------------------------------------
                  Offering       # of      Paid    Current     Outstanding     Status of      Resolution
Loan Number       Document      Months   Through     P & I       P & I          Mortgage       Strategy
              Cross-Reference   Delinq.    Date     Advances   Advances**       Loan(1)         Code(2)
-----------------------------------------------------------------------------------------------------------













-----------------------------------------------------------------------------------------------------------
Totals
-----------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------
                   Servicing                  Actual    Outstanding
Loan Number         Transfer   Foreclosure   Principal   Servicing    Bankruptcy   REO
                      Date        Date        Balance     Advances       Date      Date
-----------------------------------------------------------------------------------------------------------













-----------------------------------------------------------------------------------------------------------
Totals
-----------------------------------------------------------------------------------------------------------



                                  (1) Status of Mortgage Loan
                                  ---------------------------

A - Payment Not Received           0 - Current                                - Assumed Scheduled Payment
     But Still in Grace Period     1 - One Month Delinquent                      (Performing Matured Balloon)
B - Late Payment But Less          2 - Two Months Delinquent                7 - Foreclosure
     Than 1 Month Delinquent       3 - Three or More Months Delinquent      9 - REO



                                   (2) Resolution Strategy Code
                                   ----------------------------

1 - Modification    6 - DPO                       10 - Deed in Lieu Of
2 - Foreclosure     7 - REO                             Foreclosure
3 - Bankruptcy      8 - Resolved                  11 - Full Payoff
4 - Extension       9 - Pending Return            12 - Reps and Warranties
5 - Note Sale            to Master Servicer       13 - Other or TBD

**Outstanding P&I Advances include the current period advance.


Copyright 1997, Wells Fargo Bank MN, N.A.                        Page 13 of 17

[WELLS FARGO LOGO]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
11000 BROKEN LAND PARKWAY
COLUMBIA, MD 21044

                                      For Additional Information, please contact
                                              CTSLink Customer Service
                                                  (301) 815-6600
                                       Reports Available on the World Wide Web
                                               @ www.ctslink.com/cmbs

                                                  PAYMENT DATE:  11/15/2000
                                                  RECORD DATE:   10/31/2000

                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2000-WF2

                     SPECIALLY SERVICED LOAN DETAIL - PART 1

-----------------------------------------------------------------------------------------------------------
              Offering         Servicing     Resolution
  Loan        Document         Transfer       Strategy      Scheduled     Property     State     Interest
 Number    Cross-Reference       Date          Code(1)       Balance       Type(2)                 Rate
-----------------------------------------------------------------------------------------------------------










-----------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------
                             Net                                                      Remaining
  Loan        Actual      Operating      DSCR     DSCR      Note     Maturity       Amortization
 Number       Balance       Income       Date               Date        Date            Term
-----------------------------------------------------------------------------------------------------------










-----------------------------------------------------------------------------------------------------------

                          (1) Resolution Strategy Code
                          ----------------------------

1 - Modification    6 - DPO                       10 - Deed in Lieu Of
2 - Foreclosure     7 - REO                             Foreclosure
3 - Bankruptcy      8 - Resolved                  11 - Full Payoff
4 - Extension       9 - Pending Return            12 - Reps and Warranties
5 - Note Sale            to Master Servicer       13 - Other or TBD

                             (2) Property Type Code
                             ----------------------

                  MF - Multi-Family                OF - Office
                  RT - Retail                      MU - Mixed Use
                  HC - Health Care                 LO - Lodging
                  IN - Industrial                  SS - Self Storage
                  WH - Warehouse                   OT - Other
                  MH - Mobile Home Park

Copyright 1997, Wells Fargo Bank MN, N.A.                        Page 14 of 17

[WELLS FARGO LOGO]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
11000 BROKEN LAND PARKWAY
COLUMBIA, MD 21044

                                      For Additional Information, please contact
                                              CTSLink Customer Service
                                                  (301) 815-6600
                                       Reports Available on the World Wide Web
                                               @ www.ctslink.com/cmbs

                                                  PAYMENT DATE:  11/15/2000
                                                  RECORD DATE:   10/31/2000


                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2000-WF2

                     SPECIALLY SERVICED LOAN DETAIL - PART 2

-----------------------------------------------------------------------------------------------------------------------------------
              Offering         Resolution       Site                                           Other REO
  Loan        Document          Strategy     Inspection    Phase 1    Appraisal    Appraisal    Property         Comment
 Number    Cross-Reference       Code(1)        Date         Date        Date        Value      Revenue
-----------------------------------------------------------------------------------------------------------------------------------
























-----------------------------------------------------------------------------------------------------------------------------------

                          (1) Resolution Strategy Code
                          ----------------------------

1 - Modification    6 - DPO                       10 - Deed in Lieu Of
2 - Foreclosure     7 - REO                             Foreclosure
3 - Bankruptcy      8 - Resolved                  11 - Full Payoff
4 - Extension       9 - Pending Return            12 - Reps and Warranties
5 - Note Sale            to Master Servicer       13 - Other or TBD



Copyright 1997, Wells Fargo Bank MN, N.A.                        Page 15 of 17

[WELLS FARGO LOGO]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
11000 BROKEN LAND PARKWAY
COLUMBIA, MD 21044

                                      For Additional Information, please contact
                                              CTSLink Customer Service
                                                  (301) 815-6600
                                       Reports Available on the World Wide Web
                                               @ www.ctslink.com/cmbs

                                                  PAYMENT DATE:  11/15/2000
                                                  RECORD DATE:   10/31/2000


                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2000-WF2

                              MODIFIED LOAN DETAIL

-----------------------------------------------------------------------------------------------------------------------------------
                 Offering
  Loan           Document       Pre-Modification     Modification                     Modification Description
 Number      Cross-Reference        Balance              Date
-----------------------------------------------------------------------------------------------------------------------------------
























-----------------------------------------------------------------------------------------------------------------------------------
Totals
-----------------------------------------------------------------------------------------------------------------------------------


Copyright 1997, Wells Fargo Bank MN, N.A.                        Page 16 of 17

[WELLS FARGO LOGO]

WELLS FARGO BANK MINNESOTA, N.A.
CORPORATE TRUST SERVICES
11000 BROKEN LAND PARKWAY
COLUMBIA, MD 21044

                                      For Additional Information, please contact
                                              CTSLink Customer Service
                                                  (301) 815-6600
                                       Reports Available on the World Wide Web
                                               @ www.ctslink.com/cmbs

                                                  PAYMENT DATE:  11/15/2000
                                                  RECORD DATE:   10/31/2000

                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2000-WF2

                             LIQUIDATED LOAN DETAIL

-----------------------------------------------------------------------------------------------------------------------
         Final Recovery       Offering                                                    Gross Proceeds     Aggregate
  Loan   Determination        Document     Appraisal   Appraisal    Actual      Gross       as a % of       Liquidation
 Number      Date         Cross-Reference     Date       Value     Balance     Proceeds   Actual Balance     Expenses*
-----------------------------------------------------------------------------------------------------------------------
















--------------------------------------------------------------------------------------------------------------
Current Total
--------------------------------------------------------------------------------------------------------------
Cumulative Total
--------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------
               Net           Net Proceeds                    Repurchased
  Loan     Liquidation        as a % of        Realized       by Seller
 Number      Proceeds      Actual Balance        Loss           (Y/N)
-----------------------------------------------------------------------------
















-----------------------------------------------------------------------------
Current Total
-----------------------------------------------------------------------------
Cumulative Total
-----------------------------------------------------------------------------

*Aggregate liquidation expenses also include outstanding P&I advances and unpaid fees (servicing, trustee, etc.).


Copyright 1997, Wells Fargo Bank MN, N.A.                        Page 17 of 17

------------------------------------------------------------------------------------------------------------------------------------
                      COMMERCIAL OPERATING STATEMENT ANALYSIS REPORT (inclds. Retail/Office/Ind/Whs/Mixed use)
------------------------------------------------------------------------------------------------------------------------------------
                                                               AS OF MM/DD/YY
====================================================================================================================================
 PROPERTY OVERVIEW
                                                 ----------------
      PROSPECTUS ID
                                                 -------------------------------------
      Current Scheduled Loan Balance/Paid to Date                                     Current Allocated Loan Amount %
------------------------------------------------------------------------------------------------------------------------------------
      Property Name
------------------------------------------------------------------------------------------------------------------------------------
      Property Type
------------------------------------------------------------------------------------------------------------------------------------
      Property Address, City, State
------------------------------------------------------------------------------------------------------------------------------------
      Net Rentable SF/Units/Pads, Beds                                 Use second box to specify sqft., units...
------------------------------------------------------------------------------------------------------------------------------------
      Year Built/Year Renovated
------------------------------------------------------------------------------------------------------------------------------------
      Cap Ex Reserve (annually)/per Unit.etc. (1)                      specify annual/per unit...
------------------------------------------------------------------------------------------------------------------------------------
      Year of Operations                         UNDERWRITING  MM/DD/YY  MM/DD/YY  MM/DD/YY  MM/DD/YY
------------------------------------------------------------------------------------------------------------------------------------
      Occupancy Rate (physical)
------------------------------------------------------------------------------------------------------------------------------------
      Occupancy Date
------------------------------------------------------------------------------------------------------------------------------------
      Average Rental Rate
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                               (1) Total $ amount of Capital Reserves required annually by loan documents, excl.
                                                   Leasing Commission and TI's
====================================================================================================================================

------------------------------------------------------------------------------------------------------------------------------------
  INCOME:
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                          (prcdng yr
                                                                                                             (prcdng yr     to 2nd
      Number of Mos. Covered                                                                                   to base)     prcdng)
------------------------------------------------------------------------------------------------------------------------------------
      Period Ended                                                  3RD          2ND     PRECEDING  TTM/YTD
                                                 UNDERWRITING    PRECEDING    PRECEDING     YR.       (2)     YYYY-U/W     YYYY-YYYY
                                                                 -------------------------------------------------------------------
                                                                                          (fm NOI    AS OF
      Statement Classification(yr)                 BASE LINE                             Adj Sheet)  / /98    VARIANCE     VARIANCE
------------------------------------------------------------------------------------------------------------------------------------
      Gross Potential Rent (3)
------------------------------------------------------------------------------------------------------------------------------------
         Less: Vacancy/collection loss
------------------------------------------------------------------------------------------------------------------------------------
                      OR
------------------------------------------------------------------------------------------------------------------------------------
      Base Rent (3)
------------------------------------------------------------------------------------------------------------------------------------
      Expense Reimbursement
------------------------------------------------------------------------------------------------------------------------------------
      Percentage Rent
------------------------------------------------------------------------------------------------------------------------------------
      Other Income/Parking Income
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
  *EFFECTIVE GROSS INCOME
------------------------------------------------------------------------------------------------------------------------------------
                                               (2) Servicer will not be expected to "Normalize" these YTD/TTM numbers.
------------------------------------------------------------------------------------------------------------------------------------
                                               (3) Use either Gross Potential (with Vacancy/Collection Loss) or Base Rents; use negative $amt for Vacancy/Collection Loss
------------------------------------------------------------------------------------------------------------------------------------





------------------------------------------------------------------------------------------------------------------------------------
  OPERATING EXPENSES:
------------------------------------------------------------------------------------------------------------------------------------
      Real Estate Taxes
------------------------------------------------------------------------------------------------------------------------------------
      Property Insurance
------------------------------------------------------------------------------------------------------------------------------------
      Utilities
------------------------------------------------------------------------------------------------------------------------------------
      Repairs and Maintenance
------------------------------------------------------------------------------------------------------------------------------------
      Janitorial
------------------------------------------------------------------------------------------------------------------------------------
      Management Fees
------------------------------------------------------------------------------------------------------------------------------------
      Payroll & Benefits
------------------------------------------------------------------------------------------------------------------------------------
      Advertising & Marketing
------------------------------------------------------------------------------------------------------------------------------------
      Professional Fees
------------------------------------------------------------------------------------------------------------------------------------
      General and Administrative
------------------------------------------------------------------------------------------------------------------------------------
      Other Expenses
------------------------------------------------------------------------------------------------------------------------------------
      Ground Rent
------------------------------------------------------------------------------------------------------------------------------------
 *TOTAL OPERATING EXPENSES
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
  OPERATING EXPENSE RATIO
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
 *NET OPERATING INCOME
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
      Leasing Commissions
------------------------------------------------------------------------------------------------------------------------------------
      Tenant Improvements
------------------------------------------------------------------------------------------------------------------------------------
      Capital Expenditures
------------------------------------------------------------------------------------------------------------------------------------
      Extraordinary Capital Expenditures
------------------------------------------------------------------------------------------------------------------------------------
   TOTAL CAPITAL ITEMS
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
 *NET CASH FLOW
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
  DEBT SERVICE (PER SERVICER)
------------------------------------------------------------------------------------------------------------------------------------
 *NET CASH FLOW AFTER DEBT SERVICE
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
 *DSCR: (NOI/DEBT SERVICE)
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
 *DSCR: (NCF/DEBT SERVICE)
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
  SOURCE OF FINANCIAL DATA:
------------------------------------------------------------------------------------------------------------------------------------
                                               (ie. operating statements, financial statements, tax return, other)
------------------------------------------------------------------------------------------------------------------------------------





====================================================================================================================================
NOTES AND ASSUMPTIONS: Years above will roll, always showing a 3yr sequential history. Comments from the most recent NOI Adjustment
Worksheet should be carried forward to Operating Statement Analysis Report.
------------------------------------------------------------------------------------------------------------------------------------
Year-over-year variances (either higher or lower) must be explained and noted for the following: 10% DSCR CHANGE, 15% EGI/TOTAL
OPERATING EXPENSES OR TOTAL CAPITAL ITEMS.
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
INCOME COMMENTS:
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
EXPENSE COMMENTS:
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
CAPITAL ITEMS COMMENTS:
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
*Used in the CSSA Comparative Financial Status Report/CSSA Property File/CSSA Loan Periodic Loan File. Note that information for multiple property loans must be consolidated (if available) for reporting to the CSSA Loan Periodic file.
====================================================================================================================================


                                                                    C-18

PROSPECTUS


                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                             (ISSUABLE IN SERIES)


               BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                                  (DEPOSITOR)

                            ---------------------
     Consider carefully the risk factors beginning on page 8 in this prospectus.


     The securities to be issued are mortgage backed certificates issued by a trust. The securities represent interests only in the related trust fund and do not represent interests in or obligations of Bear Stearns Commercial Mortgage Securities Inc.


     Unless otherwise specified in the applicable prospectus supplement, neither the certificates nor the underlying assets are insured or guaranteed by any governmental agency or other person.


     This prospectus may be used to offer and sell any series of certificates only if accompanied by the prospectus supplement for that series.


THE TRUST FUNDS--


     (1) A new trust fund will be established to issue each series of certificates.


     (2) Each trust fund will consist primarily of loans secured by pledges of commercial, multifamily residential or mixed use properties.


     (3) A new trust fund may also include letters of credit, insurance policies, guarantees, reserve funds or other types of credit support, and interest rate exchange agreements, interest rate cap or floor agreements or currency exchange agreements.


THE CERTIFICATES--


     (1) Each series of certificates will be issued as part of a designated series that may include one or more classes.


     (2) Each series of certificates will represent the entire beneficial ownership interest in the related trust fund and will be paid only from the related trust fund assets.

                             ---------------------
NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE CERTIFICATES OR DETERMINED THAT THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                            ---------------------
               The date of this prospectus is September 20, 2000.

             IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
              PROSPECTUS AND THE APPLICABLE PROSPECTUS SUPPLEMENT


     We provide information about the certificates in two separate documents that progressively provide more detail. These documents are:


     o this prospectus, which provides general information, some of which may not apply to a particular series of certificates, including your series; and


     o the prospectus supplement for a series of certificates, which will describe the specific terms of that series of certificates.


     You should rely only on the information provided in this prospectus and the applicable prospectus supplement, including the information incorporated by reference. We have not authorized anyone to provide you with different information. We are not offering the certificates in any state where the offer is not permitted.


     We have included cross-references to captions in these materials where you can find related discussions that we believe will enhance your understanding of the topic being discussed. The table of contents of this prospectus and the table of contents included in the applicable prospectus supplement list the pages on which these captions are located. You can also find references to key topics in the table of contents on the preceding page.


     You can find the definitions of capitalized terms that are used in this prospectus beginning on page 115 of this prospectus under the caption "Glossary."

                               TABLE OF CONTENTS



IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
 PROSPECTUS AND THE APPLICABLE PROSPECTUS SUPPLEMENT .....................................     2
SUMMARY OF PROSPECTUS ....................................................................     7
RISK FACTORS .............................................................................     8
 Risks Relating to the Certificates ......................................................     8
 Risks Relating to the Mortgage Loans ....................................................    12
DESCRIPTION OF THE TRUST FUNDS ...........................................................    21
 General .................................................................................    21
 Mortgage Loans ..........................................................................    21
  General ................................................................................    21
   Mortgage Loans Secured by Office Properties ...........................................    22
   Mortgage Loans Secured by Retail Properties ...........................................    22
  Mortgage Loans Secured by Multifamily Rental Properties ................................    23
  Mortgage Loans Secured by Cooperatively Owned Apartment Buildings ......................    24
  Mortgage Loans Secured by Industrial Properties ........................................    25
   Mortgage Loans Secured by Warehouse, Mini-Warehouse and Self-Storage Facilities .......    25
   Mortgage Loans Secured by Hotel and Motel Properties ..................................    25
   Mortgage Loans Secured by Manufactured Housing Community Properties and Recreational
    Vehicle Parks ........................................................................    26
  Default and Loss Considerations with Respect to the Mortgage Loans .....................    27
  Payment Provisions of the Mortgage Loans ...............................................    29
  Mortgage Loan Information in Prospectus Supplements ....................................    29
 MBS .....................................................................................    30
 Certificate Accounts ....................................................................    31
 Credit Support ..........................................................................    31
 Cash Flow Agreements ....................................................................    32
YIELD AND MATURITY CONSIDERATIONS ........................................................    32
 General .................................................................................    32
 Pass-Through Rate .......................................................................    32
 Payment Delays ..........................................................................    32
 Shortfalls in Collections of Interest as a Result of Prepayments of Mortgage Loans ......    32
 Yield and Prepayment Considerations .....................................................    33
 Weighted Average Life and Maturity ......................................................    35
 Controlled Amortization Classes and Companion Classes ...................................    35
 Other Factors Affecting Yield, Weighted Average Life and Maturity .......................    36
   Balloon Payments; Extensions of Maturity ..............................................    36
   Negative Amortization .................................................................    36
   Foreclosures and Payment Plans ........................................................    37
   Losses and Shortfalls on the Mortgage Loans ...........................................    37
   Additional Certificate Amortization ...................................................    38
   Optional Early Termination ............................................................    38
THE DEPOSITOR ............................................................................    38
USE OF PROCEEDS ..........................................................................    38
DESCRIPTION OF THE CERTIFICATES ..........................................................    39
 General .................................................................................    39
 Distributions ...........................................................................    39
 Distributions of Interest on the Certificates ...........................................    40
 Distributions of Principal on the Certificates ..........................................    40

 Distributions on the Certificates in Respect of Prepayment Premiums or in Respect of
  Equity Participations ..................................................................   41
 Allocation of Losses and Shortfalls .....................................................   41
 Advances in Respect of Delinquencies ....................................................   41
 Reports to Certificateholders ...........................................................   42
 Voting Rights ...........................................................................   44
 Termination .............................................................................   44
 Book-Entry Registration and Definitive Certificates .....................................   45
DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS ......................................   46
 General .................................................................................   46
 Assignment of Mortgage Loans; Repurchases ...............................................   47
 Representations and Warranties; Repurchases .............................................   48
 Collection and Other Servicing Procedures ...............................................   49
 Sub-Servicers ...........................................................................   49
 Special Servicers .......................................................................   50
 Certificate Account .....................................................................   50
  General ................................................................................   50
  Deposits ...............................................................................   50
  Withdrawals ............................................................................   51
 Modifications, Waivers and Amendments of Mortgage Loans .................................   53
 Realization upon Defaulted Mortgage Loans ...............................................   53
 Hazard Insurance Policies ...............................................................   56
 Due-on-Sale and Due-on-Encumbrance Provisions ...........................................   57
 Servicing Compensation and Payment of Expenses ..........................................   57
 Evidence as to Compliance ...............................................................   58
 Some Matters Regarding the Servicer and the Depositor ...................................   58
 Events of Default .......................................................................   60
 Rights upon Event of Default ............................................................   60
 Amendment ...............................................................................   61
 List of Certificateholders ..............................................................   61
 The Trustee .............................................................................   62
 Duties of the Trustee ...................................................................   62
 Regarding the Fees, Indemnities and Powers of the Trustee ...............................   62
 Resignation and Removal of the Trustee ..................................................   63
DESCRIPTION OF CREDIT SUPPORT ............................................................   63
 General .................................................................................   63
 Subordinate Certificates ................................................................   64
 Cross-Support Provisions ................................................................   64
 Insurance or Guarantees with Respect to Mortgage Loans ..................................   64
 Letter of Credit ........................................................................   64
 Certificate Insurance and Surety Bonds ..................................................   65
 Reserve Funds ...........................................................................   65
 Credit Support with Respect to MBS ......................................................   65
LEGAL ASPECTS OF MORTGAGE LOANS ..........................................................   65
 General .................................................................................   66
 Types of Mortgage Instruments ...........................................................   66
 Leases and Rents ........................................................................   66
 Personal Property .......................................................................   67
 Foreclosure .............................................................................   67
   General ...............................................................................   67
   Foreclosure Procedures Vary from State to State .......................................   67

   Judicial Foreclosure ..................................................   67
   Equitable Limitations on Enforceability of Some Provisions ............   67
   Non-Judicial Foreclosure/Power of Sale ................................   68
   Public Sale ...........................................................   68
   Rights of Redemption ..................................................   69
   Anti-Deficiency Legislation ...........................................   69
 Leasehold Risks .........................................................   70
 Cooperative Shares ......................................................   71
 Bankruptcy Laws .........................................................   71
 Environmental Risks .....................................................   74
 Due-on-Sale and Due-on-Encumbrance Provisions ...........................   75
 Subordinate Financing ...................................................   76
 Default Interest and Limitations on Prepayments .........................   76
 Adjustable Rate Loans ...................................................   76
 Applicability of Usury Laws .............................................   76
 Soldiers' and Sailors' Civil Relief Act of 1940 .........................   77
 Type of Mortgaged Property ..............................................   77
 Americans with Disabilities Act .........................................   78
 Forfeitures in Drug and RICO Proceedings ................................   78
MATERIAL FEDERAL INCOME TAX CONSEQUENCES .................................   78
 Federal Income Tax Consequences for REMIC Certificates ..................   79
  General ................................................................   79
  Characterization of Investments in REMIC Certificates ..................   79
  Tiered REMIC Structures ................................................   80
  Qualification as a REMIC ...............................................   80
 Taxation of Regular Certificates ........................................   82
   General ...............................................................   82
   Original Issue Discount ...............................................   83
   Acquisition Premium ...................................................   85
   Variable Rate Regular Certificates ....................................   85
   Deferred Interest .....................................................   87
   Market Discount .......................................................   87
   Premium ...............................................................   88
   Election to Treat All Interest Under the Constant Yield Method ........   88
   Sale or Exchange of Regular Certificates ..............................   88
   Treatment of Losses ...................................................   89
 Taxation of Residual Certificates .......................................   90
  Taxation of REMIC Income ...............................................   90
   Basis and Losses ......................................................   91
 Treatment of Some Items of REMIC Income and Expense .....................   92
   Original Issue Discount and Premium ...................................   92
   Deferred Interest .....................................................   92
   Market Discount .......................................................   92
   Premium ...............................................................   92
 Limitations on Offset or Exemption of REMIC Income ......................   93
 Tax-Related Restrictions on Transfer of Residual Certificates ...........   94
   Disqualified Organizations ............................................   94
   Noneconomic Residual Interests ........................................   95
   Foreign Investors .....................................................   95
 Sale or Exchange of a Residual Certificate ..............................   96
 Mark-to-Market Regulations ..............................................   96

 Taxes That May Be Imposed on the REMIC Pool .............................................     97
   Prohibited Transactions ...............................................................     97
   Contributions to the REMIC Pool After the Startup Day .................................     97
   Net Income from Foreclosure Property ..................................................     97
   Liquidation of the REMIC Pool .........................................................     98
   Administrative Matters ................................................................     98
   Limitations on Deduction of Some Expenses .............................................     98
 Taxation of Some Foreign Investors ......................................................     99
   Backup Withholding ....................................................................    100
   Reporting Requirements ................................................................    100
 Federal Income Tax Consequences for Certificates as to Which No REMIC Election Is Made ..    100
   Standard Certificates .................................................................    100
      General ............................................................................    100
      Tax Status .........................................................................    101
      Premium and Discount ...............................................................    102
       Premium ...........................................................................    102
       Original Issue Discount ...........................................................    102
       Market Discount ...................................................................    102
       Recharacterization of Servicing Fees ..............................................    102
       Sale or Exchange of Standard Certificates .........................................    103
   Stripped Certificates .................................................................    103
    General ..............................................................................    103
    Status of Stripped Certificates ......................................................    105
    Taxation of Stripped Certificates ....................................................    105
      Original Issue Discount ............................................................    105
      Sale or Exchange of Stripped Certificates ..........................................    106
      Purchase of More than One Class of Stripped Certificates ...........................    106
      Possible Alternative Characterizations .............................................    106
 Federal Income Tax Consequences for FASIT Certificates ..................................    106
 Reporting Requirements and Backup Withholding ...........................................    107
 Taxation of Some Foreign Investors ......................................................    107
STATE AND OTHER TAX CONSIDERATIONS .......................................................    107
ERISA CONSIDERATIONS .....................................................................    108
 General .................................................................................    108
 Plan Asset Regulations ..................................................................    108
 Administrative Exemptions ...............................................................    109
 Unrelated Business Taxable Income; Residual Certificates ................................    109
LEGAL INVESTMENT .........................................................................    109
METHOD OF DISTRIBUTION ...................................................................    112
WHERE YOU CAN FIND MORE INFORMATION ......................................................    113
INCORPORATION OF SOME INFORMATION BY REFERENCE ...........................................    113
REPORTS ..................................................................................    114
FINANCIAL INFORMATION ....................................................................    114
LEGAL MATTERS ............................................................................    114
RATINGS ..................................................................................    114
GLOSSARY .................................................................................    115

                             SUMMARY OF PROSPECTUS

     This summary includes selected information from this prospectus. It does not contain all of the information you need to consider in deciding whether to buy any class of the offered certificates. To understand the terms of the offering of the offered certificates, you should read carefully this entire prospectus and the applicable prospectus supplement.


TITLE OF CERTIFICATES.......   Commercial/Multifamily Mortgage Pass-Through
                               Certificates, issuable in series.


DEPOSITOR...................   Bear Stearns Commercial Mortgage Securities
                               Inc., a Delaware corporation. Our telephone number is (212) 272-2000.


DESCRIPTION OF
 CERTIFICATES; RATINGS.......  The certificates of each series will be issued pursuant to a pooling and servicing agreement and may be issued in one or more classes. The certificates of each series will represent in the aggregate the entire beneficial ownership interest in the property of the related trust fund. Each trust fund will consist primarily of a segregated pool of commercial or multifamily mortgage loans, or mortgage-backed securities that evidence interests in, or that are secured by commercial or multifamily mortgage loans. Each class or certificate will be rated not lower than investment grade by one or more nationally recognized statistical rating agencies at the date of issuance.

     The prospectus supplement for a series of certificates includes important information on related trust fund, certificates, and risks, including information on the following:

                               (1)   the name of the servicer and special
                                     servicer, the circumstances when a special servicer will be appointed and their respective obligations (if any) to make advances to cover delinquent payments on the assets of the trust fund, taxes, assessments or insurance premiums;

                               (2) the assets in the trust fund, including a description of the pool of mortgage loans or mortgage-backed securities;

                               (3) the identity and attributes of each class within a series of certificates, including whether (and to what extent) any credit enhancement benefits any class of a series of certificates;

                               (4)   the tax status of certificates; and

                               (5) whether the certificates will be eligible to be purchased by investors subject to ERISA or will be mortgage related securities for purposes of SMMEA.

                                 RISK FACTORS

     You should carefully consider, among other things, the following risk factors and any other factors set forth under the heading "Risk Factors" in the related prospectus supplement. In general, to the extent that the factors discussed below pertain to or are influenced by the characteristics or behavior of mortgage loans included in a particular trust fund, they would similarly pertain to and be influenced by the characteristics or behavior of the mortgage loans underlying any mortgage-backed securities included in the trust fund. If any of the following risks are realized, your investment could be materially and adversely affected. In addition, other risks unknown to us or which we currently consider immaterial may also impair your investment.


RISKS RELATING TO THE CERTIFICATES

     LACK OF A SECONDARY MARKET FOR THE CERTIFICATES MAY MAKE IT DIFFICULT FOR YOU TO RESELL YOUR CERTIFICATES AT ALL OR AT AN ATTRACTIVE PRICE. We cannot assure you that a secondary market will develop for certificates. Even if a secondary market develops, we cannot assure you that it will provide you with liquidity of investment or will continue for as long as the offered certificates remain outstanding. The absence of a secondary market for your certificates means that you may not be able to find a buyer for your certificates or, if you find a buyer, that the selling price may be less than it would have been if a secondary market existed for the certificates. The underwriter for a series of certificates will not be obligated to make a market for that series of certificates even if it intends to do so. Even if a secondary market for your certificates develops, it may provide less liquidity than any comparable market for securities that evidence interests in single-family mortgage loans.

     Insofar as a secondary market does develop with respect to any series of offered certificates or class of any series of offered certificates, other factors may affect their market value. These include:

     o    the perceived liquidity of the offered certificates;

     o their anticipated cash flow, which may vary widely depending upon the prepayment and default assumptions applied in respect of the underlying mortgage loans; and

     o    prevailing interest rates.

     For example, small fluctuations in prevailing interest rates may affect at any given time the price payable of some of the classes of offered certificates. In particular, a class with a relatively long average life, a companion class or a class of stripped interest certificates or stripped principal certificates may be extremely sensitive to small fluctuations in prevailing interest rates. In addition, the relative change in price for an offered certificate in response to an upward or downward movement in prevailing interest rates may not necessarily equal the relative change in price for the offered certificate in response to an equal but opposite movement in the rates. Accordingly, you may only be able to sell your certificates at a discount from the price that you paid for them even if a secondary market develops for the certificates. We are not aware of any source through which holders of the certificates may obtain price information about the offered certificates on an ongoing basis.

     You will have no right to redeem your certificates except to the extent described in this prospectus and the related prospectus supplement. Offered certificates are subject to early retirement only under some specified circumstances described in this prospectus and in the related prospectus supplicant.

     You will be entitled to receive periodic reports pursuant to the related pooling and servicing agreement regarding the status of the related mortgage assets and any credit support for your certificates and any subordination of your certificates to other classes of certificates. The periodic reports will be the primary source of ongoing information regarding the offered certificates of any series. The certificateholders may not receive any additional information from any other source. The limited nature of the information may adversely affect the liquidity of your certificates, even if a secondary market does develop for them.

     SINCE THE MORTGAGE LOANS WILL NOT BE GUARANTEED, YOU MAY NOT RECEIVE FULL PAYMENT ON YOUR CERTIFICATES TO THE EXTENT THERE IS A SHORTFALL IN PAYMENT ON THE ASSETS OR THE RELATED TRUST FUND. The only sources of funds for payment on a series of certificates will generally be the assets of the related trust fund and, to the extent provided in the applicable prospectus supplement, any credit enhancement. The certificates will not be guaranteed by us or any of our affiliates, by any governmental agency or instrumentality or by any other person or entity unless otherwise stated in the related prospectus supplement. A portion of the amounts remaining in some funds or accounts constituting part of a trust fund, including any certificate account and any accounts maintained as credit support, may be withdrawn under conditions described in the applicable prospectus supplement for purposes other than the payment of principal or interest in the related series of certificates. A series of certificates will have no claim against or security interest in the trust fund for any other series. As a result, you may suffer a loss on your certificates if the sources for payment are insufficient to pay all the principal of and interest on the certificates of your series. If you are a holder of a subordinate certificate, you may bear a portion of the amount of the losses or shortfalls in collections on the mortgage assets before the holders of the remaining classes of certificates in the priority and manner and subject to the limitations specified in the applicable prospectus supplement.

     THE RATE OF PRINCIPAL PREPAYMENTS ON THE MORTGAGE LOANS AND THE RATE OF REPURCHASES OF THE MORTGAGE LOANS MAY ADVERSELY AFFECT THE YIELD ON YOUR INVESTMENT. In deciding whether to purchase any offered certificates, you should make an independent decision as to the appropriate prepayment assumptions to be used. The pre-tax return on your investment will change from time to time for a number of reasons, including the following:

     o The amount of distributions of principal of the certificates and the times when you receive those distributions depends on the amount and the times at which borrowers make principal payments of the underlying mortgage loans, and on whether we or the servicer purchases the underlying mortgage loans.

     o Prepayments of the mortgage loans in any trust fund by the related borrowers generally will result in a faster rate of principal payments on one or more classes of the related certificates than if payment on those mortgage loans are made as scheduled. The prepayment rate on mortgage loans may be influenced by a variety of economic, tax, legal and social factors. While one prepayment rate may be used for the purpose of pricing the certificates, there can be no assurance that the actual prepayment rate will be faster or slower than any assumed prepayment rate.

     In addition, to the extent described in this prospectus and in the related prospectus supplement, in order to maximize recoveries on defaulted mortgage loans, the servicer or a special servicer will be permitted, within prescribed limits, to extend and modify mortgage loans that are in default or as to which a payment default is imminent. While the servicer or a special servicer generally will be required to determine that any extension or modification is reasonably likely to produce a greater recovery than liquidation, we can give you no assurance that any extension or modification will increase the present value of receipts from or proceeds of the affected mortgage loans.

     We or the mortgage loan seller or sellers named in the applicable prospectus supplement will be required to repurchase a mortgage loan from the trust, or if so specified in the applicable prospectus supplement, substitute another mortgage loan, if we or such seller or sellers breach the representations and warranties made with respect to that mortgage loan. In addition, the servicer may have the option to purchase the mortgage loans in the trust fund and may be obligated to purchase mortgage loans from the trust fund under the circumstances described in the prospectus supplement.

     If you buy your certificates at a premium or discount your yield to maturity will be sensitive to prepayments on the mortgage loans in the related trust fund. If the amount of interest payable with respect to your class is disproportionately large, as compared to the amount of principal, as with some classes of stripped interest certificates, you might fail to recover your original investment under some prepayment scenarios. The extent to which the yield to maturity of your certificates may vary from the anticipated yield will depend in part upon the degree to which you purchased them at a discount or premium and the amount and timing of distributions on those certificates. If you purchase a certificate at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the mortgage loans could result in an actual yield to you that is lower than the anticipated yield, and if you purchase a certificate at a premium, you should consider the risk that a faster than anticipated rate of principal payments could result in an actual yield to you that is lower than the anticipated yield. For more detailed information regarding these risks, you should refer to the section in this prospectus titled "Yield and Maturity Considerations."

     Average Life of Certificates. The terms of your certificates will determine the extent to which prepayments on the mortgage loans in any trust fund ultimately affect the average life of your certificates. For example, a class of certificates, including a class of offered certificates, may provide that on any distribution date you are entitled to a pro rata share of the prepayments on the mortgage loans in the related trust fund that are distributable on that date, to all or a disproportionately large share of the prepayments, or to none or a disproportionately small share of the prepayments. A class of certificates that entitles you to a disproportionately large share of the prepayments on the mortgage loans in the related trust fund increases the likelihood of early retirement of that class if the rate of prepayment is relatively fast. A class of certificates that entitles you to a disproportionately small share of the prepayments on the mortgage loans in the related trust fund increases the likelihood of an extended average life of that class if the rate of prepayment is relatively slow. Entitlements of the various classes of certificateholders of any series to receive payments and, in particular, prepayments of principal of the mortgage loans in the related trust fund may vary based on the occurrence of some events, e.g., the retirement of one or more classes of certificates of the series, or subject to some contingencies, e.g., prepayment and default rates with respect to the mortgage loans.

     Controlled Amortization Classes and Companion Classes. A series of certificates may include one or more controlled amortization classes, which will entitle you to receive principal distributions according to a specified principal payment schedule. Although prepayment risk cannot be eliminated entirely for any class of certificates, a controlled amortization class will generally provide a relatively stable cash flow so long as the actual rate of prepayment of the mortgage loans in the related trust fund remains relatively constant at the rate, or within the range of rates, of prepayment used to establish the specific principal payment schedule for the certificates. However, prepayment risk will not disappear.

     The stability afforded to a controlled amortization class comes at the expense of one or more companion classes of the same series, any of which companion classes may also be a class of offered certificates. In general, a companion class may entitle you to a disproportionately large share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively fast, and/or may entitle you to a disproportionately small share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively slow. A companion class absorbs some, but not all, of the risk that would otherwise belong to the related controlled amortization class if all payments of principal of the mortgage loans in the related trust fund were allocated on a pro rata basis.

     RATINGS ON YOUR CERTIFICATES DO NOT GUARANTEE THAT YOU WILL RECEIVE PAYMENT UNDER THE POOLING AND SERVICING AGREEMENT. Ratings assigned by a rating agency to a class of certificates reflect the rating agency's assessment of the likelihood that the holders of certificates of that class will receive all payments to which they are entitled. The ratings are based on the structural, legal and issuer-related aspects associated with these certificates, the nature of the underlying mortgage loans and the extent and quality of any credit enhancement. Ratings will not constitute an assessment of the following:

     o the likelihood that principal prepayments on the related mortgage loans will be made;

     o the degree to which the rate of prepayments might differ from that originally anticipated;

     o the likelihood of early optional termination of the related trust fund; or

     o the possibility that prepayment of the related mortgage loans may be made at any particular rate.

     The amount, type and nature of credit support, if any, provided with respect to a series of certificates will be determined on the basis of criteria established by each rating agency rating classes of the certificates of the series. Those criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. However, we can not assure you that the historical data supporting any related actuarial analysis will accurately reflect future experience, or that the data derived from a large pool of mortgage loans will accurately predict the delinquency, foreclosure or loss experience of any particular pool of mortgage loans. These criteria may also be based upon determinations of the values of the mortgaged properties that provide security for the mortgage loans. However, we cannot assure you that those values will not decline in the future. For more detailed information regarding these risks, you should refer to the section in this prospectus titled "Description of Credit Support" and "Ratings."

     ERISA IMPOSES LIMITATIONS ON WHO CAN PURCHASE THE CERTIFICATES; FAILURE TO COMPLY WITH ERISA MAY MATERIALLY AND ADVERSELY AFFECT THE TRUST FUND AND RESULT IN REDUCED PAYMENTS ON YOUR CERTIFICATES. Generally, ERISA applies to investments made by employee benefit plans and transactions involving the assets of those plans. In addition, some other retirement plans and arrangements, including individual retirement accounts and Keogh plans, are subject to Section 4975 of the Internal Revenue Code. Due to the complexity of regulations that govern the plans, if you are subject to ERISA or Section 4975 of the Internal Revenue Code you are urged to consult your own counsel regarding the consequences under ERISA or the Internal Revenue Code of acquisition, ownership and disposition of the offered certificates of any series.

     For more detailed information regarding ERISA restrictions, you should review the section in this prospectus titled "ERISA Considerations."

     IF YOU ACQUIRE RESIDUAL CERTIFICATES YOU MAY BE SUBJECT TO ADDITIONAL TAX LIABILITIES. If you are a holder of residual certificates that represents a residual interest in a real estate investment conduit you will be required to report on your federal income tax returns as ordinary income your pro rata share of the taxable income of the REMIC, regardless of the amount or timing of your receipt of cash payments, if any. Accordingly, you may have taxable income and tax liabilities arising from your investment during a taxable year in excess of the economic income, if any, attributable to your certificate during that period. While you will have a corresponding amount of the losses later in the term of the REMIC, the present value of phantom income may significantly exceed tax losses. Therefore, the after-tax yield on the residual certificate that you receive may be significantly less than that of a corporate bond or stripped instrument having similar cash flow characteristics. A residual certificate may have negative value. The requirement that you report your pro rata share of the taxable income and net loss of the REMIC will continue until the certificate balances of all classes of certificates of the related series have been reduced to zero, even though you, as a holder of residual certificates, have received all payments to which you are entitled.

     All or a portion of your share of the REMIC taxable income may be treated under the Internal Revenue Code as "excess inclusion" income to you. You will have to pay tax on the excess inclusions regardless of whether you have other credits, deductions or losses. Excess inclusion income:

     o generally will not be subject to offset by losses from other activities;


     o will be treated as unrelated business taxable income for a tax-exempt holder; and

     o will not qualify for exemption from withholding tax for a foreign holder.

     In addition, residual certificates are subject to numerous restrictions on transfer.

     YOU MAY BE ALLOCATED TAXABLE INCOME IN EXCESS OF DISTRIBUTIONS RECEIVED IF YOU ACQUIRE CERTIFICATES WITH ORIGINAL ISSUE DISCOUNT. Accrual certificates will be, and some of the other classes of certificates of a series may be, issued with original issue discount for federal income tax purposes. This will generally result in recognition of some taxable income to you in advance of the receipt of cash attributable to the income.

     For more detailed information regarding original issue discount you should review the section in this prospectus titled "Material Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates."

     INDIVIDUALS AND SOME OTHER ENTITIES SHOULD NOT INVEST IN CERTIFICATES THAT ARE RESIDUAL INTERESTS. The fees and non-interest expenses of a REMIC will be allocated pro rata to certificates that are residual interests in the REMIC. However, individuals will only be able to deduct these expenses as miscellaneous itemized deductions, which are subject to numerous restrictions and limitations under the Internal Revenue Code. Therefore, the certificates that are residual interests generally are not appropriate investments for

     o    individuals;

     o    estates;

     o    trusts beneficially owned by any individual or estate; and

     o pass-through entities having any individual, estate or trust as a shareholder, member or partner.

     IF YOUR CERTIFICATES ARE ISSUED IN BOOK-ENTRY FORM, YOU WILL ONLY BE ABLE TO EXERCISE YOUR RIGHTS INDIRECTLY THROUGH DTC AND YOU MAY ALSO HAVE LIMITED ACCESS TO INFORMATION REGARDING THOSE CERTIFICATES. One or more classes of the offered certificates of any series may be issued as book-entry certificates. Each class of book-entry certificates will be initially represented by one or more certificates registered in the name of a nominee for DTC. As a result, unless and until corresponding definitive certificates are issued, you will be able to exercise your rights only indirectly through DTC and its participating organizations. In addition, your access to information regarding the book-entry certificates may be limited. Conveyance of notices and other communications by DTC to its participating organizations, and directly and indirectly through these organizations to you, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Furthermore, as described in this prospectus, you may suffer delays in the receipt of payments on the book-entry certificates. In addition, your ability to pledge or otherwise take actions with respect to your interest in the book-entry certificates may be limited due to the lack of a physical certificate evidencing that interest.

     For more detailed information regarding book-entry registration, you should review the section in this prospectus titled "Description of the Certificates--Book-Entry Registration and Definitive Certificates."


RISKS RELATING TO THE MORTGAGE LOANS

     MORTGAGE LOANS ARE SUSCEPTIBLE TO NUMEROUS RISKS THAT MAY RESULT IN LOSSES TO YOU.

     (1) Mortgage loans made on the security of multifamily or commercial property may entail risks of delinquency and foreclosure that are greater than similar risks associated with loans made on the security of an owner-occupied single-family property. The ability of a borrower to repay a loan secured by an income-producing property typically is dependent primarily upon the successful operation of that property rather than upon the existence of independent income or assets of the borrower. Thus, the value of an income-producing property is directly related to the net operating income derived from that property. If the net operating income of the property is reduced--for example, if rental or occupancy rates decline or real estate tax rates or other operating expenses increase--the borrower's ability to repay the loan may be impaired. A number of the mortgage loans may be secured by liens on owner-occupied mortgaged properties or on mortgaged properties leased to a single tenant or a small number of significant tenants. Accordingly, a decline in the financial condition of the borrower or a significant tenant, as applicable, may have a disproportionately greater effect on the net operating income from the mortgaged properties than would be the case with respect to mortgaged properties with multiple tenants. Furthermore, the value of any mortgaged property may be adversely affected by risks generally incident to interests in real property, including the following:

     o changes in general or local economic conditions and/or specific industry segments;

     o    declines in real estate values;

     o    declines in rental or occupancy rates;

     o increases in interest rates, real estate tax rates and other operating expenses;

     o changes in governmental rules, regulations and fiscal policies, including environmental legislation; and

     o    acts of God and other factors beyond the control of the servicer.

     In the case of mortgage loans that represent participation interests in a mortgage loan, the trustee's or the servicer's enforcement rights may be limited in the event of default by the related borrower.

     (2) The type and use of a particular mortgaged property may present additional risks. For instance, mortgaged properties that operate as hospitals and nursing homes may present special risks to lenders due to the significant governmental regulation of the ownership, operation, maintenance and financing of health care institutions. Hotel and motel properties are often operated pursuant to franchise, management or operating agreements that may be terminable by the franchisor or operator. Moreover, the transferability of a hotel's operating, liquor and other licenses upon a transfer of the hotel, whether through purchase or foreclosure, is subject to local law requirements. The ability of a borrower to repay a mortgage loan secured by shares allocable to one or more cooperative dwelling units may be dependent upon the ability of the dwelling units to generate sufficient rental income, which may be subject to rent control or stabilization laws, to cover both debt service on the loan as well as maintenance charges to the cooperative. Further, a mortgage loan secured by cooperative shares is subordinate to the mortgage, if any, on the cooperative apartment building.

     (3) Other multifamily and commercial properties located in the areas of the mortgaged properties and of the same types as the mortgaged properties compete with the mortgaged properties to attract residents and customers. The leasing of real estate is highly competitive. The principal means of competition are price, location and the nature and condition of the facility to be leased. A borrower under a mortgage loan competes with all lessors and developers of comparable types of real estate in the area in which the mortgaged property is located. The lessors or developers could have lower rentals, lower operating costs, more favorable locations or better facilities. While a borrower under a mortgaged property may renovate, refurbish or expand the mortgaged property to maintain it and remain competitive, the renovation, refurbishment or expansion may itself entail significant risk. Increased competition could adversely affect income from and market value of the mortgaged properties. In addition, the business conducted at each mortgaged property may face competition from other industries and industry segments.

     (4) Some or all of the mortgage loans included in any trust fund will be nonrecourse loans or loans for which recourse may be restricted or unenforceable. As to any related mortgage loan, recourse in the event of borrower default will be limited to the specific real property and other assets, if any, that were pledged to secure the mortgage loan. However, even with respect to those mortgage loans that provide for recourse against the borrower and its assets generally, we can give you no assurance that enforcement of the recourse provisions will be practicable, or that the assets of the borrower will be sufficient to permit a recovery in respect of a defaulted mortgage loan in excess of the liquidation value of the related mortgaged property.

     (5) The concentration of default, foreclosure and loss risks in individual mortgage loans in a particular trust fund will generally be greater than for pools of single-family loans. Mortgage loans in a trust fund will generally consist of a smaller number of higher balance loans than would a pool of single-family loans of comparable aggregate unpaid principal balance.

     OFFICE PROPERTIES HAVE PARTICULAR RISKS. In addition to risks generally associated with real estate, office properties are also affected significantly by

     o adverse changes in population and employment growth, which generally creates demand for office space,


     o local competitive conditions, including the supply of office space or the existence or construction of new competitive office buildings,


     o    the quality and management philosophy of management,


     o the attractiveness of the properties to tenants and their customers or clients,

     o    the attractiveness of the surrounding neighborhood, and


     o the need to make major repairs or improvements to the property to satisfy the needs of major tenants.


     Office properties that are not equipped to accommodate the needs of modern business may become functionally obsolete and thus non-competitive. In addition, office properties may be adversely affected by an economic decline in the businesses operated by their tenants. A decline of this sort may result in one or more significant tenants ceasing operations at the related locations, which may occur on account of


     o    a tenant's voluntary decision not to renew a lease,


     o    bankruptcy or insolvency of these tenants, or


     o these tenant's general cessation of business activities or for other reasons.


     The risk of an economic decline as described above is greater if revenue is dependent on a single tenant of if there is a significant concentration of tenants in a particular business or industry.


     MORTGAGE LENDERS SECURED BY RETAIL PROPERTIES MAY BE ADVERSELY AFFECTED BY CHANGES IN CONSUMER SPENDING PATTERNS, ALTERNATIVE FORMS OF RETAILING AND CHANGES IN TENANTS OCCUPYING THE RETAIL PROPERTIES. In addition to risks generally associated with real estate, mortgage loans secured by retail properties are also affected significantly by a number of factors, including:


     o    adverse changes in consumer spending patterns;


     o local competitive conditions, including the supply of retail space or the existence or construction of new competitive shopping centers or shopping malls;


     o alternative forms of retailing, including direct mail, television shopping networks and Internet based sales, which reduce the need for retail space by retail companies;


     o    the quality and management philosophy of management;


     o the attractiveness of the properties and the surrounding neighborhood to tenants and their customers;


     o the public perception of the safety of customers, at shopping malls and shopping centers, for example;


     o the need to make major repairs or improvements to satisfy the needs of major tenants; and


     o if an anchor or other significant tenant ceases operations at the locations, which may occur on account of a decision not to renew a lease, bankruptcy or insolvency of the tenant, the tenant's general cessation of business activities or for other reasons. Significant tenants at a shopping center play an important part in generating customer traffic and making the property a desirable location for other tenants at the property. In addition, some tenants at retail properties may be entitled to terminate their leases if an anchor tenant ceases operations at the property.

 SOME RISKS THAT AFFECT OCCUPANCY AND RENT LEVELS OF MULTIFAMILY RENTAL PROPERTIES SUCH AS ADVERSE ECONOMIC CONDITIONS, CONSTRUCTION OF ADDITIONAL HOUSING, MILITARY BASE CLOSINGS, COMPANY RELOCATIONS AND RENT CONTROL LAWS MAY AFFECT THE ABILITY OF THE BORROWER TO MEET ITS OBLIGATIONS UNDER THE MORTGAGE LOAN. Adverse economic conditions, either local, regional or national, may limit or reduce the following:

     o    the amount of rent that can be charged for rental units;

     o    tenants' ability to pay rent;

     o    timeliness of rent payments;

     o occupancy levels without a corresponding decrease in expenses--occupancy and rent levels may also be affected by construction of additional housing units;

     o    local military base closings;

     o    construction of additional housing units;

     o    company relocations and closings; and

     o national and local politics, including current or future rent stabilization and rent control laws and agreements.

     Multifamily apartment units are typically leased on a short-term basis, and consequently, the occupancy rate of a multifamily rental property may be subject to rapid decline. In addition, the level of mortgage interest rates may encourage tenants in multifamily rental properties to purchase single-family housing rather than continue to lease housing or the characteristics of a neighborhood may change over time or in relation to newer developments. Further, the cost of operating a multifamily rental property may increase, including the cost of utilities and the costs of required capital expenditures. Also, rent control laws could impact the future cash flows of multifamily rental properties that are subject to rental control laws.

     Some multifamily rental properties are eligible to receive low-income housing tax credits pursuant to Section 42 of the Internal Revenue Code. However, Section 42 properties are subject to some restrictions that may affect a borrower's ability to meet its obligations under a mortgage loan. This includes the following:

     o rent limitations associated with those properties may adversely affect the ability of the applicable borrowers to increase rents to maintain those properties in proper condition during periods of rapid inflation or declining market value of those properties;

     o the income restrictions on tenants imposed by Section 42 of the Internal Revenue Code may reduce the number of eligible tenants;

     o some eligible tenants may not find any differences in rents between the Section 42 properties and other multifamily rental properties in the same area to be a sufficient economic incentive to reside at a
          Section 42 property; and

     o a Section 42 property may also have fewer amenities or otherwise be less attractive as a residence making it less attractive to eligible tenants.

     All of the foregoing conditions and events may increase the possibility that a borrower may be unable to meet its obligations under its mortgage loan.

     MORTGAGE LENDERS SECURED BY COOPERATIVELY OWNED APARTMENT BUILDINGS ARE SUBJECT TO THE RISK THAT TENANT-SHAREHOLDERS OF A COOPERATIVELY OWNED APARTMENT BUILDING WILL BE UNABLE TO MAKE THE REQUIRED MAINTENANCE PAYMENTS. Generally, a tenant-shareholder of a cooperative corporation must make a monthly maintenance payment to the cooperative corporation that owns the apartment building representing that tenant-shareholder's pro rata share of the corporation's payments in respect of the mortgage loan secured by that apartment building. The tenant-shareholder must also pay its pro rata share of all real property taxes, maintenance expenses and other capital and ordinary expenses with respect to that apartment building, less any other income that the cooperative corporation may realize.

     Adverse economic conditions, either local, regional or national, may adversely affect tenant-shareholders' ability to make required maintenance payments, either because adverse economic conditions have impaired the individual financial conditions of the tenant-shareholders or their ability to sub-let the subject apartments. To the extent that a large number of tenant-shareholders in a cooperatively owned apartment building rely on sub-letting their apartments to make maintenance payments, the lender on any mortgage loan secured by that building will be subject to all the risks that it would have in connection with lending on the security of a multifamily rental property. In addition, if in connection with any cooperative conversion of an apartment building, the sponsor holds the shares allocated to a large number of the apartment units, any lender secured by a mortgage on the building will be subject to a risk associated with the sponsor's creditworthiness.

     SELF-STORAGE PROPERTIES HAVE PARTICULAR RISKS. Warehouse, mini-warehouse and self-storage properties ("Storage Properties") are considered vulnerable to competition because both acquisition costs and break-even occupancy are relatively low. The conversion of Storage Properties to alternative uses would generally require substantial capital expenditures. Thus, if the operation of any of the Storage Properties becomes unprofitable due to decreased demand, competition, age of improvements or other factors, such that the borrower becomes unable to meet its obligation on the related mortgage loan, the liquidation value of that Storage Property may be substantially less, relative to the amount owing on the mortgage loan, than would be the case if the Storage Property were readily adaptable to other uses. Tenant privacy, anonymity and efficient access are important to the success of a Storage Property, as are building design and location.

     HOTEL AND MOTEL PROPERTIES HAVE PARTICULAR RISKS. Hotel and motel properties are subject to operating risks common to the lodging industry. These risks include, among other things,

     o a high level of continuing capital expenditures to keep necessary furniture, fixtures and equipment updated,

     o    competition from other hotels and motels,

     o increases in operating costs, which increases may not necessarily in the future be offset by increased room rates and

     o dependence on business and commercial travelers and tourism, increases in energy costs and other expenses of travel and adverse effects of general and local economic conditions.

     These factors could adversely affect the related borrower's ability to make payments on the related mortgage loans. Since limited service hotels and motels are relatively quick and inexpensive to construct, an over-building of hotels and motels could occur in any given region,which would likely adversely affect occupancy and daily room rates. Further, because hotel and motel rooms are generally rented for short periods of time, hotel and motel properties tend to be more sensitive to adverse economic conditions and competition than many other commercial properties. Furthermore, the financial strength and capabilities of the owner and operator of a hotel may have a substantial impact onthat hotel's quality of service and economic performances. Additionally, the revenues of certain hotels and motels, particularly those located in regions whose economies depend upon tourism, may be highly seasonal in nature.

     A hotel or motel property may present additional risks as compared to other commercial property types in that

     o hotels and motels may be operated pursuant to franchise, management and operating agreements that may be terminable by the franchisor, the manager or the operator;

     o the transferability of any operating, liquor and other licenses to the entity acquiring the related hotel and motel, either through purchase or foreclosure, is subject to local law requirements;

     o it may be difficult to terminate an ineffective operator of a hotel or motel property subsequent to a foreclosure of the related property; and

     o future occupancy rates may be adversely affected by, among other factors, any negative perception of a hotel or motel based upon its historical reputation.

     Hotel and motel properties may be operated pursuant to franchise agreements. The continuation of franchise is typically subject to specified operating standards and other terms and conditions. The franchisor periodically inspects its licensed properties to confirm adherence to its operating standards. The failure of the hotel or motel property to maintain these standards or adhere to other terms and conditions could result in the loss or cancellation of the franchise license. It is possible that the franchisor could condition the continuation of a franchise license on the completion of capital improvements or the making of certain capital expenditures that the related borrower determines are too expensive or are otherwise unwarranted in light of general economic conditions or the operating results or prospects of the affected hotels or motels. In that event, the related borrower may elect to allow the franchise license to lapse. In any case, if the franchise is terminated, the related borrower may seek to obtain a suitable replacement franchise or to operate the related hotel or motel property independently of a franchise license. The loss of a franchise license could have a material adverse effect upon the operations or the underlying value of the hotel or motel covered by the franchise because of the loss of associated name recognition, marketing support and centralized reservation systems provided by the franchisor.

     MANUFACTURED HOUSING COMMUNITY PROPERTIES AND RECREATIONAL VEHICLE PARKS HAVE PARTICULAR RISKS. The successful operation of a manufactured housing community or recreational vehicle park will generally depend upon the number of competing manufactured housing communities or recreational vehicle parks in the local market, as well as upon other factors, including its age, appearance, reputation, management and the types of facilities and services it provides.

     Manufactured housing communities also compete against alternative forms of residential housing, including multifamily rental properties, cooperatively-owned apartment buildings, condominium complexes and single-family residential developments. Recreational vehicle parks also compete against alternative forms of recreation and short-term lodging, for example, staying at a hotel at the beach.

     Manufactured housing community properties and recreational vehicle parks are "special purpose" properties that cannot be readily converted to general residential, retail or office use. Thus, if the operation of a manufactured housing community or recreational vehicle park becomes unprofitable due to competititon, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of the mortgaged property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the mortgaged property were readily adaptable to other uses.

     MORTGAGE LOANS WITH BALLOON PAYMENTS INVOLVE THE RISK THAT BORROWERS MAY NOT BE ABLE TO REFINANCE THE LOAN OR SELL THE RELATED PROPERTY. Mortgage loans may be non-amortizing or only partially amortizing over their terms to maturity. Those mortgage loans will require substantial principal payments--that is, balloon payments--at their stated maturity. Mortgage loans of this type involve a greater degree of risk than self-amortizing loans because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related mortgaged property. The ability of a borrower to accomplish either of these goals will be affected by a number of factors, including:

     o    value of the related mortgaged property;

     o the level of available mortgage rates at the time of sale or refinancing;

     o    the borrower's equity in the related mortgaged property;

     o the financial condition and operating history of the borrower and the related mortgaged property;

     o tax laws and rent control laws, with respect to some residential properties;

     o Medicaid and Medicare reimbursement rates, with respect to hospitals and nursing homes; and

     o prevailing general economic conditions and the availability of credit for loans secured by multifamily or commercial, as the case may be, real properties generally.

     Neither we nor any of our affiliates will be required to refinance any mortgage loan.

     CREDIT SUPPORT FOR A SERIES OF CERTIFICATES MAY COVER SOME OF YOUR LOSSES OR RISKS BUT MAY NOT COVER ALL POTENTIAL RISKS TO YOU. The prospectus supplement for a series of certificates will describe any credit support provided for these certificates. Use of credit support will be subject to the conditions and limitations described in this prospectus and in the related prospectus supplement. Moreover, the available credit support may not cover all potential losses or risks. For example, credit support may or may not cover fraud or negligence by a mortgage loan originator or other parties.

     A series of certificates may include one or more classes of subordinate certificates, which may, in turn, include offered certificates. Subordination is intended to reduce the risk to holders of each more senior class of certificates of delinquent distributions or ultimate losses on the mortgage assets. However, the amount of subordination will be limited and may decline. Since the senior certificateholders are paid principal before subordinate certificateholders, subordinate certificateholders may not be paid any principal if the available credit support is exhausted. As a result, if you are a holder of subordinate certificates, you will primarily experience the impact of losses and shortfalls. Moreover, if the available credit support covers more than one series of certificates, you will be subject to the risk that the credit support will be exhausted by the claims of the holders of certificates of one or more other series.

     Rating agencies rating the certificates will determine the level of credit support based on an assumed level of defaults, delinquencies and losses on the underlying mortgage assets and some other factors. We cannot, however, assure you that the loss experience on the related mortgage assets will not exceed the assumed levels.

     For more detail information regarding credit support of certificates you should review the sections in this prospectus titled "--Risks Relating to the Certificates--Ratings on your certificates do not guarantee that you will receive payment under the pooling and servicing agreement," "Description of the Certificates" and "Description of Credit Support."

     IF THE MORTGAGED PROPERTY IS SUBJECT TO A LEASE, THE LENDER IS SUBJECT TO THE RISK THAT IF THE BORROWER DEFAULTS, THE MORTGAGE LENDER MAY HAVE TO OBTAIN A COURT ORDER APPOINTING A RECEIVER BEFORE BEING ABLE TO COLLECT RENTS. Each mortgage loan secured by mortgaged property that is subject to leases typically will be secured by an assignment of leases and rents. This means that the borrower assigns to the lender its right, title and interest as landlord under the leases of the related mortgaged property, and the income derived from it, as further security for the related mortgage loan. The borrower may continue to collect rents for so long as there is no default. If the borrower defaults, the lender is entitled to collect rents. Some state laws may require that the lender take possession of the mortgaged property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender's ability to collect the rents may be adversely affected.

     For more detailed information regarding leases and rents, you should review the section in this prospectus titled "Legal Aspects of Mortgage Loans--Leases and Rents."

     OWNERS AND OPERATORS OF A MORTGAGED PROPERTY AND MORTGAGE LENDERS MAY BECOME LIABLE FOR THE COSTS OF ENVIRONMENTAL CLEANUP. Under the laws of some states, contamination of real property may give rise to a lien on the property to assure the costs of cleanup. In several states, such a lien has priority over an existing mortgage lien on that property. In addition, under various federal, state and local laws, ordinances and regulations, an owner or operator of real estate may be liable for the costs of removal or remediation of hazardous substances or toxic substances on, in or beneath that property. The owner may become liable without regard to whether the owner knew of, or was responsible for, the presence of hazardous or toxic substances on the property. The cost of any required remediation and the owner or operator's liability as to any property could exceed the value of the mortgaged property and the aggregate assets of the owner or operator. In addition, owners or operators of mortgaged properties that generate hazardous substances that are disposed of at off-site locations may be held strictly, jointly and severally liable if there are releases or threatened releases of hazardous substances at the off-site locations where the hazardous substances were disposed.

     Lenders whose primary indicia of ownership in a particular property is the holding of a security interest are exempted from the definition of owner under the federal Comprehensive Environmental Response Compensation and Liability Act of 1980. However, lenders may forfeit their secured creditor exemption, as a result of their actions with respect to particular borrowers, and be deemed an owner or operator of property so that they are liable for remediation costs. A lender also risks liability for remediation costs on foreclosure of the mortgage. Unless otherwise specified in the related prospectus supplement, if a trust fund includes mortgage loans, then the related pooling and servicing agreement will contain provisions generally to the effect that the servicer, acting on behalf of the trust fund, may not acquire title to a mortgaged property or assume control of its operation unless the servicer, based upon a report prepared by a person who regularly conducts environmental audits, has made the determination that it is appropriate to do so. We cannot assure you that any requirements of a pooling and servicing agreement will effectively insulate the related trust fund from potential liability for a materially adverse environmental condition at a mortgaged property.

     For more detailed information regarding environmental risks, you should review the section in this prospectus titled "Legal Aspects of Mortgage Loans--Environmental Risks."

     HAZARD INSURANCE POLICIES ON MORTGAGED PROPERTIES MAY NOT FULLY COVER ALL TYPES OF DAMAGE TO THE MORTGAGED PROPERTIES. Unless otherwise specified in a prospectus supplement, the servicer will be required to cause the borrower on each mortgage loan to maintain insurance coverage in respect of the related mortgaged property, including hazard insurance. However, the servicer may be able to satisfy its obligation to cause hazard insurance to be maintained through acquisition of a blanket policy. In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. The insurance policies will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions. Most insurance policies, however, typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and some other kinds of risks. Unless the related mortgage specifically requires the mortgagor to insure against physical damage arising from causes not typically covered by an insurance policy, then, to the extent any consequent losses are not covered by the available credit support, you may in part bear the resulting losses.

     For more detailed information regarding insurance policies, you should review the section in this prospectus titled "Description of the Pooling and Servicing Agreements--Hazard Insurance Policies."

     THE YIELD ON YOUR CERTIFICATES MAY BE ADVERSELY AFFECTED TO THE EXTENT THAT THE RELATED TRUST FUND MAY INCLUDE DELINQUENT MORTGAGE LOANS BECAUSE THE AVAILABLE CREDIT SUPPORT MAY NOT COVER ALL LOSSES RELATED TO THE DELINQUENT MORTGAGE LOANS. The trust fund for a particular series of certificates may include mortgage loans that are past-due, i.e., beyond any applicable grace period. However, delinquent mortgage loans may only constitute up to, but not including, 20% (by principal balance) of the trust fund. A special servicer may perform the servicing of delinquent mortgage loans. When a mortgage loan has a loan-to-value ratio of 100% or more, the related borrower will have no equity in the related mortgaged property. In the cases, the related borrower may not have an incentive to continue to perform under that mortgage loan. In addition, when the debt service coverage ratio of a mortgage loan is below 1.0x, the revenue derived from the use and operation of the related mortgaged property is insufficient to cover the operating expenses of the mortgaged property and to pay debt service on that mortgage loan and all mortgage loans senior to that mortgage loan. In those cases, the related borrower will be required to pay from sources other than cash flow from the related mortgaged property. If the related borrower ceases to use alternative cash sources at a time when operating revenue from the related mortgaged property is still insufficient to cover all expenses and debt service, deferred maintenance at the related mortgaged property and/or a default under the subject mortgage loan may occur. Available credit may not cover all losses related to delinquent mortgage loans. You should therefore consider the risk that the inclusion of delinquent mortgage loans in the trust fund may adversely affect the rate of defaults and prepayments on the mortgage assets in the trust fund and the yield on the offered certificates.


     For more detailed information regarding delinquent mortgage loans, you should review the section in this prospectus titled "Description of the Trust Funds--Mortgage Loans--General."


     A WORD ABOUT FORWARD LOOKING STATEMENTS. Whenever we use words like "intends," "anticipates" or "expects" or similar words in this prospectus, we are making a forward-looking statement, or a projection of what we think will happen in the future. Forward-looking statements are inherently subject to a variety of circumstances, many of which are beyond our control that could cause actual results to differ materially from what we think they might be. Any forward-looking statements in this prospectus speak only as of the date of this prospectus. We do not assume any responsibility to update or review any forward-looking statement or to reflect any change in events, conditions or circumstances on which we have based any forward-looking statement.

                         DESCRIPTION OF THE TRUST FUNDS


GENERAL

     The primary assets of each trust fund will consist of the following:

     o various types of multifamily or commercial mortgage loans or participations in those mortgage loans;

     o pass-through certificates or other mortgage-backed securities ("MBS") that evidence interests in, or that are secured by pledges of, one or more of various types of multifamily or commercial mortgage loans; or

     o    a combination of the foregoing, which we call mortgage assets.

     We will establish each trust fund. We will select each mortgage asset for inclusion in a trust fund from among those purchased, either directly or indirectly, from a mortgage asset seller, which may or may not be the originator of a mortgage loan or the issuer of a MBS and may be our affiliate. Unless otherwise provided in the related prospectus supplement, neither we nor any of our affiliates and no governmental agency or instrumentality or any other person will guarantee or insure any of the mortgage assets included in a trust fund. The discussion below under the heading "--Mortgage Loans," unless otherwise noted, applies equally to mortgage loans underlying any MBS included in a particular trust fund.

MORTGAGE LOANS

     General. The mortgage loans will be evidenced by promissory notes or other evidences of indebtedness called mortgage notes, secured by liens on fee or leasehold estates in properties called mortgaged properties consisting of the following:

     o residential properties consisting of five or more rental or cooperatively owned dwelling units in high-rise, mid-rise or garden apartment buildings or other residential structures, called multifamily properties, and manufactured housing community properties;

     o commercial properties consisting of office buildings, retail facilities related to the sale of goods and products and facilities related to providing entertainment, recreation or personal services, hotels and motels, casinos, health care-related facilities, recreational vehicle parks, warehouse facilities, mini-warehouse facilities, self-storage facilities, industrial facilities, parking lots, auto parks, golf courses, arenas and restaurants, or any cooperatively owned units therein; and

     o mixed use properties--that is, any combination of the foregoing--and unimproved land, both called commercial properties.

     The multifamily properties may include mixed commercial and residential structures, and apartment buildings owned by a private cooperative housing corporation, with shares of the cooperative allocable to one or more dwelling units occupied by non-owner tenants or to vacant units. The liens may be created by mortgages, deeds of trust and similar security instruments. Each mortgage will create a first priority or junior priority mortgage lien on a borrower's fee estate in a mortgaged property. If a mortgage creates a lien on a borrower's leasehold estate in a property, then, unless otherwise specified in the related prospectus supplement, the term of any leasehold will exceed the term of the mortgage note by at least two years. Unless otherwise specified in the related prospectus supplement, each mortgage loan will have been originated by a person other than us; however, the originator may be or may have been one of our affiliates.

     Mortgage assets for a series of certificates may include mortgage loans made on the security of real estate projects under construction. In that case, the related prospectus supplement will describe the procedures and timing for making disbursements from construction reserve funds as portions of the related real estate project are completed. In addition, some of the mortgage loans included in the trust fund for a particular series of certificates may be delinquent or non-performing as of the date those certificates are issued. In that case, the related prospectus supplement will set forth available information as to the period of the delinquency or non-performance, any forbearance arrangement then in effect, the condition of the related mortgaged property and the ability of the mortgaged property to generate income to service the mortgage debt.

     Mortgage Loans Secured by Office Properties. Significant factors affecting the value of office properties include the quality of the tenants in the building, the physical attributes of the building in relation to competing buildings, the location of the building with respect to the central business district or population centers, demographic trends within the metropolitan area to move away from or towards the central business district, social trends combined with space management trends, which may change towards options such as telecommuting, tax incentives offered to businesses by cities or suburbs adjacent to or near the city where the building is located and the strength and stability of the market area as a desirable business location. Office properties may be adversely affected by an economic decline in the businesses operated by their tenants. The risk of an economic decline is increased if revenue is dependent on a single tenant or if there is a significant concentration of tenants in a particular business or industry.

     Office properties are also subject to competition with other office properties in the same market. Competition is affected by various factors affecting a building, including

     o    its age;

     o    its condition;

     o    its design, including floor sizes and layout;

     o    its access to transportation; and

     o the availability of parking and the owner's ability to offer certain amenities to its tenants, including sophisticated building systems such as


     o    fiberoptic cables,

     o    satellite communications or

     o    other base building technological features.

     Office properties that are not equipped to accommodate the needs of modern business may become functionally obsolete and thus non-competitive.

     The success of an office property also depends on the local economy. A company's decision to locate office headquarters in a given area, for example, may be affected by an array of factors including

     o    labor cost and quality;

     o    tax environment; and

     o    quality of life matters, such as schools and cultural amenities.

     A central business district may have a substantially different economy from that of a suburb. The local economy will affect an office property's ability to attract stable tenants on a consistent basis. In addition, the cost of refitting office space for a new tenant is often higher than for other property types.

     Mortgage Loans Secured by Retail Properties. Retail properties generally derive all or a substantial percentage of their income from lease payments from commercial tenants. Income from and the market value of retail properties is dependent on various factors including, but not limited, to the following:

     o    the ability to lease space in the properties;

     o    the ability of tenants to meet their lease obligations;

     o the possibility of a significant tenant becoming bankrupt or insolvent; and

     o fundamental aspects of real estate such as location and market demographics.

     The correlation between the success of tenant businesses and property value is more direct with respect to retail properties than other types of commercial property because a significant component of the total rent paid by retail tenants is often tied to a percentage of gross sales. Declines in tenant sales will cause a corresponding decline in percentage rents and may cause these tenants to become unable to pay their rent or other occupancy costs. The default by a tenant under its lease could result in delays and costs in enforcing the lessor's rights. Repayment of the related mortgage loans will be affected by the expiration of space leases and the ability of the respective borrowers to renew or relet the space on comparable terms. Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements, leasing commissions and free rent, could be substantial and could reduce cash flow from the retail properties. The correlation between the success of tenant businesses and property value is increased when the property is a single tenant property.

     Whether a shopping center is anchored or unanchored is also an important distinction. Anchor tenants in shopping centers traditionally have been a major factor in the public's perception of a shopping center. The anchor tenants at a shopping center play an important part in generating customer traffic and making a center a desirable location for other tenants of the center. The failure of an anchor tenant to renew its lease, the termination of an anchor tenant's lease, the bankruptcy or economic decline of an anchor tenant, or the cessation of the business of an anchor tenant--notwithstanding any continued payment of rent--can have a material negative effect on the economic performance of a shopping center. Furthermore, the correlation between the success of tenant businesses and property value is increased when the property is a single tenant property.

     Unlike some other types of commercial properties, retail properties also face competition from sources outside a given real estate market. Catalogue retailers, home shopping networks, telemarketing, selling through the Internet, and outlet centers all compete with more traditional retail properties for consumer dollars. Continued growth of these alternative retail outlets, which are often characterized by lower operating costs, could adversely affect the retail properties.

     Mortgage Loans Secured by Multifamily Rental Properties. Significant factors determining the value and successful operation of a multifamily rental property include the following:

     o    location of the property;

     o the number of competing residential developments in the local market, such as apartment buildings, manufactured housing communities and site-built single family homes;

     o the physical attributes of the multifamily building, such as its age and appearance; and

     o    state and local regulations affecting the property.

     In addition, the successful operation of an apartment building will depend upon other factors such as its reputation, the ability of management to provide adequate maintenance and insurance, and the types of services it provides.

     Some states regulate the relationship of an owner and its tenants. Commonly, these laws require a written lease, good cause for eviction, disclosure of fees, and notification to residents of changed land use, while prohibiting unreasonable rules, retaliatory evictions and restrictions on a resident's choice of unit vendors. Apartment building owners have been the subject of suits under state "Unfair and Deceptive Practices Acts" and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices. A few states offer more significant protection. For example, there are provisions that limit the basis on which a landlord may terminate a tenancy or increase its rent or prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner's building.

     In addition to state regulation of the landlord-tenant relationship, numerous counties and municipalities impose rent control on apartment buildings. These ordinances may limit rent increases to fixed percentages, to percentages of increases in the consumer price index, to increases set or approved by a governmental agency, or to increases determined through mediation or binding arbitration. In many cases, the rent control laws do not provide for decontrol of rental rates upon vacancy of individual units. Any limitations on a borrower's ability to raise property rents may impair the borrower's ability to repay its mortgage loan from its net operating income or the proceeds of a sale or refinancing of the related mortgaged property.

     Adverse economic conditions, either local, regional or national, may limit the amount of rent that can be charged, may adversely affect tenants' ability to pay rent and may result in a reduction in timely rent payments or a reduction in occupancy levels. Occupancy and rent levels may also be affected by construction of additional housing units, local military base closings, company relocations and closings and national and local politics, including current or future rent stabilization and rent control laws and agreements.

     Multifamily apartment units are typically leased on a short-term basis, and consequently, the occupancy rate of a multifamily rental property may be subject to rapid decline, including for some of the foregoing reasons. In addition, the level of mortgage interest rates may encourage tenants to purchase single-family housing rather than continue to lease housing. The location and construction quality of a particular building may affect the occupancy level as well as the rents that may be charged for individual units. The characteristics of a neighborhood may change over time or in relation to newer developments.

     Mortgage Loans Secured by Cooperatively Owned Apartment Buildings. A cooperative apartment building and the land under the building are owned or leased by a non-profit cooperative corporation. The cooperative corporation is in turn owned by tenant-shareholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements. The proprietary leases and occupancy agreements confer exclusive rights to occupy specific apartments or units. Generally, a tenant-shareholder of a cooperative corporation must make a monthly maintenance payment to the corporation representing the tenant-shareholder's pro rata share of the corporation's payments in respect of any mortgage loan secured by, including all real property taxes, maintenance expenses and other capital and ordinary expenses with respect to, the real property owned by the cooperative corporation, less any other income that the cooperative corporation may realize. Payments to the cooperative corporation are in addition to any payments of principal and interest the tenant-shareholder must make on any loans of the tenant-shareholder secured by its shares in the corporation.

     A cooperative corporation is directly responsible for building management and payment of real estate taxes and hazard and liability insurance premiums. A cooperative corporation's ability to meet debt service obligations on a mortgage loan secured by the real property owned by the cooperative corporation, as well as all other operating expenses of the property, is dependent primarily upon the receipt of maintenance payments from the tenant-shareholders, together with any rental income from units or commercial space that the cooperative corporation might control. Unanticipated expenditures may in some cases have to be paid by special assessments on the tenant-shareholders. A cooperative corporation's ability to pay the amount of any balloon payment due at the maturity of a mortgage loan secured by the real property owned by the cooperative corporation depends primarily on its ability to refinance the mortgage loan. Neither we nor any other person will have any obligation to provide refinancing for any of the mortgage loans.

     In a typical cooperative conversion plan, the owner of a rental apartment building contracts to sell the building to a newly formed cooperative corporation. The owner or sponsor allocates shares to each apartment unit, and the current tenants have a fixed period to subscribe at prices discounted from the prices to be offered to the public after that period. As part of the consideration for the sale, the owner or sponsor receives all the unsold shares of the cooperative corporation. The sponsor usually also controls the corporation's board of directors and management for a limited period of time.

     Each purchaser of shares in the cooperative corporation generally enters into a long-term proprietary lease which provides the shareholder with the right to occupy a particular apartment unit. However, many cooperative conversion plans are so-called "non-eviction" plans. Under a non-eviction plan, a tenant at the time of conversion who chooses not to purchase shares is entitled to reside in the unit as a subtenant from the owner of the shares allocated to that apartment unit. Any applicable rent control or rent stabilization laws would continue to be applicable to that subtenancy. The subtenant may be entitled to renew its lease for an indefinite number of times, with continued protection from rent increases above those permitted by any applicable rent control and rent stabilization laws. The shareholder is responsible for the maintenance payments to the cooperative without regard to its receipt or non-receipt of rent from the subtenant, which may be lower than maintenance payments on the unit. Newly-formed cooperative corporations typically have the greatest concentration of non-tenant shareholders.

     Mortgage Loans Secured by Industrial Properties. Significant factors that affect the value of industrial properties are

    o the quality of tenants;

    o building design and adaptability; and

    o the location of the property.

     Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment and/or by a general slow-down in the economy, and an industrial property that suited the particular needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties. Furthermore, industrial properties may be adversely affected by the availability of labor sources or a change in the proximity of supply sources. Because industrial properties frequently have a single tenant, any related property is heavily dependent on the success of the tenant's business.

     Aspects of building site, design and adaptability affect the value of an industrial property. Site characteristics which are valuable to an industrial property include ceiling heights, column spacing, number of bays and bay depths, divisibility, floor loading capacities, truck turning radius and overall functionality and accessibility. Nevertheless, site characteristics of an industrial property suitable for one tenant may not be appropriate for other potential tenants, which may make it difficult to relet the property.

     Location is also important because an industrial property requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels. Further, industrial properties may be adversely affected by economic declines in the industry segment of their tenants.

     Mortgage Loans Secured by Warehouse, Mini-Warehouse and Self-Storage Facilities. Because of relatively low acquisition costs and break-even occupancy rates, warehouse, mini-warehouse and self-storage properties ("Storage Properties") are considered vulnerable to competition. Despite their relatively low acquisition costs, and because of their particular building characteristics, Storage Properties would require substantial capital investments in order to adapt them to alternative uses. Limited adaptability to other uses may substantially reduce the liquidation value of a Storage Property. In addition to competition, factors that affect the success of a Storage Property include the location and visibility of the facility, its proximity to apartment complexes or commercial users, trends of apartment tenants in the area moving to single-family homes, services provided, including security and accessibility, age of improvements, the appearance of the improvements and the quality of management.

     Mortgage Loans Secured by Hotel and Motel Properties. Hotel and motel properties may include full service hotels, resort hotels with many amenities, limited service hotels, hotels and motels associated with national franchise chains, hotels and motels associated with regional franchise chains and hotels that are not affiliated with any franchise chain but may have their own brand identity. Various factors, including location, quality and franchise affiliation affect the economic performance of a hotel or motel. Adverse economic conditions, either local, regional or national, may limit the amount that can be charged for a room and may result in a reduction in occupancy levels. The construction of competing hotels and motels can have similar effects. To meet competition in the industry and to maintain economic values, continuing expenditures must be made for modernizing, refurbishing, and maintaining existing facilities prior to the expiration of their anticipated useful lives. Because hotel and motel rooms generally are rented for short periods of time, hotels and motels tend to respond more quickly to adverse economic conditions and competition than do other commercial properties. Furthermore, the financial strength and capabilities of the owner and operator of a hotel or motel may have an impact on quality of service and economic performance. Additionally, the lodging industry, in certain locations, is seasonal in nature and this seasonality can be expected to cause periodic fluctuations in room and other revenues, occupancy levels, room rates and operating expenses. The demand for particular accommodations may also be affected by changes in travel patterns caused by changes in energy prices, strikes, relocation of highways, the construction of additional highways and other factors.

     The viability of any hotel or motel property that is part of a national or regional hotel or motel chain depends in part on the continued existence and financial strength of the franchisor, the public perception of the franchise service mark and the duration of the franchise licensing agreement. The transferability of franchise license agreements may be restricted and, in the event of a foreclosure on any related hotel or motel property, the consent of the franchisor for the continued use of the franchise license by the hotel or motel property would be required. Conversely, a lender may be unable to remove a franchisor that it desires to replace following a foreclosure. Further, in the event of a foreclosure on a hotel or motel property, it is unlikely that the purchaser of the related hotel or motel property would be entitled to the rights under any associated liquor license, and the purchaser would be required to apply in its own right for that license. There can be no assurance that a new license could be obtained or that it could be obtained promptly.

     Mortgage Loans Secured by Manufatured Housing Community Properties and Recreational Vehicle Parks. Manufactured housing community properties consist of land that is divided into "spaces" or "homesites" that are primarily leased to manufactured housing community unit owners. Accordingly, the related mortgage loans will be secured by mortgage liens on the real estate, or a leasehold interest therein, upon which the manufactured housing community units are situated, but not the units themselves. The manufactured housing community unit owner often invests in site-specific improvements, including carports, steps, fencing, skirts around the base of the unit, and landscaping. The park owner typically provides private roads within the park, common facilities and, in many cases, utilities. Park amenities may include

    o driveways;

    o visitor parking;

    o recreational vehicle and pleasure boat storage;

    o laundry facilities;

    o community rooms;

    o swimming pools;

    o tennis courts;

    o security systems; and

    o healthclubs.

     Due to relocation costs and, in some cases, demand for manufactured housing community unit spaces, the value of a unit in place in a park is generally higher, and can be significantly higher, than the value of the same unit not placed in a park. As a result, a well-operated manufactured housing community that has achieved stabilized occupancy is typically able to maintain occupancy at or near that level. For the same reason, a lender that provided financing for the unit of a tenant who defaulted in his or her space rent generally has an incentive to keep rental payments current until the mobile home can be resold in place, rather than to allow the unit to be removed from the park.

     Recreational vehicle parks lease spaces primarily or exclusively for motor homes, travel trailers and portable truck campers primarily designed for recreational, camping or travel use. In general, parks that lease recreational vehicle spaces can be viewed as having a less stable tenant population than parks occupied predominantly by mobile homes. However, it is not unusual for the owner of a recreational vehicle to leave the vehicle at the park on a year-round basis or to use the vehicle as low cost housing and reside in the park indefinitely.

     Mortgage loans secured by liens on manufactured housing community properties and recreational vehicle parks are affected by factors not associated with loans secured by liens on other types of income-producing real estate. The successful operation of these types of properties will generally depend upon the number of competing parks, as well as upon other factors, including its age, appearance, reputation, the ability of management to provide adequate maintenance and insurance, and the types of facilities and services it provides. Manufactured housing community properties also compete against alternative forms of residential housing, including

    o multifamily rental properties;

    o cooperatively-owned apartment buildings;

    o condominium complexes; and

    o single-family residential developments.

     Recreational vehicle parks also compete against alternative forms of recreation and short-term lodging, for example, staying at a hotel at the beach. Manufactured housing community properties and recreational vehicle parks are "special purpose" properties that cannot be readily converted to general residential, retail or office use. Thus, if the operation of a manufactured housing community or recreational vehicle park becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of the manufactured housing community may be substantially less, relative to the amount owing on the mortgage loan, than would be the case if the manufactured housing community or recreational vehicle park were readily adaptable to other uses.

     Certain states regulate the relationship of a manufactured housing community owner and its tenants. Commonly, these laws require a written lease, good cause for eviction, disclosure of fees, and notification to residents of changed land use, while prohibiting unreasonable rules, retaliatory evictions, and restrictions on a resident's choice of unit vendors. Manufactured housing community owners have been the subject of suits under state "Unfair and Deceptive Practices Acts" and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices. A few states offer more significant protection. For example, there are provisions that limit the basis on which a landlord may terminate a unit owner's tenancy or increase its rent or prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner's unit. Certain states also regulate changes in manufactured housing community use and require that the landlord give written notice to its tenants a substantial period of time prior to the projected change.

     In addition to state regulation of the landlord-tenant relationship, numerous counties and municipalities impose rent control on manufactured housing communities. These ordinances may limit rent increases to fixed percentages, to percentages of increases in the consumer price index, to increases set or approved by a governmental agency, or to increases determined through mediation or binding arbitration. In many cases, the rent control laws either do not provide for decontrol of rental rates upon vacancy of individual units or permit decontrol only in the relatively rare event that the unit is removed from the unitsite. Any limitations on a borrower's ability to raise property rents may impair the related borrower's ability to repay its mortgage loan from its net operating income or the proceeds of a sale or refinancing of the related mortgaged property.

     Default and Loss Considerations with Respect to the Mortgage
Loans. Mortgage loans secured by liens on income-producing properties are substantially different from loans made on the security of owner-occupied single-family homes. The repayment of a loan secured by a lien on an income-producing property is typically dependent upon the successful operation of that property--that is, its ability to generate income. Moreover, some or all of the mortgage loans included in a particular trust fund may be non-recourse loans. Absent special facts, recourse in the case of default of non-recourse loans will be limited to the mortgaged property and the other assets, if any, that were pledged to secure repayment of the mortgage loan.

     Lenders typically look to the Debt Service Coverage Ratio of a loan secured by income-producing property as an important factor in evaluating the risk of default on such a loan. The Net Operating Income of a mortgaged property will fluctuate over time and may or may not be sufficient to cover debt service on the related mortgage loan at any given time. As the primary source of the operating revenues of a non-owner occupied, income-producing property, rental income--and, with respect to a mortgage loan secured by a cooperative apartment building, maintenance payments from tenant-stockholders of a cooperative--may be affected by the condition of the applicable real estate market and/or the economy of the area in which the mortgaged property is located or the industry that it services. In addition, properties typically leased, occupied or used on a short-term basis, such as some healthcare-related facilities, hotels and motels, and mini-warehouse and self-storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties typically leased for longer periods, such as warehouses, retail stores, office buildings and industrial plants. Commercial properties may be owner-occupied or leased to a small number of tenants. Thus, the Net Operating Income of such a mortgaged property may depend substantially on the financial condition of the borrower or a tenant, and mortgage loans secured by liens on those properties may pose greater risks than loans secured by liens on multifamily properties or on multi-tenant commercial properties.


     Increases in operating expenses due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate tax rates, energy costs, labor costs and other operating expenses, and/or to changes in governmental rules, regulations and fiscal policies, may also affect the risk of default on a mortgage loan. As may be further described in the related prospectus supplement, in some cases leases of mortgaged properties may provide that the lessee, rather than the borrower/landlord, is responsible for payment of operating expenses. However, the existence of net of expense provisions will result in stable Net Operating Income to the borrower/landlord only to the extent that the lessee is able to absorb operating expense increases while continuing to make rent payments.

     Lenders also look to the Loan-to-Value Ratio of a mortgage loan as a factor in evaluating risk of loss if a property must be liquidated following a default. The lower the Loan-to-Value Ratio, the greater the percentage of the borrower's equity in a mortgaged property. This in turn has the following effects:

     o it increases the incentive of the borrower to perform under the terms of the related mortgage loan, in order to protect the equity; and

     o it increases the cushion provided to the lender against loss on liquidation following a default.

     Loan-to-Value Ratios will not necessarily constitute an accurate measure of the risk of liquidation loss in a pool of mortgage loans. For example, the value of a mortgaged property as of the date of initial issuance of the related series of certificates may be less than the Value determined at loan origination, and will likely continue to fluctuate from time to time based upon changes in economic conditions, the real estate market and other factors described in this prospectus. Moreover, even when current, an appraisal is not necessarily a reliable estimate of value. Appraised values of income-producing properties are generally based on:

     o the market comparison method, i.e., recent resale value of comparable properties at the date of the appraisal;

     o the cost replacement method, i.e., the cost of replacing the property at the date;

     o the income capitalization method, i.e., a projection of value based upon the property's projected net cash flow; or

     o upon a selection from or interpolation of the values derived from the foregoing methods.

     Each of these appraisal methods can present analytical difficulties. It is often difficult to find truly comparable properties that have recently been sold; the replacement cost of a property may have little to do with its current market value; and income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate and discount rate. Where more than one of these appraisal methods are used and provide significantly different results, an accurate determination of value and, correspondingly, a reliable analysis of default and loss risks, is even more difficult.

     While we believe that the foregoing considerations are important factors that generally distinguish loans secured by liens on income-producing real estate from single-family mortgage loans, there can be no assurance that all of the foregoing factors will in fact have been prudently considered by the originators of the mortgage loans, or that, for a particular mortgage loan, they are complete or relevant. For additional information regarding risks associated with mortgage loans, you should review the sections in this prospectus titled "Risk Factors--Risks Relating to the Mortgage Loans--Mortgage Loans are susceptible to numerous risks that may result in losses to you" and "--Mortgage loans with balloon payments involve the risk that borrowers may not be able to refinance the loan or sell the related property."

     Payment Provisions of the Mortgage Loans. Unless otherwise specified in the related prospectus supplement, all of the mortgage loans will have the following characteristics:

     o have had individual principal balances at origination of not less than $25,000;

     o    have had original terms to maturity of not more than 40 years; and

     o provide for scheduled payments of principal, interest or both, to be made on specified dates, known as due dates, that occur monthly, quarterly, semi-annually or annually.

     A mortgage loan may also have the following characteristics:

     o provide for no accrual of interest or for accrual of interest thereon at an interest rate, known as a mortgage rate, that is fixed over its term or that adjusts from time to time, or that may be converted at the borrower's election from an adjustable to a fixed mortgage rate, or from a fixed to an adjustable mortgage rate;

     o provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in the mortgage rate or to reflect the occurrence of some events, and may permit negative amortization;

     o be fully amortizing or partially amortizing or non-amortizing, with a balloon payment due on its stated maturity date; and

     o prohibit over its term or for a certain period prepayments (the period of the prohibition is known as a lock-out period and its date of expiration is known as a lock-out date) and/or require payment of a premium or a yield maintenance penalty, more commonly known as a prepayment premium) in connection with some prepayments, in each case as described in the related prospectus supplement.

     A mortgage loan may also contain a provision that entitles the lender to a share of appreciation of the related mortgaged property, or profits realized from the operation or disposition of the related mortgaged property or the benefit, if any, resulting from the refinancing of the mortgage loan as described in the related prospectus supplement. If holders of any class or classes of offered certificates of a series will be entitled to all or a portion of an equity participation in addition to payments of interest on and/or principal of the offered certificates, the related prospectus supplement will describe the equity participation and the method or methods by which distributions relating to the equity participation will be made to the holders.


     Mortgage Loan Information in Prospectus Supplements. Each prospectus supplement will contain information pertaining to the mortgage loans in the related trust fund, which will generally be current as of a date specified in the related prospectus supplement. To the extent then applicable and specifically known to us, the prospectus supplement will include the following:

    1. the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans;

    2. the type or types of property that provide security for repayment of the mortgage loans;

    3. the earliest and latest origination date and maturity date of the mortgage loans;

    4. the original and remaining terms to maturity of the mortgage loans, or the respective ranges those terms to maturity, and the weighted average original and remaining terms to maturity of the mortgage loans;

    5. the original Loan-to-Value Ratios of the mortgage loans, or the range of those Loan-to-Value Ratios, and the weighted average original Loan-to-Value Ratio of the mortgage loans;

    6. the mortgage rates borne by the mortgage loans, or range of those mortgage rates, and the weighted average mortgage rate borne by the mortgage loans;

    7. with respect to mortgage loans with adjustable mortgage rates ("ARM Loans"), the index or indices upon which the adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on mortgage rate adjustments at the time of any adjustment and over the life of the ARM Loan;

    8. information regarding the payment characteristics of the mortgage loans, including, without limitation, balloon payment and other amortization provisions, lock-out periods and prepayment premiums;

    9. the Debt Service Coverage Ratios of the mortgage loans, either at origination or as of a more recent date, or the range of those Debt Service Coverage Ratios, and the weighted average of the Debt Service Coverage Ratios; and

   10. the geographic distribution of the mortgaged properties on a state-by-state basis.

     In appropriate cases, the related prospectus supplement will also contain some information available to us that pertains to the provisions of leases and the nature of tenants of the mortgaged properties. If we are unable to tabulate the specific information described above at the time offered certificates of a series are initially offered, more general information of the nature described above will be provided in the related prospectus supplement, and specific information will be set forth in a report which will be available to purchasers of those certificates at or before their initial issuance and will be filed as part of a Current Report on Form 8-K with the SEC within fifteen days following their issuance.


MBS

     Mortgage-backed securities included in a trust fund may include:

     o mortgage pass-through certificates or other mortgage-backed securities that are not guaranteed or insured by the United States or any of its agencies or instrumentalities; or

     o certificates insured or guaranteed by FHLMC, FNMA, GNMA or FAMC provided that, unless otherwise specified in the related prospectus supplement, each MBS will evidence an interest in, or will be secured by a pledge of, mortgage loans that conform to the descriptions of the mortgage loans contained in this prospectus.

     Any MBS will have been issued pursuant to a participation and servicing agreement, a pooling and servicing agreement, an indenture or similar agreement. The issuer of the MBS and/or the servicer of the underlying mortgage loans will have entered into the MBS agreement, generally with a trustee or, in the alternative, with the original purchaser or purchasers of the MBS.

     The MBS may have been issued in one or more classes with characteristics similar to the classes of certificates described in this prospectus. Distributions in respect of the MBS will be made by the MBS issuer, the MBS servicer or the MBS trustee on the dates specified in the related prospectus supplement. The MBS issuer or the MBS servicer or another person specified in the related prospectus supplement may have the right or obligation to repurchase or substitute assets underlying the MBS after a certain date or under other circumstances specified in the related prospectus supplement.

     Reserve funds, subordination or other credit support similar to that described for the certificates under "Description of Credit Support" in this prospectus may have been provided with respect to the MBS. The type, characteristics and amount of credit support, if any, will be a function of the characteristics of the underlying mortgage loans and other factors and generally will have been established on the basis of the requirements of any rating agency that may have assigned a rating to the MBS, or by the initial purchasers of the MBS.

     The prospectus supplement for a series of certificates that evidence interests in MBS will specify, to the extent available, the following:

    1. the aggregate approximate initial and outstanding principal amount and type of the MBS to be included in the trust fund;

    2. the original and remaining term to stated maturity of the MBS, if applicable;

    3. the pass-through or bond rate of the MBS or the formula for determining those rates;

    4. the payment characteristics of the MBS;

    5. the MBS issuer, MBS servicer and MBS trustee, as applicable;

    6. a description of the credit support, if any;

    7. the circumstances under which the related underlying mortgage loans, or the MBS themselves, may be purchased prior to their maturity;

    8. the terms on which mortgage loans may be substituted for those originally underlying the MBS;

    9. the type of mortgage loans underlying the MBS and, to the extent available to us and appropriate under the circumstances, any other information in respect of the underlying mortgage loans described under "--Mortgage Loans--Mortgage Loan Information in Prospectus Supplements"; and

   10. the characteristics of any cash flow agreements that relate to the MBS.



CERTIFICATE ACCOUNTS

     Each trust fund will include one or more accounts established and maintained on behalf of the certificateholders into which the person or persons designated in the related prospectus supplement will, to the extent described in this prospectus and in the prospectus supplement, deposit all payments and collections received or advanced with respect to the mortgage assets and other assets in the trust fund. A certificate account may be maintained as an interest bearing or a non-interest bearing account, and funds held a certificate account may be held as cash or invested in some obligations acceptable to each rating agency rating one or more classes of the related series of offered certificates.


CREDIT SUPPORT

     If so provided in the prospectus supplement for a series of certificates, partial or full protection against some defaults and losses on the mortgage assets in the related trust fund may be provided to one or more classes of certificates of that series in the form of subordination of one or more other classes of certificates of the series or by one or more other types of credit support arrangements. Other types of credit support arrangements may include letters of credit, insurance policies, guarantees, surety bonds or reserve funds, among others, or a combination. The amount and types of credit support, the identification of the entity providing it, if applicable, and related information with respect to each type of credit support, if any, will be set forth in the prospectus supplement for a series of certificates. For additional information regarding credit support, you should review the sections in this prospectus titled " Risk Factors--Risks Relating to the Mortgage Loans--Credit support for a series of certificates may cover some of your losses or risks but may not cover all potential risks to you."


CASH FLOW AGREEMENTS

     If so provided in the prospectus supplement for a series of certificates, the related trust fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for that series will be invested at a specified rate. The trust fund may also include interest rate exchange agreements, interest rate cap or floor agreements, or currency exchange agreements, which agreements are designed to reduce the effects of interest rate or currency exchange rate fluctuations on the mortgage assets on one or more classes of certificates. The principal terms of any guaranteed investment contract or other agreement, and the identity of an obligor or counterparty under the agreement, will be described in the prospectus supplement for a series of certificates.


                       YIELD AND MATURITY CONSIDERATIONS


GENERAL

     The yield on any offered certificate will depend on the price paid by the certificateholder, the pass-through rate of the certificate and the amount and timing of distributions on the certificate. The following discussion contemplates a trust fund that consists solely of mortgage loans. While the characteristics and behavior of mortgage loans underlying an MBS can generally be expected to have the same effect on the yield to maturity and/or weighted average life of a class of certificates as will the characteristics and behavior of comparable mortgage loans, the effect may differ due to the payment characteristics of the MBS. If a trust fund includes MBS, the related prospectus supplement will discuss the effect that the MBS payment characteristics may have on the yield to maturity and weighted average lives of the offered certificates of the related series.


PASS-THROUGH RATE

     The certificates of any class within a series may have a fixed, variable or adjustable pass-through rate, which may or may not be based upon the interest rates borne by the mortgage loans in the related trust fund. The prospectus supplement with respect to any series of certificates will specify the pass-through rate for each class of offered certificates of the series or, in the case of a class of offered certificates with a variable or adjustable pass-through rate the prospectus supplement will specify, the method of determining the pass-through rate. The prospectus supplement will also discuss the effect, if any, of the prepayment of any mortgage loan on the pass-through rate of one or more classes of offered certificates and whether the distributions of interest on the offered certificates of any class will be dependent, in whole or in part, on the performance of any obligor under a guaranteed investment contract or other agreement.


PAYMENT DELAYS

     With respect to any series of certificates, a period of time will elapse between the date upon which payments on the mortgage loans in the related trust fund are due and the distribution date on which the payments are passed through to certificateholders. That delay will effectively reduce the yield that would otherwise be produced if payments on those mortgage loans were distributed to certificateholders on or near the date they were due.


SHORTFALLS IN COLLECTIONS OF INTEREST AS A RESULT OF PREPAYMENTS OF MORTGAGE
LOANS

     When a principal prepayment in full or in part is made on a mortgage loan, the borrower is generally charged interest on the amount of the prepayment only through the date of the prepayment, instead of through the due date for the next succeeding scheduled payment. However, interest accrued on any series of certificates and distributable on any distribution date will generally correspond to interest accrued on the mortgage loans to their respective due dates during the related Due Period. Consequently, if a prepayment on any mortgage loan is distributable to certificateholders on a particular distribution date, but the prepayment is not accompanied by interest to the due date for the mortgage loan in the related Due Period, then the interest charged to the borrower, net of servicing and administrative fees, may be less than the corresponding amount of interest accrued and otherwise payable on the certificates of the related series. If and to the extent that any shortfall is allocated to a class of offered certificates, the yield on those certificates will be adversely affected. The prospectus supplement for each series of certificates will describe the manner in which any prepayment interest shortfalls will be allocated among the classes of certificates. If so specified in the prospectus supplement for a series of certificates, the servicer for that series will be required to apply some or all of its servicing compensation for the corresponding period to offset the amount of any prepayment interest shortfalls. The related prospectus supplement will also describe any other amounts available to offset shortfalls.

     For additional information regarding prepayment interest shortfalls, you should review the section in this prospectus titled "Description of the Pooling and Servicing Agreements--Servicing Compensation and Payment of Expenses."


YIELD AND PREPAYMENT CONSIDERATIONS

     A certificate's yield to maturity will be affected by the rate of principal payments on the mortgage loans in the related trust fund and the allocation of those payments to reduce the principal balance--or notional amount, if applicable--of that certificate. The rate of principal payments on the mortgage loans in any trust fund will in turn be affected by their amortization schedules, the dates on which any balloon payments are due, and the rate of voluntary and/or involuntary principal prepayments. You should note that the amortization schedule of an ARM Loan may change periodically to accommodate adjustments to the mortgage rate thereon and that these changes may affect the rate of principal payments on an ARM loan. Because the rate of principal prepayments on the mortgage loans in any trust fund will depend on future events and a variety of factors, as described more fully below, no assurance can be given as to the rate at which any one will prepay.

     The extent to which the yield to maturity of a class of offered certificates of any series may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans in the related trust fund are in turn distributed on the certificates of that series or, in the case of a class of stripped interest certificates, result in the reduction of its notional amount. You should consider, in the case of any offered certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans in the related trust fund could result in an actual yield to you that is lower than the anticipated yield and, in the case of any offered certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on the mortgage loans could result in an actual yield to you that is lower than the anticipated yield. In addition, if you purchase an offered certificate at a discount, or a premium, and principal payments are made in reduction of the principal balance or notional amount of your offered certificates at a rate slower, or faster, than the rate anticipated by you during any particular period, the consequent adverse effects on your yield would not be fully offset by a subsequent like increase, or decrease, in the rate of principal payments.

     A class of certificates, including a class of offered certificates, may provide that on any distribution date the holders of those certificates are entitled to a pro rata share of the prepayments on the mortgage loans in the related trust fund that are distributable on the date, to a disproportionately large share-- which, in some cases, may be all--of the prepayments, or to a disproportionately small share--which, in some cases, may be none--of the prepayments. As and to the extent described in the related prospectus supplement, the respective entitlements of the various classes of certificates of any series to receive distributions in respect of payments and, in particular, prepayments of principal of the mortgage loans in the related trust fund may vary based on the occurrence of some events, e.g., the retirement of one or more classes of certificates of the series, or subject to some contingencies, e.g., prepayment and default rates with respect to the mortgage loans.

     In general, the notional amount of a class of stripped interest certificates will either:

     o be based on the principal balances of some or all of the mortgage assets in the related trust fund; or

     o equal the certificate balances of one or more of the other classes of certificates of the same series.

Accordingly, the yield on stripped interest certificates will be inversely related to the rate at which payments and other collections of principal are received on mortgage assets or distributions are made in reduction of the certificate balances of the certificates, as the case may be.

     Consistent with the foregoing, if a class of certificates of any series consists of stripped interest certificates or stripped principal certificates, a lower than anticipated rate of principal prepayments on the mortgage loans in the related trust fund will negatively affect the yield to investors in stripped principal certificates, and a higher than anticipated rate of principal prepayments on the mortgage loans will negatively affect the yield to investors in stripped interest certificates. If the offered certificates of a series include any of those certificates, the related prospectus supplement will include a table showing the effect of various assumed levels of prepayment on yields on those certificates. The tables will be intended to illustrate the sensitivity of yields to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable you to predict, yields or prepayment rates.

     We are not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a group of multifamily or commercial mortgage loans. However, the extent of prepayments of principal of the mortgage loans in any trust fund may be affected by a number of factors, including, without limitation, the availability of mortgage credit, the relative economic vitality of the area in which the mortgaged properties are located, the quality of management of the mortgaged properties, the servicing of the mortgage loans, possible changes in tax laws and other opportunities for investment. In addition, the rate of principal payments on the mortgage loans in any trust fund may be affected by the existence of lock-out periods and requirements that principal prepayments be accompanied by prepayment premiums, and by the extent to which the provisions may be practicably enforced.

     The rate of prepayment on a pool of mortgage loans is also affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to refinance its mortgage loan. Even in the case of ARM Loans, as prevailing market interest rates decline, and without regard to whether the mortgage rates on the ARM Loans decline in a manner consistent therewith, the related borrowers may have an increased incentive to refinance for purposes of either:

    o converting to a fixed rate loan and thereby locking in the rate; or

    o taking advantage of a different index, margin or rate cap or floor on another adjustable rate mortgage loan.

     Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell mortgaged properties in order to realize their equity therein, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws--which are subject to change--to sell mortgaged properties prior to the exhaustion of tax depreciation benefits. We will make no representation as to the particular factors that will affect the prepayment of the mortgage loans in any trust fund, as to their relative importance, as to the percentage of the principal balance of mortgage loans that will be paid as of any date or as to the overall rate of prepayment on those mortgage loans.

WEIGHTED AVERAGE LIFE AND MATURITY

     The rate at which principal payments are received on the mortgage loans in any trust fund will affect the ultimate maturity and the weighted average life of one or more classes of the certificates of the series. Weighted average life refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar allocable as principal of the instrument is repaid to the investor.

     The weighted average life and maturity of a class of certificates of any series will be influenced by the rate at which principal on the related mortgage loans, whether in the form of scheduled amortization or prepayments--for this purpose, the term prepayment includes voluntary prepayments, liquidations due to default and purchases of mortgage loans out of the related trust fund--is paid to that class. Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the constant prepayment rate ("CPR") prepayment model or the standard prepayment assumption ("SPA") prepayment model. CPR represents an assumed constant rate of prepayment each month, expressed as an annual percentage, relative to the then outstanding principal balance of a pool of loans for the life of the related mortgage loans. SPA represents an assumed variable rate of prepayment each month, expressed as an annual percentage, relative to the then outstanding principal balance of a pool of loans, with different prepayment assumptions often expressed as percentages of SPA. For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of the loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month, and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

     Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of loans. Moreover, the CPR and SPA models were developed based upon historical prepayment experience for single-family loans. Thus, it is unlikely that the prepayment experience of the mortgage loans included in any trust fund will conform to any particular level of CPR or SPA.

     The prospectus supplement with respect to each series of certificates will contain tables, if applicable, setting forth the projected weighted average life of each class of offered certificates of the series. The prospectus supplement will also contain the percentage of the initial certificate balance or notional amount of each class of offered certificates that would be outstanding on specified distribution dates based on the assumptions stated in that prospectus supplement, including assumptions that prepayments on the related mortgage loans are made at rates corresponding to various percentages of CPR or SPA, or at other rates specified in the prospectus supplement. The tables and assumptions will illustrate the sensitivity of the weighted average lives of the certificates to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, the actual weighted average lives of the certificates.


CONTROLLED AMORTIZATION CLASSES AND COMPANION CLASSES

     A series of certificates may include one or more controlled amortization classes, which will entitle the holders of those certificates to receive principal distributions according to a specified principal payment schedule. The principal payment schedule is supported by creating priorities, as and to the extent described in the related prospectus supplement, to receive principal payments from the mortgage loans in the related trust fund. Unless otherwise specified in the related prospectus supplement, each controlled amortization class will either be a planned amortization class or a targeted amortization class. In general, a planned amortization class has a prepayment collar--that is, a range of prepayment rates that can be sustained without disruption--that determines the principal cash flow of the certificates. A prepayment collar is not static, and may expand or contract after the issuance of the planned amortization class depending on the actual prepayment experience for the underlying mortgage loans. Distributions of principal on a planned amortization class would be made in accordance with the specified schedule so long as prepayments on the underlying mortgage loans remain at a relatively constant rate within the prepayment collar and, as described below, companion classes exist to absorb excesses or shortfalls in principal payments on the underlying mortgage loans. If the rate of prepayment on the underlying mortgage loans from time to time falls outside the prepayment collar, or fluctuates significantly within the prepayment collar, especially for any extended period of time, such an event may have material consequences in respect of the anticipated weighted average life and maturity for a planned amortization class. A targeted amortization class is structured so that principal distributions generally will be payable in accordance with its specified principal payments schedule so long as the rate of prepayments on the related mortgage assets remains relatively constant at the particular rate used in establishing the schedule. A targeted amortization class will generally afford the holders some protection against early retirement or some protection against an extended average life, but not both.

     Although prepayment risk cannot be eliminated entirely for any class of certificates, a controlled amortization class will generally provide a relatively stable cash flow so long as the actual rate of prepayment on the mortgage loans in the related trust fund remains relatively constant at the rate, or within the range of rates, of prepayment used to establish the specific principal payment schedule for those certificates. Prepayment risk with respect to a given mortgage asset pool does not disappear, however, and the stability afforded to a controlled amortization class comes at the expense of one or more companion classes of the same series, any of which companion classes may also be a class of offered certificates. In general, and as more particularly described in the related prospectus supplement, a companion class will entitle the holders of certificates in that class to a disproportionately large share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively fast, and will entitle those holders to a disproportionately small share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively slow. A class of certificates that entitles the holders to a disproportionately large share of the prepayments on the mortgage loans in the related trust fund enhances the risk of early retirement of that class, known as call risk, if the rate of prepayment is relatively fast; while a class of certificates that entitles its holders to a disproportionately small share of the prepayments on the mortgage loans in the related trust fund enhances the risk of an extended average life of that class, known as extension risk, if the rate of prepayment is relatively slow. Thus, as and to the extent described in the related prospectus supplement, a companion class absorbs some, but not all, of the call risk and/or extension risk that would otherwise belong to the related controlled amortization class if all payments of principal of the mortgage loans in the related trust fund were allocated on a pro rata basis.


OTHER FACTORS AFFECTING YIELD, WEIGHTED AVERAGE LIFE AND MATURITY

     Balloon Payments; Extensions of Maturity. Some or all of the mortgage loans included in a particular trust fund may require that balloon payments be made at maturity. Because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related mortgaged property, there is a risk that mortgage loans that require balloon payments may default at maturity, or that the maturity of such a mortgage loan may be extended in connection with a workout. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the borrower or adverse conditions in the market where the property is located. In order to minimize losses on defaulted mortgage loans, the servicer or a special servicer, to the extent and under the circumstances set forth in this prospectus and in the related prospectus supplement, may be authorized to modify mortgage loans that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan may delay distributions of principal on a class of offered certificates and thereby extend the weighted average life of the certificates and, if the certificates were purchased at a discount, reduce the yield thereon.

     Negative Amortization. The weighted average life of a class of certificates can be affected by mortgage loans that permit negative amortization to occur. A mortgage loan that provides for the payment of interest calculated at a rate lower than the rate at which interest accrues on those mortgage loan would be expected during a period of increasing interest rates to amortize at a slower rate, and perhaps not at all, than if interest rates were declining or were remaining constant. A slower rate of mortgage loan amortization would correspondingly be reflected in a slower rate of amortization for one or more classes of certificates of the related series. In addition, negative amortization on one or more mortgage loans in any trust fund may result in negative amortization on the certificates of the related series. The related prospectus supplement will describe, if applicable, the manner in which negative amortization in respect of the mortgage loans in any trust fund is allocated among the respective classes of certificates of the related series. Negative amortization allocated to a class of certificates may result in a deferral of some or all of the interest payable on those certificates, which deferred interest may be added to the certificate balance of those certificates. Accordingly, the weighted average lives of mortgage loans that permit negative amortization, and that of the classes of certificates to which any related negative amortization would be allocated or that would bear the effects of a slower rate of amortization on the mortgage loans, may increase as a result of this feature.

     Negative amortization also may occur in respect of an ARM Loan that limits the amount by which its scheduled payment may adjust in response to a change in its mortgage rate, provides that its scheduled payment will adjust less frequently than its mortgage rate or provides for constant scheduled payments notwithstanding adjustments to its mortgage rate. Conversely, during a period of declining interest rates, the scheduled payment on a mortgage loan may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule thereby resulting in the accelerated amortization of the mortgage loan. Any related acceleration in amortization of its principal balance will shorten the weighted average life of a mortgage loan and, correspondingly, the weighted average lives of those classes of certificates entitled to a portion of the principal payments on the mortgage loan.

     The extent to which the yield on any offered certificate will be affected by the inclusion in the related trust fund of mortgage loans that permit negative amortization, will depend upon:

    o whether the offered certificate was purchased at a premium or a discount; and

    o the extent to which the payment characteristics of those mortgage loans delay or accelerate the distributions of principal on the certificate, or, in the case of a stripped interest certificate, delay or accelerate the amortization of its notional amount.

     For additional information on the effects of negative amortization on the yield of certificates, you should review the section titled "--Yield and Prepayment Considerations" above.

     Foreclosures and Payment Plans. The number of foreclosures and the principal amount of the mortgage loans that are foreclosed in relation to the number and principal amount of mortgage loans that are repaid in accordance with their terms will affect the weighted average lives of those mortgage loans and, accordingly, the weighted average lives of and yields on the certificates of the related series. Servicing decisions made with respect to the mortgage loans, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings, may also have an effect upon the payment patterns of particular mortgage loans and thus the weighted average lives of and yields on the certificates of the related series.

     Losses and Shortfalls on the Mortgage Loans. The yield to holders of the offered certificates of any series will directly depend on the extent to which the holders are required to bear the effects of any losses or shortfalls in collections arising out of defaults on the mortgage loans in the related trust fund and the timing of the losses and shortfalls. In general, the earlier that any loss or shortfall occurs, the greater will be the negative effect on yield for any class of certificates that is required to bear its effects.

     The amount of any losses or shortfalls in collections on the mortgage assets in any trust fund, to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support, will be allocated among the respective classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, allocations of losses and shortfalls may be effected by a reduction in the entitlements to interest and/or certificate balances of one or more classes of certificates, or by establishing a priority of payments among those classes of certificates.

     The yield to maturity on a class of subordinate certificates may be extremely sensitive to losses and shortfalls in collections on the mortgage loans in the related trust fund.


     Additional Certificate Amortization. In addition to entitling the holders to a specified portion-- which may during specified periods range from none to all--of the principal payments received on the mortgage assets in the related trust fund, one or more classes of certificates of any series, including one or more classes of offered certificates of the series, may provide for distributions of principal. Distributions may be provided from:


    o amounts attributable to interest accrued but not currently distributable on one or more classes of accrual certificates;


    o Excess Funds; or


    o any other amounts described in the related prospectus supplement.


     The amortization of any class of certificates out of the sources described in the preceding paragraph would shorten the weighted average life of the certificates and, if those certificates were purchased at a premium, reduce the yield on those certificates. The related prospectus supplement will discuss the relevant factors to be considered in determining whether distributions of principal of any class of certificates out of any of the foregoing sources would have any material effect on the rate at which the certificates are amortized.


     Optional Early Termination. If so specified in the related prospectus supplement, a series of certificates may be subject to optional early termination through the repurchase of the mortgage assets in the related trust fund under the circumstances and in the manner set forth in the prospectus supplement. If so provided in the related prospectus supplement, upon the reduction of the certificate balance of a specified class or classes of certificates by a specified percentage or amount, a party specified therein may be authorized or required to solicit bids for the purchase of all of the mortgage assets of the related trust fund, or of a sufficient portion of the mortgage assets to retire the class or classes, under the circumstances and in the manner set forth in the related prospectus supplement. In the absence of other factors, any early retirement of a class of offered certificates would shorten the weighted average life of the certificates and, if the certificates were purchased at premium, reduce the yield on those certificates.


                                 THE DEPOSITOR


     We are Bear Stearns Commercial Mortgage Securities Inc., a Delaware corporation organized on April 20, 1987, and we function as the depositor. Our primary business is to acquire mortgage loans, mortgage-backed securities and related assets and sell interests therein or bonds secured thereby. We are an affiliate of Bear, Stearns & Co. Inc. We maintain our principal office at 245 Park Avenue, New York, New York 10167. Our telephone number is (212) 272-2000. We do not have, nor do we expect in the future to have, any significant assets.



                                USE OF PROCEEDS


     The net proceeds to be received from the sale of the certificates of any series will be applied by us to the purchase of trust assets or will be used by us for general corporate purposes. We expect to sell the certificates from time to time, but the timing and amount of offerings of certificates will depend on a number of factors, including the volume of mortgage assets acquired by us, prevailing interest rates, availability of funds and general market conditions.

                        DESCRIPTION OF THE CERTIFICATES


GENERAL

     Each series of certificates will represent the entire beneficial ownership interest in the trust fund created pursuant to the related pooling and servicing agreement. As described in the related prospectus supplement, the certificates of each series, including the offered certificates of any series, may consist of one or more classes of certificates that, among other things:

     o provide for the accrual of interest thereon at a fixed, variable or adjustable rate;

     o are senior or subordinate to one or more other classes of certificates in entitlement to distributions on the certificates;

     o    are stripped principal certificates;

     o    are stripped interest certificates;

     o provide for distributions of interest or principal that commence only after the occurrence of some events, such as the retirement of one or more other classes of certificates of the series;

     o provide for distributions of principal to be made, from time to time or for designated periods, at a rate that is faster--and, in some cases, substantially faster--or slower--and, in some cases, substantially slower--than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund;

     o provide for distributions of principal to be made, subject to available funds, based on a specified principal payment schedule or other methodology; or

     o provide for distributions based on collections on the mortgage assets in the related trust fund attributable to prepayment premiums and equity participations.

     Each class of offered certificates of a series will be issued in minimum denominations corresponding to the principal balances or, in case of some classes of stripped interest certificates or residual certificates, notional amounts or percentage interests, specified in the related prospectus supplement. As provided in the related prospectus supplement, one or more classes of offered certificates of any series may be issued in fully registered, definitive form or may be offered in book-entry format through the facilities of DTC. The offered certificates of each series, if issued as definitive certificates, may be transferred or exchanged, subject to any restrictions on transfer described in the related prospectus supplement, at the location specified in the related prospectus supplement, without the payment of any service charges, other than any tax or other governmental charge payable in connection with the transfer. Interests in a class of book-entry certificates will be transferred on the book-entry records of DTC and its participating organizations.


DISTRIBUTIONS

     Distributions on the certificates of each series will be made by or on behalf of the related trustee or servicer on each distribution date as specified in the related prospectus supplement from the Available Distribution Amount for the series and the distribution date. The particular components of the Available Distribution Amount for any series on each distribution date will be more specifically described in the related prospectus supplement.

     Except as otherwise specified in the related prospectus supplement, distributions on the certificates of each series, other than the final distribution in retirement of any certificate, will be made to the persons in whose names the certificates are registered at the close of business on the last business day of the month preceding the month in which the applicable distribution date occurs. The amount of each distribution will be determined as of the close of business on the date specified in the related prospectus supplement. All distributions with respect to each class of certificates on each distribution date will be allocated pro rata among the outstanding certificates in that class. Payments will be made either by wire transfer in immediately available funds to the account of a certificateholder at a bank or other entity having appropriate facilities therefor or by check mailed to the address of the certificateholder as it appears in the certificate register. Payment will be made by wire transfer if the certificateholder has provided the person required to make payments with wiring instructions, which may be provided in the form of a standing order applicable to all subsequent distributions, no later than the date specified in the related prospectus supplement, and, if so provided in the related prospectus supplement, the certificateholder holds certificates in the requisite amount or denomination specified therein. If the certificateholder does not provide any wiring instructions, payments will be made by check mailed to the address of the certificateholder as it appears on the certificate register. The final distribution in retirement of any class of certificates, whether definitive certificates or book-entry certificates, will be made only upon presentation and surrender of the certificates at the location specified in the notice to certificateholders of the final distribution.


DISTRIBUTIONS OF INTEREST ON THE CERTIFICATES

     Each class of certificates of each series, other than some classes of stripped principal certificates and some classes of residual certificates that have no pass-through rate, may have a different pass-through rate, which in each case may be fixed, variable or adjustable. The related prospectus supplement will specify the pass-through rate or, in the case of a variable or adjustable pass-through rate, the method for determining the pass-through rate, for each class. Unless otherwise specified in the related prospectus supplement, interest on the certificates of each series will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

     Distributions of interest in respect of any class of certificates, other than some classes of accrual certificates, and other than any class of stripped principal certificates or residual certificates that is not entitled to any distributions of interest, will be made on each distribution date based on the Accrued Certificate Interest for the class and the distribution date, subject to the sufficiency of the portion of the Available Distribution Amount allocable to that class on the distribution date. Prior to the time interest is distributable on any class of accrual certificates, the amount of Accrued Certificate Interest otherwise distributable on that class will be added to the certificate balance of that class on each distribution date. Reference to a notional amount with respect to a class of stripped interest certificates is solely for convenience in making appropriate calculations and does not represent the right to receive any distributions of principal. If so specified in the related prospectus supplement, the amount of Accrued Certificate Interest that is otherwise distributable on--or, in the case of accrual certificates, that may otherwise be added to the certificate balance of those certificates--one or more classes of the certificates of a series will be reduced to the extent that any prepayment interest shortfalls, as described under "Yield and Maturity Considerations--Shortfalls in Collections of Interest as a Result of Prepayments of Mortgage Loans," exceed the amount of any sums--including, if and to the extent specified in the related prospectus supplement, all or a portion of the servicer's or special servicer's servicing compensation--that are applied to offset the amount of the shortfalls. The particular manner in which shortfalls will be allocated among some or all of the classes of certificates of that series will be specified in the related prospectus supplement. The related prospectus supplement will also describe the extent to which the amount of Accrued Certificate Interest that is otherwise distributable on--or, in the case of accrual certificates, that may otherwise be added to the certificate balance of--a class of offered certificates may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the mortgage assets in the related trust fund. Unless otherwise provided in the related prospectus supplement, any reduction in the amount of Accrued Certificate Interest otherwise distributable on a class of certificates by reason of the allocation to the class of a portion of any deferred interest on or in respect of the mortgage assets in the related trust fund will result in a corresponding increase in the certificate balance of that class.


DISTRIBUTIONS OF PRINCIPAL ON THE CERTIFICATES

     Each class of certificates of each series, other than some classes of stripped interest certificates and some classes of residual certificates, will have a certificate balance which, at any time, will equal the then maximum amount that the holders of certificates of the class will be entitled to receive in respect of principal out of the future cash flow on the mortgage assets and other assets included in the related trust fund. The outstanding certificate balance of a class of certificates will be reduced by distributions of principal made from time to time and, if so provided in the related prospectus supplement, will be further reduced by any losses incurred in respect of the related mortgage assets allocated to these certificates from time to time. In turn, the outstanding certificate balance of a class of certificates may be increased as a result of any deferred interest on or in respect of the related mortgage assets being allocated to them from time to time, and will be increased, in the case of a class of accrual certificates prior to the distribution date on which distributions of interest thereon are required to commence, by the amount of any Accrued Certificate Interest, reduced as described above. Unless otherwise provided in the related prospectus supplement, the initial aggregate certificate balance of all classes of a series of certificates will not be greater than the aggregate outstanding principal balance of the related mortgage assets as of the applicable cut-off date, after application of scheduled payments due on or before the date, whether or not received. The initial certificate balance of each class of a series of certificates will be specified in the related prospectus supplement. As and to the extent described in the related prospectus supplement, distributions of principal with respect to a series of certificates will be made on each distribution date to the holders of the class or classes of certificates of the series who are entitled to receive those distributions until the certificate balances of the certificates have been reduced to zero. Distributions of principal with respect to one or more classes of certificates may be made at a rate that is faster, and, in some cases, substantially faster, than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund. Distributions of principal with respect to one or more classes of certificates may not commence until the occurrence of one or more specified events, such as the retirement of one or more other classes of certificates of the same series, or may be made at a rate that is slower, and, in some cases, substantially slower, than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund. Distributions of principal with respect to one or more classes of certificates--each such class is known as a controlled amortization class--may be made, subject to available funds, based on a specified principal payment schedule. Distributions of principal with respect to one or more classes of certificates--each such class is known as a companion class--may be contingent on the specified principal payment schedule for a controlled amortization class of the same series and the rate at which payments and other collections of principal on the mortgage assets in the related trust fund are received. Unless otherwise specified in the related prospectus supplement, distributions of principal of any class of offered certificates will be made on a pro rata basis among all of the certificates of that class.


DISTRIBUTIONS ON THE CERTIFICATES IN RESPECT OF PREPAYMENT PREMIUMS OR IN RESPECT OF EQUITY PARTICIPATIONS

     If so provided in the related prospectus supplement, prepayment premiums or payments in respect of equity participations received on or in connection with the mortgage assets in any trust fund will be distributed on each distribution date to the holders of the class of certificates of the related series who are entitled in accordance with the provisions described in the prospectus supplement.

ALLOCATION OF LOSSES AND SHORTFALLS

     The amount of any losses or shortfalls in collections on the mortgage assets in any trust fund, to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support, will be allocated among the respective classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, allocations of losses or shortfalls may be effected by a reduction in the entitlements to interest and/or certificate balances of one or more classes of certificates, or by establishing a priority of payments among classes of certificates.

ADVANCES IN RESPECT OF DELINQUENCIES

     If and to the extent provided in the related prospectus supplement, if a trust fund includes mortgage loans, the servicer, a special servicer, the trustee, any provider of credit support and/or any other specified person may be obligated to advance, or have the option of advancing, on or before each distribution date, the amount may be advanced from its or their own funds or from excess funds held in the related certificate account that are not part of the Available Distribution Amount for the related series of certificates for the distribution date.

     Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of certificates who are entitled, rather than to guarantee or insure against losses. Accordingly, all advances made out of a specific entity's own funds will be reimbursable out of related recoveries on the mortgage loans, including amounts received under any instrument of credit support, respecting which the advances were made--as to any mortgage loan, more commonly known as related proceeds. Advances may also be reimbursed from other specific sources as may be identified in the related prospectus supplement, including, in the case of a series that includes one or more classes of subordinate certificates, collections on other mortgage loans in the related trust fund that would otherwise be distributable to the holders of one or more classes of those subordinate certificates. No advance will be required to be made by the servicer, a special servicer or the trustee if, in the good faith judgment of the servicer, a special servicer or the trustee, as the case may be, the advance would not be recoverable from related proceeds or another specifically identified source--any such advance is known as a nonrecoverable advance. If an advance was previously made by the servicer, a special servicer or the trustee, a nonrecoverable advance will be reimbursable from any amounts in the related certificate account prior to any distributions being made to the related series of certificateholders.

     If advances have been made by the servicer, special servicer, trustee or other entity from excess funds in a certificate account, the servicer, special servicer, trustee or other entity, as the case may be, will be required to replace the funds in the certificate account on any future distribution date to the extent that funds in the certificate account on the distribution date are less than payments required to be made to the related series of certificateholders on that date. If so specified in the related prospectus supplement, the obligation of the servicer, special servicer, trustee or other entity to make advances may be secured by a cash advance reserve fund or a surety bond. If applicable, information regarding the characteristics of, and the identity of any obligor on, any related surety bond, will be set forth in the related prospectus supplement.

     If and to the extent so provided in the related prospectus supplement, any entity making advances will be entitled to receive interest on the advances made by that entity. Interest will be payable for the period that the advances are outstanding at the rate specified in the related prospectus supplement, and the entity making advances will be entitled to payment of interest periodically from general collections on the mortgage loans in the related trust fund prior to any payment to the related series of certificateholders or as otherwise provided in the related pooling and servicing agreement and prospectus supplement.

     The prospectus supplement for any series of certificates evidencing an interest in a trust fund that includes MBS will describe any comparable advancing obligation of a party to the related pooling and servicing agreement or of a party to the related MBS agreement.


REPORTS TO CERTIFICATEHOLDERS

     On each distribution date, together with the distribution to the holders of each class of the offered certificates of a series, the servicer, the trustee, or such other party as may be specified in the related prospectus supplement, will forward or make available to each holder a distribution date statement that, unless otherwise provided in the related prospectus supplement, will set forth, among other things, in each case to the extent applicable:

    1. the amount of distribution to holders of the class of offered certificates that was applied to reduce the certificate balance of those certificates;

    2. the amount of distribution to holders of the class of offered certificates that is allocable to Accrued Certificate Interest;

    3. the amount, if any, of distribution to holders of that class of offered certificates that is allocable to both prepayment premiums and payments on account of equity participations;

    4. the amount, if any, by which the distribution is less than the amounts to which holders of a class of offered certificates are entitled;

    5. if the related trust fund includes mortgage loans, the aggregate amount of advances included in the distribution;

    6. if the related trust fund includes mortgage loans, the amount of servicing compensation received by the related servicer, and, if payable directly out of the related trust fund, by any special servicer and any sub-servicer, and other customary information as the reporting party deems necessary or desirable, or that a certificateholder reasonably requests, to enable certificateholders to prepare their tax returns;

    7. information regarding the aggregate principal balance of the related mortgage assets on or about the distribution date;

    8. if the related trust fund includes mortgage loans, information regarding the number and aggregate principal balance of those mortgage loans that are delinquent in varying degrees, including specific identification of mortgage loans that are more than 60 days delinquent or in foreclosure;

    9. if the related trust fund includes mortgage loans, information regarding the aggregate amount of losses incurred and principal prepayments made with respect to those mortgage loans during the related period. The related period is generally equal in length to the time period between distribution dates, during which prepayments and other unscheduled collections on the mortgage loans in the related trust fund must be received in order to be distributed on a particular distribution date;

   10. the certificate balance or notional amount, as the case may be, of each class of certificates, including any class of certificates not offered hereby, at the close of business on a distribution date, separately identifying any reduction in the certificate balance or notional amount due to the allocation of any losses in respect of the related mortgage assets, any increase in the certificate balance or notional amount due to the allocation of any negative amortization in respect of the related mortgage assets and any increase in the certificate balance of a class of accrual certificates, if any, in the event that Accrued Certificate Interest has been added to the balance;

   11. if a class of offered certificates has a variable pass-through rate or an adjustable pass-through rate, the applicable pass-through rate for the distribution date and, if determinable, for the next succeeding distribution date;

   12. the amount deposited in or withdrawn from any reserve fund on the distribution date, and the amount remaining on deposit in the reserve fund as of the close of business on the distribution date;

   13. if the related trust fund includes one or more instruments of credit support, such as a letter of credit, an insurance policy and/or a surety bond, the amount of coverage under each instrument as of the close of business on the distribution date; and

   14. to the extent not otherwise reflected through the information furnished pursuant to subclauses 10 and 13 above, the amount of credit support being afforded by any classes of subordinate certificates.

     In the case of information furnished pursuant to subclauses 1-3 above, the amounts will be expressed as a dollar amount per minimum denomination of the relevant class of offered certificates or per a specified portion of the minimum denomination. The prospectus supplement for each series of certificates may describe additional information to be included in reports to the holders of the offered certificates of a series.

     Within a reasonable period of time after the end of each calendar year, the servicer or trustee for a series of certificates, as the case may be, will be required to furnish or make available to you at any time during the calendar year you were a holder of an offered certificate of a series a statement containing the information set forth in subclauses 1-3 above. The information will be aggregated for that calendar year or the applicable portion of that calendar year during which the person was a certificateholder. The obligation to furnish information to a certificateholder will be deemed to have been satisfied to the extent that substantially comparable information is provided pursuant to any requirements of the Internal Revenue Code as are from time to time in force.

     For other information regarding information provided to a certificateholder, you should review the section in the prospectus titled "Description of the Certificates--Book-Entry Registration and Definitive Certificates."

     If the trust fund for a series of certificates includes MBS, the ability of the related servicer, the trustee or such other party as may be specified in the applicable prospectus supplement, as the case may be, to include in any distribution date statement information regarding the mortgage loans underlying the MBS will depend on the reports received with respect to the MBS. In those cases, the related prospectus supplement will describe the loan-specific information to be included in the distribution date Statements that will be forwarded or made available to the holders of the offered certificates of that series in connection with distributions made to them.

VOTING RIGHTS

     The voting rights evidenced by each series of certificates will be allocated among the respective classes of that series in the manner described in the related prospectus supplement.

     You will generally not have a right to vote, except with respect to required consents to some amendments to the related pooling and servicing agreement and as otherwise specified in the related prospectus supplement. For additional information, you should review the section in this prospectus titled "Description of the Pooling and Servicing Agreements--Amendment." The holders of specified amounts of certificates of a particular series will have the right to act as a group to remove the related trustee and also upon the occurrence of some events which if continuing would constitute an event of default on the part of the related servicer. For further information, you should also review the section in this prospectus titled "Description of the Pooling and Servicing Agreements--Events of Default," "--Rights upon Event of Default" and "--Resignation and Removal of the Trustee."

TERMINATION

     The obligations created by the pooling and servicing agreement for each series of certificates will terminate following:

    o the final payment or other liquidation of the last mortgage asset or the disposition of all property acquired upon foreclosure of any mortgage loan; and

    o the payment to the certificateholders of that series of all amounts required to be paid to them pursuant to that pooling and servicing agreement.

     Written notice of termination of a pooling and servicing agreement will be given to each certificateholder of the related series, and the final distribution will be made only upon presentation and surrender of the certificates of that series at the location to be specified in the notice of termination.

     If so specified in the related prospectus supplement, a series of certificates may be subject to optional early termination through the repurchase of the mortgage assets in the related trust fund under the circumstances and in the manner set forth in that prospectus supplement. If so provided in the related prospectus supplement, upon the reduction of the certificate balance of a specified class or classes of certificates by a specified percentage or amount, a party designated in that prospectus supplement may be authorized or required to solicit bids for the purchase of all the mortgage assets of the related trust fund, or of a sufficient portion of the mortgage assets to retire the related class or classes.

BOOK-ENTRY REGISTRATION AND DEFINITIVE CERTIFICATES

     If so provided in the prospectus supplement for a series of certificates, one or more classes of the offered certificates of that series will be offered in book-entry format through the facilities of DTC, and each class will be represented by one or more global certificates registered in the name of DTC or its nominee.

     DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking corporation" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Internal Revenue Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations and facilitate the clearance and settlement of securities transactions between participants through electronic computerized book-entry changes in their accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants, which maintain accounts with DTC, include securities brokers and dealers, banks, trust companies and clearing corporations and may include some other organizations. DTC is owned by a number of its direct participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with SEC.

     Purchases of book-entry certificates under DTC system must be made by or through direct participants, which will receive a credit for the book-entry certificates on DTC's records. Your ownership interest of a book-entry certificate is in turn to be recorded on the direct and indirect participants' records. You will not receive written confirmation from DTC of your purchases, but you are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the direct or indirect participant through which you into the transaction. Transfers of ownership interest in the book-entry certificates are to be accomplished by entries made on the books of participants acting on your behalf. Certificate owners will not receive certificates representing their ownership interests in the book-entry certificates, except in the event that use of the book-entry system for the book-entry certificates of any series is discontinued as described below.

     To facilitate subsequent transfer, all offered certificates deposited by participants with DTC are registered in the name of DTC's partnership nominee, Cede & Co. The deposit of offered certificates with DTC and their registration with Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual certificate owners of the book-entry certificates; DTC's records reflect only the identity of the direct participants to whose accounts the certificates are credited, which may or may not be the certificate owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

     Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to certificate owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Distributions on the book-entry certificates will be made to DTC. DTC's practice is to credit direct participants' accounts on the related distribution date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on that date. Disbursement of the distributions by participants to you will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in street name, and will be the responsibility of each participant--and not of DTC, us as the depositor, any trustee or servicer--subject to any statutory or regulatory requirements as may be in effect from time to time. Under a book-entry system, you may receive payments after the related distribution date.

     Unless otherwise provided in the related prospectus supplement, the only certificateholder, as the term is used in the related pooling and servicing agreement, will be the nominee of DTC, and you will not be recognized as certificateholders under the pooling and servicing agreement. You will be permitted to exercise your rights under the related pooling and servicing agreement only indirectly through the participants who in turn will exercise their rights through DTC. We will be informed that DTC will take action permitted to be taken by a certificateholder under a pooling and servicing agreement only at the direction of one or more participants to whose account with DTC interests in the book-entry certificates are credited.

     Because DTC can act only on behalf of participants, who in turn act on behalf of indirect participants and some of you, your ability to pledge your interest in book-entry certificates to persons or entities that do not participate in DTC system, or otherwise take actions in respect of its interest in book-entry certificates, may be limited due to the lack of a physical certificate evidencing the interest.

     Unless otherwise specified in the related prospectus supplement, certificates initially issued in book-entry form will be issued as definitive certificates to you or your nominees, rather than to DTC or its nominee, only if:

     o we advise the trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to those certificates and we are unable to locate a qualified successor; or

     o we, at our option, elect to terminate the book-entry system through DTC with respect to those certificates.

Upon the occurrence of either of the events described in the preceding sentence, DTC will be required to notify all participants of the availability through DTC of definitive certificates. Upon surrender by DTC of the certificate or certificates representing a class of book-entry certificates, together with instructions for registration, the trustee for the related series or other designated party will be required to issue to the certificate owners identified in our instructions the definitive certificates to which they are entitled, and thereafter the holders of those definitive certificates will be recognized as certificateholders under the related pooling and servicing agreement.


              DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS


GENERAL

     The certificates of each series will be issued pursuant to a pooling and servicing agreement or other agreement specified in the related prospectus supplement. In general, the parties to a pooling and servicing agreement will include us, the trustee, the servicer and, in some cases, a special servicer appointed as of the date of the pooling and servicing agreement. However, a pooling and servicing agreement may include a mortgage asset seller as a party, and a pooling and servicing agreement that relates to a trust fund that consists solely of MBS may not include the servicer or other servicer as a party. All parties to each pooling and servicing agreement under which certificates of a series are issued will be identified in the related prospectus supplement. If so specified in the related prospectus supplement, our affiliate, or the mortgage asset seller or its affiliate, may perform the functions of servicer or special servicer. Any party to a pooling and servicing agreement may own certificates issued under that pooling and servicing agreement. However, except with respect to required consents to some amendments to a pooling and servicing agreement, certificates that are held by the servicer or a special servicer for the related series will not be allocated voting rights.

     A form of a pooling and servicing agreement has been filed as an exhibit to the registration statement of which this prospectus is a part. However, the provisions of each pooling and servicing agreement will vary depending upon the nature of the certificates to be issued thereunder and the nature of the related trust fund. The following summaries describe some provisions that may appear in a pooling and servicing agreement under which certificates that evidence interests in mortgage loans will be issued. The prospectus supplement for a series of certificates will describe any provision of the related pooling and servicing agreement that materially differs from the description contained in this prospectus. If the related trust fund includes MBS, it will summarize all of the material provisions of the related pooling and servicing agreement. The summaries in this prospectus do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the pooling and servicing agreement for each series of certificates and the description of the provisions in the related prospectus supplement. As used in this prospectus with respect to any series, the term certificate refers to all of the certificates of that series, whether or not offered hereby and by the related prospectus supplement, unless the context otherwise requires. We will provide a copy of the pooling and servicing agreement, without exhibits, that relates to any series of certificates without charge upon written request of a holder of a certificate of that series addressed to Bear Stearns Commercial Mortgage Securities Inc., 245 Park Avenue, New York, New York 10167, Attention: J. Christopher Hoeffel.


ASSIGNMENT OF MORTGAGE LOANS; REPURCHASES

     At the time of issuance of any series of certificates, we will assign, or cause to be assigned, to the designated trustee the mortgage loans to be included in the related trust fund. Unless otherwise specified in the related prospectus supplement, we will assign, or cause to be assigned, all principal and interest to be received on or with respect to those mortgage loans after the cut-off date, other than principal and interest due on or before the cut-off date. The trustee will, concurrently with the assignment, deliver the certificates to or at our direction in exchange for the mortgage loans and the other assets to be included in the trust fund for the series. Each mortgage loan will be identified in a schedule appearing as an exhibit to the related pooling and servicing agreement. The schedule generally will include detailed information that pertains to each mortgage loan included in the related trust fund. The information will typically include the address of the related mortgaged property and type of the property; the mortgage rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap information; the original and remaining term to maturity; the original amortization term; and the original and outstanding principal balance.

     We will deliver, or cause to be delivered, to the related trustee, or to a custodian appointed by the trustee, some loan documents with respect to each mortgage loan to be included in a trust fund. Unless otherwise specified in the related prospectus supplement, the loan documents will include the following:

     o the original mortgage note endorsed, without recourse, to the order of the trustee; and

     o the original mortgage, or a certified copy, with evidence of recording and an assignment of the mortgage to the trustee in recordable form. Unless otherwise provided in the prospectus supplement for a series of certificates, the related pooling and servicing agreement will require that we or another party to the pooling and servicing agreement promptly cause each assignment of mortgage to be recorded in the appropriate public office for real property records.

     The trustee, or a custodian appointed by the trustee, for a series of certificates will be required to review the mortgage loan documents delivered to it within a specified period of days after receipt. The trustee, or the custodian, will hold the mortgage loan documents in trust for the benefit of the certificateholders of that series. Unless otherwise specified in the related prospectus supplement, if any document is found to be missing or defective, and that omission or defect, as the case may be, materially and adversely affects the interests of the certificateholders of the related series, the trustee, or custodian, will be required to notify the servicer and us, and one of us will be required to notify the relevant mortgage asset seller. In that case, and if the mortgage asset seller cannot deliver the document or cure the defect within a specified number of days after receipt of notice, then, except as otherwise specified below or in the related prospectus supplement, the mortgage asset seller will be obligated to repurchase the related mortgage loan from the trustee at a price that will be specified in the related prospectus supplement. If so provided in the prospectus supplement for a series of certificates, a mortgage asset seller, in lieu of repurchasing a mortgage loan as to which there is missing or defective loan documentation, will have the option, exercisable upon the occurrence of conditions, and/or within a specified period, specified in the pooling and servicing agreement, after initial issuance of the series of certificates, to replace that mortgage loan with one or more other mortgage loans, in accordance with standards that will be described in the prospectus supplement. Unless otherwise specified in the related prospectus supplement, this repurchase or substitution obligation will constitute the sole remedy to holders of the certificates of any series or to the related trustee on their behalf for missing or defective loan documentation. Neither we nor, unless it is the mortgage asset seller, the servicer will be obligated to purchase or replace a mortgage loan if a mortgage asset seller defaults on its obligation to do so. Notwithstanding the foregoing, if a document has not been delivered to the related trustee, or to a custodian appointed by the trustee, because that document has been submitted for recording, and neither that document nor a certified copy, in either case with evidence of recording, can be obtained because of delays on the part of the applicable recording office, then, unless otherwise specified in the related prospectus supplement, the mortgage asset seller will not be required to repurchase or replace the affected mortgage loan on the basis of that missing document so long as it continues in good faith to attempt to obtain that document or a certified copy of that document.


REPRESENTATIONS AND WARRANTIES; REPURCHASES

     Unless otherwise provided in the prospectus supplement for a series of certificates, we will, with respect to each mortgage loan in the related trust fund, make or assign, or cause to be made or assigned, some representations and warranties covering, by way of example:

     o the accuracy of the information set forth for the mortgage loan on the schedule of mortgage loans appearing as an exhibit to the related pooling and servicing agreement;

     o the enforceability of the related mortgage note and mortgage and the existence of title insurance insuring the lien priority of the related mortgage;

     o the warranting party's title to the mortgage loan and the authority of the warranting party to sell the mortgage loan; and

     o    the payment status of the mortgage loan.

     It is expected that in most cases the warranting party will be the mortgage asset seller. However, the warranting party may also be an affiliate of the mortgage asset seller, the servicer, a special servicer or another person acceptable to us, or us or our affiliate. The warranting party, if other than the mortgage asset seller, will be identified in the related prospectus supplement.

     Unless otherwise provided in the related prospectus supplement, each pooling and servicing agreement will provide that the servicer and/or trustee will be required to notify promptly any warranting party of any breach of any representation or warranty made by it in respect of a mortgage loan that materially and adversely affects your interests. If a warranting party cannot cure the breach within a specified period following the date on which it was notified of that breach, then, unless otherwise provided in the related prospectus supplement, it will be obligated to repurchase the related mortgage loan from the trustee at a price that will be specified in the related prospectus supplement. If so provided in the prospectus supplement for a series of certificates, a warranting party, in lieu of repurchasing a mortgage loan as to which a breach has occurred, will have the option, exercisable upon some conditions and/or within a specified period after initial issuance of a series of certificates, to replace the related mortgage loan with one or more other mortgage loans. Unless otherwise specified in the related prospectus supplement, this repurchase or substitution obligation will constitute the sole remedy available to you or to the related trustee on your behalf for a breach of representation and warranty by a warranting party. Neither we nor the servicer, in either case unless we or the servicer is the warranting party, will be obligated to purchase or replace a mortgage loan if a warranting party defaults on its obligation to do so.

     In some cases, representations and warranties will have been made in respect of a mortgage loan as of a date prior to the date upon which the related series of certificates is issued. Consequently, those representations and warranties may not address events that may occur following the date as of which they were made. However, we will not include any mortgage loan in the trust fund for any series of certificates if anything has come to our attention that would cause it to believe that the representations and warranties made in respect of a mortgage loan will not be accurate in all material respects as of the date of issuance. The date as of which the representations and warranties regarding the mortgage loans in any trust fund were made will be specified in the related prospectus supplement.


COLLECTION AND OTHER SERVICING PROCEDURES

     The servicer for any trust fund, directly or through sub-servicers, will be required to make reasonable efforts to collect all scheduled payments under the mortgage loans in a trust fund. The servicer will be required to follow collection procedures as it would follow with respect to mortgage loans that are comparable to the mortgage loans in the trust fund and held for its own account, provided the procedures are consistent with:

     o the terms of the related pooling and servicing agreement and any related instrument of credit support included in the trust fund;

     o    applicable law; and

     o the servicing standard specified in the related pooling and servicing agreement and prospectus supplement.

     The servicer for any trust fund, directly or through sub-servicers, will also be required to perform as to the mortgage loans in the trust fund various other customary functions of a servicer of comparable loans. These obligations include the following:

     o maintaining escrow or impound accounts, if required under the related pooling and servicing agreement, for payment of taxes, insurance premiums, ground rents and similar items, or otherwise monitoring the timely payment of those items;

     o attempting to collect delinquent payments; supervising foreclosures; negotiating modifications; conducting property inspections on a periodic or other basis;

     o managing, or overseeing the management of, mortgaged properties acquired on behalf of the trust fund through foreclosure, deed-in-lieu of foreclosure or otherwise, each of which is called an REO property; and

     o    maintaining servicing records relating to the mortgage loans.

Unless otherwise specified in the related prospectus supplement, the servicer will be responsible for filing and settling claims in respect of particular mortgage loans under any applicable instrument of credit support.

     For additional information regarding credit support, you should review the section in this prospectus titled "Description of Credit Support."


SUB-SERVICERS

     The servicer may delegate its servicing obligations in respect of the mortgage loans serviced thereby to one or more third-party servicers. However, unless otherwise specified in the related prospectus supplement, the servicer will remain obligated under the related pooling and servicing agreement. A sub-servicer for any series of certificates may be our affiliate or an affiliate of the servicer. Unless otherwise provided in the related prospectus supplement, each sub-servicing agreement between the servicer and a sub-servicer will provide that, if for any reason the servicer is no longer acting in that capacity, the trustee or any successor servicer may assume the servicer's rights and obligations under the sub-servicing agreement. The servicer will be required to monitor the performance of sub-servicers retained by it and will have the right to remove a sub-servicer retained by it at any time it considers the removal of the sub-servicer to be in your best interest.

     Unless otherwise provided in the related prospectus supplement, the servicer will be solely liable for all fees owed by it to any sub-servicer, irrespective of whether the servicer's compensation pursuant to the related pooling and servicing agreement is sufficient to pay the sub-servicer's fees. Each sub-servicer will be reimbursed by the servicer that retained it for some expenditures which it makes, generally to the same extent the servicer would be reimbursed under a pooling and servicing agreement.

     For additional information regarding payment of fees and expenses to a sub-servicer, you should review the sections in this prospectus titled "--Certificate Account" and "--Servicing Compensation and Payment of Expenses."



SPECIAL SERVICERS

     To the extent so specified in the related prospectus supplement, one or more special servicers may be a party to the related pooling and servicing agreement or may be appointed by the servicer or another specified party. A special servicer for any series of certificates may be our affiliate or an affiliate of the servicer. A special servicer may be entitled to any of the rights, and subject to any of the obligations, described in this prospectus in respect of the servicer including the ability to appoint subservicers to the extent specified in the related prospectus supplement. The related prospectus supplement will describe the rights, obligations and compensation of any special servicer for a particular series of certificates. The servicer will be liable for the performance of a special servicer only if, and to the extent, set forth in the related prospectus supplement.


CERTIFICATE ACCOUNT

     General. The servicer, the trustee and/or a special servicer will, as to each trust fund that includes mortgage loans, establish and maintain or cause to be established and maintained one or more separate accounts for the collection of payments on or in respect of the mortgage loans. Those certificate accounts will be established so as to comply with the standards of each rating agency that has rated any one or more classes of certificates of the related series. A certificate account may be maintained as an interest-bearing or a non-interest-bearing account. The funds held in a certificate account may be invested pending each succeeding distribution date in United States government securities and other obligations that are acceptable to each rating agency that has rated any one or more classes of certificates of the related series. Unless otherwise provided in the related prospectus supplement, any interest or other income earned on funds in a certificate account will be paid to the related servicer, trustee or special servicer, if any, as additional compensation. A certificate account may be maintained with the related servicer, special servicer or mortgage asset seller or with a depository institution that is our affiliate or an affiliate of any of the foregoing. Any entity that maintains a certificate account must comply with applicable rating agency standards. If permitted by the applicable rating agency or Agencies and so specified in the related prospectus supplement, a certificate account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds representing payments on mortgage loans owned by the related servicer or special servicer, if any, or serviced by either on behalf of others.

     Deposits. Unless otherwise provided in the related pooling and servicing agreement and described in the related prospectus supplement, the servicer, trustee or special servicer will be required to deposit or cause to be deposited in the certificate account for each trust fund that includes mortgage loans, within a certain period following receipt, in the case of collections on or in respect of the mortgage loans, or otherwise as provided in the related pooling and servicing agreement, the following payments and collections received or made by the servicer, the trustee or any special servicer subsequent to the cut-off date, other than payments due on or before the cut-off date:

   1. all payments on account of principal, including principal prepayments, on the mortgage loans;

   2. all payments on account of interest on the mortgage loans, including any default interest collected, in each case net of any portion retained by the servicer or any special servicer as its servicing compensation or as compensation to the trustee;

   3. all proceeds received under any hazard, title or other insurance policy that provides coverage with respect to a mortgaged property or the related mortgage loan or in connection with the full or partial condemnation of a mortgaged property, other than proceeds applied to the restoration of the property or released to the related borrower in accordance with the customary servicing practices of the servicer, or, if applicable, a special servicer, and/or the terms and conditions of the related Mortgage (collectively, insurance and condemnation proceeds) and all other amounts received and retained in connection with the liquidation of defaulted mortgage loans or property acquired with respect to the liquidation, by foreclosure or otherwise (collectively, liquidation proceeds) together with the net operating income, less reasonable reserves for future expenses, derived from the operation of any mortgaged properties acquired by the trust fund through foreclosure or otherwise;

   4. any amounts paid under any instrument or drawn from any fund that constitutes credit support for the related series of certificates as described under "Description of Credit Support";

   5. any advances made as described under "Description of the Certificates--Advances in Respect of Delinquencies";

   6. any amounts paid under any cash flow agreement, as described under "Description of the Trust Funds--MBS--Cash Flow Agreements";

   7. all proceeds of the purchase of any mortgage loan, or property acquired with respect to the liquidation, by us, any mortgage asset seller or any other specified person as described under "--Assignment of Mortgage Loans; Repurchases" and "--Representations and Warranties; Repurchases", all proceeds of the purchase of any defaulted mortgage loan as described under "--Realization Upon Defaulted Mortgage Loans", and all proceeds of any Mortgage Asset purchased as described under "Description of the Certificates--Termination" (all of the foregoing, also liquidation proceeds);

   8. any amounts paid by the servicer to cover prepayment interest shortfalls arising out of the prepayment of mortgage loans as described under "--Servicing Compensation and Payment of Expenses";

   9. to the extent that any related item does not constitute additional servicing compensation to the servicer or a special servicer, any payments on account of modification or assumption fees, late payment charges, prepayment premiums or equity participations with respect to the mortgage loans;

   10. all payments required to be deposited in the certificate account with respect to any deductible clause in any blanket insurance policy described under "--Hazard Insurance Policies";

   11. any amount required to be deposited by the servicer or the trustee in connection with losses realized on investments for the benefit of the servicer or the trustee, as the case may be, of funds held in the certificate account; and

   12. any other amounts required to be deposited in the certificate account as provided in the related pooling and servicing agreement and described in the related prospectus supplement.

     Withdrawals. Unless otherwise provided in the related pooling and servicing agreement and described in the related prospectus supplement, the servicer, trustee or special servicer may make withdrawals from the certificate account for each trust fund that includes mortgage loans for any of the following purposes:

   1. to make distributions to you on each distribution date;

   2. to pay the servicer, the trustee or a special servicer any servicing fees not previously retained thereby, the payment to be made out of payments on the particular mortgage loans as to which the fees were earned;

   3. to reimburse the servicer, a special servicer, the trustee or any other specified person for any unreimbursed amounts advanced by it as described under "Description of the Certificates--Advances in Respect of Delinquencies", the reimbursement to be made out of amounts received that were identified and applied by the servicer or a special servicer, as applicable, as late collections of interest on and principal of the particular mortgage loans with respect to which the advances were made or out of amounts drawn under any instrument of credit support with respect to those mortgage loans;

   4. to reimburse the servicer, the trustee or a special servicer for unpaid servicing fees earned by it and unreimbursed servicing expenses incurred by it with respect to mortgage loans in the trust fund and properties acquired in respect thereof, the reimbursement to be made out of amounts that represent liquidation proceeds and insurance and condemnation proceeds collected on the particular mortgage loans and properties, and net income collected on the particular properties, with respect to which their fees were earned or their expenses were incurred or out of amounts drawn under any instrument of credit support with respect to the mortgage loans and properties;

   5. to reimburse the servicer, a special servicer, the trustee or other specified person for any advances described in clause (3) above made by it and/or any servicing expenses referred to in clause (4) above incurred by it that, in the good faith judgment of the servicer, special servicer, trustee or other specified person, as applicable, will not be recoverable from the amounts described in clauses (3) and (4), respectively, the reimbursement to be made from amounts collected on other mortgage loans in the same trust fund or, if and to the extent so provided by the related pooling and servicing agreement and described in the related prospectus supplement, only from that portion of amounts collected on the other mortgage loans that is otherwise distributable on one or more classes of subordinate certificates of the related series;

   6. if and to the extent described in the related prospectus supplement, to pay the servicer, a special servicer, the trustee or any other specified person interest accrued on the advances described in clause (3) above made by it and the servicing expenses described in clause (4) above incurred by it while the advances remain outstanding and unreimbursed;

   7. to pay for costs and expenses incurred by the trust fund for environmental site assessments performed with respect to mortgaged properties that constitute security for defaulted mortgage loans, and for any containment, clean-up or remediation of hazardous wastes and materials present on the mortgaged properties, as described under "--Realization Upon Defaulted Mortgage Loans";

   8. to reimburse the servicer, the special servicer, the depositor, or any of their respective directors, officers, employees and agents, as the case may be, for some expenses, costs and liabilities incurred thereby, as and to the extent described under "--Some Matters Regarding the Servicer and the Depositor";

   9. if and to the extent described in the related prospectus supplement, to pay the fees of trustee;

  10. to reimburse the trustee or any of its directors, officers, employees and agents, as the case may be, for some expenses, costs and liabilities incurred thereby, as and to the extent described under "--Regarding the Fees, Indemnities and Powers of the Trustee";

  11. if and to the extent described in the related prospectus supplement, to pay the fees of any provider of credit support;

  12. if and to the extent described in the related prospectus supplement, to reimburse prior draws on any instrument of credit support;

  13. to pay the servicer, a special servicer or the trustee, as appropriate, interest and investment income earned in respect of amounts held in the certificate account as additional compensation;

  14. to pay (generally from related income) for costs incurred in connection with the operation, management and maintenance of any mortgaged property acquired by the trust fund by foreclosure or otherwise;

  15. if one or more elections have been made to treat the trust fund or its designated portions as a REMIC, to pay any federal, state or local taxes imposed on the trust fund or its assets or transactions, as and to the extent described under "Material Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxes That May Be Imposed on the REMIC Pool";

  16. to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted mortgage loan or a property acquired with respect to a defaulted mortgage loan in connection with the liquidation of the mortgage loan or property;


  17. to pay for the cost of various opinions of counsel obtained pursuant to the related pooling and servicing agreement for the benefit of certificateholders;

  18. to make any other withdrawals permitted by the related pooling and servicing agreement and described in the related prospectus supplement; and

  19. to clear and terminate the certificate account upon the termination of the trust fund.


MODIFICATIONS, WAIVERS AND AMENDMENTS OF MORTGAGE LOANS

     The servicer may agree to modify, waive or amend any term of any mortgage loan serviced by it in a manner consistent with the applicable servicing standard set forth in the related pooling and servicing agreement. However, unless otherwise set forth in the related prospectus supplement, the modification, waiver or amendment will not do the following:

     o affect the amount or timing of any scheduled payments of principal or interest on the mortgage loan;

     o in the judgment of the servicer, materially impair the security for the mortgage loan or reduce the likelihood of timely payment of amounts due on that mortgage loan; and

     o adversely affect the coverage under any applicable instrument of credit support.

     Unless otherwise provided in the related prospectus supplement, the servicer also may agree to any other modification, waiver or amendment if, in its judgment,

     o a material default on the mortgage loan has occurred or a payment default is imminent;

     o the modification, waiver or amendment is reasonably likely to produce a greater recovery with respect to the mortgage loan, taking into account the time value of money, than would liquidation; and

     o the modification, waiver or amendment will not adversely affect the coverage under any applicable instrument of credit support.


REALIZATION UPON DEFAULTED MORTGAGE LOANS

     A borrower's failure to make required mortgage loan payments may mean that operating income is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a borrower that is unable to make mortgage loan payments may also be unable to make timely payment of taxes and insurance premiums and to otherwise maintain the related mortgaged property. In general, the special servicer for a series of certificates will be required to monitor any mortgage loan in the related trust fund that is in default, contact the borrower concerning the default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related mortgaged property, initiate corrective action in cooperation with the borrower if cure is likely, inspect the related mortgaged property and take the other actions as are consistent with the servicing standard set forth in the pooling and servicing agreement. A significant period of time may elapse before the special servicer is able to assess the success of any related corrective action or the need for additional initiatives.

     The time within which the special servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose, or accept a deed to a mortgaged property in lieu of foreclosure on your behalf may vary considerably depending on the particular mortgage loan, the mortgaged property, the borrower, the presence of an acceptable party to assume the mortgage loan and the laws of the jurisdiction in which the mortgaged property is located. If a borrower files a bankruptcy petition, the special servicer may not be permitted to accelerate the maturity of the related mortgage loan or to foreclose on the related mortgaged property for a considerable period of time, and the mortgage loan may be restructured in the resulting bankruptcy proceedings. For additional information regarding the restructuring of a mortgage loan, you should review the Section in this prospectus titled "Legal Aspects of Mortgage Loans".

     A pooling and servicing agreement may grant to the servicer, a special servicer, a provider of credit support and/or the holder or holders of one or more classes of the related series of certificates a right of first refusal to purchase from the trust fund, at a predetermined purchase price any mortgage loan as to which a specified number of scheduled payments are delinquent. If the predetermined purchase price is insufficient to fully fund the entitlements of certificateholders to principal and interest, it will be so specified in the related prospectus supplement. In addition, unless otherwise specified in the related prospectus supplement, the special servicer may offer to sell any defaulted mortgage loan if and when the special servicer determines, consistent with the applicable servicing standard, that such a sale would produce a greater recovery, taking into account the time value of money, than would liquidation of the related mortgaged property. Unless otherwise provided in the related prospectus supplement, the related pooling and servicing agreement will require that the special servicer accept the highest cash bid received from any person, including itself, us or any affiliate of either of us or any certificateholder, that constitutes a fair price for the defaulted mortgage loan. In the absence of any bid determined in accordance with the related pooling and servicing agreement to be fair, the special servicer will generally be required to proceed against the related mortgaged property, subject to the discussion below.

     If a default on a mortgage loan has occurred or, in the special servicer's judgment, a payment default is imminent, the special servicer, on behalf of the trustee, may at any time do the following so long as it is consistent with the servicing standard:

      o  institute foreclosure proceedings;

      o  exercise any power of sale contained in the related Mortgage;

      o  obtain a deed in lieu of foreclosure; or

      o  otherwise acquire title to the related mortgaged property.

     Unless otherwise specified in the related prospectus supplement, the special servicer may not, however, acquire title to any mortgaged property, have a receiver of rents appointed with respect to any mortgaged property or take any other action with respect to any mortgaged property that would cause the trustee, for the benefit of the related series of certificateholders, or any other specified person to be considered to hold title to, to be a mortgagee-in-possession of, or to be an owner or an operator of the mortgaged property within the meaning of some federal environmental laws. The special servicer may do so only if the special servicer has previously determined, based on a report prepared by a person who regularly conducts environmental audits, which report will be an expense of the trust fund, that:

   o either the mortgaged property is in compliance with applicable environmental laws and regulations or, if not, that taking the actions as are necessary to bring the mortgaged property into compliance therewith is reasonably likely to produce a greater recovery, taking into account the time value of money, than not taking the actions; and

   o there are no circumstances or conditions present at the mortgaged property that have resulted in any contamination for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations or, if the circumstances or conditions are present for which any related action could be required, taking the actions with respect to the mortgaged property is reasonably likely to produce a greater recovery, taking into account the time value of money, than not taking the actions.

     For additional information regarding environmental risks associated with mortgage loans, you should review the section in this prospectus titled "Legal Aspects of Mortgage Loans--Environmental Risks".

     Unless otherwise provided in the related prospectus supplement, if title to any mortgaged property is acquired by a trust fund as to which one or more REMIC elections have been made, the special servicer, on behalf of the trust fund, will be required to sell the mortgaged property within three years of acquisition, unless one of the following events occurs:

     o the Internal Revenue Service grants an extension of time to sell the property or

     o the trustee receives an opinion of independent counsel to the effect that the holding of the property by the trust fund for more than three years after its acquisition will not result in the imposition of a tax on the trust fund or cause the trust fund or any of its designated portions to fail to qualify as a REMIC under the Internal Revenue Code at any time that any certificate is outstanding.

     Subject to the foregoing, the special servicer will generally be required to solicit bids for any mortgaged property so acquired in such a manner as will be reasonably likely to realize a fair price for the property. The special servicer will be required to assure that the mortgaged property is administered so that it constitutes "foreclosure property" within the meaning of Section 860G(a)(8) of the Internal Revenue Code at all times. If the trust fund acquires title to any mortgaged property, the special servicer, on behalf of the trust fund, may retain an independent contractor to manage and operate that property. The retention of an independent contractor, however, will not relieve the special servicer of its obligation to manage that mortgaged property in a manner consistent with the servicing standard set forth in the related pooling and servicing agreement.

     In general, the special servicer will be obligated to operate and manage any mortgaged property acquired as REO property in a manner consistent with the servicing standard. After the special servicer reviews the operation of that property and consults with the trustee to determine the trustee's federal income tax reporting position with respect to the income it is anticipated that the trust fund would derive from that property, the special servicer could determine, particularly in the case of REO properties that are hotels, that it would not be consistent with the servicing standard, to manage and operate such property in a manner that would avoid the imposition of a tax on "net income from foreclosure property" within the meaning of Section 857(b)(4)(B) of the Internal Revenue Code or a tax on "prohibited transactions" under Section 860F of the Internal Revenue Code (either such tax an "REO Tax"). To the extent that income the trust fund receives from an REO property is subject to a tax on:

     o "net income from foreclosure property," such income would be subject to federal tax at the highest marginal corporate tax rate, which is currently 35%; or

     o "prohibited transactions," such income would be subject to federal tax at a 100% rate.

The determination as to whether income from an REO property would be subject to an REO Tax will depend on the specific facts and circumstances relating to the management and operation of each REO property.

     Generally, income from an REO property that is directly operated by the special servicer would be apportioned and classified as "service" or "non-service" income. The "service" portion of such income could be subject to federal tax either at the highest marginal corporate tax rate or at the 100% rate on "prohibited transactions," and the "non-service" portion of such income could be subject to federal tax at the highest marginal corporate tax rate or, although it appears unlikely, at the 100% rate applicable to "prohibited transactions." Any REO Tax imposed on the trust fund's income from an REO property would reduce the amount available for distribution to certificateholders. Certificateholders are advised to consult their tax advisors regarding the possible imposition of REO Taxes in connection with the operation of commercial REO Properties by REMICs. For additional information you should review the section in this prospectus titled "Material Federal Income Tax Consequences."

     The limitations imposed by the related pooling and servicing agreement and, if applicable, the REMIC provisions of the Internal Revenue Code on the operations and ownership of any mortgaged property acquired on behalf of the trust fund may result in the recovery of an amount less than the amount that would otherwise be recovered. For additional information you should review the section in this prospectus titled "Legal Aspects of Mortgage
Loans--Foreclosure."

     If recovery on a defaulted mortgage loan under any related instrument of credit support is not available, the special servicer nevertheless will be obligated to follow or cause to be followed such normal practices and procedures as it deems necessary or advisable to realize upon the defaulted mortgage loan.

     If liquidation proceeds collected with respect to a defaulted mortgage loan are less than the outstanding principal balance of the defaulted mortgage loan plus interest accrued on that mortgage loan and the aggregate amount of reimbursable expenses incurred by the special servicer in connection with that mortgage loan, the trust fund will realize a loss in the amount of the shortfall. The special servicer will be entitled to reimbursement out of the liquidation proceeds recovered on any defaulted mortgage loan, prior to the distribution of liquidation proceeds to you. The reimbursement amount will represent unpaid servicing compensation in respect of the mortgage loan, unreimbursed servicing expenses incurred with respect to the mortgage loan and any unreimbursed advances of delinquent payments made with respect to the mortgage loan.

     If any mortgaged property suffers damage such that the proceeds, if any, of the related hazard insurance policy are insufficient to restore fully the damaged property, the special servicer will not be required to expend its own funds to effect the restoration unless, and to the extent not otherwise provided in the related prospectus supplement, it determines:

     o that the restoration will increase the proceeds to certificateholders on liquidation of the mortgage loan after reimbursement of the special servicer for its expenses; and

     o that the expenses will be recoverable by it from related insurance and condemnation proceeds or liquidation proceeds.


HAZARD INSURANCE POLICIES

     Unless otherwise specified in the related prospectus supplement, each pooling and servicing agreement will require the servicer to cause each mortgage loan borrower to maintain a hazard insurance policy that provides for the coverage as is required under the related mortgage. Alternatively, if the mortgage permits the holder to dictate to the borrower the insurance coverage to be maintained on the related mortgaged property, the hazard insurance policy coverage should be consistent with the requirements of the servicing standard. Unless otherwise specified in the related prospectus supplement, the hazard insurance policy coverage generally will be in an amount equal to the lesser of the principal balance owing on the mortgage loan and the replacement cost of the related mortgaged property. The ability of the servicer to assure that hazard insurance proceeds are appropriately applied may depend upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below, or upon the extent to which information concerning covered losses is furnished by borrowers. All amounts collected by the servicer under any policy will be deposited in the related certificate account. Amounts to be applied to the restoration or repair of the mortgaged property or released to the borrower in accordance with the servicer's normal servicing procedures and/or to the terms and conditions of the related mortgage and mortgage note will be otherwise distributed. The pooling and servicing agreement may provide that the servicer may satisfy its obligation to cause each borrower to maintain a hazard insurance policy by maintaining a blanket policy insuring against hazard losses on all of the mortgage loans in a trust fund. If a blanket policy contains a deductible clause, the servicer will be required, in the event of a casualty covered by that blanket policy, to deposit in the related certificate account all sums that would have been deposited in that certificate account but for the deductible clause.

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. The policies covering the mortgaged properties will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions. Nevertheless, most of the policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and some other kinds of risks. Accordingly, a mortgaged property may not be insured for losses arising from any such cause unless the related mortgage specifically requires, or permits its holder to require, that type of coverage.

     The hazard insurance policies covering the mortgaged properties will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, the clauses generally provide that the insurer's liability in the event of partial loss does not exceed the lesser of:


     o    the replacement cost of the improvements less physical depreciation;
          and

     o the proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of the improvements.


DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     Some of the mortgage loans may contain a due-on-sale clause that entitles the lender to accelerate payment of the mortgage loan upon any sale or other transfer of the related mortgaged property made without the lender's consent. Some of the mortgage loans may also contain a due-on-encumbrance clause that entitles the lender to accelerate the maturity of the mortgage loan upon the creation of any other lien or encumbrance upon the mortgaged property. Unless otherwise provided in the related prospectus supplement, the servicer will determine whether to exercise any right the trustee may have under any related provision in a manner consistent with the servicing standard set forth in the related pooling and servicing agreement. Unless otherwise specified in the related prospectus supplement, the servicer will be entitled to retain as additional servicing compensation any fee collected in connection with the permitted transfer of a mortgaged property.

     For additional information regarding due-on-sale and due-on-encumbrance clauses relating to mortgage loans, you should review the section in this prospectus titled "Legal Aspects of Mortgage Loans--Due-on-Sale and Due-on-Encumbrance".


SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     Unless otherwise specified in the related prospectus supplement, the servicer's primary servicing compensation with respect to a series of certificates will come from the periodic payment to it of a specified portion of the interest payments on each mortgage loan in the related trust fund. Any special servicer's compensation with respect to a series of certificates will come from payments or other collections on or with respect to specially serviced mortgage loans and REO properties. Because compensation is generally based on a percentage of the principal balance of each mortgage loan outstanding from time to time, it will decrease in accordance with the amortization of the mortgage loans. The prospectus supplement with respect to a series of certificates may provide that, as additional compensation, the servicer may retain all or a portion of late payment charges, prepayment premiums, modification fees and other fees collected from borrowers and any interest or other income that may be earned on funds held in the certificate account. Any sub-servicer will receive a portion of the servicer's compensation as its sub-servicing compensation.

     In addition to amounts payable to any sub-servicer, the servicer may be required, to the extent provided in the related prospectus supplement, to pay from amounts that represent its servicing compensation some expenses incurred in connection with the administration of the related trust fund. Those expenses may include, without limitation, payment of the fees and disbursements of independent accountants and payment of expenses incurred in connection with distributions and reports to certificateholders. Some other expenses, including some expenses related to mortgage loan defaults and liquidations and, to the extent so provided in the related prospectus supplement, interest on those expenses at the rate specified in the related prospectus supplement, and the fees of any special servicer, may be required to be borne by the trust fund.

     If and to the extent provided in the related prospectus supplement, the servicer may be required to apply a portion of the servicing compensation otherwise payable to it in respect of any period to prepayment interest shortfalls. For further information regarding prepayment interest shortfalls, you should review the section in the prospectus titled "Yield and Maturity Considerations--Shortfalls in Collections of Interest as a Result of Prepayments of Mortgage Loans".


EVIDENCE AS TO COMPLIANCE

     Unless otherwise provided in the related prospectus supplement, each pooling and servicing agreement will require, on or before a specified date in each year, the servicer to cause a firm of independent public accountants to furnish to the trustee a statement. The statement should provide that, on the basis of the examination by that firm conducted substantially in compliance with either the Uniform Single Audit Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC, the servicing by or on behalf of the servicer of mortgage loans under pooling and servicing agreements substantially similar to each other, which may include the pooling and servicing agreement, was conducted through the preceding calendar year or other specified twelve-month period in compliance with the terms of those agreements except for any significant exceptions or errors in records that, in the opinion of the firm, neither the Audit Program for Mortgages serviced for FHLMC, nor paragraph 4 of the Uniform Single Audit Program for Mortgage Bankers, requires it to report.

     Each pooling and servicing agreement will also require, on or before a specified date in each year, the servicer to furnish to the trustee a statement signed by one or more officers of the servicer to the effect that the servicer has fulfilled its material obligations under the applicable pooling and servicing agreement throughout the preceding calendar year or other specified twelve-month period.


SOME MATTERS REGARDING THE SERVICER AND THE DEPOSITOR

     The entity serving as servicer under a pooling and servicing agreement may be our affiliate and may have other normal business relationships with us or our affiliates. Unless otherwise specified in the prospectus supplement for a series of certificates, the related pooling and servicing agreement will permit the servicer to resign from its obligations only upon the following conditions:


     o the appointment of, and the acceptance of the appointment by, a successor to it and receipt by the trustee of written confirmation from each applicable rating agency that the resignation and appointment will not have an adverse effect on the rating assigned by the rating agency to any class of certificates of the series; or

     o a determination that the servicer's obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it.

     No resignation by the servicer will become effective until the trustee or a successor servicer has assumed the servicer's obligations and duties under the pooling and servicing agreement. Unless otherwise specified in the related prospectus supplement, the servicer for each trust fund will be required to maintain a fidelity bond and errors and omissions policy or their equivalent that provides coverage against losses that may be sustained as a result of an officer's or employee's misappropriation of funds or errors and omissions, subject to some limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions permitted by the related pooling and servicing agreement.

     Unless otherwise specified in the related prospectus supplement, each pooling and servicing agreement will further provide that none of the servicer, any special servicer, the depositor or any director, officer, employee or agent of any of them will be under any liability to the related trust fund or certificateholders for any action taken, or not taken, in good faith pursuant to the pooling and servicing agreement or for errors in judgment. However, none of the servicer, us or any other person will be protected against any of the following:

     o breach of a representation, warranty or covenant made in the pooling and servicing agreement;

     o any expense or liability that that person is specifically required to bear pursuant to the terms of the pooling and servicing agreement; and

     o any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of obligations or duties or by reason of reckless disregard of the obligations and duties.

     Unless otherwise specified in the related prospectus supplement, each pooling and servicing agreement will further provide that the servicer, the depositor and any director, officer, employee or agent of either of them will be entitled to indemnification by the related trust fund against any loss, liability or expense incurred in connection with any legal action that relates to the pooling and servicing agreement or the related series of certificates. However, indemnification will not extend to any loss, liability or expense:

     o that the person is specifically required to bear pursuant to the terms of the agreement, or is incidental to the performance of obligations and duties thereunder and is not otherwise reimbursable pursuant to the pooling and servicing agreement;

     o those that are incurred in connection with any breach of a representation, warranty or covenant made in the pooling and servicing agreement;

     o that are incurred by reason of misfeasance, bad faith or gross negligence in the performance of obligations or duties under the pooling and servicing agreement, or by reason of reckless disregard of the obligations or duties; or

     o that are incurred in connection with any violation of any state or federal securities law.

     In addition, each pooling and servicing agreement will provide that neither the servicer nor the depositor will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective responsibilities under the pooling and servicing agreement and that in its opinion may involve it in any expense or liability. However, each of the servicer and the depositor will be permitted, in the exercise of its discretion, to undertake any action that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the pooling and servicing agreement and the interests of the related series of certificateholders. In that event, the legal expenses and costs of the action, and any liability resulting therefrom, will be expenses, costs and liabilities of the related series of certificateholders, and the servicer or the depositor, as the case may be, will be entitled to charge the related certificate account for those expenses, costs and liabilities.

     Any person into which the servicer or the depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which the servicer or the depositor is a party, or any person succeeding to the business of the servicer or the depositor, will be the successor of the servicer or the depositor, as the case may be, under the related pooling and servicing agreement.

EVENTS OF DEFAULT

     Unless otherwise provided in the prospectus supplement for a series of certificates, events of default under the related pooling and servicing agreement will include the following:

     o any failure by the servicer to distribute or cause to be distributed to the certificateholders of that series, or to remit to the trustee for distribution to those certificateholders, any amount required to be so distributed or remitted, which failure continues unremedied for five days after written notice has been given to the servicer by the trustee or the depositor, or to the servicer, the depositor and the trustee by certificateholders entitled to not less than 25%, or the other percentage specified in the related prospectus supplement, of the voting rights for that series;

     o any failure by the servicer duly to observe or perform in any material respect any of its other covenants or obligations under the related pooling and servicing agreement, which failure continues unremedied for sixty days after written notice of the failure has been given to the servicer by the trustee or the depositor, or to the servicer, the depositor and the trustee by certificateholders entitled to not less than 25%, or the other percentage specified in the related prospectus supplement, of the voting rights for that series; and

     o some events of insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings in respect of or relating to the servicer and some actions by or on behalf of the servicer indicating its insolvency or inability to pay its obligations.

     Material variations to the foregoing events of default, other than to add to it or shorten cure periods or eliminate notice requirements, will be specified in the related prospectus supplement.


RIGHTS UPON EVENT OF DEFAULT

     If an Event of Default occurs with respect to the servicer under a pooling and servicing agreement and remains unremedied, the depositor or the trustee will be authorized, and at the direction of certificateholders of the related series entitled to not less than 51%, or the other percentage specified in the related prospectus supplement, of the voting rights for the series, the trustee will be required, to terminate all of the rights and obligations of the servicer under the pooling and servicing agreement. Upon termination of the servicer's rights and obligations, the trustee will succeed to all of the responsibilities, duties and liabilities of the servicer under the pooling and servicing agreement and will be entitled to similar compensation arrangements. However, if the servicer is required to make advances under the pooling and servicing agreement regarding delinquent mortgage loans, but the trustee is prohibited by law from obligating itself to do so, or if the related prospectus supplement so specifies, the trustee will not be obligated to make the advances. Unless otherwise specified in the related prospectus supplement, if the trustee is unwilling or unable so to act, it may, or, at the written request of certificateholders of the related series entitled to not less than 51%, or the other percentage specified in the related prospectus supplement, of the voting rights for the series, it will be required to, appoint, or petition a court of competent jurisdiction to appoint, a loan servicing institution that, unless otherwise provided in the related prospectus supplement, is acceptable to each applicable rating agency to act as successor to the servicer under the pooling and servicing agreement. Pending appointment of a successor, the trustee will be obligated to continue to act in that capacity.

     You will not have the right under any pooling and servicing agreement to institute any proceeding with respect to the pooling and servicing agreement. You may do so only if the following conditions have been met:

     o you previously have given to the trustee written notice of default and other certificateholders of the same series entitled to not less than 25%, or the other percentage specified in the related prospectus supplement, of the voting rights for the series shall have made written request upon the trustee to institute the proceeding in its own name as trustee;

     o    you shall have offered to the trustee reasonable indemnity; and

     o the trustee for sixty days, or the other period specified in the related prospectus supplement, shall have neglected or refused to institute any related proceeding.

     The trustee, however, will be under no obligation to exercise any of the trusts or powers vested in it by the related pooling and servicing agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation to it at the request, order or direction of any of the holders of certificates of the related series, unless the certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

AMENDMENT

     Each pooling and servicing agreement may be amended by the respective parties to it, without your consent, to do the following:

     o    to cure any ambiguity;

     o to correct a defective provision therein or to correct, modify or supplement any provision in the pooling and servicing agreement that may be inconsistent with any other provision in the pooling and servicing agreement;

     o to add any other provisions with respect to matters or questions arising under the pooling and servicing agreement that are not inconsistent with its provisions;

     o    to comply with any requirements imposed by the Internal Revenue Code;
          or

     o for any other purpose; provided that the amendment, other than an amendment for the specific purpose referred to in clause 4 above, may not, as evidenced by an opinion of counsel to the effect satisfactory to the trustee, adversely affect in any material respect your interests; and provided further that the amendment, other than an amendment for one of the specific purposes referred to in clauses 1 through 4 above, must be acceptable to each applicable rating agency.

     Unless otherwise specified in the related prospectus supplement, each pooling and servicing agreement may also be amended by the respective parties to the pooling and servicing agreement, with the consent of the holders of the related series of certificates entitled to not less than 51%, or another percentage specified in the related prospectus supplement, of the voting rights for that series allocated to the affected classes, for any purpose. However, unless otherwise specified in the related prospectus supplement, no amendment may:

   o reduce in any manner the amount of, or delay the timing of, payments received or advanced on mortgage loans that are required to be distributed in respect of any Certificate without the consent of the holder of that certificate;

   o adversely affect in any material respect the interests of the holders of any class of certificates, in a manner other than as described in the immediately preceding clause, without the consent of the holders of all certificates of that class; or

   o modify the provisions of the pooling and servicing agreement described in this paragraph without the consent of the holders of all certificates of the related series.

     However, unless otherwise specified in the related prospectus supplement, the trustee will be prohibited from consenting to any amendment of a pooling and servicing agreement pursuant to which one or more REMIC elections are to be or have been made unless the trustee shall first have received an opinion of counsel to the effect that the amendment will not result in the imposition of a tax on the related trust fund or cause the related trust fund, or any of its designated portions, to fail to qualify as a REMIC at any time that the related certificates are outstanding.

LIST OF CERTIFICATEHOLDERS

     Unless otherwise specified in the related prospectus supplement, upon written request of three or more certificateholders of record made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the related pooling and servicing agreement, the trustee or other specified person will afford the certificateholders access during normal business hours to the most recent list of certificateholders of that series held by the person. If the list is of a date more than 90 days prior to the date of receipt of the certificateholders' request, then the person, if not the registrar for that series of certificates, will be required to request from the registrar a current list and to afford the requesting certificateholders access to it promptly upon receipt.


THE TRUSTEE

     The trustee under each pooling and servicing agreement will be named in the related prospectus supplement. The commercial bank, national banking association, banking corporation or trust company that serves as trustee may have typical banking relationships with us or our affiliates and with any servicer or special servicer and its affiliates. If and to the extent specified under the related pooling and servicing agreement, some functions of the trustee may be performed by a fiscal agent under some circumstances.


DUTIES OF THE TRUSTEE

     The trustee for each series of certificates will make no representation as to the validity or sufficiency of the related pooling and servicing agreement, the certificates or any underlying mortgage loan or related document. The trustee will not be accountable for the use or application by or on behalf of the servicer for that series of any funds paid to the servicer or any special servicer in respect of the certificates or the underlying mortgage loans, or any funds deposited into or withdrawn from the certificate account or any other account for that series by or on behalf of the servicer or any special servicer. If no event of default has occurred and is continuing, the trustee for each series of certificates will be required to perform only those duties specifically required under the related pooling and servicing agreement. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it pursuant to the related pooling and servicing agreement, a trustee will be required to examine those documents and to determine whether they conform to the requirements of the pooling and servicing agreement.


REGARDING THE FEES, INDEMNITIES AND POWERS OF THE TRUSTEE

     As and to the extent described in the related prospectus supplement, the fees and normal disbursements of any trustee may be the expense of the related servicer or other specified person or may be required to be borne by the related trust fund.

     Unless otherwise specified in the related prospectus supplement, the trustee for each series of certificates will be entitled to indemnification, from amounts held in the certificate account for that series. The trustee may be indemnified for any loss, liability or expense incurred by the trustee in connection with the trustee's acceptance or administration of its trusts under the related pooling and servicing agreement. However, the indemnification will not extend to any loss, liability or expense that:

   o constitutes a specific liability imposed on the trustee pursuant to the related pooling and servicing agreement,

   o constitutes loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence on the part of the trustee in the performance of its obligations and duties or by reason of its reckless disregard of its obligations or duties; or

   o may arise from a breach of any representation, warranty or covenant of the trustee made in the pooling and servicing agreement.

     Unless otherwise specified in the related prospectus supplement, the trustee for each series of certificates will be entitled to execute any of its trusts or powers under the related pooling and servicing agreement or perform any of its duties either directly or by or through agents or attorneys. The trustee will not be responsible for any willful misconduct or gross negligence on the part of any other agent or attorney appointed by it with due care.

RESIGNATION AND REMOVAL OF THE TRUSTEE

     A trustee will be permitted at any time to resign from its obligations and duties under the related pooling and servicing agreement by giving written notice to us. Upon receiving a notice of resignation, we, or any other person as may be specified in the related prospectus supplement, will be required to use our best efforts to promptly appoint a successor trustee. If no successor trustee shall have accepted an appointment within a specified period after the giving of the notice of resignation, the resigning trustee may petition any court of competent jurisdiction to appoint a successor trustee.

     If at any time a trustee ceases to be eligible to continue as the under the related pooling and servicing agreement, or if at any time the trustee becomes incapable of acting, or if some events of, or proceedings in respect of, bankruptcy or insolvency occur with respect to the trustee, we will be authorized to remove the trustee and appoint a successor trustee. In addition, holders of the certificates of any series entitled to at least 51%, or the other percentage specified in the related prospectus supplement, of the voting rights for the series may at any time, with cause, or if so specified in the related prospectus supplement, without cause, remove the trustee under the related pooling and servicing agreement and appoint a successor trustee.

     Any resignation or removal of a trustee and appointment of a successor trustee will not become effective until acceptance of appointment by the successor trustee.


                         DESCRIPTION OF CREDIT SUPPORT


GENERAL

     Credit support may be provided with respect to one or more classes of the certificates of any series, or with respect to the related mortgage loans or mortgage backed securities backing the certificates. Credit support may be in the form of letters of credit, overcollateralization, the subordination of one or more classes of certificates, insurance policies, surety bonds, guarantees or reserve funds, or any combination of the foregoing. If so provided in the related prospectus supplement, any instrument of credit support may provide credit enhancement for more than one series of certificates to the extent described in that instrument.

     Unless otherwise provided in the related prospectus supplement for a series of certificates, the credit support will not provide protection against all risks of loss and will not guarantee payment to you of all amounts to which you are entitled under the related pooling and servicing agreement. If losses or shortfalls occur that exceed the amount covered by the related credit support or that are not covered by the credit support, you will bear the share of deficiencies allocable to your certificates. Moreover, if an instrument of credit support covers more than one series of certificates, holders of certificates of one series will be subject to the risk that that credit support will be exhausted by the claims of the holders of certificates of one or more other series before they receive their intended share of the credit support coverage.

     If credit support is provided with respect to one or more classes of certificates of a series, or with respect to the related mortgage loans or mortgage backed securities backing the certificates, the related prospectus supplement will include a description of the following:

     o    the nature and amount of coverage under the credit support;

     o any conditions to payment thereunder not otherwise described in this prospectus;

     o the conditions, if any, under which the amount of coverage under the credit support may be reduced and under which the credit support may be terminated or replaced; and

     o    the material provisions relating to the credit support.

     Additionally, the related prospectus supplement will set forth some information with respect to the obligor under any instrument of credit support, including the following:

     o    a brief description of its principal business activities;

     o its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business;

     o if applicable, the identity of regulatory agencies that exercise primary jurisdiction over the conduct of its business; and

     o its total assets, and its stockholders' equity or policyholders' surplus, if applicable, as of a date that will be specified in the prospectus supplement.


SUBORDINATE CERTIFICATES

     If so specified in the related prospectus supplement, one or more classes of certificates of a series may be subordinate certificates. To the extent specified in the related prospectus supplement, the rights of the holders of subordinate certificates to receive distributions from the certificate account on any distribution date will be subordinated to the corresponding rights of the holders of senior certificates. If so provided in the related prospectus supplement, the subordination of a class may apply only in the event of, or may be limited to, some types of losses or shortfalls. The related prospectus supplement will set forth information concerning the method and amount of subordination provided by a class or classes of subordinate certificates in a series and the circumstances under which the subordination will be available.


CROSS-SUPPORT PROVISIONS

     If the mortgage loans or mortgage backed securities in any trust fund are divided into separate groups, each supporting a separate class or classes of certificates of the related series, credit support may be provided by cross-support provisions requiring that distributions be made on senior certificates evidencing interests in one group of mortgage loans or mortgage backed securities prior to distributions on subordinate certificates evidencing interests in a different group of mortgage loans or mortgage backed securities within the trust fund. The prospectus supplement for a series that includes a cross-support provision will describe the manner and conditions for applying the provisions.


INSURANCE OR GUARANTEES WITH RESPECT TO MORTGAGE LOANS

     If so provided in the prospectus supplement for a series of certificates, mortgage loans included in the related trust fund will be covered for some default risks by insurance policies or guarantees. To the extent deemed by us to be material, a copy of each instrument will accompany the Current Report on Form 8-K to be filed with the SEC within 15 days of issuance of the certificates of the related series.


LETTER OF CREDIT

     If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on those certificates or some classes of those certificates will be covered by one or more letters of credit, issued by a bank or financial institution specified in the prospectus supplement. Under a letter of credit, the issuing bank will be obligated to honor draws in an aggregate fixed dollar amount, net of unreimbursed payments, generally equal to a percentage specified in the related prospectus supplement of the aggregate principal balance of the mortgage assets on the related cut-off date or of the initial aggregate certificate balance of one or more classes of certificates. If so specified in the related prospectus supplement, the letter of credit may permit draws only in the event of some types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related prospectus supplement. The obligations of the issuing bank under the letter of credit for each series of certificates will expire at the earlier of the date specified in the related prospectus supplement or the termination of the trust fund. A copy of any related letter of credit will accompany the Current Report on Form 8-K to be filed with the SEC within 15 days of issuance of the certificates of the related series.

CERTIFICATE INSURANCE AND SURETY BONDS

     If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on those certificates or some classes of those certificates will be covered by insurance policies and/or surety bonds provided by one or more insurance companies or sureties. The instruments may cover, with respect to one or more classes of certificates of the related series, timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement. The related prospectus supplement will describe any limitations on the draws that may be made under any insurance policies and/or surety bonds. A copy of any insurance policy or surety bond will accompany the Current Report on Form 8-K to be filed with the SEC within 15 days of issuance of the certificates of the related series.


RESERVE FUNDS

     If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on the certificates or some classes of those certificates will be covered, to the extent of available funds, by one or more reserve funds. Cash, a letter of credit, permitted investments, a demand note or a combination of the following will be deposited into the reserve funds, in the amounts specified in the prospectus supplement. If so specified in the related prospectus supplement, the reserve fund for a series may also be funded over time by a specified amount of the collections received on the related mortgage assets.

     Amounts on deposit in any reserve fund for a series, together with the reinvestment income thereon, if any, will be applied for the purposes, in the manner, and to the extent specified in the related prospectus supplement. If so specified in the related prospectus supplement, reserve funds may be established to provide protection only against some types of losses and shortfalls. Following each distribution date, amounts in a reserve fund in excess of any amount required to be maintained therein may be released from the reserve fund under the conditions and to the extent specified in the related prospectus supplement.

     If so specified in the related prospectus supplement, amounts deposited in any reserve fund will be invested in permitted investments. Unless otherwise specified in the related prospectus supplement, any reinvestment income or other gain from the investments will be credited to the related reserve fund for the series, and any loss resulting from the investments will be charged to that reserve fund. However, any reinvestment income or gain from investments may be payable to any related servicer or another service provider as additional compensation for its services. The reserve fund, if any, for a series will not be a part of the trust fund unless otherwise specified in the related prospectus supplement.


CREDIT SUPPORT WITH RESPECT TO MBS

     If so provided in the prospectus supplement for a series of certificates, any MBS included in the related trust fund and/or the related underlying mortgage loans may be covered by one or more of the types of credit support described in this prospectus. The related prospectus supplement will specify, as to each credit support instrument, the information indicated above, to the extent the information is material and available.


                        LEGAL ASPECTS OF MORTGAGE LOANS

     The following discussion contains general summaries of some legal aspects of loans secured by commercial and multifamily residential properties. Because the legal aspects are governed by applicable state law, which laws may differ substantially, the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all states in which the security for the mortgage loans, or mortgage loans underlying any MBS, is situated. Accordingly, the summaries are qualified in their entirety by reference to the applicable laws of those states.

     For additional information regarding legal aspects of mortgage loans, you should review the section in this prospectus titled "Description of the Trust Funds--Mortgage Loans". For purposes of the following discussion, the term mortgage loan includes a mortgage loan underlying an MBS.


GENERAL

     Each mortgage loan will be evidenced by a note or bond and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related mortgaged property is located. Mortgages, deeds of trust and deeds to secure debt are herein collectively referred to as mortgages. A mortgage creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording office. However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.


TYPES OF MORTGAGE INSTRUMENTS

     There are two parties to a mortgage: a mortgagor, the borrower and usually the owner of the subject property, and a mortgagee, the lender. In contrast, a deed of trust is a three-party instrument, among a trustor, the equivalent of a borrower, a trustee to whom the real property is conveyed, and a beneficiary, the lender, for whose benefit the conveyance is made. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note. A deed to secure debt typically has two parties. The grantor, the borrower, conveys title to the real property to the grantee, the lender, generally with a power of sale, until the time as the debt is repaid. In a case where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower executes a separate undertaking to make payments on the related note. The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, some federal laws, including, without limitation, the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, and, in some deed of trust transactions, the directions of the beneficiary.


LEASES AND RENTS

     Mortgages that encumber income-producing property often contain an assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower's right, title and interest as landlord under each lease and the income derived therefrom, while, unless rents are to be paid directly to the lender, retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

     In most states, hotel and motel room revenues are considered accounts receivable under the UCC; in cases where hotels or motels constitute loan security, the revenues are generally pledged by the borrower as additional security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the revenues and must file continuation statements, generally every five years, to maintain perfection of its security interest. Even if the lender's security interest in room revenues is perfected under the UCC, it may be required to commence a foreclosure action or otherwise take possession of the property in order to collect the room revenues following a default.

     For additional information regarding foreclosure action with respect to revenue from income-producing properties, you should also review the section in the prospectus titled "--Bankruptcy Laws".


PERSONAL PROPERTY

     In the case of some types of mortgaged properties, such as hotels, motels and nursing homes, personal property, to the extent owned by the borrower and not previously pledged, may constitute a significant portion of the property's value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest therein, and must file continuation statements, generally every five years, to maintain that perfection.


FORECLOSURE

     General. Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

     Foreclosure Procedures Vary from State to State. Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and non-judicial foreclosure pursuant to a power of sale granted in the mortgage instrument. Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

     A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires several years to complete. Moreover, as discussed below, even a non-collusive, regularly conducted foreclosure sale may be challenged as a fraudulent conveyance, regardless of the parties' intent, if a court determines that the sale was for less than fair consideration and the sale occurred while the borrower was insolvent and within a specified period prior to the borrower's filing for bankruptcy protection.

     Judicial Foreclosure. A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Public sales of mortgaged property are made in accordance with procedures that vary from state to state.

     Equitable Limitations on Enforceability of Some Provisions. United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on the principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for that of the lenders and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose in the case of a non-monetary default, such as a failure to adequately maintain the mortgaged property or an impermissible further encumbrance of the mortgaged property. Finally, some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

     Non-Judicial Foreclosure/Power of Sale. Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale pursuant to a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a non-judicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the mortgage and applicable state law. In some states, prior to the sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears, without regard to the acceleration of the indebtedness, plus the lender's expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

     Public Sale. A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the value of that property at the time of sale, due to, among other things, redemption rights which may exist and the possibility of physical deterioration of the property during the foreclosure proceedings. Potential buyers may be reluctant to purchase property at a foreclosure sale as a result of the 1980 decision of the United States Court of Appeals for the Fifth Circuit in Durrett v. Washington National Insurance Company and other decisions that have followed its reasoning. The court in Durrett held that even a non-collusive, regularly conducted foreclosure sale was a fraudulent transfer under the federal Bankruptcy Code and, therefore, could be rescinded in favor of the bankrupt's estate, if:

     o    the foreclosure sale was held while the debtor was insolvent; and

     o the price paid for the foreclosed property did not represent (reasonably equivalent value).

Although the reasoning and result of Durrett in respect of the Bankruptcy Code was rejected by the United States Supreme Court in 1994, the case could nonetheless be persuasive to a court applying a state fraudulent conveyance law which has provisions similar to those construed in Durrett. For these reasons, it is common for the lender to purchase the mortgaged property for an amount equal to the lesser of fair market value and the underlying debt and accrued and unpaid interest plus the expenses of foreclosure.

     Generally, state law controls the amount of foreclosure costs and expenses which may be recovered by a lender. Thereafter, subject to the mortgagor's right in some states to remain in possession during a redemption period, if applicable, the lender will become the owner of the property and have both the benefits and burdens of ownership of the mortgaged property. For example, the lender will have the obligation to pay debt service on any senior mortgages, to pay taxes, obtain casualty insurance and to make any repairs at its own expense as are necessary to render the property suitable for sale. Frequently, the lender employs a third party management company to manage and operate the property. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The costs of management and operation of those mortgaged properties which are hotels, motels or nursing or convalescent homes or hospitals may be particularly significant because of the expertise, knowledge and, with respect to nursing or convalescent homes or hospitals, regulatory compliance, required to run the operations and the effect which foreclosure and a change in ownership may have on the public's and the industry's, including franchisors', perception of the quality of the operations. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the amount of the mortgage against the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Furthermore, a few states require that any environmental contamination at some types of properties be cleaned up before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. Generally state law controls the amount of foreclosure expenses and costs, including attorneys' fees, that may be recovered by a lender.

     For additional information regarding environmental costs associated with a mortgaged property, you should review the section in this prospectus titled "--Environmental Risks".

     The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a due-on-sale clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

     The proceeds received by the referee or trustee from a foreclosure sale are generally applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage under which the sale was conducted. Any proceeds remaining after satisfaction of senior mortgage debt are generally payable to the holders of junior mortgages and other liens and claims in order of their priority, whether or not the borrower is in default. Any additional proceeds are generally payable to the borrower. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgage or a subsequent ancillary proceeding or may require the institution of separate legal proceedings by the holders.

     Rights of Redemption. The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their equity of redemption. The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

     The equity of redemption is a common-law (non-statutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

     Anti-Deficiency Legislation. Some or all of the mortgage loans may be nonrecourse loans, as to which recourse in the case of default will be limited to the mortgaged property and any other assets that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower's other assets, a lender's ability to realize upon those assets may be limited by state law. For example, in some states a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In some other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting that security. However, in some of those states, the lender, following judgment on the personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders in those states where such an election of remedy provision exists will usually proceed first against the security. Finally, other statutory provisions, designed to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale.


LEASEHOLD RISKS

     Mortgage loans may be secured by a mortgage on the borrower's leasehold interest in a ground lease. Leasehold mortgage loans are subject to some risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened under some circumstances such as the following:

     o if the ground lease requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them;

     o if the ground lease permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale; and

     o if the ground lease contains some other protective provisions typically included in a mortgageable ground lease.

     The ground leases that secure the mortgage loans at issue may not contain some of these protective provisions, and the related mortgages may not contain the other protections discussed in the next paragraph. Protective ground lease provisions include the following:

     o the right of the leasehold mortgagee to receive notices from the ground lessor of any defaults by the borrower under the ground lease;

     o the right of the leasehold mortgagee to cure the defaults, with adequate cure periods;

     o if a default is not susceptible of cure by the leasehold mortgagee, the right to acquire the leasehold estate through foreclosure or otherwise;

     o the ability of the ground lease to be assigned to and by the leasehold mortgagee or purchaser at a foreclosure sale and for the concomitant release of the ground lessee's liabilities thereunder; and

     o the right of the leasehold mortgagee to enter into a new ground lease with the ground lessor on the same terms and conditions as the old ground lease in the event of a termination of the ground lease.

     In addition to the foregoing protections, a leasehold mortgagee may prohibit the ground lessee from treating the ground lease as terminated in the event of the ground lessor's bankruptcy and rejection of the ground lease in the lessor's bankruptcy case, although this provision may not be enforceable. As further protection, a leasehold mortgage may provide for the assignment of the debtor-ground lessee's right to reject the lease in a ground lessee bankruptcy case, such a provision may not be enforceable. Without the protections described in this and the foregoing paragraph, a leasehold mortgagee may be more likely to lose the collateral securing its leasehold mortgage. In addition, the terms and conditions of a leasehold mortgage are subject to the terms and conditions of the ground lease. Although some rights given to a ground lessee can be limited by the terms of a leasehold mortgage, the rights of a ground lessee or a leasehold mortgagee with respect to, among other things, insurance, casualty and condemnation proceeds will ordinarily be governed by the provisions of the ground lease, unless otherwise agreed to by the ground lessee and leasehold mortgagee.


COOPERATIVE SHARES

     Mortgage loans may be secured by a security interest on the borrower's ownership interest in shares, and the proprietary leases appurtenant to those shares, allocable to cooperative dwelling units that may be vacant or occupied by non-owner tenants. The loans are subject to some risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real property. Such a loan typically is subordinate to the mortgage, if any, on the cooperative's building which, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the cooperative. Further, transfer of shares in a cooperative are subject to various regulations as well as to restrictions under the governing documents of the cooperative, and the shares may be cancelled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender and the cooperative provides, among other things, the lender with an opportunity to cure a default under a proprietary lease.

     Under the laws applicable in many states, foreclosure on cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. A recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperative to receive sums due under the proprietary leases. If, following payment to the lender, there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder may be responsible for the deficiency.

     For additional information regarding payment of deficiencies, you should review the sections in this prospectus titled "--Anti-Deficiency Legislation."


BANKRUPTCY LAWS

     Operation of the Bankruptcy Code and related state laws may interfere with or affect the ability of a secured lender to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions, including foreclosure actions and deficiency judgment proceedings, to collect a debt are automatically stayed upon the filing of the bankruptcy petition and, often, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences caused by an automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out the junior lien.

     Under the Bankruptcy Code, provided some substantive and procedural safeguards protective of the lender are met, the amount and terms of a mortgage loan secured by a lien on property of the debtor may be modified. For example, the outstanding amount of the secured loan may be reduced to the then-current value of the property, thus leaving the lender a general unsecured creditor for the difference between the value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each scheduled payment, a reduction in the rate of interest and/or an alteration of the repayment schedule and an extension (or shortening) of the term to maturity. The lien of the lender may be transferred to other collateral or collateral may be released from the lien of the lender. The priority of a mortgage loan may also be subordinated to bankruptcy court-approved financing. Some bankruptcy courts have approved plans, based on the particular facts of the reorganization case, that effected the cure of a mortgage loan default by paying arrearages over a number of years. Also, a bankruptcy court may permit a debtor to reinstate a loan mortgage payment schedule even if the lender has obtained a final judgment of foreclosure prior to the filing of the debtor's petition.

     The bankruptcy court can also reinstate accelerated indebtedness and also, in effect, invalidate due-on-sale clauses. A trustee for a lessor, or a lessor as debtor-in-possession, may, despite the provisions of the related mortgage loan to the contrary, sell the mortgaged property free and clear of all liens, which liens would then attach to the proceeds of the sale.

     The Bankruptcy Code provides that a lender's perfected pre-petition security interest in leases, rents and hotel revenues continues in the post-petition rents and hotel revenues, unless a bankruptcy court orders to the contrary based on the equities of the case. Thus, if the borrower has executed an assignment of leases, unless a court orders otherwise, revenues from a mortgaged property generated after the date the bankruptcy petition is filed will constitute cash collateral under the Bankruptcy Code. Debtors may only use cash collateral upon obtaining the lender's consent or a prior court order finding that the lender's interest in the mortgaged properties is adequately protected. It should be noted, however, that the court may find that the lender has no security interest in either pre-petition or post-petition revenues if the court finds that the loan documents do not contain language covering accounts, room rents, or other forms of personality necessary for a security interest to attach to hotel revenues.

     Bankruptcies of tenants of the mortgaged properties could have an adverse impact on the borrowers' ability to meet their obligations. For example, rights and obligations under an unexpired lease may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely because of a provision in the lease conditioned upon the commencement of a case under the Bankruptcy Code or some other similar events. In addition, there is an automatic stay of, among other things, any act to obtain possession of property of or from a debtor's estate, which may delay the borrower's exercise of the remedies in the event that a lessee becomes the subject of a proceeding under the Bankruptcy Code.

     A trustee or a debtor-in-possession in a case under the Bankruptcy Code has the power to assume or to reject an executory contract or an unexpired lease of the debtor, in each case subject to the approval of the bankruptcy court administering the case. If the trustee or debtor-in-possession rejects an executory contract or an unexpired lease, the rejection generally constitutes a breach of the executory contract or unexpired lease immediately before the date of the filing of the petition. As a consequence, the other party or parties to the executory contract or unexpired lease, such as the lessor or borrower, as lessor under a lease, would have only an unsecured claim against the debtor for damages resulting from the breach, which could adversely affect the security for the related mortgage loan. Moreover, the claim of a lessor for the damages from the termination of a lease of real property will be limited to the sum of:


     1. the rent reserved by the lease, without acceleration, for the greater of one year or 15 percent, not to exceed three years, of the remaining term of the lease, following the earlier of the date of the filing of the petition and the date on which the leased property was surrendered; and

     2. any unpaid rent due under that lease, without acceleration, on the earlier of those dates.

     If a trustee or debtor-in-possession assumes an executory contract or an unexpired lease of the debtor, the trustee or debtor-in-possession generally may assign the executory contract or unexpired lease, notwithstanding any provision in that executory contract or unexpired lease or in applicable law that prohibits, restricts or conditions the assignment, provided that the trustee or debtor-in-possession provides adequate assurance of future performance by the assignee. The Bankruptcy Code specifically provides, however, that adequate assurance of future performance for purposes of a lease of real property in a shopping center includes the following:

     o adequate assurance of the source of rent due under the lease, and in the case of an assignment, that the financial condition and operating performance of the proposed assignee and its guarantors, if any, shall be similar to the financial condition and operating performance of the debtor and its guarantors, if any, as of the time the debtor became the lessee under the lease,

     o that any percentage rent due under the lease will not decline substantially;

     o that the assumption and assignment of the lease is subject to all the provisions in that lease, including, but not limited to, provisions such as a radius, location, use or exclusivity provision, and will not breach any provision contained in any other lease, financing agreement, or master agreement relating to that shopping center; and

     o that the assumption or assignment of the lease will not disrupt the tenant mix or balance in that shopping center.

     Thus, an undetermined third party may assume the obligations of the lessee under a lease in the event of commencement of a proceeding under the Bankruptcy Code with respect to the lessee.

     If a trustee for a lessor as a debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat that lease as terminated by that rejection or, in the alternative, may remain in possession of the leasehold for the balance of the term of the lease and for any renewal or extension of that term that is enforceable by the lessee under applicable nonbankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after a rejection of a lease, the lessee may offset against rents reserved under the lease, for the balance of the term after the date of rejection of the lease and any renewal or extension thereof, the value of any damages occurring after the date of rejection caused by the nonperformance of any obligation of the lessor after that date.

     In a bankruptcy or similar proceeding, action may be taken seeking the recovery as a preferential transfer of any payments made by the mortgagor under the related mortgage loan to the related trust fund. Payments may be protected from recovery as preferences if they are payments in the ordinary course of business made on debts incurred in the ordinary course of business. Whether any particular payment would be protected depends upon the facts specific to a particular transaction. In addition, some court decisions suggest that even a non-collusive, regularly conducted foreclosure sale could be challenged in a bankruptcy case as a fraudulent conveyance, regardless of the parties' intent, if a bankruptcy court determines that the mortgaged property has been sold for less than fair consideration while the mortgagor was insolvent or otherwise meets the statutory criteria for fraudulent transfer.

     A trustee in bankruptcy, in some cases, may be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to the lender. In some circumstances, a debtor in bankruptcy may have the power to grant liens senior to the lien of a mortgage, and analogous state statutes and general principles of equity may also provide a mortgagor with means to halt a foreclosure proceeding or sale and to force a restructuring of a mortgage loan on terms a lender would not otherwise accept. Moreover, the laws of some states also give priority to some tax liens over the lien of a mortgage or deed of trust. Under the Bankruptcy Code, if the court finds that actions of the mortgagee have been unreasonable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors.

     Pursuant to the doctrines of substantive consolidation or piercing the corporate veil, a bankruptcy court, in the exercise of its equitable powers, also has the authority to order that the assets and liabilities of a related entity be consolidated with those of an entity before it. Thus, property that is ostensibly the property of one entity may be determined to be the property of a different entity in bankruptcy, the automatic stay applicable to the second entity may be extended to the first and the rights of creditors of the first entity may be impaired in the fashion set forth above in the discussion of bankruptcy principles. The application of any of these doctrines to one or more of the mortgagors in the context of the bankruptcy of one or more of their affiliates could result in material impairment of the rights of the certificateholders.

     For each mortgagor that is described as a special purpose entity, single purpose entity or bankruptcy-remote entity in the prospectus supplement, the activities that may be conducted by the mortgagor and its ability to incur debt are restricted by the applicable Mortgage or the organizational documents of that mortgagor. The activities of the mortgagor are restricted in a manner as is intended to make the likelihood of a bankruptcy proceeding being commenced by or against that mortgagor remote, and that mortgagor has been organized and is designed to operate in a manner that makes it reasonably likely that its separate existence will be respected notwithstanding a bankruptcy proceeding in respect of one or more affiliated entities of that mortgagor. However, we make no representation as to the likelihood of the institution of a bankruptcy proceeding by or in respect of any mortgagor or the likelihood that the separate existence of any mortgagor would be respected if there were to be a bankruptcy proceeding in respect of any affiliated entity of a mortgagor.


ENVIRONMENTAL RISKS

     A lender may be subject to unforeseen environmental risks with respect to loans secured by real or personal property, such as the mortgage loans. The environmental risks may give rise to:

     o a diminution in value of property securing a mortgage loan or the inability to foreclose against the property; or

     o in some circumstances as more fully described below, liability for clean-up costs or other remedial actions, which liability could exceed the value of the property or the principal balance of the related mortgage loan.

     Under the laws of many states, contamination on a property may give rise to a lien on the property for cleanup costs. In several states, such a lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of the mortgage for any mortgage loan may lose its priority to that type of lien.

     Under the federal Comprehensive Response Compensation and Liability Act, a lender may be liable either to the government or to private parties for cleanup costs on a property securing a loan, even if the lender does not cause or contribute to the contamination. CERCLA imposes strict, as well as joint and several, liability on several classes of potentially responsible parties, or PRPs, including current owners and operators of the property who did not cause or contribute to the contamination. Many states have laws similar to CERCLA.

     Lenders may be held liable under CERCLA as owners or operators unless they qualify for the secured creditor exemption to CERCLA. A 1990 decision of the United States Court of Appeals for the Eleventh Circuit, United States v. Fleet Factors Corp., 901 F.2d 1550 (11th Cir. 1990), narrowly construed the security interest exemption under CERCLA to hold lenders liable if they had the capacity to influence their borrower's management of hazardous waste. In response to the Fleet Factors case, the Environmental Protection Agency promulgated a rule in 1992 intended to reduce interpretive uncertainties that surrounded the scope of the secured lender exemption to liability under CERCLA. The rule, which the EPA stated would be entitled to deference in CERCLA cost recovery actions brought against lenders by private parties, clarified the scope of the secured creditor exemption and identified specific types of actions that, if taken by a lender, would preclude application of the exemption. In the decision of Kelley v. EPA, 15 F.3d 1100 (D.C. Cir. 1994), the Court of Appeals for the District of Columbia vacated the EPA's lender liability rule. On September 30, 1996, President Clinton signed into law the "Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996," which substantially protects lenders and fiduciaries from liability for the environmental obligations of borrowers and beneficiaries. The Asset Conservation Act includes amendments to CERCLA and to the underground storage tank provisions of the Resource Conservation and Recovery Act and applies to any claim that was not finally adjudicated as of September 30, 1996. The Act offers substantial protection to lenders by defining the activities in which a lender can engage and still have the benefit of a secured creditor exemption. However, the secured creditor exemption is not available to a lender that participates in management of mortgaged property prior to a foreclosure. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The Act provides that merely having the capacity to influence, or unexercised right to control operations does not constitute participation in management. A lender will be deemed to have participated in management and will lose the protection of the secured creditor exemption only if it exercises decision-making control over the borrower's environmental compliance and hazardous substance handling and disposal practices, or assumes day-to-day management of all operational functions of the mortgaged property. The Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.

     Environment clean-up costs may be substantial. It is possible that environmental clean-up costs could become a liability of the related trust fund and occasion a loss to certificateholders if remedial costs were incurred.

     In a few states, transfers of some types of properties are conditioned upon cleanup of contamination prior to transfer. It is possible that a property securing a mortgage loan could be subject to transfer restrictions. In such a case, if the lender becomes the owner upon foreclosure, it may be required to clean up the contamination before selling the property.

     The cost of remediating hazardous substance contamination at a property can be substantial. If a lender is or becomes liable, it can bring an action for contribution against the owner or operator that created the environmental hazard, but that person or entity may be without substantial assets. Accordingly, it is possible that the costs of remediating hazardous substance contamination at a property could become a liability of a trust fund and occasion a loss to certificateholders of the related series.

     To reduce the likelihood of such a loss, and unless otherwise provided in the related prospectus supplement, the related pooling and servicing agreement will provide that the servicer, acting on behalf of the related trust fund, may not acquire title to a mortgaged property or take over its operation unless the servicer, based on a report prepared by a person who regularly conducts environmental site assessments, has made the determination that it is appropriate to do so, as described under "Description of the Pooling and Servicing Agreements--Realization Upon Defaulted Mortgage Loans." There can be no assurance that any environmental site assessment obtained by the servicer will detect all possible environmental contamination or conditions or that the other requirements of the related pooling and servicing agreement, even if fully observed by the servicer, will in fact insulate the related trust fund from liability with respect to environmental matters.

     Even when a lender is not directly liable for cleanup costs on property securing loans, if a property securing a loan is contaminated, the value of the security is likely to be affected. In addition, a lender bears the risk that unanticipated cleanup costs may jeopardize the borrower's repayment. Neither of these two issues is likely to pose risks exceeding the amount of unpaid principal and interest of a particular loan secured by a contaminated property, particularly if the lender declines to foreclose on a mortgage secured by the property.

     If a lender forecloses on a mortgage secured by a property the operations of which are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. Compliance may entail some expense.

     In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers, including prospective buyers at a foreclosure sale or following foreclosure. The disclosure may decrease the amount that prospective buyers are willing to pay for the affected property and thereby lessen the ability of the lender to recover its investment in a loan upon foreclosure.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     Some of the mortgage loans may contain due-on-sale and due-on-encumbrance clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related mortgaged property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce the clauses in many states. By virtue, however, of the Garn-St Germain Depository Institutions Act of 1982, effective October 15, 1982, which purports to preempt state laws that prohibit the enforcement of due-on-sale clauses by providing, among other matters, that due-on-sale clauses in some loans made after the effective date of the Garn Act are enforceable, within some limitations, as set forth in the Garn Act and the regulations promulgated thereunder, the servicer may nevertheless have the right to accelerate the maturity of a mortgage loan that contains a due-on-sale provision upon transfer of an interest in the property, regardless of the servicer's ability to demonstrate that a sale threatens its legitimate security interest.


SUBORDINATE FINANCING

     Some of the mortgage loans may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Moreover, if the subordinate financing permits recourse to the borrower, as is frequently the case, and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.


DEFAULT INTEREST AND LIMITATIONS ON PREPAYMENTS

     Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower's payment of prepayment fees or yield maintenance penalties. In some states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Some states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.


ADJUSTABLE RATE LOANS

     The laws of some states may provide that mortgage notes relating to adjustable rate loans are not negotiable instruments under the UCC. In that event, the related trust fund will not be deemed to be a holder in due course within the meaning of the UCC and may take a mortgage note subject to restrictions on the ability to foreclose and to contractual defenses available to a mortgagor.


APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, as amended, provides that state usury limitations shall not apply to some types of residential (including multifamily) first mortgage loans originated by some lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Some states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

     No mortgage loan originated in any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges has been adopted, will, if originated after that rejection or adoption, be eligible for inclusion in a trust fund unless:

     o the mortgage loan provides for an interest rate, discount points and charges as are permitted under the laws of the state; or

     o the mortgage loan provides that the terms of that mortgage loan are to be construed in accordance with the laws of another state under which its interest rate, discount points and charges would not be usurious and the borrower's counsel has rendered an opinion that the choice of law provision would be given effect.


SOLDIERS' AND SAILORS' CIVIL RELIEF ACT OF 1940

     Under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, a borrower who enters military service after the origination of the borrower's mortgage loan, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan, may not be charged interest, including fees and charges, above an annual rate of 6% during the period of the borrower's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to individuals who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan, we cannot give you any information as to the number of loans with individuals as borrowers that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of any servicer to collect full amounts of interest on some of the mortgage loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of certificates. The shortfalls would not be covered by advances or, unless otherwise specified in the related prospectus supplement, any instrument of credit support provided in connection with the certificates. In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected mortgage loan during the borrower's period of active duty status, and, under some circumstances, during an additional three-month period thereafter. Thus, in the event a mortgage loan goes into default, there may be delays and losses occasioned by the inability to realize upon the mortgaged property in a timely fashion.


TYPE OF MORTGAGED PROPERTY

     The lender may be subject to additional risk depending upon the type and use of the mortgaged property in question. For instance, mortgaged properties which are hospitals, nursing homes or convalescent homes may present special risks to lenders in large part due to significant governmental regulation of the operation, maintenance, control and financing of health care institutions. Mortgages on mortgaged properties which are owned by the borrower under a condominium form of ownership are subject to the declaration, by-laws and other rules and regulation of the condominium association. Mortgaged properties which are hotels or motels may present additional risk to the lender in that:

     o hotels and motels are typically operated pursuant to franchise, management and operating agreements which may be terminable by the operator; and

     o the transferability of the hotel's operating, liquor and other licenses to the entity acquiring the hotel either through purchase or foreclosure is subject to the vagaries of local law requirements.

In addition, mortgaged properties which are multifamily properties or cooperatively owned multifamily properties may be subject to rent control laws, which could impact the future cash flows of the properties.


AMERICANS WITH DISABILITIES ACT

     Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder, in order to protect individuals with disabilities, public accommodations (such as hotels, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent "readily achievable" within the meaning of the ADA. In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, each altered portion is readily accessible to and usable by disabled individuals. The "readily achievable" standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose the requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, since the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.


FORFEITURES IN DRUG AND RICO PROCEEDINGS

     Federal law provides that property owned by persons convicted of drug-related crimes or of criminal violations of the Racketeer Influenced and Corrupt Organizations statute can be seized by the government if the property was used in, or purchased with the proceeds of, the crimes. Under procedures contained in the Comprehensive Crime Control Act of 1984, the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties known to have an alleged interest in the property, including the holders of mortgage loans.

     A lender may avoid forfeiture of its interest in the property if it established that:

     o its mortgage was executed and recorded before commission of the crime upon which the forfeiture is based; or

     o the lender was, at the time of execution of the mortgage, reasonably without cause to believe that the property was used in, or purchased with the proceeds of, activities proscribed by the Racketeer Influenced and Corrupt Organizations statute.

     In addition, there may be other state or municipal laws providing for forfeiture of mortgaged properties.


                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

     The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of certificates. The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors, some of which may be subject to special rules. The authorities on which this discussion is based are subject to change or differing interpretations, and any related change or interpretation could apply retroactively. This discussion reflects the applicable provisions of the Internal Revenue Code of 1986, as amended, as well as the REMIC regulations promulgated by the U.S. Department of Treasury. Investors should consult their own tax advisors in determining the federal, state, local and other tax consequences to them of the purchase, ownership and disposition of certificates.

     For purposes of this discussion, references to the mortgage loans include references to the mortgage loans underlying MBS included in the mortgage assets, and, where the applicable prospectus supplement provides for a retained yield (the "Retained Interest") with respect to the mortgage loans underlying a series of certificates, references to the mortgage loans will be deemed to refer to that portion of the mortgage loans held by the trust fund which does not include the Retained Interest. References to a holder or certificateholder in this discussion generally mean the beneficial owner of a certificate.


FEDERAL INCOME TAX CONSEQUENCES FOR REMIC CERTIFICATES

     General. With respect to a particular series of certificates, an election may be made to treat the trust fund or one or more segregated pools of assets therein as one or more REMICs within the meaning of Internal Revenue Code
Section 860D. A trust fund or any of its portions as to which a REMIC election will be made will be referred to as a REMIC pool. For purposes of this discussion, certificates of a series as to which one or more REMIC elections are made are referred to as REMIC certificates and will consist of one or more classes of regular certificates and one class of residual certificates in the case of each REMIC pool. Qualification as a REMIC requires ongoing compliance with some conditions. With respect to each series of REMIC certificates, Shearman & Sterling, our counsel, has advised us that in the firm's opinion, assuming:

     o    the making of such an election;

     o    compliance with the pooling and servicing agreement; and

     o compliance with any changes in the law, including any amendments to the Internal Revenue Code or applicable Treasury regulations thereunder,

each REMIC pool will qualify as a REMIC. The regular certificates will be considered to be "regular interests" in the REMIC pool within the meaning of Internal Revenue Code Section 860D and generally will be treated for federal income tax purposes as if they were newly originated debt instruments, and the residual certificates will be considered to be "residual interests" in the REMIC pool within the meaning of Internal Revenue Code Section 860D. The prospectus supplement for each series of certificates will indicate whether one or more REMIC elections will be made with respect to the related trust fund, in which event references to REMIC or REMIC pool herein shall be deemed to refer to each such REMIC pool. If so specified in the applicable prospectus supplement, the portion of a trust fund as to which a REMIC election is not made may be treated as either as a financial asset securitization investment trust, or FASIT, or as a grantor trust for federal income tax purposes.

     For additional information regarding federal income tax consequences on the certificates, you should also review the sections in this prospectus titled "--Federal Income Tax Consequences for FASIT Certificates" and "--Federal Income Tax Consequences for Certificates as to Which No REMIC Election Is Made."

     Characterization of Investments in REMIC Certificates. In general, unless otherwise provided in the related prospectus supplement, the REMIC certificates will be "real estate assets" within the meaning of Section 856(c)(5)(B) of the Internal Revenue Code and assets described in Section 7701(a)(19)(C) of the Internal Revenue Code in the same proportion that the assets of the REMIC underlying such certificates would be so treated. However, to the extent that the REMIC assets constitute mortgages on property not used for residential or other prescribed purposes, the REMIC certificates will not be treated as assets qualifying under Section 7701(a)(19)(C) of the Internal Revenue Code. Moreover, if 95% or more of the assets of the REMIC qualify for any of the foregoing treatments at all times during a calendar year, the REMIC certificates will qualify for the corresponding status in their entirety for that calendar year. Interest, including original issue discount, on the regular certificates and income allocated to the residual certificates will be interest described in
Section 856(c)(3)(B) of the Internal Revenue Code to the extent that such certificates are treated as "real estate assets" within the meaning of Section 856(c)(5)(B) of the Internal Revenue Code. In addition, the regular certificates will be "qualified mortgages" within the meaning of Section 860G(a)(3) of the Internal Revenue Code and "permitted assets" under Section 860L(c)(1)(G) of the Internal Revenue Code. The determination as to the percentage of the REMIC's assets that constitute assets described in the foregoing sections of the Internal Revenue Code will be made with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during such calendar quarter. The special servicer, servicer, or the trustee, as required under the pooling and servicing agreement will report those determinations to certificateholders in the manner and at the times required by applicable Treasury regulations.

     The assets of the REMIC will include, in addition to mortgage loans, payments on mortgage loans held pending distribution on the REMIC certificates and property acquired by foreclosure held pending sale, and may include amounts in reserve accounts. It is unclear whether property acquired by foreclosure held pending sale, and amounts in reserve accounts would be considered to be part of the mortgage loans, or whether such assets, to the extent not invested in assets described in the foregoing sections, otherwise would receive the same treatment as the mortgage loans for purposes of all of the foregoing sections. In addition, in some instances mortgage loans may not be treated entirely as assets described in the foregoing sections. If so, the related prospectus supplement will describe the mortgage loans that may not be so treated. The REMIC regulations do provide, however, that payments on mortgage loans held pending distribution are considered part of the mortgage loans for purposes of
Section 856(c)(5)(B) of the Internal Revenue Code. Furthermore, foreclosure property will qualify as "real estate assets" under Section 856(c)(5)(B) of the Internal Revenue Code.

     Tiered REMIC Structures. For some series of REMIC certificates, two or more separate elections may be made to treat designated portions of the related trust fund as REMICs ("Tiered REMICs") for federal income tax purposes. The Tiered REMICs will each qualify as a REMIC and the REMIC certificates issued by the Tiered REMICs, will be considered to evidence ownership of regular certificates or residual certificates in the related REMIC within the meaning of the REMIC Provisions.

     Solely for purposes of determining whether the REMIC certificates will be "real estate assets" within the meaning of Section 856(c)(5)(B) of the Internal Revenue Code and, "loans secured by an interest in real property" under Section 7701(a)(19)(C) of the Internal Revenue Code, and whether the income on such certificates is interest described in Section 856(c)(3)(B) of the Internal Revenue Code, the Tiered REMICs will be treated as one REMIC.

     Qualification as a REMIC. In order for the REMIC pool to qualify as a REMIC, there must be ongoing compliance on the part of the REMIC pool with the requirements set forth in the Internal Revenue Code. The REMIC pool must fulfill an asset test, which requires that no more than a de minimis portion of the assets of the REMIC pool, as of the close of the third calendar month beginning after the startup day, which for purposes of this discussion is the date of issuance of the REMIC certificates, and at all times thereafter, may consist of assets other than qualified mortgages and permitted investments. The REMIC regulations provide a safe harbor pursuant to which the de minimis requirement is met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all the REMIC pool's assets. An entity that fails to meet the safe harbor may nevertheless demonstrate that it holds no more than a de minimis amount of nonqualified assets. A REMIC also must provide reasonable arrangements to prevent its residual interest from being held by Disqualified Organizations and must furnish applicable tax information to transferors or agents that violate this requirement. The pooling and servicing agreement for each Series will contain a provision designed to meet this requirement.

     For further information, you should review the section in this prospectus titled "--Taxation of Residual Certificates--Tax-Related Restrictions on Transfer of Residual Certificates--Disqualified Organizations."

     A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to the REMIC pool on the startup day in exchange for regular certificates or residual certificates or is purchased by the REMIC pool within a three-month period thereafter pursuant to a fixed price contract in effect on the startup day.

     Qualified mortgages include the following:

     o    whole mortgage loans, such as the mortgage loans;

     o certificates of beneficial interest in a grantor trust that holds mortgage loans, including some of the MBS;

     o regular interests in another REMIC, such as MBS issued by a trust as to which a REMIC election has been made, or in a FASIT holding at least 95% of its assets as qualified mortgages;

     o    loans secured by timeshare interests; and

     o loans secured by shares held by a tenant stockholder in a cooperative housing corporation.

     However, in general:

     o the fair market value of the real property securing the mortgage (including any buildings and structural components) must be at least 80% of the principal balance of the related mortgage loan or of the mortgage loan underlying any related MBS either at origination of the relevant loan or as of the startup day; or

     o substantially all the proceeds of the mortgage loan or the underlying mortgage loan must have been used to acquire, improve or protect an interest in real property that, at the origination date, was the only security for the mortgage loan or underlying mortgage loan.

If the mortgage loan has been substantially modified other than in connection with a default or reasonably foreseeable default, it must meet the real property value test described in the preceding sentence as of the date of the last modification or as of the REMIC startup day. A qualified mortgage includes a qualified replacement mortgage, which is any mortgage loan that would have been treated as a qualified mortgage if it were transferred to the REMIC pool on the startup day and that is received either:

     o in exchange for any qualified mortgage within a three-month period thereafter; or

     o in exchange for a mortgage loan that is a defective obligation, as defined immediately below, within a two-year period thereafter.

     A defective obligation includes the following:

     1. a mortgage in default or as to which default is reasonably foreseeable;


     2. a mortgage as to which a customary representation or warranty made at the time of transfer to the REMIC pool has been breached;

     3.   a mortgage that was fraudulently procured by the mortgagor; and

     4. a mortgage that was not in fact principally secured by real property (but only if the mortgage is disposed of within 90 days of discovery).

     A mortgage loan that is defective as described in clause 4 in the immediately preceding sentence that is not sold or, if within two years of the startup day, exchanged, within 90 days of discovery, ceases to be a qualified mortgage after that 90-day period. A qualified mortgage includes any asset described above that is transferred to the REMIC pool on the startup day in exchange for regular certificates or residual certificates, or that is purchased by the REMIC pool within three months after the startup day pursuant to a fixed price contract in effect on the startup day.

     Permitted investments include cash flow investments, qualified reserve assets, and foreclosure property. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until distributed to holders of interests in the REMIC pool. A qualified reserve asset is any intangible property (other than a REMIC residual interest) held for investment that is part of any reasonably required reserve maintained by the REMIC pool to provide for payments of expenses of the REMIC pool or amounts due on the regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, prepayment interest shortfalls and some other contingencies. The reserve fund will be disqualified if more than 30% of the gross income from the assets in the fund for the year is derived from the sale or other disposition of property held for less than three months, unless required to prevent a default on the regular interests caused by a default on one or more qualified mortgages. A reserve fund must be reduced promptly and appropriately as payments on the mortgage loans are received. Foreclosure property is real property acquired by the REMIC pool in connection with the default or imminent default of a qualified mortgage. They are generally held beyond the close of the third calendar year following the acquisition of the property by a REMIC pool for not more than two years, with possible extensions granted by the Internal Revenue Service of up to an additional four years.

     In addition to the foregoing requirements, the various interests in a REMIC pool also must meet some requirements. All of the interests in a REMIC pool must be either of the following:

     o    one or more classes of regular interests; or

     o a single class of residual interests on which distributions, if any, are made pro rata.

     A regular interest is an interest in a REMIC pool that is issued on the startup day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount, or other similar amount, and provides that interest payments, or other similar amounts, if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on qualified mortgages. The specified portion may consist of a fixed number of basis points, a fixed percentage of the total interest, or a fixed or qualified variable or inverse variable rate on some or all of the qualified mortgages minus a different fixed or qualified variable rate. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. A regular interest in a REMIC pool may have payments of principal that are subordinated to payments on other regular interests or the residual interest in the REMIC pool, and that are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, unanticipated expenses incurred by the REMIC pool or prepayment interest shortfalls. A REMIC pool may issue multiple classes of regular interests.

     A residual interest is an interest in a REMIC pool other than a regular interest that is issued on the startup day and that is designated as a residual interest. A REMIC may issue only one class of residual interests on which distributions, if any, are made pro rata.

     If an entity, such as the REMIC pool, fails to comply with one or more of the ongoing requirements of the Internal Revenue Code for REMIC status during any taxable year, the Internal Revenue Code provides that the entity will not be treated as a REMIC for that year and thereafter. In this event, an entity with multiple classes of ownership interests may be treated as a separate association taxable as a corporation under Treasury regulations, and the regular certificates may be treated as equity interests therein. The Internal Revenue Code, however, authorizes the Treasury Department to issue regulations that address situations where failure to meet one or more of the requirements for REMIC status occurs inadvertently and in good faith, and disqualification of the REMIC pool would occur absent regulatory relief. You should be aware, however, that the Conference Committee Report to the Tax Reform Act of 1986 (the "1986 Act") indicates that the relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC pool's income for the period of time in which the requirements for REMIC status are not satisfied.


TAXATION OF REGULAR CERTIFICATES

     General. In general, interest and original issue discount on a regular certificate will be treated as ordinary income to a holder of the regular certificate as they accrue, and principal payments on a regular certificate in excess of accrued market discount will be treated as a return of capital to the extent of the regular certificateholder's basis in the regular certificate. Regular certificateholders must use the accrual method of accounting with regard to regular certificates, regardless of the method of accounting otherwise used by the regular certificateholders.

     Original Issue Discount. Accrual certificates, interest only, and principal-only certificates will be, and other Classes of regular certificates may be, issued with original issue discount within the meaning of Internal Revenue Code Section 1273(a). Holders of any Class of regular certificates having original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues, in accordance with the constant yield method that takes into account the compounding of interest, in advance of receipt of the cash attributable to the income. The following discussion is based in part on Treasury regulations under Internal Revenue Code Sections 1271 through 1273 and 1275 and in part on the provisions of the 1986 Act, referred to in this document as OID regulations. Regular certificateholders should be aware, however, that the OID regulations do not adequately address some issues relevant to prepayable securities, such as the regular certificates. To the extent the issues are not addressed in the regulations, we intend to apply the methodology described in the Conference Committee Report to the 1986 Act. No assurance can be provided that the Service will not take a different position as to those matters not currently addressed by the OID regulations. Moreover, the OID regulations include an anti-abuse rule allowing the Service to apply or depart from the OID regulations where necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule in the absence of a substantial effect on the present value of a taxpayer's tax liability. You are advised to consult your own tax advisors as to the discussion in this prospectus and the appropriate method for reporting interest and original issue discount with respect to the regular certificates.

     Each regular certificate will be treated as a single installment obligation for purposes of determining the original issue discount includible in a regular certificateholder's income. The total amount of original issue discount on a regular certificate is the excess of the stated redemption price at maturity of the regular certificate over its issue price. The issue price of a Class of regular certificates offered pursuant to this prospectus generally is the first price at which a substantial amount of regular certificates of that class is sold to the public, excluding bond houses, brokers and underwriters. Although unclear under the OID regulations, we intend to treat the issue price of a class as to which there is no substantial sale as of the issue date or that is retained by us as the fair market value of that Class as of the issue date. The issue price of a regular certificate also includes the amount paid by an initial regular certificateholder for accrued interest that relates to a period prior to the issue date of the regular certificate, unless the regular certificateholder elects on its federal income tax return to exclude that amount from the issue price and to recover it on the first distribution date. The stated redemption price at maturity of a regular certificate always includes the original principal amount of the regular certificate, but generally will not include distributions of stated interest if the interest distributions constitute qualified stated interest. Under the OID regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate, as described below, provided that the interest payments are unconditionally payable at intervals of one year or less during the entire term of the regular certificate. Because there is no penalty or default remedy in the case of nonpayment of interest with respect to a regular certificate, it is possible that no interest on any Class of regular certificates will be treated as qualified stated interest. However, except as provided in the following three sentences or in the applicable prospectus supplement, because the underlying mortgage loans provide for remedies in the event of default, we intend to treat interest with respect to the regular certificates as qualified stated interest. Distributions of interest on an accrual certificate, or on other regular certificates with respect to which deferred interest will accrue, will not constitute qualified stated interest, in which case the stated redemption price at maturity of the regular certificates includes all distributions of interest as well as principal thereon. Likewise, we intend to treat an interest only class, or a class on which interest is substantially disproportionate to its principal amount as having no qualified stated interest. Where the interval between the issue date and the first distribution date on a regular certificate is shorter than the interval between subsequent distribution dates, the interest attributable to the additional days will be included in the stated redemption price at maturity.

     Under a de minimis rule, original issue discount on a regular certificate will be considered to be zero if the original issue discount is less than 0.25% of the stated redemption price at maturity of the regular certificate multiplied by the weighted average maturity of the regular certificate. For this purpose, the weighted average maturity of the regular certificate is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until all distributions in reduction of are scheduled to be made, presumably taking into account the prepayment assumption, by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the regular certificate and the denominator of which is the stated redemption price at maturity of the regular certificate. The Conference Committee Report to the 1986 Act provides that the schedule of the distributions should be determined in accordance with the assumed rate of prepayment of the mortgage loans and the anticipated reinvestment rate, if any, relating to the regular certificates. The prepayment assumption with respect to a series of regular certificates will be set forth in the related prospectus supplement. Holders generally must report de minimis original issue discount pro rata as principal payments are received, and the income will be capital gain if the regular certificate is held as a capital asset. However, under the OID regulations, regular certificateholders may elect to accrue all de minimis original issue discount as well as market discount and market premium under the constant yield method.

     For additional information regarding an election to treat interest under the constant yield method, you should review the section in this prospectus titled "--Election to Treat All Interest Under the Constant Yield Method."

     A regular certificateholder generally must include in gross income for any taxable year the sum of the daily portions, as defined below, of the original issue discount on the regular certificate accrued during an accrual period for each day on which it holds the regular certificate, including the date of purchase but excluding the date of disposition. We will treat the monthly period ending on the day before each distribution date as the accrual period. With respect to each regular certificate, a calculation will be made of the original issue discount that accrues during each successive full accrual period, or shorter period from the date of original issue, that ends on the day before the related distribution date on the regular certificate. The Conference Committee Report to the 1986 Act states that the rate of accrual of original issue discount is intended to be based on the prepayment assumption. Other than as discussed below with respect to a random lot certificate, the original issue discount accruing in a full accrual period would be the excess, if any, of:

     (a)  the sum of:

       o the present value of all of the remaining distributions to be made on the regular certificate as of the end of that accrual period that are included in the regular certificate's stated redemption price at maturity; and

       o the distributions made on the regular certificate during the accrual period that are included in the regular certificate's stated redemption price at maturity;

   over:

     (b) the adjusted issue price of the regular certificate at the beginning of the accrual period.

     The present value of the remaining distributions referred to in the preceding sentence is calculated based on:

     o    the yield to maturity of the regular certificate at the issue date;

     o events, including actual prepayments, that have occurred prior to the end of the accrual period; and

     o    the prepayment assumption.

     For these purposes, the adjusted issue price of a regular certificate at the beginning of any accrual period equals the issue price of the regular certificate, increased by the aggregate amount of original issue discount with respect to the regular certificate that accrued in all prior accrual periods and reduced by the amount of distributions included in the regular certificate's stated redemption price at maturity that were made on the regular certificate in those prior periods. The original issue discount accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period. With respect to an initial accrual period shorter than a full accrual period, the daily portions of original issue discount must be determined according to an appropriate allocation under any reasonable method.

     Under the method described above, the daily portions of original issue discount required to be included in income by a regular certificateholder generally will increase to take into account prepayments on the regular certificates as a result of prepayments on the mortgage loans that exceed the prepayment assumption. The daily portions generally will decrease, but not below zero for any period, if the prepayments are slower than the prepayment assumption. An increase in prepayments on the mortgage loans with respect to a series of regular certificates can result in both a change in the priority of principal payments with respect to some classes of regular certificates and either an increase or decrease in the daily portions of original issue discount with respect to the regular certificates.

     Acquisition Premium. A purchaser of a regular certificate at a price greater than its adjusted issue price but less than its stated redemption price at maturity will be required to include in gross income the daily portions of the original issue discount on the regular certificate reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over the adjusted issue price and the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price. Alternatively, a subsequent purchaser may elect to treat all acquisition premium under the constant yield method, as described below under the heading "--Election to Treat All Interest Under the Constant Yield Method."

     Variable Rate Regular Certificates. Regular certificates may provide for interest based on a variable rate. Under the OID regulations, interest is treated as payable at a variable rate if, generally:

     o the issue price does not exceed the original principal balance by more than a specified de minimis amount; and

     o the interest compounds or is payable at least annually at current values of:

          o    one or more qualified floating rates;

          o    a single fixed rate and one or more qualified floating rates;

          o    a single objective rate; or

          o a single fixed rate and a single objective rate that is a qualified inverse floating rate.

     A floating rate is a qualified floating rate if variations in the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds, or where the rate is subject to a fixed multiple that is greater than 0.65, but not more than 1.35. The rate may also be increased or decreased by a fixed spread or subject to a fixed cap or floor, or a cap or floor that is not reasonably expected as of the issue date to affect the yield of the instrument significantly. Two or more qualified floating rates will be treated as a single qualified floating rate if all the qualified floating rates can reasonably be expected to have approximately the same values throughout the terms of the instrument. This requirement will be conclusively presumed to be satisfied if the values of all the qualified floating rates are within 0.25% of each other on the issue date. An objective rate (other than a qualified floating rate) is a rate that is determined using a single fixed formula and that is based on objective financial or economic information, provided that the information is not within the control of the issuer or a related party or unique to the circumstances of the issuer or a related party. A qualified inverse floating rate is an objective rate that is equal to a fixed rate minus a qualified floating rate that inversely reflects contemporaneous variations in the cost of newly borrowed funds. An inverse floating rate that is not a qualified floating rate may nevertheless be an objective rate. A class of regular certificates may be issued under this Prospectus that does not have a variable rate under the OID regulations. For example, a class may be issued that bears different rates at different times during the period it is outstanding such that it is considered significantly front-loaded or back-loaded within the meaning of the OID regulations. It is possible that the class may be considered to bear contingent interest within the meaning of the OID regulations. The OID regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to regular certificates. However, if final regulations dealing with contingent interest with respect to regular certificates apply the same principles as the OID regulations, the final regulations may lead to different timing of income inclusion than would be the case under the OID regulations. Furthermore, application of those principles could lead to the characterization of gain on the sale of contingent interest regular certificates as ordinary income. You should consult your tax advisors regarding the appropriate treatment of any regular certificate that does not pay interest at a fixed rate or variable rate as described in this paragraph.

     Under the REMIC regulations, a regular floating-rate certificate qualifies as a regular interest in a REMIC if:

     o it bears a rate that qualifies as a variable rate under the OID regulations:

          o that is tied to current values of a variable rate (or the highest, lowest or average of two or more variable rates), including a rate based on the average cost of funds of one or more financial institutions, or a positive or negative multiple of the rate (plus or minus a specified number of basis points); or

          o that represents a weighted average of rates on some or all of the mortgage loans which bear interest at a fixed rate or at a qualifying variable rate under the REMIC regulations, including the rate that is subject to one or more caps or floors;

or:

     o it bears one or more variable rates for one or more periods or one or more fixed rates for one or more periods, and a different variable rate or fixed rate for other periods.

     Accordingly, unless otherwise indicated in the applicable prospectus supplement, we intend to treat regular certificates that qualify as regular interests under this rule in the same manner as obligations bearing a variable rate for original issue discount reporting purposes.

     The amount of original issue discount with respect to a regular certificate bearing a variable rate of interest will accrue in the manner described above under "--Original Issue Discount" with the yield to maturity and future payments on that regular certificate generally to be determined by assuming that interest will be payable for the life of the regular certificate based on the initial rate, or, if different, the value of the applicable variable rate as of the pricing date, for the relevant Class. Unless otherwise specified in the applicable prospectus supplement, we intend to treat variable interest as qualified stated interest, other than variable interest on an interest-only or super-premium Class, which will be treated as non-qualified stated interest includible in the stated redemption price at maturity. Ordinary income reportable for any period will be adjusted based on subsequent changes in the applicable interest rate index.

     Although unclear under the OID regulations, unless required otherwise by applicable final regulations, we intend to treat regular certificates bearing an interest rate that is a weighted average of the net interest rates on mortgage loans or mortgage certificates having fixed or adjustable rates, as having qualified stated interest. The yield on the regular certificates for purposes of accruing original issue discount will be a hypothetical fixed rate based on the fixed rates, in the case of fixed rate mortgage loans, and initial indexed rates, in the case of adjustable rate mortgage loans. In the case of adjustable rate mortgage loans, the applicable index used to compute interest on the mortgage loans in effect on the pricing date, or possibly the issue date, will be deemed to be in effect beginning with the period in which the first weighted average adjustment date occurring after the issue date occurs. Adjustments will be made in each accrual period either increasing or decreasing the amount of ordinary income reportable to reflect the actual pass-through rate on the regular certificates.

     Deferred Interest. Under the OID regulations, all interest on a regular certificate as to which there may be Deferred Interest is includible in the stated redemption price at maturity. Accordingly, any Deferred Interest that accrues with respect to a class of regular certificates will constitute income to the holders of those regular certificates prior to the time distributions of cash with respect to the Deferred Interest are made.

     Market Discount. A purchaser of a regular certificate also may be subject to the market discount rules of Internal Revenue Code Sections 1276 through 1278. Under these Internal Revenue Code sections and the principles applied by the OID regulations in the context of original issue discount, market discount is the amount by which the purchaser's original basis in the regular certificate:

     o is exceeded by the then-current principal amount of the regular certificate; or

     o in the case of a regular certificate having original issue discount, is exceeded by the adjusted issue price of the regular certificate at the time of purchase.

The purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on the regular certificate as distributions includible in its stated redemption price at maturity are received, in an amount not exceeding any related distribution. The market discount would accrue in a manner to be provided in Treasury regulations and should take into account the prepayment assumption.

     The Conference Committee Report to the 1986 Act provides that until the Treasury regulations are issued, market discount would accrue either:

     o    on the basis of a constant interest rate or

     o in the ratio of stated interest allocable to the relevant period to the sum of the interest for that period plus the remaining interest as of the end of the period, or in the case of a regular certificate issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for that period plus the remaining original issue discount as of the end of that period.

     The purchaser also generally will be required to treat a portion of any gain on a sale or exchange of the regular certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. The purchaser will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry a regular certificate over the interest distributable on that certificate. The deferred portion of the interest expense in any taxable year generally will not exceed the accrued market discount on the regular certificate for that year. Any deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the regular certificate is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, the regular certificateholder may elect to include market discount in income currently as it accrues on all market discount instruments acquired by that regular certificateholder in that taxable year or thereafter, in which case the interest deferral rule will not apply.

     For additional information, you should also review the section in this prospectus titled "--Election to Treat All Interest Under the Constant Yield Method" below regarding an alternative manner in which the election may be deemed to be made.

     Market discount with respect to a regular certificate will be considered to be de minimus if the market discount is less than 0.25% of the remaining stated redemption price at maturity of that regular certificate multiplied by the weighted average maturity of the regular certificate (determined as described above in the third paragraph under "--Original Issue Discount") remaining after the date of purchase, presumably taking into account prepayment assumptions. It appears that de minimis market discount should be reported in a manner similar to de minimis original issue discount. See "--Original Issue Discount" above. Treasury regulations implementing the market discount rules have not yet been issued, and therefore investors should consult their own tax advisors regarding the application of these rules. You should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

     Premium. A regular certificate purchased at a cost, excluding any portion of such cost attributable to accrued qualified stated interest, greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If the regular certificateholder holds the regular certificate as a capital asset within the meaning of Internal Revenue Code
Section 1221, the regular certificateholder may elect under Internal Revenue Code Section 171 to amortize the premium under the constant yield method. If made, such an election will apply to all debt instruments having amortizable bond premium that the holder owns or subsequently acquires. The OID regulations also permit certificateholders to elect to include all interest, discount and premium in income based on a constant yield method, further treating the certificateholder as having made the election to amortize premium generally. The 1986 Act indicates a Congressional intent that the same rules that will apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Internal Revenue Code Section 171 on installment obligations such as the regular certificates, although it is unclear whether the alternatives to the constant yield method described above under "--Market Discount" are available. Amortizable bond premium will be treated as an offset to interest income on a regular certificate rather than as a separate deduction item.

     For additional information, you should also review the section in this prospectus titled "--Election to Treat All Interest Under the Constant Yield Method" below regarding an alternative manner in which the Internal Revenue Code Section 171 election may be deemed to be made.

     Election to Treat All Interest Under the Constant Yield Method. A holder of a debt instrument such as a regular certificate may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest. For purposes of applying the constant yield method to a debt instrument subject to such an election:

     o interest includes stated interest, original issue discount, de minimis original issue discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium; and

     o the debt instrument is treated as if the instrument were issued on the holder's acquisition date in the amount of the holder's adjusted basis immediately after acquisition.

It is unclear whether, for this purpose, the initial prepayment assumption would continue to apply or if a new prepayment assumption as of the date of the holder's acquisition would apply. A holder generally may make an election on an instrument by instrument basis or for a class or group of debt instruments. However, if the holder makes such an election with respect to a debt instrument with amortizable bond premium or with market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all debt instruments acquired by the holder in the same taxable year or thereafter. The election is made on the holder's federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the Service. You should consult your own tax advisors regarding the advisability of making such an election.

     Sale or Exchange of Regular Certificates. If a regular certificateholder sells or exchanges a regular certificate, the regular certificateholder will recognize gain or loss equal to the difference, if any, between the amount realized and its adjusted basis in the regular certificate. The adjusted basis of a regular certificate generally will equal the cost of the regular certificate to the seller, increased by any original issue discount or market discount previously included in the seller's gross income with respect to the regular certificate and reduced by amounts included in the stated redemption price at maturity of the regular certificate that were previously received by the seller, by any amortized premium and by previously recognized losses.

     Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a regular certificate realized by an investor who holds the regular certificate as a capital asset will be capital gain or loss and will be long-term or short-term depending on whether the regular certificate has been held for the long-term capital gain holding period, currently more than one year. The gain will be treated as ordinary income in the following instances:

     o if a regular certificate is held as part of a conversion transaction as defined in Internal Revenue Code Section 1258(c), up to the amount of interest that would have accrued on the regular certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate under Internal Revenue Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior distribution of property that was held as a part of the transaction;

     o in the case of a non-corporate taxpayer, to the extent the taxpayer has made an election under Internal Revenue Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary rates; or

     o    to the extent that the gain does not exceed the excess, if any, of:

          o the amount that would have been includible in the gross income of the holder if its yield on the regular certificate were 110% of the applicable Federal rate as of the date of purchase; over

          o the amount of income actually includible in the gross income of the holder with respect to the regular certificate.

     In addition, gain or loss recognized from the sale of a regular certificate by some banks or thrift institutions will be treated as ordinary income or loss pursuant to Internal Revenue Code Section 582(c). Capital gains of some non-corporate taxpayers are subject to a lower maximum tax rate than is the ordinary income of those taxpayers. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

     Treatment of Losses. Holders of regular certificates will be required to report income with respect to regular certificates on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the mortgage loans allocable to a particular class of regular certificates, except to the extent it can be established that the losses are uncollectible. Accordingly, the holder of a regular certificate may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year. In this regard, you are cautioned that while you may generally cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the Service may take the position that original issue discount must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Internal Revenue Code Section 166. To the extent the rules of Internal Revenue Code Section 166 regarding bad debts are applicable, it appears that holders of regular certificates that are corporations or that otherwise hold the regular certificates in connection with a trade or business should in general be allowed to deduct as an ordinary loss any loss sustained during the taxable year on account of any regular certificates becoming wholly or partially worthless. In general, holders of regular certificates that are not corporations and do not hold the regular certificates in connection with a trade or business will be allowed to deduct as a short-term capital loss any loss with respect to principal sustained during the taxable year on account of a portion of any class or subclass of the regular certificates becoming wholly worthless. Although the matter is not free from doubt, non-corporate holders of regular certificates should be allowed a bad debt deduction at the time as the principal balance of any class or subclass of the regular certificates is reduced to reflect losses resulting from any liquidated mortgage loans. The Service, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect those losses only after all mortgage loans remaining in the trust fund have been liquidated or the class of regular certificates has been otherwise retired. The Service could also assert that losses on the regular certificates are deductible based on some other method that may defer the deductions for all holders, such as reducing future cash flow for purposes of computing original issue discount. This may have the effect of creating negative original issue discount which would be deductible only against future positive original issue discount or otherwise upon termination of the class. Holders of regular certificates are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to the regular certificates. While losses attributable to interest previously reported as income should be deductible as ordinary losses by both corporate and non-corporate holders, the Service may take the position that losses attributable to accrued original issue discount may only be deducted as short-term capital losses by non-corporate holders not engaged in a trade or business. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. You are advised to consult your tax advisors regarding the treatment of losses on regular certificates.


TAXATION OF RESIDUAL CERTIFICATES

     Taxation of REMIC Income. Generally, the daily portions of REMIC taxable income or net loss will be includible as ordinary income or loss in determining the federal taxable income of holders of residual certificates, and will not be taxed separately to the REMIC pool. The daily portions of REMIC taxable income or net loss of a residual certificateholder are determined by allocating the REMIC pool's taxable income or net loss for each calendar quarter ratably to each day in the quarter and by allocating the daily portion among the residual certificateholders in proportion to their respective holdings of residual certificates in the REMIC pool on the day. REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except for the following:

     o the limitations on deductibility of investment interest expense and expenses for the production of income do not apply;

     o    all bad loans will be deductible as business bad debts; and

     o the limitation on the deductibility of interest and expenses related to tax-exempt income will apply.

     The REMIC pool's gross income includes interest, original issue discount income and market discount income, if any, on the mortgage loans, reduced by amortization of any premium on the mortgage loans, plus income from amortization of issue premium, if any, on the regular certificates, plus income on reinvestment of cash flows and reserve assets, plus any cancellation of indebtedness income upon allocation of realized losses to the regular certificates. The REMIC pool's deductions include interest and original issue discount expense on the regular certificates, servicing fees on the mortgage loans, other administrative expenses of the REMIC pool and realized losses on the mortgage loans. The requirement that residual certificateholders report their pro rata share of taxable income or net loss of the REMIC pool will continue until there are no certificates of any class of the related series outstanding.

     The taxable income recognized by a residual certificateholder in any taxable year will be affected by, among other factors, the relationship between the timing of recognition of interest and original issue discount or market discount income or amortization of premium with respect to the mortgage loans, on the one hand, and the timing of deductions for interest (including original issue discount) on the regular certificates or income from amortization of issue premium on the regular certificates, on the other hand. In the event that an interest in the mortgage loans is acquired by the REMIC pool at a discount, and one or more of the mortgage loans is prepaid, the residual certificateholder may recognize taxable income without being entitled to receive a corresponding amount of cash because the prepayment may be used in whole or in part to make distributions in reduction of principal on the regular certificates and the discount on the mortgage loans which is includible in income may exceed the deduction allowed upon the distributions on those regular certificates on account of any unaccrued original issue discount relating to those regular certificates. When there is more than one class of regular certificates that distribute principal sequentially, this mismatching of income and deductions is particularly likely to occur in the early years following issuance of the regular certificates when distributions in reduction of principal are being made in respect of earlier classes of regular certificates to the extent that those classes are not issued with substantial discount. If taxable income attributable to the mismatching is realized, in general, losses would be allowed in later years as distributions on the later classes of regular certificates are made. Taxable income may also be greater in earlier years than in later years as a result of the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of the series of regular certificates, may increase over time as distributions in reduction of principal are made on the lower yielding classes of regular certificates, whereas to the extent that the REMIC pool includes fixed rate mortgage loans, interest income with respect to any given mortgage loan will remain constant over time as a percentage of the outstanding principal amount of that loan. Consequently, residual certificateholders must have sufficient other sources of cash to pay any federal, state or local income taxes due as a result of the mismatching. In general, unrelated deductions will not be available to offset some or all of such "phantom" income, as discussed below under "--Limitations on Offset or Exemption of REMIC Income." The timing of the mismatching of income and deductions described in this paragraph, if present with respect to a series of certificates, may have a significant adverse effect upon the residual certificateholder's after-tax rate of return. In addition, a residual certificateholder's taxable income during some periods may exceed the income reflected by the residual certificateholder for the periods in accordance with generally accepted accounting principles. You should consult your own accountants concerning the accounting treatment of your investment in residual certificates.

     Basis and Losses. The amount of any net loss of the REMIC pool that may be taken into account by the residual certificateholder is limited to the adjusted basis of the residual certificate as of the close of the quarter (or time of disposition of the residual certificate if earlier), determined without taking into account the net loss for the quarter. The initial adjusted basis of a purchaser of a residual certificate is the amount paid for that residual certificate. The adjusted basis will be increased by the amount of taxable income of the REMIC pool reportable by the residual certificateholder and will be decreased, but not below zero, first, by a cash distribution from the REMIC pool and, second, by the amount of loss of the REMIC pool reportable by the residual certificateholder. Any loss that is disallowed on account of this limitation may be carried over indefinitely with respect to the residual certificateholder as to whom the loss was disallowed and may be used by the residual certificateholder only to offset any income generated by the same REMIC pool.

     A residual certificateholder will not be permitted to amortize directly the cost of its residual certificate as an offset to its share of the taxable income of the related REMIC pool. However, that taxable income will not include cash received by the REMIC pool that represents a recovery of the REMIC pool's basis in its assets. The recovery of basis by the REMIC pool will have the effect of amortization of the issue price of the residual certificates over their life. However, in view of the possible acceleration of the income of residual certificateholders described above under "Taxation of REMIC Income", the period of time over which the issue price is effectively amortized may be longer than the economic life of the residual certificates.

     A residual certificate may have a negative value if the net present value of anticipated tax liabilities exceeds the present value of anticipated cash flows. The REMIC regulations appear to treat the issue price of a residual interest as zero rather than the negative amount for purposes of determining the REMIC pool's basis in its assets. The preamble to the REMIC regulations states that the Service may provide future guidance on the proper tax treatment of payments made by a transferor of the residual interest to induce the transferee to acquire the interest. Residual certificateholders should assume such payments are included in income as ordinary income upon receipt and should consult their own tax advisors to consider other possible treatments.

     Further, to the extent that the initial adjusted basis of a residual certificateholder (other than an original holder) in the residual certificate is greater that the corresponding portion of the REMIC pool's basis in the mortgage loans, the residual certificateholder will not recover a portion of the basis until termination of the REMIC pool unless future Treasury regulations provide for periodic adjustments to the REMIC income otherwise reportable by the holder. The REMIC regulations currently in effect do not so provide.

     You should review the sections titled "--Treatment of Some Items of REMIC Income and Expense--Market Discount" below regarding the basis of mortgage loans to the REMIC pool and "--Sale or Exchange of a Residual Certificate" below regarding possible treatment of a loss upon termination of the REMIC pool as a capital loss.


TREATMENT OF SOME ITEMS OF REMIC INCOME AND EXPENSE

     Although we intend to compute REMIC income and expense in accordance with the Internal Revenue Code and applicable regulations, the authorities regarding the determination of specific items of income and expense are subject to differing interpretations. We make no representation as to the specific method that we will use for reporting income with respect to the mortgage loans and expenses with respect to the regular certificates, and different methods could result in different timing of reporting of taxable income or net loss to residual certificateholders or differences in capital gain versus ordinary income.

     Original Issue Discount and Premium. Generally, the REMIC pool's deductions for original issue discount and income from amortization of issue premium will be determined in the same manner as original issue discount income on regular certificates as described above under "Taxation of Regular Certificates--Original Issue Discount" and "--Variable Rate Regular Certificates," without regard to the de minimis rule described therein, and "--Premium."

     Deferred Interest. Any Deferred Interest that accrues with respect to any adjustable rate mortgage loans held by the REMIC pool will constitute income to the REMIC pool and will be treated in a manner similar to the Deferred Interest that accrues with respect to regular certificates as described above under "Taxation of Regular Certificates--Deferred Interest."

     Market Discount. The REMIC pool will have market discount income in respect of mortgage loans if, in general, the basis of the REMIC pool allocable to the mortgage loans is exceeded by their unpaid principal balances. The REMIC pool's basis in the mortgage loans is generally the fair market value of the mortgage loans immediately after its transfer to the REMIC pool. The REMIC regulations provide that the basis is equal in the aggregate to the issue prices of all regular and residual interests in the REMIC pool, or its fair market value at the Closing Date, in the case of a retained class. In respect of mortgage loans that have market discount to which Internal Revenue Code
Section 1276 applies, the accrued portion of the market discount would be recognized currently as an item of ordinary income in a manner similar to original issue discount, regardless of whether any payments of amounts included in the stated redemption price are received. The computation of accrued market discount income generally should be made in the manner described above under "Taxation of Regular Certificates--Market Discount."

     Premium. Generally, if the basis of the REMIC pool in the mortgage loans exceeds its unpaid principal balances, the REMIC pool will be considered to have acquired the mortgage loans at a premium equal to the amount of the excess. As stated above, the REMIC pool's basis in mortgage loans is the fair market value of the mortgage loans, based on the aggregate of the issue prices, or the fair market value of retained Classes, of the regular and residual interests in the REMIC pool immediately after its transfer to the REMIC pool. In a manner analogous to the discussion above under "Taxation of Regular Certificates--Premium," a REMIC pool that holds a mortgage loan as a capital asset under Internal Revenue Code Section 1221 may elect under Internal Revenue Code Section 171 to amortize premium on whole mortgage loans or mortgage loans underlying MBS that were originated after September 27, 1985 or MBS that are REMIC regular interests under the constant yield method. Amortizable bond premium will be treated as an offset to interest income on the mortgage loans, rather than as a separate deduction item. To the extent that the mortgagors with respect to the mortgage loans are individuals, Internal Revenue Code
Section 171 will not be available
for premium on mortgage loans (including underlying mortgage loans) originated on or prior to September 27, 1985. Premium with respect to the mortgage loans may be deductible in accordance with a reasonable method regularly employed by its holder. The allocation of the premium pro rata among principal payments should be considered a reasonable method; however, the Service may argue that the premium should be allocated in a different manner, such as allocating the premium entirely to the final payment of principal.


LIMITATIONS ON OFFSET OR EXEMPTION OF REMIC INCOME

     A portion, and often all, of the REMIC taxable income includible in determining the federal income tax liability of a residual certificateholder will be subject to special treatment. That portion, referred to as the excess inclusion, is equal to the excess of REMIC taxable income for the calendar quarter allocable to a residual certificate over the daily accruals for the quarterly period of:

     o 120% of the long-term applicable Federal rate that would have applied to the residual certificate, if it were a debt instrument, on the startup day under Internal Revenue Code Section 1274(d); multiplied by

     o the adjusted issue price of the residual certificate at the beginning of the quarterly period.

For this purpose, the adjusted issue price of a residual certificate at the beginning of a quarter is the issue price of the residual certificate, plus the amount of the daily accruals of REMIC income described in this paragraph for all prior quarters, decreased by any distributions made with respect to that residual certificate prior to the beginning of the quarterly period. Accordingly, the portion of the REMIC pool's taxable income that will be treated as excess inclusions will be a larger portion of the income as the adjusted issue price of the residual certificates diminishes and all such taxable income will be so treated if the adjusted issue price of the residual certificates is zero.

     The portion of a residual certificateholder's REMIC taxable income consisting of the excess inclusions generally may not be offset by other deductions, including net operating loss carryforwards, on the residual certificateholder's return. However, net operating loss carryforwards are determined without regard to excess inclusion income. Further, if the residual certificateholder is an organization subject to the tax on unrelated business income imposed by Internal Revenue Code Section 511, the residual certificateholder's excess inclusions will be treated as unrelated business taxable income of that residual certificateholder for purposes of Internal Revenue Code Section 511. In addition, REMIC taxable income is subject to 30% withholding tax with respect to some persons who are not U.S. Persons, as defined below under "--Tax-Related Restrictions on Transfer of Residual Certificates--Foreign Investors", and its portion attributable to excess inclusions is not eligible for any reduction in the rate of withholding tax, by treaty or otherwise. See "--Taxation of Some Foreign Investors--Residual Certificates" below. Finally, if a real estate investment trust or a regulated investment company owns a residual certificate, a portion (allocated under Treasury regulations yet to be issued) of dividends paid by the real estate investment trust or a regulated investment company could not be offset by net operating losses of its shareholders, would constitute unrelated business taxable income for tax-exempt shareholders, and would be ineligible for reduction of withholding to some persons who are not U.S. Persons.

     In addition, three rules determine the effect of excess inclusions on the alternative minimum taxable income of a residual certificateholder. First, alternative minimum taxable income for a residual certificateholder is determined without regard to the special rule, discussed above, that taxable income cannot be less than excess inclusions. Second, a residual certificateholder's alternative minimum taxable income for a taxable year cannot be less than the excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deduction must be computed without regard to any excess inclusions. These rules have the effect of preventing non-refundable tax credits reducing a taxpayer's income tax to an amount less than the alternative minimum tax on excess inclusions.

TAX-RELATED RESTRICTIONS ON TRANSFER OF RESIDUAL CERTIFICATES

     Disqualified Organizations. If any legal or beneficial interest in a residual certificate is transferred to a Disqualified Organization, a tax would be imposed in an amount equal to the product of:

     o the present value of the total anticipated excess inclusions with respect to the residual certificate for periods after the transfer; and

     o the highest marginal federal income tax rate applicable to corporations.

The REMIC regulations provide that the anticipated excess inclusions are based on actual prepayment experience to the date of the transfer and projected payments based on the prepayment assumption. The present value rate equals the applicable Federal rate under Internal Revenue Code Section 1274(d) as of the date of the transfer for a term ending with the last calendar quarter in which excess inclusions are expected to accrue. The tax generally would be imposed on the transferor of the residual certificate, except that where the transfer is through an agent (including a broker, nominee or other middleman) for a Disqualified Organization, the tax would instead be imposed on the agent. However, a transferor of a residual certificate would in no event be liable for the tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a Disqualified Organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false. The tax also may be waived by the Treasury Department if the Disqualified Organization promptly disposes of the residual interest and the transferor pays income tax at the highest corporate rate on the excess inclusions for the period the residual certificate is actually held by the Disqualified Organization.

     In addition, if a Pass-Through Entity has excess inclusion income with respect to a residual certificate during a taxable year and a Disqualified Organization is the record holder of an equity interest in the entity, then a tax is imposed on the entity equal to the product of the amount of excess inclusions on the residual certificate that are allocable to the interest in the Pass-Through Entity during the period the interest is held by the Disqualified Organization, and the highest marginal federal corporate income tax rate. The tax would be deductible from the ordinary gross income of the Pass-Through Entity for the taxable year. The Pass-Through Entity would not be liable for the tax if it has received an affidavit from the record holder that it is not a Disqualified Organization or stating the holder's taxpayer identification number and, during the period the person is the record holder of the residual certificate, the Pass-Through Entity does not have actual knowledge that the affidavit is false.

     The pooling and servicing agreement with respect to a series of certificates will provide that no legal or beneficial interest in a residual certificate may be transferred unless the following occurs:

     o the proposed transferee provides to the transferor and the trustee an affidavit providing its taxpayer identification number and stating that the transferee is the beneficial owner of the residual certificate, is not a Disqualified Organization and is not purchasing the residual certificates on behalf of a Disqualified Organization (i.e., as a broker, nominee or middleman on its behalf); and

     o the transferor provides a statement in writing to us and the trustee that it has no actual knowledge that the affidavit is false.

     Moreover, the pooling and servicing agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void and will vest no rights in any purported transferee. Each residual certificate with respect to a series will bear a legend referring to the restrictions on transfer, and each residual certificateholder will be deemed to have agreed, as a condition of ownership, to any amendments to the related pooling and servicing agreement required under the Internal Revenue Code or applicable Treasury regulations to effectuate the foregoing restrictions. Information necessary to compute an applicable excise tax must be furnished to the Service and to the requesting party within 60 days of the request, and we or the trustee may charge a fee for computing and providing the information.

     Noneconomic Residual Interests. The REMIC regulations would disregard some transfers of residual certificates, in which case the transferor would continue to be treated as the owner of the residual certificates and thus would continue to be subject to tax on its allocable portion of the net income of the REMIC pool. Under the REMIC regulations, a transfer of a noneconomic residual interest, as defined below, to a residual certificateholder, other than a residual certificateholder who is not a U.S. Person, is disregarded for all federal income tax purposes if a significant purpose of the transferor is to impede the assessment or collection of tax. A residual interest in a REMIC, including a residual interest with a positive value at issuance, is a noneconomic residual interest unless, at the time of the transfer:

     o the present value of the expected future distributions on the residual interest at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs; and

     o the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes.

The anticipated excess inclusions and the present value rate are determined in the same manner as set forth above under "--Disqualified Organizations." The REMIC regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A safe harbor is provided if:

     o the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee historically had paid its debts as they came due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they came due in the future;

     o the transferee represents to the transferor that it understands that, as the holder of the noneconomic residual interest, the transferee may incur tax liabilities in excess of cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due.

The pooling and servicing agreement with respect to each series of certificates will require the transferee of a residual certificate to certify to the matters in the preceding sentence as part of the affidavit described above under the heading "--Disqualified Organizations." The transferor must have no actual knowledge or reason to know that the statements are false.

     The Treasury recently proposed regulations that would modify the safe harbor relating to transfers of noneconomic residuals. In order to comply with the safe harbor, the proposed regulations would impose an additional requirement that the present value of the anticipated tax liabilities associated with holding the residual interest not exceed the sum of (a) the present value of any consideration given to the transferee to acquire the residual interest, (b) the present value of the expected future distributions on the residual interest and (c) the present value of the anticipated tax savings associated with holding the interest as the REMIC generates losses. The regulations are proposed to be effective for transfers of noneconomic residuals on or after February 4, 2000.

     Foreign Investors. The REMIC regulations provide that the transfer of a residual certificate that has tax avoidance potential to a foreign person will be disregarded for all federal tax purposes. This rule appears intended to apply to a transferee who is not a U.S. Person, unless the transferee's income is effectively connected with the conduct of a trade or business within the United States or not otherwise subject to a withholding tax. A residual certificate is deemed to have tax avoidance potential unless, at the time of the transfer:

     o the future value of expected distributions equals at least 30% of the anticipated excess inclusions after the transfer; and

     o the transferor reasonably expects that the transferee will receive sufficient distributions from the REMIC pool at or after the time at which the excess inclusions accrue and prior to the end of the next succeeding taxable year for the accumulated withholding tax liability to be paid.

If the non-U.S. Person transfers the residual certificate back to a U.S. Person, the transfer will be disregarded and the foreign transferor will continue to be treated as the owner unless arrangements are made so that the transfer does not have the effect of allowing the transferor to avoid tax on accrued excess inclusions.

     The prospectus supplement relating to a series of certificates may provide that a residual certificate may not be purchased by or transferred to any person that is not a U.S. Person or may describe the circumstances and restrictions pursuant to which the transfer may be made.

SALE OR EXCHANGE OF A RESIDUAL CERTIFICATE

     Upon the sale or exchange of a residual certificate, the residual certificateholder will recognize gain or loss equal to the excess, if any, of the amount realized over the adjusted basis, as described above under "Taxation of Residual Certificates--Basis and Losses," of the residual certificateholder in the residual certificate at the time of the sale or exchange. In addition to reporting the taxable income of the REMIC pool, a residual certificateholder will have taxable income to the extent that any cash distribution to it from the REMIC pool exceeds the adjusted basis on that distribution date. The income will be treated as gain from the sale or exchange of the residual certificate. It is possible that the termination of the REMIC pool may be treated as a sale or exchange of a residual certificateholder's residual certificate, in which case, if the residual certificateholder has an adjusted basis in the residual certificateholder's residual certificate remaining when its interest in the REMIC pool terminates, and if the residual certificateholder holds the residual certificate as a capital asset under Internal Revenue Code Section 1221, then the residual certificateholder will recognize a capital loss at that time in the amount of the remaining adjusted basis.

     Any gain on the sale of a residual certificate will be treated as ordinary income if one or both of the following conditions are met:

     o if a residual certificate is held as part of a conversion transaction as defined in Internal Revenue Code Section 1258(c), up to the amount of interest that would have accrued on the residual certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of the transaction; or

     o in the case of a non-corporate taxpayer, to the extent the taxpayer has made an election under Internal Revenue Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates.

In addition, gain or loss recognized from the sale of a residual certificate by some banks or thrift institutions will be treated as ordinary income or loss pursuant to Internal Revenue Code Section 582(c).

     The Conference Committee Report to the 1986 Act provides that, except as provided in Treasury regulations yet to be issued, the wash sale rules of Internal Revenue Code Section 1091 will apply to dispositions of residual certificates where the seller of the residual certificate, during the period beginning six months before the sale or disposition of the residual certificate and ending six months after the sale or disposition, acquires (or enters into any other transaction that results in the application of Section 1091) any residual interest in any REMIC or any interest in a taxable mortgage pool (such as a non-REMIC owner trust) that is economically comparable to a residual certificate.

MARK-TO-MARKET REGULATIONS

     The Service has issued Mark-to-Market Regulations under Internal Revenue Code Section 475 relating to the requirement that a securities dealer mark-to-market securities held for sale to customers. This mark-to-market requirement applies to all securities of a dealer, except to the extent that the dealer has specifically identified a security as held for investment. The Mark-to-Market Regulations provide that, for purposes of this mark-to-market requirement, a residual certificate is not treated as a security and thus may not be marked-to-market. The Mark-to-Market Regulations apply to all residual certificates acquired on or after January 4, 1995.


TAXES THAT MAY BE IMPOSED ON THE REMIC POOL

     Prohibited Transactions. Income from some transactions by the REMIC pool, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of residual certificateholders, but rather will be taxed directly to the REMIC pool at a 100% rate. Prohibited transactions generally include:

     1.   the disposition of a qualified mortgage other than pursuant to:

          o a substitution within two years of the startup day for a defective (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or for any qualified mortgage within three months of the startup day;

          o foreclosure, default or imminent default of a qualified mortgage;

          o    bankruptcy or insolvency of the REMIC pool; or

          o    qualified (complete) liquidation;

     2. the receipt of income from assets that are not the type of mortgages or investments that the REMIC pool is permitted to hold;

     3.   the receipt of compensation for services; or

     4. the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation.

     Notwithstanding (1) and (4), it is not a prohibited transaction to sell REMIC pool property to prevent a default on regular certificates as a result of a default on qualified mortgages or to facilitate a clean-up call (generally, an optional termination to save administrative costs when no more than a small percentage of the certificates is outstanding). The REMIC regulations indicate that the modification of a mortgage loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of the mortgage loan, the waiver of a due-on-sale or due-on-encumbrance clause or the conversion of an interest rate by a mortgagor pursuant to the terms of a convertible adjustable rate mortgage loan.

     Contributions to the REMIC Pool After the Startup Day. In general, the REMIC pool will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC pool after the startup day. Exceptions are provided for cash contributions to the REMIC pool made under the following circumstances:

      o  during the three months following the startup day;

      o  if made to a qualified reserve fund by a residual certificateholder;

      o  if in the nature of a guarantee;

      o  if made to facilitate a qualified liquidation or clean-up call; and

      o  if as otherwise permitted in Treasury regulations yet to be issued.

     Net Income from Foreclosure Property. The REMIC pool will be subject to federal income tax at the highest corporate rate on net income from foreclosure property, determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by deed in lieu of foreclosure would be treated as foreclosure property for a period of three years, with possible extensions of up to an additional three years. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

     It is not anticipated that the REMIC pool will receive income or gain subject to prohibited transactions taxes or contributions subject to tax. As described in "Description of the Pooling and Servicing Agreements -- Realization upon Defaulted Mortgage Loans" with respect to net income from foreclosure property from a property that secured a mortgage loan, in some circumstances income from such a property may be subject to taxation when it is held by the REMIC pool. In addition, unless otherwise disclosed in the applicable prospectus supplement, it is not anticipated that any material state income or franchise tax will be imposed on a REMIC pool.

     Liquidation of the REMIC Pool. If a REMIC pool adopts a plan of complete liquidation, within the meaning of Internal Revenue Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC pool's final tax return a date on which the adoption is deemed to occur, and sells all of its assets, other than cash, within a 90-day period beginning on the date of the adoption of the plan of liquidation, the REMIC pool will not be subject to the prohibited transaction rules on the sale of its assets, provided that the REMIC pool credits or distributes in liquidation all of the sale proceeds plus its cash, other than amounts retained to meet claims, to holders of regular certificates and residual certificateholders within the 90-day period.

     Administrative Matters. The REMIC pool will be required to maintain its books on a calendar year basis and to file federal income tax returns for federal income tax purposes in a manner similar to a partnership. The form for the income tax return is Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return. The trustee will be required to sign the REMIC pool's returns. Treasury regulations provide that, except where there is a single residual certificateholder for an entire taxable year, the REMIC pool will be subject to the procedural and administrative rules of the Internal Revenue Code applicable to partnerships, including the determination by the Service of any adjustments to, among other things, items of REMIC income, gain, loss, deduction or credit in a unified administrative proceeding. The residual certificateholder owning the largest percentage interest in the residual certificates will be obligated to act as tax matters person, as defined in the applicable Treasury regulations, with respect to the REMIC pool. Each residual certificateholder will be deemed, by acceptance of the residual certificates, to have agreed to:

     o the appointment of the tax matters person as provided in the preceding sentence; and

     o the irrevocable designation of the servicer as agent for performing the functions of the tax matters person.

     Limitations on Deduction of Some Expenses. An investor who is an individual, estate or trust will be subject to limitation with respect to some itemized deductions described in Internal Revenue Code Section 67, to the extent that the itemized deductions, in the aggregate, do not exceed 2% of the investor's adjusted gross income. In addition, Internal Revenue Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of the following:

     o 3% of the excess, if any, of adjusted gross income over $124,500 for the taxable year beginning in 1998 ($62,250 in the case of a married individual filing a separate return) (subject to adjustments for inflation in subsequent years); or

     o 80% of the amount of itemized deductions otherwise allowable for the year.

     In the case of a REMIC pool, the deductions may include deductions under Internal Revenue Code Section 212 for the servicing fee and all administrative and other expenses relating to the REMIC pool, or any similar expenses allocated to the REMIC pool with respect to a regular interest it holds in another REMIC. Investors who hold REMIC certificates either directly or indirectly through some pass-through entities may have their pro rata share of the expenses allocated to them as additional gross income, but may be subject to the limitation on deductions. In addition, those expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause investors to be subject to significant additional tax liability. Temporary Treasury regulations provide that the additional gross income and corresponding amount of expenses generally are to be allocated entirely to the holders of residual certificates in the case of a REMIC pool that would not qualify as a fixed investment trust in the absence of a REMIC election. However, the additional gross income and limitation on deductions will apply to the allocable portion of the expenses to holders of regular certificates, as well as holders of residual certificates, where regular certificates are issued in a manner that is similar to pass-through certificates in a fixed investment trust. In general, the allocable portion will be determined based on the ratio that a REMIC certificateholder's income, determined on a daily basis, bears to the income of all holders of regular certificates and residual certificates with respect to a REMIC pool. As a result, individuals, estates or trusts holding REMIC certificates, either directly or indirectly through a grantor trust, partnership, S corporation, REMIC, or some other pass-through entities described in the foregoing temporary Treasury regulations, may have taxable income in excess of the interest income at the pass-through rate on regular certificates that are issued in a single Class or otherwise consistently with fixed investment trust status or in excess of cash distributions for the related period on residual certificates. Unless otherwise indicated in the applicable prospectus supplement, all the expenses will be allocable to the residual certificates.

TAXATION OF SOME FOREIGN INVESTORS

     A regular certificateholder that is not a "United States Person" (as defined below) and is not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of a regular certificate will not, unless otherwise disclosed in the related prospectus supplement, be subject to United States federal income or withholding tax in respect of a distribution on a regular certificate, provided that the holder complies to the extent necessary with identification requirements, including delivery of a statement, signed by the certificateholder under penalties of perjury, certifying that such certificateholder is not a United States Person and providing the name and address of such certificateholder. For these purposes, "United States Person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision of the United States, or an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States Persons have the authority to control all substantial decisions of the trust. It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to a regular certificate held by a residual certificateholder that owns directly or indirectly a 10% or greater interest in the remic residual certificates. If the holder does not qualify for exemption, distributions of interest, including distributions in respect of accrued original issue discount, to such holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

     In addition, the foregoing rules will not apply to exempt a United States shareholder of a controlled foreign corporation from taxation on such United States shareholder's allocable portion of the interest income received by such controlled foreign corporation. It is possible, under regulations promulgated under Section 881 of the Internal Revenue Code concerning conduit financing transactions, that the exemption from withholding taxes described above may not be available to a holder who is not a United States Person and owns 10% or more of one or more underlying mortgagors or, if the holder is a controlled foreign corporation, it related to one or more underlying mortgagors.

     Further, it appears that a regular certificate would not be included in the estate of a non-resident alien individual and would not be subject to United States estate taxes. However, certificateholders who are non-resident alien individuals should consult their tax advisors concerning this question.

     In addition, the Treasury Department issued new regulations (the "New Regulations") which make modifications to the withholding, backup withholding and information reporting rules described above. The New Regulations, as modified, will generally be effective for distributions made after December 31, 2000, subject to various transition rules. Prospective investors are urged to consult their own tax advisors regarding the New Regulations.

     Unless otherwise stated in the related prospectus supplement, transfers of residual certificates to investors that:

     o    are not United States Persons; or

     o are United States Persons and classified as partnerships under the Internal Revenue Code, if any of their beneficial owners are not United States Persons,

will be prohibited under the related pooling and servicing agreement.

     Backup Withholding. Distributions made on the regular certificates, and proceeds from the sale of the regular certificates to or through some brokers, may be subject to a backup withholding tax under Internal Revenue Code Section 3406 of 31% on reportable payments (including interest distributions, original issue discount, and, under some circumstances, principal distributions) unless the regular certificateholder complies with some reporting and/or certification procedures, including the provision of its taxpayer identification number to the trustee, its agent or the broker who effected the sale of the regular certificate, or the certificateholder is otherwise an exempt recipient under applicable provisions of the Internal Revenue Code. Any amounts to be withheld from distribution on the regular certificates would be refunded by the Service or allowed as a credit against the regular certificateholder's federal income tax liability.

     Reporting Requirements. Reports of accrued interest, original issue discount and information necessary to compute the accrual of any market discount on the regular certificates will be made annually to the Service and to individuals, estates, non-exempt and non-charitable trusts, and partnerships who are either holders of record of regular certificates or beneficial owners who own regular certificates through a broker or middleman as nominee. All brokers, nominees and all other non-exempt holders of record of regular certificates (including corporations, non-calendar year taxpayers, securities or commodities dealers, real estate investment trusts, investment companies, common trust funds, thrift institutions and charitable trusts) may request the information for any calendar quarter by telephone or in writing by contacting the person designated in Service Publication 938 with respect to a particular series of regular certificates. Holders through nominees must request information from the nominee.

     The Service's Form 1066 has an accompanying Schedule Q, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation. Treasury regulations require that Schedule Q be furnished by the REMIC pool to each residual certificateholder by the end of the month following the close of each calendar quarter, 41 days after the end of a quarter under proposed Treasury regulations, in which the REMIC pool is in existence.

     Treasury regulations require that, in addition to the foregoing requirements, information must be furnished quarterly to residual certificateholders, furnished annually, if applicable, to holders of regular certificates, and filed annually with the Service concerning Internal Revenue Code Section 67 expenses (see "Limitations on Deduction of Some Expenses" above) allocable to the holders. Furthermore, under the regulations, information must be furnished quarterly to residual certificateholders, furnished annually to holders of regular certificates, and filed annually with the Service concerning the percentage of the REMIC pool's assets meeting the qualified asset tests described above under "Status of REMIC Certificates."


FEDERAL INCOME TAX CONSEQUENCES FOR CERTIFICATES AS TO WHICH NO REMIC ELECTION IS MADE

 STANDARD CERTIFICATES

     General. In the event that no election is made to treat a trust fund or a segregated pool of assets therein with respect to a series of certificates that are not designated as stripped certificates, or as a REMIC, the trust fund will be classified as a grantor trust under subpart E, Part 1 of subchapter J of the Internal Revenue Code and not as a partnership, an association taxable as a corporation or a taxable mortgage pool within the meaning of Internal Revenue Code Section 7701(i). Where there is no fixed retained yield with respect to the mortgage loans underlying the standard certificates, the holder of each standard certificate in the series will be treated as the owner of a pro rata undivided interest in the ordinary income and corpus portions of the trust fund represented by its standard certificate and will be considered the beneficial owner of a pro rata undivided interest in each of the mortgage loans, subject to the discussion below under "--Premium and Discount--Recharacterization of Servicing Fees." Accordingly, the holder of a standard certificate of a particular series will be required to report on its federal income tax return its pro rata share of the entire income from the mortgage loans represented by its standard certificate, including interest at the coupon rate on the mortgage loans, original issue discount, if any, prepayment fees, assumption fees, and late payment charges received by the servicer, in accordance with the standard certificateholder's method of accounting. A standard certificateholder generally will be able to deduct its share of the servicing fee and all administrative and other expenses of the trust fund in accordance with its method of accounting, provided that the amounts are reasonable compensation for services rendered to that trust fund. However, investors who are individuals, estates or trusts who own standard certificates, either directly or indirectly through some pass-through entities, will be subject to limitation with respect to some itemized deductions described in Internal Revenue Code Section 67, including deductions under Internal Revenue Code Section 212 for the servicing fee and all the administrative and other expenses of the trust fund, to the extent that the deductions, in the aggregate, do not exceed two percent of an investor's adjusted gross income. In addition, Internal Revenue Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of:

     o 3% of the excess, if any, of adjusted gross income over $124,500 for the taxable year beginning in 1998 ($62,250 in the case of a married individual filing a separate return), subject to adjustments for inflation in subsequent years; or

     o 80% of the amount of itemized deductions otherwise allowable for the year.

As a result, investors holding standard certificates, directly or indirectly through a pass-through entity, may have aggregate taxable income in excess of the aggregate amount of cash received on the standard certificates with respect to interest at the pass-through rate on the standard certificates. In addition, the expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause the investors to be subject to significant additional tax liability. Moreover, where there is fixed retained yield with respect to the mortgage loans underlying a series of standard certificates or where the servicing fee is in excess of reasonable servicing compensation, the transaction will be subject to the application of the stripped bond and stripped coupon rules of the Internal Revenue Code, as described below under "Stripped Certificates" and "--Premium and Discount--Recharacterization of Servicing Fees," respectively.

     Tax Status.

     Standard certificates will have the following status for federal income tax purposes:

     1. A standard certificate owned by a domestic building and loan association within the meaning of Internal Revenue Code Section 7701(a)(19) will be considered to represent "loans . . . secured by an interest in real property which is . . . residential real property" within the meaning of Internal Revenue Code Section 7701(a)(19)(C)(v), provided that the real property securing the mortgage loans represented by that standard certificate is of the type described in the section of the Internal Revenue Code.

     2. A standard certificate owned by a real estate investment trust will be considered to represent real estate assets within the meaning of Internal Revenue Code Section 856(c)(4)(A) to the extent that the assets of the related trust fund consist of qualified assets, and interest income on the assets will be considered interest on obligations secured by mortgages on real property to the extent within the meaning of Internal Revenue Code Section 856(c)(3)(B).

     3. A standard certificate owned by a REMIC will be considered to represent an "obligation . . . which is principally secured by an interest in real property" within the meaning of Internal Revenue Code Section 860G(a)(3)(A) to the extent that the assets of the related trust fund consist of qualified mortgages within the meaning of Internal Revenue Code Section 860G(a)(3).

     Premium and Discount

     Standard certificateholders are advised to consult with their tax advisors as to the federal income tax treatment of premium and discount arising either upon initial acquisition of standard certificates or thereafter.

     Premium. The treatment of premium incurred upon the purchase of a standard certificate will be determined generally as described above under "--Federal Income Tax Consequences for REMIC Certificates--Taxation of Residual Certificates--Treatment of Some Items of REMIC Income and Expense--Premium."

     Original Issue Discount. The original issue discount rules will be applicable to a standard certificateholder's interest in those mortgage loans as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of original issue discount income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate mortgagors, other than individuals, originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Under the OID regulations, the original issue discount could arise by the charging of points by the originator of the mortgages in an amount greater than a statutory de minimis exception, including a payment of points currently deductible by the borrower under applicable Internal Revenue Code provisions or, under some circumstances, by the presence of teaser rates on the mortgage loans.

     Original issue discount must generally be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest, in advance of the cash attributable to the income. Unless indicated otherwise in the applicable prospectus supplement, no prepayment assumption will be assumed for purposes of the accrual. However, Internal Revenue Code Section 1272 provides for a reduction in the amount of original issue discount includible in the income of a holder of an obligation that acquires the obligation after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal. Accordingly, if the mortgage loans acquired by a standard certificateholder are purchased at a price equal to the then unpaid principal amount of the mortgage loans, no original issue discount attributable to the difference between the issue price and the original principal amount of the mortgage loans (i.e., points) will be includible by the holder.

     Market Discount. Standard certificateholders also will be subject to the market discount rules to the extent that the conditions for application of those sections are met. Market discount on the mortgage loans will be determined and will be reported as ordinary income generally in the manner described above under "--Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates--Market Discount," except that the ratable accrual methods described therein will not apply and it is unclear whether a prepayment assumption would apply. Rather, the holder will accrue market discount pro rata over the life of the mortgage loans, unless the constant yield method is elected. Unless indicated otherwise in the applicable prospectus supplement, no prepayment assumption will be assumed for purposes of the accrual.

     Recharacterization of Servicing Fees. If the servicing fee paid to the servicer were deemed to exceed reasonable servicing compensation, the amount of the excess would represent neither income nor a deduction to certificateholders. In this regard, there are no authoritative guidelines for federal income tax purposes as to either the maximum amount of servicing compensation that may be considered reasonable in the context of this or similar transactions or whether, in the case of the standard certificate, the reasonableness of servicing compensation should be determined on a weighted average or loan-by-loan basis. If a loan-by-loan basis is appropriate, the likelihood that the amount would exceed reasonable servicing compensation as to some of the mortgage loans would be increased. Service guidance indicates that a servicing fee in excess of reasonable compensation, known as excess servicing, will cause the mortgage loans to be treated under the stripped bond rules. The guidance provides safe harbors for servicing deemed to be reasonable and requires taxpayers to demonstrate that the value of servicing fees in excess of the amounts is not greater than the value of the services provided.

     Accordingly, if the Service's approach is upheld, a servicer who receives a servicing fee in excess of the amounts would be viewed as retaining an ownership interest in a portion of the interest payments on the mortgage loans. Under the rules of Internal Revenue Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from the right to receive some or all of the principal payments on the obligation would result in treatment of the mortgage loans as stripped coupons and stripped bonds. Subject to the de minimis rule discussed below under "--Stripped Certificates," each stripped bond or stripped coupon could be considered for this purpose as a non-interest bearing obligation issued on the date of issue of the standard certificates, and the original issue discount rules of the Internal Revenue Code would apply to its holder. While standard certificateholders would still be treated as owners of beneficial interests in a grantor trust for federal income tax purposes, the corpus of the trust could be viewed as excluding the portion of the mortgage loans the ownership of which is attributed to the servicer, or as including the portion as a second class of equitable interest. Applicable Treasury regulations treat such an arrangement as a fixed investment trust, since the multiple classes of trust interests should be treated as merely facilitating direct investments in the trust assets and the existence of multiple classes of ownership interests is incidental to that purpose. In general, the recharacterization should not have any significant effect upon the timing or amount of income reported by a standard certificateholder, except that the income reported by a cash method holder may be slightly accelerated.

     You should also review "--Stripped Certificates" below for a further description of the federal income tax treatment of stripped bonds and stripped coupons.

     Sale or Exchange of Standard Certificates. Upon sale or exchange of a standard certificate, a standard certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its aggregate adjusted basis in the mortgage loans and the other assets represented by the standard certificate. In general, the aggregate adjusted basis will equal the standard certificateholder's cost for the standard certificate, increased by the amount of any income previously reported with respect to the standard certificate and decreased by the amount of any losses previously reported with respect to the standard certificate and the amount of any distributions received thereon. Except as provided above with respect to market discount on any mortgage loans, and except for some financial institutions subject to the provisions of Internal Revenue Code Section 582(c), any related gain or loss would be capital gain or loss if the standard certificate was held as a capital asset. However, gain on the sale of a standard certificate will be treated as ordinary income:

     o if a standard certificate is held as part of a conversion transaction as defined in Internal Revenue Code Section 1258(c), up to the amount of interest that would have accrued on the standard certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of the transaction; or

     o in the case of a non-corporate taxpayer, to the extent the taxpayer has made an election under Internal Revenue Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates. Capital gains of some non-corporate taxpayers are subject to a lower maximum tax rate (28%) than ordinary income of the taxpayers (39.6%) for property held for more than one year but not more than 18 months, and a still lower maximum rate (20%) for property held for more than 18 months. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

 STRIPPED CERTIFICATES

     General. Pursuant to Internal Revenue Code Section 1286, the separation of ownership of the right to receive some or all of the principal payments on an obligation from ownership of the right to receive some or all of the interest payments results in the creation of stripped bonds with respect to principal payments and stripped coupons with respect to interest payments. For purposes of this discussion, certificates that are subject to those rules will be referred to as stripped certificates. Stripped certificates include stripped interest certificates and stripped principal certificates as to which no REMIC election is made.

   The certificates will be subject to those rules if the following occur:

     o we or any of our affiliates retains, for its own account or for purposes of resale, in the form of fixed retained yield or otherwise, an ownership interest in a portion of the payments on the mortgage loans;

     o the servicer is treated as having an ownership interest in the mortgage loans to the extent it is paid, or retains, servicing compensation in an amount greater than reasonable consideration for servicing the mortgage loans (see "--Standard Certificates--Recharacterization of Servicing Fees" above); and

     o certificates are issued in two or more classes or subclasses representing the right to non-pro rata percentages of the interest and principal payments on the mortgage loans.

     In general, a holder of a stripped certificate will be considered to own stripped bonds with respect to its pro rata share of all or a portion of the principal payments on each mortgage loan and/or stripped coupons with respect to its pro rata share of all or a portion of the interest payments on each mortgage loan, including the stripped certificate's allocable share of the servicing fees paid to the servicer, to the extent that the fees represent reasonable compensation for services rendered. See discussion above under "--Standard Certificates--Recharacterization of Servicing Fees." Although not free from doubt, for purposes of reporting to stripped certificateholders, the servicing fees will be allocated to the stripped certificates in proportion to the respective entitlements to distributions of each class or subclass of stripped certificates for the related period or periods. The holder of a stripped certificate generally will be entitled to a deduction each year in respect of the servicing fees, as described above under "--Standard Certificates--General," subject to the limitation described therein.

     Internal Revenue Code Section 1286 treats a stripped bond or a stripped coupon as an obligation issued at an original issue discount on the date that the stripped interest is purchased. Although the treatment of stripped certificates for federal income tax purposes is not clear in some respects at this time, particularly where the stripped certificates are issued with respect to a mortgage pool containing variable-rate mortgage loans, we have been advised by counsel that:

     o    the trust fund will be treated as a grantor trust under subpart E,
          Part 1 of subchapter J of the Internal Revenue Code and not as an association taxable as a corporation or a taxable mortgage pool within the meaning of Internal Revenue Code Section 7701(i); and

     o each stripped certificate should be treated as a single installment obligation for purposes of calculating original issue discount and gain or loss on disposition. This treatment is based on the interrelationship of Internal Revenue Code Section 1286, Internal Revenue Code Sections 1272 through 1275, and the OID regulations. While under Internal Revenue Code Section 1286 computations with respect to stripped certificates arguably should be made in one of the ways described below under "--Taxation of Stripped Certificates--Possible Alternative Characterizations," the OID regulations state, in general, that two or more debt instruments issued by a single issuer to a single investor in a single transaction should be treated as a single debt instrument for original issue discount purposes. The pooling and servicing agreement requires that the trustee make and report all computations described below using this aggregate approach, unless substantial legal authority requires otherwise.

     Furthermore, Treasury regulations issued December 28, 1992 assume that a stripped certificate will be treated as a single debt instrument issued on the date it is purchased for purposes of calculating any original issue discount and that the interest component of the stripped certificate would be treated as qualified stated interest under the OID regulations. Further pursuant to these final regulations the purchaser of the stripped certificate will be required to account for any discount as market discount rather than original issue discount unless either:

     o the initial discount with respect to the stripped certificate was treated as zero under the de minimis rule of Internal Revenue Code
          Section 1273(a)(3); or

     o no more than 100 basis points in excess of reasonable servicing is stripped off the related mortgage loans. Any related market discount would be reportable as described under "--Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates--Market Discount," without regard to the de minimis rule therein, assuming that a prepayment assumption is employed in the computation.

     Status of Stripped Certificates. No specific legal authority exists as to whether the character of the stripped certificates, for federal income tax purposes, will be the same as that of the mortgage loans. Although the issue is not free from doubt, our counsel has advised us that stripped certificates owned by applicable holders should be considered to represent real estate assets within the meaning of Internal Revenue Code Section 856(c)(4)(A), "obligation[s] principally secured by an interest in real property" within the meaning of Internal Revenue Code Section 860G(a)(3)(A), and "loans . . . secured by an interest in real property which is . . . residential real property" within the meaning of Internal Revenue Code Section 7701(a)(19)(C)(v), and interest (including original issue discount) income attributable to stripped certificates should be considered to represent interest on obligations secured by mortgages on real property within the meaning of Internal Revenue Code Section 856(c)(3)(B), provided that in each case the mortgage loans and interest on the mortgage loans qualify for the treatment.

     Taxation of Stripped Certificates

     Original Issue Discount. Except as described above under "--General," each stripped certificate will be considered to have been issued at an original issue discount for federal income tax purposes. Original issue discount with respect to a stripped certificate must be included in ordinary income as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, which may be prior to the receipt of the cash attributable to the income. Based in part on the OID regulations and the amendments to the original issue discount sections of the Internal Revenue Code made by the 1986 Act, the amount of original issue discount required to be included in the income of a holder of a stripped certificate, referred to in this discussion as a stripped certificateholder, in any taxable year likely will be computed generally as described above under "--Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates--Original Issue Discount" and "--Variable Rate Regular Certificates." However, with the apparent exception of a stripped certificate qualifying as a market discount obligation, as described above under "--General," the issue price of a stripped certificate will be the purchase price paid by each holder of a stripped certificate, and the stated redemption price at maturity will include the aggregate amount of the payments, other than qualified stated interest to be made on the stripped certificate to the stripped certificateholder, presumably under the prepayment assumption.

     If the mortgage loans prepay at a rate either faster or slower than that under the prepayment assumption, a stripped certificateholder's recognition of original issue discount will be either accelerated or decelerated and the amount of the original issue discount will be either increased or decreased depending on the relative interests in principal and interest on each mortgage loan represented by the stripped certificateholder's stripped certificate. While the matter is not free from doubt, the holder of a stripped certificate should be entitled in the year that it becomes certain, assuming no further prepayments, that the holder will not recover a portion of its adjusted basis in the stripped certificate to recognize an ordinary loss equal to the portion of unrecoverable basis.

     As an alternative to the method described above, the fact that some or all of the interest payments with respect to the stripped certificates will not be made if the mortgage loans are prepaid could lead to the interpretation that the interest payments are contingent within the meaning of the OID regulations. The OID regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to prepayable securities such as the stripped certificates. However, if final regulations dealing with contingent interest with respect to the stripped certificates apply the same principles as the OID regulations, the regulations may lead to different timing of income inclusion that would be the case under the OID regulations. Furthermore, application of the principles could lead to the characterization of gain on the sale of contingent interest stripped certificates as ordinary income. You should consult your tax advisors regarding the appropriate tax treatment of stripped certificates.

     Sale or Exchange of Stripped Certificates. Sale or exchange of a stripped certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the stripped certificateholder's adjusted basis in the stripped certificate, as described above under "--Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates--Sale or Exchange of Regular Certificates." To the extent that a subsequent purchaser's purchase price is exceeded by the remaining payments on the stripped certificates, the subsequent purchaser will be required for federal income tax purposes to accrue and report the excess as if it were original issue discount in the manner described above. It is not clear for this purpose whether the assumed prepayment rate that is to be used in the case of a stripped certificateholder other than an original stripped certificateholder should be the prepayment assumption or a new rate based on the circumstances at the date of subsequent purchase.

     Purchase of More than One Class of Stripped Certificates. Where an investor purchases more than one class of stripped certificates, it is currently unclear whether for federal income tax purposes the classes of stripped certificates should be treated separately or aggregated for purposes of the rules described above.

     Possible Alternative Characterizations. The characterizations of the stripped certificates discussed above are not the only possible interpretations of the applicable Internal Revenue Code provisions. For example, the stripped certificateholder may be treated as the owner of any of the following:

     o one installment obligation consisting of the Stripped Certificate's pro rata share of the payments attributable to principal on each mortgage loan and a second installment obligation consisting of the Stripped Certificate's pro rata share of the payments attributable to interest on each mortgage loan;

     o as many stripped bonds or stripped coupons as there are scheduled payments of principal and/or interest on each mortgage loan; or

     o a separate installment obligation for each mortgage loan, representing the Stripped Certificate's pro rata share of payments of principal and/or interest to be made with respect to it.

     Alternatively, the holder of one or more classes of stripped certificates may be treated as the owner of a pro rata fractional undivided interest in each mortgage loan to the extent that the Stripped Certificate, or classes of stripped certificates in the aggregate, represent the same pro rata portion of principal and interest on each mortgage loan, and a stripped bond or stripped coupon, as the case may be, treated as an installment obligation or contingent payment obligation, as to the remainder. Final regulations issued on December 28, 1992 regarding original issue discount on stripped obligations make the foregoing interpretations less likely to be applicable. The preamble to those regulations states that they are premised on the assumption that an aggregation approach is appropriate for determining whether original issue discount on a stripped bond or stripped coupon is de minimis, and solicits comments on appropriate rules for aggregating stripped bonds and stripped coupons under Internal Revenue Code Section 1286.

     Because of these possible varying characterizations of stripped certificates and the resultant differing treatment of income recognition, stripped certificateholders are urged to consult their own tax advisors regarding the proper treatment of stripped certificates for federal income tax purposes.


FEDERAL INCOME TAX CONSEQUENCES FOR FASIT CERTIFICATES

     If and to the extent set forth in the prospectus supplement relating to a particular series of certificates, an election may be made to treat the related trust fund or one or more segregated pools of assets therein as one or more financial asset securitization investment trusts, or FASITs, within the meaning of Internal Revenue Code Section 860L(a). Qualification as a FASIT requires ongoing compliance with some conditions. With respect to each series of FASIT Certificates, Shearman & Sterling, our counsel, will advise us that in the firm's opinion, assuming the making of such an election, compliance with the pooling and servicing agreement and compliance with any changes in the law, including any amendments to the Internal Revenue Code or applicable Treasury Regulations thereunder, each FASIT Pool will qualify as a FASIT. In that case, the regular certificates will be considered to be regular interests in the FASIT and will be treated for federal income tax purposes as if they were newly originated debt instruments, and the residual certificate will be considered the ownership interest in the FASIT Pool. The prospectus supplement for each series of certificates will indicate whether one or more FASIT elections will be made with respect to the related trust fund.

     FASIT treatment has become available pursuant to recently enacted legislation, and no Treasury regulations have as yet been issued detailing the circumstances under which a FASIT election may be made or the consequences of such an election. If a FASIT election is made with respect to any trust fund or as to any segregated pool of assets therein, the related prospectus supplement will describe the federal income tax consequences of the election.


REPORTING REQUIREMENTS AND BACKUP WITHHOLDING

     The trustee will furnish, within a reasonable time after the end of each calendar year, to each standard certificateholder or stripped certificateholder at any time during the year, the information, prepared on the basis described above, as the trustee deems to be necessary or desirable to enable the certificateholders to prepare their federal income tax returns. The information will include the amount of original issue discount accrued on certificates held by persons other than certificateholders exempted from the reporting requirements. The amounts required to be reported by the trustee may not be equal to the proper amount of original issue discount required to be reported as taxable income by a certificateholder, other than an original certificateholder that purchased at the issue price. In particular, in the case of stripped certificates, unless provided otherwise in the applicable prospectus supplement, the reporting will be based upon a representative initial offering price of each class of stripped certificates. The trustee will also file the original issue discount information with the Service. If a certificateholder fails to supply an accurate taxpayer identification number or if the Secretary of the Treasury determines that a certificateholder has not reported all interest and dividend income required to be shown on his federal income tax return, 31% backup withholding may be required in respect of any reportable payments, as described above under "--Federal Income Tax Consequences for REMIC Certificates--Backup Withholding."


TAXATION OF SOME FOREIGN INVESTORS

     To the extent that a Certificate evidences ownership in mortgage loans that are issued on or before July 18, 1984, interest or original issue discount paid by the person required to withhold tax under Internal Revenue Code Section 1441 or 1442 to nonresident aliens, foreign corporations, or other Non-U.S. Persons generally will be subject to 30% United States withholding tax, or the lower rate as may be provided for interest by an applicable tax treaty. Accrued original issue discount recognized by the standard certificateholder or stripped certificateholder on original issue discount recognized by the standard certificateholder or stripped certificateholders on the sale or exchange of the Certificate also will be subject to federal income tax at the same rate.

     Treasury regulations provide that interest or original issue discount paid by the trustee or other withholding agent to a Non-U.S. Person evidencing ownership interest in mortgage loans issued after July 18, 1984 will be portfolio interest and will be treated in the manner, and the persons will be subject to the same certification requirements, described above under "--Federal Income Tax Consequences for REMIC Certificates--Taxation of Some Foreign Investors--Regular Certificates."


                       STATE AND OTHER TAX CONSIDERATIONS

     In addition to the federal income tax consequences described in "Material Federal Income Tax Consequences," you should consider the state and local tax consequences of the acquisition, ownership, and disposition of the offered certificates. State tax law may differ substantially from the corresponding federal law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, you should consult your own tax advisors with respect to the various tax consequences of investments in the offered certificates.

                              ERISA CONSIDERATIONS


GENERAL

     The Employee Retirement Income Security Act of 1974, as amended, and
Section 4975 of the Internal Revenue Code impose some requirements on employee benefit plans, and on some other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans, collective investment funds, insurance company separate accounts and some insurance company general accounts in which the plans, accounts or arrangements are invested, and on persons who are fiduciaries with respect to plans in connection with the investment of plan assets.

     ERISA generally imposes on Plan fiduciaries some general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. In addition, ERISA and Section 4975 of the Internal Revenue Code prohibit a broad range of transactions involving assets of a Plan and parties in interest who have some specified relationships to the Plan, unless a statutory or administrative exemption is available. Parties in interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Section 4975 of the Internal Revenue Code, unless a statutory or administrative exemption is available. These prohibited transactions generally are set forth in Section 406 of ERISA and Section 4975 of the Internal Revenue Code. Special caution should be exercised before the assets of a Plan are used to purchase a Certificate if, with respect to the assets, we, the servicer, a special servicer or any sub-servicer or the trustee or an affiliate thereof, either:

     o has discretionary authority or control with respect to the investment of the assets of the Plan; or

     o has authority or responsibility to give, or regularly gives, investment advice with respect to the assets of the Plan for a fee and pursuant to an agreement or understanding that the advice will serve as a primary basis for investment decisions with respect to the assets and that the advice will be based on the particular investment needs of the Plan.

     Before purchasing any offered certificates, a Plan fiduciary should consult with its counsel and determine whether there exists any prohibition to the purchase under the requirements of ERISA, whether any prohibited transaction class exemption or any individual prohibited transaction exemption, as described below, applies, including whether the appropriate conditions set forth therein would be met, or whether any statutory prohibited transaction exemption is applicable, and further should consult the applicable prospectus supplement relating to the series of certificates.

     Some employee benefit plans, such as governmental plans, as defined in
Section 3(32) of ERISA, and, if no election has been made under Section 410(d) of the Internal Revenue Code, church plans, as defined in Section 3(33) of ERISA, are not subject to ERISA requirements. Accordingly, assets of governmental and church plans may be invested in offered certificates without regard to the ERISA considerations described below, subject to the provisions of other applicable federal and state law. Any governmental or church plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Internal Revenue Code, however, is subject to the prohibited transaction rules set forth in Section 503 of the Internal Revenue Code.


PLAN ASSET REGULATIONS

     A Plan's investment in offered certificates may cause the trust assets to be deemed plan assets. Section 2510.3-101 of the regulations of the Department of Labor provides that, when a Plan acquires an equity interest in an entity, the Plan's assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless some exceptions not applicable to this discussion apply, or unless the equity participation in the entity by benefit plan investors, i.e., Plans, employee benefit plans not subject to ERISA, and entities whose underlying assets include plan assets, is not significant. For this purpose, the plan asset regulations provide, in general, that participation in an entity, such as a trust fund, is significant if, immediately after the most recent acquisition of any equity interest, 25% or more of any class of equity interests, such as certificates, is held by benefit plan investors. Unless restrictions on ownership of and transfer to plans apply with respect to a series of certificates, we cannot assure you that benefit plan investors will not own at least 25% of a class of certificates.

     Any person who has discretionary authority or control respecting the management or disposition of plan assets, and any person who provides investment advice with respect to the assets for a fee, is a fiduciary of the investing Plan. If the trust assets constitute plan assets, then any party exercising management or discretionary control regarding those assets, such as a servicer, a special servicer or any sub-servicer, may be deemed to be a Plan fiduciary with respect to the investing Plan, and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and
Section 4975 of the Internal Revenue Code. In addition, if the trust assets constitute plan assets, the purchase of certificates by a Plan, as well as the operation of the trust fund, may constitute or involve one or more prohibited transactions under ERISA and Section 4975 of the Internal Revenue Code.


ADMINISTRATIVE EXEMPTIONS

     Several underwriters of morgage-backed securities have applied for and obtained from the Department of Labor individual prohibited transaction exemptions that apply to the purchase and holding of mortgage-backed securities which, among other conditions, are sold in an offering with respect to which that underwriter serves as the sole or a managing underwriter or as a selling or placement agent. If such an exemption may be applicable to a series of certificates, the related prospectus supplement will refer to the possibility, as well as provide a summary of the conditions to the exemption's applicability.


UNRELATED BUSINESS TAXABLE INCOME; RESIDUAL CERTIFICATES

     The purchase of a residual certificate by any employee benefit plan qualified under Section 401(a) of the Internal Revenue Code and exempt from taxation under Section 501(a) of the Internal Revenue Code Section, including most varieties of ERISA subject plans, may give rise to unrelated business taxable income as described in Sections 511-515 and 860E of the Internal Revenue Code. Further, prior to the purchase of residual certificates, a prospective transferee may be required to provide an affidavit to a transferor that it is not, nor is it purchasing a residual certificate on behalf of, a Disqualified Organization, which term as defined above includes some tax-exempt entities not subject to Section 511 of the Internal Revenue Code including some governmental plans, as discussed above under the caption "Material Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxation of Residual Certificates--Tax-Related Restrictions on Transfer of Residual Certificates--Disqualified Organizations."

     Due to the complexity of these rules and the penalties that may be imposed upon persons involved in prohibited transactions, it is particularly important that potential investors who are Plan fiduciaries consult with their counsel regarding the consequences under ERISA of their acquisition and ownership of certificates.


                               LEGAL INVESTMENT

     The offered certificates will constitute mortgage related securities for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, only if so specified in the related prospectus supplement. The appropriate characterization of those certificates not qualifying as mortgage related securities, called non-SMMEA eligible certificates, under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase the certificates, may be subject to significant interpretive uncertainties. Accordingly, investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether and to what extent the non-SMMEA eligible certificates constitute legal investments for them.

     Generally, only classes of offered certificates that meet the following criteria will be mortgage related securities for purposes of SMMEA:

     o are rated in one of the two highest rating categories by one or more rating agencies;

     o are part of a series evidencing interests in a trust fund consisting of loans originated by some types of originators as specified in SMMEA; and

     o are part of a series evidencing interests in a trust fund consisting of mortgage loans each of which is secured by a first lien on either a single parcel of real estate on which is located a residential and/or mixed residential and commercial structure or one or more parcels of real estate upon which are located one or more commercial structures.

     As mortgage related securities, the classes will constitute legal investments, for persons, trusts, corporations, partnerships, associations, business trusts and business entities, including depository institutions, insurance companies, trustees and pension funds, created pursuant to or existing under the laws of the United States or of any state, including the District of Columbia and Puerto Rico, whose authorized investments are subject to state regulation, to the same extent that obligations issued by or guaranteed as to principal and interest by the United States or any of its agencies or instrumentalities constitute legal investments for the entities under applicable law. Under SMMEA, a number of states enacted legislation on or prior to the October 3, 1991 cut-off for the enactments limiting to various extents the ability of some entities (in particular, insurance companies) to invest in mortgage related securities, secured by liens on residential or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to
Section 347 of the Riegle Community Development and Regulatory Improvement Act of 1994, states are authorized to enact legislation, on or before September 23, 2001, prohibiting or restricting the purchase, holding or investment by state regulated entities in certificates satisfying the rating and qualified originator requirements for mortgage-related securities, but evidencing interests in a trust fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures. Accordingly, the investors affected by the legislation will be authorized to invest in offered certificates qualifying as mortgage related securities only to the extent provided in the legislation.

     SMMEA also amended the legal investment authority of federally chartered depository institutions as follows:

     o federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in mortgage related securities without limitation as to the percentage of their assets represented thereby;

     o    federal credit unions may invest in the securities; and

     o national banks may purchase the securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. Section 24 (Seventh), subject in each case to the regulations as the applicable federal regulatory authority may prescribe.

     In this connection, effective December 31, 1996, the Office of the Comptroller of the Currency, called the OCC, has amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus (but subject to compliance with some general standards in 12 C.F.R. Section 1.5 concerning "safety and soundness" and retention of credit information), some "Type IV securities," defined in 12 C.F.R. Section 1.2(1) to include some "commercial mortgage-related securities" and "residential mortgage-related securities." As so defined, "commercial mortgage-related security" and "residential mortgage-related security" mean, in relevant part, "mortgage related security" within the meaning of SMMEA, provided that, in the case of a "commercial mortgage-related security," it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors," no representation is made as to whether any class of certificates will qualify as "commercial mortgage-related securities," and thus as "Type IV securities," for investment by national banks. Federal credit unions should review NCUA Letter to Credit Unions No. 96, as modified by Letter to Credit Unions No. 108, which includes guidelines to assist federal credit unions in making investment decisions for mortgage related securities. The NCUA has adopted rules, codified as 12 C.F.R. Section Section 703.5(f)-(k), which prohibit federal credit unions from investing in some mortgage related securities (including securities such as some classes of the offered certificates), except under limited circumstances. Effective January 1, 1998, the NCUA has amended its rules governing investments by federal credit unions at 12 C.F.R. Part 703; the revised rules will permit investments in "mortgage related securities" under some limited circumstances, but will prohibit investments in stripped mortgage related securities, residual interests in mortgage related securities, and commercial mortgage related securities, unless the credit union has obtained written approval from the NCUA to participate in the investment pilot program described in 12 C.F.R. Section 703.140.

     All depository institutions considering an investment in the offered certificates should review the "Supervisory Policy Statement on Securities Activities" dated January 28, 1992, as revised April 15, 1994, of the Federal Financial Institutions Examination Council, or FFIEC. The policy statement, which has been adopted by the Board of Governors of the Federal Reserve System, the OCC, the Federal Depository Insurance Company and the Office of Thrift Supervision, and by the NCUA (with some modifications), prohibits depository institutions from investing in some high-risk mortgage securities (including securities such as some classes of the offered certificates), except under limited circumstances, and sets forth some investment practices deemed to be unsuitable for regulated institutions. On September 29, 1997, the FFEIC released for public comment a proposed "Supervisory Policy Statement on Investment Securities and End-User Derivatives Activities," which would replace the policy statement. As proposed, the 1997 Statement would delete the specific "high-risk mortgage securities" tests, and substitute general guidelines which depository institutions should follow in managing risks, including market, credit, liquidity, operational (transactional), and legal risks, applicable to all securities, including mortgage pass-through securities and mortgage-derivative products, used for investment purposes.

     Institutions whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines adopted from time to time by the authorities before purchasing any class of the offered certificates, as some classes may be deemed unsuitable investments, or may otherwise be restricted, under the rules, policies or guidelines, in some instances irrespective of SMMEA.

     The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not interest bearing or income paying, and, with regard to any class of the offered certificates issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

     Except as to the status of some classes of offered certificates as mortgage related securities, no representations are made as to the proper characterization of any class of offered certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase any class of offered certificates under applicable legal investment restrictions. These uncertainties--and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the offered certificates--may adversely affect the liquidity of any class of offered certificates.

     Accordingly, if your investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities, you should consult with your own legal advisors in determining whether and to what extent the offered certificates of any class constitute legal investments or are subject to investment, capital or other restrictions.

                             METHOD OF DISTRIBUTION

     The certificates offered hereby and by related prospectus supplements will be offered in series through one or more of the methods described below. The prospectus supplement prepared for each series will describe the method of offering being utilized for that series and will state the net proceeds to us from that sale.

     We intend that certificates will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of a particular series of offered certificates may be made through a combination of two or more of these methods. The methods are as follows:

     o by negotiated firm commitment underwriting and public offering by one or more underwriters specified in the related prospectus supplement;

     o by placements through one or more placement agents specified in the related prospectus supplement primarily with institutional investors and dealers; and

     o    through direct offerings by us.

     If specified in the prospectus supplement relating to a series of offered certificates, we or any of our affiliates or any other person or persons specified in the prospectus supplement (including originators of mortgage loans) may purchase some or all of one or more classes of offered certificates of that series from the underwriter or underwriters or any other person or persons specified in the prospectus supplement. Pursuant to this prospectus and the related prospectus supplement, a purchaser may thereafter from time to time offer and sell some or all of the certificates directly, or through one or more underwriters to be designated at the time of the offering of the certificates, or through dealers (whether acting as agent or as principal) or in any other manner that may be specified in the related prospectus supplement. The offering may be restricted in the manner specified in the related prospectus supplement. The transactions may be effected at market prices prevailing at the time of sale, at negotiated prices or at fixed prices.

     If underwriters are used in a sale of any offered certificates, other than in connection with an underwriting on a best efforts basis, the certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. The underwriters may be broker-dealers affiliated with us whose identities and relationships to us will be as set forth in the related prospectus supplement. The managing underwriter or underwriters with respect to the offer and sale of a particular series of offered certificates will be set forth in the cover of the prospectus supplement relating to that series and the members of the underwriting syndicate, if any, will be named in the prospectus supplement.

     In connection with the sale of the offered certificates, underwriters may receive compensation from us or from purchasers of the offered certificates in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the certificates may be deemed to be underwriters in connection with those certificates, and any discounts or commissions received by them from us and any profit on the resale of certificates by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

     It is anticipated that the underwriting agreement pertaining to the sale of any series of certificates will provide that the obligations of the underwriters will be subject to some conditions precedent, including the following:

     o that the underwriters will be obligated to purchase all certificates if any are purchased, other than in connection with an underwriting on a best efforts basis; and

     o that we will indemnify the several underwriters, and each person, if any, who controls any related underwriters within the meaning of
          Section 15 of the Securities Act, against some civil liabilities, including liabilities under the Securities Act, or will contribute to payments required to be made in respect of the Securities Act.

     The prospectus supplement with respect to any series offered by placements through dealers will contain information regarding the nature of the offering and any agreements to be entered into between us and purchasers of certificates of those series.


     We anticipate that the certificates offered hereby will be sold primarily to institutional investors. Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of their purchases, be deemed to be underwriters within the meaning of the Securities Act in connection with reoffers and sales by them of offered certificates. Certificateholders should consult with their legal advisors in this regard prior to any related reoffer or sale.


     As to each series of certificates, only those classes rated in an investment grade rating category by any rating agency will be offered hereby. Any unrated class may be initially retained by us, and may be sold by us at any time to one or more institutional investors.


     If and to the extent required by applicable law or regulation, this prospectus will be used by Bear, Stearns & Co. Inc., our affiliate, in connection with offers and sales related to market-making transactions in the offered certificates previously offered hereunder in transactions in which Bear, Stearns & Co. Inc. acts as principal. Bear, Stearns & Co. Inc. may also act as agent in those transactions. Sales may be made at negotiated prices determined at the time of sale.


                      WHERE YOU CAN FIND MORE INFORMATION


     We have filed with the SEC a registration statement, including this prospectus and a form of the prospectus supplement, under the Securities Act of 1933, as amended, with respect to the offered certificates. This prospectus and the applicable prospectus supplement relating to each series of offered certificates contain summaries of the material terms of the documents referred to, but do not contain all of the information contained in the registration statement. For further information regarding the documents referred to in this prospectus and the applicable prospectus supplement, you should refer to the registration statement and the exhibits to the registration statement. The registration statement and the exhibits can be inspected and copied at the Public Reference Room of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549 and the SEC's regional offices at Seven World Trade Center, 13th Floor, New York, New York 10048, and Citicorp Center, 500 West Madison Street, Suite 1500, Chicago, Illinois 60661. Copies of these materials can be obtained at prescribed rates from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. In addition, the SEC maintains a public access site on the Internet through the World Wide Web at which provides on-line access to reports, proxy and information statements and other information regarding registrants that file electronically with the SEC at the address http://www.sec.gov.



                INCORPORATION OF SOME INFORMATION BY REFERENCE


     The SEC allows us to incorporate by reference information that we file with the SEC, which allows us to disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus and the applicable prospectus supplement. Information that we file later with the SEC will automatically update the information in this prospectus and the applicable prospectus supplement. In all cases, you should rely on the later information over different information included in this prospectus or the applicable prospectus supplement. As a recipient of this prospectus, you may request a copy of any document we incorporate by reference, except exhibits to the documents (unless the exhibits are specifically incorporated by reference), at no cost, by writing or calling: Bear Stearns Commercial Mortgage Securities Inc., 245 Park Avenue, New York, New York 10167, Attention: J. Christopher Hoeffel (212) 272-2000. We have determined that our financial statements will not be material to the offering of any offered certificates.

                                    REPORTS

     We have not authorized anybody to give you any information or to make any representation not contained in this prospectus and any related prospectus supplement and you should not rely on any related information or representation that is not contained in this document. This prospectus and any related prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the certificates being offered pursuant to the related prospectus supplement. They also do not constitute an offer of the offered certificates to any person in any state or other jurisdiction in which the offer would be unlawful. The delivery of this prospectus to you at any time does not imply that information contained in this document is correct as of any time subsequent to the date of this document; however, if any material change occurs while this prospectus is required by law to be delivered, we will amend or supplement this prospectus accordingly.

     The servicer or trustee for each series will be required to mail to holders of the certificates of each series periodic unaudited reports concerning the related trust fund. If holders of beneficial interests in a class of offered certificates are holding and transferring in book-entry form through the facilities of DTC, then unless otherwise provided in the related prospectus supplement, the reports will be sent on behalf of the related trust fund to a nominee of DTC as the registered holder of the offered certificates. Conveyance of notices and other communications by DTC to its participating organizations, and directly or indirectly through the participating organizations to the beneficial owners of the applicable offered certificates, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. We will file or cause to be filed with the SEC the periodic reports with respect to each trust fund as are required under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC thereunder.


                             FINANCIAL INFORMATION

     A new trust fund will be formed with respect to each series of certificates. No trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of certificates. Accordingly, no financial statements with respect to any trust fund will be included in this prospectus or in the related prospectus supplement.


                                 LEGAL MATTERS

     The validity of the certificates of each series will be passed upon for us by Shearman & Sterling, New York, New York, or other counsel identified in the prospectus supplement for that series.


                                    RATINGS

     It is a condition to the issuance of any class of offered certificates that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by at least one rating agency.

     Ratings on mortgage pass-through certificates address the likelihood of receipt by you of all collections on the underlying mortgage assets to which you are entitled. Ratings address the structural, legal and issuer-related aspects associated with those certificates, the nature of the underlying mortgage loans and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which prepayments might differ from those originally anticipated. As a result, you might suffer a lower than anticipated yield, and, in addition, holders of stripped interest certificates in extreme cases might fail to recoup their initial investments.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                                    GLOSSARY

     Accrued Certificate Interest -- With respect to each class of certificates (other than some classes of stripped interest certificates and some classes of residual certificates), the "Accrued Certificate Interest" for each distribution date will be equal to interest at the applicable pass-through rate accrued for a specified period (generally equal to the time period between distribution dates) on the outstanding certificate balance of the class of certificates immediately prior to the distribution date. Unless otherwise provided in the related prospectus supplement, the Accrued Certificate Interest for each distribution date on a class of stripped interest certificates will be similarly calculated except that it will accrue on a notional amount that is either based on the principal balances of some or all of the mortgage assets in the related trust fund or equal to the certificate balances of one or more other classes of certificates of the same series.

     ARM Loans -- mortgage loans with adjustable mortgage rates.

     Available Distribution Amount -- Unless otherwise provided in the related prospectus supplement, the "Available Distribution Amount" for any series of certificates and any distribution date will refer to the total of all payments or other collections (or advances in lieu thereof) on, under or in respect of the mortgage assets and any other assets included in the related trust fund that are available for distribution to the holders of certificates of the series on the date.

     Debt Service Coverage Ratio -- Unless otherwise defined in the related prospectus supplement, the "Debt Service Coverage Ratio" of a mortgage loan at any given time is the ratio of the Net Operating Income derived from the related mortgaged property for a twelve-month period to the annualized scheduled payments on the mortgage loan and any other loans senior to it that are secured by the related mortgaged property.

     Disqualified Organization -- any of the following:

     o    the United States, any of its state or political subdivisions;

     o    any foreign government;

     o    any international organization;

     o any agency or instrumentality of any of the foregoing, provided that the term does not include an instrumentality if all of its activities are subject to tax and, except in the case of the Federal Home Loan Mortgage Corporation, a majority of its board of directors is not selected by any related governmental entity;

     o any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas as described in Internal Revenue Code Section 1381(a)(2)(C); and

     o any organization, other than a farmers' cooperative described in Internal Revenue Code Section 521, that is exempt from taxation under the Internal Revenue Code unless the organization is subject to the tax on unrelated business income imposed by Internal Revenue Code
          Section 511.

     Due Period -- Unless otherwise specified in the prospectus supplement for a series of certificates, a "Due Period" is a specified time period generally corresponding in length to the time period between distribution dates, and all scheduled payments on the mortgage loans in the related trust fund that are due during a given Due Period will, to the extent received by a specified date, called the determination date, or otherwise advanced by the related servicer or other specified person, be distributed to the holders of the certificates of the series on the next succeeding distribution date.

     Excess Funds -- Unless otherwise specified in the related prospectus supplement, "Excess Funds" will, in general, represent that portion of the amounts distributable in respect of the certificates of any series on any distribution date that represent interest received or advanced on the mortgage assets in the related trust fund that is in excess of the interest currently accrued on the certificates or prepayment premiums, payments from equity participations or any other amounts received on the mortgage assets in the related trust fund that do not constitute interest or principal.

     Loan-to-Value Ratio -- Unless otherwise defined in the related prospectus supplement, the "Loan-to-Value Ratio" of a mortgage loan at any given time is the ratio (expressed as a percentage) of the then outstanding principal balance of the mortgage loan and any other loans senior to it that are secured by the related mortgaged property to the Value of the related mortgaged property.


     MBS -- pass-through certificates or other mortgage-backed securities that evidence interests in, or that are secured by pledges of, one or more of various types of multifamily or commercial mortgage loans.


     Net Operating Income -- Unless otherwise defined in the related prospectus supplement, "Net Operating Income" means, for any given period, the total operating revenues derived from a mortgaged property during the period, minus the total operating expenses incurred in respect of the mortgaged property during the period other than non-cash items such as depreciation and amortization, capital expenditures, and debt service on the related mortgage loan or on any other loans that are secured by the mortgaged property.


     Non-U.S. Person -- The term "Non-U.S. Person" means any person who is not a U.S. Person.


     Pass-Through Entity -- "Pass-Through Entity" means any regulated investment company, real estate investment trust, common trust fund, partnership, trust or estate and some corporations operating on a cooperative basis. Except as may be provided in Treasury regulations, any person holding an interest in a Pass-Through Entity as a nominee for another will, with respect to the interest, be treated as a Pass-Through Entity.


     SMMEA -- The Secondary Market Mortgage Enhancement Act.


     U.S. Person -- The term "U.S. Person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any State, an estate that is subject to United States federal income tax regardless of the source of its income or a trust if:


     o for taxable years beginning after December 31, 1996 (or for taxable years ending after August 20, 1996, if the trustee has made an applicable election), a court within the United States is able to exercise primary supervision over the administration of the trust, and one or more United States persons have the authority to control all substantial decisions of the trust; or


     o for all other taxable years, the trust is subject to United States federal income tax regardless of the source of its income (or, to the extent provided in applicable Treasury Regulations, some trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).


     Value -- The "Value" of a mortgaged property is generally its fair market value determined in an appraisal obtained by the originator at the origination of the loan.

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

     This diskette contains one spreadsheet file that can be put on a user-specified hard drive or network drive. The spreadsheet file "BS00WF2" is a Microsoft Excel,1 Version 5.0 spreadsheet. The spreadsheet file provides, in electronic format, all of the information shown in Annex A to this prospectus supplement. The information contained in this diskette appears elsewhere in paper form in this prospectus supplement and must be considered as part of, and together with, the information contained elsewhere in this prospectus supplement and the accompanying prospectus. Defined terms used in this diskette but not otherwise defined therein shall have the respective meanings assigned to them in the paper portion of this prospectus supplement. All of the information contained in this diskette is subject to the same limitations and qualifications contained elsewhere in this prospectus supplement and the accompanying prospectus. Prospective investors are strongly urged to read the paper portion of this prospectus supplement and the accompanying prospectus in its entirety prior to accessing this diskette. If this diskette was not received in a sealed package, there can be no assurances that it remains in its original format and should not be relied upon for any purpose. Prospective investors may contact Bear, Stearns & Co. Inc. at (212) 272-4192 to receive an original copy of the diskette. As a precautionary measure, scan this diskette for computer viruses before opening.


     Open the file as you would normally open any spreadsheet file in Microsoft Excel. After the spreadsheet file is opened, a legend will be displayed. READ THE LEGEND CAREFULLY. The data in the spreadsheet file that corresponds to the information shown in Annex A is in the worksheet labeled "ANNEX A."


----------
1 Microsoft Excel is a registered trademark of Microsoft Corporation.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

       YOU SHOULD RELY ON THE INFORMATION CONTAINED IN OR INCORPORATED BY REFERENCE INTO THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO GIVE YOU DIFFERENT INFORMATION. WE DO NOT CLAIM THAT THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE STATED ON THE COVER PAGE OF THIS PROSPECTUS SUPPLEMENT. WE ARE NOT OFFERING THE OFFERED CERTIFICATES IN ANY STATE WHERE THAT IS NOT PERMITTED.

       UNTIL JANUARY   , 2001, ALL DEALERS THAT COMPLETE TRANSACTIONS IN THE
OFFERED CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS. THIS DELIVERY REQUIREMENT IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.
                     -----------------------------------
                               TABLE OF CONTENTS
                             PROSPECTUS SUPPLEMENT

                                                                PAGE
                                                               ------
Important Notice About Information Presented in this
  Prospectus Supplement and the Accompanying Prospectus.....     S-3
Summary of Prospectus Supplement ...........................     S-7
Risk Factors ...............................................    S-31
Forward Looking Statements .................................    S-55
Description of the Mortgage Pool ...........................    S-56
Description of the Certificates ............................    S-84
Yield and Maturity Considerations ..........................    S-104
Servicing of the Mortgage Loans ............................    S-113
Material Federal Income Tax Consequences ...................    S-123
Method of Distribution .....................................    S-124
Legal Matters ..............................................    S-125
Ratings ....................................................    S-125
Legal Investment Considerations ............................    S-126
ERISA Considerations .......................................    S-126
Glossary ...................................................    S-131
Annex A--Characteristics of the Mortgage Loans and the
           Mortgaged Properties ............................     A-1
Annex B--Summary of Ten Largest Loans ......................     B-1
Annex C--Form of Distribution Date Statement and
           Operating Statement Analysis Report .............     C-1
                                       PROSPECTUS
Important Notice about the Information Presented in this
  Prospectus and the Applicable Prospectus Supplement ......     2
Summary of Prospectus ......................................     7
Risk Factors ...............................................     8
Description of the Trust Funds .............................    21
Yield and Maturity Considerations ..........................    32
The Depositor ..............................................    38
Use of Proceeds ............................................    38
Description of the Certificates ............................    39
Description of the Pooling and Servicing Agreements             46
Description of Credit Support ..............................    63
Legal Aspects of Mortgage Loans ............................    65
Material Federal Income Tax Consequences ...................    78
State and Other Tax Consequences ...........................   107
ERISA Considerations .......................................   108
Legal Investment ...........................................   109
Method of Distribution .....................................   112
Where You Can Find More Information ........................   113
Incorporation of Some Information by Reference .............   113
Reports ....................................................   114
Financial Information ......................................   114
Legal Matters ..............................................   114
Ratings ....................................................   114
Glossary ...................................................   115

                                 APPROXIMATELY
                                  $793,450,000
        COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2000-WF2,
CLASSES A-1, A-2, X, B, C, D, E AND F


                            BEAR STEARNS COMMERCIAL
                            MORTGAGE SECURITIES INC.
                                   DEPOSITOR


                                SERIES 2000-WF2
                                   TRUST FUND
                                    ISSUER


                               WELLS FARGO BANK,
                             NATIONAL ASSOCIATION
                              SERVICER AND SELLER


                          BEAR, STEARNS FUNDING, INC.
                                    SELLER


                          MORGAN STANLEY DEAN WITTER
                             MORTGAGE CAPITAL INC.
                                    SELLER




                 --------------------------------------------
                             PROSPECTUS SUPPLEMENT

                 --------------------------------------------
                            BEAR, STEARNS & CO. INC.


                           MORGAN STANLEY DEAN WITTER

                     WELLS FARGO BROKERAGE SERVICES, L.L.C.



                              SEPTEMBER   , 2000

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------